As filed with the Securities and Exchange Commission on November 5, 2010

Registration No. 333-168789

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HARRAH’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	7993	62-1411755
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Caesars Palace Drive

Las Vegas, NV 89109

(702) 407-6000

(Address, including zip code, and telephone number, including area code, of Registrant’s Principal Executive Offices)

Michael D. Cohen, Esq.

Vice President and Corporate Secretary

Harrah’s Entertainment, Inc.

One Caesars Palace Drive

Las Vegas, NV 89109

(702) 407-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Monica K. Thurmond, Esq. O’Melveny & Myers LLP 7 Times Square New York, New York 10036 (212) 326-2000	William M. Hartnett, Esq. William J. Miller, Esq. John A. Tripodoro, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, New York 10005 (212) 701-3000

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Common Stock, $0.01 par value, issued in the Private Placement	$ 710,266,000	$ 50,642(2)
Common Stock, $0.01 par value, to be sold by Harrah’s Entertainment, Inc.	$ 610,937,500	$ 43,560(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Assumes the selling stockholders receive the requisite waivers of gaming license requirements to tender $710.3 million of the Notes.
(2)	Previously paid in connection with prior filings of this Registration Statement.
(3)	Of this amount, $40,998 was previously paid in connection with prior filings of this Registration Statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated November 5, 2010

PROSPECTUS

                     Shares

Caesars Entertainment Corporation

Common Stock

This prospectus relates solely to the resale of up to an aggregate of shares of our common stock, by the selling stockholders identified in this prospectus (which term as used in this prospectus includes pledgees, donees, transferees or other successors-in-interest). The selling stockholders agreed to acquire the shares in an exempt exchange offer, which will close shortly prior to the date of this prospectus and which we refer to as the “Private Placement.” We are registering the offer and sale of the shares to satisfy a condition of closing of the Private Placement.

The selling stockholders may offer the shares from time to time as they may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The prices at which the selling stockholders may sell the shares may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties.

We will not receive any of the proceeds from the sale of these shares by the selling stockholders. We have agreed to pay all expenses relating to registering the securities. The selling stockholders will pay any brokerage commissions and/or similar charges incurred for the sale of these shares.

Prior to the date of this prospectus, there was not a public market for our shares. Because all of the shares offered under this prospectus are being offered by the selling stockholders, we cannot currently determine the price or prices at which our shares may be sold under this prospectus.

We have applied to list our shares on the Nasdaq Global Select Market under the symbol “CZR.” The listing is subject to approval of our application.

Investing in our common stock involves risks. You should read the section entitled “Risk Factors” beginning on page 20 for a discussion of certain risks that you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                     , 2010.

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We have proprietary rights to a number of trademarks used in this prospectus that are important to our business, including, without limitation, Caesars Entertainment, Caesars Palace, Harrah’s, Total Rewards, World Series of Poker, Horseshoe, Paris Las Vegas, Flamingo Las Vegas and Ballys. We have omitted the ® and ™ trademark designations for such trademarks named in this prospectus.

Dealer Prospectus Delivery Obligation

Until                     , 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

i

PROSPECTUS SUMMARY

The following summary contains information about Harrah’s Entertainment, Inc. and its common stock. It does not contain all of the information that may be important to you in making a decision to participate in the offering. For a more complete understanding of Harrah’s Entertainment, Inc., we urge you to read this prospectus carefully, including the sections entitled “Risk Factors,” “Cautionary Statements Concerning Forward Looking Statements” and “Where You Can Find Additional Information.” Prior to the consummation of the Reclassification, the Private Placement and the IPO (each as defined below), we plan to change our name from Harrah’s Entertainment, Inc. to Caesars Entertainment Corporation, and the name of our operating company, Harrah’s Operating Company, Inc., to Caesars Entertainment Operating Company, Inc. Unless otherwise noted or indicated by the context, the term “Caesars” refers to Caesars Entertainment Corporation (formerly Harrah’s Entertainment, Inc.), “we,” “us” and “our” refer to Caesars and its consolidated subsidiaries, and “CEOC” refers to Caesars Entertainment Operating Company, Inc. Except as stated otherwise herein, the share data set forth in this prospectus reflects the Reclassification and the Private Placement.

Our Company

We are the world’s largest casino entertainment provider, as measured by net revenues and individual casinos, and the most geographically diverse U.S. casino operator. As of September 30, 2010, we owned, operated or managed, through various subsidiaries, 52 casinos in 12 U.S. states and seven countries. The vast majority of these casinos operate in the United States and England, primarily under the Caesars, Harrah’s and Horseshoe brand names in the United States. As of September 30, 2010, our facilities had an aggregate of approximately three million square feet of gaming space and approximately 42,000 hotel rooms. Our industry-leading customer loyalty program, Total Rewards, has over 40 million members. We use the Total Rewards system to market promotions and to generate customer play when they travel among our markets in the United States and Canada. In addition, we own an online gaming business, providing for “real money” casino, bingo and poker in the United Kingdom and “play for fun” offerings in other jurisdictions. We intend to offer real money online casino and poker gaming in legally compliant jurisdictions going forward. We also own and operate the World Series of Poker tournament and brand.

We derive the majority of our revenues and Property EBITDA (defined on page 15) from gaming sources. However, we also generate significant revenues and Property EBITDA from other sources, such as lodging, food, beverage, and entertainment.

We have grown rapidly over the years through growth in our core operating business and through a series of strategic acquisitions that have strengthened our scale, geographic diversity and market leading position. In 1998 we completed our acquisition of Showboat, Inc., and in 1999 we purchased Rio Hotel & Casino, Inc. In 2000 we completed the purchase of Players International. During the next five years, we acquired Harveys Casino Resorts (2001), Horseshoe Gaming Holding Corp. (2004), the rights to the World Series of Poker (2004) and the Imperial Palace Hotel & Casino in Las Vegas (2005). We also acquired Caesars Entertainment, Inc. in 2005 for $9.3 billion, which was, at the time, the largest merger in the history of the gaming industry. Earlier this year, we acquired Planet Hollywood Resort and Casino, or Planet Hollywood, in Las Vegas. Additionally, we have expanded internationally, completing the acquisitions of London Clubs International plc, or London Clubs, in 2006 and Macau Orient Golf, located on a 175 acre site on the Cotai strip in Macau, in 2007.

We revolutionized the approach our industry takes with respect to marketing by introducing our Total Rewards loyalty program in 1997. Continual improvements have been made throughout the years enabling our system to remain the most effective in the industry and enabling us to grow and sustain revenues more effectively than our largest competitors and generate cross-market play, which we define as play by a guest in a property

1

outside the home market of their primary gaming property, among our casinos. In support of our Total Rewards loyalty program, we created the Winner’s Information Network, or WINet, the industry’s first sophisticated nationwide customer database. In combination, these systems supported the first technology-based customer relationship management strategy implemented in the gaming industry and have enabled our management teams to enhance overall operating results and outperform our competition.

We have established a rich history of industry leading growth and expansion since we commenced casino operations in 1937 and became a publicly listed company in 1971. We were the first gaming company to be listed on the New York Stock Exchange, or NYSE. In 1980, we were acquired by Holiday Inns, Inc. and were delisted from the NYSE. In 1995, we again became a stand-alone company and resumed trading on the NYSE.

On December 19, 2006, we entered into a definitive merger agreement with Hamlet Holdings LLC, a Delaware limited liability company (“Hamlet Holdings”), and Hamlet Merger Inc., a Delaware corporation and a wholly owned subsidiary of Hamlet Holdings (“Merger Sub”). Hamlet Holdings and Merger Sub were formed and are controlled by affiliates of Apollo Global Management, LLC (“Apollo”) and TPG Capital, LP (“TPG”), which we refer to together with Apollo as the Sponsors. Pursuant to the merger agreement, on January 28, 2008, Merger Sub merged with and into us, which we refer to as the Acquisition. Upon completion of the Acquisition, Hamlet Holdings, funds affiliated with and controlled by the Sponsors, certain co-investors and certain members of management became the owners of all of the outstanding Caesars equity interests. Hamlet Holdings, the members of which are comprised of an equal number of individuals affiliated with each of the Sponsors, currently holds all Caesars voting common stock. Following the Private Placement, Reclassification and IPO, funds affiliated with and controlled by the Sponsors and their co-investors will hold 81.0% of Caesars’ outstanding common stock, all of which will be subject to an irrevocable proxy that gives Hamlet Holdings sole voting and sole dispositive power with respect to such shares.

Our Industry

Based on 2009 reported gaming revenues, we estimate the size of the global casino gaming industry in major gaming markets worldwide to be approximately $100 billion. Revenues in the United States are split among commercial casinos (including racetrack casinos) and tribal casinos at $31 billion and $27 billion, respectively. Domestic commercial casino gaming revenues had steadily grown on an annualized basis to $34 billion in 2007 until the last three years when, during the global economic recession, they contracted to $31 billion in 2009.

The following key trends are currently affecting the gaming industry:

Expansion of existing and new jurisdictions. Domestically, several states are in the process of either expanding existing gaming offerings or legalizing gaming activities where they are currently illegal. These locations are generally regional in nature and should increase overall gaming spending and open up new opportunities for ownership and management of casinos. For example, Pennsylvania recently expanded gaming by allowing table games and in Ohio a voter referendum in November 2009 amended the state constitution to allow casinos in four cities. Internationally, there are numerous countries that are in the process of legalizing or liberalizing the rules under which gaming activities can be undertaken.

Limited additional supply in established gaming markets. We estimate there will be limited supply introduced into established markets in the foreseeable future, in part due to a lack of available construction financing and the limited number of available licenses in certain jurisdictions. The lack of additional supply should lead to increased revenues and profits among established gaming enterprises as the economy recovers.

2

Favorable travel industry trends. Our industry is heavily dependent upon both the leisure and business traveler. The trends in both of these areas have turned positive over the past few quarters, as evidenced by increasing hotel occupancy, visitor counts and convention space booking.

Continuing legalization of online gaming. Online gaming is currently only legal in a limited number of jurisdictions, but additional jurisdictions, including the United States, are considering legalizing online gaming. Prior to the Unlawful Internet Gambling Enforcement Act being passed in 2006, published reports estimate that the United States online poker industry generated $1.5 billion in revenues. A recent H2 Gaming Capital study projects that the global online gaming market will grow to $36 billion in revenues by 2012.

Our Competitive Strengths

We attribute our operating success and historical industry outperformance to the following key strengths that differentiate us from our competition:

Industry’s largest operator with leading market positions in numerous jurisdictions. We are the world’s largest gaming company (as measured by net revenues and individual casinos) and the most geographically diverse U.S. casino operator. As of September 30, 2010, we owned, managed or operated 52 casinos in 12 U.S. states and seven countries. In addition, our casino properties operate as market leaders, having the #1 or #2 market share, based on revenue, in almost every major U.S. gaming market, including Las Vegas, the largest gaming market in the U.S. We use our scale and market leading position, in combination with our proprietary marketing technology and customer loyalty programs, to foster revenue growth and encourage repeat business.

Superior business model based on nationwide customer database and loyalty program. Our strategy is to generate same store gaming revenue growth and cross-market play through superior marketing and technological capabilities in combination with our nationwide casino network. One result of these capabilities is that most of our financial results have outperformed our competitors in the markets where we operate. The systems that we use to generate our same store gaming revenue growth and cross-market play consist of proprietary tools including Total Rewards and the WINet database. We believe these marketing tools, coupled with the industry’s broadest geographic reach, provide us with a significant competitive advantage that enables us to efficiently market our products to a large and recurring customer base, and generate profitable revenue growth.

Portfolio of the most highly recognized brand names in the gaming industry. We own, operate or manage casinos that bear many of the most highly recognized brand names in the gaming industry, including Caesars, Harrah’s, Horseshoe, Rio, Paris, Bally’s, Flamingo and Planet Hollywood. We also own the Total Rewards loyalty program and the World Series of Poker® brand. Many of these brands have a strong identity and enjoy widespread customer recognition. This diverse collection of brands allows us to appeal to a wide range of customer preferences and capture multiple visits through our ability to offer differentiated gaming experiences. In casino brand awareness studies, our key brands consistently achieve higher rates of recognition overall, as compared to our competitors.

Leading innovator in the gaming industry. We have a proven record of innovation, including revolutionizing our industry’s approach to marketing with the introduction of our Total Rewards loyalty program in 1997 and applying this program nationwide and across multiple brands. We believe that our industry will continue to evolve into additional areas of gaming and entertainment, including online gaming, and we have expended resources designed to put us on the forefront of these areas. We are the only U.S. land-based casino company that owns an online gaming business. In addition, we are exploring additional online entertainment offerings that capitalize on our recognized brand names, particularly our World Series of Poker brands. We believe that we are better positioned than our competitors to take advantage of new opportunities in the gaming industry due to our history of innovation, strong brand names and current online business, and we plan to continue to invest in developing areas of the gaming industry.

3

Long-dated capital structure with no near-term maturities and significant liquidity. Recent capital market transactions have improved our liquidity and maturity profile and have better positioned us to grow and create value. These transactions have included two debt-for-debt exchange offers, tender offers, open market repurchases, the issuance of new first and second lien notes and an amendment to our CMBS Financing (as defined below), including a two-year maturity extension, subject to certain conditions. Through these transactions, we have reduced the amount of our debt maturing through the remainder of 2010 and 2011 from $1,503.0 million to zero and the amount of our term debt maturing from 2010 through 2014 from $8,507.0 million to $125.8 million. These debt maturities assume that we will exercise extension options on the CMBS Financing and on $551.4 million of Planet Hollywood debt, moving its maturity from December 2011 to April 2015. Further, these transactions have enhanced our liquidity. We have also reduced our annual interest expense through these transactions by approximately $105 million as of September 30, 2010. After taking into account the Private Placement (as defined below), the IPO (as defined below), and the amendments to the CMBS Financing, as of September 30, 2010, we had $1.6 billion of cash on hand and $1.5 billion available under our revolving credit facility. With minimal near-term maturities representing a percentage of our total debt that is significantly less than that of almost all of our competitors and significant liquidity, we believe that we are well positioned to capitalize on growth opportunities and any potential rebound in the broader economy. See “Risk Factors—Risks Related to Our Indebtedness” for a discussion of the risks concerning our indebtedness.

Experienced and highly motivated management team with proven track record. Our management team, led by CEO Gary Loveman, has built Caesars into an industry leader by geographically diversifying our operations and introducing technology-based tools to loyalty programs. A former associate professor at the Harvard University Graduate School of Business Administration, Mr. Loveman joined us as Chief Operating Officer in 1998 and drew on his extensive background in retail marketing and service-management to enhance Total Rewards. Mr. Loveman has been named “Best CEO” in the gaming and lodging industry by Institutional Investor magazine four times. In addition, our senior management operations team has an average of 26 years of industry experience. Other senior management team members possess significant experience in government and a variety of consumer industries. In addition, a significant portion of our management team’s compensation is in the form of equity and stock options, the value of which depends on our overall results and motivates our senior management to focus on maximizing our long-term earnings and equity value.

Our Business Strategy

Leverage our unique scale and proprietary loyalty programs to generate superior revenue growth and fair share. We plan to continue to aggressively leverage our nationwide distribution platform and superior marketing and technological capabilities to generate same store gaming revenue growth and cross-market play. Our Total Rewards and WINet systems include over 40 million program members with 158% growth in tracked players since 2000. Through these systems, we promote cross-market play and target our efforts and marketing expenditures on areas and customer segments that generate the highest return. This system, coupled with our footprint in the U.S., enables us to profitably stimulate substantial cross-market play, which is defined as gaming win from a given customer out of his or her dominant or home market. We offer a unique value proposition to loyal players whereby they get the best service and product in their local market, and as a reward for their loyalty, they get especially attentive and customized services in our destination markets. This two-part value proposition is unique to us and an important source of our competitive advantage. For example, a number of financial measures have improved significantly at our Planet Hollywood property since we acquired it earlier this year, in large part due to our cross-market play. Cross market play represents 65% and 56% of the gross gaming revenues we generate in Las Vegas and Atlantic City, respectively. The data that we collect indicates that individual customers play more with Caesars when they visit multiple properties, either during the same trip or on different occasions. Our wins per position at both destination and regional markets, as well as in our local markets, were significantly higher than the industry average in those markets for the first eight months of 2010.

4

Our extensive historical knowledge and refined decision modeling procedures enable us to distribute best practices to ensure our marketing expenditures are being used to their utmost efficiency. Given our historical investments in information technology and our broad geographic footprint, we believe we have a competitive advantage with regards to stimulating this type of cross market play.

Continue to evolve our integrated marketing programs to maximize returns and maintain our competitive advantage. We have established a marketing organization that is designed to adhere to the scientific method of test and control, which we believe is the optimal approach to continued advancement and innovation. The structure and procedures embedded in our organization enable individual creativity to flourish while simultaneously ensuring impartial evaluations and the rapid transfer of best practices. The evolution of our structure has enabled us to respond more quickly to changes in customer elasticity and to have confidence in our approach with respect to our offers and incentives.

Maximize our core business profitability upon a rebound in net revenues. We operate businesses that have inherently low variable costs such that positive change in revenues should drive relatively large improvements in EBITDA. A key determinant of hotel revenues is the average daily hotel rate, or ADR, that is charged. Increases in ADR would drive nearly a dollar for dollar improvement in EBITDA and on our room base of 42,000 rooms, we anticipate that a $5 increase in ADR on an annual basis would equate to an improvement to annual EBITDA of approximately $64 million. Our average system-wide ADR was $109 in 2007, compared to $86 during the last twelve months ended September 30, 2010. Likewise, we anticipate that a $5 improvement per rated customer gaming trip would equate to an improvement to annual EBITDA of approximately $99 million, and a $5 improvement per unrated customer gaming trip would equate to an improvement to annual EBITDA of approximately $77 million. Average spending per rated customer gaming trip declined from $191 in 2007 to $158 during the last twelve months ended September 30, 2010. While we use 2007 as a measurement for our financial performance and the gaming industry in general, we may not attain those financial levels in the near term, or at all.

In addition to the inherently high variable margin nature of our businesses, we have and will continue to dedicate significant efforts towards positioning our business and cost structure to ensure we generate the maximum incremental profitability when core industry revenue growth returns. We have implemented a $700 million cost savings program pursuant to which we achieved approximately $684 million of run-rate savings through September 30, 2010 and approximately $550 million of permanent cost reductions. Over the last several years, our management team has instituted operational concepts, such as LEAN service operations, Kaizens, and dynamic volume based scheduling, with the intention to ensure we are operating at consistently high efficiency rates. Additionally, we consolidated activities, rationalized our marketing efforts, and drove procurement efficiencies. Moreover, we have achieved these cost savings while maintaining consistent customer satisfaction levels since the last savings initiatives were implemented. As of September 30, 2010, approximately $85.6 million of identified estimated cost savings from these initiatives remained to be realized. Since September 30, 2010, we have identified approximately $129 million of additional anticipated cost savings to be derived primarily from management consolidation and other head count reductions both at the corporate level and throughout our properties, as well as additional reductions in advertising and marketing spend. When revenue trends improve, we anticipate that our margins will improve compared to our previous periods of similar revenue levels due to the combination of our reduced cost structure and generally high margins. However, this trend may not continue and our margins may not improve at all. See “Risk Factors.”

Pursue opportunistic domestic acquisitions and development opportunities. We believe our brand portfolio and recognition, coupled with the power of the Total Rewards loyalty program, uniquely positions us to capitalize on expansion into underdeveloped regional markets or to pursue opportunistic acquisitions of distressed assets. We believe our operating expertise and network synergies enable us to create value above and beyond what other operators can provide. Our geographically broad-based experience gives us a superior

5

understanding of a property’s revenue potential and enables us to be the optimal partner or purchaser for select assets. For example, in August 2010, we reached a non-binding agreement in principle with Rock Gaming, LLC to jointly own and develop, and for us to manage, two casinos to be built in Cleveland and Cincinnati. We believe there will be expansion opportunities in newly created U.S. regional markets due to continued legalization of gaming in new jurisdictions. Additionally, in October 2010, we executed a term sheet pursuant to which we may acquire a minority interest in Philadelphia Entertainment and Development Partners, L.P., the holder of a license to develop and operate a casino project in Philadelphia, Pennsylvania; we would be primarily responsible for design and development of the project and enter into a management agreement to manage the project upon opening. Completion of these transactions is subject to a number of conditions, including, without limitation, the negotiation of definitive documentation, receipt of required regulatory approvals, receipt of acceptable financing, and other terms and conditions. Further, we believe that due to the continued global economic down turn, there will be opportunities to acquire assets at attractive valuations, such as our recent acquisition of Planet Hollywood, due to the fragmented nature of our industry and the benefits inherent in our scale. See “Risk Factors—Risks Related to Our Business—The development and construction of new hotels, casinos and gaming venues and the expansion of existing ones are susceptible to delays, cost overruns and other uncertainties, which could have an adverse effect on our business, financial condition and results of operations” for a discussion of the risks relating to pursuing development and expansion opportunities.

Pursue opportunities to further expand into international markets. We currently own, operate or manage 15 casino properties in international gaming markets across Europe, North America, South America and Africa. In addition, in Asia, we own 175 acres of prime real estate on the Cotai strip in Macau. We believe that we remain well-positioned for international gaming growth and legalization in Asia and Europe, and we will continue to evaluate opportunities to own, operate or manage international casinos. Our Caesars brand remains the most recognized casino brand in the world, and we plan to leverage the power of this brand as we expand into international markets.

Continue to grow our online business. Our globally recognized World Series of Poker, or WSOP, and Caesars brands and our strong online gaming management team position us to take advantage of opportunities in the global online gaming market and to continue to develop the infrastructure to support larger scale real money online gaming as it becomes legalized and licensed in new jurisdictions. In late 2009, we launched our real money WSOP and Caesars-branded poker, bingo and casino online sites in the United Kingdom. As part of our online strategy, we will continue to expand our online real money gaming offerings in legally compliant jurisdictions and offer for fun online gaming options in other jurisdictions. In addition, we will continue to expand our WSOP tournaments to international jurisdictions where we believe there is a likelihood of legalization of online gaming. We believe that the expansion of online gaming offerings will benefit our land-based portfolio due to further brand enhancement, customer acquisition in new channels, and marketing arrangements including incorporating our Total Rewards and cash-back for points programs into our online gaming sites.

We believe that additional jurisdictions will legalize online gaming due to consumer demand, a broader understanding of the need to regulate the industry and to generate income through taxes on gaming revenue. As such, we support efforts to regulate the online gaming industry to ensure that consumers are protected. We believe that the potential for online gaming is substantial and believe that we will command, at a minimum, our fair share in any legal jurisdiction. A recent H2 Gaming Capital study projects that the global online gaming market will grow to $36 billion in revenues by 2012. We believe that the largest opportunity in online gaming in the near term is the legalization of online poker in the United States.

6

Recent Events

Private Placement

On June 3, 2010, Caesars and its direct, wholly owned subsidiary, Harrah’s BC, Inc. (“HBC”), entered into definitive Investment and Exchange Agreements with certain affiliates of the Sponsors (the “Sponsor Investors”), and certain affiliates of Paulson & Co. Inc. (the “Paulson Investors”), that provided for the sale by HBC to the Sponsor Investors and the Paulson Investors of an aggregate of $303.0 million and $532.4 million, respectively, of 5.625% senior notes due 2015, 6.5% senior notes due 2016 and 5.75% senior notes due 2017 of CEOC (collectively, the “Notes”), for an aggregate purchase price of $200.0 million and $351.3 million, respectively, in each case plus applicable accrued interest. The Notes were purchased on June 24, 2010.

In the same Investment and Exchange Agreements, the Sponsor Investors and Paulson Investors agreed with HBC to exchange the $835.4 million of Notes they had acquired from HBC, together with $282.9 million of Notes they had previously acquired, for shares of Caesars voting common stock at an exchange ratio of 10 shares per $1,000 principal amount of Notes tendered. As a result of the Reclassification discussed below, the Sponsor Investors and Paulson Investors are each expected to receive 42.58 shares of common stock per $1,000 principal amount of Notes tendered instead of 10 shares. Accrued and unpaid interest on the Notes will be paid in shares of Caesars common stock at the same exchange ratio or in cash. To effect the exchange, Caesars will transfer shares of its common stock to HBC immediately before the closing of the exchange.

The Paulson Investors have agreed to tender up to $710.3 million of Notes in the exchange offer described above, which would result in the Paulson Investors owning approximately 9.0% of Caesars common stock after giving effect to the IPO. We refer to the purchase of the Notes and the subsequent exchange of Notes for shares of Caesars common stock as the Private Placement. The shares acquired by the Paulson Investors in the Private Placement are the shares being offered in this prospectus.

Reclassification

In connection with the Private Placement, and upon receipt of the requisite regulatory approvals, we intend to (i) reclassify Caesars’ existing non-voting common stock into a new class of voting common stock, which will be the class of stock the Paulson Investors and Sponsor Investors will receive in the Private Placement, and (ii) cancel the existing class of non-economic voting common stock that is currently held by Hamlet Holdings. Concurrently with this reclassification, we intend to effect a 4.258 for 1 split of Caesars’ new voting common stock such that the Paulson Investors and Sponsor Investors will each receive 42.58 shares of common stock for each $1,000 principal amount of Notes exchanged in the Private Placement rather than 10 shares, and Caesars’ then existing stockholders, including entities affiliated with the Sponsors, their co-investors and members of management, will each receive 4.258 shares of the new voting common stock for each share of non-voting common stock they hold at that time. We refer to the foregoing as the Reclassification.

Caesars IPO

We are planning to sell our common stock in an initial public offering of our common stock, or IPO, for net proceeds of approximately $469.4 million, based on the midpoint of the estimated offering price range of $15.00 to $17.00. We anticipate using the net proceeds from the IPO to fund a near-term pipeline of growth projects and for general corporate purposes. These projects include the previously announced LINQ, a dining, entertainment and retail area located between the Imperial Palace and the Flamingo in Las Vegas; the completion of the Octavius tower fit out, a 660 room tower at our Caesars Palace Las Vegas property; our potential joint venture development in Ohio with Rock Gaming, LLC; and the Penn’s Landing development and management opportunity. We anticipate that these projects will require approximately $500 million of capital from us. None

7

of the Sponsor Investors or our affiliates or employees will participate in the IPO as selling stockholders. The registration statement of which this prospectus forms a part also includes a prospectus for the IPO. See “Risk Factors—Risks Related to Our Business—The development and construction of new hotels, casinos, and gaming venues and the expansion of existing ones are susceptible to delays, cost overruns and other uncertainties, which could have an adverse effect on our business, financial condition and results of operations” for a discussion of risks relating to pursuing development and expansion opportunities.

Amendment to CMBS Financing

On August 31, 2010, Caesars subsidiaries that are borrowers (the “CMBS Entities”) under our CMBS financing (“CMBS Financing”) amended the terms of the CMBS Financing to, among other things, (i) provide our subsidiaries that are borrowers under the CMBS mortgage loan and/or related mezzanine loans (“CMBS Loans”), the right to extend the maturity of the CMBS Loans, subject to certain conditions, by up to two years until February 2015, (ii) amend certain terms of the CMBS Loans with respect to reserve requirements, collateral rights, property release prices and the payment of management fees, (iii) provide for ongoing mandatory offers to repurchase CMBS Loans using excess cash flow from the CMBS Entities at discounted prices of thirty to fifty cents per dollar, (iv) provide for the amortization of the mortgage loan in certain minimum amounts upon the occurrence of certain conditions and (v) provide for certain limitations with respect to the amount of excess cash flow from the CMBS Entities that may be distributed to us. Any CMBS Loan purchased pursuant to the amendments (the “CMBS Amendment”) will be cancelled.

In connection with the amendment, we purchased $123.8 million face value of the CMBS Loans for $37.1 million in August 2010, which left a balance of $5,380.9 million outstanding on the CMBS Loans. This balance will be reduced to approximately $5,189.6 million by December 31, 2010 as a result of additional purchases of certain CMBS Loans by us for an additional payment of approximately $95.7 million, as required pursuant to the terms of the CMBS Amendment.

After taking into account the Private Placement, the extensions permitted by the CMBS Amendment, the PHW Las Vegas senior secured loan agreement and the IPO, we have no material maturity payments on indebtedness until 2015 and, as of September 30, 2010, had $1,323.7 million of cash on hand and $1,510.0 million of availability under our revolving credit facility.

Chester Amendment

On October 28, 2010, Chester Downs and Marina, LLC, or Chester Downs, a majority-owned subsidiary of CEOC and owner of Harrah’s Chester, amended its existing senior secured term loan facility to obtain an additional $40 million of term loans. The additional loans have substantially the same terms as the existing term loans including with respect to interest rate, maturity and security. The proceeds of the additional loans will be used for general corporate purposes, including the repayment of indebtedness and capital expenditures.

The Sponsors

Apollo

Founded in 1990, Apollo is a leading global alternative asset manager with offices in New York, Los Angeles, London, Frankfurt, Luxembourg, Singapore, Hong Kong and Mumbai. As of June 30, 2010, Apollo had assets under management of $54.5 billion in its private equity, capital markets and real estate businesses.

8

TPG

TPG is a private investment partnership that was founded in 1992 and as of June 30, 2010 had approximately $47 billion of assets under management. Through its investment platforms, TPG Capital and TPG Growth, the firm has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, joint ventures, growth investments and restructurings. The firm is headquartered in Fort Worth, and has offices in San Francisco, London, Hong Kong, New York, Melbourne, Moscow, Mumbai, Paris, Luxembourg, Beijing, Shanghai, Singapore and Tokyo.

Organizational Structure

The chart below depicts our organizational structure following the consummation of the Reclassification, the Private Placement and the IPO.

(1)	All shares held by funds affiliated with and controlled by the Sponsors and their co-investors, representing 81.0% of Caesars outstanding common stock, will be subject to an irrevocable proxy that gives Hamlet Holdings, the members of which are comprised of an equal number of individuals affiliated with each of the Sponsors, sole voting and sole dispositive power with respect to such shares.
(2)	Consists of captive insurance subsidiaries, Harrah’s BC, Inc. and Caesars Interactive Entertainment, Inc., which owns the World Series of Poker brand.
(3)	Consists of Caesars Entertainment Operating Company, Inc. and its subsidiaries, which owned, operated and/or managed 46 of the 52 casinos for Caesars as of September 30, 2010.
(4)	Consists of Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Paris Las Vegas and Harrah’s Laughlin. The CMBS Entities and their respective subsidiaries do not guarantee or pledge their assets as security for any indebtedness of CEOC and are not directly liable for any obligations thereunder. CEOC and its subsidiaries do not guarantee or pledge their assets as security for any indebtedness of the CMBS Entities and are not directly liable for any obligations thereunder.

9

Additional Information

Our principal executive offices are located at One Caesars Palace Drive, Las Vegas, NV 89109, and our telephone number is (702) 407-6000. The address of our internet site is www.caesars.com. This internet address is provided for informational purposes only and is not intended to be a hyperlink. Accordingly no information in this internet address is included or incorporated by reference herein.

10

Summary of the Terms of the Common Stock

The following summary describes the principal terms of Caesars common stock. The “Description of Capital Stock” section of this prospectus contains more detailed descriptions of the terms and conditions of Caesars common stock.

Shares of common stock offered for resale by the Selling Stockholders in this offering	30,243,126 shares

Shares of common stock offered by Caesars in the IPO	31,250,000 shares

Shares to be outstanding upon completion of the Private Placement and the IPO	336,645,160 shares

Common stock voting rights	Each share of Caesars common stock will entitle its holder to one vote.

Dividend policy	We intend to retain all future earnings, if any, for use in the operation of its business and to fund future growth. We do not anticipate paying any dividends for the foreseeable future. The decision whether to pay dividends will be made by our board of directors in light of conditions then existing, including factors such as its results of operations, financial condition and requirements, business conditions and covenants under any applicable contractual arrangements, including our indebtedness.

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock pursuant to this prospectus.

Proposed Nasdaq Global Select Market trading symbol	“CZR”

Risk factors	Please see the section entitled “Risk Factors” included in this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

Except as otherwise indicated, all information in this prospectus:

•

assumes the Private Placement, the Reclassification and the IPO have been consummated and that the underwriters for the IPO have not exercised their option to purchase up to 4,687,500 additional shares of common stock from us;

•

does not give effect to 17,841,797 shares of our common stock issuable upon the exercise of outstanding options as of September 30, 2010, at a weighted-average exercise price of $19.32 per share, or 440,929 shares of common stock issuable upon the exercise of options we anticipate issuing prior to the consummation of the IPO;

•	does not give effect to 138,780 shares of our common stock issuable upon the exercise of outstanding warrants as of September 30, 2010, at a weighted-average exercise price of $23.49 per share;

•	does not give effect to 22,113,652 shares of common stock reserved for issuance under the Caesars Entertainment Corporation 2010 Performance Incentive Plan, or 2010 Plan.

11

Summary Historical Consolidated Financial Data of Caesars Entertainment Corporation

The following table presents our summary historical consolidated financial information as of and for the periods presented. The summary historical consolidated financial information as of December 31, 2007, 2008 and 2009, for the year ended December 31, 2007, for the periods from January 1, 2008 through January 27, 2008 and from January 28, 2008 through December 31, 2008, and for the year ended December 31, 2009 should be read in conjunction with our audited consolidated financial statements as of December 31, 2009 included elsewhere in this prospectus. The summary historical consolidated financial information as of September 30, 2010 and for the nine month periods ended September 30, 2009 and 2010 are derived from, and should be read in conjunction with, our unaudited condensed, consolidated financial statements as of September 30, 2010 included elsewhere in this prospectus, and, except as otherwise described herein, have been prepared on a basis consistent with our annual audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation of such data.

You should read this data in conjunction with the “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto included elsewhere in this prospectus. The audited consolidated financial statements as of December 31, 2008 and 2009, the year ended December 31, 2007, the periods from January 1, 2008 through January 27, 2008 and from January 28, 2008 through December 31, 2008, and the year ended December 31, 2009 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm.

12

Caesars Entertainment Corporation

Summary Historical Consolidated Financial Data

	Predecessor		Successor
(In millions except share and per share data)	Year Ended December 31, 2007	January 1, 2008 through January 27, 2008	January 28, 2008 through December 31, 2008	Year Ended December 31, 2009	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2010
					(Unaudited)	(Unaudited)
Consolidated Statement of Operations
Revenues
Casino	$8,831.0	$614.6	$7,476.9	$7,124.3	$5,444.8	$5,251.3
Food and beverage	1,698.8	118.4	1,530.2	1,479.3	1,129.3	1,157.8
Rooms	1,353.6	96.4	1,174.5	1,068.9	817.8	858.5
Management fees	81.5	5.0	59.1	56.6	43.5	31.2
Other	695.9	42.7	624.8	592.4	447.9	439.9
Less: casino promotional allowances	(1,835.6)	(117.0)	(1,498.6)	(1,414.1)	(1,075.0)	(1,041.1)

Net revenues	10,825.2	760.1	9,366.9	8,907.4	6,808.3	6,697.6

Operating Expenses
Direct
Casino	4,595.2	340.6	4,102.8	3,925.5	2,968.0	2,982.9
Food and beverage	716.5	50.5	639.5	596.0	451.1	469.7
Rooms	266.3	19.6	236.7	213.5	160.4	195.5
Property general and administrative and other	2,421.7	178.2	2,143.0	2,018.8	1,518.3	1,580.0
Depreciation and amortization	817.2	63.5	626.9	683.9	516.8	548.1
Project opening costs	25.5	0.7	28.9	3.6	2.9	4.0
Write-downs, reserves and recoveries	(59.9)	4.7	16.2	107.9	78.6	136.3
Impairment of intangible assets	169.6	—	5,489.6	1,638.0	1,625.7	144.0
(Income)/loss in non-consolidated affiliates	(3.9)	(0.5)	2.1	2.2	1.3	2.1
Corporate expense	138.1	8.5	131.8	150.7	111.7	103.8
Acquisition and integration costs	13.4	125.6	24.0	0.3	0.3	8.3
Amortization of intangible assets	73.5	5.5	162.9	174.8	131.7	121.7

Total operating expenses	9,173.2	796.9	13,604.4	9,515.2	7,566.8	6,296.4

Income/(loss) from operations	1,652.0	(36.8)	(4,237.5)	(607.8)	(758.5)	401.2
Interest expense, net of interest capitalized	(800.8)	(89.7)	(2,074.9)	(1,892.5)	(1,404.7)	(1,471.9)
(Losses)/gains on early extinguishments of debt	(2.0)	—	742.1	4,965.5	4,279.2	48.7
Other income, including interest income	43.3	1.1	35.2	33.0	23.2	28.2

Income/(loss) from continuing operations before income taxes	892.5	(125.4)	(5,535.1)	2,498.2	2,139.2	(993.8)
(Provision)/benefit for income taxes	(350.1)	26.0	360.4	(1,651.8)	(1,590.8)	364.5

Income/(loss) from continuing operations, net of tax	542.4	(99.4)	(5,174.7)	846.4	548.4	(629.3)
Income/(loss) from discontinued operations, net of tax	92.2	0.1	90.4	—	(0.3)	—

Net income/(loss)	634.6	(99.3)	(5,084.3)	846.4	548.1	(629.3)
Less: net income attributable to non-controlling interests	(15.2)	(1.6)	(12.0)	(18.8)	(16.1)	(5.1)

Net income/(loss) attributable to Caesars Entertainment Corporation	619.4	(100.9)	(5,096.3)	827.6	532.0	(634.4)
Preferred stock dividends	—	—	(297.8)	(354.8)	(259.3)	—

Net income/(loss) attributable to common stockholders	$619.4	$(100.9)	$(5,394.1)	$472.8	$272.7	$(634.4)

Earnings per share—basic
Income from continuing operations	$0.66	$(0.13)	$(31.61)	$2.73	$1.58	$(2.75)
Discontinued operations, net	0.12	—	0.52	—	—	—

Net income	$0.78	$(0.13)	$(31.09)	$2.73	$1.58	$(2.75)

Earnings per share—diluted
Income from continuing operations	$0.65	$(0.13)	$(31.61)	$1.62	$1.06	$(2.75)
Discontinued operations, net	0.11	—	0.52	—	—	—

Net income	$0.76	$(0.13)	$(31.09)	$1.62	$1.06	$(2.75)

Dividends declared per common share	$0.38	$—	$—	$—	$—	$—

Basic weighted-average common shares outstanding	793,156,284	801,026,214	173,513,064	173,234,665	173,248,505	230,861,817

Diluted weighted-average common shares outstanding	811,392,119	801,026,214	173,513,064	511,919,307	499,683,476	230,861,817

13

	Predecessor		Successor
(In millions)	Year Ended December 31, 2007	January 1, 2008 through January 27, 2008	January 28, 2008 through December 31, 2008		Year Ended December 31, 2009	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2010
						(Unaudited)	(Unaudited)
Balance Sheet Data (at period end)
Cash and cash equivalents	$710.0		$650.5		$918.1	$948.2	$1,323.7
Working capital	(126.1)		(536.4)		(6.6)	(118.9)	121.7
Total assets	23,357.7		31,048.6		28,979.2	29,230.5	29,287.9
Total debt	12,440.4		23,208.9		18,943.1	19,342.4	19,717.1
Total stockholders’ equity/(deficit)	6,679.1		(1,360.8)		(867.0)	(1,080.7)	1,062.6

Other Financial Data
Capital expenditures, net of changes in construction payables	$1,376.7	$125.6	$1,181.4		$464.5	$411.9	$124.6
EBITDA(1)	2,685.0	35.5	(2,610.3)		5,210.6	4,163.4	1,127.5
Property EBITDA(2)	2,825.5	171.2	2,244.9		2,153.6	1,710.5	1,469.5
Total debt, net of cash	11,730.4		22,558.4		18,025.0	18,394.2	18,393.4
Ratio of total debt, net of cash to EBITDA(1)	4.4:1		(8.6	):1	3.5:1	4.4:1	16.3:1

(1)	We define EBITDA as net income/(loss) attributable to us plus (i) interest expense, (ii) provision for income taxes, and (iii) depreciation and amortization.

Set forth below is a reconciliation of EBITDA to net income/(loss) attributable to Caesars, our most comparable measure in accordance with generally accepted accounting principles in the United States, or GAAP, for the periods indicated.

	Predecessor		Successor
(In millions)	Year Ended December 31, 2007	January 1, 2008 through January 27, 2008	January 28, 2008 through December 31, 2008	Year Ended December 31, 2009	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2010
Net income/(loss) attributable to Caesars Entertainment Corporation	$619.4	$(100.9)	$(5,096.3)	$827.6	$532.0	$(634.4)
Interest expense, net interest income	780.8	89.7	2,041.2	1,859.2	1,381.5	1,448.0
(Benefit)/provision for income taxes	350.1	(26.0)	(360.4)	1,651.8	1,590.8	(364.5)
Depreciation and amortization	934.7	72.7	805.2	872.0	658.8	678.4

EBITDA	$2,685.0	$35.5	$(2,610.3)	$5,210.6	$4,163.1	$1,127.5

EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net (loss)/income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity as determined in accordance with GAAP. We have included EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity.

EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as substitutes for analysis of our results as reported under GAAP. For example, EBITDA:

•	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; and

•	excludes tax payments that represent a reduction in cash available to us.

14

(2)	We present Property EBITDA as a supplemental measure of our performance. We define Property EBITDA as revenues less property operating expenses. Set forth below is a reconciliation of Property EBITDA to net income/(loss) attributable to Caesars, our most comparable GAAP measure. The reconciliation takes into account the impact of (i) income tax (provision)/benefit, (ii) interest expense, (iii) depreciation and amortization and (iv) corporate expense, as well as certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Property EBITDA, you should be aware that in the future we may incur expenses that are the same or similar to some of the adjustments in this presentation. Our presentation of Property EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

	Predecessor		Successor
(In millions, except share and per share data)	Year Ended December 31, 2007	January 1, 2008 through January 27, 2008	January 28, 2008 through December 31, 2008	Year Ended December 31, 2009	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2010
					(Unaudited)
Revenues	$10,825.2	$760.1	$9,366.9	$8,907.4	$6,808.3	$6,697.6
Property operating expenses	(7,999.7)	(588.9)	(7,122.0)	(6,753.8)	(5,097.8)	(5,228.1)

Property EBITDA	2,825.5	171.2	2,244.9	2,153.6	1,710.5	1,469.5
Depreciation and amortization	(817.2)	(63.5)	(626.9)	(683.9)	(516.8)	(548.1)

Operating profit	2,008.3	107.7	1,618.0	1,469.7	1,193.7	921.4
Project opening costs and other items	34.4	(5.4)	(45.1)	(111.5)	(81.5)	(140.3)
Impairment of intangible assets	(169.6)	—	(5,489.6)	(1,638.0)	(1,625.7)	(144.0)
Income/(loss) on interests in non-consolidated affiliates	3.9	0.5	(2.1)	(2.2)	(1.3)	(2.1)
Corporate expense	(138.1)	(8.5)	(131.8)	(150.7)	(111.7)	(103.8)
Acquisition and integration costs	(13.4)	(125.6)	(24.0)	(0.3)	(0.3)	(8.3)
Amortization of intangibles assets	(73.5)	(5.5)	(162.9)	(174.8)	(131.7)	(121.7)

Income/(loss) from operations	1,652.0	(36.8)	(4,237.5)	(607.8)	(758.5)	401.2
Interest expense, net of interest capitalized	(800.8)	(89.7)	(2,074.9)	(1,892.5)	(1,404.7)	(1,471.9)
(Losses)/gains on early extinguishments of debt	(2.0)	—	742.1	4,965.5	4,279.2	48.7
Other income, including interest income	43.3	1.1	35.2	33.0	23.2	28.2

Income/(loss) from continuing operations before income taxes	892.5	(125.4)	(5,535.1)	2,498.2	2,139.2	(993.8)
(Provision)/benefit for income taxes	(350.1)	26.0	360.4	(1,651.8)	(1,590.8)	364.5

Income/(loss) from continuing operations, net of tax	542.4	(99.4)	(5,174.7)	846.4	548.4	(629.3)
Discontinued operations, net of tax	92.2	0.1	90.4	—	(0.3)	—

Net income/(loss)	634.6	(99.3)	(5,084.3)	846.4	548.1	(629.3)
Less: net income attributable to non—controlling interests	(15.2)	(1.6)	(12.0)	(18.8)	(16.1)	(5.1)

Net income/(loss) attributable to Caesars Entertainment Corporation	$619.4	$(100.9)	$(5,096.3)	$827.6	$532.0	$(634.4)

Property EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income (loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Property EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Property EBITDA because we believe it provides management and investors with additional information to measure our regional and property-level performance and estimate our value

Property EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. For example, Property EBITDA:

•	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•	excludes tax payments that represent a reduction in cash available to us;

•	does not reflect our corporate expenses not specifically related to our properties, including, without limitation, management fees that may be paid to our sponsors; and

•	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments.

15

Other Financial Information

Set forth below is our last twelve months’ adjusted EBITDA, or LTM Adjusted EBITDA, for the twelve months ended December 31, 2008 and 2009 and September 30, 2009 and 2010. We present LTM Adjusted EBITDA as a supplemental measure of our performance and believe that LTM Adjusted EBITDA provides investors with additional information regarding certain material non-cash items and allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of our company. We also present LTM Adjusted EBITDA to provide investors with additional information regarding the pro forma impact of properties that are anticipated to be acquired or disposed and of yet-to-be realized savings from our cost savings initiatives. Our presentation of LTM Adjusted EBITDA below includes the results of our CMBS properties and Planet Hollywood, which results would be excluded for purposes of calculating last twelve months’ adjusted EBITDA for CEOC under our debt agreements, as the entities owning those properties are neither obligors nor guarantors under our debt agreements.

	Successor
(In Millions)	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2009	Twelve Months Ended September 30, 2009	Twelve Months Ended September 30, 2010
LTM Adjusted EBITDA(1)	$2,857.3	$2,296.5	$2,292.4	$1,950.4

(1)	LTM Adjusted EBITDA is a non-GAAP financial measure and should not be construed as an alternative to net (loss)/income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). LTM Adjusted EBITDA is not comparable to similarly titled measures reported by other companies. We have included LTM Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity.

LTM Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. For example, LTM Adjusted EBITDA:

•	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•	excludes tax payments that represent a reduction in cash available to us;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments; and

•	does not reflect management fees that may be paid to the Sponsors.

LTM Adjusted EBITDA includes further adjustments for pro forma adjustments for yet-to-be realized cost savings. No assurance can be given that such cost savings will occur. See “Risk Factors—Risks Related to Our Business—We may not realize any or all of our projected cost savings, which would have the effect of reducing our LTM Adjusted EBITDA, which would have a negative effect on our results of operations and could have a negative effect on our stock price.”

Adjustments similar to the ones reflected in the calculation of LTM Adjusted EBITDA have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Our presentation of LTM Adjusted EBITDA should not be construed as in inference that our future results will be unaffected by unusual or non-recurring items.

16

Using only the non-GAAP earnings measure would have material limitations because its calculation is based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by using both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. We believe investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on our financial results in any particular period.

Set forth below is a reconciliation of LTM Adjusted EBITDA to net income/(loss) attributable to Caesars, our most comparable GAAP measure, for the periods indicated:

	Predecessor	Predecessor	Successor	Combined	Successor
(Dollars in millions)	Year Ended December 31, 2007	January 1, 2008 through January 27, 2008	January 28, 2008 through December 31, 2008	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2009
Net income/(loss) attributable to Caesars Entertainment Corporation	$619.4	$(100.9)	$(5,096.3)	$(5,197.2)	$827.6
Interest expense, net interest income	780.8	89.7	2,041.2	2,130.9	1,859.2
Provision for income taxes	350.1	(26.0)	(360.4)	(386.4)	1,651.8
Depreciation and amortization	934.7	72.7	805.2	877.9	872.0

EBITDA	$2,685.0	35.5	(2,610.3)	(2,574.8)	5,210.6

Project opening costs, abandoned projects and development costs		0.9	31.6	32.5	3.5
Acquisition and integration costs		125.6	24.0	149.6	0.3
Losses/(gains) on early extinguishments of debt		—	(742.1)	(742.1)	(4,965.5)
Net income/loss attributable to non-controlling interests, net of (distributions)		1.0	(7.4)	(6.4)	(1.5)
Discontinued operations, net of tax		(0.1)	(90.4)	(90.5)	—
Impairment of goodwill, intangible assets and investment securities		—	5,489.6	5,489.6	1,638.0
Non-cash expense for stock compensation benefits		2.4	16.3	18.7	16.3
Income from insurance claims for hurricane losses		—	(185.4)	(185.4)	—
Other non-recurring or non-cash items		6.7	249.9	256.6	169.0

Adjusted EBITDA		$172.0	$2,175.8	2,347.8	2,070.7

Pro forma adjustment for acquired, new or disposed properties				8.0	17.0
Pro forma adjustment for yet-to-be realized cost savings				501.5	208.8

LTM Adjusted EBITDA				$2,857.3	$2,296.5

17

Reconciliation of LTM Adjusted EBITDA to net (loss)/income attributable to Caesars (continued):

	Predecessor	Successor	Combined	Predecessor	Successor	Combined	Successor
(Dollars in millions)	January 1, 2008 through January 27, 2008	January 28, 2008 through September 30, 2008	January 1, 2008 through September 30, 2008	January 1, 2008 through January 27, 2008	January 28, 2008 through December 31, 2008	Twelve Months Ended December 31, 2008	Nine Months Ended September 30, 2009	Twelve Months Ended September 30, 2009
							(Unaudited)	(Unaudited)
Net (loss)/income attributable to Caesars Entertainment Corporation	$(100.9)	$(314.2)	$(415.1)	$(100.9)	$(5,096.3)	$(5,197.2)	$532.0	$(4,250.1)
Interest expense, net interest income	89.7	1,451.2	1,540.9	89.7	2,041.2	2,130.9	1,381.5	1,971.5
(Provision) benefit for income taxes	(26.0)	(147.7)	(173.7)	(26.0)	(360.4)	(386.4)	1,590.8	1,378.1
Depreciation and amortization	72.7	583.5	656.2	72.7	805.2	877.9	658.8	880.5

EBITDA	35.5	1,572.8	1,608.3	35.5	(2,610.3)	(2,574.8)	4,163.1	(20.0)
Project opening costs, abandoned projects and development costs	0.9	28.7	29.6	0.9	31.6	32.5	2.8	5.7
Acquisition and integration costs	125.6	23.1	148.7	125.6	24.0	149.6	0.3	1.2
(Gains)/losses on early extinguishments of debt	—	203.9	203.9	—	(742.1)	(742.1)	(4,279.2)	(5,225.2)
Net income attributable to non-controlling interests, net of (distributions)	1.0	(3.6)	(2.6)	1.0	(7.4)	(6.4)	0.2	(3.6)
Discontinued operations, net of tax	(0.1)	(88.4)	(88.5)	(0.1)	(90.4)	(90.5)	0.3	(1.7)
Impairment of goodwill, intangible assets and investment securities	—	—	—	—	5,489.6	5,489.6	1,625.7	7,115.3
Non-cash expense for stock compensation benefits	2.4	12.3	14.7	2.4	16.3	18.7	12.5	16.5
Income/(loss) from insurance claims for hurricane losses	—	(185.5)	(185.5)	—	(185.4)	(185.4)	—	0.1
Other non-recurring or non-cash items	6.7	158.9	165.6	6.7	249.9	256.6	126.4	217.4

Adjusted EBITDA	$172.0	$1,722.2	$1,894.2	$172.0	$2,175.8	$2,347.8	$1,652.1	2,105.7

Pro forma adjustment for acquired, new or disposed properties								—
Pro forma adjustment for yet-to-be realized cost savings								186.7

LTM Adjusted EBITDA								$2,292.4

18

Reconciliation of LTM Adjusted EBITDA to net income/(loss) attributable to Caesars (continued):

	Successor
(Dollars in millions)	Nine Months Ended September 30, 2009	Twelve Months Ended December 31, 2009	Nine Months Ended September 30, 2010	Twelve Months Ended September 30, 2010
			(Unaudited)	(Unaudited)
Net income/(loss) attributable to Caesars Entertainment Corporation	$532.0	$827.6	$(634.4)	$(338.8)
Interest expense, net interest income	1,381.5	1,859.2	1,448.0	1,925.7
(Benefit)/provision for income taxes	1,590.8	1,651.8	(364.5)	(303.5)
Depreciation and amortization	658.8	872.0	678.4	891.6

EBITDA	4,163.1	5,210.6	1,127.5	2,175.0
Project opening costs, abandoned projects and development costs	2.8	3.5	31.1	31.8
Acquisition and integration costs	0.3	0.3	8.3	8.3
Losses/(gains) on early extinguishments of debt	(4,279.2)	(4,965.5)	(48.7)	(735.0)
Net income/(loss) attributable to non-controlling interests, net of (distributions)	0.2	(1.5)	(0.7)	(2.4)
Impairment of goodwill, intangible assets and investment securities	1,625.7	1,638.0	144.0	156.3
Non-cash expense for stock compensation benefits	12.5	16.3	16.5	20.3
Income from insurance claims for hurricane losses	—	—	—	—
Other non-recurring or non-cash items	126.7	169.0	153.3	195.6

Adjusted EBITDA	$1,652.1	$2,070.7	$1,431.3	1,849.9

Pro forma adjustment for acquired, new or disposed properties				14.9
Pro forma adjustment for yet-to-be realized cost savings				85.6

LTM Adjusted EBITDA				$1,950.4

19

RISK FACTORS

You should carefully consider the risk factors set forth below, as well as the other information contained in this prospectus. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or a part of your original investment.

Risks Related to Our Indebtedness

Our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from making debt service payments.

We are a highly leveraged company. As of September 30, 2010, after giving effect to the Private Placement and the IPO, we had $22,037.6 million face value of outstanding indebtedness and our annual debt service obligation is $1,900.5 million, which includes required interest payments of $1,645.4 million. These amounts do not include up to $1,136.9 million of notes that will be held by HBC, all of which will be deemed outstanding by CEOC but not by Caesars.

Our substantial indebtedness could:

•	limit our ability to borrow money for our working capital, capital expenditures, development projects, debt service requirements, strategic initiatives or other purposes;

•

make it more difficult for us to satisfy our obligations with respect to our indebtedness, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the agreements governing our indebtedness;

•

require us to dedicate a substantial portion of our cash flow from operations to the payment of interest and the repayment of our indebtedness thereby reducing funds available to us for other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our operations or business;

•	make us more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

•	make us more vulnerable to downturns in our business or the economy;

•	restrict us from making strategic acquisitions, developing new gaming facilities, introducing new technologies or exploiting business opportunities;

•	affect our ability to renew gaming and other licenses;

•	limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds or dispose of assets; and

•	expose us to the risk of increased interest rates as certain of our borrowings are at a variable rate of interest.

Despite our substantial indebtedness, we may still be able to incur significantly more debt. This could intensify the risks described above.

We and our subsidiaries may be able to incur substantial indebtedness at any time from time to time, including in the near future. Although the terms of the agreements governing our indebtedness contain

20

restrictions on our ability to incur additional indebtedness, these restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial.

For example, as of September 30, 2010, we had $1,510.0 million available for additional borrowing under our senior secured revolving credit facility after giving effect to $120.0 million in outstanding letters of credit thereunder, all of which would be secured. None of our existing indebtedness limits the amount of debt that may be incurred by Caesars. Our senior secured credit facilities allow for one or more future issuances of additional secured notes or loans, which may include, in each case, indebtedness secured on a pari passu basis with the obligations under the senior secured credit facilities and our first lien notes. This indebtedness could be used for a variety of purposes, including financing capital expenditures, refinancing or repurchasing our outstanding indebtedness, including existing unsecured indebtedness, or for general corporate purposes. We have raised and expect to continue to raise debt, including secured debt, to directly or indirectly refinance our outstanding unsecured debt on an opportunistic basis.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

Our senior secured credit facilities, the CMBS Loans and the indentures governing most of our existing notes contain, and any future indebtedness of ours would likely contain, a number of covenants that impose significant operating and financial restrictions on us, including restrictions on our and our subsidiaries’ ability to, among other things:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make distributions in respect of our common stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

As a result of these covenants, we are limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs.

We have pledged and will pledge a significant portion of our assets as collateral under our senior secured credit facilities, our real estate facility loans, our first lien notes, our second lien notes, the senior secured loan of PHW Las Vegas, LLC, or PHW Las Vegas, or the senior secured loan of Chester Downs. If any of these lenders accelerate the repayment of borrowings, there can be no assurance that we will have sufficient assets to repay our indebtedness.

Under our senior secured credit facilities, we are required to satisfy and maintain specified financial ratios. Our ability to meet those financial ratios can be affected by events beyond our control, and there can be no assurance that we will meet those ratios. A failure to comply with the covenants contained in our senior secured credit facilities or our other indebtedness could result in an event of default under the facilities or the existing agreements, which, if not cured or waived, could have a material adverse affect on our business, financial condition and results of operations. In the event of any default under our senior secured credit facilities or our other indebtedness, the lenders thereunder:

•	will not be required to lend any additional amounts to us;

21

•	could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable and terminate all commitments to extend further credit; or

•	require us to apply all of our available cash to repay these borrowings.

Such actions by the lenders could cause cross defaults under our other indebtedness. If we were unable to repay those amounts, the lenders under our senior secured credit facilities, our CMBS Loans and our first and second lien notes could proceed against the collateral granted to them to secure that indebtedness.

If the indebtedness under our first and second lien notes, senior secured credit facilities, CMBS Loans or our other indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full.

We may be unable to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

Our ability to satisfy our debt obligations will depend upon, among other things:

•

our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control; and

•

our future ability to borrow under our senior secured credit facilities, the availability of which depends on, among other things, our complying with the covenants in our senior secured credit facilities.

We may be unable to generate sufficient cash flow from operations, or unable to draw under our senior secured credit facilities or otherwise, in an amount sufficient to fund our liquidity needs.

If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. For example, the interest rates on our first and second lien notes are substantially higher than the interest rates under our CEOC senior secured credit facility. In addition, the terms of existing or future debt agreements may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due. Neither the Sponsors nor any of their respective affiliates has any continuing obligation to provide us with debt or equity financing.

Risks Related to Our Business

If we are unable to effectively compete against our competitors, our profits will decline.

The gaming industry is highly competitive and our competitors vary considerably in size, quality of facilities, number of operations, brand identities, marketing and growth strategies, financial strength and capabilities, level of amenities, management talent and geographic diversity. We also compete with other non-gaming resorts and vacation areas, and with various other entertainment businesses. Our competitors in each market that we participate may have substantially greater financial, marketing and other resources than we do, and there can be no assurance that they will not in the future engage in aggressive pricing action to compete with us. Although we believe we are currently able to compete effectively in each of the various markets in which we

22

participate, we cannot assure you that we will be able to continue to do so or that we will be capable of maintaining or further increasing our current market share. Our failure to compete successfully in our various markets could adversely affect our business, financial condition, results of operations and cash flow.

In recent years, with fewer new markets opening for development, many casino operators have been reinvesting in existing markets to attract new customers or to gain market share, thereby increasing competition in those markets. As companies have completed new expansion projects, supply has typically grown at a faster pace than demand in some markets, including Las Vegas, our largest market, and competition has increased significantly. For example, CityCenter, a large development of resorts and residences, opened in December 2009 in Las Vegas. The expansion of existing casino entertainment properties, the increase in the number of properties and the aggressive marketing strategies of many of our competitors have increased competition in many markets in which we operate, and this intense competition is expected to continue. These competitive pressures have and are expected to continue to adversely affect our financial performance in certain markets, including Atlantic City.

In particular, our business may be adversely impacted by the additional gaming and room capacity in Nevada, New Jersey, New York, Connecticut, Pennsylvania, Mississippi, Missouri, Maryland, Michigan, Indiana, Iowa, Kansas, Illinois, Ohio, Louisiana, Ontario, South Africa, Uruguay, United Kingdom, Egypt and/or other projects not yet announced which may be competitive in the other markets where we operate or intend to operate. Several states, such as Kentucky, Texas and Massachusetts, and Indian tribes are also considering enabling the development and operation of casinos or casino-like operations in their jurisdictions. In addition, our operations located in New Jersey and Nevada may be adversely impacted by the expansion of Indian gaming in New York and California, respectively.

The recent downturn in the national economy, the volatility and disruption of the capital and credit markets and adverse changes in the global economy could negatively impact our financial performance and our ability to access financing.

The recent severe economic downturn and adverse conditions in the local, regional, national and global markets have negatively affected our operations, and may continue to negatively affect our operations in the future. During periods of economic contraction such as the current period, our revenues may decrease while some of our costs remain fixed or even increase, resulting in decreased earnings. Gaming and other leisure activities we offer represent discretionary expenditures and participation in such activities may decline during economic downturns, during which consumers generally earn less disposable income. For example, key determinants of our revenues and operating performance include hotel ADR, number of gaming trips and average spend per trip by our customers. Our average system-wide ADR was $109 in 2007, compared to $86 during the last twelve months ended September 30, 2010. Given that 2007 was the peak year for our financial performance and the gaming industry in the United States in general, we may not attain those financial levels in the near term, or at all. If we fail to increase ADR or any other similar metric in the near term, our revenues may not increase and, as result, we may not be able to pay down our existing debt, fund our operations, fund planned capital expenditures or achieve expected growth rates, all of which could have a material adverse effect on our business, financial condition and results of operations. Even an uncertain economic outlook may adversely affect consumer spending in our gaming operations and related facilities, as consumers spend less in anticipation of a potential economic downturn. Furthermore, other uncertainties, including national and global economic conditions, terrorist attacks or other global events, could adversely affect consumer spending and adversely affect our operations.

We are subject to extensive governmental regulation and taxation policies, the enforcement of which could adversely impact our business, financial condition and results of operations.

We are subject to extensive gaming regulations and political and regulatory uncertainty. Regulatory authorities in the jurisdictions where we operate have broad powers with respect to the licensing of casino operations and may revoke, suspend, condition or limit our gaming or other licenses, impose substantial fines and take other actions, any one of which could adversely impact our business, financial condition and results of

23

operations. For example, revenues and income from operations were negatively impacted during July 2006 in Atlantic City by a three-day government-imposed casino shutdown. Furthermore, in many jurisdictions where we operate, licenses are granted for limited durations and require renewal from time to time. For example, in Iowa, our ability to continue our gaming operations is subject to a referendum every eight years or at any time upon petition of the voters in the county in which we operate; the most recent referendum which approved our ability to continue to operate our casinos occurred on November 2, 2010. However, in order to be able to continue to operate our casinos and racetracks in Iowa we will need approval from a majority of the votes cast in any future referendum. There can be no assurance that continued gaming activity will be approved in any referendum in the future. If we do not obtain the requisite approval in any future referendum, we will not be able to operate our gaming operations in Iowa, which would negatively impact our future performance.

From time to time, individual jurisdictions have also considered legislation or referendums, such as bans on smoking in casinos and other entertainment and dining facilities, which could adversely impact our operations. For example, the City Council of Atlantic City passed an ordinance in 2007 requiring that we segregate at least 75% of the casino gaming floor as a nonsmoking area, leaving no more than 25% of the casino gaming floor as a smoking area. Illinois also passed the Smoke Free Illinois Act which became effective January 1, 2008, and bans smoking in nearly all public places, including bars, restaurants, work places, schools and casinos. The Act also bans smoking within 15 feet of any entrance, window or air intake area of these public places. These smoking bans have adversely affected revenues and operating results at our properties. The likelihood or outcome of similar legislation in other jurisdictions and referendums in the future cannot be predicted, though any smoking ban would be expected to negatively impact our financial performance.

The casino entertainment industry represents a significant source of tax revenues to the various jurisdictions in which casinos operate. From time to time, various state and federal legislators and officials have proposed changes in tax laws, or in the administration of such laws, including increases in tax rates, which would affect the industry. If adopted, such changes could adversely impact our business, financial condition and results of operations.

The development and construction of new hotels, casinos and gaming venues and the expansion of existing ones are susceptible to delays, cost overruns and other uncertainties, which could have an adverse effect on our business, financial condition and results of operations.

We may decide to develop, construct and open new hotels, casinos and other gaming venues in response to opportunities that may arise. Future development projects and acquisitions may require significant capital commitments, the incurrence of additional debt, guarantees of third party-debt, the incurrence of contingent liabilities and an increase in amortization expense related to intangible assets, which could have an adverse effect upon our business, financial condition and results of operations. The development and construction of new hotels, casinos and gaming venues and the expansion of existing ones, such as our recent expansion at Caesars Palace in Las Vegas, are susceptible to various risks and uncertainties, such as:

•	the existence of acceptable market conditions and demand for the completed project;

•

general construction risks, including cost overruns, change orders and plan or specification modification, shortages of equipment, materials or skilled labor, labor disputes, unforeseen environmental, engineering or geological problems, work stoppages, fire and other natural disasters, construction scheduling problems and weather interferences;

•	changes and concessions required by governmental or regulatory authorities;

•	the ability to finance the projects, especially in light of our substantial indebtedness;

•	delays in obtaining, or inability to obtain, all licenses, permits and authorizations required to complete and/or operate the project; and

•	disruption of our existing operations and facilities.

Moreover, our development and expansion projects are sometimes jointly pursued with third parties. These joint development or expansion projects are subject to risks, in addition to those disclosed above, as they are

24

dependent on our ability to reach and maintain agreements with third parties. For example, although we have reached a non-binding agreement in principle with Rock Gaming, LLC to jointly develop two casinos in Ohio and we have expended resources in negotiating this agreement and developing the plans for the casinos, we may never be able to reach a definitive agreement with Rock Gaming, or, even if we are able to reach a definitive agreement, there would be no assurance that the agreement would be consummated and that the development project would be undertaken.

Our failure to complete any new development or expansion project, or consummate any joint development or expansion projects, as planned, on schedule, within budget or in a manner that generates anticipated profits, could have an adverse effect on our business, financial condition and results of operations.

Acts of terrorism and war, natural and man-made disasters and severe weather may negatively impact our future profits.

Terrorist attacks and other acts of war or hostility have created many economic and political uncertainties. We cannot predict the extent to which terrorism, security alerts or war, or hostilities in Iraq and Afghanistan and other countries throughout the world will continue to directly or indirectly impact our business and operating results. As a consequence of the threat of terrorist attacks and other acts of war or hostility in the future, premiums for a variety of insurance products have increased, and some types of insurance are no longer available. Given current conditions in the global insurance markets, we are substantially uninsured for losses and interruptions caused by terrorist acts and acts of war. If any such event were to affect our properties, we would likely be adversely impacted.

In addition, natural and man-made disasters such as major fires, floods, hurricanes, earthquakes and oil spills could also adversely impact our business and operating results. For example, four of our properties were closed for an extended period of time due to the damage sustained from Hurricanes Katrina and Rita in August and September 2005, respectively. Such events could lead to the loss of use of one or more of our properties for an extended period of time and disrupt our ability to attract customers to certain of our gaming facilities. If any such event were to affect our properties, we would likely be adversely impacted. Additionally, the Gulf of Mexico oil spill that began in April 2010 may have adversely affected our results in that region due to lower levels of tourism and increased costs of food, including seafood.

In most cases, we have insurance that covers portions of any losses from a natural disaster, but it is subject to deductibles and maximum payouts in many cases. Although we may be covered by insurance from a natural disaster, the timing of our receipt of insurance proceeds, if any, is out of our control.

Additionally, a natural disaster affecting one or more of our properties may affect the level and cost of insurance coverage we may be able to obtain in the future, which may adversely affect our financial position.

As our operations depend in part on our customers’ ability to travel, severe or inclement weather can also have a negative impact on our results of operations.

Work stoppages and other labor problems could negatively impact our future profits.

Some of our employees are represented by labor unions. A lengthy strike or other work stoppage at one of our casino properties or construction projects could have an adverse effect on our business and results of operations. From time to time, we have also experienced attempts to unionize certain of our non—union employees. While these efforts have achieved only limited success to date, we cannot provide any assurance that we will not experience additional and more successful union activity in the future. There has been a trend towards unionization for employees in Atlantic City and Las Vegas. For example, certain dealers at certain of our Atlantic City properties have voted to be represented by the United Auto Workers; however, to date, there are no collective bargaining agreements in place. The impact of this union activity is undetermined and could negatively impact our profits.

25

Our obligation to fund multi-employer pension plans to which we contribute may have an adverse impact on us.

We contribute to and participate in various multi-employer pension plans for employees represented by certain unions. We are required to make contributions to these plans in amounts established under collective bargaining agreements. We do not administer these plans and, generally, are not represented on the boards of trustees of these plans. The Pension Protection Act enacted in 2006, or the PPA, requires under-funded pension plans to improve their funding ratios. Based on the information available to us, we believe that some of the multi-employer plans to which we contribute are either “critical” or “endangered” as those terms are defined in the PPA. We cannot determine at this time the amount of additional funding, if any, we may be required to make to these plans. However, plan assessments could have an adverse impact on our results of operations or cash flows for a given period. Furthermore, under current law, upon the termination of a multi-employer pension plan, or in the event of a withdrawal by us, which we consider from time to time, or a mass withdrawal or insolvency of contributing employers, we would be required to make payments to the plan for our proportionate share of the plan’s unfunded vested liabilities. Any termination of a multi-employer plan, or mass withdrawal or insolvency of contributing employers, could require us to contribute an amount under a plan of rehabilitation or surcharge assessment that would have a material adverse impact on our consolidated financial condition, results of operations and cash flows.

We may not realize all of the anticipated benefits of current or potential future acquisitions.

Our ability to realize the anticipated benefits of acquisitions will depend, in part, on our ability to integrate the businesses of such acquired company with our businesses. The combination of two independent companies is a complex, costly and time consuming process. This process may disrupt the business of either or both of the companies, and may not result in the full benefits expected. The difficulties of combining the operations of the companies, including our recent acquisitions of Planet Hollywood in Las Vegas and Thistledown Racetrack in Cleveland, Ohio, include, among others:

•	coordinating marketing functions;

•	unanticipated issues in integrating information, communications and other systems;

•	unanticipated incompatibility of purchasing, logistics, marketing and administration methods;

•	retaining key employees;

•	consolidating corporate and administrative infrastructures;

•	the diversion of management’s attention from ongoing business concerns; and

•	coordinating geographically separate organizations.

We may be unable to realize in whole or in part the benefits anticipated for any current or future acquisitions.

We may not realize any or all of our projected cost savings, which would have the effect of reducing our LTM Adjusted EBITDA, which would have a negative effect on our results of operations and could have a negative effect on our stock price.

Beginning in the third quarter of 2008, we initiated a company-wide cost savings plan in an effort to align our expenses with current revenue levels. While these efforts have allowed us to realize, as of September 30, 2010, approximately $614.8 million in savings since we initiated our cost savings plan, our continued reduction efforts may fail to achieve similar or continued savings. Although we believe, as of September 30, 2010, there were $85.6 million of estimated cost savings yet-to-be realized from these initiatives, we may not realize some or all of these projected savings without impairing our revenues. Our cost savings plans are intended to increase our effectiveness and efficiency in our operations without impairing our revenues and margins. Our cost savings plan is subject to numerous risks and uncertainties that may change at any time, and, therefore, our actual savings may

26

differ materially from what we anticipate. For example, cutting advertising expenses may have an unintended negative affect on our revenues. In addition, our expected savings from procurement may be affected by unexpected increases in the cost of raw materials. Furthermore, because we use our projected yet-to-be realized cost savings as a pro forma adjustment to calculate our LTM Adjusted EBITDA provided in the “Summary Historical Consolidated Financial Data of Caesars Entertainment Corporation,” our actual LTM Adjusted EBITDA would be reduced to the extent of the cost savings we do not achieve.

We may be required to pay our future tax obligation on our deferred cancellation of debt income.

Under the American Recovery and Reinvestment Act of 2009, or the ARRA, we will receive temporary federal tax relief under the Delayed Recognition of Cancellation of Debt Income, or CODI, rules. The ARRA contains a provision that allows for a five-year deferral for tax purposes of CODI for debt reacquired in 2009 and 2010, followed by recognition of CODI ratably over the succeeding five years. For example, in connection with the debt that we reacquired in 2009, we have deferred related CODI tax obligations of $2.2 billion in 2009 for five years. We are required to include one-fifth of this amount in taxable income in 2014 and thereafter, and to the extent that our federal taxable income exceeds our available federal net operating loss carry forwards in those years, we will have a cash tax obligation. Therefore, our tax obligations related to CODI could be substantial and could materially and adversely affect our cash flows as a result of tax payments. For more information on the debt that we reacquired in 2009 and 2010, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Capital Resources—Issuances and Redemptions.”

The risks associated with our international operations could reduce our profits.

Some of our properties are located outside the United States, and our 2006 acquisition of London Clubs has increased the percentage of our revenue derived from operations outside the United States. International operations are subject to inherent risks including:

•	variation in local economies;

•	currency fluctuation;

•	greater difficulty in accounts receivable collection;

•	trade barriers;

•	burden of complying with a variety of international laws; and

•	political and economic instability.

The loss of the services of key personnel could have a material adverse effect on our business.

The leadership of our chief executive officer, Mr. Loveman, and other executive officers has been a critical element of our success. The death or disability of Mr. Loveman or other extended or permanent loss of his services, or any negative market or industry perception with respect to him or arising from his loss, could have a material adverse effect on our business. Our other executive officers and other members of senior management have substantial experience and expertise in our business and have made significant contributions to our growth and success. The unexpected loss of services of one or more of these individuals could also adversely affect us. We are not protected by key man or similar life insurance covering members of our senior management. We have employment agreements with our executive officers, but these agreements do not guarantee that any given executive will remain with us.

If we are unable to attract, retain and motivate employees, we may not be able to compete effectively and will not be able to expand our business.

Our success and ability to grow are dependent, in part, on our ability to hire, retain and motivate sufficient numbers of talented people, with the increasingly diverse skills needed to serve clients and expand our business,

27

in many locations around the world. Competition for highly qualified, specialized technical and managerial, and particularly consulting personnel, is intense. Recruiting, training, retention and benefit costs place significant demands on our resources. Additionally, the recent downturn in the gaming, travel and leisure sectors has made recruiting executives to our business more difficult. The inability to attract qualified employees in sufficient numbers to meet particular demands or the loss of a significant number of our employees could have an adverse effect on us.

We are or may become involved in legal proceedings that, if adversely adjudicated or settled, could impact our financial condition.

From time to time, we are defendants in various lawsuits relating to matters incidental to our business. The nature of our business subjects us to the risk of lawsuits filed by customers, past and present employees, competitors, business partners, Indian tribes and others in the ordinary course of business. As with all litigation, no assurance can be provided as to the outcome of these matters and in general, litigation can be expensive and time consuming. For example, we may have potential liability arising from a class action lawsuit against Hilton Hotels Corporation relating to employee benefit obligations. We may not be successful in the defense or prosecution of these lawsuits, which could result in settlements or damages that could significantly impact our business, financial condition and results of operations.

Risks Related to this Offering

An active trading market for our common stock may not develop.

Prior to this offering and the IPO, there has not been a public market for our common stock. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market or how liquid that market might become. If an active trading market does not develop, you may have difficulty selling any of our common stock that you buy. The offering price for our common stock may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may not be able to sell our common stock at prices equal to or greater than the price you paid in this offering.

Future sales or the possibility of future sales of a substantial amount of our common stock may depress the price of shares of our common stock.

Future sales or the availability for sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of equity securities.

After giving effect to the Private Placement, the Reclassification and the IPO as if all were to occur on the date hereof, there would be 336,645,160 shares of our new common stock outstanding (or 341,332,660 shares if the underwriters’ option to purchase additional shares is exercised in full), all of which will be the same class of voting common stock. All of the outstanding shares of our common stock will be eligible for resale under Rule 144 or Rule 701 of the Securities Act, subject to volume limitations and applicable holding period requirements. The Sponsors have the ability to cause us to register the resale of its shares, and our management members who hold shares will have the ability to include their shares in such registration.

In connection with the IPO, we, our directors and executive officers and certain holders of our outstanding common stock and options to purchase our common stock, including the Sponsors have agreed not to offer or sell, dispose of or hedge, directly or indirectly, any common stock without the permission of Citigroup Global Markets Inc. for a period of 180 days from the date of this prospectus, subject to certain exceptions and automatic extension in certain circumstances. See “Shares Eligible for Future Sale” for a discussion of the shares of our common stock that may be sold into the public market in the future.

28

We may issue shares of common stock or other securities from time to time as consideration for future acquisitions and investments or for any other reason that our board of directors, or Board, deems advisable. If any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We may also grant registration rights covering those shares of common stock or other securities in connection with any such acquisitions and investments. Upon consummation of the Private Placement, the Reclassification and the IPO, options to purchase 18,144,987 shares of common stock will be outstanding under our Management Equity Incentive Plan, assuming no changes to the plan, and warrants to purchase 138,780 shares of our common stock will be outstanding. Immediately after the effectiveness of the IPO prospectus, we intend to file with the SEC a registration statement on Form S-8 covering the shares issuable under awards we have already granted under our Management Equity Incentive Plan and the shares reserved for issuance under our 2010 Performance Incentive Plan. Assuming effectiveness of the registration statement on Form S-8, such shares will be freely tradable though they will be subject to the lock-up arrangements described herein.

We cannot predict the size of future issuances of our common stock or other securities or the effect, if any, that future issuances and sales of our common stock or other securities, including future sales by the Sponsors, will have on the market price of our common stock. Sales of substantial amounts of common stock (including shares of common stock issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

The price and trading volume of our common stock may fluctuate significantly, and you could lose all or part of your investment.

Even if an active trading market develops upon completion of the Private Placement, the Reclassification, the IPO and listing of our common stock, the market price of our common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume of our common stock may fluctuate and cause significant price variations to occur. Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for your shares of common stock. The market price for our common stock could fluctuate significantly for various reasons, including:

•	our operating and financial performance and prospects;

•	our quarterly or annual earnings or those of other companies in our industry;

•	conditions that impact demand for our products and services;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	changes in earnings estimates or recommendations by securities analysts who track our common stock;

•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	changes in government and environmental regulation, including gaming taxes;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	arrival and departure of key personnel;

•	the number of shares to be publicly traded after this offering;

•	changes in our capital structure;

•	sales of common stock by us or members of our management team; and

•

changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events.

29

In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in the gaming, lodging, hospitality and entertainment industries. The changes frequently appear to occur without regard to the operating performance of the affected companies. Hence, the price of our common stock could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce our share price.

Apollo and TPG control us, and their interests may conflict with or differ from your interests as a stockholder.

After giving effect to the Private Placement, the Reclassification and the IPO, Hamlet Holdings, the members of which are comprised of an equal number of individuals affiliated with each of the Sponsors, will beneficially own in excess of 81.0% of our common stock pursuant to an irrevocable proxy providing Hamlet Holdings with sole voting and sole dispositive power over those shares. As a result, the Sponsors have the power to elect all of our directors. Therefore, the Sponsors have the ability to vote on any transaction that requires the approval of our Board or our stockholders, including the approval of significant corporate transactions such as mergers and the sale of substantially all of our assets. The interests of the Sponsors could conflict with or differ from the interests of other holders of our common stock. For example, the concentration of ownership held by the Sponsors could delay, defer or prevent a change of control of us or impede a merger, takeover or other business combination which another stockholder may otherwise view favorably. Additionally, the Sponsors are in the business of making or advising on investments in companies it holds, and may from time to time in the future acquire interests in or provide advice to businesses that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours. One or both of the Sponsors may also pursue acquisitions that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. A sale of a substantial number of shares of stock in the future by funds affiliated with the Sponsors or their co-investors could cause our stock price to decline. So long as the Sponsors continue to own a significant amount of the outstanding shares of our common stock, they will continue to be able to strongly influence or effectively control our decisions.

In addition, we have an executive committee that serves at the discretion of our Board and is authorized to take such actions as it reasonably determines appropriate. Currently, the executive committee may act by a majority of its members, provided that at least one member affiliated with TPG and Apollo must approve any action of the executive committee. See “Management — Executive Committee” for a further discussion.

Our stockholders are subject to extensive governmental regulation and if a stockholder is found unsuitable by the gaming authority, that stockholder would not be able to beneficially own our common stock directly or indirectly.

In many jurisdictions, gaming laws can require any of our stockholders to file an application, be investigated, and qualify or have his, her or its suitability determined by gaming authorities. Gaming authorities have very broad discretion in determining whether an applicant should be deemed suitable. Subject to certain administrative proceeding requirements, the gaming regulators have the authority to deny any application or limit, condition, restrict, revoke or suspend any license, registration, finding of suitability or approval, or fine any person licensed, registered or found suitable or approved, for any cause deemed reasonable by the gaming authorities. For additional information on the criteria used in making determinations regarding suitability, see “Gaming Regulatory Overview.”

For example, under Nevada gaming laws, each person who acquires, directly or indirectly, beneficial ownership of any voting security, or beneficial or record ownership of any non-voting security or any debt security, in a public corporation which is registered with the Nevada Gaming Commission, or the Gaming Commission, may be required to be found suitable if the Gaming Commission has reason to believe that his or her acquisition of that ownership, or his or her continued ownership in general, would be inconsistent with the declared public policy of Nevada, in the sole discretion of the Gaming Commission. Any person required by the Gaming Commission to be found suitable shall apply for a finding of suitability within 30 days after the Gaming Commission’s request that he or she should do so and, together with his or her application for suitability, deposit

30

with the Nevada Gaming Control Board, or the Control Board, a sum of money which, in the sole discretion of the Control Board, will be adequate to pay the anticipated costs and charges incurred in the investigation and processing of that application for suitability, and deposit such additional sums as are required by the Control Board to pay final costs and charges.

Furthermore, any person required by a gaming authority to be found suitable, who is found unsuitable by the gaming authority, may not hold directly or indirectly the beneficial ownership of any voting security or the beneficial or record ownership of any nonvoting security or any debt security of any public corporation which is registered with the gaming authority beyond the time prescribed by the gaming authority. A violation of the foregoing may constitute a criminal offense. A finding of unsuitability by a particular gaming authority impacts that person’s ability to associate or affiliate with gaming licensees in that particular jurisdiction and could impact the person’s ability to associate or affiliate with gaming licensees in other jurisdictions.

Many jurisdictions also require any person who acquires beneficial ownership of more than a certain percentage of voting securities of a gaming company and, in some jurisdictions, non-voting securities, typically 5%, to report the acquisition to gaming authorities, and gaming authorities may require such holders to apply for qualification or a finding of suitability, subject to limited exceptions for “institutional investors” that hold a company’s voting securities for investment purposes only.

Some jurisdictions may also limit the number of gaming licenses in which a person may hold an ownership or controlling interest. In Indiana, for example, a person may not have an ownership interest in more than two Indiana riverboat owner’s licenses.

You will suffer an immediate and substantial dilution in the net tangible book value of the common stock you purchase after giving effect to the IPO.

The assumed initial offering price in the IPO is substantially higher than the net tangible book value per share of the outstanding common stock immediately after the IPO. Accordingly, based on an assumed initial public offering price of $16.00 per share, the midpoint of the estimated offering price range of $15.00 and $17.00, purchasers of common stock in this offering will experience immediate and substantial dilution of approximately $35.85 per share in net tangible book value of the common stock, after giving effect to the IPO. See “Dilution,” including the discussion of the effects on dilution from a change in the price of the IPO.

Because we have not paid dividends since the Acquisition and do not anticipate paying dividends on our common stock in the foreseeable future, you should not expect to receive dividends on shares of our common stock.

We have no present plans to pay cash dividends to our stockholders and, for the foreseeable future, intend to retain all of our earnings for use in our business. The declaration of any future dividends by us is within the discretion of our Board and will be dependent on our earnings, financial condition and capital requirements, as well as any other factors deemed relevant by our Board.

We will be a “controlled company” within the meaning of the Nasdaq rules and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements.

Upon the closing of the IPO, Hamlet Holdings will continue to control a majority of our voting common stock. As a result, we will be a “controlled company” within the meaning of the Nasdaq corporate governance standards. Under the Nasdaq rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance requirements, including:

•	the requirement that a majority of the Board consists of independent directors;

•	the requirement that we have a nominating/corporate governance committee that is composed entirely of independent directors;

31

•	the requirement that we have a compensation committee that is composed entirely of independent directors; and

•	the requirement for an annual performance evaluation of the nominating/corporate governance and compensation committees.

Following the IPO, we intend to utilize these exemptions. As a result, we will not have a majority of independent directors nor will our nominating/corporate governance and compensation committees consist entirely of independent directors and we will not be required to have an annual performance evaluation of the nominating/corporate governance and compensation committees. See “Management.” Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Although we already file periodic reports with the Securities and Exchange Commission pursuant to Section 13 of the Exchange Act of 1934, becoming a company with publicly traded common stock will increase our expenses and administrative burden.

As a company with publicly traded common stock, we will incur legal, accounting and other expenses that we did not incur as a company without a publicly traded equity security. In addition, our administrative staff will be required to perform additional tasks. For example, in anticipation of becoming a company with publicly traded common stock, we will need to create or revise the roles and duties of our Board committees and retain a transfer agent. Once our common stock is publicly traded, we will also be required to hold an annual meeting for our stockholders, which will require us to expend resources to prepare, print and mail a proxy statement relating to the annual meeting.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations implemented by the Securities and Exchange Commission and the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank, which amended Sarbanes-Oxley, among other federal laws, are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. Dodd-Frank, signed into law on July 21, 2010, effects comprehensive changes to the regulation of financial services in the United States and will subject us to additional federal regulation. We cannot predict with any certainty the requirements of the regulations ultimately adopted or how Dodd-Frank and such regulations will impact the cost of compliance for a company with publicly traded common stock. We are currently evaluating and monitoring developments with respect to Dodd-Frank and other new and proposed rules and cannot predict or estimate the amount of the additional costs we may incur or the timing of such costs. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed. We also expect that being a company with publicly traded common stock and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, and qualified executive officers.

32

Our bylaws and certificate of incorporation will contain provisions that could discourage another company from acquiring us and may prevent attempts by our stockholders to replace or remove our current management.

Provisions of our bylaws and our certificate of incorporation that will be adopted by us prior to the effectiveness of the registration statement of which this prospectus forms a part may delay or prevent a merger or acquisition that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace or remove our directors. These provisions include:

•	establishing a classified board of directors;

•	establishing limitations on the removal of directors;

•	permitting only an affirmative vote of at least two-thirds of the Board to fix the number of directors;

•	prohibiting cumulative voting in the election of directors;

•	empowering only the Board to fill any vacancy on the Board, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

•	authorizing the issuance of “blank check” preferred stock without any need for action by stockholders;

•	eliminating the ability of stockholders to call special meetings of stockholders;

•	prohibiting stockholders to act by written consent if less than 50.1% of our outstanding common stock is controlled by the Sponsors;

•

prohibiting amendments to the bylaws without the affirmative vote of at least two-thirds of the Board or the affirmative vote of at least two-thirds of the total voting power of the outstanding shares entitled to vote;

•

prohibiting amendments to the certificate of incorporation relating to stockholder meetings, amendments to the bylaws or certificate of incorporation, or the election or classification of the Board without the affirmative vote of two-thirds of the shares entitled to vote on any matter; and

•	establishing advance notice requirements for nominations for election to the Board or for proposing matters that can be acted on by stockholders at stockholder meetings.

Our issuance of shares of preferred stock could delay or prevent a change of control of us. Our Board has the authority to cause us to issue, without any further vote or action by the stockholders, shares of preferred stock, par value $0.01 per share, in one or more series, to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders, even where stockholders are offered a premium for their shares.

Together, these charter and statutory provisions could make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, as well as the significant common stock beneficially owned by the Sponsors, could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

33

CAUTIONARY STATEMENTS CONCERNING FORWARD LOOKING STATEMENTS

This prospectus contains “forward looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward looking statements because they contain words such as “believes,” “project,” “might,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward looking statements. In addition, we, through our senior management, from time to time make forward looking public statements concerning our expected future operations and performance and other developments. These forward looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.

We disclose important factors that could cause actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward looking statements included in this prospectus. All subsequent written and oral forward looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could materially affect our results include:

•	the impact of our substantial indebtedness;

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans;

•	the effect of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industry in particular;

•

construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

•	the effects of environmental and structural building conditions relating to our properties;

•	our ability to timely and cost effectively integrate companies that we acquire into our operations;

•	our ability to realize the expense reductions from our cost savings programs;

•	access to available and reasonable financing on a timely basis;

•

changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions and fines and taxation;

•	the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same-store or hotel sales;

•	our ability to recoup costs of capital investments through higher revenues;

•	acts of war, terrorist incidents, severe weather or natural disasters;

•	access to insurance on reasonable terms for our assets;

•	abnormal gaming holds;

•	potential difficulties in employee retention and recruitment as a result of our substantial indebtedness, the recent downturn in the gaming and hotel industries, or any other factor;

34

•	the effects of competition, including locations of competitors and operating and market competition; and

•	the other factors set forth under “Risk Factors.”

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward looking statements contained in this prospectus may not in fact occur. We undertake no obligation to publicly update or revise any forward looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

35

MARKET AND INDUSTRY DATA AND FORECASTS

Information regarding market share, market position and industry data pertaining to our business contained in this prospectus consists of our estimates based on data and reports compiled by industry sources and professional organizations, including National Indian Gaming Commission, Casino City’s North American Gaming Almanac, 2010 AGA Survey of Casino Entertainment, Las Vegas Convention and Visitors Authority, Smith Travel Research, Nevada State Gaming Control Board—Nevada Gaming Abstract, South Jersey Transportation Authority, New Jersey Casino Control Commission, H2 Gaming Capital, Macau Gaming Inspection and Coordination Bureau, European Casino Association, the public filings with the Securities and Exchange Commission of MGM Resorts International, Las Vegas Sands Corp., Wynn Resorts, Limited, Ameristar Casinos, Inc., Penn National Gaming, Inc. and Pinnacle Entertainment, Inc. and on our management’s knowledge of our business and markets.

Although we believe that the third-party sources are reliable, we have not independently verified market industry data provided by third parties or by industry or general publications, and we do not take any further responsibility for this data. Similarly, while we believe our internal estimates with respect to our industry are reliable, our estimates have not been verified by any independent sources, and we cannot assure you that they are accurate. While we are not aware of any misstatements regarding any industry data presented in this prospectus, our estimates, in particular as they relate to market share and our general expectations, involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors.”

36

USE OF PROCEEDS

We are registering these shares of common stock for resale by the selling stockholders in connection with the Private Placement. We will not receive any proceeds from the sale of the shares offered by this prospectus. The net proceeds from the sale of the shares offered by this prospectus will be received by the selling stockholders.

37

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2010:

•	on an actual basis;

•

on an as adjusted basis giving effect to the consummation of the Private Placement, assuming the Paulson Investors and Sponsor Investors exchange $1,118.3 million face value of Notes for our common stock; and

•

on an as adjusted basis after giving effect to the IPO at an assumed offering price that is the midpoint of the estimated offering price range of $15.00 and $17.00 and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Indebtedness” and our financial statements and the related notes included elsewhere in this prospectus.

	As of September 30, 2010
	Actual	As Adjusted for the Private Placement(1)	As adjusted for the Private Placement(1) and IPO
(In millions)
Cash and cash equivalents	$1,323.7	$1,323.7	$1,793.1

Debt:
Term loan(2)	$6,790.2	$6,790.2	$6,790.2
Revolving credit facility(3)	—	—	—
First lien notes	2,048.4	2,048.4	2,048.4
Second lien notes(4)	2,909.2	2,909.2	2,909.2
PHW Las Vegas senior secured loan	441.0	441.0	441.0
Subsidiary guaranteed unsecured senior debt(5)	489.1	489.1	489.1
Unsecured senior notes(6)	1,409.8	637.9	637.9
CMBS Financing(7)	5,342.9	5,342.9	5,342.9
Other(8)	286.5	286.5	286.5

Total long-term debt, including current portion	19,717.1	18,945.2	18,945.2
Equity	1,062.6	1,834.5	2,303.9

Total capitalization	$20,779.7	$20,779.7	$21,249.1

(1)	Does not take into account the payment of interest on the tendered notes and the effect that such payment will have on the amount of notes that may be tendered by the Paulson Investors in light of percentage ownership limitations.
(2)	Upon the closing of the Acquisition, CEOC entered into a seven-year $7,250.0 million term loan facility, all of which was drawn at the closing of the Acquisition. The outstanding borrowings under the term loan have been increased by an incremental term loan drawn in October 2009 and have been reduced by payments made subsequent to the Acquisition. Caesars guarantees this facility, and all of the material wholly owned domestic subsidiaries of CEOC have pledged their assets to secure this facility.
(3)	Upon the closing of the Acquisition, CEOC entered into the senior secured credit facilities, which included a $2,000.0 million revolving credit facility that was reduced to $1,630.0 million due to debt retirements subsequent to the closing of the Acquisition. At September 30, 2010, $1,510.0 million of borrowing capacity was available under our revolving credit facility, with an additional $120.0 million committed to back letters of credit. Caesars guarantees this facility, and all of the material wholly owned domestic subsidiaries of CEOC other than Planet Hollywood have pledged their assets to secure this facility.

38

(4)	Consists of the book values of $750.0 million face value of 12.75% Second-Priority Notes due 2018, book values of $214.8 million face value of 10.0% Second-Priority Notes due 2015, book values of $847.6 million face value of 10.0% Second-Priority Notes due 2018 issued in connection with the exchange offers that were consummated on December 24, 2008, and book values of $3,705.5 million face value of 10.0% Second-Priority Notes due 2018 issued in connection with the exchange offers that were consummated on April 15, 2009. Such amounts are inclusive of amounts paid in fees in connection with such exchange offers. The aggregate face value of such notes is $5,517.9 million.
(5)	Consists of $478.6 million of 10.75% Senior Notes due 2016 and $10.5 million of 10.75%/11.5% Senior Toggle Notes due 2018. All of this indebtedness is guaranteed on a joint and several basis by Caesars and all of the material wholly owned domestic subsidiaries of CEOC that have pledged their assets to secure the senior secured credit facilities.
(6)	The “Actual” unsecured senior notes consist of the book values of the following notes: $125.2 million face value of 5.375% Senior Notes due 2013, $784.3 million face value of 5.625% Senior Notes due 2015, $532.2 million face value of 5.75% Senior Notes due 2017, $568.5 million face value of 6.5% Senior Notes due 2016, $0.6 million face value of 7% Senior Notes due 2013 and $0.2 million face value of Floating Rate Contingent Convertible Senior Notes due 2024, all of which are obligations of CEOC and guaranteed by Caesars. The aggregate face value of such notes is $2,011.0 million. Upon giving effect to the Private Placement, assuming the Paulson Investors and the Sponsor Investors tender $1,118.3 million of notes in the Private Placement and acceptance of all tendered notes in the Private Placement, HBC would hold $427.4 million face value of the outstanding 5.625% Senior Notes due 2015, $385.0 million face value of the outstanding 5.75% Senior Notes due 2017 and $324.5 million face value of the outstanding 6.5% Senior Notes due 2016.
(7)	The amount of CMBS Loans will be reduced to approximately $5,189.6 million and total long-term debt will be reduced to approximately $19,563.8 million by December 31, 2010 as a result of additional purchases of certain CMBS Loans by us for an additional payment by us of approximately $95.7 million, as required pursuant to the terms of the CMBS Amendment.
(8)	Consists of the book values of the following debt: $212.8 million of 12.375% senior secured term loan due 2016 incurred by Chester Downs, $11.6 million of unsecured Uruguay bonds due 2010, $67.1 million of principal obligations to fund Clark County, Nevada, Special Improvement District bonds and $6.5 million of miscellaneous other indebtedness.

39

DILUTION

Dilution is the amount by which the offering price paid by the purchasers of the common stock to be sold in the IPO exceeds the net tangible book value per share of common stock after giving effect to the IPO. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

Our net tangible book value (deficit) as of September 30, 2010 was $(7,150.4) million, or $(27.74) per share. After giving effect to the receipt and our intended use of approximately $469.4 million of estimated net proceeds from our sale of 31,250,000 shares of common stock in the IPO at an assumed offering price of $16.00 per share, which represents the midpoint of the estimated offering price of the IPO, our pro-forma net tangible book value (deficit) as of September 30, 2010 is approximately $(6,681.0) million, or $(19.85) per share. This represents an immediate increase in pro forma net tangible book value of $7.89 per share to existing stockholders and an immediate dilution of $(35.85) per share to new investors purchasing shares of common stock in the IPO. The following table illustrates this substantial and immediate per share dilution to new investors:

		Per Share
Assumed initial public offering price per share in the IPO		$16.00
Net tangible book value (deficit) before the IPO	$(27.74)
Immediate increase in pro-forma net tangible book value per share attributable to investors in the IPO	7.89

Pro forma net tangible book value (deficit) per share after the IPO		$(19.85)

Dilution per share to new investors		$(35.85)

A $1.00 increase (decrease) in the assumed initial public offering price of $16.00 per share (the midpoint of the estimate offering price range of the IPO) would increase (decrease) our pro forma adjusted net tangible book value by $29.3 million, the as adjusted pro forma net tangible book value per share after the IPO by $0.09 per share and the dilution per share to new investors $0.09, assuming the number of shares offered by us in the IPO remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

The following table summarizes on an as adjusted basis as of September 30, 2010, giving effect to:

•	the total number of shares of common stock purchased from us in the IPO;

•

the total consideration paid to us in the IPO, assuming an initial public offering price of $16.00 per share (before deducting the estimated underwriting discount and commissions and offering expenses payable by us in connection with this offering); and

•	the average price per share paid by existing stockholders and by new investors purchasing shares in the IPO.

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent
			(in millions)
Existing stockholders	305,395,160	90.7%	$6,137.8	92.5%	$20.10
Investors in the IPO	31,250,000	9.3	500.0	7.5	16.00

Total	336,645,160	100.0%	$6,637.8	100.0%	$19.71

40

A $1.00 increase (decrease) in the assumed initial public offering price of $16.00 per share (the midpoint of the estimate offering price range of the IPO) would increase (decrease) total consideration paid by existing stockholders, total consideration paid by new investors and the average price per share by $0, $31.25 million, and $0.20, respectively, assuming the number of shares offered by us in the IPO remains the same, and without deducting underwriting discounts and commissions and estimated expenses payable by us.

The above tables and calculations do not give effect to:

•

17,841,797 shares of our common stock issuable upon the exercise of outstanding options as of September 30, 2010, at a weighted-average exercise price of $19.32 per share, or 440,929 shares of common stock issuable upon the exercise of options we anticipate issuing prior to the consummation of the IPO;

•	138,780 shares of our common stock issuable upon the exercise of outstanding warrants as of September 30, 2010, at a weighted-average exercise price of $23.49 per share;

•	22,113,652 shares of our common stock reserved for future issuance under the 2010 Performance Incentive Plan; and

•	4,687,500 shares of our common stock issuable in the IPO to the underwriters pursuant to an option to purchase additional shares.

To extent any of these options or warrants are exercised or shares of our common stock currently reserved for future issuance are issued, there will be further dilution to new investors.

41

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents our selected historical consolidated financial data as of and for the periods presented. The selected historical consolidated financial data as of December 31, 2008 and 2009 and for the year ended December 31, 2007, the periods from January 1, 2008 through January 27, 2008 and from January 28, 2008 through December 31, 2008, and for the year ended December 31, 2009, have been derived from, and should be read in conjunction with, our audited consolidated financial statements included elsewhere in this prospectus. The selected historical consolidated financial and other data for the years ended December 31, 2005 and 2006 and as of December 31, 2005, 2006 and 2007 have been derived from our audited consolidated financial statements not included in this prospectus. The selected historical financial information as of September 30, 2010 and for the nine month periods ended September 30, 2009 and 2010, are derived from, and should be read in conjunction with, our unaudited consolidated condensed financial statements included elsewhere in this prospectus, and, except as otherwise described herein, have been prepared on a basis consistent with our annual audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation of such data.

You should read this data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes thereto included elsewhere in this prospectus.

42

Caesars Entertainment Corporation

Selected Historical Consolidated Financial Data

	Predecessor				Successor
	Year Ended December 31,			Jan. 1, 2008 through Jan. 27, 2008	Jan. 28, 2008 through Dec. 31, 2008	Year Ended Dec. 31, 2009	Nine Months Ended September 30,
(In millions, except per share data)	2005	2006	2007				2009	2010
							(Unaudited)
Revenues
Casino	$5,966.5	$7,868.6	$8,831.0	$614.6	$7,476.9	$7,124.3	$5,444.8	$5,251.3
Food and beverage	1,086.7	1,577.7	1,698.8	118.4	1,530.2	1,479.3	1,129.3	1,157.8
Rooms	786.2	1,240.7	1,353.6	96.4	1,174.5	1,068.9	817.8	858.5
Management fees	75.6	89.1	81.5	5.0	59.1	56.6	43.5	31.2
Other	424.7	611.0	695.9	42.7	624.8	592.4	447.9	439.9
Less: casino promotional allowances	(1,329.7)	(1,713.2)	(1,835.6)	(117.0)	(1,498.6)	(1,414.1)	(1,075.0)	(1,041.1)

Net revenues	7,010.0	9,673.9	10,825.2	760.1	9,366.9	8,907.4	6,808.3	6,697.6

Operating Expenses
Direct
Casino	2,984.6	3,902.6	4,595.2	340.6	4,102.8	3,925.5	2,968.0	2,982.9
Food and beverage	482.3	697.6	716.5	50.5	639.5	596.0	451.1	469.7
Rooms	151.5	256.6	266.3	19.6	236.7	213.5	160.4	195.5
Property general and administrative and other	1,464.4	2,206.8	2,421.7	178.2	2,143.0	2,018.8	1,518.3	1,580.0
Depreciation and amortization	485.7	667.9	817.2	63.5	626.9	683.9	516.8	548.1
Project opening costs	16.4	20.9	25.5	0.7	28.9	3.6	2.9	4.0
Write-downs, reserves and recoveries	56.1	62.6	(59.9)	4.7	16.2	107.9	78.6	136.3
Impairment of intangible assets	138.6	20.7	169.6	—	5,489.6	1,638.0	1,625.7	144.0
(Income)/loss in non-consolidated affiliates	(1.2)	(3.6)	(3.9)	(0.5)	2.1	2.2	1.3	2.1
Corporate expense	97.7	177.5	138.1	8.5	131.8	150.7	111.7	103.8
Acquisition and integration costs	55.0	37.0	13.4	125.6	24.0	0.3	0.3	8.3
Amortization of intangible assets	49.9	70.7	73.5	5.5	162.9	174.8	131.7	121.7

Total operating expenses	5,981.0	8,117.3	9,173.2	796.9	13,604.4	9,515.2	7,566.8	6,296.4

Income/(loss) from operations	1,029.0	1,556.6	1,652.0	(36.8)	(4,237.5)	(607.8)	(758.5)	401.2
Interest expense, net of interest capitalized	(479.6)	(670.5)	(800.8)	(89.7)	(2,074.9)	(1,892.5)	(1,404.7)	(1,471.9)
(Losses)/gains on early extinguishments of debt	(3.3)	(62.0)	(2.0)	—	742.1	4,965.5	4,279.2	48.7
Other income, including interest income	8.0	10.7	43.3	1.1	35.2	33.0	23.2	28.2

Income/(loss) from continuing operations before income taxes	554.1	834.8	892.5	(125.4)	(5,535.1)	2,498.2	2,139.2	(993.8)
(Provision) benefit for income taxes	(225.9)	(295.6)	(350.1)	26.0	360.4	(1,651.8)	(1,590.8)	364.5

Income/(loss) from continuing operations, net of tax	328.2	539.2	542.4	(99.4)	(5,174.7)	846.4	548.4	(629.3)
Income/(loss) from discontinued operations, net of tax	(79.9)	11.9	92.2	0.1	90.4	—	(0.3)	—

Net income/(loss)	248.3	551.1	634.6	(99.3)	(5,084.3)	846.4	548.1	(629.3)
Less: net income attributable to non-controlling interests	(11.9)	(15.3)	(15.2)	(1.6)	(12.0)	(18.8)	(16.1)	(5.1)

Net income/(loss) attributable to Caesars Entertainment Corporation	236.4	535.8	619.4	(100.9)	(5,096.3)	827.6	532.0	(634.4)
Preferred stock dividends	—	—	—	—	(297.8)	(354.8)	(259.3)	—

Net income/(loss) attributable to common stockholders	$236.4	$535.8	$619.4	$(100.9)	$(5,394.1)	$472.8	$272.7	$(634.4)

Earnings per share—basic
Income from continuing operations	$0.50	$0.67	$0.66	$(0.13)	$(31.61)	$2.73	$1.58	$(2.75)
Discontinued operations, net	(0.13)	0.01	0.12	—	0.52	—	—	—

Net income/(loss)	$0.37	$0.68	$0.78	$(0.13)	$(31.09)	$2.73	$1.58	$(2.75)

Earnings per share—diluted
Income from continuing operations	$0.49	$0.66	$0.65	$(0.13)	$(31.61)	$1.62	$1.06	$(2.75)
Discontinued operations, net	(0.12)	0.01	0.11	—	0.52	—	—	—

Net income/(loss)	$0.37	$0.67	$0.76	$(0.13)	$(31.09)	$1.62	$1.06	$(2.75)

Dividends declared per common share	$0.33	$0.36	$0.38	$—	$—	$—	$—	$—

43

	Predecessor				Successor
	Year Ended December 31,			Jan. 1, 2008 through Jan. 27, 2008	Jan. 28, 2008 through Dec. 31, 2008	Year Ended Dec. 31, 2009	Nine Months Ended September 30,
(In millions except share data)	2005	2006	2007				2009	2010
							(Unaudited)
Basic weighted-average common shares outstanding	630,282,129	783,306,777	793,156,284	801,026,214	173,513,064	173,234,665	173,248,505	230,861,817

Diluted weighted-average common shares outstanding	639,565,868	800,491,154	811,392,119	801,026,214	173,513,064	511,919,307	499,683,476	230,861,817

Balance Sheet Data
Cash and cash equivalents	$724.4	$799.6	$710.0		$650.5	$918.1	$948.2	$1,323.7
Working capital	30.7	(610.2)	(126.1)		(536.4)	(6.6)	(118.9)	121.7
Total assets	20,517.6	22,284.9	23,357.7		31,048.6	28,979.2	29,230.5	29,287.9
Total debt	11,045.8	12,089.9	12,440.4		23,208.9	18,943.1	19,342.4	19,717.1
Total stockholders’ equity/(deficit)	5,696.7	6,123.5	6,679.1		(1,360.8)	(867.0)	(1,080.7)	1,062.6

Other Financial Data
Capital expenditures, net of change in construction payables	$1,201.0	$2,548.3	$1,376.7	$125.6	$1,181.4	$464.5	$411.9	$124.6

44

DIVIDEND POLICY

We intend to retain all future earnings, if any, for use in the operation of its business and to fund future growth. We do not anticipate paying any dividends for the foreseeable future. The decision whether to pay dividends will be made by our Board in light of conditions then existing, including factors such as our results of operations, financial condition and requirements, business conditions and covenants under any applicable contractual arrangements, including our indebtedness.

45

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are the world’s largest casino entertainment provider as measured by net revenues and individual casinos, and are the most geographically diverse U.S. casino operator. As of September 30, 2010, we owned, operated or managed, through various subsidiaries, 52 casinos in 12 U.S. states and seven countries. The vast majority of these casinos operate in the United States and England. Our casino entertainment facilities operate primarily under the Caesars, Harrah’s and Horseshoe brand names in the United States, and include land-based casinos, casino clubs, riverboat or dockside casinos, casinos on Indian reservations, and casinos combined with a greyhound racing facility, a thoroughbred racetrack and a harness racetrack. We are focused on building customer loyalty through a unique combination of customer service, excellent products, unsurpassed distribution, operational excellence and technology leadership and on exploiting the value of our major hotel/casino brands and Total Rewards, our industry-leading loyalty program. We believe that the customer-relationship marketing and business-intelligence capabilities fueled by Total Rewards are constantly bringing us closer to our customers so we better understand their preferences, and from that understanding, we are able to improve the entertainment experiences that we offer accordingly.

On January 28, 2008, we were acquired by the Apollo Funds and affiliates of TPG in an all-cash transaction, which we refer to as the Acquisition, valued at approximately $30.7 billion. Holders of Caesars stock received $90.00 in cash for each outstanding share of common stock. As a result of the Acquisition, the issued and outstanding shares of Caesars non-voting common stock are owned by entities affiliated with Apollo and TPG and certain co-investors and members of management, and the issued and outstanding shares of Caesars voting common stock are owned by Hamlet Holdings, which is owned by certain individuals affiliated with Apollo and TPG.

Regional Aggregation

Our executive officers review operating results, assess performance and make decisions related to the allocation of resources on a property-by-property basis. We, therefore, believe that each property is an operating segment and that it is appropriate to aggregate and present our operations as one reportable segment. In order to provide more meaningful information than would be possible on a consolidated basis, our properties (as of September 30, 2010, or as otherwise noted below) have been grouped as follows to facilitate discussion of our operating results:

Las Vegas	Atlantic City	Louisiana/Mississippi	Iowa/Missouri
Caesars Palace	Harrah’s Atlantic City	Harrah’s New Orleans	Harrah’s St. Louis
Bally’s Las Vegas	Showboat Atlantic City	Harrah’s Louisiana Downs	Harrah’s North Kansas City
Flamingo Las Vegas	Bally’s Atlantic City	Horseshoe Bossier City	Harrah’s Council Bluffs
Harrah’s Las Vegas	Caesars Atlantic City	Grand Biloxi	Horseshoe Council Bluffs/
Paris Las Vegas	Harrah’s Chester (2)	Harrah’s Tunica	Bluffs Run
Rio		Horseshoe Tunica
Imperial Palace		Tunica Roadhouse Hotel &
Bill’s Gamblin’ Hall & Saloon		Casino
Planet Hollywood Resort & Casino(1)

46

Illinois/Indiana	Other Nevada	Managed and International
Horseshoe Southern Indiana	Harrah’s Reno	Harrah’s Ak-Chin(4)
Harrah’s Joliet(3)	Harrah’s Lake Tahoe	Harrah’s Cherokee(4)
Harrah’s Metropolis	Harvey’s Lake Tahoe	Harrah’s Rincon(4)
Horseshoe Hammond	Harrah’s Laughlin	Conrad Punta del Este(2)
Caesars Windsor(5)
London Clubs International(6)

(1)	Acquired on February 19, 2010. PHW Las Vegas, which owns and operates Planet Hollywood, is an unrestricted subsidiary of CEOC.
(2)	We have approximately 95 percent ownership interest in this property.
(3)	We have an 80 percent ownership interest in and manage this property.
(4)	Managed, not owned.
(5)	We have a 50 percent interest in Windsor Casino Limited, which manages this property. The province of Ontario owns the complex.
(6)	As of September 30, 2010, we operated/managed 10 casino clubs in the provinces of the United Kingdom and two in Egypt. We have a 70 percent ownership interest in and manage one casino club in South Africa.

Included in income from operations for each grouping are project opening costs and write-downs, reserves and recoveries. Project opening costs include costs incurred in connection with expansion and renovation projects at various properties. Write-downs, reserves and recoveries include various pretax charges to record tangible asset impairments, contingent liability reserves, demolition costs, recoveries of previously recorded non-routine charges and other non-routine transactions.

Consolidated Operating Results

In accordance with GAAP, we have separated our historical financial results for the periods subsequent to the Acquisition, or the Successor periods, and the period prior to the Acquisition, or the Predecessor periods. However, we have also combined results for the Successor and Predecessor periods for 2008 in the presentations below because we believe that it enables a meaningful presentation and comparison of results. As a result of the application of purchase accounting as of the Acquisition date, financial information for the Successor periods and the Predecessor periods are presented on different bases and, therefore, are not comparable. We have reclassified certain amounts for prior periods to conform to our 2009 presentation.

Because the financial results for 2010, 2009 and 2008 include significant impairment charges, the following tables also present separately income/(loss) from operations before impairment charges and the impairment charges to provide more meaningful comparisons of results. This presentation is not in accordance with GAAP.

(Dollars in millions)	Nine Months Ended September 30,		Percentage Increase/ (Decrease)
	2010	2009
Casino revenues	$5,251.3	$5,444.8	(3.6)%
Net revenues	6,697.6	6,808.3	(1.6)%
Income/(loss) from operations	401.2	(758.5)	N/M
Impairment of intangible assets, including goodwill	144.0	1,625.7	N/M
Income from operations before impairment charge	545.2	867.2	(37.1)%
(Loss)/income from continuing operations, net of tax	(629.3)	548.4	N/M
(Loss)/income attributable to Caesars Entertainment Corporation	(634.4)	532.0	N/M
Operating margin	6.0%	(11.1)%	17.1	pts
Operating margin before impairment charges	8.1%	12.7%	(4.6	)pts

N/M = Not meaningful

47

	Successor		Predecessor		Predecessor	Percentage Increase/(Decrease)
(Dollars in millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Combined 2008	2007	09 vs. 08	08 vs. 07
Casino revenues	$7,124.3	$7,476.9	$614.6	$8,091.5	$8,831.0	(12.0)%	(8.4)%
Net revenues	8,907.4	9,366.9	760.1	10,127.0	10,825.2	(12.0)%	(6.4)%
Income/(loss) from operations	(607.8)	(4,237.5)	(36.8)	(4,274.3)	1,652.0	85.8%	N/M
Impairment charges	1,638.0	5,489.6	—	5,489.6	169.6	N/M	N/M
Income/(loss) from operations before impairment charges	1,030.2	1,252.1	(36.8)	1,215.3	1,821.6	(15.2)%	(33.3)%
Income/(loss) from continuing operations, net of tax	846.4	(5,174.7)	(99.4)	(5,274.1)	542.4	N/M	N/M
Net income/(loss) attributable to Caesars Entertainment Corporation	827.6	(5,096.3)	(100.9)	(5,197.2)	619.4	N/M	N/M

N/M = Not meaningful

Net revenues for the nine months ended September 30, 2010 declined 1.6 percent to $6,697.6 million from $6,808.3 million in the comparable period of 2009 as incremental revenues associated with the Planet Hollywood acquisition were unable to offset the continuing impact of the recession on customers’ discretionary spending.

Income from operations for the nine months ended September 30, 2010 was $401.2 million, compared with a loss from operations of $758.5 million for the same period in 2009. Included in the nine months ended September 30, 2010 and 2009 were impairment charges for intangible assets totaling $144.0 million and $1,625.7 million, respectively. Prior to consideration of the aforementioned impairment charges, income from operations for the nine months ended September 30, 2010 decreased to $545.2 million from $867.2 million for the nine months ended September 30, 2009, driven by increased marketing and labor-related expenses, incremental depreciation and remediation costs in the Las Vegas region, and write-offs of assets associated with the indefinite deferral of certain capital projects in the Las Vegas and Atlantic City regions, combined with the income impact of reduced revenues during the first half of 2010 and the previously disclosed litigation and asset reserve charges recorded during the second quarter 2010.

Loss from continuing operations, net of tax, for the nine months ended September 30, 2010 was $629.3 million, compared with income from continuing operations, net of tax, of $548.4 million for the year-ago period. Included in loss from continuing operations, net of tax, for the first nine months ended September 30, 2010 were: (i) the aforementioned impairment charges for intangible assets and (ii) gains related to the early extinguishment of debt of $48.7 million. Included in income from continuing operations, net of tax, for the nine months ended September 30, 2009 were: (i) aforementioned impairment charges for intangible assets; and (ii) gains related to the early extinguishment of debt of $4,279.2 million.

In the fourth quarter of 2009, we purchased $948.8 million of face value of CMBS Loans for $237.2 million. Pursuant to the terms of the CMBS Amendment, we have agreed to pay lenders selling these CMBS Loans during the fourth quarter of 2009 an additional $48.0 million for their loans previously sold, to be paid no later than December 31, 2010. This additional liability was recorded as a loss on early extinguishment of debt during the quarter ended March 31, 2010. In June 2010, we purchased $46.6 million face value of CMBS Loans for $22.6 million, recognizing a net gain on the transaction of approximately $23.3 million during the second quarter of 2010. In September 2010, we purchased $123.8 million face value of CMBS Loans for $37.1 million, of which $31.0 was paid at the closing of the CMBS Amendment. Pursuant to the terms of the CMBS Amendment, we also contracted to purchase $191.3 million of face value of CMBS Loans for $95.7 million by December 31, 2010.

Revenues for the full year ended December 31, 2009, as compared to the year ended December 31, 2008, declined as a result of reduced customer visitation and spend per trip due to the impact of the recession on customers’ discretionary spending, as well as reduced aggregate demand, which impacted average daily room

48

rates. The earnings impact of the declines in revenue in 2009 as compared to 2008 was partially offset by company-wide cost savings initiatives that began in the third quarter of 2008. Income from continuing operations, net of tax, for the year ended December 31, 2009, includes net gains on early extinguishments of debt of $4,965.5 million, which were partially offset by charges of $1,638.0 million for impairments of goodwill and other non-amortizing intangible assets. The full year ended December 31, 2008 included charges of $5,489.6 million related to impairment of goodwill and other non-amortizing intangible assets, and expenses incurred in connection with the Acquisition, primarily related to accelerated vesting of employee stock options, stock appreciation rights, or SARS, and restricted stock, and higher interest expense. Offsetting a portion of these costs in 2008 were net gains on the early extinguishments of debt and proceeds received from the settlement of insurance claims related to hurricane damage in 2005.

Gains on early extinguishments of debt during 2009, mentioned above, relate to multiple debt transactions initiated throughout the year, including (i) the exchange of $3,648.8 million principal amount of new 10% second-priority senior secured notes due in 2018 for $5,470.1 million aggregate principal amount of outstanding debt with maturity dates ranging from 2010 to 2018; (ii) the purchase of $1,601.5 million principal amount of outstanding debt through tender offers or open market purchases; and (iii) the early retirement of $948.8 million principal amount of certain real estate loans. These events are discussed more fully in “—Liquidity and Capital Resources.”

The decrease in 2008 from 2007 revenues was primarily attributable to turbulent economic conditions in the United States that reduced customer visitation to our casinos and spend per trip. The impact of a smoking ban in Illinois, heavy rains and flooding affecting visitor volumes at our properties in the Midwest and the temporary closure of Gulf Coast properties due to a hurricane also contributed to the decline in 2008 revenues. As mentioned above, 2008 loss from continuing operations, net of tax, was also impacted by charges for impairment of certain goodwill and other non-amortizing intangible assets; expenses incurred in connection with the Acquisition; and higher interest expense, partially offset by net gains from early extinguishments of debt and proceeds from the settlement of insurance claims related to hurricane damage in 2005.

Regional Operating Results

Las Vegas Region

	Nine Months Ended September 30,		Percentage Increase/ (Decrease)
(Dollars in millions)	2010	2009
Casino revenues	$1,127.5	$1,113.5	1.3%
Net revenues	2,108.1	2,048.8	2.9%
Income/(loss) from operations	249.0	(778.3)	N/M
Impairment of intangible assets, including goodwill	—	1,130.9	N/M
Income from operations before impairment charges	249.0	352.6	(29.4)%
Operating margin	11.8%	(38.0)%	49.8	pts
Operating margin before impairment charges	11.8%	17.2%	(5.4	)pts

N/M = Not meaningful

49

	Successor		Predecessor		Predecessor	Percentage Increase/(Decrease)
(Dollars in millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Combined 2008	2007	09 vs. 08		08 vs. 07
Casino revenues	$1,476.0	$1,579.9	$138.7	$1,718.6	$1,986.6	(14.1)%		(13.5)%
Net revenues	2,698.0	3,000.6	253.6	3,254.2	3,626.7	(17.1)%		(10.3)%
(Loss)/income from operations	(681.0)	(1,988.0)	51.9	(1,936.1)	886.4	64.8%		N/M
Impairment charges	1,130.9	2,579.4	—	2,579.4	—	N/M		N/M
Income from operations before impairment charges	449.9	591.4	51.9	643.3	886.4	(30.1)%		(27.4)%
Operating margin	(25.2)%	(66.3)%	20.5%	(59.5)%	24.4%	34.3	pts	N/M
Operating margin before impairment charges.	16.7%	19.7%	20.5%	19.8%	24.4%	(3.1	)pts	(4.6	) pts

N/M = Not meaningful

On February 19, 2010, CEOC, a wholly-owned subsidiary of Caesars, acquired 100% of the equity interests of PHW Las Vegas, which owns Planet Hollywood. Net revenues and income from continuing operations before income taxes (excluding transaction costs associated with the acquisition) of Planet Hollywood subsequent to the date of acquisition through September 30, 2010 of $159.2 million and $23.4 million, respectively, are included in consolidated results from operations for the nine months ended September 30, 2010.

Hotel occupancy remained strong in the mid-90 percent range, and revenues for the nine months ended September 30, 2010, increased in the Las Vegas region from the 2009 period due to the first-quarter 2010 acquisition of Planet Hollywood. Same-store revenue declines of 4.9 percent in the nine months ended September 30, 2010 resulted primarily from lower spend per visitor. In addition to the income impact of reduced same-store revenues, cost increases contributed to same-store margin declines before consideration of impairment charges for the nine months ended September 30, 2010. Income from operations for the nine months ended September 30, 2010 includes incremental depreciation associated with the Caesars Palace expansions placed into service late in 2009, increased levels of remediation costs during 2010 at two properties within the region, and the write-off of assets associated with the indefinite deferral of certain capital projects. Loss from operations for the nine months ended September 30, 2009 includes charges of $1,130.9 million related to impairment of intangible assets in the region.

As discussed above, an expansion and renovation of Caesars Palace Las Vegas was completed in stages during 2009 on the Octavius Tower, a new hotel tower with 110,000 square feet of additional meeting and convention space, three 10,000-square-foot luxury villa suites and an expanded pool and garden area. We have deferred completion of approximately 660 rooms, including 75 luxury suites, in the hotel tower expansion as a result of current economic conditions impacting the Las Vegas tourism sector. The convention center and the remainder of the expansion project, other than the deferred rooms, was completed during 2009. We incurred capital expenditures of approximately $648.2 million on this project through September 30, 2010, and do not expect to incur significant additional capital expenditures on this project until we resume construction on the deferred rooms.

For the year ended December 31, 2009, revenues and income from operations before impairment charges were lower than in the comparable period in 2008, driven by lower spend per visitor and declines in the group-travel business due to the economic environment. While hotel occupancy was strong at approximately 90%, average room rates declined due to the impact of reduced aggregate demand. Loss from operations for 2009 included charges of $1,130.9 million recorded for the impairment of goodwill and other non-amortizing intangible assets.

The declines in revenues and income from operations before impairment charges in 2008 from 2007 reflect lower visitation and spend per trip as our customers reacted to higher transportation costs, volatility in the financial markets and other economic concerns. Fewer hotel rooms available at Caesars Palace due to remodeling

50

and at Harrah’s Las Vegas and Rio as a result of room remediation projects also contributed to the 2008 decline. Loss from operations for Las Vegas included charges of $2,579.4 million recorded in fourth quarter 2008 for the impairment of certain goodwill and other non-amortizing intangible assets.

On February 27, 2007, we exchanged certain real estate that we owned on the Las Vegas Strip for property located at the northeast corner of Flamingo Road and Las Vegas Boulevard between Bally’s Las Vegas and Flamingo Las Vegas. We began operating the acquired property on March 1, 2007, as Bill’s Gamblin’ Hall & Saloon, and its results are included in our operating results from the date of its acquisition.

Atlantic City Region

	Nine Months Ended September 30,		Percentage Increase/ (Decrease)
(In millions)	2010	2009
Casino revenues	$1,326.2	$1,455.3	(8.9)%
Net revenues	1,482.2	1,558.5	(4.9)%
Income/(loss) from operations	100.2	6.0	N/M
Impairment of intangible assets, including goodwill	—	178.6	N/M
Income from operations before impairment charges	100.2	184.6	(45.7)%
Operating margin	6.8%	0.4%	6.4	pts
Operating margin before impairment charges	6.8%	11.8%	(5.0	)pts

N/M	= Not meaningful

(Dollars in millions)	Successor		Predecessor		Predecessor	Percentage Increase/(Decrease)
	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Combined 2008	2007	09 vs. 08		08 vs. 07
Casino revenues	$1,894.5	$2,111.8	$163.4	$2,275.2	$2,429.9	(16.7)%		(6.4)%
Net revenues	2,025.9	2,156.0	160.8	2,316.8	2,372.0	(12.6)%		(2.3)%
Income/(loss) from operations	28.3	(415.4)	18.7	(396.7)	351.4	N/M		N/M
Impairment charges	178.7	699.9	—	699.9	—	N/M		N/M
Income from operations before impairment charges	207.0	284.5	18.7	303.2	351.4	(31.7)%		(13.7)%
Operating margin	1.4%	(19.3)%	11.6%	(17.1)%	14.8%	N/M		N/M
Operating margin before impairment charges	10.2%	13.2%	11.6%	13.1%	14.8%	(2.9	) pts	(1.7	) pts

N/M = Not meaningful

Reduced customer spend per trip led to lower Atlantic City region revenues during the nine months ended September 30, 2010. Income/(loss) from operations for the nine months ended September 30, 2009 included a charge of $178.6 million related to impairment of intangible assets at certain of the region’s properties. Income from operations for the nine months ended September 30, 2010 was lower than the prior year period prior to consideration of the impairment charge as cost-saving initiatives were unable to offset the income impact of reduced revenues combined with increased marketing and labor-related expenses. Income from operations for the nine months ended September 30, 2010 also included the write-off of assets associated with the indefinite deferral of certain capital projects.

Revenues for 2009 were lower than in 2008 due to reduced visitor volume and spend per trip. Income from operations before impairment charges for 2009 was also lower than in 2008 as cost savings initiatives were insufficient to offset the earnings impact of the reduced revenues and increased marketing expenses. The Atlantic City market continues to be affected by competition from three slot facilities in eastern Pennsylvania and one in

51

Yonkers, New York and the current economic environment. These adverse factors were partially offset by the full-year impact of the 2008 expansion of the Harrah’s Atlantic City property. In 2009, income from operations included a charge of $178.7 million for impairment of goodwill of certain of the Atlantic City properties.

During 2009, Chester Downs, a majority-owned subsidiary of CEOC and owner of Harrah’s Chester, entered into an agreement to borrow under a senior secured term loan with a principal amount of $230.0 million and borrowed such amount, net of original issue discount. The proceeds of the term loan were used to pay off intercompany debt due to CEOC and to repurchase equity interests from certain minority partners of Chester Downs. As a result of the purchase of these equity interests, CEOC currently owns approximately 95% of Chester Downs.

Revenues and income from operations before impairment charges for the Atlantic City region in 2008 were down from 2007 due to reduced visitor volume and spend per trip, and higher operating costs, including utilities and employee benefits. These adverse impacts were partially offset by favorable results from Harrah’s Chester and from Harrah’s Atlantic City, which benefited from the 2008 expansion and upgrade discussed below at that property. The Atlantic City market was affected by the opening of three slot facilities in eastern Pennsylvania and one in Yonkers, New York, and smoking restrictions in Atlantic City. Loss from operations for 2008 for the Atlantic City region included a charge of $699.9 million recorded in fourth quarter 2008 for the impairment of certain goodwill and other non-amortizing intangible assets.

Construction was completed in 2008 on a $498.6 million upgrade and expansion of Harrah’s Atlantic City, which included a new hotel tower with approximately 960 rooms, a casino expansion, a new buffet and a retail and entertainment complex. Portions of the new hotel tower opened in the first and second quarters of 2008, and the remaining phase opened in July 2008.

Louisiana/Mississippi Region

	Nine Months Ended September 30,		Percentage Increase/ (Decrease)
(Dollars in millions)	2010	2009
Casino revenues	$833.0	$878.2	(5.1)%
Net revenues	908.8	959.8	(5.3)%
Income from operations	38.2	150.8	(74.7)%
Impairment of intangible assets, including goodwill	51.0	6.0	N/M
Income from operations before impairment charges	89.2	156.8	(43.1)%
Operating margin	4.2%	15.7%	(11.5	)pts
Operating margin before impairment charges	9.8%	16.3%	(6.5	)pts

N/M = Not meaningful

(Dollars in millions)	Successor		Predecessor		Predecessor	Percentage Increase/(Decrease)
	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Combined 2008	2007	09 vs. 08		08 vs. 07
Casino revenues	$1,140.8	$1,252.7	$99.0	$1,351.7	$1,462.5	(15.6)%		(7.6)%
Net revenues	1,245.2	1,340.8	106.1	1,446.9	1,538.7	(13.9)%		(6.0)%
Income from operations	181.4	28.3	10.1	38.4	352.1	N/M		(89.1)%
Impairment charges	6.0	328.9	—	328.9	—	N/M		N/M
Income from operations before impairment charges	187.4	357.2	10.1	367.3	352.1	(49.0)%		4.3%
Operating margin	14.6%	2.1%	9.5%	2.7%	22.9%	11.9	pts	(20.2	) pts
Operating margin before impairment charges	15.0%	26.6%	9.5%	25.4%	22.9%	(10.4	) pts	2.5	pts

N/M = Not meaningful

52

Reduced visitation and customer spend per trip unfavorably impacted the Louisiana/Mississippi region revenues during the nine months ended September 30, 2010. Income from operations for the nine months ended September 30, 2010 included a charge of $51.0 million related to impairment of intangible assets at one of the region’s properties. Income from operations for the nine months ended September 30, 2009 included a charge of $6.0 million related to impairment of intangible assets at one of the region’s properties. Income from operations for the nine months ended September 30, 2010 was lower than in the 2009 comparable period prior to consideration of impairment charges as cost-saving initiatives were unable to offset the income impact of reduced revenues and increased marketing expenses.

Revenues for 2009 from our properties in Louisiana and Mississippi were lower compared to 2008 driven by lower visitor volume due to the current economic environment. Included in income from operations for 2009 was a $6.0 million charge for impairment of goodwill of certain of these properties. Prior to the consideration of the impairment charges for goodwill and the insurance proceeds received in 2008 (discussed below), income from operations before impairment charges for 2009 improved slightly when compared to 2008 primarily as a result of cost savings initiatives within the region. During December 2009, we rebranded Sheraton Tunica to Tunica Roadhouse Hotel & Casino. For the rebranding, the property was closed for a minimal amount of time, during a traditionally quiet period, resulting in limited disruptions to operations.

Revenues for 2008 were lower than in 2007 due to declines in visitation, hurricane-related evacuations and temporary closures of our two Gulf Coast properties during the third quarter in 2008, and disruptions during the renovation at Harrah’s Tunica. Income from operations in 2008 included charges of $328.9 million for the impairment of certain goodwill, which was partially offset by insurance proceeds of $185.4 million from the final settlement of claims related to 2005 hurricane damage. The insurance proceeds are included in write-downs, reserves and recoveries in our consolidated statement of operations. Income from operations in 2007 included insurance proceeds of $130.3 million related to 2005 hurricane damage. Prior to the consideration of the impairment charges and insurance proceeds, income from operations before impairment charges for 2008 decreased when compared to 2007 primarily as a result of declines in visitation, hurricane-related evacuations and temporary closures of our two Gulf Coast properties during the third quarter of 2008 and disruptions during the renovation at Harrah’s Tunica.

In May 2008, Grand Casino Resort in Tunica, Mississippi, was rebranded to Harrah’s Tunica. In connection with the rebranding, renovations to the property costing approximately $30.3 million were completed.

Construction began in third quarter 2007 on Margaritaville Casino & Resort in Biloxi. We have halted construction on this project, and will continue to review and refine the project in light of the current economic environment, market conditions on the Gulf Coast and the current financing environment. We license the Margaritaville name from an entity affiliated with the singer/songwriter Jimmy Buffett. As of September 30, 2010, $178.8 million had been spent on this project.

Iowa/Missouri Region

	Nine Months Ended September 30,		Percentage (Decrease)
(Dollars in millions)	2010	2009
Casino revenues	$524.3	$539.8	(2.9)%
Net revenues	560.3	577.1	(2.9)%
Income from operations	128.6	146.1	(12.0)%
Impairment of intangible assets, including goodwill	9.0	—	N/M
Income from operations before impairment charges	137.6	146.1	(5.8)%
Operating margin	23.0%	25.3%	(2.3	)pts
Operating margin before impairment charges	24.6%	25.3%	(0.7	)pt

N/M = Not meaningful

53

	Successor		Predecessor	Combined 2008	Predecessor	Percentage (Decrease)/ Increase
(Dollars in millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008		2007	09 vs. 08		08 vs. 07
Casino revenues	$707.3	$678.7	$52.5	$731.2	$764.1	(3.3)%		(4.3)%
Net revenues	756.6	727.0	55.8	782.8	811.4	(3.3)%		(3.5)%
Income from operations	187.5	108.2	7.7	115.9	143.6	61.8%		(19.3)%
Impairment charges	—	49.0	—	49.0	—	N/M		N/M
Income from operations before impairment charges	187.5	157.2	7.7	164.9	143.6	13.7%		14.8%
Operating margin	24.8%	14.9%	13.8%	14.8%	17.7%	10.0	pts	(2.9	) pts
Operating margin before impairment charges.	24.8%	21.6%	13.8%	21.1%	17.7%	3.7%		3.4	pts

N/M = Not meaningful

Revenues in the region declined for the nine months ended September 30, 2010 from the 2009 comparable period due to new competition in the region and the continuing impact of the weak economy. Income from operations for the nine months ended September 30, 2010 included a charge of $9.0 million related to impairment of intangible assets at one of the region’s properties. Income from operations for the nine months ended September 30, 2010 declined from the 2009 comparable period primarily due to the income impact of revenue declines.

Revenues for 2009 at our Iowa and Missouri properties were slightly lower compared to the same period in 2008 driven by the weak economy that continued to impact guest visitation. The region was also impacted by severe winter storms during the fourth quarter of 2009 which also affected guest visitation. Income from operations before impairment charges and operating margin in 2009 was higher than in the prior year period due primarily to cost savings initiatives.

Revenues in 2008 were lower than 2007, driven primarily by Harrah’s St. Louis, where the opening of a new facility in early 2008 by a competitor impacted results. Income from operations included a charge of $49.0 million recorded in fourth quarter 2008 for the impairment of certain non-amortizing intangible assets. Despite lower revenues compared to 2007, income from operations before impairment charges and operating margin were higher in 2008 due to cost savings initiatives.

Illinois/Indiana Region

	Nine Months Ended September 30,		Percentage Increase/ (Decrease)
(Dollars in millions)	2010	2009
Casino revenues	$880.7	$908.6	(3.1)%
Net revenues	881.9	901.1	(2.1)%
Income/(loss) from operations	93.9	(65.3)	N/M
Impairment of intangible assets, including goodwill	20.0	180.7	N/M
Income from operations before impairment charges	113.9	115.4	(1.3)%
Operating margin	10.6%	(7.2)%	17.8	pts
Operating margin before impairment charges	12.9%	12.8%	0.1	pt

54

	Successor		Predecessor		Predecessor	Percentage Increase/(Decrease)
(Dollars in millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Combined 2008	2007	09 vs. 08		08 vs. 07
Casino revenues	$1,180.7	$1,102.5	$86.9	$1,189.4	$1,330.8	(0.7)%		(10.6)%
Net revenues	1,172.3	1,098.7	85.5	1,184.2	1,285.8	(1.0)%		(7.9)%
(Loss)/income from operations	(35.4)	(505.9)	8.7	(497.2)	135.3	92.9%		N/M
Impairment charges	180.7	617.1	—	617.1	60.4	N/M		N/M
Income from operations before impairment charges	145.3	111.2	8.7	119.9	195.7	21.2%		(38.7)%
Operating margin	(3.0)%	(46.0)%	10.2%	(42.0)%	10.5%	39.0	pts	N/M
Operating margin before impairment charges	12.4%	10.1%	10.2%	10.1%	15.2%	2.3	pts	(5.1	) pts

N/M = Not meaningful

Net revenues in the region decreased for the nine months ended September 30, 2010 from the year-ago period due to the continued impact of the weak economy. Income from operations for the nine months ended September 30, 2010 included a charge of $20.0 million related to impairment of intangible assets at one of the region’s properties. Loss from operations for the nine months ended September 30, 2009 included a charge of $180.7 million related to impairment of intangible assets at certain of the region’s properties. Income from operations prior to consideration of impairment charges decreased for the nine months ended September 30, 2010 relative to the 2009 comparable period primarily as a result of the income impact of reduced revenues.

For the full year 2009, revenues were relatively unchanged compared to the prior year due to increased revenues related to the 2008 expansion of the Horseshoe Hammond property, which offset the revenue declines at other properties in the region. The Horseshoe Hammond renovation and expansion was completed in August 2008. Cost savings initiatives at properties in the region also contributed to the increase in income from operations before impairment charges in 2009. For the year ended December 31, 2009, the loss from operations included a $180.7 million charge for impairment of goodwill and other non-amortizing intangible assets of certain of the Illinois/Indiana region properties and the write-down of the value of assets that were taken out of service at Horseshoe Hammond.

Revenues and income from operations before impairment charges in 2008 were lower than in 2007 due to reduced overall customer volumes and spend per trip, the imposition of a smoking ban in Illinois, and heavy rains and flooding. Horseshoe Southern Indiana, formerly Caesars Indiana, was closed for four days in March 2008 due to flooding in the area. Revenues for 2008 were boosted by the August 2008 opening of the $497.9 million renovation and expansion at Horseshoe Hammond, which included a two-level entertainment vessel including a 108,000-square-foot casino. Loss from operations for 2008 for Illinois/Indiana includes a charge of $617.1 million recorded in fourth quarter 2008 for the impairment of certain goodwill and other non-amortizing intangible assets.

In July 2008, Caesars Indiana was rebranded to Horseshoe Southern Indiana. The rebranding and renovation project cost approximately $52.3 million.

55

Other Nevada Region

	Nine Months Ended September 30,		Percentage (Decrease)
(Dollars in millions)	2010	2009
Casino revenues	$275.8	$289.1	(4.6)%
Net revenues	353.5	370.6	(4.6)%
Income/(loss) from operations	(12.7)	48.5	N/M
Impairment of intangible assets, including goodwill	49.0	—	N/M
Income from operations before impairment charges	36.3	48.5	(25.2)%
Operating margin	(3.6)%	13.1%	(16.7	)pts
Operating margin before impairment charges	10.3%	13.1%	(2.8	)pts

N/M = Not meaningful

	Successor		Predecessor		Predecessor	Percentage (Decrease)
(Dollars in millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Combined 2008	2007	09 vs. 08		08 vs. 07
Casino revenues	$372.0	$425.4	$30.2	$455.6	$508.0	(18.3)%		(10.3)%
Net revenues	472.6	534.0	38.9	572.9	632.4	(17.5)%		(9.4)%
Income/(loss) from operations	47.3	(255.9)	0.5	(255.4)	93.0	N/M		N/M
Impairment charges	4.0	318.5	—	318.5	—	N/M		N/M
Income from operations before impairment charges	51.3	62.6	0.5	63.1	93.0	(18.7)%		(32.2)%
Operating margin	10.0%	(47.9)%	1.3%	(44.6)%	14.7%	N/M		N/M
Operating margin before impairment charges	10.9%	11.7%	1.3%	11.0%	14.7%	(0.1	) pts	(3.7	) pts

N/M = Not meaningful

Revenues from our Nevada properties outside of Las Vegas for the nine months ended September 30, 2010 were lower than in the comparable 2009 period due to lower guest visitation and lower visitor spend per trip. Also contributing to the decline in income from operations for the nine months ended September 30, 2010 was a charge of $49.0 million, recorded during the second quarter of 2010, related to the impairment of intangible assets at one of the region’s properties.

For 2009, revenues from our Nevada properties outside of Las Vegas were lower than in the comparable period of 2008 due to lower guest visitation and lower customer spend per trip. Cost-savings initiatives implemented throughout 2009 partially offset the earnings impact of the net revenue declines. During December 2009, we announced the permanent closure of Bill’s Lake Tahoe effective in January 2010, which was later sold in February 2010. The closure and sale are the result of several years of declining business levels at that property.

Revenues and income from operations before impairment charges from our Nevada properties outside of Las Vegas in 2008 were lower than in 2007 due to lower customer spend per trip, the opening of an expansion at a competing property in Reno and higher expenses aimed at attracting and retaining customers. Loss from operations included a charge of $318.5 million recorded in fourth quarter 2008 for the impairment of certain goodwill and other non-amortizing intangible assets.

56

Managed and International

	Nine Months Ended September 30,		Percentage Increase/ (Decrease)
(Dollars in millions)	2010	2009
Net revenues
Managed	$32.8	$29.9	9.7%
International	317.1	308.4	2.8%

Net revenues	$349.9	$338.3	3.4%

Income/(loss) from operations
Managed	$10.3	$12.0	(14.2)%
International	4.4	(36.7)	N/M

Total Income/(loss) from operations	$14.7	$(24.7)	N/M

N/M = Not meaningful

	Successor		Predecessor		Predecessor	Percentage Increase/(Decrease)
(Dollars in millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Combined 2008	2007	09 vs. 08	08 vs. 07
Revenues
Managed	$56.3	$59.1	$5.0	$64.1	$81.5	(12.2)%	(21.3)%
International	403.8	375.7	51.2	426.9	396.4	(5.4)%	7.7%
Other	76.7	75.0	3.2	78.2	80.3	(1.9)%	(2.6)%

Net revenues	$536.8	$509.8	$59.4	$569.2	$558.2	(5.7)%	2.0%

Income/(loss) from operations
Managed	$19.4	$22.1	$4.0	$26.1	$64.7	(25.7)%	(59.7)%
International	(23.0)	(276.0)	2.2	(273.8)	(128.6)	91.6%	N/M
Other	(181.3)	(799.1)	(6.5)	(805.6)	(94.4)	77.5%	N/M

Loss from operations	$(184.9)	$(1,053.0)	$(0.3)	$(1,053.3)	$(158.3)	82.4%	N/M

Impairment of goodwill and non-amortizing intangible assets
Managed	$—	$—	$—	$—	$—	N/M	N/M
International	31.0	210.8	—	210.8	109.2	N/M	N/M
Other	106.7	686.0	—	686.0	—	N/M	N/M

Total impairment charges	$137.7	$896.8	$—	$896.8	$109.2	N/M	N/M

Income/(loss) from operations before impairment
Managed	$19.4	$22.1	$4.0	$26.1	$64.7	(25.7)%	(59.7)%
International	8.0	(65.2)	2.2	(63.0)	(19.4)	N/M	N/M
Other	(74.6)	(113.1)	(6.5)	(119.6)	(94.4)	37.6%	(26.7)%

Loss from operations before impairment	$(47.2)	$(156.2)	$(0.3)	$(156.5)	$(49.1)	69.8%	N/M

N/M = Not meaningful

Managed, international and other results include income from our managed properties, results of our international properties, certain marketing and administrative expenses, including development costs, income from our non-consolidated affiliates, and our businesses related to the WSOP brand.

57

Revenues for the nine months ended September 30, 2010 increased over the comparable period of 2009 due to strong volumes at our Uruguay and London Clubs properties. Income from operations for the nine months ended September 30, 2010 included a charge of $6.0 million related to impairment of intangible assets at our international properties. Income from operations for the nine months ended September 30, 2009 included a charge of $34.4 million related to impairment of intangible assets. Prior to consideration of impairment charges, income/(loss) from operations improved for the nine months ended September 30, 2010 when compared with the 2009 period.

Managed. We manage three tribal casinos and have consulting arrangements with casino companies in Australia. The table below gives the location and expiration date of the current management contracts for our three tribal casino properties as of September 30, 2010.

Casino	Location	Expiration of Management Agreement
Harrah’s Rincon	near San Diego, California	November 2013
Harrah’s Cherokee	Cherokee, North Carolina	November 2011
Harrah’s Ak-Chin	near Phoenix, Arizona	December 2014

The decline in revenues for the year ended December 31, 2009 reflects the impact of the current economic environment on our managed properties.

Our 2008 revenue and income from operations from managed properties were lower than in 2007 due to the termination of our contract with the Prairie Band Potawatomi Nation on June 30, 2007, the impact of the economy on our managed properties and a change in the fee structure at one of our managed properties.

International. Our international results include the operations of our property in Punta del Este, Uruguay, and our London Clubs properties. As of September 30, 2010, London Clubs owned or managed ten casinos in the United Kingdom, two in Egypt and one in South Africa. During 2009, one of the London Clubs partially owned properties, Fifty, was closed and subsequently liquidated. Revenues for London Clubs decreased slightly in 2009 when compared to 2008 as the increase in local currency revenues attributable to the full-year impact in 2009 of two new properties which opened in 2008 was insufficient to offset the adverse movements in exchange rates. Loss from operations in 2009 was improved compared to 2008 as a result of the impairment charge recorded in 2008; details of the charge are described below. Income from operations before impairment in 2009 improved when compared to a loss from operations before impairment in 2008 as the impact of adverse foreign exchange rates was more than offset by increased revenues and cost savings initiatives throughout the international properties.

International revenues were higher for 2008 than 2007 due to the opening during 2008 of two new properties of London Clubs and a full year of revenues from two properties that opened during 2007, partially offset by the impact of a new smoking ban enacted in mid-2007. Loss from operations was unfavorably impacted by a charge of $210.8 million recorded in fourth quarter 2008 for the impairment of certain goodwill and other non-amortizing intangible assets, combined with unfavorable London Clubs’ table game hold, higher gaming taxes imposed during 2007 and reserves for receivables due from a joint venture member that were deemed not to be collectible. Loss from operations before impairment for the full year of 2008 deteriorated when compared to 2007 as a result of the aforementioned contributors including London Clubs’ table game hold, higher gaming taxes imposed during 2007 and reserves for receivables due from a joint venture member that were deemed not to be collectible. As of December 31, 2008, London Clubs managed an additional property in Egypt; however, during 2009, the management contract expired and was not renewed.

In September 2007, we acquired a company with the right to operate a golf course located on 175 acres on the Cotai adjacent to one of two border crossings into Macau from China. Since the acquisition, we have undertaken a redesign of the golf course and opened a Butch Harmon School of Golf at the facility.

58

Other. Other results include certain marketing and administrative expenses, including development costs, results from our businesses related to the World Series of Poker brand, and income from nonconsolidated affiliates.

Other losses from operations for the year ended December 31, 2009 were unfavorably impacted by a charge of $106.7 million for the impairment of certain non-amortizing intangible assets relating to various trademarks.

In 2008, loss from operations was unfavorably impacted by a charge of $686.0 million for the impairment of certain non-amortizing intangible assets and a charge of $14.4 million to recognize the remaining exposure under a lease agreement for office space no longer used by us.

Other Factors Affecting Net Income

(Dollars in millions)	Nine Months Ended September 30,		Percentage Increase/ (Decrease)
	2010	2009
Corporate expense	$103.8	$111.7	(7.1)%
Write-downs, reserves and recoveries	136.3	78.6	73.4%
Impairment of intangible assets, including goodwill	144.0	1,625.7	N/M
Acquisition and integration costs	8.3	0.3	N/M
Amortization of intangible assets	121.7	131.7	(7.6)%
Interest expense, net	1,471.9	1,404.7	4.8%
(Gains) on early extinguishments of debt	(48.7)	(4,279.2)	(98.9)%
Other income	(28.2)	(23.2)	21.6%
(Benefit)/provision for income taxes	(364.5)	1,590.8	N/M
Income attributable to non-controlling interests	5.1	16.1	(68.3)%
Income from discontinued operations, net of income taxes	—	0.3	N/M

N/M= Not Meaningful

	Successor		Predecessor
	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Combined 2008	Predecessor	Percentage Increase/(Decrease)
(Dollars in millions)					2007	09 vs. 08	08 vs. 07
Corporate expense	$150.7	$131.8	$8.5	$140.3	$138.1	7.4%	1.6%
Write-downs, reserves and recoveries	107.9	16.2	4.7	20.9	(59.9)	N/M	N/M
Impairment of intangible assets	1,638.0	5,489.6	—	5,489.6	169.6	N/M	N/M
Acquisition and integration costs	0.3	24.0	125.6	149.6	13.4	(99.8)%	N/M
Amortization of intangible assets	174.8	162.9	5.5	168.4	73.5	3.8%	N/M
Interest expense, net	1,892.5	2,074.9	89.7	2,164.6	800.8	(12.6)%	N/M
(Gains)/losses on early extinguish-ments of debt	(4,965.5)	(742.1)	—	(742.1)	2.0	N/M	N/M
Other income	(33.0)	(35.2)	(1.1)	(36.3)	(43.3)	(9.1)%	(16.2)%
Provision/(benefit) for income taxes	1,651.8	(360.4)	(26.0)	(386.4)	350.1	N/M	N/M
Income attributable to non-controlling interests	18.8	12.0	1.6	13.6	15.2	38.2%	(10.5)%
Income from discontinued operations, net of income taxes	—	(90.4)	(0.1)	(90.5)	(92.2)	N/M	(1.8)%

N/M = Not meaningful

59

Corporate Expense

Corporate expense decreased for the nine months ended September 30, 2010 from the comparable period in 2009 due primarily to expenses incurred in connection with our April 2009 debt exchange transaction that did not recur during 2010 and reduced expense associated with incentive compensation, partially offset by increased labor-related expenses for the nine months ended September 30, 2010 when compared with the same period of 2009.

Corporate expense increased in 2009 from 2008 due to certain non-capitalizable expenses related to the debt exchange offer and other advisory services, partially offset by the continued realization of cost savings initiatives that began in the third quarter of 2008. Corporate expense was higher in 2008 than in 2007 due to a monitoring fee paid to affiliates of Apollo and TPG in periods subsequent to the Acquisition and is partially offset by the continued realization of cost savings and efficiencies.

Corporate expense includes expenses associated with share-based compensation plans in the amounts of $16.4 million, $15.8 million, $2.9 million, and $53.0 million for the year ended December 31, 2009, the Successor period from January 28, 2008 through December 31, 2008, the Predecessor period from January 1, 2008 through January 27, 2008, and for the year ended December 31, 2007, respectively.

Write-downs, reserves and recoveries

Write-downs, reserves and recoveries include various pretax charges to record certain long-lived tangible asset impairments, contingent liability reserves, demolition costs, recoveries of previously recorded non-routine reserves and other non-routine transactions. Given the nature of the transactions included within write-downs, reserves and recoveries, these amounts are not expected to be comparable from year-to-year, nor are the amounts expected to follow any particular trend from year-to-year.

Included in write-downs, reserves and recoveries for the nine months ended September 30, 2010 with no comparable amounts in 2009 is an accrual of $25.0 million related to a contingent liability, and a charge of $52.2 million to fully reserve a note receivable balance related to land and pre-development costs contributed to a venture for development of a casino project in Philadelphia with which we were involved prior to December 2005. Write-downs reserves and recoveries for the nine months ended September 30, 2009 included a reversal of an accrual for $30.0 million due to a judgment against us that was vacated in third quarter of 2009. This amount was previously charged to write-downs, reserves and recoveries in 2006 and was reversed accordingly upon the vacated judgment. Remediation costs for the nine months ended September 30, 2010 totaled $38.7 million, an increase of $10.5 million compared to the same period of 2009. Partially offsetting these charges for the nine months ended September 30, 2010 was the release of a $4.8 million reserve recorded during the first quarter 2010 for excise tax for which the statute of limitations expired.

Write-downs, reserves and recoveries for 2009 were $107.9 million, compared with $20.9 million for the full year 2008. Included in the amounts for 2008 are insurance proceeds related to the 2005 hurricanes totaling $185.4 million. Prior to these insurance proceeds, write-downs, reserves and recoveries for 2008 were $206.3 million. Amounts incurred in 2009 for remediation costs were $39.3 million, a decrease of $25.6 million from similar costs in the full year 2008. We recorded $59.3 million in impairment charges for long-lived tangible assets during 2009, an increase of $19.7 million when compared to 2008. The majority of the 2009 charge was related to our office building in Memphis, Tennessee due to the relocation to Las Vegas, Nevada of those corporate functions formerly performed at that location. Also during 2009, an approximate $30.0 million legal judgment against us was vacated by court action, resulting in a reduction to write-downs, reserves and recoveries.

Write-downs, reserves and recoveries for 2008 were $20.9 million, compared with $(59.9) million for 2007. Prior to the inclusion of insurance proceeds related to the 2005 hurricanes in both years, write-downs, reserves and recoveries for 2008 were $206.3 million compared with $70.4 million in 2007. Write-downs, reserves and recoveries for 2008 included remediation costs of $64.9 million and impairment charges for long-lived tangible assets of $39.6 million, for which there are no corresponding charges included in 2007.

60

For additional discussion of write-downs, reserves and recoveries, refer to note 10 in the notes to our audited consolidated financial statements included elsewhere in this prospectus.

Impairment of intangible assets

During the fourth quarter of each year, we perform annual assessments for impairment of goodwill and other intangible assets that are not subject to amortization as of September 30. We perform assessments for impairment of goodwill and other intangible assets more frequently if impairment indicators exist. Due to the relative impact of weak economic conditions on certain properties, we performed interim assessments of goodwill and certain intangible assets for impairment during the nine months of 2010 and 2009. These interim assessments resulted in impairment charges of $144.0 million and $1,625.7 million recorded during the nine months ended September 30, 2010 and 2009, respectively.

Our 2008 analysis indicated that certain of our goodwill and other intangible assets were impaired based upon projected performance which reflected factors impacted by the then-current market conditions, including lower valuation multiples for gaming assets, higher discount rates resulting from turmoil in the credit markets, and the completion of our 2009 budget and forecasting process. As a result of our projected deterioration in financial performance, an impairment charge of $5,489.6 million was recorded to our consolidated statement of operations in fourth quarter 2008.

Our 2007 analysis determined that, based on historical and projected performance, intangible assets at London Clubs and Horseshoe Southern Indiana had been impaired, and we recorded impairment charges of $169.6 million in fourth quarter 2007.

Acquisition and integration costs

Acquisition and integration costs in 2010 include costs in connection with our acquisitions of PHW Las Vegas and Thistledown Racetrack.

Acquisition and integration costs in 2008 include costs incurred in connection with the Acquisition, including the expense related to the accelerated vesting of employee stock options, SARs and restricted stock. Costs incurred in 2007 also related to the Acquisition.

Amortization of intangible assets

Amortization of intangible assets was slightly lower in the nine months ended September 30, 2010 when compared to the same period in 2009 due to lower intangible asset balances as a result of certain contract rights being fully amortized during 2009.

Amortization expense associated with intangible assets for 2009 was slightly higher than the amounts recorded in 2008 due to the amounts in 2008 including only eleven months of amortization of post-Acquisition intangible assets.

Amortization of intangible assets was higher in 2008 when compared to 2007 due to higher amortization of intangible assets recorded as a result of the purchase price allocation in connection with the Acquisition.

Interest Expense

Interest expense increased by $67.2 million for the nine months ended September 30, 2010, compared to the same period in 2009. Interest expense is reported net of capitalized interest of $1.1 million and $32.2 million for the nine months ended September 30, 2010 and 2009, respectively. The majority of the capitalized interest in 2009 related to the Caesars Palace expansion in Las Vegas. Prior to the consideration of capitalized interest, interest expense increased by $36.1 million for the nine months ended September 30, 2010, compared to the

61

same period in 2009 due primarily to (i) debt issuance and open market redemptions that occurred in the second quarter of 2010 that resulted in higher debt levels and a higher weighted average interest rate, and (ii) changes in our hedging designations related to our $6,500 million interest rate cap agreement and one interest rate swap agreement. Interest expense for the nine months ended September 30, 2010, as a result of interest rate swap agreements and interest rate cap agreement, includes: (i) $55.1 million of gains due to measured ineffectiveness and amounts excluded from effectiveness testing for derivatives designated as hedging instruments; (ii) $10.8 million of expense due to changes in fair value for derivatives not designated as hedging instruments; and (iii) $23.4 million of expense due to amortization of deferred losses frozen in OCI.

Interest expense declined by $272.1 million in the year ended December 31, 2009 compared to the same period in 2008 primarily due to lower debt levels resulting from debt exchanges completed in April 2009 and December 2008 and debt purchases on the open market during 2009.

Interest expense for 2009, as a result of interest rate swap agreements and interest rate cap agreement, was (i) reduced $7.6 million due to measured ineffectiveness; (ii) increased $3.8 million due to amortization of deferred losses frozen in OCI; and (iii) increased $12.1 million due to losses originally deferred in OCI and subsequently reclassified to interest expense associated with hedges for which the forecasted future transactions are no longer probable of occurring. At December 31, 2009, our variable-rate debt, excluding $5,810.0 million of variable-rate debt for which we have entered into interest rate swap agreements, represents approximately 37% of our total debt, while our fixed-rate debt is approximately 63% of our total debt.

Interest expense increased by $1,363.8 million in 2008 from 2007 primarily due to increased borrowings in connection with the Acquisition. Also included in interest expense in 2008 is a charge of $104.3 million representing the changes in the fair values of our derivative instruments. Interest expense for 2007 included $45.4 million representing the losses from the changes in the fair values of our interest rate swap agreements. At December 31, 2008, our variable-rate debt, excluding $6,500 million of variable-rate debt for which we have entered into interest rate swap agreements, represented approximately 35.3% of our total debt, while our fixed-rate debt was approximately 64.7% of our total debt.

Gains/(losses) on early extinguishments of debt

In the fourth quarter of 2009, we purchased $948.8 million face value of CMBS Loans for $237.2 million. Pursuant to the terms of the CMBS Amendment, we have agreed to pay lenders selling CMBS Loans during the fourth quarter of 2009 an additional $48.0 million for their loans previously sold to be paid no later than December 31, 2010. This additional liability was recorded as a loss on early extinguishment of debt during the first quarter of 2010.

In June 2010, we purchased $46.6 million face value of CMBS Loans for $22.6 million, recognizing a net gain on the transaction of $23.3 million during the second quarter of 2010. In September 2010, in connection with the amendment, we purchased $123.8 million face value of CMBS Loans for $37.1 million and recognized a pre-tax gain on the transaction of $77.4 million, net of deferred finance charges.

Gains on early extinguishments of debt of $4,965.5 million in the year ended December 31, 2009 represent discounts related to the exchange of certain outstanding debt for new debt in the second quarter, CMBS debt repurchases in the fourth quarter, and purchases of certain of our debt in the open market during 2009. The gains were partially offset by the write-off of market value premiums and unamortized debt issue costs.

Gains on early extinguishments of debt of $742.1 million in 2008 represent discounts related to the exchange of certain debt for new debt and purchases of certain of our debt in connection with an exchange offer in December 2008 and in the open market. The gains were partially offset by the write-off of market value premiums and unamortized deferred financing costs. Losses on early extinguishments of debt in 2007 represent premiums paid and the write-offs of unamortized deferred financing costs. The charges in 2007 were incurred in connection with the retirement of a $120.1 million credit facility of London Clubs.

62

For additional discussion of extinguishments of debt, refer to note 6 in the notes to our audited consolidated financial statements, included elsewhere in this prospectus.

Other income

Other income for all periods presented included interest income on the cash surrender value of life insurance policies. Other income for 2009 and 2008 included the receipt of insurance proceeds related to our deferred compensation plan. Other income in 2007 included gains on the sales of corporate assets.

As a result of the cancellation of our debt investment in certain predecessor entities of PHW Las Vegas in exchange for the equity of PHW Las Vegas, we recognized a gain of $7.1 million to adjust our investment to reflect the estimated fair value of consideration paid for the acquisition. This gain is reflected in Other income, including interest income, in our statement of operations for the nine months ended September 30, 2010.

Income tax (provision)/benefit

For the nine months ended September 30, 2010, we recorded a tax benefit of $364.5 million on pre-tax loss from continuing operations of $993.8 million, compared with a tax provision of $1,590.8 million on pre-tax income from continuing operations of $2,139.2 million for the nine months ended September 30, 2009.

The benefit recorded for the nine months ended September 30, 2010 was favorably impacted by the tax effects of state tax benefits, the reversal of previously accrued taxes and interest related to a state income tax settlement, a state effective rate charge on our deferred tax balances and other discrete items, partially offset by the unfavorable impact of the goodwill impairment charge for which we did not receive a tax benefit.

Income tax expense for the year ended December 31, 2009 is primarily attributable to the tax impact of gains on early extinguishments of debt and the non-deductibility of the impairment charges on goodwill. In 2008, tax benefits were generated by operating losses caused by higher interest expense, partially offset by non-deductible merger costs, international income taxes and state income taxes. Refer to note 11 in the notes to the audited consolidated financial statements as of December 31, 2009, included elsewhere in this prospectus for more information.

Other items

Discontinued operations for 2008 reflects insurance proceeds of $87.3 million, after taxes, representing the final funds received that were in excess of the net book value of the impacted assets and costs and expenses that were reimbursed under our business interruption claims for Grand Casino Gulfport. Discontinued operations for 2007 reflected insurance proceeds of $89.6 million, after taxes, for reimbursements under our business interruption claims related to Harrah’s Lake Charles and Grand Casino Gulfport, both of which were sold in 2006. Pursuant to the terms of the sales agreements, we retained all insurance proceeds related to those properties.

Liquidity and Capital Resources

Cost Savings Initiatives

In light of the severe economic downturn and adverse conditions in the travel and leisure industry generally, we have undertaken a comprehensive cost reduction effort to right-size expenses with business levels. Beginning in August 2008, the program includes organizational restructurings at our corporate and property operations, reduction of employee travel and entertainment expenses, rationalization of our corporate-wide marketing expenses, procurement savings, and headcount reductions at property operations and corporate offices. As of September 30, 2010, approximately $684 million of run-rate savings had been achieved, and approximately $85.6 million of identified estimated cost savings from these initiatives remained to be realized. Since September 30, 2010, we have identified approximately $129 million of additional anticipated cost savings to be

63

derived primarily from management consolidation and other headcount reductions both at the corporate level and throughout our properties, as well as additional reductions in advertising and marketing spend.

Capital Spending and Development

In addition to the development and expansion projects discussed in “—Regional Operating Results,” we also perform ongoing refurbishment and maintenance at our casino entertainment facilities to maintain our quality standards, and we continue to pursue development and acquisition opportunities for additional casino entertainment facilities that meet our strategic and return on investment criteria. Prior to the receipt of necessary regulatory approvals, the costs of pursuing development projects are expensed as incurred. Construction-related costs incurred after the receipt of necessary approvals are capitalized and depreciated over the estimated useful life of the resulting asset. Project opening costs are expensed as incurred.

Our planned development projects, if they go forward, will require, individually and in the aggregate, significant capital commitments and, if completed, may result in significant additional revenues. The commitment of capital, the timing of completion and the commencement of operations of casino entertainment development projects are contingent upon, among other things, negotiation of final agreements and receipt of approvals from the appropriate political and regulatory bodies. We must also comply with covenants and restrictions set forth in our debt agreements. Cash needed to finance projects currently under development as well as additional projects being pursued is expected to be made available from operating cash flows, established debt programs, joint venture partners, specific project financing, guarantees of third-party debt and additional debt offerings. Our capital spending for the nine months ended September 30, 2010, excluding costs related to the acquisition of Planet Hollywood, totaled $124.6 million. Estimated total capital expenditures for 2010 are expected to be between $175.0 million and $200.0 million.

Capital spending in 2009 totaled approximately $464.5 million. Our capital spending for the combined Predecessor and Successor periods of 2008 totaled approximately $1,307.0 million. Capital spending in 2007 totaled approximately $1,376.7 million, excluding our acquisitions of a golf course in Macau and Bill’s Gamblin’ Hall and Saloon.

Liquidity

We generate substantial cash flows from operating activities, as reflected on the Consolidated Statements of Cash Flows in our audited consolidated financial statements. We use the cash flows generated by our operations to fund debt service, to reinvest in existing properties for both refurbishment and expansion projects and to pursue additional growth opportunities via new development. When necessary, we supplement the cash flows generated by our operations with funds provided by financing activities to balance our cash requirements.

Our ability to fund our operations, pay our debt obligations and fund planned capital expenditures depends, in part, upon economic and other factors that are beyond our control, and disruptions in capital markets and restrictive covenants related to our existing debt could impact our ability to secure additional funds through financing activities. We believe that our cash and cash equivalents balance, our cash flows from operations and the financing sources discussed herein will be sufficient to meet our normal operating requirements during the next twelve months and to fund capital expenditures. In addition, we may consider issuing additional debt in the future to refinance existing debt or to finance specific capital projects. In connection with the Acquisition, we incurred substantial additional debt, which has significantly impacted our financial position.

We cannot assure you that our business will generate sufficient cash flows from operations, or that future borrowings will be available to us, to fund our liquidity needs and pay our indebtedness. If we are unable to meet our liquidity needs or pay our indebtedness when it is due, we may have to reduce or delay refurbishment and expansion projects, reduce expenses, sell assets or attempt to restructure our debt. In addition, we have pledged a significant portion of our assets as collateral under certain of our debt agreements, and if any of those lenders accelerate the repayment of borrowings, there can be no assurance that we will have sufficient assets to repay our indebtedness.

64

During 2010, in conjunction with filing our 2009 tax return, we implemented several accounting method changes for tax purposes including a method change to deduct currently certain repairs and maintenance expenditures which had been previously capitalized. As a result of the combination of the tax accounting method changes with our net operating loss, we reported a taxable loss for 2009 of $1,248.9 million. Approximately $170.9 million of this loss was carried back to the 2008 tax year to offset federal taxable income recognized and tax payable from that year. In addition, under a new tax law, we elected to extend our loss carryback period. As a result, approximately $630.3 million of the 2009 taxable loss was carried back 2006. We expect to receive an income tax refund of approximately $220.0 million, net of interest due on the 2008 tax payable, in the fourth quarter 2010. Our remaining 2009 federal net operating loss of approximately $447.7 million is available for carryover to future tax years.

Our cash and cash equivalents totaled $1,323.7 million at September 30, 2010 compared to $918.1 million at December 31, 2009 and $650.5 million at December 31, 2008.

The following provides a summary of our cash flows for the year ended December 31, 2009, the Successor period from January 28, 2008 through December 31, 2008, the Predecessor period from January 1, 2008 through January 27, 2008 and the year ended December 31, 2007:

(In millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Combined 2008	Predecessor 2007
Cash provided by operating activities	$220.2	$522.1	$7.2	$529.3	$1,508.8
Capital investments	(464.5)	(1,181.4)	(125.6)	(1,307.0)	(1,376.7)
Payments for business acquisitions	—	—	0.1	0.1	(584.3)
Insurance proceeds for hurricane losses for continuing operations	—	98.1	—	98.1	15.7
Insurance proceeds for hurricane losses for discontinued operations	—	83.3	—	83.3	13.4
Payment for the Acquisition	—	(17,490.2)	—	(17,490.2)	—
Other investing activities	(58.8)	(24.0)	1.4	(22.6)	8.3

Cash used in operating/investing activities	(303.1)	(17,992.1)	(116.9)	(18,109.0)	(414.8)
Cash provided by financing activities	570.7	18,027.0	17.3	18,044.3	236.5
Cash provided by discontinued operations	—	4.7	0.5	5.2	88.7

Net increase/(decrease) in cash and cash equivalents	$267.6	$39.6	$(99.1)	$(59.5)	$(89.6)

The increase in cash and cash equivalents from 2008 to 2009 was due to the scaling back of capital spending and development projects in our investing activities, and due to the net cash impact of our debt related activities. For additional information regarding cash provided by financing activities, refer to the consolidated statement of cash flows in the audited consolidated financial statements as of December 31, 2009, and the unaudited consolidated condensed financial statements as of September 30, 2010, included elsewhere in this prospectus.

Capital Resources

As of September 30, 2010, after consideration of the extensions permitted by the CMBS Amendment and the PHW Las Vegas senior secured loan agreement, the majority of our debt is due in 2015 and beyond. Payments of short-term debt obligations and other commitments are expected to be made from operating cash flows and from borrowings under our established debt programs. We expect to pay long-term obligations through operating cash flows, debt refinancing, joint venture partners or, if necessary, additional debt offerings.

65

The following table presents our debt as of September 30, 2010 and December 31, 2009:

Detail of Debt (dollars in millions)	Maturity		Rate(s) at Sept. 30, 2010	Face Value at Sept. 30, 2010	Book Value at Sept. 30, 2010	Book Value at Dec. 31, 2009
Credit Facilities and Secured Debt
Term Loans
Term Loans B1-B3	2015		3.50%-3.53%	$5,820.1	$5,820.1	$5,835.3
Term Loan B4	2016		9.5%	992.5	970.1	975.3
Revolving Credit Facility	2014		3.23%-3.75%	—	—	427.0
Senior Secured Notes	2017		11.25%	2,095.0	2,048.4	2,045.2
CMBS financing	2015	*	3.26%	5,380.9	5,342.9	5,551.2
Second-Priority Senior Secured Notes	2018		12.75%	750.0	741.1	—
Second-Priority Senior Secured Notes	2018		10.0%	4,553.1	2,012.5	1,959.1
Second-Priority Senior Secured Notes	2015		10.0%	214.8	155.6	150.7
Secured debt	2010		6.0%	—	—	25.0
Chester Downs term loan	2016		12.375%	212.8	201.3	217.2
PHW Las Vegas senior secured loan	2015	**	3.12%	551.4	441.0	—
Other, various maturities	Various		4.25%-6.0%	0.9	0.9	—
Subsidiary-guaranteed debt
Senior Notes	2016		10.75%	478.6	478.6	478.6
Senior PIK Toggle Notes	2018		10.75%/11.5%	10.5	10.5	9.4
Unsecured Senior Debt
5.5%	2010		5.5%	—	—	186.9
8.0%	2011		8.0%	—	—	12.5
5.375%	2013		5.375%	125.2	100.0	95.5
7.0%	2013		7.0%	0.6	0.7	0.7
5.625%	2015		5.625%	784.3	564.4	319.5
6.5%	2016		6.5%	568.5	403.6	251.9
5.75%	2017		5.75%	532.2	340.9	151.3
Floating Rate Contingent Convertible Senior Notes	2024		0.51%	0.2	0.2	0.2
Unsecured Senior Subordinated Notes
7.875%	2010		7.875%	—	—	142.5
8.125%	2011		8.125%	—	—	11.4
Other Unsecured Borrowings
5.3% special improvement district bonds	2035		5.3%	67.1	67.1	68.4
Other	Various		Various	11.6	11.6	18.1
Capitalized Lease Obligations
6.42%-9.8%	to 2020		6.42%-9.8%	5.6	5.6	10.2

Total debt				23,155.9	19,717.1	18,943.1
Current portion of long-term debt				(255.1)	(255.1)	(74.3)

Long-term debt				$22,900.8	$19,462.0	$18,868.8

*	We are permitted to extend the maturity of the CMBS Loans from 2013 to 2015, subject to satisfying certain conditions, in connection with the CMBS Amendment.
**	The PHW Las Vegas senior secured loan is subject to extension options moving its maturity from 2011 to 2015, subject to certain conditions.

66

Book values of debt as of September 30, 2010 are presented net of unamortized discounts of $3,438.9 million and unamortized premiums of $0.1 million. As of December 31, 2009, book values are presented net of unamortized discounts of $3,108.9 million and unamortized premiums of $0.1 million.

Our current maturities of debt include required interim principal payments on each of our Term Loans, our Chester Downs term loan, and the special improvement district bonds.

CMBS Financing and Amendment

In connection with the Acquisition, eight of our properties, Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Showboat Atlantic City, Harrah’s Lake Tahoe, Harveys Lake Tahoe and Bill’s Lake Tahoe and their related assets were spun out of CEOC to Caesars. These properties borrowed $6,500 million under the CMBS Financing. On May 22, 2008, Paris Las Vegas and Harrah’s Laughlin and their related operating assets were spun out of CEOC to Caesars and became property secured under the CMBS Loans, and Harrah’s Lake Tahoe, Harveys Lake Tahoe, Bill’s Lake Tahoe and Showboat Atlantic City were transferred to CEOC from Caesars as contemplated under the debt agreements effective pursuant to the Acquisition. The entities that are borrowers under the CMBS Financing, which we refer to as the CMBS Entities, are currently Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Paris Las Vegas and Harrah’s Laughlin. The CMBS Financing is secured by the assets of the CMBS Entities and certain aspects of the financing are guaranteed by Caesars.

On August 31, 2010, the CMBS Entities executed an agreement with the lenders under our CMBS Financing to amend the terms of our CMBS Financing, or the CMBS Amendment, to, among other things, (i) provide our subsidiaries that are borrowers under the CMBS Loans the right to extend the maturity of the CMBS Loans, subject to certain conditions, by up to two years until February 2015, (ii) amend certain terms of the CMBS Loans with respect to reserve requirements, collateral rights, property release prices and the payment of management fees, (iii) provide for ongoing mandatory offers to repurchase CMBS Loans using excess cash flow from the CMBS entities at discounted prices, (iv) provide for the amortization of the mortgage loan in certain minimum amounts upon the occurrence of certain conditions, and (v) provide for certain limitations with respect to the amount of excess cash flow from the CMBS Entities that may be distributed to us. Any CMBS Loan purchased pursuant to the CMBS Amendment will be canceled.

In the fourth quarter of 2009, we purchased $948.8 million face value of CMBS Loans for $237.2 million. Pursuant to the terms of the CMBS Amendment, we have agreed to pay lenders selling CMBS Loans during the fourth quarter 2009 an additional $48.0 million for their loans previously sold, to be paid no later than December 31, 2010. This additional liability was recorded as a loss on early extinguishment of debt during the first quarter of 2010.

In June 2010, we purchased $46.6 million face value of CMBS Loans for $22.6 million, recognizing a net gain on the transaction of $23.3 million during the second quarter of 2010. In September 2010, in connection with the amendment, we purchased $123.8 million face value of CMBS Loans for $37.1 million, of which $31.0 million was paid at the closing of the CMBS Amendment, and the remainder of which will be paid prior to December 31, 2010. We recognized a pre-tax gain on the transaction of $77.4 million, net of deferred finance charges.

As part of the CMBS Amendment, in order to extend the maturity of the CMBS Loans under the extension option, we will be required to extend our interest rate cap agreement to cover the two years of extended maturity of the CMBS Loans, with a maximum aggregate purchase price for such extended interest rate cap for $5.0 million. We have funded the $5.0 million obligation in connection with the closing of the CMBS Amendment on September 1, 2010. As part of the CMBS Amendment, we have also agreed to purchase $191.3 million face value of CMBS Loans for $95.7 million during fourth quarter 2010.

67

Issuances and Redemptions

During the second quarter of 2010, CEOC completed the offering of $750.0 million aggregate principal amount of 12.75% second-priority senior secured notes due 2018 and used the proceeds of this offering to redeem or repay the following outstanding debt:

Debt (dollars in millions)	Maturity	Interest Rate	Face Value
5.5% Senior Notes	2010	5.5%	$191.6
8.0% Senior Notes	2011	8.0%	13.2
8.125% Senior Subordinated Notes	2011	8.125%	12.0
Revolving Credit Facility	2014	3.23%-3.25%	525.0

In connection with the retirement of the outstanding senior and senior subordinated notes above, CEOC recorded a pre-tax loss of $4.5 million during the second quarter of 2010.

On June 3, 2010, we announced an agreement under which affiliates of each of Apollo, TPG and Paulson will exchange $1,118.3 million face amount of debt for 15.6 percent of the common equity of Caesars, prior to giving effect to the IPO, subject to regulatory approvals and certain other conditions. In connection with the transaction, Apollo, TPG, and Paulson purchased $835.4 million face value of CEOC notes that were held by another subsidiary of Caesars for aggregate consideration of $557.0 million, including accrued interest. The exchange of the debt for equity is expected to be completed in the fourth quarter of 2010 or first quarter of 2011. Any notes exchanged for equity will be held by a subsidiary of Caesars and will remain outstanding for purposes of CEOC.

Credit Agreement and Incremental Facility Amendment. In connection with the Acquisition, CEOC entered into the senior secured credit facilities, or the Credit Facilities. This financing is neither secured nor guaranteed by Caesars other direct, wholly owned subsidiaries, including the subsidiaries that own properties that are security for the CMBS Financing.

On June 3, 2009, CEOC entered into an amendment and waiver to its Credit Facilities to, among other things: (i) allow for one or more future issuances of additional secured notes or loans, including the $1,375.0 million and $720.0 million of first lien notes both of which are discussed below; (ii) exclude from the maintenance covenant under its senior secured credit facilities (a) notes secured with a first priority lien on the assets of CEOC and its subsidiaries that secure the senior secured credit facilities that collectively result in up to $2,000.0 million of net proceeds (provided that the aggregate face amount of all such notes shall not collectively exceed $2,200.0 million) and (b) up to $250.0 million aggregate principal amount of consolidated debt of subsidiaries that are not wholly owned subsidiaries; (iii) subject to specified procedures, allow CEOC to buy back loans from individual lenders at negotiated prices, which may be less than par and (iv) subject to the requirement to make such offers on a pro rata basis to all lenders, allow CEOC to agree with certain lenders to extend the maturity of their term loans or revolving commitments, and for CEOC to pay increased interest rates or otherwise modify the terms of their loans or revolving commitments in connection with such an extension.

On June 15, 2009, CEOC issued $1,375.0 million principal amount of 11.25% senior secured notes due 2017. These notes are secured with a first priority lien on the assets of CEOC and the subsidiaries that secure the senior secured credit facilities. Proceeds from this issuance were used to pay a portion of CEOC’s outstanding term loans and revolving loans under its senior secured credit facilities, of which $231.9 million was used to permanently reduce commitments under the revolving credit facility and $832.1 million was used to reduce amounts due on the term loan.

On September 11, 2009, CEOC issued $720.0 million principal amount of additional first lien notes. Proceeds from this issuance were used to pay a portion of CEOC’s outstanding term loans and revolving loans under its senior secured credit facilities, of which $138.1 million was used to permanently reduce commitments under the revolving credit facility and $495.3 million was used to reduce amounts due on the term loan.

68

On October 22, 2009, CEOC completed cash tender offers for certain of its outstanding debt securities with maturities in 2010 and 2011 (as more fully discussed below). In connection with these tender offers, CEOC borrowed $1,000.0 million of new term loans under its Credit Facilities pursuant to an incremental amendment, or the Incremental Loans. A portion of the net proceeds of the Incremental Loans were used to purchase the notes validly tendered and not validly withdrawn pursuant to the tender offers.

As of September 30, 2010, our Credit Facilities provided for senior secured financing of up to $8,442.6 million, consisting of (i) senior secured term loan facilities in an aggregate principal amount of up to $6,812.6 million with $5,820.1 million maturing on January 20, 2015 and $992.5 million maturing on October 31, 2016, and (ii) a senior secured revolving credit facility in an aggregate principal amount of up to $1,630.0 million, maturing January 28, 2014, including both a letter of credit sub-facility and a swingline loan sub-facility. The Credit Facilities require scheduled quarterly payments of $7.5 million, with the balance due at maturity. A total of $6,812.6 million face amount of borrowings were outstanding under the Credit Facilities as of September 30, 2010, with $120.0 million of the revolving credit facility committed to outstanding letters of credit. After consideration of these borrowings and letters of credit, $1,510.0 million of additional borrowing capacity was available to us under our revolving credit facility as of September 30, 2010.

Exchange Offers, Debt Repurchases and Open Market Purchases. From time to time, we may retire portions of our outstanding debt in open market purchases, privately negotiated transactions or otherwise. These repurchases will be funded through available cash from operations and from our established debt programs. Such repurchases are dependent on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors.

In December 2008, CEOC completed private exchange offers whereby $2,224.0 million, face amount, of CEOC’s debt maturing between 2010 and 2018, was exchanged for new 10.0% Second-Priority Senior Secured Notes with a face value of $214.8 million due 2015 and new 10.0% Second-Priority Senior Secured Notes with a face value of $847.6 million due 2018. Interest on the new notes is payable in cash each June 15 and December 15 until maturity. The Second-Priority Senior Secured Notes are secured by a second priority security interest in substantially all of CEOC’s and its subsidiary’s property and assets that secure the senior secured credit facilities. These liens are junior in priority to the liens on substantially the same collateral securing the senior secured credit facilities.

On April 15, 2009, CEOC completed private exchange offers to exchange $3,648.8 million aggregate principal amount of new 10.0% Second-Priority Senior Secured Notes due 2018 for $5,470.1 million principal amount of its outstanding debt due between 2010 and 2018. The new notes are guaranteed by Caesars and are secured on a second-priority lien basis by substantially all of CEOC’s and its subsidiaries’ assets that secure the senior secured credit facilities. In addition to the exchange offers, a subsidiary of Caesars paid $96.7 million to purchase for cash certain notes of CEOC with an aggregate principal amount of $522.9 million maturing between 2015 and 2017. The notes purchased pursuant to this tender offer remained outstanding for CEOC but reduce Caesars outstanding debt on a consolidated basis. Additionally, CEOC paid $4.8 million in cash to purchase notes of approximately $24.0 million aggregate principal amount from retail holders that were not eligible to participate in the exchange offers. As a result of the exchange and tender offers, we recorded a pretax gain in the second quarter 2009 of $4,023.0 million arising from this early extinguishment of debt.

On October 22, 2009, CEOC completed cash tender offers for certain of its outstanding debt securities with maturities in 2010 and 2011. CEOC purchased $4.5 million principal amount of its 5.500% senior notes due 2010, $17.2 million principal amount of its 7.875% senior subordinated notes due 2010, $19.6 million principal amount of its 8.000% senior notes due 2011 and $4.2 million principal amount of its 8.125% senior subordinated notes due 2011 for an aggregate consideration of $44.5 million.

During the 2009 fourth quarter, we entered into and completed purchase and sale agreements with certain lenders to acquire CMBS Loans under our CMBS Financing. We purchased $948.8 million face value of our

69

outstanding CMBS Loans for $237.2 million, recognizing a pre-tax gain on the transaction of approximately $688.1 million. As a result of the recent debt repurchase, the total outstanding debt related to the CMBS Financing was $5,551.5 million as of December 31, 2009. In connection with the amendment to the CMBS Financing, we purchased $123.8 million of face value of CMBS Loans for $37.1 million in August 2010, which left a balance of $5,380.9 million outstanding on the CMBS Loans. The total outstanding debt related to the CMBS Financing will be reduced to $5,189.6 million by December 31, 2010 as a result of additional purchases of certain CMBS Loans by us for an additional payment by us of $95.7 million, as required pursuant to the terms of the CMBS Amendment.

As a result of the receipt of the requisite consent of lenders having loans made under the Senior Unsecured Interim Loan Agreement, or Interim Loan Agreement, representing more than 50% of the sum of all loans outstanding under the Interim Loan Agreement, waivers or amendments of certain provisions of the Interim Loan Agreement to permit CEOC, from time to time, to buy back loans at prices below par from specific lenders in the form of voluntary prepayments of the loans by CEOC on a non-pro rata basis are now operative. Included in the exchanged debt discussed above are $297.0 million of 10.0% Second-Priority Senior Secured Notes that were exchanged for $442.0 million principal amount of loans surrendered in the exchange offer for loans outstanding under the Interim Loan Agreement. As a result of these transactions, all loans outstanding under the Interim Loan Agreement have been retired.

As a result of the 2009 exchange and tender offers, the CMBS Financing repurchases, and purchases of our debt on the open market, we recorded a pre-tax gain in 2009 of $4,965.5 million arising from early extinguishment of debt, comprised as follows:

(In millions)	Year ended Dec. 31, 2009
Face Value of CEOC Open Market Purchases:
5.50% due 7/01/2010	$68.0
7.875% due 3/15/2010	111.5
8.00% due 02/01/2011	37.7
8.125% due 05/15/2011	178.2
5.375% due 12/15/2013	87.2
10.75% due 1/28/2016	265.0

Face Value of Other Caesars Subsidiary Open Market Purchases:
5.625% due 06/01/2015	$138.0
5.750% due 06/01/2017	169.0
6.50% due 06/01/2016	24.0

Total face value of open market purchases	1,078.6
Cash paid for open market purchases	(657.0)

Net cash gain on open market purchases	421.6
Write-off of unamortized discounts and fees	(167.2)
Gain on CMBS repurchases	688.1
Gain on debt exchanges	4,023.0

Aggregate gains on early extinguishments of debt	$4,965.5

Under the American Recovery and Reinvestment Act of 2009, or the ARRA, we will receive temporary federal tax relief under the Delayed Recognition of Cancellation of Debt Income, or CODI, rules. The ARRA contains a provision that allows for a five-year deferral for tax purposes of CODI for debt reacquired in 2009 and 2010, followed by recognition of CODI ratably over the succeeding five years. The provision applies for specified types of repurchases including the acquisition of a debt instrument for cash and the exchange of one debt instrument for another. For state income tax purposes, certain states have conformed to the ARRA and others have not.

70

Interest and Fees. Borrowings under the Credit Facilities, other than borrowings under the Incremental Loans, bear interest at a rate equal to the then-current LIBOR rate or at a rate equal to the alternate base rate, in each case plus an applicable margin. As of September 30, 2010, the Credit Facilities, other than borrowings under the Incremental Loans, bore interest at LIBOR plus 300 basis points for the term loans and a portion of the revolver loan and 150 basis points over the alternate base rate for the swingline loan and at the alternate base rate plus 200 basis points for the remainder of the revolver loan.

Borrowings under the Incremental Loans bear interest at a rate equal to either the alternate base rate or the greater of (i) the then-current LIBOR rate or (ii) 2.0%; in each case plus an applicable margin. At September 30, 2010, borrowings under the Incremental Loans bore interest at the minimum base rate of 2.0%, plus 750 basis points.

In addition, on a quarterly basis, we are required to pay each lender (i) a commitment fee in respect of any unborrowed amounts under the revolving credit facility and (ii) a letter of credit fee in respect of the aggregate face amount of outstanding letters of credit under the revolving credit facility. As of September 30, 2010, the Credit Facilities bore a commitment fee for unborrowed amounts of 50 basis points.

We make monthly interest payments on our CMBS Financing. Our outstanding notes (secured and unsecured) have semi-annual interest payments, with the majority of those payments on June 15 and December 15.

In July 2008, CEOC made the permitted election under the Indenture governing its 10.75%/11.5% Senior Toggle Notes due 2018 and the Interim Loan Agreement dated January 28, 2008, to pay all interest due on January 28, and February 1, 2009, for the loan in-kind. A similar election was made in January 2009 to pay the interest due August 1, 2009, for the 10.75%/11.5% Senior Toggle Notes due 2018 in-kind, and in March 2009, the election was made to pay the interest due April 28, 2009, on the Interim Loan Agreement in-kind. In connection with the debt exchange detailed below, the Interim Toggle Notes were no longer outstanding. We used the cash savings generated by this election for general corporate purposes, including the early retirement of other debt.

A change in interest rates on variable-rate debt will impact our financial results. For example, assuming a constant outstanding balance for our variable-rate debt for the next twelve months, a hypothetical 1% increase in corresponding interest rates would change interest expense for the twelve months following September 30, 2010 by approximately $62.8 million. At September 30, 2010, the three-month USD LIBOR rate was 0.2914%. A hypothetical reduction of this rate to 0% would decrease interest expense for the next twelve months by approximately $18.3 million. These hypothetical interest amounts exclude interest on the $5,810.1 million of variable-rate debt for which our interest rate swap agreements are designated as hedging instruments for accounting purposes, through the earlier of the expiration of such swap agreements or twelve months. At September 30, 2010, our variable-rate debt, excluding the aforementioned $5,810.1 million of variable-rate debt hedged against interest rate swap agreements, represents approximately 35.2% of our total debt, while our fixed-rate debt is approximately 64.8% of our total debt.

71

Collateral and Guarantors. CEOC’s Credit Facilities are guaranteed by Caesars, and are secured by a pledge of CEOC’s capital stock, and by substantially all of the existing and future property and assets of CEOC and its material, wholly owned domestic subsidiaries other than unrestricted subsidiaries, including a pledge of the capital stock of CEOC’s material, wholly owned domestic subsidiaries and 65% of the capital stock of the first-tier foreign subsidiaries, in each case subject to exceptions. The following casino properties have mortgages under the Credit Facilities:

Las Vegas	Atlantic City	Louisiana/Mississippi	Iowa/Missouri
Caesars Palace	Bally’s Atlantic City	Harrah’s New Orleans	Harrah’s St. Louis
Bally’s Las Vegas	Caesars Atlantic City	(Hotel only)	Harrah’s Council Bluffs
Imperial Palace	Showboat Atlantic City	Harrah’s Louisiana Downs	Horseshoe Council Bluffs/ Bluffs Run
Bill’s Gamblin’ Hall & Saloon		Horseshoe Bossier City
Harrah’s Tunica
Horseshoe Tunica
Tunica Roadhouse Hotel & Casino

Illinois/Indiana	Other Nevada
Horseshoe Southern Indiana	Harrah’s Reno
Harrah’s Metropolis	Harrah’s Lake Tahoe
Horseshoe Hammond	Harveys Lake Tahoe

Additionally, certain undeveloped land in Las Vegas also is mortgaged.

Restrictive Covenants and Other Matters. The Credit Facilities require compliance on a quarterly basis with a maximum net senior secured first lien debt leverage test. In addition, the Credit Facilities include negative covenants, subject to certain exceptions, restricting or limiting CEOC’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional debt; (ii) create liens on certain assets; (iii) enter into sale and lease-back transactions (iv) make certain investments, loans and advances; (v) consolidate, merge, sell or otherwise dispose of all or any part of its assets or to purchase, lease or otherwise acquire all or any substantial part of assets of any other person; (vi) pay dividends or make distributions or make other restricted payments; (vii) enter into certain transactions with its affiliates; (viii) engage in any business other than the business activity conducted at the closing date of the loan or business activities incidental or related thereto; (ix) amend or modify the articles or certificate of incorporation, by-laws and certain agreements or make certain payments or modifications of indebtedness; and (x) designate or permit the designation of any indebtedness as “Designated Senior Debt”.

Caesars is not bound by any financial or negative covenants contained in CEOC’s credit agreement, other than with respect to the incurrence of liens on and the pledge of its stock of CEOC.

All borrowings under the senior secured revolving credit facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, and the requirement that such borrowing does not reduce the amount of obligations otherwise permitted to be secured under our new senior secured credit facilities without ratably securing the retained notes.

Certain covenants contained in CEOC’s credit agreement require the maintenance of a Senior Secured Leverage Ratio, which is the ratio of senior first priority secured debt to last twelve months adjusted EBITDA of CEOC, as calculated pursuant to the agreement, which differs from the calculation of LTM Adjusted EBITDA presented on page 16 of this prospectus. The June 3, 2009 amendment and waiver to our credit agreement excludes from the Senior Secured Leverage Ratio (a) the $1,375.0 million Original First Lien Notes issued June 15, 2009 and the $720.0 million Additional First Lien Notes issued on September 11, 2009 and (b) up to $250.0 million aggregate principal amount of consolidated debt of subsidiaries that are not wholly owned subsidiaries. Certain covenants contained in CEOC’s credit agreement governing its senior secured credit

72

facilities, the indenture and other agreements governing CEOC’s 10.0% Second-Priority Senior Secured Notes due 2015 and 2018, and our first lien notes restrict our ability to take certain actions such as incurring additional debt or making acquisitions if we are unable to meet adjusted EBITDA to Fixed Charges, senior secured debt to last twelve months’ adjusted EBITDA and consolidated debt to last twelve months’ adjusted EBITDA ratios. The covenants that restrict additional indebtedness and the ability to make future acquisitions require a last twelve months’ adjusted EBITDA to Fixed Charges ratio (measured on a trailing four-quarter basis) of 2.0:1.0, in each case as calculated pursuant to the applicable agreements. Failure to comply with these covenants can result in limiting our long-term growth prospects by hindering our ability to incur future indebtedness or grow through acquisitions.

The indenture governing the 10.75% Senior Notes, 10.75%/11.5% Senior Toggle Notes and the agreements governing the other cash pay debt and payment in kind toggle debt limit CEOC’s and most of its subsidiaries’ ability to among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends or make distributions in respect of our capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) with respect to CEOC only, engage in any business or own any material asset other than all of the equity interest of CEOC so long as certain investors hold a majority of the notes; (vi) create or permit to exist dividend and/or payment restrictions affecting its restricted subsidiaries; (vii) create liens on certain assets to secure debt; (viii) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; (ix) enter into certain transactions with its affiliates; and (x) designate its subsidiaries as unrestricted subsidiaries. Subject to certain exceptions, the indenture governing the notes and the agreements governing the other cash pay debt and PIK toggle debt will permit us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

The CMBS Financing includes negative covenants, subject to certain exceptions, restricting or limiting the ability of the CMBS Entities to, among other things: (i) incur additional debt; (ii) create liens on assets; (iii) make certain investments, loans and advances; (iv) consolidate, merge, sell or otherwise dispose of all or any part of its assets or to purchase, lease or otherwise acquire all or any substantial part of assets of any other person; (v) enter into certain transactions with its affiliates; (vi) engage in any business other than the ownership of the properties and business activities ancillary thereto; and (vi) amend or modify the articles or certificate of incorporation, by-laws and certain agreements. The CMBS Financing also includes affirmative covenants that require the CMBS Entities to, among other things, maintain the borrowers as “special purpose entities,” maintain certain reserve funds in respect of furniture, fixtures and equipment, taxes, and insurance, and comply with other customary obligations for CMBS real estate financings. In addition, the CMBS Financing obligates the CMBS Entities to apply excess cash flow from the CMBS properties in certain specified manners, depending on the outstanding principal amount of various tranches of the CMBS Loans and other factors. These obligations will limit the amount of excess cash flow from the CMBS Entities that may be distributed to Caesars. For example, the CMBS Entities are required to use 100% of excess cash flow to make ongoing mandatory offers on a quarterly basis to purchase CMBS mezzanine loans at discounted prices from the holders thereof. To the extent such offers are accepted, such excess cash flow will need to be so utilized and will not be available for distribution to Caesars. To the extent such offers are not accepted with respect to any fiscal quarter, the amount of excess cash flow that may be distributed to Caesars is limited to 85% of excess cash flow with respect to such quarter. In addition, the CMBS Financing provides that once the aggregate principal amount of the CMBS mezzanine loans is less than or equal to $625.0 million, the mortgage loan will begin to amortize on a quarterly basis in an amount equal to the greater of 100% of excess cash flow for such quarter and $31.25 million. If the CMBS mortgage loan begins to amortize, the excess cash flow from the CMBS Entities will need to be utilized in connection with such amortization and will not be available for distribution to Caesars.

Other Financing Transactions

Harrah’s Chester Secured Loan

During 2009, Chester Downs, a majority-owned subsidiary of CEOC and owner of Harrah’s Chester, entered into an agreement to borrow under a senior secured term loan with a principal amount of $230.0 million

73

and borrowed such amount, net of original issue discount. The proceeds of the term loan were used to pay off intercompany debt due to CEOC and to repurchase equity interests from certain minority partners of Chester Downs. As a result of the purchase of these equity interests, CEOC currently owns approximately 95% of Chester Downs.

On October 28, 2010, Chester Downs amended its existing senior secured term loan facility to obtain an additional $40.0 million of term loans. The additional loans have substantially the same terms as the existing term loans including with respect to interest rate, maturity and security. The proceeds of the additional loans will be used for general corporate purposes, including the repayment of indebtedness and capital expenditures.

Acquisition of Planet Hollywood

On February 19, 2010, CEOC acquired 100% of the equity interests of PHW Las Vegas, which owns and operates Planet Hollywood. In connection with this transaction, PHW Las Vegas assumed a $554.3 million, face value, senior secured loan, and a subsidiary of CEOC cancelled certain debt issued by PHW Las Vegas’ predecessor entities. The outstanding amount is secured by the assets of PHW Las Vegas, and is non-recourse to our other subsidiaries.

In connection with the transaction and the assumption of debt, PHW Las Vegas entered into the Amended and Restated Loan Agreement with Wells Fargo Bank, N.A., as trustee for The Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-TFL2, or the Lender. PHW Las Vegas is an unrestricted subsidiary of CEOC and therefore not a borrower under CEOC’s Credit Facilities. A subsidiary of CEOC manages the property for PHW Las Vegas for a fee. The maturity date for this loan is December 2011, with two extension options, which, if exercised, would extend maturity until April 2015.

Guaranty

In connection with PHW Las Vegas’ Amended and Restated Loan Agreement, Caesars entered into a Guaranty Agreement for the benefit of the Lender pursuant to which Caesars guaranteed to the Lender certain recourse liabilities of PHW Las Vegas. Caesars’ maximum aggregate liability for such recourse liabilities is limited to $30.0 million provided that such recourse liabilities of PHW Las Vegas do not arise from (i) events, acts, or circumstances that are actually committed by, or voluntarily or willfully brought about by Caesars or (ii) event, acts, or circumstances (regardless of the cause of the same) that provide actual benefit (in cash, cash equivalent, or other quantifiable amount) to us, to the full extent of the actual benefit received by us. Pursuant to the Guaranty Agreement, Caesars is required to maintain a net worth or liquid assets of at least $100.0 million.

Prepayments

PHW Las Vegas may, at its option, voluntarily prepay the loan in whole or in part upon twenty days prior written notice to the Lender.

        PHW Las Vegas is required to prepay the loan in (i) the amount of any insurance proceeds received by Lender for which the Lender is not obligated to make available to PHW Las Vegas for restoration in accordance with the terms of the Amended and Restated Loan Agreement, (ii) the amount of any proceeds received from the operator of the timeshare property adjacent to Planet Hollywood, subject to the limitations set forth in the Amended and Restated Loan Agreement and (iii) the amount of any excess cash remaining after application of the cash management provisions of the Amended and Restated Loan Agreement.

Interest Payments

The amount outstanding under the Amended and Restated Loan Agreement bears interest, payable to third party lenders on a monthly basis, at a rate per annum equal to LIBOR plus 1.533%. Interest only participations of PHW Las Vegas bear interest at a fixed rate equal to $7.3 million per year, payable to a subsidiary of CEOC that owns such participations.

74

Derivative Instruments

We account for derivative instruments in accordance with Accounting Standards Codification, or ASC, 815 (“Accounting for Derivatives and Hedging Activities”), which requires that all derivative instruments be recognized in the financial statements at fair value. Any changes in fair value are recorded in the statements of operations or in other comprehensive income/(loss), depending upon whether or not the derivative is designated and qualifies for hedge accounting, the type of hedge transaction and the effectiveness of the hedge. The estimated fair values of our derivative instruments are based on market prices obtained from dealer quotes. Such quotes represent the estimated amounts we would receive or pay to terminate the contracts.

Our derivative instruments contain a credit risk that the counterparties may be unable to meet the terms of the agreements. We minimize that risk by evaluating the creditworthiness of our counterparties, which are limited to major banks and financial institutions. Our derivatives are recorded at their fair values, adjusted for the credit rating of the counterparty if the derivative is an asset, or adjusted for the credit rating of Caesars if the derivative is a liability.

Derivative Instruments—Interest Rate Swap Agreements

We use interest rate swaps to manage the mix of our debt between fixed and variable rate instruments. As of September 30, 2010 we had 13 outstanding interest rate swap agreements, three of which have effective dates starting in 2011, subsequent to the expiration of seven of our other swap agreements. As a result of staggering the effective dates, we have a notional amount of $6,500.0 million outstanding through April 25, 2011, and a notional amount of $5,750.0 million outstanding beginning after April 25, 2011. The difference to be paid or received under the terms of the interest rate swap agreements is accrued as interest rates change and recognized as an adjustment to interest expense for the related debt. Changes in the variable interest rates to be paid or received pursuant to the terms of the interest rate swap agreements will have a corresponding effect on future cash flows. The major terms of the interest rate swap agreements as of September 30, 2010 are as follows:

Effective Date	Notional Amount	Fixed Rate Paid	Variable Rate Received as of Sept 30, 2010	Next Reset Date	Maturity Date
	(in millions)
April 25, 2007	$200	4.898%	0.498%	October 26, 2010	April 25, 2011
April 25, 2007	200	4.896%	0.498%	October 26, 2010	April 25, 2011
April 25, 2007	200	4.925%	0.498%	October 26, 2010	April 25, 2011
April 25, 2007	200	4.917%	0.498%	October 26, 2010	April 25, 2011
April 25, 2007	200	4.907%	0.498%	October 26, 2010	April 25, 2011
September 26, 2007	250	4.809%	0.498%	October 26, 2010	April 25, 2011
September 26, 2007	250	4.775%	0.498%	October 26, 2010	April 25, 2011
April 25, 2008	2,000	4.276%	0.498%	October 26, 2010	April 25, 2013
April 25, 2008	2,000	4.263%	0.498%	October 26, 2010	April 25, 2013
April 25, 2008	1,000	4.172%	0.498%	October 26, 2010	April 25, 2012
April 26, 2011	250	1.351%	—	April 26, 2011	January 25, 2015
April 26, 2011	250	1.347%	—	April 26, 2011	January 25, 2015
April 26, 2011	250	1.350%	—	April 26, 2011	January 25, 2015

75

The variable rate on our interest rate swap agreements did not materially change as a result of the October 26, 2010 reset.

Until October 2009, our effective interest rate swap agreements were designated as cash flow hedging instruments for accounting purposes. During October 2009, we borrowed $1,000.0 million under the Incremental Loans and used a majority of the net proceeds to temporarily repay most of our revolving debt under the Credit Facilities. As a result, we no longer had a sufficient amount of outstanding debt under the same terms as our interest rate swap agreements to support hedge accounting treatment for the full $6,500.0 million in interest rate swaps. Thus, as of September 30, 2009, we removed the cash flow hedge designation for the $1,000.0 million swap agreement, freezing the amount of deferred losses recorded in Accumulated Other Comprehensive Loss associated with this swap agreement, and reducing the total notional amount on interest rate swaps designated as cash flow hedging instruments to $5,500.0 million. Beginning October 1, 2009, we began amortizing deferred losses frozen in Accumulated Other Comprehensive Loss into income over the original remaining term of the hedged forecasted transactions that are still considered to be probable of occurring. For the quarter and nine months ended September 30, 2010, we recorded $2.2 million and $6.5 million, respectively, as an increase to interest expense, and we will record an additional $8.7 million as an increase to interest expense and other comprehensive income over the next twelve months, all related to deferred losses on the $1,000.0 million interest rate swap.

During the fourth quarter of 2009, we re-designated approximately $310.1 million of the $1,000.0 million swap as a cash flow hedging instrument. Also, on September 29, 2010, we entered into three forward interest rate swap agreements for notional amounts totaling $750.0 million that have been designated as cash flow hedging instruments. As a result, at September 30, 2010, $6,560.0 million of our total interest rate swap agreements notional amount of $7,250.0 million remained designated as hedging instruments for accounting purposes. Any future changes in fair value of the portion of the interest rate swap agreement not designated as a hedging instrument will be recognized in interest expense during the period in which the changes in value occur.

Derivative Instruments – Interest Rate Cap Agreements

On January 28, 2008, we entered into an interest rate cap agreement to partially hedge the risk of future increases in the variable rate of the CMBS Financing. The interest rate cap agreement, which was effective January 28, 2008 and terminates February 13, 2013, is for a notional amount of $6,500.0 million at a LIBOR cap rate of 4.5%. The interest rate cap was designated as a cash flow hedging instrument for accounting purposes on May 1, 2008.

On November 30, 2009, June 7, 2010, and September 1, 2010, we purchased and extinguished $948.8 million, $46.6 million, and $123.8 million, respectively, of the CMBS Financing. The hedging relationship between the CMBS Financing and the interest rate cap remained effective subsequent to each debt extinguishment. As a result of the extinguishments, in the fourth quarter 2009, second quarter 2010, and third quarter 2010, we reclassified $12.1 million, $0.6 million, and $1.5 million, respectively, of deferred losses out of Accumulated Other Comprehensive Loss and into interest expense associated with hedges for which the forecasted future transactions are no longer probable of occurring.

On January 31, 2010, we removed the cash flow hedge designation for the $6,500.0 million interest rate cap, freezing the amount of deferred losses recorded in Accumulated Other Comprehensive Loss associated with the interest rate cap. Beginning February 1, 2010, we began amortizing deferred losses frozen in Accumulated Other Comprehensive Loss into income over the original remaining term of the hedge forecasted transactions that are still probable of occurring. For the quarter and nine months ended September 30, 2010, we recorded $6.7 million and $16.2 million, respectively, as an increase to interest expense, and we will record an additional $20.9 million as an increase to interest expense and Accumulated Other Comprehensive Loss over the next twelve months, all related to deferred losses on the interest rate cap. In connection with the extinguishment of $46.6 million of the CMBS Financing, on June 7, 2010, we reclassified $1.0 million of deferred losses recorded in Accumulated Other Comprehensive Loss associated with the interest rate cap into interest expense associated with hedges for which the forecasted transactions are no longer probable of occurring.

76

On January 31, 2010, we re-designated $4,650.2 million of the interest rate cap as a cash flow hedging instrument for accounting purposes. Any future changes in fair value of the portion of the interest rate cap not designated as a hedging instrument will be recognized in interest expense during the period in which the changes in value occur.

On April 5, 2010, as required under the amended and restated loan agreement, we entered into an interest rate cap agreement to partially hedge the risk of future increases in the variable rate of the PHW Las Vegas senior secured loan. The interest rate cap agreement is for a notional amount of $554.3 million at a LIBOR cap rate of 5.0%, and matures on December 9, 2011. To give proper consideration to the prepayment requirements of the PHW Las Vegas senior secured loan, we have designated $525.0 million of the $554.3 million notional amount of the interest rate cap as a cash flow hedging instrument for accounting purposes.

Derivative Instruments—Impact on Financial Statements

The following table represents the effect of derivative instruments in the Consolidated Statements of Operations for the nine months ended September 30, 2010 and 2009 for amounts transferred into or out of Accumulated Other Comprehensive Loss:

(Dollars in millions)
	Loss on Derivatives Recognized in OCI (Effective Portion)		Location of (Gain) or Loss Reclassified From Accumulated OCI Into Income (Effective Portion)	Loss Reclassified from Accumulated OCI into Income (Effective Portion)		Location of (Gain) or Loss Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	(Gain) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)
Cash Flow Hedging Relationships	Nine Months Ended Sept. 30, 2010	Nine Months Ended Sept. 30, 2009		Nine Months Ended Sept. 30, 2010	Nine Months Ended Sept. 30, 2009		Nine Months Ended Sept. 30, 2010	Nine Months Ended Sept. 30, 2009
Interest rate contracts	$143.0	$54.7	Interest Expense	$23.4	$0.6	Interest Expense	$(55.1)	$—

(Dollars in millions)
Derivatives Not Designated as Hedging Instruments	Location of Loss Recognized in Income on Derivative	Loss Recognized in Income on Derivatives
		Nine Months Ended Sept. 30, 2010	Nine Months Ended Sept. 30, 2009
Interest Rate Contracts	Interest Expense	$10.8	$—

The following table represents the effect of derivative instruments in the Consolidated Statements of Operations for the year ended December 31, 2009 and the period from January 28, 2008 through December 31, 2008:

(Dollars in millions)
	Loss on Derivatives Recognized in OCI (Effective Portion)		Location of Loss Reclassified From Accumulated OCI Into Income (Effective Portion)	Loss Reclassified from Accumulated OCI into Income (Effective Portion)		Location of (Gain) or Loss Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	(Gain) or Loss Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)
Cash Flow Hedging Relationships	2009	Jan. 28 through Dec. 31, 2008		2009	Jan. 28 through Dec. 31, 2008		2009	Jan. 28 through Dec. 31, 2008
Interest rate contracts	$20.9	$158.8	Interest Expense	$15.1	$0.8	Interest Expense	$(7.6)	$104.3

77

(Dollars in millions)	Location of (Gain) or Loss Recognized in Income on Derivative	(Gain) or Loss Recognized in Income on Derivatives
Derivatives Not Designated as Hedging Instruments		2009	Jan. 28 through Dec. 31, 2008
Interest Rate Contracts	Interest Expense	$(7.6)	$116.0

In addition to the impact on interest expense from amounts reclassified from Accumulated Other Comprehensive Loss, the difference to be paid or received under the terms of the interest rate swap agreements is recognized as interest expense and is paid quarterly. This cash settlement portion of the interest rate swap agreements increased interest expense for the nine months ended September 30, 2010 and 2009 by $199.3 million and $147.6 million, respectively.

Guarantees of Third-Party Debt and Other Obligations and Commitments

The tables below summarize our contractual obligations and other commitments as of September 30, 2010, after giving effect to the Private Placement and the IPO.

(In millions)	Payments Due by Period
Contractual Obligations(a)	Total	Oct. 1, 2010 through Dec. 31, 2010	2011 through 2012	2013 through 2014	Thereafter
Debt, face value(b)	$22,032.0	$213.6	$98.4	$223.4	$21,496.6
Capital lease obligations	5.6	4.5	1.1	—	—
Estimated interest payments(c)	9,685.2	429.8	3,208.8	2,870.4	3,176.2
Operating lease obligations	2,226.6	25.2	151.4	126.0	1,924.0
Purchase order obligations	53.0	53.0	—	—	—
Guaranteed payments to State of Louisiana	29.8	15.0	14.8	—	—
Community reinvestment	86.7	1.6	12.1	12.0	61.0
Construction commitments	37.3	37.3	—	—	—
Entertainment obligations	96.1	14.1	62.0	20.0	—
Other contractual obligations	592.5	33.4	141.4	100.8	316.9

	$34,844.8	$827.5	$3,690.0	$3,352.6	$26,974.7

(a)	In addition to the contractual obligations disclosed in this table, we have unrecognized tax benefits that, based on uncertainties associated with the items, we are unable to make reasonably reliable estimates of the period of potential cash settlements, if any, with taxing authorities. See note 9 to our unaudited consolidated condensed financial statements as of September 30, 2010 included elsewhere in this prospectus.
(b)	Payments consider extended maturities of the CMBS Loans from 2013 to 2015 and the PHW Las Vegas senior secured loan from 2011 to 2015.
(c)	Estimated interest for variable rate debt is based on rates at September 30, 2010. Estimated interest includes the estimated impact of our interest rate swap and interest rate cap agreements.

(Dollars in millions)
	Commitment Amounts Per Year
Other Commitments	Total Amounts Committed	Oct. 1, 2010 through Dec. 31, 2010	2011 through 2012	2013 through 2014	Thereafter
Letters of credit	$120.0	$120.0	$—	$—	$—
Minimum payments to tribes	20.4	3.5	14.6	2.3	—

78

The agreements pursuant to which we manage casinos on Indian lands contain provisions required by law that provide that a minimum monthly payment be made to the tribe. That obligation has priority over scheduled repayments of borrowings for development costs and over the management fee earned and paid to the manager. In the event that insufficient cash flow is generated by the operations to fund this payment, we must pay the shortfall to the tribe. Subject to certain limitations as to time, such advances, if any, would be repaid to us in future periods in which operations generate cash flow in excess of the required minimum payment. These commitments will terminate upon the occurrence of certain defined events, including termination of the management contract. Our aggregate monthly commitment for the minimum guaranteed payments pursuant to the contracts for the three managed Indian-owned facilities now open, which extend for periods of up to 51 months from September 30, 2010, is $1.2 million. Each of these casinos currently generates sufficient cash flows to cover all of its obligations, including its debt service.

Debt Covenant Compliance

Certain covenants contained in the credit agreement governing our senior secured credit facilities and the CEOC indenture and other agreements governing our senior notes, first lien notes and second lien notes (i) require the maintenance of a senior secured debt to last twelve months’ adjusted EBITDA ratio and (ii) restrict our ability to take certain actions such as incurring certain kinds of additional debt such as new debt security issuances or making acquisitions if we are unable to meet adjusted EBITDA to Fixed Charges, senior secured debt to last twelve months’ adjusted EBITDA and consolidated debt to last twelve months’ adjusted EBITDA ratios, in each case calculated pursuant to the applicable agreements. Failure to comply with these covenants can result in limiting our long-term growth prospects by hindering our ability to incur certain kinds of future indebtedness or grow through acquisitions. Although these covenants do restrict our ability to incur certain kinds of indebtedness, our indentures and senior secured credit facilities contain carve-outs for the incurrence of indebtedness such as revolving credit borrowings under our senior secured credit facilities, refinancing indebtedness and other debt required to maintain our day-to-day operations. We believe that CEOC is currently in compliance with all of its debt maintenance covenants.

Competitive Pressures

The gaming industry is highly competitive and our competitors vary considerably in size, quality of facilities, number of operations, brand identities, marketing and growth strategies, financial strength and capabilities, level of amenities, management talent and geographic diversity. We also compete with other non-gaming resorts and vacation areas, and with various other entertainment businesses. Our competitors in each market may have substantially greater financial, marketing and other resources than we do and there can be no assurance that they will not in the future engage in aggressive pricing action to compete with us. Although we believe we are currently able to compete effectively in each of the various markets in which we participate, we cannot make assurances that we will be able to continue to do so or that we will be capable of maintaining or further increasing our current market share. Our failure to compete successfully in our various markets could adversely affect our business, financial condition, results of operations and cash flow.

In recent years, many casino operators have been reinvesting in existing markets to attract new customers or to gain market share, thereby increasing competition in those markets. As companies have completed expansion projects, supply has typically grown at a faster pace than demand in some markets and competition has increased significantly. The expansion of existing casino entertainment properties, the increase in the number of properties and the aggressive marketing strategies of many of our competitors have increased competition in many markets in which we operate, and this intense competition is expected to continue. These competitive pressures have affected, and are expected to continue to adversely affect, our financial performance in certain markets.

Several states and Indian tribes are also considering enabling the development and operation of casinos or casino-like operations in their jurisdictions.

79

Although, historically, the short-term effect of such competitive developments on us generally has been negative, we are not able to determine the long-term impact, whether favorable or unfavorable, that development and expansion trends and events will have on current or future markets. We also cannot determine the long-term impact of the financial crisis on the economy, and casinos specifically. In the short-term, the current financial crisis has stalled or delayed some of our capital projects, as well as those of many of our competitors. In addition, our substantial indebtedness could limit our flexibility in planning for, or reacting to, changes in our operations or business and restrict us from developing new gaming facilities, introducing new technologies or exploiting business opportunities, all of which could place us at a competitive disadvantage. We believe that the geographic diversity of our operations; our focus on multi-market customer relationships; our service training, our rewards and customer loyalty programs; and our continuing efforts to establish our brands as premier brands upon which we have built strong customer loyalty have well-positioned us to face the challenges present within our industry. We utilize the unique capabilities of WINet, a sophisticated nationwide customer database, and Total Rewards, a nationwide loyalty program that allows our customers to earn complimentary items and other benefits for playing at our casinos. We believe these sophisticated marketing tools provide us with competitive advantages, particularly with players who visit more than one market.

Significant Accounting Policies and Estimates

We prepare our consolidated condensed financial statements in conformity with GAAP. Certain of our accounting policies, including the estimated lives assigned to our assets, the determination of bad debt, asset impairment, fair value of guarantees and self-insurance reserves, the purchase price allocations made in connection with our acquisitions/merger and the calculation of our income tax liabilities, require that we apply significant judgment in defining the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. Our judgments are based on our historical experience, terms of existing contracts, observance of trends in the industry, information provided by our customers and information available from other outside sources, as appropriate. Actual results may differ from our estimates. For a discussion of our significant accounting policies and estimates, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the notes to our audited consolidated financial statements included elsewhere in this prospectus. Significant changes to our accounting policies and any new accounting pronouncements are further discussed in note 2, “Recently Issued Accounting Pronouncements,” to our unaudited consolidated condensed financial statements as of September 30, 2010, included elsewhere in this prospectus.

We consider accounting estimates to be critical accounting policies when:

•	the estimates involve matters that are highly uncertain at the time the accounting estimate is made; and

•	different estimates or changes to estimates could have a material impact on the reported financial position, changes in financial position, or results of operations.

When more than one accounting principle, or method of its application, is generally accepted, we select the principle or method that we consider to be the most appropriate when given the specific circumstances. Application of these accounting principles requires us to make estimates about the future resolution of existing uncertainties. Estimates are typically based upon historical experience, current trends, contractual documentation, and other information, as appropriate. Due to the inherent uncertainty involving estimates, actual results reported in the future may differ from those estimates. In preparing these financial statements, we have made our best estimates and judgments of the amounts and disclosures included in the financial statements, giving regard to materiality. The following summarizes our critical accounting policies.

Property and Equipment

We have significant capital invested in our property and equipment, which represents approximately 62% of our total assets. Judgments are made in determining the estimated useful lives of assets, salvage values to be

80

assigned to assets and if or when an asset has been impaired. The accuracy of these estimates affects the amount of depreciation expense recognized in our financial results and whether we have a gain or loss on the disposal of an asset. We assign lives to our assets based on our standard policy, which is established by management as representative of the useful life of each category of asset. We review the carrying value of our property and equipment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. The factors considered by management in performing this assessment include current operating results, trends and prospects, as well as the effect of obsolescence, demand, competition and other economic factors. In estimating expected future cash flows for determining whether an asset is impaired, assets are grouped at the operating unit level, which for most of our assets is the individual casino.

Goodwill and Other Intangible Assets

The purchase price of an acquisition is allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. We determine the estimated fair values after review and consideration of relevant information including discounted cash flows, quoted market prices and estimates made by management. To the extent the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired and liabilities assumed, such excess is allocated to goodwill.

During the fourth quarter of each year, we perform annual assessments for impairment of goodwill and other intangible assets that are not subject to amortization as of September 30. We perform assessments for impairment of goodwill and other intangible assets more frequently if impairment indicators exist. Due to the relative impact of weak economic conditions on certain properties, we performed interim assessments of goodwill and certain intangible assets for impairment during the first nine months of 2010 and 2009. These interim assessments resulted in impairment charges of $144.0 million and $1,625.7 million recorded during the nine months ended September 30, 2010 and 2009, respectively. These impairment charges were primarily a result of adjustments to our long-term operating plan as a result of the current economic climate.

Our 2008 analysis reflected factors impacted by then-current market conditions, including lower valuation multiples for gaming assets, higher discount rates resulting from turmoil in the credit markets and the completion of our 2009 budget and forecasting process, and indicated that our goodwill and other non-amortizing intangible assets were impaired; therefore, an impairment charge of $5,489.6 million was recorded in fourth quarter 2008.

We determine estimated fair value of a reporting unit as a function, or multiple, of EBITDA combined with estimated future cash flows discounted at rates commensurate with our capital structure and the prevailing borrowing rates within the casino industry in general. We determine the estimated fair values of our intangible assets by using the relief from royalty method under the income approach. After consideration of the impairment charges recorded in 2009 and 2008, we had $8,408.2 million in goodwill and other intangible assets in our consolidated balance sheet at December 31, 2009 as compared to $10,210.1 million at December 31, 2008.

The annual evaluation of goodwill and other non-amortizing intangible assets requires the use of estimates about future operating results, valuation multiples and discount rates of each reporting unit to determine their estimated fair value. Changes in these assumptions can materially affect these estimates. Thus, to the extent the economy continues to deteriorate during 2010, discount rates increase significantly, or we do not meet our projected performance, we could have additional impairment to record within our 2010 financial statements, and such impairments could be material. This is especially true for our Las Vegas region which had a significant portion of our remaining goodwill as of December 31, 2009. In accordance with GAAP, once an impairment of goodwill or other intangible asset has been recorded, it cannot be reversed.

Total Rewards Point Liability Program

Our customer loyalty program, Total Rewards, offers incentives to customers who gamble at certain of our casinos throughout the United States. Under the program, customers are able to accumulate, or bank, reward

81

credits over time that they may redeem at their discretion under the terms of the program. The reward credit balance will be forfeited if the customer does not earn a reward credit over the prior six-month period. As a result of the ability of the customer to bank the reward credits, we accrue the expense of reward credits, after consideration of estimated forfeitures, or breakage, as they are earned. The value of the cost to provide reward credits is expensed as the reward credits are earned and is included in casino expense on our consolidated statements of operations. To arrive at the estimated cost associated with reward credits, estimates and assumptions are made regarding incremental marginal costs of the benefits, breakage rates and the mix of goods and services for which reward credits will be redeemed. We use historical data to assist in the determination of estimated accruals. At September 30, 2010, December 31, 2009 and December 31, 2008, $53.1 million, $53.2 million and $64.7 million, respectively, were accrued for the cost of anticipated Total Rewards credit redemptions.

In addition to reward credits, customers at certain of our properties can earn points based on play that are redeemable in cash, or cash-back points. In 2007, certain of our properties introduced a modification to the cash-back program whereby points are redeemable in playable credits at slot machines where, after one play-through, the credits can be cashed out. We accrue the cost of cash-back points and the modified program, after consideration of estimated breakage, as they are earned. The cost is recorded as contra-revenue and included in Casino promotional allowances on our consolidated statements of operations. At September 30, 2010, December 31, 2009 and December 31, 2008, the liability related to outstanding cash-back points, which is based on historical redemption activity, was $1.0 million, $2.8 million and $9.3 million, respectively.

Allowance for Doubtful Accounts

We reserve an estimated amount for receivables that may not be collected. Methodologies for estimating allowance for doubtful accounts range from specific reserves to various percentages applied to aged receivables. Historical collection rates are considered, as are customer relationships, in determining specific reserves. At September 30, 2010, December 31, 2009 and December 31, 2008, we had $215.6 million, $207.1 million and $201.4 million, respectively, in our allowance for doubtful accounts. As with many estimates, management must make judgments about potential actions by third parties in establishing and evaluating our reserves for allowance for doubtful accounts.

Self-Insurance Accruals

We are self-insured up to certain limits for costs associated with general liability, workers’ compensation and employee health coverage. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of actuarial estimates of incurred but not reported claims. At September 30, 2010, December 31, 2009 and December 31, 2008, we had total self-insurance accruals reflected in our consolidated balance sheets of $229.9 million, $209.6 million and $213.0 million, respectively. In estimating these costs, we consider historical loss experience and make judgments about the expected levels of costs per claim. We also rely on consultants to assist in the determination of estimated accruals. These claims are accounted for based on actuarial estimates of the undiscounted claims, including those claims incurred but not reported. We believe the use of actuarial methods to account for these liabilities provides a consistent and effective way to measure these highly judgmental accruals; however, changes in health care costs, accident frequency and severity and other factors can materially affect the estimate for these liabilities. We continually monitor the potential for changes in estimates, evaluate our insurance accruals and adjust our recorded provisions.

Income Taxes

We are subject to income taxes in the United States, both federal and state, and numerous foreign jurisdictions in which we operate. We record income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the expected future tax consequences of temporary differences

82

between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carryforwards. ASC 740 requires a reduction of the carrying amounts of deferred tax assets by a valuation allowance if, based on the available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed periodically based on the ASC 740 “more likely than not” realization threshold. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carryforward periods, our experience with operating loss and tax credit carryforwards not expiring unused, and tax planning alternatives.

The effect on the income tax provision and deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. We have previously provided a valuation allowance on foreign tax credits, certain foreign and state net operating losses, or NOLs, and other deferred foreign and state tax assets. U.S. tax rules require us to allocate a portion of our total interest expense to our foreign operations for purposes of determining allowable foreign tax credits. Consequently, this decrease to taxable income from foreign operations results in a diminution of the foreign taxes available as a tax credit. Certain foreign and state NOLs and other deferred foreign and state tax assets were not deemed realizable because they are attributable to subsidiaries that are not expected to produce future earnings. Other than these exceptions, we are unaware of any circumstances that would cause the remaining deferred tax assets to not be realizable. Further, a portion of the valuation allowance against state NOLs was removed as a result of operations and debt activity in the year ended December 31, 2009.

We adopted the directives of ASC 740 regarding uncertain income tax positions on January 1, 2007. We classify reserves for tax uncertainties within “Accrued expenses” and “Deferred credits and other” in our consolidated condensed balance sheets, separate from any related income tax payable or deferred income taxes. In accordance with ASC 740’s directives regarding uncertain tax positions, reserve amounts relate to any potential income tax liabilities resulting from uncertain tax positions, as well as potential interest or penalties associated with those liabilities.

We file income tax returns, including returns for our subsidiaries, with federal, state, and foreign jurisdictions. We are under regular and recurring audit by the Internal Revenue Service, or IRS, on open tax positions, and it is possible that the amount of the liability for unrecognized tax benefits could change during the next twelve months. As a result of the expiration of the statue of limitations and closure of IRS audits, our 2004 and 2005 federal income tax years were closed during the year ended December 31, 2009. The IRS audit of our 2006 federal income tax year also concluded during the year ended December 31, 2009. The IRS audit of our 2007 federal income tax year concluded during the quarter ended March 31, 2010. The IRS audit of our 2008 federal income tax year concluded during the quarter ended June 30, 2010. During the quarter ended June 30, 2010, we submitted a protest to the IRS Appeals office regarding several issues from the 2008 IRS audit. We do not believe that it is reasonably possible that these issues will be settled in the next twelve months.

We are also subject to exam by various state and foreign tax authorities. Tax years prior to 2005 are generally closed for foreign and state income tax purposes as the statutes of limitations have lapsed. However, various subsidiaries are still capable of being examined by the New Jersey Division of Taxation for tax years beginning with 1999 due to our execution of New Jersey statute of limitation extensions.

Derivative Instruments

We account for derivative instruments in accordance with ASC 815, which requires that all derivative instruments be recognized in the financial statements at fair value. Any changes in fair value are recorded in the statements of operations or in other comprehensive income/(loss) within the equity section of the balance sheets, depending upon whether or not the derivative is designated and qualifies for hedge accounting, the type of hedge transaction and the effectiveness of the hedge. The estimated fair values of our derivative instruments are based on market prices obtained from dealer quotes. Such quotes represent the estimated amounts we would receive or pay to terminate the contracts.

83

Our derivative instruments contain a credit risk that the counterparties may be unable to meet the terms of the agreements. We minimize that risk by evaluating the creditworthiness of our counterparties, which are limited to major banks and financial institutions. Our derivatives are recorded at their fair values, adjusted for the credit rating of the counterparty if the derivative is an asset, or adjusted for the credit rating of the Company if the derivative is a liability.

Recently Issued and Proposed Accounting Standards

For discussions of the adoption and potential impacts of recently issued accounting standards, refer to note 2 in the notes to the audited consolidated financial statements as of December 31, 2009, or note 2 in the notes to our unaudited consolidated condensed financial statements as of September 30, 2010, included elsewhere in this prospectus.

Quantitative and Qualitative Disclosure About Market Risk

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates and commodity prices. Our primary exposure to market risk is interest rate risk associated with our debt. We attempt to limit our exposure to interest rate risk by managing the mix of our debt between fixed-rate and variable-rate obligations. Of our $19,717.1 million of total debt at September 30, 2010, $6,945.2 million, excluding $5,810.1 million of variable rate debt for which we have entered into interest rate swap agreements, was subject to variable interest rates. To manage our interest rate risk, we have entered into interest rate swap agreements with respect to LIBOR borrowings for a notional amount of $6,500.0 million of this variable rate debt, all of which fix the floating rates of interest to fixed rates. In addition to the swap agreements, we entered into an interest rate cap agreement for a notional amount of $6,500.0 million at a LIBOR cap rate of 4.5% and an interest rate cap agreement for a notional amount of $554.3 million at a LIBOR cap rate of 5.0%. Assuming a constant outstanding balance for our variable rate debt for the next twelve months, a hypothetical 1% increase in interest rates would increase interest expense for the next twelve months by approximately $62.8 million. At September 30, 2010, the three-month USD LIBOR rate was 0.2914%. A hypothetical reduction of this rate to 0% would decrease interest expense for the next twelve months by approximately $18.3 million.

We use interest rate swaps to manage the mix of our debt between fixed and variable rate instruments. We do not purchase or hold any derivative financial instruments for trading purposes.

84

The table below provides information as of September 30, 2010, about our financial instruments that are sensitive to changes in interest rates, including debt obligations and interest rate swaps. For debt obligations, the table presents principal cash flows and related weighted average interest rates by maturity dates. Principal amounts are used to calculate the payments to be exchanged under the related agreement(s) and weighted average variable rates are based on implied forward rates in the yield curve as of September 30, 2010.

(Dollars in millions)	2010	2011	2012	2013	2014	Thereafter	Total	FMV
Liabilities
Long-term debt
Fixed rate	$13.8	$40.6	$38.9	$164.6	$38.8	$15,913.7	$16,210.4	$13,702.0	(1)
Average interest rate	7.6%	7.3%	7.5%	5.9%	7.5%	7.5%	7.4%
Variable rate	$204.3	$10.0	$10.0	$10.0	$10.0	$6,701.2	$6,945.5	$6,168.9	(1)
Average interest rate	3.4%	9.4%	9.4%	9.4%	9.4%	4.1%	4.1%

	$218.1	$50.6	$48.9	$174.6	$48.8	$22,614.9	$23,155.9

Interest Rate Derivatives
Interest rate swaps(2)
Variable to Fixed	$—	$1,500.0	$1,000.0	$4,000.0	$—	$750.0	$7,250.0	$(418.1)
Average pay rate	4.4%	4.1%	3.8%	3.2%	1.3%	1.3%	3.8%
Average receive rate	0.6%	0.6%	1.1%	1.6%	2.3%	2.4%	1.0%
Interest rate cap	$—	$554.3	$—	$6,500.0	$—	$—	$7,054.3	$1.3

(1)	The fair values are based on the borrowing rates currently available for debt instruments with similar terms and maturities and market quotes of our publicly traded debt.
(2)	On September 29, 2010, we entered into three interest rate swap agreements for notional amounts totaling $750.0 million. The swaps have an effective date of April 26, 2011 and terminate on January 25, 2015. The average pay rate is 1.35% and the average receive rate is based on one-month LIBOR.

As of September 30, 2010, December 31, 2009 and December 31, 2008, our long-term variable rate debt reflects borrowings under our senior secured credit facilities provided to us by a consortium of banks with a total capacity of $8,442.6 million, $8,465.0 million and $9,196.0 million, respectively. The interest rates charged on borrowings under these facilities are a function of LIBOR and prime rate. As such, the interest rates charged to us for borrowings under the facilities are subject to change as LIBOR changes.

Foreign currency translation gains and losses were not material to our results of operations for the nine months ended September 30, 2010 and 2009, the year ended December 31, 2009, the Successor period from January 28, 2008 through December 31, 2008, the Predecessor period from January 1, 2008 through January 27, 2008, and the Predecessor year ended December 31, 2007. Our only material ownership interests in businesses in foreign countries are London Clubs, Macau Orient Golf and an approximate 95% ownership of a casino in Uruguay. Therefore, we have not been subject to material foreign currency exchange rate risk from the effects that exchange rate movements of foreign currencies would have on our future operating results or cash flows.

From time to time, we hold investments in various available-for-sale equity securities; however, our exposure to price risk arising from the ownership of these investments is not material to our consolidated financial position, results of operations or cash flows.

85

INDUSTRY

Introduction

Based on 2009 reported gaming revenues, we estimate the size of the global casino gaming industry in major gaming markets worldwide to be approximately $100 billion. Revenues in the United States are split among commercial casinos (including racetrack casinos) and tribal casinos at $31 billion and $27 billion, respectively. Domestic casino gaming revenues had steadily grown on an annualized basis to $34.1 billion in 2007 until the last three years when, during the global economic recession, they contracted to $30.7 billion in 2009.

Source: 2010 AGA Survey of Casino Entertainment

For the nine months ended September 30, 2010, as compared to the prior year period, discretionary spending has increased in sectors such as amusement parks, retail sales, lodging and cruise lines, while gaming revenues have actually decreased slightly. As such, there remains significant upside potential in gaming revenues as compared to other discretionary consumer sectors.

The following key trends are currently affecting the gaming industry:

Expansion of existing and new jurisdictions. Domestically, several states are in the process of either expanding existing gaming offerings or legalizing gaming activities where they are currently illegal. These locations are generally regional in nature and should increase overall gaming spending and open up new opportunities for ownership and management of casinos. For example, Pennsylvania recently expanded gaming by allowing table games and in Ohio a voter referendum in November 2009 amended the state constitution to allow casinos in four cities. Internationally, there are numerous countries that are in the process of legalizing or liberalizing the rules under which gaming activities can be undertaken as the economy recovers.

Limited supply expansion in established gaming markets. We estimate there will be limited supply introduced into established markets in the foreseeable future, in part due to a lack of available construction financing and the limited number of available licenses in certain jurisdictions. The lack of additional supply being introduced should lead to increased revenues and profits among established enterprises.

Favorable travel industry trends. Our industry is heavily dependent upon both the leisure and business traveler. The trends in both of these areas have turned positive over the past few quarters, as evidenced by increasing hotel occupancy, visitor counts and convention space booking.

Continuing legalization of online gaming. Online gaming is currently only legal in a limited number of jurisdictions, but additional jurisdictions, including the United States, are considering legalizing online gaming. Prior to the Unlawful Internet Gambling Enforcement Act being passed in 2006, published reports estimate that the United States online poker industry generated $1.5 billion in revenues. A recent H2 Gaming Capital study anticipates that the global online gaming market will grow to $36 billion in revenues by 2012.

86

United States

Casino gambling was first legalized in the U.S. by the State of Nevada in 1931. Since then, the industry has grown to 443 commercial casinos in 13 states with over $30.7 billion of gross gaming revenue, according to the American Gaming Association, or AGA. Additionally, according to the AGA, the relatively recent development of Tribal gaming establishments has created another 456 gaming operations across 29 states. According to Casino City’s North American Gaming Almanac, there are over 680,000 slots and 26,000 table games (including poker) in the U.S., including Tribal casinos.

Historically, the U.S. gaming industry was predominately located in two cities, Las Vegas, NV and Atlantic City, NJ. In 2009, the Las Vegas Strip and Atlantic City generated approximately $9.5 billion of revenue and accounted for approximately 31% of the total commercial casino revenues in the U.S. However, as casinos have gained more recognition as a key source of entertainment, jobs, and income, and as the demand for gaming has increased, there has been an increased proliferation of gaming in other regional markets. The following chart shows total revenues in the top 10 casino markets in the U.S. for 2009:

Source: 2010 AGA Survey of Casino Entertainment

Las Vegas

Las Vegas is the largest and most prominent gaming market in the U.S. with 182 licensed casinos, 127,800 nonrestricted slot machines, 4,470 licensed tables and $8.8 billion of gaming revenue in 2009 for Clark County. Las Vegas’ 148,940 hotel rooms consistently exhibit occupancy rates in the 80% – 90% range and are home to 18 of the 25 largest hotels in the world. During the past 10-15 years, Las Vegas has successfully focused on attracting more than just gamblers as operators have invested in non-gaming amenities. As a result, Las Vegas has become one of the nation’s most popular convention center destinations and draws travelers attracted to the city’s fine dining, shopping, and entertainment, as well as the gaming facilities. The city drew 37.5 million and 36.4 million visitors in 2008 and 2009, respectively.

For most of its history, Las Vegas effectively illustrated a supply-generated market dynamic. Each new wave of mega-resort openings leading up to the recent recession has expanded the Las Vegas market in terms of visitation and total revenues. Between 1970 and 2007, visitor volumes have increased at a faster pace than the Las Vegas room supply. This in turn generated room demand and led to consistently strong occupancy rates. In addition, the average length of stay and amount spent per trip has increased as Las Vegas has evolved from a one-dimensional casino town into a diversified destination-resort market. Prior to the recent recession, the Las Vegas market has shown consistent growth over the long term, both in terms of visitation and expenditures, and

87

has exhibited one of the highest hotel occupancy rates of any major market in the U.S. According to the Las Vegas Convention and Visitors Authority, the number of visitors traveling to Las Vegas increased significantly over the last 19 years, from 21.0 million visitors in 1990 to a peak of 39.2 million visitors in 2007 before declining due to the recent economic downturn. Over this period, Las Vegas hotel room inventory has been highly correlated with visitation. Below is a chart showing Las Vegas hotel room inventory and visitation over that period and a chart comparing Las Vegas occupancy with that of other major U.S. markets.

Source: Las Vegas Convention and Visitors Authority

Source: State visitor associations

The development and expansion of mega-resorts along the Strip has been a primary generator of the recent visitation growth in the market. As the Strip has continued to evolve there has been a substantial shift in revenue mix, with an increased focus on non-gaming amenities. Industry analysts believe that there are three primary influences for this shift in recent years:

(1)	newer, larger and more diverse resorts

88

(2)	greater focus on the convention market and

(3)	new marketing campaigns targeting a broader customer base.

As the total room inventory in Las Vegas has grown via the increasing presence of mega-resorts, there has been a corresponding impact in non-gaming revenues. According to Nevada State Gaming Control Board—Nevada Gaming Abstract, while gaming revenues have continued to grow in terms of absolute dollars, from $2.3 billion in 1990 to $5.5 billion in 2009 (4.7% compound annual growth rate, or CAGR), the percentage of total Strip casino-hotel resort revenues represented by gaming has declined substantially over the past 17 years, from 58% of total revenues in 1990 to just 39% in 2009.

Las Vegas continues to be an intensely competitive market with continued increases in new development and expansions. In April 2005, Wynn Resorts opened the first new resort on the Strip since 1999. Along with Wynn’s opening, several other competitors have recently opened new resorts or made announcements of their planned capital expenditures in the area. In early 2008, the Las Vegas Sands opened an adjacent property to the Venetian Resort and Casino, named the Palazzo. Wynn Resorts also completed a new property adjacent to Wynn Las Vegas, called Encore, which opened in late 2008. In December 2009, MGM Resorts International opened CityCenter, a multi-use property on 67 acres of land on the Strip between Bellagio and Monte Carlo. Deutsche Bank is scheduled to open the Cosmopolitan, a new hotel-casino situated between the Bellagio and CityCenter, in December 2010. Consistent with these trends, we are investing capital in the Las Vegas market to further bolster our leading market position. In particular, the LINQ expansion will dramatically improve our food and beverage and retail offerings as well as further solidifying our leading position on the premier corner of the Strip.

In the nine months ended September 30, 2010, there has been some improvement across a number of key measures in Las Vegas, including gaming revenue, revenue per available room, visitor volume, total room nights occupied, ADR, convention attendance and average daily auto traffic. However, the current state of the national economy has affected the bottom line of Nevada casinos. In 2009, gaming revenues decreased as customers cut their discretionary spending, in some cases, dramatically. A company’s vulnerability will be determined by the duration and depth of the economic downturn.

Atlantic City

Atlantic City first legalized gaming in 1976 and is now the second largest gaming market in the U.S. Home to 11 casinos and over 30,000 slots, the Atlantic City market benefits from attractive demographics with 42 million adults within a 300 mile radius. 2009 brought 30.4 million visitors, according to the South Jersey Transportation Authority.

Atlantic City gaming revenues rose steadily since the introduction of gaming in New Jersey to a peak of $5.2 billion in 2006. Growth from 2001 to 2006 in the Atlantic City market can be attributed primarily to the expansion of select properties (Tropicana, Bally’s) and the opening of the Borgata Hotel, Casino and Spa. The Borgata, a joint venture between Boyd Gaming Corporation and MGM Resorts International, opened in July 2003, in Atlantic City’s Marina District. The Borgata was the first casino to open in Atlantic City since April 1990.

Due to the introduction of competitive gaming options in the northeast region of the U.S. and the recent global economic recession, Atlantic City gaming revenues have fallen to $3.9 billion as of 2009. Several recent trends have negatively impacted Atlantic City properties. In 2004, Pennsylvania passed legislation to legalize slot machines at seven horse racing tracks, five independent slot parlors and two resort slot parlors. At least four of these facilities are expected to be in the greater Philadelphia area. Currently, ten facilities have opened in Pennsylvania with the balance expected to open after 2009. Movements are underway to legalize slot machines at the New Jersey Meadowlands. Additionally, Atlantic City enacted a partial smoking ban on April 15, 2007. Revenues have been impacted in the periods following the enactment, in some cases, dramatically. Competition from Pennsylvania and New York, and the national economy, severely affected the Atlantic City market in 2008

89

and continued through 2010. We expect the recent declines in Atlantic City to stabilize as gaming expansion in the Mid-Atlantic region slows, and the Atlantic City Partnership, with the support of the New Jersey state government, is focusing on four key areas to encourage future growth in the city: safety, marketing, regulatory reform and the Community Redevelopment Investment Act.

Regional Markets

Regional markets have become increasingly popular with both casino operators and customers. Casinos are choosing to invest more capital in these regions as capital expenditure requirements are low relative to other major markets and several major markets have already been largely penetrated. Customers are visiting these locations more often due to both their close proximity and as an alternative form of entertainment. Additionally, an increasing number of states have been taking a more liberal approach to legalizing casinos as gaming has become a mainstream form of leisure entertainment with the potential to generate significant tax revenues. States with regional commercial gaming properties include Colorado, Illinois, Indiana, Iowa, Louisiana, Maryland, Michigan, Mississippi, Missouri, Pennsylvania, South Dakota, West Virginia, Delaware, Florida and New York.

In the nine months ended September 30, 2010, regional markets have stabilized or are improving as job losses and housing declines moderated, minimal new competition has emerged and customer spend and visits stabilized.

Many regional casinos directly compete with Tribal gaming properties. Tribal gaming began with the Indian Gaming Regulatory Act of 1988, which permitted states to authorize tribes to operate casinos on Indian reservations. Recently many tribes have built Las Vegas style casinos, with high-class accommodations and different forms of entertainment, such as concerts, as a way to entice younger people to their casinos.

International Markets

International gaming growth is expected to continue. Macau is located on the Southeast coast of China to the western bank of the Pearl River Delta. Macau gaming revenue has grown from $2.8 billion in 2000 to $14.9 billion in 2009. The rapid pace of new casino growth in Macau should benefit casino operators who hold concessions, as well as gaming equipment suppliers. Other major international gaming markets include Australia, New Zealand, Malaysia, Singapore, Great Britain and South Africa.

90

BUSINESS

Overview

We are the world’s largest casino entertainment provider, as measured by net revenues and individual casinos, and the most geographically diverse U.S. casino operator. Our business is primarily conducted through a wholly owned subsidiary, Caesars Entertainment Operating Company, Inc., or CEOC, although certain material properties are not owned by CEOC. As of September 30, 2010, we owned, operated or managed, through various subsidiaries, 52 casinos in 12 U.S. states and seven countries. The vast majority of these casinos operate in the United States and England, primarily under the Caesars, Harrah’s and Horseshoe brand names in the United States. Our casino entertainment facilities include 33 land-based casinos, 12 riverboat or dockside casinos, three managed casinos on Indian lands in the United States, one managed casino in Canada, one casino combined with a greyhound racetrack, one casino combined with a thoroughbred racetrack and one casino combined with a harness racetrack. Our 33 land-based casinos include one in Uruguay, nine in England, one in Scotland, two in Egypt and one in South Africa. As of September 30, 2010, our facilities had an aggregate of approximately three million square feet of gaming space and approximately 42,000 hotel rooms. Our industry-leading customer loyalty program, Total Rewards, has over 40 million members. We use the Total Rewards system to market promotions and to generate customer play when they travel among our markets in the United States and Canada. In addition, we own an online gaming business, providing for real money casino, bingo and poker games in the United Kingdom and play for fun offerings in other jurisdictions. We intend to offer real money online casino and poker gaming in legally compliant jurisdictions going forward. We also own and operate the World Series of Poker tournament and brand.

We derive the majority of our revenues and Property EBITDA from gaming sources. However, we also generate significant revenues and Property EBITDA from other sources such as lodging, food, beverage, and entertainment.

On January 28, 2008, Caesars was acquired by affiliates of the Sponsors in an all-cash transaction valued at approximately $30.7 billion. Holders of Caesars stock received $90.00 in cash for each outstanding share of common stock.

Description of Business

We have established a rich history of industry leading growth and expansion since we commenced casino operations in 1937. We own or manage casino entertainment facilities in more areas throughout the United States than any other participant in the casino industry. In addition to casinos, our facilities typically include hotel and convention space, restaurants and non-gaming entertainment facilities. Set forth below are our net revenues and Property EBITDA by region for the twelve months ended September 30, 2010:

LTM Revenue September 30, 2010	Property EBITDA LTM September 30, 2010

91

In southern Nevada, Harrah’s Las Vegas, Rio All-Suite Hotel & Casino, Caesars Palace, Bally’s Las Vegas, Flamingo Las Vegas, Paris Las Vegas, Imperial Palace Hotel & Casino, Bill’s Gamblin’ Hall & Saloon and Hot Spot Oasis are located in Las Vegas, and draw customers from throughout the United States. On February 19, 2010, we acquired the Planet Hollywood in Las Vegas. Harrah’s Laughlin is located near both the Arizona and California borders and draws customers primarily from the southern California and Phoenix metropolitan areas and, to a lesser extent, from throughout the U.S. via charter aircraft.

In northern Nevada, Harrah’s Lake Tahoe, Harveys Resort & Casino and Bill’s Casino are located near Lake Tahoe and Harrah’s Reno is located in downtown Reno. These facilities draw customers primarily from northern California, the Pacific Northwest and Canada. On January 4, 2010, we closed Bill’s Casino and we sold the property on February 26, 2010.

Our Atlantic City casinos, Harrah’s Resort Atlantic City, Showboat Atlantic City, Caesars Atlantic City and Bally’s Atlantic City, draw customers primarily from the Philadelphia metropolitan area, New York and New Jersey.

Harrah’s Chester is a combination harness racetrack and casino located approximately six miles south of Philadelphia International Airport which draws customers primarily from the Philadelphia metropolitan area and Delaware. In June 2009, we acquired an additional interest in this property and we now have a 95 percent ownership interest in this property.

Our Chicagoland dockside casinos, Harrah’s Joliet in Joliet, Illinois, and Horseshoe Hammond in Hammond, Indiana, draw customers primarily from the greater Chicago metropolitan area. In southern Indiana, we own Horseshoe Southern Indiana (formerly Caesars Indiana), a dockside casino complex located in Elizabeth, Indiana, which draws customers primarily from northern Kentucky, including the Louisville metropolitan area, and southern Indiana, including Indianapolis.

In Louisiana, we own Harrah’s New Orleans, a land-based casino located in downtown New Orleans, which attracts customers primarily from the New Orleans metropolitan area. In northwest Louisiana, Horseshoe Bossier City, a dockside casino, and Harrah’s Louisiana Downs, a thoroughbred racetrack with slot machines, located in Bossier City, cater to customers in northwestern Louisiana and east Texas, including the Dallas/Fort Worth metropolitan area.

On the Mississippi gulf coast, we own the Grand Casino Biloxi, located in Biloxi, Mississippi, which caters to customers in southern Mississippi, southern Alabama and northern Florida.

Harrah’s North Kansas City and Harrah’s St. Louis, both dockside casinos, draw customers from the Kansas City and St. Louis metropolitan areas, respectively. Harrah’s Metropolis is a dockside casino located in Metropolis, Illinois, on the Ohio River, drawing customers from southern Illinois, western Kentucky and central Tennessee.

Horseshoe Tunica, Harrah’s Tunica and Tunica Roadhouse Hotel & Casino (formerly Sheraton Casino & Hotel Tunica), dockside casino complexes located in Tunica, Mississippi, are approximately 30 miles from Memphis, Tennessee and draw customers primarily from the Memphis area.

Horseshoe Casino and Bluffs Run Greyhound Park, a land-based casino and pari-mutuel facility, and Harrah’s Council Bluffs Casino & Hotel, a dockside casino facility, are located in Council Bluffs, Iowa, across the Missouri River from Omaha, Nebraska. At Horseshoe Casino and Bluffs Run Greyhound Park, we own the assets other than gaming equipment, and lease these assets to the Iowa West Racing Association, or IWRA, a nonprofit corporation, and we manage the facility for the IWRA under a management agreement expiring in October 2024. Iowa law requires that a qualified nonprofit corporation hold Bluffs Run’s gaming and pari-mutuel licenses and own its gaming equipment. The license to operate Harrah’s Council Bluffs Casino & Hotel is held

92

jointly with IWRA, the qualified sponsoring organization. The Sponsorship and Operations Agreement between IWRA and us terminates on December 31, 2015, subject to our option to extend the term of the agreement for three succeeding three year terms, provided we are not in default.

Caesars Windsor, located in Windsor, Ontario, draws customers primarily from the Detroit metropolitan area and the Conrad Resort & Casino located in Punta Del Este, Uruguay, draws customers primarily from Argentina and Uruguay.

As part of the acquisition of London Clubs in December 2006, we own or manage four casinos in London: the Sportsman, the Golden Nugget, the Rendezvous, and The Casino at the Empire. We ceased managing Fifty in November 2009 when the facility closed. Our casinos in London draw customers primarily from the London metropolitan area as well as international visitors. We also own Alea Nottingham, Alea Glasgow, Alea Leeds, Manchester235, Rendezvous Brighton and Rendezvous Southend-on-Sea in the provinces of the United Kingdom, which primarily draw customers from their local areas. Pursuant to a concession agreement, we also operate two casinos in Cairo, Egypt: The London Club Cairo (which is located at the Ramses Hilton) and Caesars Cairo, which draw customers primarily from other countries in the Middle East. Emerald Safari, located in the province of Gauteng in South Africa, draws customers primarily from South Africa.

We also earn fees through our management of three casinos for Indian tribes:

•

Harrah’s Phoenix Ak-Chin, located near Phoenix, Arizona, which we manage for the Ak-Chin Indian Community under a management agreement that expires in December 2014. Harrah’s Phoenix Ak-Chin draws customers from the Phoenix metropolitan area;

•

Harrah’s Cherokee Casino and Hotel, which we manage for the Eastern Band of Cherokee Indians on their reservation in Cherokee, North Carolina under a management contract that expires in November 2011. Harrah’s Cherokee draws customers from eastern Tennessee, western North Carolina, northern Georgia and South Carolina; and

•

Harrah’s Rincon Casino and Resort, located near San Diego, California, which we manage for the Rincon San Luiseno Band of Mission Indians under a management agreement that expires in November 2013. Harrah’s Rincon draws customers from the San Diego metropolitan area and Orange County, California.

We own and operate Bluegrass Downs, a harness racetrack located in Paducah, Kentucky, Thistledown Racetrack, a thoroughbred racing facility in Cleveland, Ohio, and own a one-half interest in Turfway Park LLC, which is the owner of the Turfway Park thoroughbred racetrack in Boone County, Kentucky. Turfway Park LLC owns a minority interest in Kentucky Downs LLC, which is the owner of the Kentucky Downs racetrack located in Simpson County, Kentucky. We did not own or operate Thistledown Racetrack until July 28, 2010.

We also own and operate the World Series of Poker tournaments, and we license trademarks for a variety of products and businesses related to this brand. We also have real money online gaming operations in the United Kingdom, and offer online play-for-fun poker applications to residents in most countries in the world, including the United States.

We also own Macau Orient Golf located on a 175 acre site on the Cotai strip in Macau.

Additional information about our casino entertainment properties is set forth below in “Properties.”

We were incorporated on November 2, 1989 in Delaware, and prior to such date operated under predecessor companies. Our principal executive offices are located at One Caesars Palace Drive, Las Vegas, Nevada 89109, telephone (702) 407-6000. Until January 28, 2008, our common stock was traded on the NYSE under the symbol “HET.” Subject to the approval of our listing application, our common stock will trade under the symbol “CZR” on the Nasdaq Global Select Market upon consummation of the IPO.

93

Our Competitive Strengths

We attribute our operating success and historical industry outperformance to the following key strengths that differentiate us from our competition:

Industry’s largest operator with leading market positions in numerous jurisdictions. We are the world’s largest gaming company (as measured by net revenues and individual casinos) and the most geographically diverse U.S. casino operator. As of September 30, 2010, we owned, managed or operated 52 casinos in 12 U.S. states and seven countries. In addition, our casino properties operate as market leaders, having the #1 or #2 market share, based on revenue, in almost every major U.S. gaming market, including Las Vegas, the largest gaming market in the U.S. We use our scale and market leading position, in combination with our proprietary marketing technology and customer loyalty programs, to foster revenue growth and encourage repeat business.

Superior business model based on nationwide customer database and loyalty program. Our strategy is to generate same store gaming revenue growth and cross-market play through superior marketing and technological capabilities in combination with our nationwide casino network. One result of these capabilities is that most of our financial results have outperformed our competitors in the markets where we operate. The systems that we use to generate our same store gaming revenue growth and cross-market play consist of proprietary tools including Total Rewards and the WINet database. We believe these marketing tools, coupled with the industry’s broadest geographic reach, provide us with a significant competitive advantage that enables us to efficiently market our products to a large and recurring customer base, and generate profitable revenue growth.

Portfolio of the most highly recognized brand names in the gaming industry. We own, operate or manage casinos that bear many of the most highly recognized brand names in the gaming industry, including Caesars, Harrah’s, Horseshoe, Rio, Paris, Bally’s, Flamingo and Planet Hollywood. We also own the Total Rewards loyalty program and the World Series of Poker brand. Many of these brands have a strong identity and enjoy widespread customer recognition. This diverse collection of brands allows us to appeal to a wide range of customer preferences and capture multiple visits through our ability to offer differentiated gaming experiences. In casino brand awareness studies, our key brands consistently achieve higher rates of recognition overall, as compared to our competitors.

Leading innovator in the gaming industry. We have a proven record of innovation, including revolutionizing our industry’s approach to marketing with the introduction of our Total Rewards loyalty program in 1997 and applying this program nationwide and across multiple brands. We believe that our industry will continue to evolve into additional areas of gaming and entertainment, including online gaming, and we have expended resources designed to put us on the forefront of these areas. We are the only U.S. land-based casino company that owns an online gaming business. In addition, we are exploring additional online entertainment offerings that capitalize on our recognized brand names, particularly our World Series of Poker and Caesars brands. We believe that we are better positioned than our competitors to take advantage of new opportunities in the gaming industry due to our history of innovation, strong brand names and current online business, and we plan to continue to invest in developing areas of the gaming industry.

Long-dated capital structure with no near-term maturities and significant liquidity. Recent capital market transactions have improved our liquidity and maturity profile and have better positioned us to grow and create value. These transactions have included two debt-for-debt exchange offers, tender offers, open market repurchases, the issuance of new first and second lien notes and an amendment to our CMBS Financing, including a two-year maturity extension, subject to certain conditions. Through these transactions, we have reduced the amount of our debt maturing through the remainder of 2010 and 2011 from $1,503.0 million to zero and the amount of our term debt maturing from 2010 through 2014 from $8,507.0 million to $125.8 million. These debt maturities assume that we will exercise extension options on the CMBS Financing and on $551.4 million of Planet Hollywood debt, moving its maturity from December 2011 to April 2015. Further, these transactions have enhanced our liquidity. We have also reduced our annual interest expense through these transactions by approximately $105 million as of September 30, 2010. After taking into account the Private Placement, the IPO and the amendment to the CMBS Loans, as of September 30, 2010, we had $1.6 billion of

94

cash on hand and $1.5 billion available under our revolving credit facility. With minimal near-term maturities representing a percentage of our total debt that is significantly less than that of almost all of our competitors and significant liquidity, we believe that we are well positioned to capitalize on growth opportunities and any potential rebound in the broader economy.

Experienced and highly motivated management team with proven track record. Our management team, led by CEO Gary Loveman, has built Caesars into an industry leader by geographically diversifying our operations and introducing technology-based tools to loyalty programs. A former associate professor at the Harvard University Graduate School of Business Administration, Mr. Loveman joined us as Chief Operating Officer in 1998 and drew on his extensive background in retail marketing and service-management to enhance Total Rewards. Mr. Loveman has been named “Best CEO” in the gaming and lodging industry by Institutional Investor magazine four times. In addition, our senior management operations team has an average of 26 years of industry experience. Other senior management team members possess significant experience in government and a variety of consumer industries. In addition, a significant portion of our management team’s compensation is in the form of equity and stock options, the value of which depends on our overall results and motivates our senior management to focus on maximizing our long-term earnings and equity value.

Our Business Strategy

Leverage our unique scale and proprietary loyalty programs to generate superior revenue growth and fair share. We plan to continue to aggressively leverage our nationwide distribution platform and superior marketing and technological capabilities to generate same store gaming revenue growth and cross-market play. Our Total Rewards and WINet systems include over 40 million program members with 158% growth in tracked players since 2000. Through these systems, we promote cross-market play and target our efforts and marketing expenditures on areas and customer segments that generate the highest return. This system, coupled with our footprint in the U.S., enables us to profitably stimulate substantial cross-market play, which is defined as gaming win from a given customer out of his or her dominant or home market. We offer a unique value proposition to loyal players whereby they get the best service and product in their local market, and as a reward for their loyalty, they get especially attentive and customized services in our destination markets. This two-part value proposition is unique to us and an important source of our competitive advantage. For example, a number of financial measures have improved significantly at our Planet Hollywood property since we acquired it earlier this year, in large part due to our cross-market play. Cross market play represents 65% and 56% of the gross gaming revenues we generate in Las Vegas and Atlantic City, respectively. The data that we collect indicates that individual customers play more with Caesars when they visit multiple properties, either during the same trip or on different occasions. Our wins per position at both destination and regional markets, as well as in our local markets, were significantly higher than the industry average in those markets for the first eight months of 2010. Our extensive historical knowledge and refined decision modeling procedures enable us to distribute best practices to ensure our marketing expenditures are being used to their utmost efficiency. Given our historical investments in information technology and our broad geographic footprint, we believe we have a competitive advantage with regards to stimulating this type of cross market play.

Continue to evolve our integrated marketing programs to maximize returns and maintain our competitive advantage. We have established a marketing organization that is designed to adhere to the scientific method of test and control, which we believe is the optimal approach to continued advancement and innovation. The structure and procedures embedded in our organization enable individual creativity to flourish while simultaneously ensuring impartial evaluations and the rapid transfer of best practices. The evolution of our structure has enabled us to respond more quickly to changes in customer elasticity and to have confidence in our approach with respect to our offers and incentives.

Maximize our core business profitability upon a rebound in net revenues. We operate businesses that have inherently low variable costs such that positive change in revenues should drive relatively large improvements in EBITDA. A key determinant of hotel revenues is the ADR that is charged. Increases in ADR would drive nearly a dollar for dollar improvement in EBITDA and on our room base of 42,000 rooms, we anticipate that a $5

95

increase in ADR on an annual basis would equate to an improvement to annual EBITDA of approximately $64 million. Our average system-wide ADR was $109 in 2007, compared to $86 during the last twelve months ended September 30, 2010. Likewise, we anticipate that a $5 improvement per rated customer gaming trip would equate to an improvement to annual EBITDA of approximately $99 million, and a $5 improvement per unrated customer gaming trip would equate to an improvement to annual EBITDA of approximately $77 million. Average spending per rated customer gaming trip declined from $191 in 2007 to $158 during the last twelve months ended September 30, 2010. While we use 2007 as a measurement for our financial performance and the gaming industry in general, we may not attain those financial levels in the near term, or at all.

In addition to the inherently high variable margin nature of our businesses, we have and will continue to dedicate significant efforts towards positioning our business and cost structure to ensure we generate the maximum incremental profitability when core industry revenue growth returns. We have implemented a $700 million cost savings program pursuant to which we achieved approximately $684 million of run-rate savings through September 30, 2010 and approximately $550 million of permanent cost reductions. Over the last several years, our management team has instituted operational concepts, such as LEAN service operations, Kaizens, and dynamic volume based scheduling, with the intention to ensure we are operating at consistently high efficiency rates. Additionally, we consolidated activities, rationalized our marketing efforts, and drove procurement efficiencies. Moreover, we have achieved these cost savings while maintaining consistent customer satisfaction levels since the last savings initiatives were implemented. As of September 30, 2010, $85.6 million of identified estimated cost savings from these initiatives remained to be realized. Since September 30, 2010, we have identified approximately $129 million of additional anticipated cost savings to be derived primarily from management consolidation and other head count reductions both at the corporate level and throughout our properties, as well as additional reductions in advertising and marketing spend. When revenue trends improve, we anticipate that our margins will improve compared to our previous periods of similar revenue levels due to the combination of our reduced cost structure and generally high margins. However, this trend may not continue and our margins may not improve at all. See “Risk Factors.”

Pursue opportunistic domestic acquisitions and development opportunities. We believe our brand portfolio and recognition, coupled with the power of the Total Rewards loyalty program uniquely positions us to capitalize on expansion into underdeveloped regional markets or to pursue opportunistic acquisitions of distressed assets. We believe our operating expertise and network synergies enable us to create value above and beyond what other operators can provide. Our geographically broad-based experience gives us a superior understanding of a property’s revenue potential and enables us to be the optimal partner or purchaser for select assets. For example, in August 2010, we reached a non-binding agreement in principle with Rock Gaming, LLC to jointly own and develop, and for us to manage, two casinos to be built in Cleveland and Cincinnati. We believe there will be expansion opportunities in newly created U.S. regional markets due to continued legalization of gaming in new jurisdictions. Additionally, in October 2010, we executed a term sheet pursuant to which we may acquire a minority interest in Philadelphia Entertainment and Development Partners, L.P., the holder of a license to develop and operate a casino project in Philadelphia, Pennsylvania; we would be primarily responsible for design and development of the project and enter into a management agreement to manage the product upon opening. Completion of these transactions is subject to a number of conditions, including, without limitation, the negotiation of definitive documentation, receipt of required regulatory approvals, receipt of acceptable financing, and other terms and conditions. Further, we believe that due to the continued global economic downturn, there will be opportunities to acquire assets at attractive valuations, such as our recent acquisition of Planet Hollywood, due to the fragmented nature of our industry and the benefits inherent in our scale.

Pursue opportunities to further expand into international markets. We currently own, operate or manage 15 casino properties in international gaming markets across Europe, North America, South America and Africa. In addition, in Asia, we own 175 acres of prime real estate on the Cotai strip in Macau. We believe that we remain well-positioned for international gaming growth and legalization in Asia and Europe and will continue to evaluate opportunities to own, operate or manage international casinos. Our Caesars brand remains the most recognized casino brand in the world, and we plan to leverage the power of this brand as we expand into international markets.

96

Continue to grow our online business. Our globally recognized World Series of Poker and Caesars brands and our strong online gaming management team position us to take advantage of opportunities in the global online gaming market and to continue to develop the infrastructure to support larger scale real money online gaming as it becomes legalized and licensed in new jurisdictions. In late 2009, we launched our real money WSOP and Caesars-branded poker, bingo and casino online sites in the United Kingdom. As part of our online strategy, we will continue to expand our online real money gaming offerings in legally compliant jurisdictions and offer for fun online gaming options in other jurisdictions. In addition, we will continue to expand our WSOP tournaments to international jurisdictions where we believe there is a likelihood of legalization of online gaming. We believe that the expansion of online gaming offerings will benefit our land-based portfolio due to further brand enhancement, customer acquisition in new channels, and marketing arrangements including incorporating our Total Rewards and cash-back for points programs into our online gaming sites.

We believe that additional jurisdictions will legalize online gaming due to consumer demand, a broader understanding of the need to regulate the industry and to generate income through taxes on gaming revenue. As such, we support efforts to regulate the online gaming industry to ensure that consumers are protected. We believe that the potential for online gaming is substantial and believe that we will command, at a minimum, our fair share in any legal jurisdiction. A recent H2 Gaming Capital study projects that the global online gaming market will grow to $36 billion in revenues by 2012. We believe that the largest opportunity in online gaming in the near term is the legalization of online poker in the United States.

We plan to proliferate the WSOP brand, and to acquire customers across a number of interactive channels. We continue to be among the leaders in iTunes app downloads with over three million downloads to date. In July 2010, we entered into an agreement with Playdom, Inc. to re-launch their existing online poker game on Facebook and other social networks under the World Series of Poker brand. Also, in July 2010, HIE launched a play money site, accessible through WSOP.com, which allows players to learn and play poker for fun and to win seats at the WSOP land-based events. Therefore, by combining the smartphone, internet download and social network platforms, HIE is positioned to leverage its brand and offline assets to build a database of users which should reasonably be in the millions of players.

Sales and Marketing

We believe that our distribution system of casino entertainment facilities provides us the ability to generate play by our customers when they travel among markets, which we refer to as cross-market play. In addition, we have several critical multi-property markets like Las Vegas, Atlantic City and Tunica, and we have seen increased revenue from customers visiting multiple properties in the same market. We believe our industry-leading customer loyalty program, Total Rewards, in conjunction with this distribution system, allows us to capture a growing share of our customers’ gaming budget and compete more effectively.

Our Total Rewards program is structured in tiers, providing customers an incentive to consolidate their play at our casinos. Total Rewards customers are able to earn Tier Credits and Reward Credits and redeem those credits at substantially all of our casino entertainment facilities located in the U.S. and Canada for on-property entertainment expenses. Total Rewards members can also earn Tier Credits and Reward Credits for non-gaming purchases at our facilities. Depending on their level of play with us in a calendar year, customers may be designated as either Gold, Platinum, Diamond, or Seven Stars customers. Customers who do not participate in Total Rewards are encouraged to join, and those with a Total Rewards card are encouraged to consolidate their play through targeted promotional offers and rewards.

We have developed a database containing information for our customers and aspects of their casino gaming play. We use this information for marketing promotions, including through direct mail campaigns and the use of electronic mail and our website.

97

Patents and Trademarks

The development of intellectual property is part of our overall business strategy, and we regard our intellectual property to be an important element of our success. While our business as a whole is not substantially dependent on any one patent or combination of several of our patents or other intellectual property, we seek to establish and maintain our proprietary rights in our business operations and technology through the use of patents, copyrights, trademarks and trade secret laws. We file applications for and obtain patents, copyrights and trademarks in the United States and in foreign countries where we believe filing for such protection is appropriate. We also seek to maintain our trade secrets and confidential information by nondisclosure policies and through the use of appropriate confidentiality agreements. We have obtained thirty-two patents in the United States and ten patents in other countries. Our U.S. patents have patent terms that variously expire between 2011 and 2021.

We have not applied for patents or the registration of all of our technology or trademarks, as the case may be, and may not be successful in obtaining the patents and trademarks that we have applied for. Despite our efforts to protect our proprietary rights, parties may infringe our patents and use information that we regard as proprietary and our rights may be invalidated or unenforceable. The laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States. In addition, others may be able independently to develop substantially equivalent intellectual property.

We hold the following trademarks used in this document: Harrah’s®, Caesars®, Grand CasinoSM, Bally’s®, Flamingo®, Paris®, Caesars Palace®, Rio®, Showboat®, Bill’s®, Harveys®, Total Rewards®, Bluffs Run®, Louisiana Downs®, Reward Credits®, Horseshoe®, Seven Stars®, Tunica RoadhouseSM and World Series of Poker®. Trademark rights are perpetual provided that the mark remains in use by us. In addition, we hold trademark licenses for Planet Hollywood® used in connection with the Planet Hollywood Resort & Casino in Las Vegas, NV, which will expire on February 19, 2045, and for Imperial Palace used in connection with the Imperial Palace Las Vegas hotel and casino, which will expire on December 23, 2012. We consider all of these marks, and the associated name recognition, to be valuable to our business.

Competition

We own, operate or manage land-based, dockside, riverboat and Indian casino facilities in most U.S. casino entertainment jurisdictions. We also own, operate or manage properties in Canada, the provinces of the United Kingdom, South Africa, Egypt and Uruguay. We compete with numerous casinos and casino hotels of varying quality and size in the market areas where our properties are located. We also compete with other non-gaming resorts and vacation areas, and with various other entertainment businesses. The casino entertainment business is characterized by competitors that vary considerably by their size, quality of facilities, number of operations, brand identities, marketing and growth strategies, financial strength and capabilities, level of amenities, management talent and geographic diversity.

In most markets, we compete directly with other casino facilities operating in the immediate and surrounding market areas. In some markets, we face competition from nearby markets in addition to direct competition within our market areas.

In recent years, with fewer new markets opening for development, competition in existing markets has intensified. Many casino operators, including us, have invested in expanding existing facilities, developing new facilities, and acquiring established facilities in existing markets, such as our acquisition of Caesars Entertainment, Inc. in 2005 and our renovated and expanded facility in Hammond, Indiana. This expansion of existing casino entertainment properties, the increase in the number of properties and the aggressive marketing strategies of many of our competitors has increased competition in many markets in which we compete, and this intense competition can be expected to continue.

98

The expansion of casino entertainment into new markets, such as the expansion of tribal casino opportunities in New York and California and the approval of gaming facilities in Pennsylvania and Florida present competitive issues for us which have had a negative impact on our financial results.

The casino entertainment industry is also subject to political and regulatory uncertainty. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Consolidated Operating Results” and “—Regional Operating Results.”

Developments and Acquisitions

Las Vegas. In July 2007, we announced plans for an expansion and renovation of Caesars Palace Las Vegas. We announced that we will defer completion of the planned 660-room hotel tower due to current economic conditions impacting the Las Vegas tourism sector, and it is currently scheduled to open in 2013. We completed other aspects of the project in 2009 as planned, including the mid-summer 2009 opening of an additional 110,000 square feet of meeting and convention space, three 10,000 square foot villas and an expanded pool and garden area. The total capital expenditures for the project, excluding the costs to complete the deferred rooms, was approximately $648.2 million.

On February 19, 2010, we completed the acquisition of the Planet Hollywood Resort and Casino located in Las Vegas, Nevada. Planet Hollywood is adjacent to Paris Las Vegas and gives us seven contiguous resorts on the east side of the Las Vegas Strip.

In June 2010, we announced our plans to build the LINQ, a dining, entertainment and retail development between our Flamingo and Imperial Palace casinos, on the east side of the Las Vegas Strip, which is scheduled to open in 2014. The estimated $522.0 million project anticipates the construction of bars, restaurants, shops and entertainment along a 1,000-foot pedestrian walkway. Over 20 bars and restaurants opening to the street will be anchored by a giant observation wheel that will reach heights of over 600 feet. We intend to rely on foot traffic in this area to capture an increased share of existing visitors’ entertainment budget.

Ohio. On September 15, 2009, we announced that the United States Bankruptcy Court for the District of Delaware had approved an agreement for the sale of Thistledown Racetrack from Magna Entertainment Corp. to CEOC. The closing of the sale was subject to the satisfaction of certain conditions and receipt of all required regulatory approvals. The conditions to closing were never satisfied, and the agreement was never consummated. As a result the agreement was terminated by the seller on May 17, 2010.

On May 25, 2010, CEOC entered into a new agreement to purchase the assets of Thistledown Racetrack. The acquisition was completed on July 28, 2010. The results of Thistledown Racetrack for periods subsequent to July 28, 2010 will be consolidated with our results. In connection with this acquisition, we paid $42.5 million during July 2010 to acquire the assets of Thistledown Racetrack.

Pennsylvania. In October 2010, we executed a term sheet pursuant to which we may acquire a minority interest in Philadelphia Entertainment and Development Partners, L.P., the holder of a license to develop and operate the Penns Landing casino project in Philadelphia, Pennsylvania. In addition to acquiring a minority interest, we would be primarily responsible for design and development of the project and enter into a management agreement to manage the project upon opening. Penns Landing is expected to open during 2012. Completion of the transaction is subject to a number of conditions, including the negotiation of definitive documentation, receipt of required regulatory approvals, receipt of acceptable financing and other terms and conditions.

Macau. In September 2007, we acquired a company with the right to operate a golf course located on 175 acres on the Cotai adjacent to one of two border crossings into Macau from China. Since the acquisition, we have undertaken a redesign of the golf course and opened a Butch Harmon School of Golf at the facility. We also plan to complete renovations of the existing clubhouse to add certain amenities, meeting facilities, and a restaurant.

99

Employee Relations

We have approximately 70,000 employees through our various subsidiaries. Approximately 26,000 employees are covered by collective bargaining agreements with certain of our subsidiaries, relating to certain casino, hotel and restaurant employees at certain of our properties. Most of our employees covered by collective bargaining agreements are located at our properties in Las Vegas and Atlantic City. Our collective bargaining agreements with employees located at our Atlantic City properties expire at various times throughout 2011 and our collective bargaining agreements with our employees located at our Las Vegas properties expire at various times between 2011 and 2014.

Properties

The following table sets forth information about our casino entertainment facilities as of September 30, 2010, unless otherwise noted:

Summary of Property Information

Property	Type of Casino	Casino Space– Sq. Ft.(a)	Slot Machines(a)	Table Games(a)	Hotel Rooms and Suites(a)
Atlantic City, New Jersey
Harrah’s Atlantic City	Land-based	177,000	3,150	150	2,590
Showboat Atlantic City	Land-based	120,100	2,840	120	1,330
Bally’s Atlantic City	Land-based	167,200	3,660	200	1,760
Caesars Atlantic City	Land-based	141,300	2,820	170	1,140

Las Vegas, Nevada
Harrah’s Las Vegas	Land-based	90,600	1,430	110	2,530
Rio	Land-based	117,300	1,100	90	2,520
Caesars Palace	Land-based	131,100	1,420	160	3,230
Paris Las Vegas	Land-based	95,300	1,140	100	2,920
Bally’s Las Vegas	Land-based	66,200	1,030	60	2,810
Flamingo Las Vegas(b)	Land-based	76,800	1,390	120	3,460
Imperial Palace	Land-based	118,000	760	50	2,640
Bill’s Gamblin’ Hall & Saloon	Land-based	42,500	390	40	200
Hot Spot Oasis(c)	Land-based	1,000	20	—	—
Planet Hollywood Resort and Casino(d)	Land-based	108,900	1,200	80	2,720

Laughlin, Nevada
Harrah’s Laughlin	Land-based	56,000	880	40	1,510

Reno, Nevada
Harrah’s Reno	Land-based	41,600	830	40	930

Lake Tahoe, Nevada
Harrah’s Lake Tahoe	Land-based	57,600	830	70	510
Harveys Lake Tahoe	Land-based	63,300	780	70	740

Chicago, Illinois area
Harrah’s Joliet (Illinois)(f)	Dockside	38,900	1,170	30	200
Horseshoe Hammond (Indiana)	Dockside	108,200	3,160	160	—

Metropolis, Illinois
Harrah’s Metropolis(g)	Dockside	31,000	1,150	30	260

Southern Indiana
Horseshoe Southern Indiana	Dockside	86,600	1,910	110	500

Council Bluffs, Iowa
Harrah’s Council Bluffs	Dockside	28,000	1,000	20	250
Horseshoe Council Bluffs(h)	Greyhound racing facility and land- based casino	78,800	1,810	80	—

100

Property	Type of Casino	Casino Space– Sq. Ft.(a)	Slot Machines(a)	Table Games(a)	Hotel Rooms and Suites(a)
Tunica, Mississippi
Horseshoe Tunica	Dockside	63,000	1,740	80	510
Harrah’s Tunica	Dockside	136,000	1,740	70	1,360
Tunica Roadhouse Hotel & Casino(i)	Dockside	31,000	800	20	130

Mississippi Gulf Coast
Grand Casino Biloxi	Dockside	28,800	820	30	490
St. Louis, Missouri
Harrah’s St. Louis	Dockside	109,000	2,700	90	500

North Kansas City, Missouri
Harrah’s North Kansas City	Dockside	60,100	1,760	60	390

New Orleans, Louisiana
Harrah’s New Orleans	Land-based	125,100	2,040	120	450

Bossier City, Louisiana
Louisiana Downs	Thoroughbred racing facility and land- based casino	14,900	1,140	—	—
Horseshoe Bossier City	Dockside	29,900	1,380	70	610

Chester, Pennsylvania
Harrah’s Chester(j)	Harness racing facility and land-based casino	93,500	3,000	86	—

Phoenix, Arizona
Harrah’s Ak-Chin(k)	Indian Reservation	50,300	1,100	30	150

Cherokee, North Carolina
Harrah’s Cherokee(k)	Indian Reservation	104,900	2,610	50	580

San Diego, California
Harrah’s Rincon(k)	Indian Reservation	69,900	1,610	80	660

Punta del Este, Uruguay
Conrad Punta del Este Resort and Casino(j)	Land-based	44,500	480	80	300

Ontario, Canada
Caesars Windsor(l)	Land-based	100,000	2,570	70	760

United Kingdom
Golden Nugget	Land-based	5,100	40	20	—
Rendezvous Casino	Land-based	6,200	30	20	—
The Sportsman	Land-based	5,200	40	20	—
Rendezvous Brighton	Land-based	7,800	70	30	—
Rendezvous Southend-on-Sea	Land-based	8,700	50	30	—
Manchester235	Land-based	11,500	70	30	—
The Casino at the Empire	Land-based	20,900	120	30	—
Alea Nottingham	Land-based	10,000	50	20	—
Alea Glasgow	Land-based	15,000	60	30	—
Alea Leeds	Land-based	10,300	50	20	—

Egypt
The London Clubs Cairo-Ramses	Land-based	2,700	40	20	—
Caesars Cairo	Land-based	5,500	30	20	—

South Africa
Emerald Safari(m)	Land-based	37,700	660	30	190

101

(a)	Approximate.
(b)	Information includes O’Shea’s Casino, which is adjacent to this property.
(c)	As of December 31, 2009, this property operates under its own gaming license.
(d)	We acquired the property on February 19, 2010.
(e)	Thistledown Racetrack was acquired by a Caesars subsidiary on July 28, 2010.
(f)	We have an 80 percent ownership interest in and manage this property.
(g)	A hotel, in which we own a 12.5% special limited partnership interest, is adjacent to the Metropolis facility. We own a second 260-room hotel.
(h)	The property is owned by us, leased to the operator, and managed by us for the operator for a fee pursuant to an agreement that expires in October 2024. This information includes the Bluffs Run greyhound racetrack that operates at the property.
(i)	Prior to December 2009, this property operated under the Sheraton Tunica name.
(j)	We have approximately 95% ownership interest in this property.
(k)	Managed.
(l)	We have a 50 percent interest in Windsor Casino Limited, which operates this property. The Province of Ontario owns the complex.
(m)	We have a 70 percent interest in and manage this property.

Legal Proceedings

We have been named as a defendant in various lawsuits in the normal course of business. We do not believe any of the pending lawsuits will have a material adverse effect on our operating results, liquidity or financial position.

Litigation Related to Development

On March 6, 2008, Caesars Bahamas Investment Corporation, or CBIC, an indirect subsidiary of CEOC, terminated its previously announced agreement to enter into a joint venture in the Bahamas with Baha Mar Joint Venture Holdings Ltd. and Baha Mar JV Holding Ltd., which we refer to collectively as Baha Mar. To enforce its rights, on March 13, 2008, CBIC filed a complaint against Baha Mar, and the Baha Mar Development Company Ltd., or Baha Mar Development, in the Supreme Court of the State of New York, seeking a declaratory judgment with respect to CBIC’s rights under the Subscription and Contribution Agreement, or Subscription Agreement, between CBIC and Baha Mar dated January 12, 2007. Pursuant to the Subscription Agreement, CBIC agreed, subject to certain conditions, to subscribe for shares in Baha Mar Joint Venture Holdings Ltd., which was formed to develop and construct a casino, golf course and resort project in the Bahamas. The complaint alleges that (i) the Subscription Agreement grants CBIC the right to terminate the agreement at any time prior to the closing of the transactions contemplated therein, if the closing does not occur on time; (ii) the closing did not occur on time; and (iii) CBIC exercised its right to terminate the Subscription Agreement, and to abandon the transactions contemplated therein. The complaint seeks a declaratory judgment that the Subscription Agreement has been terminated in accordance with its terms and the transactions contemplated therein have been abandoned.

Baha Mar and Baha Mar Development filed an Amended Answer and Counterclaims against CBIC and a Third Party Complaint dated June 18, 2008 against CEOC in the Supreme Court of the State of New York. Baha Mar and Baha Mar Development allege that CBIC wrongfully terminated the Subscription Agreement and that CBIC wrongfully failed to make capital contributions under the Joint Venture Investors Agreement, by and between CBIC and Baha Mar, dated January 12, 2007. In addition, Baha Mar and Baha Mar Development allege that CEOC wrongfully failed to perform its purported obligations under the Harrah’s Baha Mar Joint Venture Guaranty, dated January 12, 2007. Baha Mar and Baha Mar Development assert claims for breach of contract, breach of fiduciary duty, promissory estoppel, equitable estoppel and negligent misrepresentation. Baha Mar and Baha Mar Development seek (i) declaratory relief; (ii) specific performance; (iii) the recovery of alleged monetary damages; (iv) the recovery of attorneys fees, costs, and expenses; and (v) the dismissal with prejudice

102

of CBIC’s Complaint. CBIC and CEOC each answered, denying all allegations of wrongdoing. During the quarter ended June 30, 2009, both sides filed motions for summary judgment.

At the conclusion of oral argument on October 6, 2009, on cross motions for summary judgment, the Court stated that it was going to grant summary judgment to CBIC and CEOC and that Baha Mar Development’s claims are dismissed. The Court entered its written decision on February 1, 2010. On February 18, 2010, Baha Mar Development filed an appeal. CBIC and CEOC filed an appellate brief on April 21, 2010. Additionally, in January 2010 CBIC and CEOC filed a motion to recover attorney’s fees and in March 2010 Baha Mar Development filed a motion for a stay of fee hearing pending appeal. On April 1, 2010, the state appeals court refused to grant Baha Mar Development’s motion for a stay of the fee hearing.

The fee hearing was heard on June 23, 2010 and was continued until July 2, 2010. On July 1, 2010, in a unanimous opinion, the appeals court affirmed the trial court’s grant of summary judgment in CEOC’s favor dismissing Baha Mar’s tort, fraud and breach of contract claims and declaring that CEOC properly exercised a valid right to terminate the joint venture. The appeals court also held that CEOC was entitled to recover its attorney’s fees and costs incurred in the litigation with the amount to be determined per the trial court fee hearing process. Because the appeals court decision is unanimous, Baha Mar has no right to appeal to the New York Court of Appeals. On July 2, 2010, CEOC and Baha Mar had an evidentiary hearing on CEOC’s fee claim. On August 10, 2010, a special referee appointed by the court to recommend a fee judgment amount against the plaintiff recommended that the court enter an order awarding us nearly $12.2 million in fees. We await the court’s decision.

Litigation Related to the December 2008 Exchange Offer

On January 9, 2009, S. Blake Murchison and Willis Shaw filed a purported class action lawsuit in the United Stated District Court for the District of Delaware, Civil Action No. 09-00020-SLR, against Caesars and its board of directors, and CEOC. The lawsuit was amended on March 4, 2009, alleging that the bond exchange offer which closed on December 24, 2008 wrongfully impaired the rights of bondholders. The amended complaint alleges, among others, breach of the bond indentures, violation of the Trust Indenture Act of 1939, equitable rescission, and liability claims against the members of the board. The amended complaint seeks, among other relief, class certification of the lawsuit, declaratory relief that the alleged violations occurred, unspecified damages to the class, and attorneys’ fees. On April 30, 2009 the defendants stipulated to the plaintiff’s request to dismiss the lawsuit, without prejudice, which the court entered on June 18, 2009. Plaintiff requested the court to award it attorneys’ fees. On March 31, 2010, the court denied plaintiff’s request for fees and plaintiff filed a notice of appeal with the Third Circuit United States Courts of Appeal.

103

GAMING REGULATORY OVERVIEW

General

The ownership and operation of casino entertainment facilities are subject to pervasive regulation under the laws, rules and regulations of each of the jurisdictions in which we operate. Gaming laws are based upon declarations of public policy designed to ensure that gaming is conducted honestly, competitively and free of criminal and corruptive elements. Since the continued growth and success of gaming is dependent upon public confidence, gaming laws protect gaming consumers and the viability and integrity of the gaming industry, including prevention of cheating and fraudulent practices. Gaming laws may also be designed to protect and maximize state and local revenues derived through taxation and licensing fees imposed on gaming industry participants and enhance economic development and tourism. To accomplish these public policy goals, gaming laws establish procedures to ensure that participants in the gaming industry meet certain standards of character and fitness, or suitability. In addition, gaming laws require gaming industry participants to:

•	Establish and maintain responsible accounting practices and procedures;

•	Maintain effective controls over their financial practices, including establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues;

•	Maintain systems for reliable record keeping;

•	File periodic reports with gaming regulators; and

•	Maintain strict compliance with various laws, regulations and required minimum internal controls pertaining to gaming.

Typically, regulatory environments in the jurisdictions in which we operate are established by statute and are administered by a regulatory agency or agencies with interpretive authority with respect to gaming laws and regulations and broad discretion to regulate the affairs of owners, managers, and persons/entities with financial interests in gaming operations. Among other things, gaming authorities in the various jurisdictions in which we operate:

•	Adopt rules and regulations under the implementing statutes;

•	Make appropriate investigations to determine if there has been any violation of laws or regulations;

•	Enforce gaming laws and impose disciplinary sanctions for violations, including fines and penalties;

•	Review the character and fitness of participants in gaming operations and make determinations regarding their suitability or qualification for licensure;

•	Grant licenses for participation in gaming operations;

•	Collect and review reports and information submitted by participants in gaming operations;

•	Review and approve transactions, such as acquisitions or change-of-control transactions of gaming industry participants, securities offerings and debt transactions engaged in by such participants; and

•	Establish and collect fees and/or taxes.

Licensing and Suitability Determinations

Gaming laws require us, each of our subsidiaries engaged in gaming operations, certain of our directors, officers and employees, and in some cases, our stockholders and holders of our debt securities, to obtain licenses or findings of suitability from gaming authorities. Licenses or findings of suitability typically require a determination that the applicant qualifies or is suitable. Gaming authorities have very broad discretion in determining whether an applicant qualifies for licensing or should be deemed suitable. Subject to certain administrative proceeding requirements, the gaming regulators have the authority to deny any application or limit, condition, restrict, revoke or suspend any license, registration, finding of suitability or approval, or fine any

104

person licensed, registered or found suitable or approved, for any cause deemed reasonable by the gaming authorities. Criteria used in determining whether to grant a license or finding of suitability, while varying between jurisdictions, generally include consideration of factors such as:

•

The financial stability, integrity and responsibility of the applicant, including whether the operation is adequately capitalized in the jurisdiction and exhibits the ability to maintain adequate insurance levels;

•	The quality of the applicant’s casino facilities;

•	The amount of revenue to be derived by the applicable jurisdiction through operation of the applicant’s gaming facility;

•	The applicant’s practices with respect to minority hiring and training; and

•	The effect on competition and general impact on the community.

In evaluating individual applicants, gaming authorities consider the individual’s reputation for good character and criminal and financial history and the character of those with whom the individual associates.

Many jurisdictions limit the number of licenses granted to operate gaming facilities within the jurisdiction, and some jurisdictions limit the number of licenses granted to any one gaming operator or the number of gaming licenses in which a person may hold an ownership or controlling interest. For example, in Indiana the state law provides that a person may not have an ownership interest in more than two riverboat licenses, which allows us to only hold two riverboat licenses. Furthermore, in Pennsylvania the state law provides that a person may only hold an ownership interest in one gaming license and up to one third of another. Licenses under gaming laws are generally not transferable unless the transfer is approved by the requisite regulatory agency. Licenses in many of the jurisdictions in which we conduct gaming operations are granted for limited durations and require renewal from time to time. In Iowa, our ability to continue our casino operations is subject to a referendum every eight years or at any time upon petition of the voters in the county in which we operate; a referendum occurred in 2002 and on November 2, 2010. Our New Orleans casino operates under a contract with the Louisiana gaming authorities which extends until 2014, with a ten—year renewal period. There can be no assurance that any of our licenses or any of the above mentioned contracts will be renewed, or with respect to our gaming operations in Iowa, that continued gaming activity will be approved in any referendum.

Most jurisdictions have statutory or regulatory provisions that govern the required action that must be taken in the event that a license is revoked or not renewed. For example, under Indiana law, a trustee approved by gaming authorities will assume complete operational control of our riverboats and related property in the event our license is revoked or not renewed, and will be authorized to take any action necessary to sell the riverboats and related property if we are unable to find a suitable buyer within 180 days.

In addition to us and our direct and indirect subsidiaries engaged in gaming operations, gaming authorities may investigate any individual or entity having a material relationship to, or material involvement with, any of these entities to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Certain jurisdictions require that any change in our directors or officers, including the directors or officers of our subsidiaries, must be approved by the requisite regulatory agency. Our officers, directors and certain key employees must also file applications with the gaming authorities and may be required to be licensed, qualified or be found suitable in many jurisdictions. Gaming authorities may deny an application for licensing for any cause which they deem reasonable. Qualification and suitability determinations require submission of detailed personal and financial information followed by a thorough investigation. The burden of demonstrating suitability is on the applicant, who must pay all the costs of the investigation. Changes in licensed positions must be reported to gaming authorities and in addition to their authority to deny an application for licensure, qualification or a finding of suitability, gaming authorities have jurisdiction to disapprove of a change in a corporate position.

105

If gaming authorities were to find that an officer, director or key employee fails to qualify or is unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with such person. In addition, gaming authorities may require us to terminate the employment of any person who refuses to file appropriate applications.

Moreover, in many jurisdictions, any of our stockholders or holders of our debt securities may be required to file an application, be investigated, and qualify or have his, her or its suitability determined. For example, under Nevada gaming laws, each person who acquires, directly or indirectly, beneficial ownership of any voting security, or beneficial or record ownership of any non-voting security or any debt security in a public corporation which is registered with the Nevada Gaming Commission, or the Gaming Commission, such as Caesars, may be required to be found suitable if the Gaming Commission has reason to believe that his or her acquisition of that ownership, or his or her continued ownership in general, would be inconsistent with the declared public policy of Nevada, in the sole discretion of the Gaming Commission. Any person required by the Gaming Commission to be found suitable shall apply for a finding of suitability within 30 days after the Gaming Commission’s request that he or she should do so and, together with his or her application for suitability, deposit with the Nevada Gaming Control Board, or the Gaming Board, a sum of money which, in the sole discretion of the Gaming Board, will be adequate to pay the anticipated costs and charges incurred in the investigation and processing of that application for suitability, and deposit such additional sums as are required by the Gaming Board to pay final costs and charges.

Furthermore, any person required by a gaming authority to be found suitable, who is found unsuitable by the gaming authority, shall not be able to hold directly or indirectly the beneficial ownership of any voting security or the beneficial or record ownership of any nonvoting security or any debt security of any public corporation which is registered with the gaming authority, such as Caesars, beyond the time prescribed by the gaming authority. A violation of the foregoing may constitute a criminal offense. A finding of unsuitability by a particular gaming authority impacts that person’s ability to associate or affiliate with gaming licensees in that particular jurisdiction and could impact the person’s ability to associate or affiliate with gaming licensees in other jurisdictions.

Many jurisdictions also require any person who acquires beneficial ownership of more than a certain percentage of our voting securities and, in some jurisdictions, our non-voting securities, typically 5%, to report the acquisition to gaming authorities, and gaming authorities may require such holders to apply for qualification or a finding of suitability. Most gaming authorities, however, allow an “institutional investor” to apply for a waiver that allows the “institutional investor” to acquire, in most cases, up to 15% of our voting securities without applying for qualification or a finding of suitability. An “institutional investor” is generally defined as an investor acquiring and holding voting securities in the ordinary course of business as an institutional investor, and not for the purpose of causing, directly or indirectly, the election of a majority of the members of our board of directors, any change in our corporate charter, bylaws, management, policies or operations, or those of any of our gaming affiliates, or the taking of any other action which gaming authorities find to be inconsistent with holding our voting securities for investment purposes only. An application for a waiver as an institutional investor requires the submission of detailed information about the company and its regulatory filings, the name of each person that beneficially owns more than 5% of the institutional investor’s voting securities or other equivalent and a certification made under oath or penalty for perjury, that the voting securities were acquired and are held for investment purposes only. Even if a waiver is granted, an institutional investor generally may not take any action inconsistent with its status when the waiver was granted without once again becoming subject to the foregoing reporting and application obligations. A change in the investment intent of an institutional investor must be reported to certain regulatory authorities immediately after its decision.

Notwithstanding, each person who acquires directly or indirectly, beneficial ownership of any voting security, or beneficial or record ownership of any nonvoting security or any debt security in our company may be required to be found suitable if a gaming authority has reason to believe that such person’s acquisition of that ownership would otherwise be inconsistent with the declared policy of the jurisdiction.

106

Generally, any person who fails or refuses to apply for a finding of suitability or a license within the prescribed period after being advised it is required by gaming authorities may be denied a license or found unsuitable, as applicable. The same restrictions may also apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any person found unsuitable or denied a license and who holds, directly or indirectly, any beneficial ownership of our securities beyond such period of time as may be prescribed by the applicable gaming authorities may be guilty of a criminal offense. Furthermore, we may be subject to disciplinary action if, after we receive notice that a person is unsuitable to be a stockholder or to have any other relationship with us or any of our subsidiaries, we:

•	pay that person any dividend or interest upon our voting securities;

•	allow that person to exercise, directly or indirectly, any voting right conferred through securities held by that person;

•	pay remuneration in any form to that person for services rendered or otherwise; or

•

fail to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities including, if necessary, the immediate purchase of said voting securities for cash at fair market value.

Although many jurisdictions generally do not require the individual holders of debt securities such as notes to be investigated and found suitable, gaming authorities may nevertheless retain the discretion to do so for any reason, including but not limited to, a default, or where the holder of the debt instruments exercises a material influence over the gaming operations of the entity in question. Any holder of debt securities required to apply for a finding of suitability or otherwise qualify must generally pay all investigative fees and costs of the gaming authority in connection with such an investigation. If the gaming authority determines that a person is unsuitable to own a debt security, we may be subject to disciplinary action, including the loss of our approvals, if without the prior approval of the gaming authority, we:

•	pay to the unsuitable person any dividend, interest or any distribution whatsoever;

•	recognize any voting right by the unsuitable person in connection with those securities;

•	pay the unsuitable person remuneration in any form; or

•	make any payment to the unsuitable person by way of principal, redemption, conversion exchange, liquidation or similar transaction.

Certain jurisdictions impose similar restrictions in connection with debt securities and retain the right to require holders of debt securities to apply for a license or otherwise be found suitable by the gaming authority.

Under New Jersey gaming laws, if a holder of our debt or equity securities is required to qualify, the holder may be required to file an application for qualification or divest itself of the securities. If the holder files an application for qualification, it must place the securities in trust with an approved trustee. If the gaming regulatory authorities approve interim authorization, and while the application for plenary qualification is pending, such holder may, through the approved trustee, continue to exercise all rights incident to the ownership of the securities. If the gaming regulatory authorities deny interim authorization, the trust shall become operative and the trustee shall have the authority to exercise all the rights incident to ownership, including the authority to dispose of the securities and the security holder shall have no right to participate in casino earnings and may only receive a return on its investment in an amount not to exceed the lower of actual cost of the investment (as defined by New Jersey gaming laws) or the value of the securities on the date the trust became operative. If the security holder obtains interim authorization but the gaming authorities later find reasonable cause to believe that the security holder may be found unqualified, the trust shall become operative and the trustee shall have the authority to exercise all rights incident to ownership pending a determination on such holder’s qualifications. However, during the period the securities remain in trust, the security holder may petition the New Jersey gaming authorities to direct the trustee to dispose of the trust property and distribute proceeds of the trust to the security holder in an amount not to exceed the lower of the actual cost of the investment or the value of the securities on the date the trust became operative. If the security holder is ultimately found unqualified, the trustee is required to sell the securities and to distribute the proceeds of the sale to the applicant in an amount not exceeding the

107

lower of the actual cost of the investment or the value of the securities on the date the trust became operative and to distribute the remaining proceeds to the state. If the security holder is found qualified, the trust agreement will be terminated.

Additionally, following the Reclassification, the Certificates of Incorporation of Caesars and CEOC will contain provisions establishing the right to redeem the securities of disqualified holders if necessary to avoid any regulatory sanctions, to prevent the loss or to secure the reinstatement of any license or franchise, or if such holder is determined by any gaming regulatory agency to be unsuitable, has an application for a license or permit denied or rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed. The Certificates of Incorporation will also contain provisions defining the redemption price and the rights of a disqualified security holder. In the event a security holder is disqualified, the New Jersey gaming authorities are empowered to propose any necessary action to protect the public interest, including the suspension or revocation of the licenses for the casinos we own in New Jersey.

Many jurisdictions also require that manufacturers and distributors of gaming equipment and suppliers of certain goods and services to gaming industry participants be licensed or registered and require us to purchase and lease gaming equipment, supplies and services only from licensed or registered suppliers.

Violations of Gaming Laws

If we or our subsidiaries violate applicable gaming laws, our gaming licenses could be limited, conditioned, suspended or revoked by gaming authorities, and we and any other persons involved could be subject to substantial fines. Further, a supervisor or conservator can be appointed by gaming authorities to operate our gaming properties, or in some jurisdictions, take title to our gaming assets in the jurisdiction, and under certain circumstances, earnings generated during such appointment could be forfeited to the applicable jurisdictions. Furthermore, violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions. As a result, violations by us of applicable gaming laws could have a material adverse effect on our financial condition, prospects and results of operations.

Reporting and Recordkeeping Requirements

We are required periodically to submit detailed financial and operating reports and furnish any other information about us and our subsidiaries which gaming authorities may require. Under federal law, we are required to record and submit detailed reports of currency transactions of $10,000 or more at our casinos and Suspicious Activity Reports, or SARCs, if the facts presented so warrant. Some state jurisdictions require us to maintain a log that records aggregate cash transactions in the amount of $3,000 or more. We are required to maintain a current stock ledger which may be examined by gaming authorities at any time. We may also be required to disclose to gaming authorities upon request the identities of the holders of our debt or other securities. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to gaming authorities. Failure to make such disclosure may be grounds for finding the record holder unsuitable. In Indiana, we, as a riverboat licensee, are required to submit a quarterly report to gaming authorities and to the state election commission disclosing the identity of all persons holding interests of 1% or greater in us as a riverboat licensee. Gaming authorities may also require certificates for our stock to bear a legend indicating that the securities are subject to specified gaming laws. In certain jurisdictions, gaming authorities have the power to impose additional restrictions on the holders of our securities at any time.

Review and Approval of Transactions

Substantially all material loans, leases, sales of securities and similar financing transactions by us and our subsidiaries must be reported to, or approved by, gaming authorities. Neither we nor any of our subsidiaries may make a public offering of securities without the prior approval of certain gaming authorities if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in such

108

jurisdictions, or to retire or extend obligations incurred for such purposes. Such approval, if given, does not constitute a recommendation or approval of the investment merits of the securities subject to the offering. Changes in control through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or otherwise, require prior approval of gaming authorities, and in some cases require payment of a change in control fee. For example in Pennsylvania, a change in control is an acquisition of more than 20% of the ownership interests of a gaming licensee or its parent company by one person/entity or a group or persons/entities acting in concert, and the acquirer of the ownership interests would be required to qualify for licensure and could be required to pay a new license fee of up to $50.0 million. Entities seeking to acquire control of us or one of our subsidiaries must satisfy gaming authorities with respect to a variety of stringent standards prior to assuming control. Gaming authorities may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

Certain gaming laws and regulations in jurisdictions we operate in establish that certain corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting us or our subsidiaries may be injurious to stable and productive corporate gaming, and as a result, prior approval may be required before we may make exceptional repurchases of voting securities (such as repurchases which treat holders differently) above the current market price and before a corporate acquisition opposed by management can be consummated. In certain jurisdictions, the gaming authorities also require prior approval of a plan of recapitalization proposed by the board of directors of a publicly traded corporation which is registered with the gaming authority in response to a tender offer made directly to the registered corporation’s stockholders for the purpose of acquiring control of the registered corporation.

Because licenses under gaming laws are generally not transferable, our ability to grant a security interest in any of our gaming assets is limited and may be subject to receipt of prior approval from gaming authorities. A pledge of the stock of a subsidiary holding a gaming license and the foreclosure of such a pledge may be ineffective without the prior approval of gaming authorities. Moreover, our subsidiaries holding gaming licenses may be unable to guarantee a security issued by an affiliated or parent company pursuant to a public offering, or pledge their assets to secure payment of the obligations evidenced by the security issued by an affiliated or parent company, without the prior approval of gaming authorities. We are subject to extensive prior approval requirements relating to certain borrowings and security interests with respect to our New Orleans casino. If the holder of a security interest wishes operation of the casino to continue during and after the filing of a suit to enforce the security interest, it may request the appointment of a receiver approved by Louisiana gaming authorities, and under Louisiana gaming laws, the receiver is considered to have all our rights and obligations under our contract with Louisiana gaming authorities.

Some jurisdictions also require us to file a report with the gaming authority within a prescribed period of time following certain financial transactions and the offering of debt securities. Were they to deem it appropriate, certain gaming authorities reserve the right to order such transactions rescinded.

Certain jurisdictions require the implementation of a compliance review and reporting system created for the purpose of monitoring activities related to our continuing qualification. These plans require periodic reports to senior management of our company and to the regulatory authorities.

Certain jurisdictions require that an independent audit committee oversee the functions of surveillance and internal audit departments at our casinos.

License Fees and Gaming Taxes

We pay substantial license fees and taxes in many jurisdictions, including the counties, cities, and any related agencies, boards, commissions, or authorities, in which our operations are conducted, in connection with our casino gaming operations, computed in various ways depending on the type of gaming or activity involved.

109

Depending upon the particular fee or tax involved, these fees and taxes are payable either daily, monthly, quarterly or annually. License fees and taxes are based upon such factors as:

•	a percentage of the gross revenues received;

•	the number of gaming devices and table games operated;

•	franchise fees for riverboat casinos operating on certain waterways; and

•	admission fees for customers boarding our riverboat casinos.

In many jurisdictions, gaming tax rates are graduated with the effect of increasing as gross revenues increase. Furthermore, tax rates are subject to change, sometimes with little notice, and we have recently experienced tax rate increases in a number of jurisdictions in which we operate. A live entertainment tax is also paid in certain jurisdictions by casino operations where entertainment is furnished in connection with the selling or serving of food or refreshments or the selling of merchandise.

Operational Requirements

In many jurisdictions, we are subject to certain requirements and restrictions on how we must conduct our gaming operations. In many jurisdictions, we are required to give preference to local suppliers and include minority–owned and women–owned businesses in construction projects to the maximum extent practicable.

Some jurisdictions also require us to give preferences to minority–owned and women–owned businesses in the procurement of goods and services. Some of our operations are subject to restrictions on the number of gaming positions we may have, the minimum or maximum wagers allowed by our customers, and the maximum loss a customer may incur within specified time periods.

Our land–based casino in New Orleans operates under a contract with the Louisiana Gaming Control Board and the Louisiana Economic Development and Gaming Act and related regulations. Under this authority, our New Orleans casino is subject to not only many of the foregoing operational requirements, but also to restrictions on our food and beverage operations, including with respect to the size, location and marketing of eating establishments at our casino entertainment facility. Furthermore, with respect to the hotel tower, we are subject to restrictions on the number of rooms within the hotel, the amount of meeting space within the hotel and how we may market and advertise the rates we charge for rooms.

In Mississippi, we are required to include adequate parking facilities (generally 500 spaces or more) in close proximity to our existing casino complexes, as well as infrastructure facilities, such as hotels, that will amount to at least 25% of the casino cost. The infrastructure requirement was increased to 100% of the casino cost for any new casinos in Mississippi.

The Iowa Racing and Gaming Commission has issued a joint license to Iowa West Racing Association, as the nonprofit qualified sponsoring organization, and Harveys Iowa Management Company, Inc., a subsidiary of Caesars, as the licensed boat operator, for Harrah’s Council Bluffs Casino. Harveys Iowa Management Company Inc. operates the facility pursuant to an operating agreement.

To comply with requirements of Iowa gaming laws, we have entered into a management agreement with Iowa West Racing Association, the licensee and nonprofit qualified sponsoring organization of Horseshoe Council Bluffs Casino at Bluffs Run Greyhound Park. This management agreement has been approved by the Iowa Racing and Gaming Commission.

The United Kingdom Gambling Act of 2005 which became effective in September 2007, replaced the Gaming Act 1968, and removed most of the restrictions on adverting. Though the 2005 Act controls marketing, advertising gambling is now controlled by the Advertising Standards Authority through a series of codes of practise. Known as the CAP codes, the codes offer guidance on the content of print, television and radio advertisements.

110

Indian Gaming

The terms and conditions of management contracts and the operation of casinos and all gaming on Indian land in the United States are subject to the Indian Gaming Regulatory Act of 1988, or IGRA, which is administered by the National Indian Gaming Commission, or NIGC, the gaming regulatory agencies of tribal governments, and Class III gaming compacts between the tribes for which we manage casinos and the states in which those casinos are located. IGRA established three separate classes of tribal gaming—Class I, Class II and Class III. Class I includes all traditional or social games solely for prizes of minimal value played by a tribe in connection with celebrations or ceremonies. Class II gaming includes games such as bingo, pulltabs, punchboards, instant bingo and non-banked card games (those that are not played against the house) such as poker. Class III gaming includes casino-style gaming such as banked table games like blackjack, craps and roulette, and gaming machines such as slots and video poker, as well as lotteries and pari-mutuel wagering. Harrah’s Ak-Chin Phoenix and Rincon provide Class II gaming and, as limited by the tribal-state compact, Class III gaming. The Eastern Band Cherokee Casino currently provides only Class III gaming.

IGRA prohibits all forms of Class III gaming unless the tribe has entered into a written agreement or compact with the state that specifically authorizes the types of Class III gaming the tribe may offer. These compacts may address, among other things, the manner and extent to which each state will conduct background investigations and certify the suitability of the manager, its officers, directors, and key employees to conduct gaming on tribal lands. We have received our permanent certification from the Arizona Department of Gaming as management contractor for the Ak-Chin Indian Community’s casino, a Tribal-State Compact Gaming Resource Supplier Finding of Suitability from the California Gambling Control Commission in connection with management of the Rincon San Luiseno Band of Mission Indians casino, and have been licensed by the relevant tribal gaming authorities to manage the Ak-Chin Indian Community’s casino, the Eastern Band of Cherokee Indians’ casino and the Rincon San Luiseno Band of Mission Indians’ casino, respectively.

IGRA requires NIGC approval of management contracts for Class II and Class III gaming as well as the review of all agreements collateral to the management contracts. Management contracts which are not so approved are void. The NIGC will not approve a management contract if a director or a 10% stockholder of the management company:

•	is an elected member of the Native American tribal government which owns the facility purchasing or leasing the games;

•	has been or is convicted of a felony gaming offense;

•	has knowingly and willfully provided materially false information to the NIGC or the tribe;

•	has refused to respond to questions from the NIGC; or

•

is a person whose prior history, reputation and associations pose a threat to the public interest or to effective gaming regulation and control, or create or enhance the chance of unsuitable activities in gaming or the business and financial arrangements incidental thereto.

In addition, the NIGC will not approve a management contract if the management company or any of its agents have attempted to unduly influence any decision or process of tribal government relating to gaming, or if the management company has materially breached the terms of the management contract or the tribe’s gaming ordinance, or a trustee, exercising due diligence, would not approve such management contract. A management contract can be approved only after the NIGC determines that the contract provides, among other things, for:

•	adequate accounting procedures and verifiable financial reports, which must be furnished to the tribe;

•	tribal access to the daily operations of the gaming enterprise, including the right to verify daily gross revenues and income;

111

•	minimum guaranteed payments to the tribe, which must have priority over the retirement of development and construction costs;

•	a ceiling on the repayment of such development and construction costs; and

•

a contract term not exceeding five years and a management fee not exceeding 30% of net revenues (as determined by the NIGC); provided that the NIGC may approve up to a seven year term and a management fee not to exceed 40% of net revenues if NIGC is satisfied that the capital investment required, and the income projections for the particular gaming activity require the larger fee and longer term.

Management contracts can be modified or cancelled pursuant to an enforcement action taken by the NIGC based on a violation of the law or an issue affecting suitability.

Indian tribes are sovereign with their own governmental systems, which have primary regulatory authority over gaming on land within the tribes’ jurisdiction. Therefore, persons engaged in gaming activities, including us, are subject to the provisions of tribal ordinances and regulations on gaming. These ordinances are subject to review by the NIGC under certain standards established by IGRA. The NIGC may determine that some or all of the ordinances require amendment, and that additional requirements, including additional licensing requirements, may be imposed on us. The possession of valid licenses from the Ak-Chin Indian Community, the Eastern Band of Cherokee Indians and the Rincon San Luiseno Band of Mission Indians, are ongoing conditions of our agreements with these tribes.

Riverboat Casinos

In addition to all other regulations applicable to the gaming industry generally, some of our riverboat casinos are also subject to regulations applicable to vessels operating on navigable waterways, including regulations of the U.S. Coast Guard. These requirements set limits on the operation of the vessel, mandate that it must be operated by a minimum complement of licensed personnel, establish periodic inspections, including the physical inspection of the outside hull, and establish other mechanical and operational rules.

Racetracks

We manage a casino which operates in conjunction with a greyhound racetrack in Council Bluffs, Iowa. The casino operation and the greyhound racing operation are regulated by the same state agency and the casino operation is subject to the same regulatory structure established for all Iowa gaming facilities. We also own slot machines at a thoroughbred racetrack in Bossier City, Louisiana, and we own a combination harness racetrack and casino in southeastern Pennsylvania in which we, through various subsidiary entities, owns a 95% interest in the entity licensed by the Pennsylvania Gaming Control Board and the Pennsylvania Harness Racing Commission. Generally, our slot operations at the Iowa racetrack is regulated in the same manner as our other gaming operations in Iowa. In addition, regulations governing racetracks are typically administered separately from our other gaming operations (except in Iowa), with separate licenses and license fee structures. For example, racing regulations may limit the number of days on which races may be held. In Kentucky, we own and operate Bluegrass Downs, a harness racetrack located in Paducah, and hold a one-half interest in Turfway Park LLC, which is the owner of the Turfway Park thoroughbred racetrack in Boone County. Turfway Park LLC also owns a minority interest in Kentucky Downs LLC, which is the owner of the Kentucky Downs racetrack. These Kentucky racetracks are licensed and regulated by the Kentucky Horse Racing Commission and are subject to the same regulatory structure established for all Kentucky racing facilities. As of July 27, 2010, we also own and operate Thistledown Racetrack, a thoroughbred racetrack located in Cleveland, Ohio, which is regulated by the Ohio State Racing Commission and subject to the same regulatory structure established for all Ohio racing facilities.

112

Internet

One of our subsidiaries, Caesars Interactive Entertainment, Inc., engages in lawful online internet gaming activity in the United Kingdom. This internet gaming is offered to residents of the United Kingdom by the third party operators pursuant to licenses issued to these operators by the Gibraltar Regulatory Authority. Gibraltar is a United Kingdom “white listed” jurisdiction which allows operators to legally advertise online gaming services in the United Kingdom. To date, the key gaming regulatory authorities governing online internet gaming are the Gibraltar Regulatory Authority, the Alderney Gambling Control Commission and the Isle of Man Gambling Supervision Commission. Italy and France recently legalized online internet gaming by private companies and, in June 2010, Denmark passed legislation legalizing online internet gaming.

113

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers, members of our boards of directors and director nominees as of November 1, 2010.

Name	Age	Position(s)
Gary W. Loveman	50	Chairman of the Board, President, Chief Executive Officer and Director
Jonathan S. Halkyard	45	Senior Vice President and Chief Financial Officer
Timothy R. Donovan	54	Senior Vice President and General Counsel
Peter E. Murphy	47	President—Strategy and Development
Thomas M. Jenkin	55	Western Division President
Janis L. Jones	61	Senior Vice President of Communications and Government Relations
Katrina R. Lane	45	Senior Vice President and Chief Technology Officer
David W. Norton	42	Senior Vice President and Chief Marketing Officer
John Payne	41	Central Division President
Donald P. Marrandino	51	Eastern Division President
Mary H. Thomas	44	Senior Vice President, Human Resources
Jeffrey Benjamin	49	Director
David Bonderman	67	Director
Anthony Civale	36	Director
Jonathan Coslet	45	Director
Kelvin Davis	46	Director
Karl Peterson	39	Director
Eric Press	44	Director
Marc Rowan	48	Director
Lynn C. Swann	58	Director
Christopher J. Williams	52	Director
David B. Sambur	30	Director Nominee
Jinlong Wang	53	Director Nominee

Gary W. Loveman has been a Director since 2000; Chairman of the Board since January 1, 2005; Chief Executive Officer since January 2003; President since April 2001. He has over 12 years of experience in retail marketing and service management, and he previously served as an associate professor at the Harvard University Graduate School of Business. He holds a bachelors degree from Wesleyan University and a Ph.D. in Economics from the Massachusetts Institute of Technology. Mr. Loveman also serves as a director of Coach, Inc., a designer and marketer of high-quality handbags and women’s and men’s accessories, and FedEx Corporation, a world-wide provider of transportation, e-commerce and business services, each of which are traded on the New York Stock Exchange.

Jonathan S. Halkyard became our Chief Financial Officer in August 2006, a Senior Vice President in July 2005. He served as Treasurer from November 2003 through July 2010. He served as a Vice President from November 2002 to July 2005, Assistant General Manager-Harrah’s Las Vegas from May 2002 to November 2002 and Vice President and Assistant General Manager-Harrah’s Lake Tahoe from September 2001 to May 2002.

Timothy R. Donovan became our Senior Vice President and General Counsel in April 2009. Prior to joining us, Mr. Donovan served as Executive Vice President, General Counsel and Corporate Secretary of Republic Services, Inc. from December 2008 to March 2009 after a merger with Allied Waste Industries, Inc., where he

114

served in the same capacities from April 2007 to December 2008. Mr. Donovan earlier served as Executive Vice President-Strategy & Business Development and General Counsel of Tenneco, Inc. from July 1999 to March 2007.

Peter E. Murphy became our President—Strategy and Development in October 2009. He has also served as Chief Executive Officer of Wentworth Capital Management since 2006. He served as Senior Advisor to Apollo Management from August 2006 to July 2008 and as Senior Executive Vice President and Chief Strategic Officer of The Walt Disney Company from August 1988 to January 2007.

Thomas M. Jenkin became our Western Division President in January 2004. He served as Senior Vice President-Southern Nevada from November 2002 to December 2003 and Senior Vice President and General Manager-Rio from July 2001 to November 2002.

Janis L. Jones became our Senior Vice President of Communications and Government Relations in November 1999. Prior to joining Caesars, Ms. Jones served as Mayor of Las Vegas from 1991 to 1999.

Katrina R. Lane became our Senior Vice President and Chief Technology Officer in February 2009. She served as our Vice President-Channel Marketing from March 2004 to February 2009.

David Norton became our Senior Vice President and Chief Marketing Officer in January 2008. Prior to that role, Mr. Norton served as our Senior Vice President-Relationship Marketing since January 2003. Prior to becoming a Senior Vice President, Mr. Norton served as Vice President-Loyalty Marketing from October 1998 to January 2003.

John Payne became our Central Division President in January 2007. Before becoming Central Division President, Mr. Payne served as Atlantic City Regional President from January 2006 to December 2006, Gulf Coast Regional President from June 2005 to January 2006, Senior Vice President and General Manager-Harrah’s New Orleans from November 2002 to June 2005 and Senior Vice President and General Manager-Harrah’s Lake Charles from March 2000 to November 2002.

Donald P. Marrandino became our Eastern Division President in October 2009. He served as Las Vegas Regional President from September 2005 to September 2009, Northern Nevada Regional President from June 2005 to September 2005, and Senior Vice President and General Manager of Harrah’s Lake Tahoe and Harveys Lake Tahoe from October 2003 to June 2005.

Mary H. Thomas became our Senior Vice President, Human Resources in January 2006. Prior to joining us, Ms. Thomas served as Senior Vice President-Human Resources North America for Allied Domecq Spirits & Wines from October 2000 to December 2005.

Jeffrey Benjamin became a member of our board of directors in January 2008 upon consummation of the Acquisition. He has nearly 25 years of experience in the investment industry and has extensive experience serving on the boards of directors of other public and private companies, including Mandalay Resort Group, another gaming company. He has been senior advisor to Cyrus Capital Partners since June 2008 and serves as a consultant to Apollo Global Management, LLC with respect to investments in the gaming industry. He was senior advisor to Apollo Global Management, LLC from 2002 to 2008. He holds a bachelors degree from Tufts University and a masters degree from the Massachusetts Institute of Technology Sloan School of Management. He has previously served on the boards of directors of Goodman Global Holdings, Inc., Dade Behring Holdings, Inc., Chiquita Brands International, Inc., McLeod USA, Mandalay Resort Group and Virgin Media Inc. Mr. Benjamin also currently serves on the boards of directors of Spectrum Group International, Inc., and Exco Resources, Inc.

115

David Bonderman became a member of our board of directors in January 2008 upon consummation of the Acquisition. Mr. Bonderman is a founding partner of TPG. Prior to forming TPG in 1993, Mr. Bonderman was Chief Operating Officer of the Robert M. Bass Group, Inc. (now doing business as Keystone Group, L.P.) in Fort Worth, Texas. He holds a bachelors degree from the University of Washington and a law degree from Harvard University. He has previously served on the boards of directors of Gemplus International SA, Burger King Holdings, Inc., Ducati Motor Holding SPA, Korea First Bank, Mobilcom AG, Washington Mutual, Inc., IASIS Healthcare LLC and Burger King Corporation. Mr. Bonderman also currently serves on the boards of directors of Univision Communications, Inc., Energy Future Holdings Corp., General Motors Company, Armstrong World Industries, Inc., CoStar Group, Inc. and Ryanair Holdings PLC, of which he is Chairman.

Anthony Civale became a member of our board of directors in January 2008 upon consummation of the Acquisition. Subject to the receipt of the applicable regulatory approvals for the appointment of David B. Sambur to serve as a director of Caesars, upon commencement of trading of our common stock on the Nasdaq Global Select Market, Mr. Civale will resign as a director of Caesars. Mr. Civale has been a partner at Apollo Global Management, LLC since 1999. He has over 13 years of experience in financing, analyzing, investing in and/or advising public and private companies and their board of directors. He holds a bachelors degree from Middlebury College and he has previously served on the boards of directors of Goodman Global Holdings, Inc., Horizon PCS, Inc., Breuners Home Furnishings Corp and Prestige Cruise Holdings, Inc. Mr. Civale also currently serves on the board of directors of Berry Plastics Holding Corporation and Youth I.N.C. and is a member of the Board of Trustees of Middlebury College.

Jonathan Coslet became a member of our board of directors in January 2008 upon consummation of the Acquisition. Mr. Coslet is a senior partner of TPG and its Chief Investment Officer. He holds a bachelors degree from the University of Pennsylvania Wharton School and an M.B.A. from Harvard University. He has previously served on the boards of directors of Burger King Corporation, J.Crew Group, Inc., Fidelity National Information Services, Inc., Oxford Health Plans, Inc., PPOM, L.P. (now part of Cofinity, an Aetna Company) and Vivra Incorporated. Mr. Coslet also currently serves on the boards of directors of The Neiman Marcus Group, Inc., PETCO Animal Supplies, Inc., Biomet, Inc., Quintiles Transnational Corporation and IASIS Healthcare Corporation.

Kelvin Davis became a member of our board of directors in January 2008 upon consummation of the Acquisition. Mr. Davis is a senior partner of TPG and Head of TPG’s North American Buyouts Group, incorporating investments in all non-technology industry sectors. Prior to joining TPG in 2000, Mr. Davis was President and Chief Operating Officer of Colony Capital, Inc, a private international real estate-related investment firm which he co-founded in 1991. He holds a bachelors degree from Stanford University and an M.B.A. from Harvard University. He has previously served on the boards of directors of Aleris International, Inc., Graphic Packaging Holding Company and Kraton Polymers LLC. Mr. Davis also currently serves on the boards of directors of Kraton Performance Polymers, Inc., Univision Communications, Inc. and ST Residential, LLC.

Karl Peterson became a member of our board of directors in January 2008 upon consummation of the Acquisition. Mr. Peterson is a partner of TPG where he leads the firm’s investment activities in Travel & Leisure and Media & Entertainment. He rejoined TPG Capital in 2004 after serving as President and Chief Executive Officer of Hotwire, Inc. Mr. Peterson led Hotwire, Inc. from inception through its sale to IAC/InterActiveCorp. Before his work at Hotwire, Inc., Mr. Peterson was a principal of TPG in San Francisco. He holds a bachelors degree from the University of Notre Dame and has previously served on the board of directors of Univision Communications, Inc. Mr. Peterson also currently serves on the boards of directors of Norwegian Cruise Lines and Sabre Holdings Corporation.

Eric Press became a member of our board of directors in January 2008 upon consummation of the Acquisition. Mr. Press has been a Partner at Apollo Global Management, LLC since 2007 and has been a Partner with other Apollo entities since 1998. Mr. Press has significant experience in making and managing investments

116

for Apollo. He has nearly 20 years of experience in financing, analyzing, investing in and/or advising public and private companies and their board of directors. He holds a bachelors degree in economics from Harvard University and a law degree from Yale University. He has previously served on the board of directors of Quality Distribution, Inc. AEP Industries and WMC Finance Corp. Mr. Press also serves on the boards of directors of Prestige Cruise Holdings, Inc., Noranda Aluminum, Affinion Group Holdings, Inc., Metals USA Holdings Corp., Innkeepers USA Trust, Apollo Commercial Real Estate Finance, Inc., Athene, and Verso Paper Corp.

Marc Rowan became a member of our board of directors in January 2008 upon consummation of the Acquisition. Mr. Rowan is a founding partner of Apollo Global Management, LLC. He has more than 25 years of experience in financing, analyzing, investing in and/or advising public and private companies and their board of directors. He holds a bachelors degree from the University of Pennsylvania and an M.B.A. from The Wharton School. He has previously served on the boards of directors of AMC Entertainment, Inc., Culligan Water Technologies, Inc., Furniture Brands International, Mobile Satellite Ventures, National Cinemedia, Inc., National Financial Partners, Inc., New World Communications, Inc., Quality Distribution, Inc., Samsonite Corporation, SkyTerra Communications Inc., Unity Media SCA, The Vail Corporation, and Wyndham International, Inc. Mr. Rowan also serves on the boards of directors of the general partner of AAA Guernsey Limited, Athene Re, Countrywide plc and Norwegian Cruise Lines.

Lynn Swann became a member of our board of directors in April 2008. Mr. Swann has served as president of Swann, Inc., a consulting firm specializing in marketing and communications since 1976 and as managing director of Diamond Edge Capital Partners, LLC, a New York-based finance company, since December 2007. Mr. Swann was also a broadcaster for the American Broadcasting Company from 1976 to 2005. He holds a bachelors degree from the University of Southern California. Mr. Swann also serves on the boards of directors of Hershey Entertainment and Resorts Company, H. J. Heinz Company and Transdel Pharmaceuticals.

Christopher Williams became a member of our board of directors in April 2008. Mr. Williams has been Chairman of the Board and Chief Executive Officer of Williams Capital Group, L.P., an investment bank, since 1994, and Chairman of the Board and Chief Executive Officer of Williams Capital Management, LLC, an investment management firm, since 2002. He holds a bachelors degree from Harvard University and an M.B.A. from the Dartmouth College Tuck School of Business. Mr. Williams was a director of Caesars from November 2003 to January 2008, and was a member of the Audit Committee. Mr. Williams also serves of the boards of directors for The Partnership for New York City, the National Association of Securities Professionals, and Wal-Mart Stores, Inc.

David B. Sambur, subject to the receipt of applicable regulatory approvals, has been nominated, and has agreed to serve, as a director of Caesars upon the commencement of trading of our common stock on the Nasdaq Global Select Market. Mr. Sambur joined Apollo in 2004. Mr. Sambur has experience in financing, analyzing, investing in and/or advising public and private companies and their board of directors. Prior to joining Apollo, Mr. Sambur was a member of the Leveraged Finance Group of Salomon Smith Barney Inc. Mr. Sambur serves on the board of directors of Verso Paper and Momentive Performance Materials Holdings. Mr. Sambur graduated summa cum laude and Phi Beta Kappa from Emory University with a BA in Economics.

Jinlong Wang, subject to the receipt of the applicable regulatory approvals, has been nominated, and has agreed to serve, as a director of Caesars upon the commencement of trading of our common stock on the Nasdaq Global Select Market. Mr. Wang has served as Senior Vice President—Business Development and Chairman of Starbucks Coffee International Company Limited since June 2009. Mr. Wang has also served as Chairman and Acting President of Starbucks Greater China since March 2010. From October 2005 to June 2009, Mr. Wang served as Senior Vice President of Starbucks Corporation and President of Starbucks Greater China, during which time he was responsible for overseeing Starbucks activities in the greater China market. In January 2003, Mr. Wang became Vice Chairman and President of Shanghai Buddies CVS Co. Ltd., or Buddies, a joint venture in the convenience chain store industry. Prior to his time at Buddies, Mr. Wang held various positions for different divisions of Starbucks, including Vice President—International Business Development, and Vice

117

President and Director of Starbucks Law and Corporate Affairs department. Before joining Starbucks, Mr. Wang was an attorney at Preston Gates & Ellis LLP and Milbank, Tweed, Hadley & McCloy LLP. Mr. Wang is a director of various Starbucks entities and High Growth Investment Group (Hong Kong) Limited.

Code of Ethics

Since 2003, we have had a Code Business Conduct and Ethics, or the Code, that applies to our Chairman, Chief Executive Officer and President, Chief Operating Officer, Chief Financial Officer and Chief Accounting Officer and is intended to qualify as a “code of ethics” as defined by rules of the Securities and Exchange Commission. This Code is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting to an appropriate person or persons identified in the Code of violations of the Code; and

•	accountability for adherence to the Code.

Following the consummation of the IPO, this Code will be available on our website at www.caesars.com under “Investor Relations—Corporate Governance.”

Statement of Business Principles and Policies

Upon consummation of the IPO, our Board will adopt a Statement of Business Principles and Policies that will apply to all of our directors, officers and employees and is intended to comply with the Nasdaq listing requirement for a code of conduct. The statement contains general guidelines for conducting the business of the company consistent with the highest standards of business ethics. Waivers of the policies set forth in the statement will be granted on a case-by-case basis and only in extraordinary circumstances. Any waivers of the policies for directors or executive officers may be made only by our Board and will be promptly disclosed to the public. Following the consummation of the IPO, the Statement of Business Principles and Policies will be available on our website at www.caesars.com under “Investor Relations—Corporate Governance.”

Staggered Board

Upon the effectiveness of the registration statement that this prospectus forms a part, pursuant to our certificate of incorporation, our Board will be divided into three classes. The members of each class will serve for a staggered, three-year term. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. The classes will be composed as follows:

•	Jeffrey Benjamin, Jonathan Coslet, Lynn C. Swann and Jinlong Wang will be Class I directors, whose terms will expire at the fiscal 2011 annual meeting of stockholders;

•	Kelvin Davis, Karl Peterson, Eric Press and David Sambur will be Class II directors, whose terms will expire at the fiscal 2012 annual meeting of stockholders; and

•	David Bonderman, Gary W. Loveman, Marc Rowan and Christopher J. Williams will be Class III directors, whose terms will expire at the fiscal 2013 annual meeting of stockholders.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

118

Committees of Our Board of Directors

Board Committees

Upon consummation of the IPO, our Board will have six standing committees: an audit committee, a human resources committee, a nominating and corporate governance committee, a finance committee, an executive committee and a 162(m) plan committee. The charters for each of these committees will be available on our website at www.caesars.com under “Investor Relations—Corporate Governance” upon consummation of the IPO. Following the commencement of trading of our common stock on the Nasdaq Global Select Market, we intend to avail ourselves of the “controlled company” exception under the Nasdaq rules which exempts us from certain requirements, including the requirements that we have a majority of independent directors on our board of directors and that we have compensation and nominating and corporate governance committees composed entirely of independent directors. We will, however, remain subject to the requirement that we have an audit committee composed entirely of independent members.

If at any time we cease to be a “controlled company” under the Nasdaq Rules, the board of directors will take all action necessary to comply with the applicable Nasdaq Rules, including appointing a majority of independent directors to our Board and establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

Audit Committee

Following the commencement of trading of our common stock on the Nasdaq Global Select Market, our audit committee will consist of Messrs. Christopher J. Williams, as chairperson, Lynn C. Swann and Jinlong Wang. Our board of directors has determined that Mr. Williams qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that Messrs. Williams, Swann and Wang are independent as independence is defined in Rule 10A-3 of the Exchange Act and under the Nasdaq listing standards. The purpose of the audit committee is to oversee our accounting and financial reporting processes and the audits of our financial statements, provide an avenue of communication among our independent auditors, management, our internal auditors and our Board, and prepare the audit-related report required by the SEC to be included in our annual proxy statement or annual report on Form 10-K.

The principal duties and responsibilities of our audit committee are to oversee and monitor the following:

•	preparation of annual audit committee report to be included in our annual proxy statement;

•	our financial reporting process and internal control system;

•	the integrity of our financial statements;

•	the independence, qualifications and performance of our independent auditor;

•	the performance of our internal audit function; and

•	our compliance with legal, ethical and regulatory matters.

The audit committee will have the power to investigate any matter brought to its attention within the scope of its duties. It will also have the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Human Resources Committee

Following the consummation of the IPO, our human resources committee, which we also refer to as the HRC, which serves as our compensation committee, will consist of Messrs. Marc Rowan and Kelvin Davis. The principal duties and responsibilities of the HRC will be as follows:

•

to review, evaluate and make recommendations to the full board of directors regarding our compensation policies and establish performance-based incentives that support our long-term goals, objectives and interests;

119

•	to review and approve the compensation of our chief executive officer, and all other executive officers;

•	to establish and administer our incentive compensation plans and equity-based compensation plans;

•	to review and recommend to the Board the compensation and reimbursement policies for non-employee members of the Board;

•	to review our compensation arrangements to determine whether they encourage excessive risk taking;

•	to provide oversight concerning selection of officers, management succession planning, expense accounts, indemnification and insurance matters, and separation packages; and

•	to prepare an annual report on compensation, provide regular reports to the board, and take such other actions as are necessary and consistent with the governing law and our organizational documents.

We intend to avail ourselves of the “controlled company” exception under the Nasdaq rules which exempts us from the requirement that we have a compensation committee composed entirely of independent directors.

For a description of the process and procedures to be used by our Human Resources Committee in making its decisions, please see “—Compensation Discussion and Analysis.”

162(m) Plan Committee

Upon consummation of the IPO, our 162(m) plan committee will consist of Messrs. Lynn C. Swann and Christopher J. Williams. The 162(m) plan committee reviews and approves compensation that is intended to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code. For more information about our 162(m) plan committee, please see “—Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

Prior to consummation of the IPO, our Board will establish a nominating and corporate governance committee. We expect that the members of the nominating and corporate governance committee will be Messrs. Eric Press and Karl Peterson, who will be appointed to the committee promptly following the IPO. The principal duties and responsibilities of the nominating and corporate governance committee will be as follows:

•

to establish criteria for board and committee membership and recommend to our board of directors proposed nominees for election to the board of directors and for membership on committees of our board of directors;

•	to make recommendations regarding proposals submitted by our stockholders; and

•	to make recommendations to our board of directors regarding board governance matters and practices.

We intend to avail ourselves of the “controlled company” exception under the Nasdaq rules which exempts us from the requirement that we have a nominating and corporate governance committee composed entirely of independent directors.

Finance Committee

Upon consummation of the IPO, our finance committee will consist of Messrs. Karl Peterson and Marc Rowan. The finance committee has been delegated oversight of our financial matters, primarily relating to indebtedness and financing transactions.

Executive Committee

Upon consummation of the IPO, our executive committee will consist of Messrs. Gary Loveman, as chairperson, Kelvin Davis and Marc Rowan. The executive committee has all the powers of our Board in the

120

management of our business and affairs, including without limitation, the establishment of additional committees or subcommittees of our Board and the delegation of authority to such committees and subcommittees, and may act on behalf of our Board to the fullest extent permitted under Delaware law and our organizational documents. The executive committee serves at the pleasure of our Board and may act by a majority of its members, provided that at least one member affiliated with TPG and Apollo must approve any action of the executive committee. This committee and any requirements or voting mechanics or participants may continue or be changed once Apollo and TPG no longer own a controlling interest in us.

Executive Compensation

Compensation Discussion and Analysis

Corporate Governance

Our Human Resources Committee. The HRC serves as our compensation committee with the specific purpose of designing, approving, and evaluating the administration of our compensation plans, policies, and programs. The HRC ensures that compensation programs are designed to encourage high performance, promote accountability and align employee interests with the interests of the our stockholders. The HRC is also charged with reviewing and approving the compensation of the Chief Executive Officer and our other senior executives, including all of the named executive officers. The HRC operates under our Human Resources Committee Charter. The HRC Charter was last updated on April 15, 2008 and will be updated upon the consummation of the IPO, and it is reviewed no less than once per year with any recommended changes presented to our Board for approval.

Following the consummation of the IPO, the HRC will consist of Messrs. Kelvin Davis and Marc Rowan. The qualifications of the HRC members stem from roles as corporate leaders, private investors, and board members of several large corporations. Their knowledge, intelligence, and experience in company operations, financial analytics, business operations, and understanding of human capital management enables the members to carry out the objectives of the HRC.

In fulfilling its responsibilities, the HRC is entitled to delegate any or all of its responsibilities to a subcommittee of the Committee or to specified executives, except that it may not delegate its responsibilities for any matters where it has determined such compensation is intended to comply with the exemptions under Section 16(b) of the Securities Exchange Act of 1934.

In February 2009, our Board formed the 162(m) plan committee comprised of two members: Lynn C. Swann and Christopher J. Williams. The 162(m) plan committee administers the Harrah’s Entertainment, Inc. 2009 Senior Executive Incentive Plan.

HRC Consultant Relationships. The HRC has the authority to engage services of independent legal counsel, consultants and subject matter experts in order to analyze, review, recommend and approve actions with regard to Board compensation, executive officer compensation, or general compensation and plan provisions. We provide for appropriate funding for any such services commissioned by the Committee. These consultants are used by the HRC for purposes of executive compensation review, analysis, and recommendations. The HRC has engaged and expects to continue to engage external consultants for the purposes of determining Chief Executive Officer and other senior executive compensation. No executive compensation consultants were engaged by the Board in 2009.

2009 HRC Activity

During five meetings in 2009, as delineated in the Human Resources Committee Charter and as outlined below, the HRC performed various tasks in accordance with their assigned duties and responsibilities, including:

•	Chief Executive Officer Compensation: reviewed and approved corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluated the performance of the Chief Executive

121

Officer in light of these approved corporate goals and objectives and established the equity compensation and annual bonus of the Chief Executive Officer based on such evaluation.

•	Other Senior Executive Compensation: set base compensation, annual bonus and equity compensation for all senior executives, which included an analysis relative to our competition peer group.

•

Executive Compensation Plans: reviewed status of various executive compensation plans, programs and incentives, including the Annual Management Bonus Plan, our various deferred compensation plans and our various equity plans.

•	Employee Benefit Plans: approved the 2009 Restatement of the Savings and Retirement Plan.

•	Committee Charter: reviewed the Human Resources Committee Charter.

2010 HRC Activity

Through September 30, 2010, during three meetings, as delineated in the Human Resources Committee Charter and as outlined below, the HRC performed various tasks in accordance with their assigned duties and responsibilities, including:

•

Chief Executive Officer Compensation: reviewed and approved corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluated the performance of the Chief Executive Officer in light of these approved corporate goals and objectives and established the equity compensation and annual bonus of the Chief Executive Officer based on such evaluation.

•	Other Senior Executive Compensation: set base compensation, annual bonus and equity compensation for all senior executives, which included an analysis relative to our competition peer group.

•

Executive Compensation Plans: reviewed status of various executive compensation plans, programs and incentives, including the Annual Management Bonus Plan, our various deferred compensation plans and our various equity plans, and implemented a revenue growth plan.

Roles in Establishing Compensation

Role of Human Resources Committee. The HRC has sole authority in setting the material compensation of our senior executives, including base pay, incentive pay (bonus) and equity awards. The HRC receives information and input from senior executives of the Company and outside consultants (as described below) to help establish these material compensation determinations, but the HRC is the final arbiter on these decisions.

Role of company executives in establishing compensation. When determining the pay levels for the Chief Executive Officer and our other senior executives, the HRC solicits advice and counsel from internal as well as external resources. Internal company resources include the Chief Executive Officer, Senior Vice President of Human Resources and Vice President of Compensation, Benefits and Human Resource Systems and Services. The Senior Vice President of Human Resources is responsible for developing and implementing our business plans and strategies for all companywide human resource functions, as well as day-to-day human resources operations. The Vice President of Compensation, Benefits, and Human Resource Systems and Services is responsible for the design, execution, and daily administration of our compensation, benefits, and human resources shared-services operations. Both of these Human Resources executives attend the HRC meetings, at the request of the HRC, and act as a source of informational resources and serve in an advisory capacity. The Corporate Secretary is also in attendance at each of the HRC meetings and oversees the legal aspects of our executive compensation and benefit plans, updates the HRC regarding changes in laws and regulations affecting our compensation policies, and records the minutes of each HRC meeting. The Chief Executive Officer also attends HRC meetings.

In 2009, the HRC communicated directly with the Chief Executive Officer and top Human Resources executives in order to obtain external market data, industry data, internal pay information, individual and our

122

performance results, and updates on regulatory issues. The HRC also delegated specific tasks to the Human Resources executives in order to facilitate the decision making process and to assist in the finalization of meeting agendas, documentation, and compensation data for HRC review and approval.

The Chief Executive Officer annually reviews the performance of our senior executives and, based on these reviews, recommends to the HRC compensation for all senior executives, other than his own compensation. The HRC, however, has the discretion to modify the recommendations and makes the final decisions regarding material compensation to senior executives, including base pay, incentive pay (bonus), and equity awards.

Role of outside consultants in establishing compensation. Our internal Human Resources executives regularly engage outside consultants related to our compensation policies. Standing consulting relationships are held with several global consulting firms specializing in executive compensation, human capital management, and board of director pay practices. During 2009, the services engaged for the HRC as set forth below:

1.	Watson Wyatt Worldwide provided us with the development of the premium-equivalents for our self-insured medical, dental, vision, and short term disability plans, recommended appropriate reserves for these plans, and reported on the plans’ financial performance. Watson Wyatt served as a consultant on plan design, compliance, strategy, and vendor management for these plans. In addition, Watson Wyatt provided us with advice regarding our equity plan and other long term incentives on managing our Long Term Incentive (LTI) program. Watson Wyatt also provided external benchmarking data to compare against current compensation policies.

2.	Mercer Human Resources Consulting was retained by the Savings & Retirement Plan (401k) and Executive Deferred Compensation Plan Investment Committees to advise these Committees on investment management performance, monitoring, investment policy development, and investment manager searches. Mercer also provides plan design, compliance, and operational consulting for our qualified defined contribution plan and non-qualified deferred compensation plans.

The consultants provided the information described above to our compensation and benefits departments to help formulate information that is then provided to the HRC. The consultants did not interact with each other in 2009, as they each work on discrete areas of compensation. We engaged Mercer Human Resources Consulting to perform consulting services for us regarding our 401(k) Plan and our Executive Deferred Compensation Plans. The fees for these services for 2009 were approximately $350,000 for the 401(k) Plan and approximately $95,000 for the Executive Deferred Compensation Plans.

Objectives of Compensation Programs

Our executive compensation program is designed to achieve the following objectives:

•	Align our rewards strategy with our business objectives, including enhancing stockholder value and customer satisfaction;

•	Support a culture of strong performance by rewarding employees for results;

•	Attract, retain and motivate talented and experienced executives; and

•	Foster a shared commitment among our senior executives by aligning our and their individual goals.

These objectives are ever present and are at the forefront of our compensation philosophy and all compensation design decisions.

Compensation Philosophy

Our compensation philosophy provides the foundation upon which all compensation programs are built. Our goal is to compensate our executives with a program that rewards loyalty, results-driven individual performance,

123

and dedication to the organization’s overall success. These principles define our compensation philosophy and are used to align our compensation programs with our business objectives. Further, the HRC specifically outlines in its charter the following duties and responsibilities in shaping and maintaining our compensation philosophy:

•	Assess whether the components of executive compensation support our culture and business goals;

•	Consider the impact of executive compensation programs on stockholders;

•	Consider issues and approve policies regarding qualifying compensation for executives for tax deductibility purposes;

•	Approve the appropriate balance of fixed and variable compensation; and

•	Approve the appropriate role of performance based and retention based compensation.

The executive compensation program rewards our executives for their contributions in achieving our mission of providing outstanding customer service and attaining strong financial results, as discussed in more detail below. Our executive compensation policy is designed to attract and retain high caliber executives and motivate them to superior performance for the benefit of our stockholders.

We have various policies are in place to shape our executive pay plans, including:

•	Salaries are linked to competitive factors, internal equity, and can be increased as a result of successful job performance;

•	The annual bonus program is competitively based and provides incentive compensation based on our financial performance and customer service scores;

•	Long-term incentives are tied to enhancing stockholder value and to our financial performance; and

•	Qualifying compensation paid to senior executives is designed to maximize tax deductibility, where possible.

The executive compensation practices are to compensate executives primarily on performance, with a large portion of potential compensation at risk. In the past, the HRC has set senior executive compensation with two driving principals in mind: (1) delivering financial results to our stockholders and (2) ensuring that our customers receive a great experience when visiting our properties. To that end, historically the HRC has set our senior executive compensation so that at least 50% of our senior executives’ total compensation be at risk based on these objectives.

In 2008, as a result of the Acquisition and no public market for our common stock, the HRC changed our long-term compensation philosophy by awarding “megagrant” equity awards in lieu of our historical practice of annual equity grants.

Compensation Program Design

The executive compensation program is designed with our executive compensation objectives in mind and is comprised of fixed and variable pay plans, cash and non-cash plans, and short and long-term payment structures in order to recognize and reward executives for their present and future contributions to our company.

The table below reflects our short-term and long-term executive compensation programs during 2009:

Short-term	Long-term
Fixed and Variable Pay	Variable Pay
Base Salary	Equity Awards
Annual Management Bonus Plan	Executive Supplemental Savings Plan II
2009 Senior Executive Incentive Plan

124

We periodically assesses and evaluates the internal and external competitiveness for all components of our executive compensation program. Internally, we look at critical and key positions that are directly linked to our profitability and viability. We ensure that the appropriate hierarchy of jobs is in place with appropriate ratios of Chief Executive Officer compensation to other senior executive compensation. We believe the appropriate ratio of Chief Executive Officer compensation compared to other senior executives ranges from 2:1 on the low end to 6:1 on the high end. These ratios are merely a reference point for the HRC in setting the compensation of our Chief Executive Officer, and were set after reviewing the job responsibilities of our Chief Executive Officer versus other senior executives and market practice. Internal equity is based on qualitative job evaluation methods, span of control, required skills and abilities, and long-term career growth opportunities. Externally, benchmarks are used to provide guidance and to ensure that our ability to attract, retain and recruit talented senior executives is intact. Due to the highly competitive nature of the gaming industry as well as the competitiveness across industries for talented senior executives, it is important for our compensation programs to provide us the ability to internally develop executive talent, as well as recruit highly qualified senior executives.

External competitiveness is reviewed with the help of outside consultants and measured by data gathered from published executive compensation surveys and proxy data from peer companies. We define our peer group as one which operates under similar business conditions to us, such as large gaming companies, hotel and lodging companies and large companies in the consumer services industries. We did not do an external peer review in 2009, 2008 or in 2007, but the companies comprising our peer group for 2006 were:

•	American Real Estate Partners, L.P.

•	Aramark Corporation

•	Boyd Gaming Corporation

•	Carnival Corporation

•	CBS Corporation

•	The DIRECTV Group, Inc.

•	GTECH Holdings Corporation

•	Hilton Hotels Corporation

•	IAC/InteractiveCorp

•	International Game Technology

•	Las Vegas Sands Corp.

•	Marriott International, Inc.

•	MGM Resorts International

•	Penn National Gaming, Inc.

•	Starbucks Corporation

•	Starwood Hotels & Resorts Worldwide, Inc.

•	Station Casinos, Inc.

•	Wynn Resorts, Limited.

•	YUM! Brands

When used in 2006, median revenue and market capitalization for the 19 peer companies listed above are $6 billion and $12 billion, respectively. Our revenue and market capitalization each fell at the 68th percentile of the peer group in 2006.

125

The peer group is used to benchmark senior executive compensation, which includes base salary, bonus, and long-term incentive pay. Each compensation element is considered individually and as a portion of total compensation, particularly when applying marketing data, which means that if one element is under or over our target market position, a corresponding adjustment does not necessarily take place if the executive’s total compensation is positioned competitively. We target our senior executive total direct compensation or “TDC” (base + bonus + long-term incentive opportunity) at the 75 – 90th percentile of the peer group. In June 2006, a TDC analysis was conducted in conjunction with Watson Wyatt Worldwide and the findings showed that we were within our 75 – 90th percentile range in base pay, bonus, long-term compensation, and total compensation. We target at the higher end of the market due to the competitive environment of the gaming industry, our goal to attract the most talented executives, and to support our efforts of retaining our executives for long-term business success.

The overall design of the executive compensation program and the elements thereof is a culmination of years of development and compensation plan design adjustments. Each year the plans are reviewed for effectiveness, competitiveness, and legislative compliance. The current plans have been put into place with the approval of the HRC and in support of the principles of the compensation philosophy and objectives of our pay practices and policies.

In 2009, our Human Resources department conducted a review of compensation practices of competitors in the gaming industry. The review covered a range of senior roles and competitive practices. As a result of this review, the HRC believes that the current compensation program adequately compensates and incents our executives. The companies comprising our peer group for the 2009 review were:

•	Ameristar Casinos, Inc.

•	Boyd Gaming Corporation

•	Isle of Capri Casinos

•	Las Vegas Sands Corp.

•	MGM Resorts International

•	Penn National Gaming, Inc.

•	Station Casinos, Inc.

•	Trump Entertainment Resorts

•	Wynn Resorts, Limited

Impact of Performance on Compensation

The impact of individual performance on compensation is present in base pay merit increases, setting the annual bonus plan payout percentages as compared to base pay, and the amount of equity awards granted. The impact of our financial performance and customer satisfaction is present in the calculation of the annual bonus payment and the intrinsic value of equity awards. Supporting a performance culture and providing compensation that is directly linked to outstanding individual and overall financial results is at the core of our compensation philosophy and human capital management strategy.

For senior executives, the most significant compensation plans that are directly affected by the attainment of performance goals are our Annual Management Bonus Plan and 2009 Senior Executive Incentive Plan. The bonus plan performance criteria, target percentages, and plan awards under our Annual Management Bonus Plan for the bonus payments for fiscal 2009 (paid in 2010) were set in February 2009; however, due to the recent downturn in the national economy, the HRC determined that it should periodically review performance criteria against plan. In August 2009, the adjusted EBITDA target component for the Annual Management Bonus Plan was reset. The bonus plan performance criteria, target percentages, and plan awards under the 2009 Senior

126

Executive Incentive Plan were set in March 2009. The financial measurements used to determine the bonus under our Annual Management Bonus Plan are adjusted EBITDA and corporate expense. The non-financial measurement used to determine plan payments is customer satisfaction. The financial measure for the 2009 Senior Executive Incentive Plan is EBITDA, as more fully described under “—Annual Management Bonus Plan.”

Based on performance goals set by the HRC each year, there are minimum requirements that must be met in order for a bonus plan payment to be provided under the Annual Management Bonus Plan. Just as bonus payments are increased as performance goals are exceeded, results falling short of goals reduce or eliminate bonus payments. To receive a bonus, participants in our Annual Management Bonus Plan must attain a minimum attainment of 90% of financial and customer satisfaction scores approved by the HRC.

Elements of Compensation

Elements of Active Employment Compensation and Benefits

The total direct compensation mix for each named executive officer, or NEO, varies. For our Chief Executive Officer, the allocation for 2009 was 40% for base salary and 60% for annual bonus. For the other NEOs in 2009, the average allocation was 58% for base salary and 42% for annual bonus. Each compensation element is considered individually and as a component within the total compensation package. In reviewing each element of our senior executive’s compensation, the HRC reviews peer data, internal and external benchmarks, our performance over the past 12 months (as compared to our internal plan as well as compared to other gaming companies) and the executive’s individual performance. Prior compensation and wealth accumulation is considered when making decisions regarding current and future compensation; however, it has not been a decision point used to cap a particular compensation element.

Base Salary

Salaries are reviewed each year and increases, if any, are based primarily on an executive’s accomplishment of various performance objectives and salaries of executives holding similar positions within the peer group, or within our company. Adjustments in base salary may be attributed to one of the following:

•

Merit: increases in base salary as a reward for meeting or exceeding objectives during a review period. The size of the increase is directly tied to pre-defined and weighted objectives (qualitative and quantitative) set forth at the onset of the review period. The greater the achievement in comparison to the goals, generally, the greater the increase. Merit increases can sometimes be distributed as lump-sum bonuses rather than increasing base salary.

•	Market: increases in base salary as a result of a competitive market analysis, or in coordination with a long term plan to pay a position at a more competitive level.

•	Promotional: increases in base salary as a result of increased responsibilities associated with a change in position.

•	Additional Responsibilities: increases in base salary as a result of additional duties, responsibilities, or organizational change. A promotion may be, but is not necessarily, involved.

•	Retention: increases in base salary as a result of a senior executive’s being recruited by or offered a position by another employer.

All of the above reasons for base salary adjustments for senior executives must be approved by the HRC and are not guaranteed as a matter of practice or in policy.

Our Chief Executive Officer did not receive an increase in base salary in 2009 due to the general economic environment. In February 2009, we implemented a 5% reduction in base salary for management employees,

127

including the NEO’s. Effective January 1, 2010, the 5% base salary reduction was revoked for management employees, with the exception of members of senior management, including the NEO’s. In July 2010, the HRC retracted the 5% salary reduction in place for members of our senior management, including the NEO’s, with the exception of our Chief Executive Officer.

Senior Executive Incentive Plan

In December 2008, the 2009 Senior Executive Incentive Plan was approved by the HRC and our sole voting stockholder, to be effective January 1, 2009. The awards granted pursuant to the 2009 Plan are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. Eligibility to participate in the 2009 Senior Executive Incentive Plan is limited to senior executives of Harrah’s and its subsidiaries who are or at some future date may be, subject to Section 16 of the Securities Exchange Act of 1934, as amended. The 162(m) Plan Committee selected the 2009 Senior Executive Incentive Plan participants for 2009 in March 2009. The 2009 Senior Executive Incentive Plan’s performance goal will be based upon our EBITDA. The 162(m) Plan Committee set criteria of 0.5% of EBITDA for 2009 in March 2009. Subject to the foregoing and to the maximum award limitations, no awards will be paid for any period unless we achieve positive EBITDA.

The 162(m) Plan Committee has determined that Messrs. Loveman and Halkyard and other executive officers will participate in the 2009 Senior Executive Incentive Plan for the year 2010. As noted above, the 162(m) Plan Committee has authority to reduce bonuses earned under the 2009 Senior Executive Incentive Plan and also has authority to approve bonuses outside of the 2009 Senior Executive Incentive Plan to reward executives for special personal achievement.

The HRC has discretion to decrease bonuses under the 2009 Senior Executive Incentive Plan and it has been the HRC’s practice to decrease the bonuses by reference to the achieved performance goals and bonus formulas used under the Annual Management Bonus Plan discussed below. Senior Executive Incentive Plan bonuses were awarded to our NEO’s in 2010 for 2009 performance under the 2009 Senior Executive Incentive Plan. See “—Summary Compensation Table.”

Annual Management Bonus Plan

The Annual Management Bonus Plan provides the opportunity for our senior executives and other participants to earn an annual bonus payment based on meeting corporate financial and non-financial goals. These goals are set at the beginning of each fiscal year by the HRC. For 2009, the HRC also approved a change to the Annual Management Bonus Plan that allowed the HRC to revise financial goals on a semi-annual basis if external economic conditions indicated that the original goals did not correctly anticipate movements of the broader economy. Under the Annual Management Bonus Plan, the goals can pertain to operating income, pretax earnings, return on sales, earnings per share, a combination of objectives, or another objective approved by the Committee. For Messrs. Jenkin, Payne and Tolosa, who participated in the Annual Management Bonus Plan for 2009, the objectives also include Adjusted EBITDA and customer satisfaction for their respective divisions. The goals may change annually to support our short or long-term business objectives. For the 2009 plan year, the Annual Management Bonus Plan’s goal consisted of a combination of Adjusted EBITDA, corporate expense, and customer satisfaction improvement. Although officers that participated in the 2009 Senior Executive Incentive Plan during 2009 do not participate in the Annual Management Bonus Plan, goals are set for all officers under this plan. The measurement used to gauge the attainment of these goals is called the “corporate score.”

For 2009, financial goals were comprised of these separate measures, representing up to 90 percent of the corporate score.

•

EBITDA: This is a common measure of company performance in the gaming industry and as bases for valuation of gaming companies. Adjusted EBITDA comprised 70% of the corporate score for 2009, and the target was set at $2,107 million for 2009.

128

•

Corporate Expense: In the current recessionary environment, it is important for us to match decreased revenues with expenses. Corporate expense comprised 20% of the corporate score for 2009, and the target was set at $445 million for 2009.

Non-financial goals consist of one key measurement: customer satisfaction. We believe we distinguish ourselves from competitors by providing excellent customer service. Supporting our property team members who have daily interaction with our external customers is critical to maintaining and improving guest service. Customer satisfaction is measured by surveys of our loyalty program, Total Rewards, customers taken by a third party. These surveys are taken weekly across a broad spectrum of customers. Customers are asked to rate our casinos performance using a simple A-B-C-D-F rating scale. The survey questions focus on friendly/helpful and wait time in key operating areas, such as beverage service, slot services, Total Rewards, cashier services and hotel operation services.

Each of our casino properties works against an annual baseline defined by a composite of their performance in these key operating areas from the previous years. Customer satisfaction comprised 10% of the corporate score for 2009, and the target was set at a 3% change from non-A to A scores for 2009.

In February 2009, the HRC determined the thresholds for the corporate score for 2009. Bonus plan payments would not be paid if Adjusted EBITDA was less than 90 percent of target, if corporate expense exceeded 10% or more of target or if there was less than a one percent shift in non-A to A customer satisfaction scores.

After the corporate score has been determined, a bonus matrix approved by the HRC provides for bonus amounts of participating executive officers and other participants that will result in the payment of a specified percentage of the participant’s salary if the target objective is achieved. This percentage of salary is adjusted upward or downward based upon the level of corporate score achievement.

In April 2005, the Committee reviewed a report on executive compensation that it commissioned from the Hay Group. Based on that report, the Committee approved an enhancement to the bonus target percentages for the Chief Executive Officer and other senior executives. This enhancement affects the target bonus percentages by applying a multiplier triggered by a corporate score of 1.1 or greater. The multiplier starts at 121% and caps at 250% for a corporate score of 1.1 and 1.5, respectively.

After the end of the fiscal year, the Chief Executive Officer assesses our performance against the financial and customer satisfaction targets set by the HRC. Taking into account our performance against the targets set by the HRC, the Chief Executive Officer will develop and recommend a performance score of 0 to 1.5 to the HRC.

The Committee has the authority under the Annual Management Bonus Plan to adjust any goal or bonus points with respect to executive officers. These decisions are subjective and based generally on a review of the circumstances affecting results to determine if any events were unusual or unforeseen.

The 2009 corporate score of 100 was approved by the HRC in February 2010. Divisional Presidents may earn bonuses based on the performance of the properties in their divisions. All of our NEO’s received bonuses for 2009—see Summary Compensation Table.

Revenue Growth Incentive Plan

In February 2010, the HRC approved a new medium-term Revenue Growth Incentive Plan, or RGIP, for certain members of management, including the NEO’s, designed to promote incremental revenue growth over a two year period beginning on January 1, 2010 and bridge the gap between our current compensation (salary, bonus, benefits) and longer-term compensation offering (equity plan). The RGIP is intended as a special, one-time bonus program for the purpose of promoting top-line revenue growth in excess of our currently forecasted revenue growth over the two year bonus period. The HRC believes that after several years of

129

promoting cost cutting it is now an appropriate time to focus on revenue growth. The RGIP will also provide a liquid medium-term incentive program, as it will allow management and NEO’s the ability to earn cash in the medium-term, as opposed to our equity plan which is longer term and currently not liquid.

Senior executives and other management employees are eligible to participate in the RGIP; payments will be determined and paid in early 2013. Payout of the RGIP is contingent on achievement of revenue growth at distinct thresholds above current forecasts. To ensure the RGIP is a value added program, payout of the bonus is also subject to the meeting of a minimum EBITDA margin threshold equal to or greater than the final consolidated EBITDA margin for the 2009 calendar year.

For 2010 and 2011, the sole goal of the RGIP is growth in revenue above our forecasted rate. Incremental Revenue Growth is defined as an increase in the percentage of revenue growth year over year above our forecasted rate. For the RGIP, payout levels of the bonus have been set at three incremental growth thresholds: 0.75%, 1.0% and 1.5% incremental revenue growth. These thresholds were set by looking at past growth rates and also our current five year predictions.

Achievement of 0.75% incremental revenue growth over the bonus period results in a payout of the RGIP at the target payout rate. The 1.0% and 1.5% incremental growth levels are “stretch” goals for the program and result in payouts at a premium percentage above the target payout. For our senior executives and officers the payout premiums are 125% and 150% of annual salary, respectively.

Subject to the discretion of the HRC, the revenue goals of the RGIP program will be subject to adjustment based on changes in the general economy. The plan review will occur in a manner similar to that included as part of the Annual Management Bonus Plan in which both positive and negative changes in the economy are taken into account. The HRC will have the final determination on the financial goals, and any changes to such goals, under the RGIP.

In July 2010, the HRC determined to modify the time period for the RGIP. The RGIP has been shifted forward six months, and will now run during the two year period from July 1, 2010 thru June 30, 2012. The HRC determined to shift the RGIP forward by six months because (a) the plan was not rolled out to employees until March 2010 and (b) the continuing economic downturn in the gaming industry in the first half of 2010.

Equity Awards

2010 Performance Incentive Plan

Our Board and stockholders have adopted a 2010 Performance Incentive Plan, or 2010 Plan, to become effective upon the consummation of the IPO. Employees, officers, directors, and consultants that provide services to us or one of our subsidiaries may be selected to receive awards under the 2010 Plan.

It is currently anticipated that the HRC will administer the 2010 Plan. The administrator of the plan has broad authority to:

•	Select participants and determine the types of awards that they are to receive;

•

determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and establish the vesting conditions (if applicable) of such shares or awards;

•	cancel, modify or waive our rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding awards, subject to any required consents;

•	construe and interpret the terms of the 2010 Plan and any agreements relating to the 2010 Plan;

•	accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards subject to any required consent;

130

•	subject to the other provisions of the 2010 Plan, make certain adjustments to an outstanding award and authorize the termination, conversion, substitution or succession of an award; and

•

allow the purchase price of an award or shares of our common stock to be paid in the form of cash, check or electronic funds transfer, by the delivery of previously-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the administrator may authorize, or any other form permitted by law.

A total of 22,113,652 shares of our common stock will be authorized for issuance with respect to awards granted under the 2010 Plan. Any shares subject to awards that are not paid, delivered or exercised before they expire or are canceled or terminated, fail to vest, as well as shares used to pay the purchase or exercise price of awards or related tax withholding obligations, will become available for other award grants under the 2010 Plan. As of the date of this prospectus, no awards have been granted under the 2010 Plan, and the full number of shares authorized under the 2010 Plan is available for award purposes.

Awards under the 2010 Plan may be in the form of incentive or nonqualified stock options, stock appreciation rights, stock bonuses, restricted stock, stock units, performance stock, phantom stock, dividend equivalents and other forms of awards including cash awards. Awards under the 2010 Plan generally will not be transferable other than by will or the laws of descent and distribution, except that the plan administrator may authorize certain transfers.

Nonqualified and incentive stock options may not be granted at prices below the fair market value of the common stock on the date of grant. Incentive stock options must have an exercise price that is at least equal to the fair market value of our common stock, or 110% of fair market value of our common stock or incentive stock option grants to any 10% owner of our common stock, on the date of grant. These and other awards may also be issued solely or in part for services. Awards are generally paid in cash or shares of our common stock. The plan administrator may provide for the deferred payment of awards and may determine the terms applicable to deferrals.

As is customary in incentive plans of this nature, the number and type of shares available under the 2010 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, will be subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Generally, and subject to limited exceptions set forth in the 2010 Plan, if we dissolve or undergo certain corporate transactions such as a merger, business combination, consolidation, or other reorganization; exchange of our common stock; a sale of substantially all of our assets; or any other event in which we are not the surviving entity, all awards then-outstanding under the 2010 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the plan administrator provides for the assumption, substitution or other continuation of the award. The plan administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2010 Plan. For example, the administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Our Board may amend or terminate the 2010 Plan at any time, but no such action will affect any outstanding award in any manner materially adverse to a participant without the consent of the participant. Plan amendments will be submitted to stockholders for their approval as required by applicable law or any applicable listing agency. The 2010 Plan is not exclusive—our Board and the HRC may grant stock and performance incentives or other compensation, in stock or cash, under other plans or authority.

131

The plan will terminate on November 2, 2020. However, the plan administrator will retain its authority until all outstanding awards are exercised or terminated. The maximum term of options, stock appreciation rights and other rights to acquire common stock under the plan is ten years after the initial date of the award.

2008 Plan

In February 2008, the board of directors approved and adopted the Harrah’s Entertainment, Inc. Management Equity Incentive Plan, or the 2008 Plan. The purpose of the 2008 Plan is to promote our long term financial interests and growth by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of our business; to motivate management personnel by means of growth-related incentives to achieve long range goals; and to further the alignment of interests of participants with those of our stockholders. Except for options awarded under a predecessor plan that were rolled over into the company by Mr. Loveman, all awards under prior plans were exchanged in the Acquisition. Upon and subject to the consummation of the IPO, our ability to grant additional awards under the 2008 Plan shall terminate, but (1) such termination will not affect the terms or validity of any awards then outstanding under the 2008 Plan, and (2) the 2008 Plan will continue for all purposes necessary or advisable in the administration, adjustment, settlement, termination or amendment of such outstanding awards. Further, upon and subject to the consummation of the IPO, the number of shares then reserved for award grant purposes under the 2008 Plan in excess of the number of shares of our common stock then subject to outstanding award grants under the 2008 Plan will no longer be so reserved and will be available for any authorized purpose.

In December 2009, the board of directors approved grants to the following NEOs:

Executive	Number of Shares of Time Based Options	Number of Shares of Performance Based Options
		2x	3x
Peter Murphy	277,647	83,294	83,294

The time based options noted above vest and become exercisable in equal increments of 20% on each of the first five anniversaries of the Acquisition. The time vested options have a strike price equivalent to fair market value on the date of grant (as determined reasonably and in good faith by the board of directors).

The performance based options vest based on investment return to our stockholders following the Acquisition. One-half of the performance based options become eligible to vest upon the stockholders receiving cash proceeds equal to two times their amount invested in the Acquisition, or the 2X options, and one-half of the performance based options become eligible to vest upon the stockholders receiving cash proceeds equal to three times their amount invested, or the 3X options. In addition, the performance based options may vest earlier at lower thresholds upon liquidity events prior to December 31, 2011, as well as pro-rata, in certain circumstances.

The combination of time and performance based vesting of the options is designed to compensate executives for long term commitment to us, while motivating sustained increases in our financial performance and helping ensure the stockholders have received an appropriate return on their invested capital.

In connection with his retirement, Mr. Tolosa was awarded a warrant to purchase 138,780 shares of non-voting common stock. 63,082 shares are vested; 37,849 vest if the 2X options vest and 37,849 shares vest if the 3X options vest under the 2008 Plan. The warrant expires in January 2015.

2010 Amendments to 2008 Plan and Supplemental Grants

During the Summer of 2009, senior management expressed concern over employee morale, motivation and retention due, in part, to the depressed value of the equity grants awarded under the 2008 Plan in February 2008. The equity grants in February 2008 were “mega-grants” in lieu of the traditional annual equity

132

grants. However, due to the severe economic recession that has occurred the last two years, the non-voting common stock underlying the option grants from February 2008 is currently valued at below the exercise price of the options. In August 2009, we discussed with the HRC various proposals for improving the long-term compensation package for management. We engaged Watson Wyatt to provide guidance and external perspective in reviewing the long-term compensation for management.

The HRC was presented additional data at its December 2009 meeting regarding the long-term compensation packages of management. At the February 2010 HRC meeting, the HRC approved the RGIP (as discussed above) and various changes to the 2008 Plan.

On February 23, 2010, the HRC adopted an amendment to the 2008 Plan. The amendment provides for an increase in the available number shares of non-voting common stock for which options may be granted to shares.

The amendment also revised the vesting hurdles for performance-based options under the 2008 Plan. The performance options vest if the return on investment in us by the Sponsors achieve a specified return. Previously, 50% of the performance-based options vested upon a 2x return and 50% vested upon a 3x return. The triggers have been revised to 1.5x and 2.5x, respectively. In addition, a pro-rata portion of the 2.5x options will vest if the Sponsors achieve a return on their investment that is greater than 2.0x, but less than 2.5x. The pro rata portion will increase on a straight line basis from zero to a participant’s total number of 2.5x options depending upon the level of returns that the Sponsors realize between 2.0x and 2.5x.

In addition, in February 2010, the HRC approved supplemental equity grants for all of the NEO’s and certain other management in an effort to enhance the value of grants under the 2008 Plan. The supplemental grants contained solely time-vested options, vesting over 5 years; however, there is no vesting until after the 2nd anniversary from the grant date, and thereafter the options vest at 25% per year.

In February 2010, the HRC approved the following supplemental grants to the NEOs:

Executive	Number of Shares of Time Based Options	Number of Shares of Performance Based Options
Gary Loveman	1,950,155	—
Peter Murphy	243,084	—
Thomas Jenkin	345,651	—
John Payne	219,295	—
Jonathan Halkyard	227,125	—

Conversion of Preferred Stock to Common Stock

In connection with the assessment of long-term incentives for the management team, the HRC determined, in light of the severe economic turmoil the last two years, that the 15% annual dividend paid on the non-voting preferred stock was a disproportionate share of our equity value. Therefore, the HRC determined that it would recommend to our Board and our stockholders that (a) the preferred stock dividend be eliminated, (b) the conversion price for non-voting preferred stock be at the original value of our non-voting common stock (in other words, as if the non-voting preferred stock never was entitled to a dividend) and (c) that the non-voting preferred stock be converted to non-voting common stock.

In February 2010, the Board approved (upon recommendation of the HRC) revisions to the Certificate of Designation for the non-voting preferred stock to eliminate dividends (including all existing accrued but unpaid dividends) and to specify that the conversion right of the non-voting preferred stock be at the original value of our non-voting common stock.

In March 2010, Hamlet Holdings LLC (the holder of all of our voting common stock) and holders of a majority of our non-voting preferred stock approved the revisions to the Certificate of Designation. Also in March 2010, the holders of a majority of our non-voting preferred stock agreed to convert all of the non-voting preferred stock to non-voting common stock.

133

Employment Agreements and Severance Agreements

We have entered into employment agreements with each of our NEOs, and severance agreements with each of our NEO’s, other than Messrs. Loveman and Murphy. The severance agreements, which related to a change in control of us, were put in place prior to the Acquisition and expired by their terms on February 1, 2010. The HRC and the board of directors put these agreements in place in order to attract and retain the highest quality executives. At least annually, our compensation department reviews our termination and change in control arrangements against peer companies as part of its review of our overall compensation package for executives to ensure that it is competitive. The compensation department’s analysis is performed by reviewing each of our executives under several factors, including the individual’s role in the organization, the importance of the individual to the organization, the ability to replace the executive if he/she were to leave the organization, and the level of competitiveness in the marketplace to replace an executive while minimizing the affect to our ongoing business. The compensation department presents its assessment to the HRC for feedback. The HRC reviews the information and determines if changes are necessary to the termination and severance packages of our executives.

Policy Concerning Tax Deductibility

The HRC’s policy with respect to qualifying compensation paid to its executive officers for tax deductibility purposes is that executive compensation plans will generally be designed and implemented to maximize tax deductibility. However, non-deductible compensation may be paid to executive officers when necessary for competitive reasons or to attract or retain a key executive, or where achieving maximum tax deductibility would be considered disadvantageous to our best interests. Our 2009 Senior Executive Incentive Plan is designed to comply with Section 162(m) of the Internal Revenue Code so that annual bonuses paid under these plans, if any, will be eligible for deduction by us. See “—Senior Executive Incentive Plan.”

Stock Ownership Requirements

As a company that does not have a listed equity security, we do not have a policy regarding stock ownership.

Chief Executive Officer’s Compensation

The objectives of our Chief Executive Officer are approved annually by the HRC. These objectives are revisited each year. The objectives for 2009 were:

•	meeting or improving financial targets by enhancing VIP loyalty, achieving higher levels of marketing functionality and continuing to identify efficiency opportunities;

•	optimizing capital structure by controlling capital spending, reducing leverage and securing liquidity;

•	assuring customer satisfaction and loyalty through operational and service excellence and technological innovation;

•	refining development projects in light of economic environment;

•	continuing multi-faceted employee engagement initiatives to increase motivation and retention; and

•	pursuing new business opportunities for us.

The HRC’s assessment of the Chief Executive Officer’s performance is based on a subjective review of performance against these objectives. Specific weights may be assigned to particular objectives at the discretion of the HRC, and those weightings, or more focused objectives are communicated to the Chief Executive Officer at the time the goals are set forth. However, no specific weights were set against the Chief Executive Officer’s objectives in 2009.

As Chief Executive Officer, Mr. Loveman’s base salary was based on his performance, his responsibilities and the compensation levels for comparable positions in other companies in the hospitality, gaming,

134

entertainment, restaurant and retail industries. Merit increases in his salary are a subjective determination by the HRC, which bases its decision upon his prior year’s performance versus his objectives as well as upon an analysis of competitive salaries. Although base salary increases are subjective, the HRC reviews Mr. Loveman’s base salary against peer groups, his roles and responsibilities within the company, his contribution to our success and his individual performance against his stated objective criteria.

The HRC used the 2009 Senior Executive Incentive Plan to determine the Chief Executive Officer’s bonus for 2009. Under this plan, bonus is based on our achieving a specific financial objective. For 2009, the objective was based on our EBITDA, as more fully described above. The HRC has discretion to reduce bonuses (as permitted by Section 162(m) of the Internal Revenue Code), and it is the normal practice of the HRC to reduce the Chief Executive Officer’s bonus by reference to the achievement of performance goals and bonus formulas used under the Annual Management Bonus Plan. For 2009, the HRC made the determination not to award a bonus to the Chief Executive Officer, see “—Summary Compensation Table.”

Mr. Loveman’s salary, bonus and equity awards differ from those of our other named executive officers in order to (a) keep Mr. Loveman’s compensation in line with Chief Executive Officer’s of other gaming, hotel and lodging companies, as well as other consumer oriented companies, (b) compensate him for the role as the leader and public face of our company and (c) compensate him for attracting and retaining our senior executive team.

Personal Benefits and Perquisites

During 2009, all of our NEO’s received a financial counseling reimbursement benefit, and were eligible to participate in our deferred compensation plan, the Executive Supplemental Savings Plan II, or ESSP II, and our health and welfare benefit plans, including the Harrah’s Savings and Retirement Plan. The NEO’s also received matching amounts from us pursuant to the plan documents, which are the same percentages of salary for all employees eligible for these plans. Amounts received by each NEO pursuant to these benefits are included in “—Summary Compensation Table.” In February 2009, we suspended matching for the Savings and Retirement Plan and ESSP II.

Additionally, we provided for Mr. Loveman’s personal use of company aircraft at certain times during 2009. Lodging expenses were incurred by Messrs. Loveman and Murphy for use during their Las Vegas-based residence. We also provided security for Mr. Loveman and his family. The decision to provide Mr. Loveman with the personal security benefit was prompted by the results of an analysis provided by an independent professional consulting firm specializing in executive safety and security. Based on these results, the HRC approved personal security services to Mr. Loveman and his family.

These perquisites are more fully described in “—Summary Compensation Table.”

Our use of perquisites as an element of compensation is limited. We do not view perquisites as a significant element of our comprehensive compensation structure, but do believe that they can be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment.

Under our group life insurance program, senior executives, including the NEOs, are eligible for an employer provided life insurance benefit equal to three times their base annual salary, with a maximum benefit of $5.0 million. Mr. Loveman is provided with a life insurance benefit of $3.5 million under our group life insurance program and additional life insurance policies with a benefit of $2.5 million.

In addition to group long term disability benefits, the Chief Executive Officer and all other NEOs are covered under a company-paid individual long-term disability insurance policy paying an additional $5,000 monthly benefit and a supplemental short-term disability policy with a $10,000 monthly benefit.

135

Elements of Post-Employment Compensation and Benefits

Employment Arrangements

Chief Executive Officer. Mr. Loveman entered into an employment agreement on January 28, 2008 (as amended to date), which provides that Mr. Loveman will serve as Chief Executive Officer and President until January 28, 2013, and the agreement shall extend for additional one year terms thereafter unless terminated by us or Mr. Loveman at least 60 days prior to each anniversary thereafter. Additionally, pursuant to the agreement, Mr. Loveman received a grant of stock options pursuant to the 2008 Plan (described above). Mr. Loveman’s annual salary is $2,000,000, subject to annual merit reviews by the HRC. In February 2009, Mr. Loveman agreed to reduce his salary to $1,900,000 as part of a broader management reduction of salaries.

Pursuant to his employment agreement, Mr. Loveman is entitled to participate in the annual incentive bonus compensation programs with a minimum target bonus of 1.5 times his annual salary. In addition, the agreement entitles Mr. Loveman to an individual long-term disability policy with a $180,000 annual maximum benefit and an individual long term disability excess policy with an additional $540,000 annual maximum benefit, subject to insurability.

Mr. Loveman is also entitled to life insurance with a death benefit of at least three times the greater of his base annual salary and $2,000,000. In addition, Mr. Loveman is entitled to financial counseling reimbursed by us, up to $50,000 per year. The agreement also requires Mr. Loveman, for security purposes, to use our aircraft, or other private aircraft, for himself and his family for business and personal travel. The agreement also provides that Mr. Loveman will be provided with accommodations while performing his duties in Las Vegas, and we will also pay Mr. Loveman a gross-up payment for any taxes incurred for such accommodations. Our Board can terminate the employment agreement with or without cause, and Mr. Loveman can resign, at any time.

If we terminate the agreement without cause, or if Mr. Loveman resigns for good reason:

•	Mr. Loveman will be paid, in equal installments over a 24 month period, two times the greater of his annual salary and $2,000,000 plus his target bonus;

•	Mr. Loveman will continue to have the right to participate in our benefit plans (other than bonus and long-term incentive plans) for a period of two years beginning on the date of termination; and

•	his pro-rated bonus (at target) for the year of termination.

“Cause” is defined under the agreement as:

(i)	the willful failure of Mr. Loveman to substantially perform his duties with us or to follow a lawful reasonable directive from our Board (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Mr. Loveman by our Board which specifically identifies the manner in which the Board believes that Mr. Loveman has willfully not substantially performed his duties or has willfully failed to follow a lawful reasonable directive and Mr. Loveman is given a reasonable opportunity (not to exceed thirty days) to cure any such failure, if curable.

(ii)	(A) any willful act of fraud, or embezzlement or theft by Mr. Loveman, in each case, in connection with his duties under the employment agreement or in the course of his employment or (B) Mr. Loveman’s admission in any court, or conviction of, or plea of novo contender to, a felony that could reasonably be expected to result in damage to our business or reputation.

(iii)	Mr. Loveman being found unsuitable for or having a gaming license denied or revoked by the gaming regulatory authorities in Arizona, California, Colorado, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nevada, New Jersey, New York, or North Carolina.

(iv)	(A) Mr. Loveman’s willful and material violation of, or noncompliance with, any securities laws or stock exchange listing rules, including, without limitation, the Sarbanes-Oxley Act of 2002, provided that such violation or noncompliance resulted in material economic harm to us, or (B) a final judicial order or determination prohibiting Mr. Loveman from service as an officer pursuant to the Securities and Exchange Act of 1934 or the rules of the NYSE.

136

“Good Reason” is defined under the agreement as: without Mr. Loveman’s express written consent, the occurrence of any of the following circumstances unless, in the case of paragraphs (a), (d), (e), (f), or (g), such circumstances are fully corrected prior to the date of termination specified in the written notice given by Mr. Loveman notifying us of his resignation for Good Reason:

(a)	The assignment to Mr. Loveman of any duties materially inconsistent with his status as our Chief Executive Officer or a material adverse alteration in the nature or status of his responsibilities, duties or authority;

(b)	The requirement that Mr. Loveman report to anyone other than our Board;

(c)	The failure of Mr. Loveman to be elected/re-elected as a member of our Board;

(d)	A reduction by us in Mr. Loveman’s annual base salary of $2,000,000, as the same may be increased from time to time pursuant by the HRC;

(e)	The relocation of our principal executive offices from Las Vegas, Nevada, to a location more than fifty miles from such offices, or our requiring Mr. Loveman either: (i) to be based anywhere other than the location of our principal offices in Las Vegas (except for required travel on our business to an extent substantially consistent with Mr. Loveman’s present business travel obligations); or (ii) to relocate his primary residence from Boston to Las Vegas;

(f)	Our failure to pay to Mr. Loveman any material portion of his current compensation, except pursuant to a compensation deferral elected by Mr. Loveman, or to pay to Mr. Loveman any material portion of an installment of deferred compensation under any of our deferred compensation programs within thirty days of the date such compensation is due;

(g)	Our failure to continue in effect compensation plans (and Mr. Loveman’s participation in such compensation plans) which provide benefits on an aggregate basis that are not materially less favorable, both in terms of the amount of benefits provided and the level of Mr. Loveman’s participation relative to other participants at Mr. Loveman’s grade level, to those in which Mr. Loveman is participating as of January 28, 2008;

(h)	Our failure to continue to provide Mr. Loveman with benefits substantially similar to those enjoyed by him under the Savings and Retirement Plan and the life insurance, medical, health and accident, and disability plans in which Mr. Loveman is participating as of January 28, 2008, the taking of any action by us which would directly or indirectly materially reduce any of such benefits or deprive Mr. Loveman of any material fringe benefit enjoyed by Mr. Loveman as of January 28, 2008, except as permitted by the employment agreement;

(i)	Delivery of a written notice of our non-renewal of the employment agreement to Mr. Loveman; or

(j)	Our failure to obtain a satisfactory agreement from any successor to assume and agree to perform the employment agreement.

If we terminate the agreement for cause or Mr. Loveman terminates without good reason, Mr. Loveman’s salary will end as of the termination date.

After his employment with us terminates for any reason, Mr. Loveman will be entitled to participate in our group health insurance plans applicable to corporate executives, including family coverage, for his lifetime. We will pay 80% of the premium on an after-tax basis for this coverage, and Mr. Loveman will incur imputed taxable income equal to the amount of our payment. When Mr. Loveman becomes eligible for Medicare coverage, our group health insurance plan will become secondary, and Mr. Loveman will be eligible for the same group health benefits as normally provided to our other retired management directors. He will incur imputed taxable income equal to the premium cost of this benefit.

If a change in control were to occur during the term of Mr. Loveman’s employment agreement, and his employment was terminated involuntarily or he resigned for good reason within two years after the change in

137

control, or if his employment was involuntarily terminated within six months before the change in control by reason of the request of the buyer, Mr. Loveman would be entitled to receive the benefits described above under termination without cause by us or by Mr. Loveman for good reason, except that (a) the multiplier would be three times (in lieu of two times) and (b) the payment would be in a lump sum (as opposed to over a 24 month period). In addition, if the payments are subject to a federal excise tax, or Excise Tax, imposed on Mr. Loveman, the employment agreement requires us to pay Mr. Loveman an additional amount, or Gross-Up Payment, so that the net amount retained by Mr. Loveman after deduction of any Excise Tax on the change in control payments and all Excise Taxes and other taxes on the Gross-Up Payment, will equal the initial change in control payment, less normal taxes.

The agreement provides that Mr. Loveman will not compete with us or solicit employees to leave us above a certain grade level for a period of two years after termination of his active full time employment (which for this purpose does not include the salary continuation period).

Named Executive Officer Employment Arrangements

We also have employment agreements with our other NEOs and members of our senior management team, which provide for a base salary, subject to merit increases as the HRC may approve. We entered into employment agreements on February 28, 2008 with Jonathan S. Halkyard, Thomas M. Jenkin, John W. R. Payne and J. Carlos Tolosa, and with Peter E. Murphy on October 14, 2009. The agreements of Messrs. Jenkin, Halkyard, and Payne expire January 28, 2012; and the agreement with Mr. Murphy expires October 14, 2013. Mr. Tolosa retired from the company in January 2010. Below is a description of the material terms and conditions of these employment agreements.

The agreement with Mr. Tolosa was for a term of three years beginning on the closing of the Acquisition. The agreement with each of Messrs. Halkyard, Jenkin and Payne is for a term of four years beginning on the closing of the Acquisition and is automatically renewed for successive one year terms unless either us or the executive delivers a written notice of nonrenewal at least 60 days prior to the end of the term. The agreement with Mr. Murphy is for a term of four years commencing with his employment with us and is automatically renewed for successive one year terms unless either we or the executive delivers a written notice of nonrenewal at least 60 days prior to the end of the term.

Pursuant to the employment agreements, the executives will receive base salaries as follows: Mr. Halkyard, $600,000; Mr. Jenkin, $1,200,000, Mr. Murphy, $1,250,000, Mr. Payne, $925,000 and Mr. Tolosa, $1,075,000. In February 2009, Messrs Halkyard, Jenkin, Payne and Tolosa agreed to reduce their respective base salaries by 5% as part of a broader management reduction of salaries. In August 2009, Mr. Halkyard was given a market based salary increase to $700,000 and took a 5% reduction of that salary to $665,000. In January 2010, Mr. Payne was given a market based salary increase to $1,025,000 and took a 5% reduction of that salary to $973,750. The 5% salary reductions were reinstated for each of the executives discussed above in July 2010. The HRC will review base salaries on an annual basis with a view towards merit increases (but not decreases) in such salary. In addition, each executive will participate in our annual incentive bonus program applicable to the executive’s position and shall have the opportunity to earn an annual bonus based on the achievement of performance objectives. Mr. Murphy’s target bonus shall be at least 75% of his base salary. In addition, the agreement provides for a stock option grant to be made following the effective date of the employment agreement with vesting based on both the passage of time and the achievement of performance objectives. Mr. Murphy’s agreement also provides that he will be provided with accommodations while performing his duties in Las Vegas, and we will also pay Mr. Murphy a Gross-Up Payment for any taxes incurred for such accommodations.

Each executive will be entitled to participate in benefits and perquisites at least as favorable to the executive as such benefits and perquisites currently available to the executives, group health insurance, long term disability benefits, life insurance, financial counseling, vacation, reimbursement of expenses, director and officer insurance

138

and the ability to participate in our 401(k) plan. With the exception of Mr. Murphy, if (a) the executive attains age 50 and, when added to his or her number of years of continuous service with us, including any period of salary continuation, the sum of his or her age and years of service equals or exceeds 65, and at any time after the occurrence of both such events Executive’s employment is terminated and his employment then terminates either (1) without cause or (2) due to non-renewal of the agreement, or (b) the executive attains age 55 and, when added to his number of years of continuous service with us, including any period of salary continuation, the sum of his age and years of service equals or exceeds 65 and the executive’s employment is terminated other than for cause, he will be entitled to lifetime coverage under our group health insurance plan. The executive will be required to pay 20% of the premium for this coverage and we will pay the remaining premium, which will be imputed taxable income to the executive. This insurance coverage terminates if the executive competes with us. Mr. Murphy’s agreement does not provide for lifetime coverage under our group health insurance plan.

In the event that the executive is terminated by us without cause (as defined in the severance agreement) or the executive resigns for good reason (as defined in the severance agreement) during the two year period following the date of the Acquisition, the executive’s severance agreement (described above under “—Named Executive Officer Employment Arrangements—Severance Agreements”) will govern the executive’s severance benefits, if any, and the executive will be subject to the restrictive covenants set forth in the severance agreement, however, the executive shall retain the right to the retiree medical coverage described above. These severance agreements expired on February 1, 2010.

Upon a termination without cause (as defined in the employment agreement and set forth below), a resignation by the executive for good reason (as defined in the employment agreement and set forth below) or upon our delivery of a non-renewal notice, the executive shall be entitled to his accrued but unused vacation, unreimbursed business expenses and base salary earned but not paid through the date of termination. In addition, the executive will receive a cash severance payment equal to 1.5 times his base salary payable in equal installments during the 18 months following such termination and pro-rated bonus for the year in which the termination occurs based on certain conditions. Mr. Murphy’s cash severance payments are limited to one times his base salary during his initial year of employment. Also, Mr. Murphy is entitled to payment of any bonus for the year of termination (pro rata) if the HRC awards such bonus. In the event that the executive’s employment is terminated by reason of his disability, he will be entitled to apply for our long term disability benefits, and, if he is accepted for such benefits, he will receive 18 months of base salary continuation offset by any long term disability benefits to which he is entitled during such period of salary continuation. Furthermore, during the time that the executive receives his base salary during the period of salary continuation, he will be entitled to all benefits. Payment of any severance benefits is contingent upon the execution of a general release in favor of us and our affiliates.

“Cause” under the employment agreements is defined as:

(i)	The willful failure of the executive to substantially perform executive’s duties with us or to follow a lawful, reasonable directive from our Board or the Chief Executive Officer or such other executive officer to whom the executive reports (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to executive by our Board (or the Chief Executive Officer, as applicable) which specifically identifies the manner in which our Board (or the Chief Executive Officer, as applicable) believes that the executive has willfully not substantially performed the executive’s duties or has willfully failed to follow a lawful, reasonable directive;

(ii)	(A) Any willful act of fraud, or embezzlement or theft, by executive, in each case, in connection with the executive’s duties hereunder or in the course of the executive’s employment hereunder or (B) the executive’s admission in any court, or conviction of, or plea of nolo contendere to, a felony;

(iii)	The executive being found unsuitable for or having a gaming license denied or revoked by the gaming regulatory authorities in any jurisdiction in which we conduct gaming operations;

139

(iv)	(A) The executive’s willful and material violation of, or noncompliance with, any securities laws or stock exchange listing rules, including, without limitation, the Sarbanes-Oxley Act of 2002, provided that such violation or noncompliance resulted in material economic harm to us, or (B) a final judicial order or determination prohibiting the executive from service as an officer pursuant to the Securities and Exchange Act of 1934 or the rules of the NYSE; or

(v)	A willful breach by the executive of non competition provisions or confidentiality provisions of the agreement.

For purposes of definition, no act or failure to act on the part of the executive, shall be considered “willful” unless it is done, or omitted to be done, by the executive in bad faith and without reasonable belief that the executive’s action or omission was in our best interests. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by our Board or based upon the advice of our counsel shall be conclusively presumed to be done, or omitted to be done, by the executive in good faith and in our best interests. The cessation of employment of the executive shall not be deemed to be for Cause unless and until the executive has been provided with written notice of the claim(s) against him or her under the above provision(s) and a reasonable opportunity (not to exceed 30 days) to cure, if possible, and to contest said claim(s) before our Board.

“Good Reason” under the employment agreements is defined as:

The occurrence, without the executive’s express written consent, of any of the following circumstances unless such circumstances are fully corrected prior to the date of termination specified in the written notice given by the executive notifying us of his or her intention to terminate his or her Employment for Good Reason:

(a)	A reduction by us in the executive’s annual base salary, other than a reduction in base salary that applies to a similarly situated class of our employees or our affiliates;

(b)	Any material diminution in the duties or responsibilities of executive as of the date of the employment agreement; provided that a change in control of the company that results in our becoming part of a larger organization will not, in and of itself and unaccompanied by any material diminution in the duties or responsibilities of the executive, constitute Good Reason;

(c)	(i) Our failure to pay or provide to executive any material portion of his or her then current Base Salary or then current benefits under the employment agreement (except pursuant to a compensation deferral elected by executive) or (ii) the failure to pay the executive any material portion of deferred compensation under any of our deferred compensation programs within 30 days of the date such compensation is due and permitted to be paid under Section 409A of the Code, in each case other than any such failure that results from a modification to any compensation arrangement or benefit plan that is generally applicable to similarly situated officers;

(d)	Our requiring executive to be based anywhere other than Atlantic City or Las Vegas (except for required travel on company business to an extent substantially consistent with the executive’s present business travel obligations); or

(e)	Our failure to obtain a satisfactory agreement from any successor to assume and agree to perform the employment agreement.

Mr. Murphy’s agreement includes the following additional provision in its definition of “Good Reason”:

(f)	The executive being required to report to anyone other than the Chief Executive Officer.

The executives each have covenants to not compete, not to solicit and not to engage in communication in a manner that is detrimental to the business. The executive’s “non-compete period” varies based on the type of termination that they executive has. If the executive has a voluntarily termination of employment with us without Good Reason, the non-compete period is six months, if we have terminated the executive’s employment without cause, or the executive has terminated for Good Reason, we have delivered a notice of non-renewal to the

140

executive or if the executive’s employment terminates by reason of disability, the non-compete period is for 18 months. If the executive’s employment is terminated for cause, the non-compete period is for six months. The non-solicitation and non-communication periods last for 18 months following termination. A breach of the non-compete covenant will cause our obligations under the agreement to terminate. In addition, the executives each have confidentiality obligations.

Severance Agreements

We entered into severance agreements with each of the NEO’s, other than Messrs. Loveman and Murphy. The severance agreements related to a change in control, which occurred pursuant to the definition of change in control in the severance agreements on January 28, 2008 as a result of the Acquisition. We believe these agreements reinforce and encourage the attention and dedication of our executives if they are faced with the possibility of a change in control of the company that could affect their employment. The severance agreements of Messrs. Jenkin, Halkyard and Tolosa became effective January 1, 2004. The severance agreement of Mr. Payne became effective January 1, 2007. These agreements expired by their terms on February 1, 2010.

The severance agreements provided, under the circumstances described below, for a compensation payment, or Compensation Payment, of:

•

three times “annual compensation” (which includes salary and bonus (calculated as the average of the executive’s annual bonuses for the three highest calendar years during the five calendar years preceding the calendar year in which the change in control occurred) amounts but excludes restricted stock vestings and compensation or dividends related to restricted stock, stock options or stock appreciation rights);

•	any bonus accrued for the prior year and pro-rata for the current year up to the date of termination;

•

the Gross-Up Payment, so that the net amount retained on the payments made under the Severance Agreement, or the Severance Payments, which are subject to the Excise Tax, will equal the initial Severance Payments less normal taxes;

•	life, accident and health insurance benefits for twenty four months substantially similar to those which the executive was receiving immediately prior to termination; and

•	reasonable legal fees and expenses incurred by the executive as a result of termination.

The severance agreements entitled each of them to the Compensation Payment after a change in control if, within two years of the change in control, their employment was terminated without cause, or they resigned with good reason, or if their employment was terminated without cause within six months before a change in control at the request of the buyer.

“Good Reason” is defined under the severance agreements as, without the executive’s express written consent, the occurrence after a Change in Control (as defined below), of any of the following circumstances unless such circumstances occur by reason of their death, disability or the executive’s voluntary termination or voluntary retirement, or, in the case of paragraphs (i), (ii), (iii), (iv) or (v), such circumstances are fully corrected prior to the date of termination, respectively, given in respect thereof:

(i)	The assignment to the executive of any duties materially inconsistent with his status immediately prior to the Change in Control or a material adverse alteration in the nature or status of his or her responsibilities;

(ii)	A reduction by us in the executive’s annual base salary as in effect on the date of the severance agreement or as the same may have been increased from time to time;

(iii)	The relocation of our the executive offices where executive is located just prior to the Change in Control to a location more than fifty miles from such offices, or our requiring executive to be based

141

anywhere other than the location of such executive offices (except for required travel on our business to an extent substantially consistent with the executive’s business travel obligations during the year prior to the Change in Control);

(iv)	Our failure to pay to executive any material portion of current compensation, except pursuant to a compensation deferral elected by the executive required by agreement, or to pay any material portion of an installment of deferred compensation under any of our deferred compensation program within thirty days of the date such compensation is due;

(v)	Except as permitted by any agreement, our failure to continue in effect any compensation plan in which the executive is participating immediately prior to the Change in Control which is material to the executive’s total compensation, including but not limited to, our annual bonus plan, the Executive Supplemental Savings Plan, or ESSP, or the Stock Option Plan or any substitute plans, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or our failure to continue the executive’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the executive’s participation relative to other participants at grade level;

(vi)	Our failure to continue to provide executive with benefits substantially similar to those enjoyed by executive under the Savings and Retirement Plan and the life insurance, medical, health and accident, and disability plans in which the executive is participating at the time of the Change in Control, the taking of any action by us which would directly or indirectly materially reduce any of such benefits or deprive the executive of any material fringe benefit enjoyed by the executive at the time of Change in Control;

(vii)	Our failure to obtain a satisfactory agreement from any successor to assume and agree to perform the severance agreement; or

(viii)	Any purported termination of the executive’s employment by us which is not effected pursuant to a notice of termination satisfying the requirements set forth in the severance agreement.

A Change in Control is defined in the severance agreements as the occurrence of any of the following:

(i)	Any person becomes the beneficial owner of 25% or more of our then outstanding voting securities, regardless of comparative voting power of such securities;

(ii)	Within a two-year period, members of the Board at the beginning of such period and their approved successors no longer constitute a majority of the Board;

(iii)	The closing of a merger or other reorganization where our voting securities prior to the merger or reorganization represent less than a majority of the voting securities after the merger or consolidation; or

(iv)	Stockholder approval of our liquidation or dissolution.

In addition to payments described above, under the severance agreements, NEOs receive accelerated vesting of certain stock options, or if the executive’s employment terminates subsequent to a Change in Control or within six months before the change in control by request of the buyer, accelerated vesting of all options, or Accelerated Payments. Any unvested restricted stock and stock options granted prior to 2001 vested automatically upon a Change in Control regardless of whether the executive is terminated, as will any stock options granted in 2001 or later which are not assumed by the acquiring company. All unvested stock options granted in 2001 and later, including those assumed by the acquiring company, will vest if the executive becomes eligible for a Compensation Payment. At our election, we may “cash out” all or part of the executive’s outstanding and unexercised options, with the cash payment based upon the higher of the closing price of our common stock on the date of termination and the highest per share price for our common stock actually paid in connection with any

142

Change in Control. The Acquisition constituted a Change in Control under the Severance Agreements and all equity awards held by Messrs. Jenkin, Halkyard, Payne and Tolosa were cancelled and cashed-out at the Acquisition consideration of $90.00 per share (less applicable exercise prices and withholding taxes).

None of the executives was entitled to the Compensation Payment after a change in control if their termination is (i) by us for cause, or (ii) voluntary and not for good reason (as defined above).

For purposes of the severance agreements, “Cause” shall mean:

(i)	willful failure to perform substantially duties or to follow a lawful reasonable directive from a supervisor or our Board, as applicable, (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered by a supervisor or our Board, as applicable, which specifically identifies the manner in which a supervisor or our Board, as applicable, believe that the executive has not substantially performed his or her duties or to follow a lawful reasonable directive and you are given a reasonable opportunity (not to exceed thirty days) to cure any such failure to substantially perform, if curable;

(ii)	(A) any willful act of fraud, or embezzlement or theft, in each case, in connection with the executive’s duties to us of in the course of employment with us or (B) admission in any court, or conviction of, a felony involving moral turpitude, fraud, or embezzlement, theft or misrepresentation, in each case against us;

(iii)	being found unsuitable for or having a gaming license denied or revoked by the gaming regulatory authorities in Arizona, California, Colorado, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nevada, New Jersey, New York and North Carolina;

(iv)	(A) willful and material violation of, or noncompliance with, any securities laws or stock exchange listing rules, including, without limitation, the Sarbanes Oxley Act of 2002 if applicable, provided that such violation or noncompliance resulted in material economic harm to us, or (B) a final judicial order of determination prohibiting the executive from service as an officer pursuant to the Securities Exchange Act of 1934 and the rules of the NYSE.

If an executive became entitled to Severance Payments, which were subject to an Excise Tax, the severance agreements require us to pay the executive a Gross-Up Payment, so that the net amount retained by the executive after deduction of any Excise Tax on the Severance Payments and all Excise Taxes and other taxes on the Gross-Up Payment, will equal the initial Severance Payments less normal taxes.

Each severance agreement had a term of one calendar year and could be renewed automatically each year starting January 1 unless we give the executive six months notice of non-renewal. In cases where a potential change in control (as defined) has occurred or the non-renewal is done in contemplation of a potential change in control, we must give the executive one year’s notice. Each severance agreement provides that if a change in control occurs during the original or extended term of the agreement, then the agreement will automatically continue in effect for a period of 24 months beyond the month in which the change in control occurred. Therefore, since the Acquisition was a change in control under the severance agreement, each NEO’s severance agreement continued in effect until February 1, 2010.

Deferred Compensation Plans

We have one deferred compensation plan, the Executive Supplemental Savings Plan II, or ESSP II, currently active, although there are five other plans that contain deferred compensation assets: Harrah’s Executive Deferred Compensation Plan, or EDCP, the ESSP, Harrah’s Deferred Compensation Plan, or DCP, the Restated Park Place Entertainment Corporation Executive Deferred Compensation Plan, and the Caesars World, Inc. Executive Security Plan.

143

Further deferrals into the EDCP were terminated in 2001 when the HRC approved the ESSP, which permitted certain key employees, including executive officers, to make deferrals of specified percentages of salary and bonus. No deferrals were allowed after December 2004 into ESSP, and we approved the ESSP II, which complies with the American Jobs Creation Act of 2004 and allowed deferrals starting in 2005. ESSP II, similar to ESSP, allows participants to choose from a selection of varied investment alternatives and the results of these investments will be reflected in their deferral accounts. To assure payment of these deferrals, a trust fund was established similar to the escrow fund for the EDCP. The trust fund is funded to match the various types of investments selected by participants for their deferrals.

ESSP and ESSP II do not provide a fixed interest rate, as the EDCP and DCP do, and therefore the market risk of plan investments is borne by participants rather than us. To encourage EDCP participants to transfer their account balances to the ESSP thereby reducing our market risk, we approved a program in 2001 that provided incentives to a limited number of participants to transfer their EDCP account balances to the ESSP. Under this program, a currently employed EDCP participant who was five or more years away from becoming vested in the EDCP retirement rate, including any executive officers who were in this group, received an enhancement in his or her account balance if the participant elected to transfer the account balance to the ESSP. The initial enhancement was the greater of (a) twice the difference between the participant’s termination account balance and retirement account balance, (b) 40% of the termination account balance, not to exceed $100,000, or (c) four times the termination account balance not to exceed $10,000. Upon achieving eligibility for the EDCP retirement rate (age 55 and 10 years of service), the participant electing this program will receive an additional enhancement equal to 50% of the initial enhancement. Pursuant to the ESSP, the additional enhancement vested upon the closing of the Acquisition. Mr. Loveman elected to participate in this enhancement program, and therefore no longer has an account in the EDCP.

Mr. Jenkin maintained a balance in the EDCP during 2009. Under the EDCP, the executive earns the retirement rate under the EDCP if he attains (1) specified age and service requirements (55 years of age plus 10 years of service or 60 years of age) or (2) attains specified age and service requirements (is at least 50 years old, and when added to years of service, equals 65 or greater) and if his employment is terminated without cause pursuant to his employment agreement. The executive receives service credit under the EDCP for any salary continuation and non-compete period. Additionally, if an executive is “separated from service” within 24 months of the Acquisition, the executive earns the retirement rate under the EDCP. Mr. Jenkin has met the requirements to earn the retirement rate.

While further deferrals into the EDCP were terminated, and while most EDCP participants transferred their EDCP account balance to the ESSP, amounts deferred pursuant to the EDCP prior to its termination and not transferred to the ESSP remain subject to the terms and conditions of the EDCP and will continue to earn interest as described above.

Under the deferred compensation plans, the Acquisition required that the trust and escrow fund be fully funded.

144

Summary Compensation Table

The Summary Compensation Table below sets forth certain compensation information concerning our Chief Executive Officer, Chief Financial Officer and our four additional most highly compensated executive officers during 2009.

(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)	(e) Stock Awards ($)(1)	(f) Option Awards ($)(1)	(g) Non-Equity Incentive Plan Compensation ($)(2)	(h) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	(i) All Other Compensation ($)(6)	(j) Total ($)
Gary W. Loveman, Chairman, President and CEO	2009	1,919,231	—	—	—	3,000,000	—	1,047,079	5,966,310
	2008	2,000,000	—	—	36,389,259	—	—	1,237,724	39,626,983
	2007	2,000,000	—	937,504	8,509,684	2,400,000	—	1,575,044	15,422,232

Jonathan S. Halkyard, Senior Vice President and Chief Financial Officer	2009	605,731	—	—	—	349,867	—	25,610	981,208
	2008	600,000	—	—	2,988,615	—	—	38,964	3,627,579
	2007	560,769	—	—	445,580	336,461	—	39,882	1,382,692

Thomas M. Jenkin,	2009	1,151,538	—	—	—	767,289	116,834	33,188	2,068,849
President, Western	2008	1,200,000	—	—	4,019,211	—	248,968	33,058	5,501,237
Division	2007	1,134,615	—	—	1,242,669	978,605	213,821	57,559	3,627,269

John W. R. Payne,	2009	887,645	—	—	—	904,574	—	22,781	1,815,000
President, Central	2008	978,365	—	—	2,885,592	277,500	—	38,820	4,180,277
Division	2007	922,115	—	146,637	450,990	508,305	—	53,297	2,081,344

Peter E. Murphy, President-Strategy and Development(4)	2009	225,962	—	—	1,857,595	169,471	—	20,347	2,273,375

J. Carlos Tolosa,	2009	1,031,587	—	—	—	600,000	—	308,642	1,940,229
President, Eastern	2008	1,075,000	—	—	1,731,340	—	44,149	601,682	3,452,171
Division(5)	2007	1,075,000	—	—	2,116,274	645,000	96,286	334,653	4,267,213

(1)	The value of stock awards, option awards and stock appreciation rights was determined as required by Accounting Standards Codification, or ASC, Topic 718, (formerly, Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123(R))). See note 17 in the notes to audited consolidated financial statements, included elsewhere in this prospectus, for details on assumptions used in the valuation. Performance based awards granted in 2008 and 2009 are valued using a Monte Carlo simulation option pricing model. This model approach provides a probable outcome fair value for these types of awards. The estimated maximum potential value for the performance awards, and the related total Option Awards fair values for the 2008 awards, respectively, were $20,930,927 and $38,717,969 for Mr. Loveman; $1,169,520 and $3,118,732 for Mr. Halkyard; $1,572,800 and $4,194,196 for Mr. Jenkin; $1,129,199 and $3,011,223 for Mr. Payne; and $677,520 and $1,806,719 for Mr. Tolosa. The estimated maximum potential values for the performance awards, and the related total Option Award fair values for the 2009 awards, respectively, were $711,274 and $1,896,719 for Mr. Murphy.
(2)	Other than for Mr. Payne, no bonuses were approved for the NEO’s for 2008.
(3)	Includes above market earnings on the balance the executives maintain in the EDCP. Mr. Jenkin has met the requirements to earn the retirement rate of interest. In October 1995, the HRC approved a fixed retirement rate of 15.5% for all account balances under the EDCP as of December 31, 1995 (subject to plan minimum rates contained in the EDCP). The interest rates on post 1995 deferrals continue to be approved each year by the Committee. The retirement rate on post 1995 deferrals during 2009 was the EDCP’s minimum retirement rate of 9.37%. The account for Mr. Tolosa was distributed in 2008.
(4)	Mr. Murphy joined us October 14, 2009.
(5)	Mr. Tolosa left his position as President, Eastern Division in September 2009 and retired in January 2010.

145

(6)	All Other Compensation includes the amounts in the following table:

Name	Year	Executive Security ($)	Allocated amount for aircraft usage ($)	Allocated amount for company lodging and the associated taxes ($)	Matching contributions to the ESSP II ($)	Relocation ($)	Dividends paid on unvested stock awards ($)
Gary W. Loveman	2009	394,529	330,618	185,192	—	—	—
	2008	442,186	460,086	155,387	—	—	—
	2007	693,991	461,977	162,448	—	—	—

Jonathan S. Halkyard	2009	—	—	—	—	—	—
	2008	—	—	—	—	—	—
	2007	—	—	—	—	—	—

Thomas M. Jenkin	2009	—	—	—	—	—	—
	2008	—	—	—	—	—	—
	2007	—	—	—	28,967	—	—

John W. R. Payne	2009	—	—	—	—	—	—
	2008	—	—	—	—	—	—
	2007	—	—	—	—	—	—

Peter E. Murphy	2009	—	—	—	—	—	—

J. Carlos Tolosa	2009	—	229,558	31,222	—	—	—
	2008	—	501,240	—	—	—	—
	2007	—	248,196	—	—	—	—

All other compensation is detailed in the above table only to the extent that the amount of any individual perquisite item exceeds the greater of $25,000 or 10% of the executive’s total perquisites.

Mr. Loveman is required to have executive security protection which is provided at our cost; See “—Compensation Discussion and Analysis—Personal Benefits and Perquisites” for additional information.

The amounts allocated to Messrs. Loveman and Tolosa for personal and/or commuting aircraft usage is calculated based on the incremental cost to us of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other miscellaneous variable costs. Since our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, depreciation of the purchase costs of our aircraft, fractional ownership commitment fees, and the cost of maintenance not specifically related to trips. For security reasons, Mr. Loveman is required to use our aircraft for personal and commuter travel.

The amounts allocated to Mr. Loveman and Mr. Tolosa for company lodging while in Las Vegas and Atlantic City, respectively, and the associated taxes are based on their respective taxable earnings for such lodging.

We do not provide a fixed benefit pension plan for our executives but maintain a deferred compensation plan, the ESSP II, under which our executives may defer a portion of their compensation. The ESSP II is a variable investment plan that allows the executives to direct their investments by choosing among several investment alternatives.

Discussion of Summary Compensation Table

Each of our named executive officers has entered into employment and severance agreements (except Messrs. Loveman and Murphy who do not have severance agreements) with us that relate to the benefits that the named executive officers receive upon termination. See “—Compensation Discussion and Analysis—Elements of Post Employment Compensation and Benefits—Employment Arrangements” for additional information.

146

2009 Grants of Plan-Based Awards

The following table gives information regarding potential incentive compensation for 2009 to our executive officers named in the Summary Compensation Table. Non-Equity Incentive Plan Awards approved for 2009 are included in the “Non Equity Incentive Plan Compensation” column in the Summary Compensation Table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Option: Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Share Value on Grant Date ($/Sh)	Grant date fair value of option awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary W. Loveman	n/a	2,400,000	3,000,000	3,400,000	—	—	—	—	—	—	—
Jonathan S. Halkyard	n/a	332,500	399,000	465,500	—	—	—	—	—	—	—
Thomas M. Jenkin	n/a	720,000	900,000	1,080,000	—	—	—	—	—	—	—
John W. R. Payne	n/a	555,000	693,750	832,500	—	—	—	—	—	—	—
Peter E. Murphy	n/a	135,577	169,471	203,365	—	—	—	—	—	—	—
	12/1/2009	—	—	—	—	—	—				1,857,595
J. Carlos Tolosa	n/a	645,000	806,250	967,500	—	—	—	—	—	—	—

(1)	Represents potential threshold, target and maximum incentive compensation for 2009. Amounts actually paid for 2009 are described in the “Non Equity Incentive Plan Compensation” column in the Summary Compensation Table.

Discussion of Grants of Plan Based Awards Table

In February 2008, the Board approved and adopted the 2008 Plan. The purpose of the 2008 Plan is to promote our long term financial interests and growth by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of our business; to motivate management personnel by means of growth-related incentives to achieve long range goals; and to further the alignment of interests of participants with those of our stockholders. For a more detailed discussion of how equity grants are determined, see “—Compensation Discussion and Analysis—Elements of Compensation—Equity Awards.”

On January 27, 2008, we entered into a stock option rollover agreement with Mr. Loveman that provides for the conversion of options to purchase our shares prior to the Acquisition into options to purchase our shares following the Acquisition with such conversion preserving the intrinsic “spread value” of the converted option. The rollover option is immediately exercisable with respect to 566,880 shares of our common stock at an exercise price of $5.87 per share. The rollover options expire on June 17, 2012.

147

Outstanding Equity Awards at Fiscal Year-End

In February 2008, the board of directors approved and adopted the 2008 Plan. Grants to each of our named executive officers under this plan are listed below. See “—Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation-Equity Awards” for more information.

	Options
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Vested Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Options Expiration Date
Gary W. Loveman	566,880	—	—	5.87	6/17/2012
	—	397,463	1,589,869	23.49	2/27/2018
	—	—	2,338,595	23.49	2/27/2018
Jonathan S. Halkyard	—	43,555	174,228	23.49	2/27/2018
	—	—	130,669	23.49	2/27/2018
Thomas M. Jenkin	—	58,577	234,309	23.49	2/27/2018
	—	—	175,727	23.49	2/27/2018
John W. R. Payne	—	42,052	168,225	23.49	2/27/2018
	—	—	126,164	23.49	2/27/2018
Peter E. Murphy	—	—	277,647	12.16	12/1/2019
	—	—	166,589	12.16	12/1/2019
J. Carlos Tolosa (1)	—	63,082	63,082	23.49	2/27/2018
	—	—	75,698	23.49	2/27/2018

(1)	Mr. Tolosa’s grants under the Equity Plan were cancelled upon his retirement in January 2010.

Option Exercises and Stock Vested

The following table gives certain information concerning stock option and stock award exercises and vesting during 2009.

Name	Option Awards Number of Shares Vesting (#)	Stock Awards Number of Shares Vesting (#)	Value Realized on Exercise ($)
Gary W. Loveman	397,463	—	—
Jonathan S. Halkyard	43,555	—	—
Thomas M. Jenkin	58,577	—	—
John W. R. Payne	42,052	—	—
Peter E. Murphy	—	—	—
J. Carlos Tolosa	63,082	—	—

For discussion of how equity grants are determined, see “—Compensation Discussion and Analysis—Elements of Compensation—Equity Awards.”

148

Nonqualified Deferred Compensation

Name	Executive Contributions in 2009 ($)(1)	Registrant Contributions in 2009 ($)(1)	Aggregate Earnings in 2009 ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance in 2009 ($)(2)
Gary W. Loveman	—	—	9,013	—	46,163
Jonathan S. Halkyard	48,458	1,229	103,601	—	567,018
Thomas M. Jenkin	—	—	496,174	—	4,406,839
John W. R. Payne	—	—	2,631	—	11,369
Peter E. Murphy	—	—	—	—	—
J. Carlos Tolosa	247,581	2,846	1,482	—	537,490

(1)	The following deferred compensation contribution and earnings amounts were reported in the 2009 Summary Compensation Table.

Name	Contributions in 2009 ($)	Above Market Earnings in 2009 ($)
Gary W. Loveman	—	—
Jonathan S. Halkyard	49,687	—
Thomas M. Jenkin	—	116,834
John W. R. Payne	—	—
Peter E. Murphy	—	—
J. Carlos Tolosa	250,427	—

All other earnings were at market rates from deferred compensation investments directed by the executives.

(2)	The following deferred compensation contribution and earnings amounts were reported in the Summary Compensation Table in previous years.

Name	Prior Year Contributions and Above Market Earnings Amounts ($)
Gary W. Loveman	12,484,249
Jonathan S. Halkyard	322,044
Thomas M. Jenkin	936,826
John W. R. Payne	801,986
Peter E. Murphy	—
J. Carlos Tolosa	739,985

Discussion of Nonqualified Deferred Compensation Table

We do not provide a fixed benefit pension plan for our executives but maintain deferred compensation plans. During 2009, certain key employees, including executive officers, could defer a portion of their salary and bonus into the ESSP II. The ESSP II is a variable investment plan that allows the executives to direct their investments by choosing among several investment alternatives. All the named executives, except for Messrs. Jenkin and Murphy, were participants in the ESSP II during 2009. The contributions of the executives and the Company into the ESSP II during 2009 are reflected in the above table. The earnings of the executives in 2009 on current and prior year deferrals are also reflected in the above table.

The ESSP II replaced our ESSP for future deferrals beginning on January 1, 2005. No deferrals were allowed after December 2004 into ESSP. We approved the ESSP II, which complies with the American Jobs Creation Act of

149

2004 and allowed deferrals starting in 2005. Mr. Halkyard maintains a balance in the ESSP and his earnings for 2009 on current and prior year deferrals are also reflected in the above table.

Mr. Tolosa maintained, and Mr. Jenkin currently maintains, a balance in the EDCP. Under the EDCP, the executive earns the retirement rate under the EDCP if he attains (a) specified age and service requirements (55 years of age plus 10 years of service or 60 years of age) or (2) attains specified age and service requirements (is at least 50 years old, and when added to years of service, equals 65 or greater) and if his employment is terminated without cause pursuant to his employment agreement. The executive receives service credit under the EDCP for any salary continuation and non-compete period. Additionally, if an executive is “separated from service” within 24 months of the Acquisition, the executive earns the retirement rate under the EDCP. Mr. Tolosa and Mr. Jenkin have met the requirements under the EDCP to earn the retirement rate. Deferrals into the EDCP were terminated in 2001. The HRC approves the EDCP retirement rate (which cannot be lower than a specified formula rate) annually. In October 1995, the HRC approved a fixed retirement rate of 15.5% for all account balances under the EDCP as of December 31, 1995 (subject to plan minimum rates contained in the EDCP). The interest rates on post-1995 deferrals continue to be approved each year by the HRC. The retirement rate on post-1995 deferrals during 2009 was the Plan’s minimum retirement rate of 9.37%. Mr. Jenkin’s earnings in 2009 under the EDCP are included in the above table. Mr. Tolosa received distribution of his balance in the EDCP during 2008.

The table below shows the investment funds available under the ESSP and the ESSP II and the annual rate of return for each fund for the year ended December 31, 2009:

Name of Fund	2009 Rate of Return
500 Index Trust B	26.36%
Aggressive Growth Lifecycle	31.15%
American Growth Trust	38.87%
American International Trust	42.58%
Brandes International Equity	25.28%
Conservative Lifecycle	21.40%
Equity-Income Trust	25.76%
Growth Lifecycle	29.07%
Inflation Managed	20.80%
International Equity Index Trust B	38.80%
Janus Risk-Managed Core	22.55%
Managed Bond	21.01%
Mid Cap Stock Trust	31.47%
Mid Value Trust	46.27%
Moderate Lifecycle	24.87%
Money Market Trust B	0.47%
Real Estate Securities Trust	30.26%
Small Cap Growth Trust	34.46%
Small Cap Value Trust	28.79%
Small Cap Index	26.70%

Pursuant to the terms of the DCP and ESSP II, any unvested amounts of the participants in the plans became fully vested upon the Acquisition.

Potential Payments Upon Termination or Change in Control

We have entered into employment and severance agreements (other than with Mr. Loveman and Mr. Murphy who only have employment agreements) with the NEOs that require us to make payments and

150

provide various benefits to the executives in the event of the executive’s termination or a Change in Control in the Company. The terms of the agreements are described above under “—Compensation Discussion and Analysis—Elements of Post-Employment Compensation and Benefits—Employment Arrangements.” The estimated value of the payments and benefits due to the executives pursuant to their agreements under various termination events are detailed below.

The following tables show the estimated amount of potential cash severance payable to each of the named executive officers, as well as the estimated value of continuing benefits, based on compensation and benefit levels in effect on December 31, 2009.

For each of the NEOs, we have assumed that their employment was terminated on December 31, 2009, and the market value of their unvested equity awards was $13.17, which was the fair market value of our stock (as determined by the HRC) as of December 31, 2009. Due to the numerous factors involved in estimating these amounts, the actual value of benefits and amounts to be paid can only be determined upon an NEOs termination of employment.

Gary W. Loveman	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control) ($)	Disability ($)(1)	Death ($)
Compensation:
Base Salary	—	—	10,000,000	—	15,000,000	4,000,000	—
Short Term Incentive	—	—	3,000,000	—	3,000,000	—	—
Long Term Incentives:
Unvested and Accelerated Restricted Stock	—	—	—	—	—	—	—
Unvested and Accelerated Stock Options and SARs	—	—	—	—	—	—	—
Benefits and Perquisites:
Post-retirement Health Care(2)	312,368	312,368	312,368	312,368	312,368	312,368	—
Life and Accident Insurance and Benefits(3)	—	—	21,908	—	21,908	21,908	6,000,000
Disability Insurance and Benefits(4)	—	—	—	—	—	80,000 per mo.	—
Accrued Vacation Pay	—	—	—	—	—	—	—
Financial Planning	—	—	50,000	—	50,000	—	—
Gross-Up Payment for Excise Taxes	—	—	—	—	—	—	—
Totals	312,368	312,368	13,384,276	312,368	18,384,276	4,334,276 and 80,000 per mo.	6,000,000

(1)	Base salary payments will be offset by disability payments.
(2)	Reflects the estimated present value of all future premiums under our health plans.
(3)	Reflects the estimated present value of the cost of coverage for life and accident insurance policies and the estimated amount of proceeds payable to the executive’s beneficiaries in the event of the executive’s death.
(4)	Reflects the estimated amount of proceeds payable to the executive in the event of the executive’s disability.

151

Jonathan S. Halkyard	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control)($)	Disability ($)(1)	Death ($)
Compensation:
Base Salary	—	—	997,500	—	2,676,772	997,500	—
Short Term Incentive	—	—	349,867	—	349,867	—	—
Long Term Incentives: Unvested and Accelerated Restricted Stock	—	—	—	—	—	—	—
Unvested and Accelerated Stock Options and SARs	—	—	—	—	—	—	—
Benefits and Perquisites:
Post-retirement Health Care(2)	—	—	—	—	20,286	363,557	—
Life and Accident Insurance and Benefits(3)	—	—	—	—	5,443	—	1,710,000
Disability Insurance and Benefits(4)	—	—	—	—	—	30,000 per mo.	—
Accrued Vacation Pay	10,514	10,514	10,514	10,514	10,514	10,514	10,514
Financial Planning	—	—	7,500	—	7,500	—	—
Gross-Up Payment for Excise Taxes	—	—	—	—	—	—	—

Totals	10,514	10,514	1,365,381	10,514	3,070,382	1,371,517 and 30,000 per mo.	1,720,514

(1)	Base salary payments will be offset by disability payments.
(2)	Reflects the estimated present value of all future premiums under our health plans.
(3)	Reflects the estimated present value of the cost of coverage for life and accident insurance policies and the estimated amount of proceeds payable to the executive’s beneficiaries in the event of the executive’s death.
(4)	Reflects the estimated amount of proceeds payable to the executive in the event of the executive’s disability.

Thomas M. Jenkin	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control)($)	Disability ($)(1)	Death ($)
Compensation:
Base Salary	—	—	1,800,000	—	7,041,432	1,800,000	—
Short Term Incentive	—	—	767,289	—	767,289	—	—
Long Term Incentives: Unvested and Accelerated Restricted Stock	—	—	—	—	—	—	—
Unvested and Accelerated Stock Options and SARs	—	—	—	—	—	—	—
Benefits and Perquisites:
Post-retirement Health Care(2)	252,741	252,741	252,741	—	252,741	252,741	—
Life and Accident Insurance and Benefits(3)	—	—	—	—	19,488	—	3,500,000
Disability Insurance and Benefits(4)	—	—	—	—	—	30,000 per mo.	—
Accrued Vacation Pay	106,154	106,154	106,154	106,154	106,154	106,154	106,154
Financial Planning	—	—	15,000	—	15,000	—	—
Gross-Up Payment for Excise Taxes	—	—	—	—	—	—	—

Totals	358,895	358,895	2,941,184	106,154	8,202,104	2,158,895 and 30,000 per mo.	3,606,154

(1)	Base salary payments will be offset by disability payments.
(2)	Reflects the estimated present value of all future premiums under our health plans.
(3)	Reflects the estimated present value of the cost of coverage for life and accident insurance policies and the estimated amount of proceeds payable to the executive’s beneficiaries in the event of the executive’s death.
(4)	Reflects the estimated present value of the cost of coverage for disability insurance and the amount of proceeds payable to the executive in the event of the executive’s disability.

152

John W. R. Payne	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control) ($)	Disability ($)(1)	Death ($)
Compensation:
Base Salary	—	—	1,387,500	—	3,961,771	1,387,500	—
Short Term Incentive	—	—	904,574	—	904,574	—	—
Long Term Incentives:
Unvested and Accelerated Restricted Stock	—	—	—	—	—	—	—
Unvested and Accelerated Stock Options and SARs	—	—	—	—	—	—	—

Benefits and Perquisites:
Post-retirement Health Care(2)	—	—	—	—	15,430	398,018	—
Life and Accident Insurance and Benefits(3)	—	—	—	—	7,660	—	2,775,000
Disability Insurance and Benefits(4)	—	—	—	—	—	30,000 per mo.	—
Accrued Vacation Pay	18,461	18,461	18,461	18,461	18,461	18,461	18,461
Financial Planning	—	—	15,000	—	15,000	—	—
Gross-Up Payment for Excise Taxes	—	—	—	—	—	—	—

Totals	18,461	18,461	2,325,535	18,461	4,922,896	1,803,979 and 30,000 per mo.	2,793,461

(1)	Base salary payments will be offset by disability payments.
(2)	Reflects the estimated present value of all future premiums under our health plans.
(3)	Reflects the estimated present value of the cost of coverage for life and accident insurance policies and the estimated amount of proceeds payable to the executive’s beneficiaries in the event of the executive’s death.
(4)	Reflects the estimated present value of the cost of coverage for disability insurance and the amount of proceeds payable to the executive in the event of the executive’s disability.

Peter E. Murphy	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control) ($)	Disability ($)(1)	Death ($)
Compensation:
Base Salary	—	—	1,250,000	—	1,250,000	1,875,000	—
Short Term Incentive	—	—	169,471	—	169,471	—	—
Long Term Incentives:
Unvested and Accelerated Restricted Stock	—	—	—	—	—	—	—
Unvested and Accelerated Stock Options and SARs	—	—	—	—	—	—	—

Benefits and Perquisites:
Post-retirement Health Care(2)	—	—	8,183	—	8,183	12,275	—
Life and Accident Insurance and Benefits(3)	—	—	8,631	—	8,631	12,946	3,500,000
Disability Insurance and Benefits(4)	—	—	—	—	—	25,000 per mo.	—
Accrued Vacation Pay	—	—	—	—	—	—	—
Financial Planning	—	—	7,500	—	7,500	—	—
Gross-Up Payment for Excise Taxes	—	—	—	—	—	—	—

Totals	—	—	1,443,785	—	1,443,785	1,900,221 and 25,000 per mo.	3,500,000

(1)	Base salary payments will be offset by disability payments.
(2)	Reflects the estimated present value of all future premiums under our health plans.
(3)	Reflects the estimated present value of the cost of coverage for life and accident insurance policies and the estimated amount of proceeds payable to the executive’s beneficiaries in the event of the executive’s death.
(4)	Reflects the estimated amount of proceeds payable to the executive in the event of the executive’s disability.

153

J. Carlos Tolosa	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control) ($)	Disability ($)(1)	Death ($)
Compensation:
Base Salary	—	—	1,612,500	—	5,327,290	1,612,500	—
Short Term Incentive	—	—	600,000	—	600,000	—	—
Long Term Incentives:
Unvested and Accelerated Restricted Stock	—	—	—	—	—	—	—
Unvested and Accelerated Stock Options and SARs	—	—	—	—	—	—	—

Benefits and Perquisites:
Post-retirement Health Care(2)	210,379	210,379	210,379	—	210,379	210,379	106,546
Life and Accident Insurance and Benefits(3)	—	—	—	—	38,313	—	3,225,000
Disability Insurance and Benefits(4)	—	—	—	—	—	30,000 per mo.	—
Accrued Vacation Pay	76,737	76,737	76,737	76,737	76,737	76,737	76,737
Financial Planning	—	—	15,000	—	15,000	—	—
Gross-Up Payment for Excise Taxes	—	—	—	—	—	—	—

Totals	287,116	287,116	2,514,616	76,737	6,267,719	1,899,616 and 30,000 per mo.	3,408,283

(1)	Base salary payments will be offset by disability payments.
(2)	Reflects the estimated present value of all future premiums under our health plans.
(3)	Reflects the estimated present value of the cost of coverage for life and accident insurance policies and the estimated amount of proceeds payable to the executive’s beneficiaries in the event of the executive’s death.
(4)	Reflects the estimated amount of proceeds payable to the executive in the event of the executive’s disability.
(5)	Mr. Tolosa left his position as President, Eastern Division in September 2009 and retired in January 2010.

154

2009 Compensation of Directors

The following table sets forth the compensation we provided to non-management directors during 2009:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey Benjamin	—	—	—	—	—
David Bonderman	—	—	—	—	—
Anthony Civale	—	—	—	—	—
Jonathan Coslet	—	—	—	—	—
Kelvin Davis	—	—	—	—	—
Jeanne P. Jackson(1)	29,167	—	—	—	29,167
Karl Peterson	—	—	—	—	—
Eric Press	—	—	—	—	—
Marc Rowan	—	—	—	—	—
Lynn C. Swann	75,000	—	—	—	75,000
Christopher J. Williams(2)	130,000	—	—	—	130,000

(1)	Ms. Jackson resigned from the Board effective April 15, 2009.
(2)	Mr. Williams also serves on the NJ/PA Audit Committee. For his services on the NJ/PA Audit Committee, Mr. Williams was paid an annual retainer of $30,000 in 2009.

Currently, only Messrs. Williams and Swann receive compensation for their services as a member of our Board. These directors received a one-time option grant on July 1, 2008, which vests ratably over five years from the date of election to our Board. Mr. Williams and Ms. Jackson received an option to purchase shares of non-voting common stock and Mr. Swann received an option to purchase shares. Ms. Jackson’s options terminated when she left the Board. In addition, each of these directors receives annual cash compensation paid monthly in arrears. Mr. Williams receives $100,000 annually and Mr. Swann receives $75,000 annually. Prior to leaving the Board, Ms. Jackson received $100,000 annually. The remaining directors do not receive compensation for their service as a member of our Board. All of our directors are reimbursed for any expenses incurred in connection with their service.

Human Resources Committee Interlocks and Insider Participation

The HRC is comprised of Kelvin Davis and Marc Rowan. Neither of these individuals are our current or former officers or employees or of any of our subsidiaries. During 2009, none of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the HRC.

Equity Compensation Plan Information

In February 2008, our board of directors approved the 2008 Plan and granted options to purchase our non-voting common stock to certain of our officers and employees from time to time thereafter.

155

The table below sets forth information regarding our equity compensation plans as of December 31, 2009.

Plan-Category(3)	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options(1)	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans(2)
Management Equity Incentive Plan	13,600,797	$21.50	2,297,872

(1)	The weighted average remaining contract life for the options set forth in this column is 8.0 years.
(2)	In February 2010, the Board approved an increase in the total number of securities in the Management Equity Incentive Plan to 19,445,941 from 15,898,669.
(3)	Subsequent to December 31, 2009, two warrants to acquire our equity securities were issued:
•

In connection with his retirement in January 2010, Mr. Tolosa was awarded a warrant to purchase shares of common stock at an exercise price of $23.49 per share. 63,082 shares are vested; 37,849 shares vest if the 2X options vest and 37,849 shares vest if the 3X options vest under the Equity Plan. The warrant expires in January 2015.

•

In connection with a licensing agreement entered into in February 2010, Planet Hollywood Resorts International, LLC was issued a warrant to purchase common stock at an exercise price of $23.49 per share. The number of shares underlying the warrant is based on a $15 million investment at the time of the Acquisition. The exercise of the warrant and ultimate number of shares to be issued is subject to satisfaction of a variety of factors, including the financial performance of Planet Hollywood.

156

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the beneficial ownership of our common stock as of November 1, 2010, by Hamlet Holdings LLC, the Sponsors, the Paulson Investors, all current directors and director nominees, our named executive officers and all directors and executive officers as a group, and the percentage of shares beneficially owned by such beneficial owners after giving effect to the Private Placement and the Reclassification. Following the Reclassification, all shares held by funds affiliated with and controlled by the Sponsors, their co-investors and the Sponsor Investors, representing 81.0% of our outstanding common stock after giving effect to the IPO and the Private Placement, will be subject to an irrevocable proxy that gives Hamlet Holdings sole voting and sole dispositive power with respect to such shares.

	Prior to the IPO		After Giving Effect to the IPO
Name	Shares of Stock Beneficially Owned	Percentage of Shares Beneficially Owned	Shares of Stock Beneficially Owned	Percentage of Shares Beneficially Owned
Apollo Funds(1)(2)	208,207,386	68.2%	208,207,386	61.8%
TPG(2)(3)(4)	208,207,386	68.2%	208,207,386	61.8%
Hamlet Holdings(5)	272,796,051	89.3%	272,796,051	81.0%
Paulson Investors(6).	30,243,126	9.9%	30,243,126	9.0%
Jeffrey Benjamin(1)	—	—	—	—
David Bonderman(2)(3)(4)	208,207,386	68.2%	208,207,386	61.8%
Anthony Civale(1)	—	—	—	—
Jonathan Coslet(7)	—	—	—	—
Kelvin Davis(8)	—	—	—	—
Jonathan S. Halkyard(10)	160,322	*	160,322	*
Thomas M. Jenkin(10)	212,002	*	212,002	*
Gary W. Loveman(10)	2,000,510	*	2,000,510	*
Peter E. Murphy	55,529	*	55,529	*
John W.R. Payne(10)	129,183	*	129,183	*
Karl Peterson(8)	—	—	—	—
Eric Press(1)	—	—	—	—
Marc Rowan(1)(5)	—	—	—	—
Lynn C. Swann(10)	3,602	*	3,602	*
Christopher J. Williams(10)	4,803	*	4,803	*
David B. Sambur(1)	—	—	—	—
Jinlong Wang	—	—	—	—
All directors and executive officers as a group(3)(4)(5)(9)(10)	275,756,498	89.7%	275,756,498	81.5%

*	Indicates less than 1%
(1)	Includes all of the common stock held by Apollo Hamlet Holdings, LLC and Apollo Hamlet Holdings B, LLC. Each of Apollo Hamlet Holdings, LLC and Apollo Hamlet Holdings B, LLC is an affiliate of, and is controlled by, affiliates of Apollo. Each of Messrs. Benjamin, Civale, Press and Rowan may be deemed to be a beneficial owner of these interests due to his status as an employee of or consultant to Apollo, and each such person disclaims beneficial ownership of any such interests in which he does not have a pecuniary interest. The address of Messrs. Benjamin, Civale, Press, Rowan and Sambur and Apollo is c/o Apollo Global Management, LLC, 9 West 57th Street, New York, New York 10019.
(2)	Includes all of the common stock held by certain co-investors, the disposition of which will be jointly controlled by the Apollo Funds and TPG.
(3)	Includes all of the common stock held by TPG Hamlet Holdings, LLC (“TPG Hamlet”), TPG Hamlet Holdings B, LLC (“TPG Hamlet B,” and together with TPG Hamlet, the “TPG Hamlet Entities”), Co-Invest Hamlet Holdings B, LLC (“Co-Invest B”) and Co-Invest Hamlet Holdings, Series LLC (“Co-Invest LLC” and together with “Co-Invest B”, the “Co-Invest Entities”). Collectively, the TPG Hamlet Entities and the Co-Invest Entities may be referred to as the “Sponsor Entities.”

157

(4)	David Bonderman is an officer, director and shareholder of TPG Group Holdings (SBS) Advisors, Inc., which is the general partner of TPG Group Holdings (SBS), L.P., which is the sole member of TPG Holdings I-A, LLC, which is the general partner of TPG Holdings I, L.P. which is the sole member of TPG GenPar V Advisors, LLC, which is the general partner of TPG GenPar V, L.P., which is the general partner of TPG V Hamlet AIV, L.P. and the managing member of TPG Hamlet as defined in (3) above. TPG GenPar V, L.P. is also the managing member of TPG Hamlet B as defined in (3) above and a managing member of each of the Co-Invest Entities. Collectively, the Sponsor Entities directly hold 208,207,386 shares of Caesars common stock. After completion of the Reclassification, Mr. Bonderman will remain a member of Hamlet Holdings, which will have an irrevocable proxy that entitles Hamlet Holdings to sole voting and sole dispositive power with respect to the shares of common stock held by the Sponsor Entities, or the Securities. Mr. Bonderman may be deemed to be the beneficial owner of the common stock issued in the Reclassification only to the extent of the greater of his direct or indirect interest in the profits or capital account of the holders of such securities. The address of Mr. Bonderman is c/o TPG Capital, L.P., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(5)	All shares held by funds affiliated with and controlled by the Sponsors, their co-investors and the Sponsor Investors, representing 81.0% of Caesars’ outstanding common stock, will be subject to an irrevocable proxy that gives Hamlet Holdings sole voting and sole dispositive power with respect to such shares. The members of Hamlet Holdings are Leon Black, Joshua Harris, Marc Rowan, each of whom is affiliated with Apollo, and David Bonderman, James Coulter and Jonathan Coslet, each of whom is affiliated with TPG. Each member holds approximately 17% of the limited liability company interests of Hamlet Holdings.
(6)	Includes all of the common stock held by funds and accounts managed by Paulson & Co. Inc., which include Paulson Credit Opportunities Master Ltd., Paulson Recovery Master Fund Ltd., Paulson Advantage Master Ltd. and Paulson Advantage Plus Master Ltd., after giving effect to the Private Placement and the Reclassification, assuming that the Paulson Investors tender $710.3 million of notes in the Private Placement. The address of Paulson & Co. Inc. is 1251 Avenue of the Americas, 50th Floor, New York, NY 10020.
(7)	Jonathan Coslet is a Senior Partner of TPG Capital, L.P. and a member of Hamlet Holdings as defined in (4) above. TPG Capital, L.P. is an affiliate of (a) the Sponsor Entities as defined in (3) above, which directly hold the existing non-voting common stock and (b) Hamlet Holdings. Mr. Coslet disclaims beneficial ownership of the securities described in (4) above. The address of Mr. Coslet is c/o TPG Capital, L.P., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(8)	Kelvin Davis is a Senior Partner and Karl Peterson is a Partner of TPG Capital, L.P. and each is an officer of Hamlet Holdings as defined in (4) above. TPG Capital, L.P. is an affiliate of (a) the Sponsor Entities as defined in (3) above which directly hold the existing non-voting common stock and (b) Hamlet Holdings. Each of Messrs. Davis and Peterson disclaim beneficial ownership of the Securities described in (4) above. The address of Messrs. Davis and Peterson is c/o TPG Capital, L.P., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(9)	The address of each of our named executive officers is c/o Caesars Entertainment Corporation, One Caesars Palace Drive, Las Vegas, Nevada 89109.
(10)	Includes common stock that may be acquired within 60 days pursuant to outstanding stock options: Mr. Halkyard, 87,110 shares; Mr. Jenkin, 117,155 shares; Mr. Loveman, 1,361,811 shares; Mr. Murphy, 55,529 shares; Mr. Payne, 84,108 shares; Mr. Swann, 3,602 shares; Mr. Williams, 4,803 shares; and 1,897,356 shares for all directors and executive officers as a group.

158

SELLING STOCKHOLDERS

The selling stockholders may from time to time offer and sell any or all of our shares set forth below pursuant to this prospectus. When we refer to “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in our shares other than through a public sale.

Certain selling stockholders may be deemed underwriters as defined in the Securities Act. Any profits realized by the selling stockholders may be deemed underwriting commissions.

The following table sets forth, as of the date of this prospectus, the name of the selling stockholders for whom we are registering shares for resale to the public, and the number of shares that each selling stockholder may offer pursuant to this prospectus. The shares offered by the selling stockholders were issued pursuant to exemptions from the registration requirements of the Securities Act. The selling stockholders represented to us that they were qualified institutional buyers or accredited investors and were acquiring our shares for investment and had no present intention of distributing the shares. We have agreed to file a registration statement covering the shares received by the selling stockholders. We have filed with the SEC, under the Securities Act, a Registration Statement on Form S-1 with respect to the resale of the shares from time to time by the selling stockholders, and this prospectus forms a part of that registration statement.

Based on information provided to us by the selling stockholders and as of the date the same was provided to us, assuming that the selling stockholders sell all the shares beneficially owned by them that have been registered by us and do not acquire any additional shares during the offering, the selling stockholders will not own any shares other than those appearing in the column entitled “Number of Shares Owned After the Offering.” We cannot advise as to whether the selling stockholders will in fact sell any or all of such shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth on the table below.

Selling Stockholder	Number of Shares That May Be Sold	Percentage of Shares Outstanding	Number of Shares Owned After the Offering
Paulson Investors(1)	30,243,126	9.0%	0

(1)

Includes all of the common stock held by funds and accounts managed by Paulson & Co. Inc., which include Paulson Credit Opportunities Master Ltd., Paulson Recovery Master Fund Ltd., Paulson Advantage Master Ltd. and Paulson Advantage Plus Master Ltd., after giving effect to the Private Placement and the Reclassification, assuming that the Paulson Investors tender $710.3 million of notes in the Private Placement. The address of Paulson & Co. Inc. is 1251 Avenue of the Americas, 50th Floor, New York, NY 10020.

159

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

Our Board has a written related party transaction policy and procedures which gives our Audit Committee the power to approve or disapprove potential related party transactions of our directors and executive officers, their immediate family members and entities where they hold a 5% or greater beneficial ownership interest. The Audit Committee is charged with reviewing all relevant facts and circumstances of a related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the person’s interest in the transaction.

The policy has pre-approved the following related party transactions:

•	Compensation to an executive officer or director that is reported in the company’s public filings and has been approved by the Human Resources Committee or our Board;

•

Transactions where the interest arises only from (a) the person’s position as a director on the related party’s board; (b) direct or indirect ownership of less than 5% of the related party or (c) the person’s position as a partner with the related party with less than 5% interest and not the general partner of the partnership; and

•	Transactions involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

Related Party Transaction is defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect interest.

The following discussion reflects our relationships and related party transactions entered into in connection with the Acquisition and does not reflect relationships prior to that time.

2009 Cash Tender Offer

On March 5, 2009, Hamlet Tender, LLC and Hamlet FW LLC, and/or one or more additional investment vehicles formed or to be formed by Apollo and TPG and certain other co-investors launched a $250 million cash tender offer for up to approximately $676 million aggregate principal amount of the 10% Second-Priority Senior Secured Notes due 2015 and 2018 of CEOC, Hamlet Tender, LLC and Hamlet FW LLC were formed and are controlled by affiliates of Apollo and TPG.

Hamlet Holdings Operating Agreement

All holders of Hamlet Holdings’ equity securities are parties to Hamlet Holdings’ limited liability company operating agreement. The operating agreement provides, among other things, for the various responsibilities of the members. The members include Leon Black, Joshua Harris and Marc Rowan, each of whom is affiliated with Apollo, or the Apollo Members, and David Bonderman, James Coulter and Jonathan Coslet, each of whom is affiliated with TPG (the “TPG Members” and, together with the Apollo Members, the “Members”). The Members have the full and exclusive right to manage Hamlet Holdings and the consent of at least one Apollo Member and one TPG Member is required for all decisions by or on behalf of Hamlet Holdings. The operating agreement also contains customary indemnification rights.

Stockholders’ Agreement

In connection with the Acquisition, Hamlet Holdings, the Sponsors and certain of their affiliates, the co-investors and certain of their affiliates entered into a stockholders’ agreement with us. The stockholders’

160

agreement contains, among other things, the agreement among the stockholders to restrict their ability to transfer our stock as well as rights of first refusal, tag-along rights and drag-along rights. Pursuant to the stockholders’ agreement, certain of the stockholders have, subject to certain exceptions, preemptive rights on our equity offerings. The stockholders’ agreement also provides the stockholders with certain rights with respect to the approval of certain matters and the designation of nominees to serve on our Board, as well as registration rights of our securities that they own including any securities purchased in this offering or the Private Placement.

Our Board was initially comprised of at least nine (9) directors, (i) four (4) of whom were designated by the Apollo Members and (ii) four (4) of whom were designated by the TPG Members, and (iii) one (1) of whom shall be the chairman. As ownership in us by either of the Sponsors decreases, the stockholders’ agreement provides for the reduction in the number of directors each of the Apollo Members or TPG Members can designate.

Pursuant to the stockholders’ agreement, approval of our Board and at least two directors (one designated by Apollo Members and one designated by TPG Members) are required for various transactions by us, including, among other things, our liquidation, dissolution, merger, sale of all or substantially all of our assets as well as the issuance of our securities in connection with certain acquisitions and joint ventures.

Management Investor Rights Agreement

In connection with the Acquisition, we entered into a Management Investor Rights Agreement with certain of our holders of securities, including certain members of our management. The agreement governs certain aspects of our relationship with its management securityholders. The agreement, among other things:

•	restricts the ability of management securityholders to transfer our shares of non-voting common stock, with certain exceptions, prior to a qualified public offering;

•	allows the Sponsors to require management securityholders to participate in sale transactions in which the Sponsors sell more than 40% of their shares of non-voting common stock;

•	allows management securityholders to participate in sale transactions in which the Sponsors sell shares of non-voting common stock, subject to certain exceptions;

•	allows management securityholders to participate in registered offerings in which the Sponsors sell their shares of non-voting common stock, subject to certain limitations;

•

allows management securityholders below the level of senior vice president to require us to repurchase shares of non-voting common stock in the event that a management securityholder below the level of senior vice president experiences an economic hardship prior to an initial public offering, subject to annual limits on the company’s repurchase obligations;

•	allows management securityholders to require us to repurchase shares of non-voting common stock upon termination of employment without cause or for good reason; and

•

allows us to repurchase, subject to applicable laws, all or any portion of our non-voting common stock held by management securityholders upon the termination of their employment with us or its subsidiaries, in certain circumstances.

The agreement will terminate upon the earliest to occur of the dissolution of Hamlet Holdings or the occurrence of any event that reduces the number of securityholders to one.

Services Agreement

Upon the completion of the Acquisition, the Sponsors and their affiliates entered into a services agreement with us relating to the provision of certain financial and strategic advisory services and consulting services. We paid the Sponsors a one time transaction fee of $200 million for structuring the Acquisition and will pay an annual fee for their management services and advice equal to the greater of $30 million and 1% of our earnings

161

before interest, taxes, depreciation and amortization. Also, under the services agreement, the Sponsors have the right to act, in return for additional fees based on a percentage of the gross transaction value, as our financial advisor or investment banker for any merger, acquisition, disposition, financing or the like if we decide we need to engage someone to fill such a role. We have agreed to indemnify the Sponsors and their affiliates and their directors, officers and representatives for losses relating to the services contemplated by the services agreement and the engagement of affiliates of the Sponsors pursuant to, and the performance by them of the services contemplated by, the services agreement.

Currently, the annual monitoring fee payable under the services agreement would terminate automatically upon this offering, and we would be required to pay to the Sponsors a lump-sum representing the remaining annual fees due to the Sponsors for the remainder of the services agreement term. If this lump-sum fee were due upon this offering, we would be required to pay an approximately $195 million termination fee to the Sponsors.

However, the Sponsors have agreed to amend the services agreement in connection with this offering. As amended, the termination fee will not be paid in connection with this offering and the annual monitoring fee payable under the services agreement will instead be amended to reduce our near-term cash obligations. We will also continue to benefit from the financial and strategic advisory consulting services of the Sponsors. Beginning in 2012, our annual obligation to pay the annual management fee will be reduced by 50% to the greater of (i) $15 million and (ii) 0.5% of our earnings before interest, taxes, depreciation and amortization (the “Post-IPO Annual Management Fee”). The 50% of the old annual management fee that will no longer be paid on an annual basis (the “Deferred Management Fee”), will be deferred until the earlier of (i) March 31, 2018 (the termination date of the services agreement) and (ii) the date the Sponsors’ aggregate ownership of our shares is reduced to less than 50% of the aggregate ownership of our shares that they will hold immediately after the consummation of this offering (the “Majority Date”). In the event that the Majority Date has occurred but our financing arrangements do not permit us to pay the Deferred Management Fee, the payment of the Deferred Management Fee will be deferred again until the earlier of (i) the termination date of the services agreement or (ii) the date our financing arrangements permit us to pay the Deferred Management Fee. If the Deferred Management Fee is paid upon the occurrence of a Majority Date, the Deferred Management Fee will include, in addition to any of the 50% of the annual management fee that was not paid on an annual basis, a lump-sum amount equal to the net present value of the remaining annual management fee or any other fees owed to the Sponsors pursuant to the services agreement from the date of payment of the Deferred Management Fee until the termination date of the services agreement. No interest will accrue on the Deferred Management Fee. The services agreement terminates on March 31, 2018 and no fees shall be payable thereafter.

Shared Services Agreement

CEOC entered into a shared services agreement with the CMBS Entities, pursuant to which CEOC will provide to the CMBS Entities certain corporate services. The services include but are not limited to: information technology services; website management services; operations and production services; vendor relationship management services; strategic sourcing services; real estate services; development services; construction services; finance and accounting services; procurement services; treasury and trust services; human resources services; marketing and public relations services; legal services; insurance services; corporate/executive services; payroll services; security and surveillance services; government relation services; communication services; consulting services; and data access services.

Pursuant to the agreement, CEOC granted the CMBS Entities the right to use certain software and other intellectual property rights granted or licensed to us and/or our direct or indirect subsidiaries. The agreement provides that the cost of the services described above will be allocated between CEOC and the CMBS Entities on the property-level basis that we have historically used to allocate such costs, and on a 70%/30% basis for those costs that have not previously been allocated to the various properties, or pursuant to such other methods as our Board determines in good faith to be an equitable allocation of such costs between us and the CMBS Entities. The agreement also memorializes certain short-term cash management arrangements and other operating efficiencies that reflect the way in which we have historically operated our business. Payments made to CEOC

162

under the shared services agreement are subordinated to the obligations of the CMBS Entities under the CMBS Financing. In addition, the agreement provides that certain insurance proceeds payable in respect of assets underlying the CMBS Financing and CEOC properties will be paid first to the CMBS Entities to the extent of amounts payable thereto. The agreement terminates in January 2014 and may be terminated by the parties at any time prior to January 2014.

Intellectual Property Assignment Agreement and License Agreement

One of our subsidiaries entered into intellectual property assignment agreements with certain of the CMBS Entities pursuant to which certain trademarks that are specific to a CMBS Entity that are owned or licensed by such subsidiary were transferred to such CMBS Entity. Accordingly, such subsidiary entered into license agreement with those CMBS Entities pursuant to which such subsidiary licenses those trademarks that are specific to the CMBS Entity. Such subsidiary also entered into license agreements with certain of the CMBS Entities pursuant to which the CMBS Entities license certain other trademarks that are owned or licensed by such subsidiary.

Investment and Exchange Agreement with Sponsor Investors

On June 3, 2010, in connection with the Private Placement, we entered into an investment and exchange agreement with HBC and the Sponsor Investors, or the Sponsor Investment and Exchange Agreement. Pursuant to the Sponsor Investment and Exchange Agreement, on June 24, 2010, the Sponsor Investors acquired approximately $303 million of the Notes from HBC for aggregate consideration of approximately $200 million. The Sponsor Investors also agreed in the Sponsor Investment and Exchange Agreement to exchange up to a total of $408 million of the Notes, including the Notes it purchased pursuant to the Sponsor Investment and Exchange Agreement, for approximately 5.7% of Caesars’ equity.

Director Independence

As of September 30, 2010, our Board was comprised of Jeffrey Benjamin, David Bonderman, Anthony Civale, Jonathan Coslet, Kelvin Davis, Gary Loveman, Karl Peterson, Eric Press, Marc Rowan, Lynn C. Swann and Christopher J. Williams. Though not formally considered by our Board given that our securities were not then registered or traded on any national securities exchange, based upon the listing standards of the New York Stock Exchange, the national securities exchange upon which our common stock was listed prior to the Acquisition, we do not believe that Messrs. Benjamin, Bonderman, Civale, Coslet, Davis, Loveman, Peterson, Press or Rowan would be considered independent because of their relationships with certain affiliates of the funds and other entities which hold 100% of our outstanding voting common stock, and other relationships with us.

One of our former directors, Stephen F. Bollenbach, was Co-Chairman and Chief Executive Officer of Hilton Hotels Corporation. Mr. Bollenbach resigned as a director effective January 28, 2008, in connection with the Acquisition.

163

DESCRIPTION OF INDEBTEDNESS

Credit Facility Agreement and Incremental Facility Amendment

Overview. In connection with the Acquisition, CEOC entered into the Credit Facilities. This financing is neither secured nor guaranteed by Caesars’ other direct, wholly owned subsidiaries, including the subsidiaries that own properties that are security for the CMBS Financing and certain of CEOC’s subsidiaries that are unrestricted subsidiaries. In late 2009, CEOC completed cash tender offers for certain of its outstanding debt, and in connection with these tender offers, CEOC borrowed $1,000.0 million of new term loans under its Credit Facilities pursuant to the Incremental Loans.

As of September 30, 2010, our senior secured Credit Facilities provided for senior secured financing of up to $8,442.6 million, consisting of (i) senior secured term loan facilities in an aggregate principal amount of up to $6,812.6 million, with $5,820.1 million maturing on January 28, 2015 and $992.5 million maturing on October 31, 2016, and (ii) a senior secured revolving credit facility in an aggregate principal amount of $1,630.0 million, maturing January 28, 2014, including both a letter of credit sub-facility and a swingline loan sub-facility. A total of $6,812.6 million face amount of borrowings were outstanding under the Credit Facilities as of September 30, 2010, with an additional $120.0 million committed to letters of credit that were issued under the Credit Facilities. After consideration of these borrowings and letters of credit, $1,510.0 million of additional borrowing capacity was available to us under the Credit Facilities as of September 30, 2010.

The Credit Facilities allow us to request one or more incremental term loan facilities and/or increase commitments under our revolving facility in an aggregate amount of up to $750.0 million, subject to certain conditions and receipt of commitments by existing or additional financial institutions or institutional lenders.

All borrowings under the senior secured revolving credit facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, and the requirement that such borrowing does not reduce the amount of obligations otherwise permitted to be secured under our new senior secured credit facilities without ratably securing the retained notes.

Proceeds from the term loan drawn on the closing date were used to refinance existing debt and pay expenses related to the Acquisition. Proceeds of the revolving loan draws, swingline and letters of credit will be used for working capital and general corporate purposes. Proceeds from the Incremental Loans were used to refinance or retire existing debt and to provide additional liquidity.

Interest and Fees. Borrowings under the Credit Facilities, other than borrowings under the Incremental Loans, bear interest at a rate equal to the then-current LIBOR rate or at a rate equal to the alternate base rate, in each case plus an applicable margin. The Incremental Loans bear interest at a rate equal to the greater of the then current LIBOR rate subject to a 2.00% floor or at a rate equal to the alternate base rate, in each case plus an applicable margin. In addition, on a quarterly basis, we are required to pay each lender (i) a commitment fee in respect of any unused commitments under the revolving credit facility and (ii) a letter of credit fee in respect of the aggregate face amount of outstanding letters of credit under the revolving credit facility. As of September 30, 2010, the Credit Facilities, other than borrowings under the Incremental Loans, bore interest at LIBOR plus 300 basis points for the term loans and a portion of the revolver loan, and at the alternate base rate plus 150 basis points for the swingline loan and at the alternate base rate plus 200 basis points for the remainder of the revolver loan, and bore a commitment fee for unborrowed amounts of 50 basis points.

Collateral and Guarantors. CEOC’s Credit Facilities are guaranteed by Caesars, and are secured by a pledge of CEOC’s capital stock, and by substantially all of the existing and future property and assets of CEOC and its material, wholly owned domestic subsidiaries other than certain unrestricted subsidiaries, including a pledge of the capital stock of CEOC’s material, wholly owned domestic subsidiaries and 65% of the capital stock

164

of the first-tier foreign subsidiaries, in each case subject to exceptions. The following casino properties have mortgages under the Credit Facilities.

Las Vegas	Atlantic City	Louisiana/Mississippi	Iowa/Missouri
Caesars Palace	Bally’s Atlantic City	Harrah’s New Orleans	Harrah’s St. Louis
Bally’s Las Vegas	Caesars Atlantic City	(Hotel only)	Harrah’s Council Bluffs
Imperial Palace	Showboat Atlantic City	Harrah’s Louisiana Downs	Horseshoe Council Bluffs/ Bluffs Run
Bill’s Gamblin’ Hall &		Horseshoe Bossier City
Saloon		Harrah’s Tunica
Horseshoe Tunica
Tunica Roadhouse Hotel & Casino

Illinois/Indiana	Other Nevada
Horseshoe Southern Indiana	Harrah’s Reno
Harrah’s Metropolis	Harrah’s Lake Tahoe
Horseshoe Hammond	Harveys Lake Tahoe

Additionally, certain undeveloped land in Las Vegas also is mortgaged.

Restrictive Covenants and Other Matters. The Credit Facilities require compliance on a quarterly basis with a maximum net senior secured first lien debt leverage test. In addition, the Credit Facilities include negative covenants, subject to certain exceptions, restricting or limiting CEOC’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional debt; (ii) create liens on certain assets; (iii) enter into sale and lease-back transactions (iv) make certain investments, loans and advances; (v) consolidate, merge, sell or otherwise dispose of all or any part of its assets or to purchase, lease or otherwise acquire all or any substantial part of assets of any other person; (vi) pay dividends or make distributions or make other restricted payments; (vii) enter into certain transactions with its affiliates; (viii) engage in any business other than the business activity conducted at the closing date of the loan or business activities incidental or related thereto; (ix) amend or modify the articles or certificate of incorporation, by-laws and certain agreements or make certain payments or modifications of indebtedness; and (x) designate or permit the designation of any indebtedness as “Designated Senior Debt”.

Caesars is not bound by any financial or negative covenants contained in CEOC’s credit agreement, other than with respect to the incurrence of liens on and the pledge of its stock of CEOC.

All borrowings under the senior secured revolving credit facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, and the requirement that such borrowing does not reduce the amount of obligations otherwise permitted to be secured under our new senior secured credit facilities without ratably securing the retained notes.

Certain covenants contained in CEOC’s credit agreement require the maintenance of a Senior Secured Leverage Ratio, which is the ratio of senior first priority secured debt to last twelve months’ adjusted EBITDA of CEOC, as calculated pursuant to the agreements, which differs from the calculation of LTM Adjusted EBITDA presented on page 16 of this prospectus. The June 3, 2009 amendment and waiver to our credit agreement excludes from the Senior Secured Leverage Ratio (a) the $1,375.0 million first lien notes issued June 15, 2009 and the $720.0 million first lien notes issued on September 11, 2009 and (b) up to $250.0 million aggregate principal amount of consolidated debt of subsidiaries that are not wholly owned subsidiaries. Certain covenants contained in the credit agreement governing the Credit Facilities and the indentures and other agreements governing CEOC’s second lien notes and first lien notes restrict our ability to take certain actions such as incurring additional debt or making acquisitions if we are unable to meet adjusted EBITDA to Fixed Charges, senior secured debt to last twelve months’ adjusted EBITDA and consolidated debt to last twelve months’ adjusted EBITDA ratios, in each case as calculated pursuant to the applicable agreements. The covenants that restrict additional indebtedness and the ability to make future acquisitions require a last twelve months’ adjusted

165

EBITDA to Fixed Charges ratio (measured on a trailing four-quarter basis) of 2.0:1.0. Failure to comply with these covenants can result in limiting our long-term growth prospects by hindering our ability to incur future indebtedness or grow through acquisitions.

We believe we are in compliance with CEOC’s credit agreement and indentures, including the Senior Secured Leverage Ratio, as of September 30, 2010. If CEOC’s last twelve months’ Adjusted EBITDA were to decline significantly from the level achieved at September 30, 2010, it could cause CEOC to exceed the Senior Secured Leverage Ratio and could be an Event of Default under CEOC’s credit agreement. However, we could implement certain actions in an effort to minimize the possibility of a breach of the Senior Secured Leverage Ratio, including reducing payroll and other operating costs, deferring or eliminating certain maintenance, delaying or deferring capital expenditures, or selling assets. In addition, under certain circumstances, our credit agreement allows us to apply the cash contributions received by CEOC as a capital contribution to cure covenant breaches. However, there is no guarantee that such contributions will be able to be secured.

Retained Notes

As of September 30, 2010, CEOC had an aggregate principal amount of $2,029.6 million face value of notes that remained outstanding upon the closing of the Acquisition, consisting of the following series:

•	$125.2 million aggregate principal amount of 5.375% Senior Notes due 2013;

•	$791.8 million aggregate principal amount of 5.625% Senior Notes due 2015;

•	$573.1 million aggregate principal amount of 6.5% Senior Notes due 2016;

•	$538.7 million aggregate principal amount of 5.75% Senior Notes due 2017; and

•	$0.8 million aggregate principal amount of debt securities not tendered in Tender Offers.

The $427.4 million, $324.5 million and $385.0 million of notes due in 2015, 2016 and 2017, respectively, that will be held by HBC following the consummation of the Private Placement are not deemed outstanding for purposes of Caesars.

These notes contain covenants that limit the amount of secured indebtedness we may incur and our ability to enter into sale/leaseback transactions. Caesars is a guarantor of these notes. Subject to the terms of the Credit Facilities and the indenture governing the notes, we may refinance these notes with debt that is guaranteed by our subsidiaries and/or secured by their and our assets.

First Lien Notes

CEOC currently has an aggregate principal amount of face value of $2,095.0 million Senior Secured Notes due 2017. These notes are CEOC’s senior obligations and rank equally and ratably with all of its existing and future senior indebtedness and senior to any of its subordinated indebtedness, and are secured by first-priority liens, subject to permitted liens, by the assets of the subsidiaries that have pledged their assets to secure the Credit Facilities. These notes are guaranteed by Caesars.

Second Lien Notes

CEOC currently has 10.0% Second-Priority Senior Secured Notes with a face value of $214.8 million due 2015, 10.0% Second-Priority Senior Secured Notes with a face value of $847.6 million due 2018, 10.0% Second-Priority Senior Secured Notes with a face value of $3,705.5 million due 2018 and 12.75% Second-Priority Senior Secured Notes with a face value of $750.0 million due 2018. These notes are secured by a second priority security interest in substantially all of CEOC’s and its subsidiaries’ property and assets that secure the Credit Facilities. These liens are junior in priority to the liens on substantially the same collateral securing the Credit Facilities. The notes are guaranteed by Caesars.

166

Guaranteed Senior Notes

In connection with the Acquisition, CEOC issued unsecured senior indebtedness that was guaranteed by the subsidiaries that have pledged their assets to secure the Credit Facilities. Of this guaranteed senior indebtedness, $489.1 million remains outstanding, consisting of $478.6 million of 10.75% Senior Notes due 2016 and $10.5 million of 10.75%/11.5% Senior Toggle Notes due 2018. These notes do not contain operating covenants.

CMBS Financing

In connection with the Acquisition, six of our properties, or the CMBS properties, and their related assets were spun out of CEOC. The CMBS properties borrowed $6,500.0 million of CMBS Financing and the CMBS Financing is secured by the assets of the CMBS properties and certain aspects of the financing are guaranteed by Caesars. During the 2009 fourth quarter, we entered into and completed purchase and sale agreements with certain lenders to acquire mezzanine loans (together with the CMBS mortgage loan, the CMBS Loans under our CMBS Financing. In the fourth quarter of 2009, Caesars purchased $948.8 million face value of our outstanding CMBS Loans for $237.2 million. Pursuant to the CMBS Amendment, we have agreed to pay lenders selling CMBS Loans during the fourth quarter of 2009 an additional $48.0 million for their loans previously sold. In connection with the amendment, we purchased $170.3 million face value of the CMBS Loans, which left a balance of $5,380.9 million outstanding on the CMBS Loans. This balance will be reduced to $5,189.6 million by December 31, 2010 as a result of additional purchases of certain CMBS Loans by us for an additional payment by us of $95.6 million, as required pursuant to the terms of the CMBS Amendment.

On August 31, 2010, Caesars’ subsidiaries that are borrowers and the lenders under our CMBS Financing amended the terms of the CMBS Financing to, among other things, (i) provide our subsidiaries that are borrowers under the CMBS Loans the right to extend the maturity of the CMBS Loans, subject to certain conditions, by up to two years until February 2015, (ii) amend certain terms of the CMBS Loans with respect to reserve requirements, collateral rights, property release prices and the payment of management fees, (iii) provide for ongoing mandatory offers to repurchase CMBS Loans using excess cash flow from the CMBS Entities at discounted prices of thirty to fifty cents per dollar, (iv) provide for the amortization of the mortgage loan in certain minimum amounts upon the occurrence of certain conditions and (v) provide for certain limitations with respect to the amount of excess cash flow from the CMBS entities that may be distributed to us. Any CMBS Loan purchased pursuant to the CMBS Amendment will be cancelled.

Other Indebtedness

As of September 30, 2010, we had other indebtedness in the aggregate principal amount of $849.4 million as described below.

•	$551.4 million of debt borrowed by PHW Las Vegas under a senior secured term loan;

•	$212.8 million of debt borrowed by a subsidiary of CEOC (Chester Downs) under a senior secured term loan;

•	$67.1 million of principal obligations to fund Clark County, Nevada, Special Improvement District bonds;

•	$10.5 million aggregate principal amount of unsecured Uruguay bonds due 2010, issued by Baluma, S.A., a Uruguay corporation; and

•	$7.6 million of miscellaneous other indebtedness.

167

DESCRIPTION OF CAPITAL STOCK

Upon completion of the Reclassification and the IPO, our authorized capital stock will consist of 1,250,000,000 shares of common stock, par value $0.01 per share, and 125,000,000 shares of preferred stock, par value $0.01 per share, the rights and preferences of which may be designated by the board of directors.

All of our existing stock is, and the shares of common stock being offered by us in this offering will be, upon payment therefor, validly issued, fully paid and nonassessable. As of July 31, 2010, there was one holder of our voting common stock and 159 holders of our non-voting common stock. The discussion below describes the most important terms of our capital stock, certificate of incorporation and bylaws as will be in effect upon completion of the Reclassification. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description refer to our certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Common Stock

Voting Rights. The holders of Caesars new common stock will be entitled to one vote per share on all matters submitted for action by the stockholders.

Dividend Rights. Subject to any preferential rights of any then outstanding preferred stock, all shares of Caesars common stock will be entitled to share equally in any dividends Caesars’ board of directors may declare from legally available sources.

Liquidation Rights. Upon liquidation or dissolution of Caesars, whether voluntary or involuntary, after payment in full of the amounts required to be paid to holders of any then outstanding preferred stock, all shares of Caesars common stock will be entitled to share equally in the assets available for distribution to stockholders after payment of all of Caesars’ prior obligations.

Other Matters. The holders of Caesars new common stock will have no preemptive or conversion rights, and Caesars’ common stock will not be subject to further calls or assessments by Caesars. There are no redemption or sinking fund provisions applicable to the common stock except those described below under “—Certain Redemption Provisions.” Except as described below under “—Certain Anti-Takeover, Limited Liability and Indemnification Provisions,” a majority vote of common stockholders is generally required to take action under our certificate of incorporation and bylaws. The rights, preferences and privileges of holders of our common stock are subject to the terms of any series of preferred stock that may be issued in the future.

Preferred Stock

Our board of directors, without further stockholder approval, will be able to issue, from time to time, up to an aggregate of 125,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices or prices, liquidation preferences and the number of shares constituting any series or designations of such series. Notwithstanding the foregoing, the rights of each holder of preferred stock will be subject at all times to compliance with all gaming and other statutes, laws, rules and regulations applicable to us or such holder at that time. Upon closing of this offering, there will be no shares of preferred stock outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us might harm the market price of our common stock. See “—Certain Anti-Takeover, Limited Liability and Indemnification Provisions.”

168

Certain Redemption Provisions

Caesars’ certificate of incorporation will contain provisions establishing the right to redeem the securities of disqualified holders if necessary to avoid any regulatory sanctions, to prevent the loss or to secure the reinstatement of any license or franchise, or if such holder is determined by any gaming regulatory agency to be unsuitable, has an application for a license or permit denied or rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed. The certificate of incorporation will also contain provisions defining the redemption price and the rights of a disqualified security holder.

Registration Rights

The Sponsors each have demand registration rights with respect to the Caesars stock they currently own and both Sponsors and the co-investors can participate in any demand registration initiated by either Sponsor. To the extent the number of securities offered in any such offering has to be limited based upon the opinion of the underwriter or underwriters of such offering, the securities to be offered shall include (i) first, securities to be allocated pro rata among the Sponsors and their co-investors and (ii) second, only if all the securities referred to in clause (i) have been included, securities that Caesars proposes to include in such demand registration.

The Sponsors and their co-investors also have piggyback registration rights for any other offering not covered by a demand registration, provided that the co-investors can only participate if a Sponsor is participating in such offering as a selling stockholder. To the extent the number of securities offered in any such offering has to be limited based upon the opinion of the underwriter or underwriters of such offering, the securities to be offered shall include (i) first, all of the securities proposed to be sold in such offering by Caesars or any person exercising a contractual right to a demand registration, (ii) second, only if all the securities referred to in clause (i) have been included, securities to be allocated pro rata among the Sponsors and their co-investors, and (iii) third, only if all of the securities referred to in clause (ii) have been included, any other securities eligible for inclusion in such registration.

Caesars’ management stockholders also have piggyback registration rights in connection with any registered offering of Caesars stock. To the extent the number of securities offered in any such offering has to be limited based upon the opinion of the underwriter or underwriters of such offering, the securities to be offered shall include (i) first, all of the securities proposed to be sold in such offering by Caesars or any person exercising a contractual right to a demand registration, (ii) second, only if all the securities referred to in clause (i) have been included, securities to be allocated pro rata among the Sponsors and their co-investors, and (iii) third, only if all of the securities referred to in clause (ii) have been included, the securities held by management together with any other securities eligible for inclusion in such registration.

Following the consummation of the Private Placement, the Paulson Investors will have a demand registration right with respect to the shares of common stock the Paulson Investors receive in the Private Placement, provided that Caesars common stock has not been listed on the New York Stock Exchange or Nasdaq Stock Market, or a Qualified IPO, and Caesars will agree to use its reasonable best efforts to ensure that a Qualified IPO is achieved in connection with any registration statement filed pursuant to such demand registration right. Additionally, the Paulson Investors will have piggyback registration rights with respect to any registration statement filed by Caesars with respect to any offering of its common stock on its own behalf, including any Qualified IPO, or on behalf of third parties, in each case subject to the registration rights of other holders discussed above and subject to the expiration of their lock-up agreement.

Certain Anti-Takeover, Limited Liability and Indemnification Provisions

We are governed by the Delaware General Corporation Law. Caesars’ certificate of incorporation and bylaws will contain provisions that could make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise, or to remove or place our current management.

169

Requirements for Advance Notification of Stockholder Nominations and Proposals. Caesars’ bylaws will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or one of its committees.

Delaware Anti-Takeover Law. Caesars will be a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Under Section 203, certain “business combinations” between a Delaware corporation whose stock generally is publicly traded and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

•	the corporation has elected in its certificate of incorporation not to be governed by Section 203, which we have elected;

•

the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before such stockholder became an interested stockholder;

•

upon consummation of the transaction that made such stockholder an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

•	the business combination is approved by the board of directors of the corporation and authorized at a meeting by two-thirds of the voting stock which the interested stockholder did not own.

The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions which increase an interested stockholder’s percentage ownership of stock. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock, together with the affiliates or associates of that stockholder.

Classified Board and Cumulative Voting. Caesars’ certificate of incorporation and bylaws will provide for a classified board of directors, pursuant to which the board of directors will be divided into three classes whose members will serve three-year staggered terms. Caesar’s certificate of incorporation will also prohibit cumulative voting by stockholders in connection with the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates.

Removal of Directors. Caesars’ certificate of incorporation and bylaws will provide that a director may be removed from office at any time, but only for cause and only by affirmative vote of at least two-thirds of the shares entitled to vote generally in the election of directors.

Number of Directors and Vacancies. Caesars’ bylaws will permit the number of directors to be fixed only by an affirmative vote of at least two-thirds of the members of the board, and any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may only be filled by vote of a majority of our directors then in office, whether such vacancy occurs as a result of an increase in the number of directors or otherwise.

“Blank Check” Preferred Stock. Caesars’ certificate of incorporation will authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares or establish a stockholders rights plan making a takeover more difficult and expensive.

170

Amendments to Certificate of Incorporation and Bylaws. Caesars’ certification of incorporation will provide that any amendment to its bylaws will require the affirmative vote of two-thirds of the shares entitled to vote on any matter or the board of directors. Our certificate of incorporation will also provide that any amendment to the certificate of incorporation relating to stockholder meetings, amendments to our bylaws or certificate of incorporation and the election or classification of our board of directors will require the affirmative vote of two-thirds of the shares entitled to vote on any matter.

Special Meetings of Stockholders. Caesars’ bylaws will provide that, except as otherwise required by law, special meetings of stockholders can only be called by our board of directors.

Actions by Written Consent. Caesars’ bylaws will prohibit stockholders to act by written consent if less than 50.1% of our outstanding common stock is owned by the Sponsors.

Limitation of Officer and Director Liability and Indemnification Arrangements. Caesars’ certificate of incorporation limits the liability of our officers and directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

This charter provision has no effect on any non-monetary remedies that may be available to Caesars or its stockholders, nor does it relieve Caesars or its officers or directors from compliance with federal or state securities laws. The certificate also generally provides that Caesars shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding by reason of the fact that he is or was a director or officer of Caesars, or is or was serving at our request as a director, officer, employee or agent of another entity, against expenses incurred by him in connection with such proceeding. An officer or director shall not be entitled to indemnification by Caesars if:

•	the officer or director did not act in good faith and in a manner reasonably believed to be in, or not opposed to, Caesars’ best interests; or

•	with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe his conduct was unlawful.

These charter and bylaw provisions and provisions of Delaware law may have the effect of delaying, deterring or preventing a change of control of Caesars.

Amendments to Certificate of Incorporation or Bylaws

Caesars’ certification of incorporation will provide that any amendment to its bylaws will require the affirmative vote of two-thirds of the shares entitled to vote on any matter. Our certificate of incorporation will also provide that any amendment to the certificate of incorporation relating to stockholder meetings, amendments to our bylaws or certificate of incorporation and the election or classification of our board of directors will require the affirmative vote of two-thirds of the shares entitled to vote on any matter.

171

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Mellon Investor Services, LLC.

Listing

We have applied to have our shares of common stock listed on the Nasdaq Global Select Market under the symbol “CZR.” The listing is subject to approval of our application.

172

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering and the IPO, there has been no public market for our common stock, and no predictions can be made about the effect, if any, that market sales of shares of our common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, the actual sale of, or the perceived potential for the sale of, our common stock in the public market may have an adverse effect on the market price for the common stock and could impair our ability to raise capital through future sales of our securities. See “Risk Factors—Risks Related to this Offering—Future sales or the possibility of future sales of a substantial amount of our common stock may depress the price of shares of our common stock.”

Sale of Restricted Shares

After the Reclassification, Private Placement and IPO, we will have 336,645,160 shares of our common stock outstanding (or 341,332,660 shares if the underwriters’ option to purchase additional shares in the IPO is exercised in full), all of which will be voting common stock, excluding shares reserved at November 1, 2010 for issuance upon exercise of options that have been granted under our stock option plans (2,724,188 of which were exercisable at such date). Of these shares, the 61,493,126 shares of our common stock to be sold in this offering and in the IPO (or 66,180,626 shares if the underwriters’ option to purchase additional shares in the IPO is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares which may be acquired by any of our “affiliates” as that term is defined in Rule 144 under the Securities Act, which will be subject to the resale limitations of Rule 144. The remaining 275,152,034 shares of our common stock outstanding will be restricted securities, as that term is defined in Rule 144, and may in the future be sold without restriction under the Securities Act to the extent permitted by Rule 144 or any applicable exemption under the Securities Act, subject to any lock-up arrangements described herein.

Stock Option Plan

Following the completion of the IPO, we intend to file a registration statement on Form S-8 under the Securities Act with the SEC to register 18,283,768 shares of our common stock issued under our Management Equity Incentive Plan and 22,113,652 shares of our common stock reserved for issuance under our 2010 Performance Incentive Plan. As of the date of this prospectus, we have granted options to purchase 18,283,768 shares of our common stock under our Management Equity Incentive Plan, of which 2,724,188 shares are vested and exercisable. Subject to the expiration of any lock-up restrictions as described below and following the completion of any vesting periods, shares of our common stock issuable upon the exercise of options granted or to be granted under our plan will be freely tradable without restriction under the Securities Act, unless such shares are held by any of our affiliates.

Rule 144

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through the New York Stock Exchange during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

173

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, any of our employees, consultants or advisors who purchases shares of our common stock from us in connection with a compensatory stock or option plan or other written agreement is eligible to resell those shares 90 days after the effective date of the offering in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Lock-Up Agreements

In connection with the IPO, we, our executive officers and directors and certain holders (including the Sponsors) of our outstanding common stock and options to purchase our common stock have agreed, subject to certain exceptions, not to sell, dispose of or hedge any of our common stock, during the period ending 180 days after the date of the IPO prospectus, except with the prior written consent of Citigroup Global Markets Inc.

The restricted period described in the preceding paragraph will be automatically extended if:

•	during the last 17 days of the applicable lock-up period we issue an earnings release or announce material news or a material event; or

•	prior to the expiration of the applicable lock-up period, we announce that we will release earnings results during the 16-day period following the last day of the applicable lock-up period,

in which case the restrictions described in this paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event. See “Underwriting.”

174

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax considerations with respect to the ownership and disposition of our common stock applicable to non-U.S. holders. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect.

For the purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock other than:

•	a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

It is assumed for purposes of this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to non-U.S. holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, holders who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships for U.S. federal income tax purposes, holders liable for the alternative minimum tax, controlled foreign corporation, passive foreign investment companies, certain former citizens or former long-term residents of the United States, and holders who hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of U.S. state, local or non-U.S. taxes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of our common stock should consult their own tax advisors.

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Dividends

Although we do not anticipate that we will pay any dividends on our common stock, to the extent dividends are paid to non-U.S. holders, such distributions will be subject to U.S. federal income tax withholding at a rate of

175

30% (or lower rate provided by an applicable income tax treaty). To obtain a reduced rate of withholding under an applicable income tax treaty, a non-U.S. holder generally will be required to provide us or our paying agent with a properly completed IRS Form W-8BEN certifying the non-U.S. holder’s entitlement to benefits under that treaty. In certain cases, additional requirements may need to be satisfied to avoid the imposition of U.S. withholding tax. See “—Recently Enacted Federal Tax Legislation” below for further details.

If the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment maintained by such non-U.S. holder), withholding should not apply, so long as the appropriate certifications are made by such non-U.S. holder. See “—Effectively Connected Income” below for additional information on the U.S. federal income tax considerations applicable with respect to such effectively connected dividends.

Gain on Disposition of our Common Stock

Subject to the discussion below under “—Backup Withholding and Information Reporting” and “—Recently Enacted Federal Tax Legislation,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the conduct, by such non-U.S. holder, of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a non- U.S. holder’s U.S. permanent establishment), in which case the gain will be subject to tax in the manner described below under “—Effectively Connected Income”;

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met (in which case the gain (reduced by any U.S.-source capital losses) will be subject to 30% tax); or

•

we are, or have been, a “United States real property holding corporation” for U.S. federal income tax purposes, at any time during the shorter of the five-year period preceding such disposition and the non-U.S. holder’s holding period in our common stock; provided, that so long as our common stock is regularly traded on an established securities market, generally a non-U.S. holder would be subject to taxation with respect to a taxable disposition of our common stock, only if at any time during that five-year or shorter period it owned more than 5% directly or by attribution, of that class of common stock.

It is unclear whether we are, or will be, a U.S. real property holding corporation during the relevant period described in the third bullet point above. Under U.S. federal income tax laws, we will be a United States real property holding corporation if at least 50% of the fair market value of our assets has consisted of “United States real property interests.” If we were treated as a U.S. real property holding corporation during the relevant period described in the third bullet point above, any taxable gains recognized by a non-U.S. holder on the sale or other taxable disposition of our common stock would be subject to tax as if the gain were effectively connected with the conduct of the non-U.S. holder’s trade or business in the United States. See “—Effectively Connected Income.” In addition, the transferee of our common stock would generally be required to withhold tax, under U.S. federal income tax laws, in an amount equal to 10% of the amount realized by the non-U.S. holder on the sale or other taxable disposition of our common stock. The rules regarding U.S. real property interests are complex, and non-U.S. holders are urged to consult with their own tax advisors on the application of these rules based on their particular circumstances.

Effectively Connected Income

If a dividend received on our common stock, or a sale or other taxable disposition of our common stock, is treated as effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States, such non-U.S. holder will generally be exempt from withholding tax on any such dividend and any gain realized on

176

such a disposition, provided such non-U.S. holder complies with certain certification requirements (generally on IRS Form W-8ECI). Instead such non-U.S. holder will generally be subject to U.S. federal income tax on a net income basis on any such gains or dividends in the same manner as if such holder were a U.S. person (as defined in the Code). In addition, a non-U.S. holder that is a foreign corporation may be subject to a branch profits tax at a rate of 30% (or lower rate provided by an applicable income tax treaty) on such holder’s earnings and profits for the taxable year that are effectively connected with such holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to such holder’s U.S. permanent establishment), subject to adjustments.

Information Reporting and Backup Withholding

Generally, we must report to our non-U.S. holders and the IRS the amount of dividends paid during each calendar year, if any, and the amount of any tax withheld. These information reporting requirements apply even if no withholding is required (e.g., because the distributions are effectively connected with the non-U.S. holder’s conduct of a United States trade or business, or withholding is eliminated by an applicable income tax treaty). This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

Backup withholding, however, generally will not apply to distributions to a non-U.S. holder of shares of our common stock provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the non-U.S. holder is a U.S. person (as defined in the Code) that is not an exempt recipient.

Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied by the non-U.S. holder to the IRS.

Recently Enacted Federal Tax Legislation

On March 18, 2010, President Obama signed the “Hiring Incentives to Restore Employment (HIRE) Act”, or the HIRE Act, which includes a revised version of a bill known as the “Foreign Account Tax Compliance Act of 2009” or “FATCA.” Under FATCA, foreign financial institutions (which include most hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles regardless of their size) must comply with new information reporting rules with respect to their U.S. account holders and investors or confront a new withholding tax on U.S. source payments made to them. More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a new 30% withholding tax with respect to any “withholdable payments” made after December 31, 2012. For this purpose, withholdable payments are U.S.-source payments otherwise subject to nonresident withholding tax and also include the entire gross proceeds from the sale of any equity or debt instruments of U.S. issuers. The new FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain treated as foreign source income under the Code). Treasury is authorized to provide rules for implementing the FATCA withholding regime and coordinating the FATCA withholding regime with the existing nonresident withholding tax rules.

FATCA withholding will not apply to withholdable payments made directly to foreign governments, international organizations, foreign central banks of issue and individuals, and Treasury is authorized to provide additional exceptions.

As noted above, the new FATCA withholding and information reporting requirements generally will apply to withholdable payments made after December 31, 2012. Non-U.S. holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

177

In addition, on March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act. The Reconciliation Act will require certain individuals, estates and trusts to pay a 3.8% Medicare surtax on “net investment income” including, among other things, interest, dividends, royalties, rents, gross income from a trade or business involving passive activities, and net gain from disposition of property (other than property held in a trade or business). This surtax will apply for taxable years beginning after December 31, 2012 and may apply in respect of our common stock. Non-U.S. holders are urged to consult with their own tax advisors regarding the effect, if any, of the Reconciliation Act on their ownership and disposition of our common stock.

178

PLAN OF DISTRIBUTION

We are registering the shares covered by this prospectus to permit the selling stockholders to conduct public secondary trading of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the shares offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. Each selling stockholder reserves the right to accept and, together with their respective agents, to reject, any proposed purchases of shares to be made directly or through agents.

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling the shares offered by this prospectus:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Broker dealers engaged by the selling stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares by the selling stockholders.

We intend to apply to list the shares on a national securities exchange under the symbol. However, we can give no assurances as to the development of liquidity or trading market for the shares.

Any shares covered by this prospectus that qualify for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The shares covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

179

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by O’Melveny & Myers LLP, New York, New York.

EXPERTS

The consolidated financial statements as of December 31, 2009 (Successor Company) and December 31, 2008 (Successor Company), and for the year ended December 31, 2009 (Successor Company), the period January 28, 2008 through December 31, 2008 (Successor Company), the period January 1, 2008 through January 27, 2008 (Predecessor Company), and the year ended December 31, 2007 (Predecessor Company), included in this prospectus, and the related consolidated financial statement schedule included elsewhere in the Registration Statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement. Such consolidated financial statements and consolidated financial statement schedule have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to file annual and quarterly reports and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Our reports and other information that we have filed, or may in the future file, with the SEC are not incorporated by reference into and do not constitute part of this prospectus.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, referred to as the Securities Act, with respect to the shares of our common stock offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our common stock, you should refer to the registration statement. This prospectus summarizes provisions that we consider material of certain contracts and other documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

180

HARRAH’S ENTERTAINMENT, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Reports of Independent Registered Public Accounting Firm	F-2
Audited Consolidated Financial Statements
Consolidated Balance Sheets as of December 31, 2009 and 2008	F-4

Consolidated Statements of Operations for the year ended December 31, 2009, the periods from January 1, 2008 through January 27, 2008, from January 28, 2008 through December 31, 2008, and for the year ended December 31, 2007

F-5
Consolidated Statements of Stockholders’ Equity/(Deficit) and Comprehensive Income/(Loss)	F-6

Consolidated Statements of Cash Flows for the year ended December 31, 2009, the periods from January 1, 2008 and through January 27, 2008, and from January 28, 2008 through December 31, 2008, and for the year ended December 31, 2007

F-9
Notes to Consolidated Financial Statements	F-10
Consolidated Valuation and Qualifying Accounts	F-66
Unaudited Consolidated Condensed Financial Statements
Consolidated Condensed Balance Sheet as of September 30, 2010 and December 31, 2009	F-68
Consolidated Condensed Statements of Operations for the quarters and nine months ended September 30, 2010 and 2009	F-69
Consolidated Condensed Statements of Cash Flows for the nine months ended September 30, 2010 and 2009	F-70
Consolidated Condensed Statements of Stockholders’ Equity/(Deficit) and Comprehensive Income as of and for the nine month period ended September 30, 2010	F-71
Notes to Consolidated Condensed Financial Statements	F-72

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Harrah’s Entertainment, Inc.

Las Vegas, Nevada

We have audited the accompanying consolidated balance sheets of Harrah’s Entertainment, Inc. and subsidiaries (the “Company”) as of December 31, 2009 (Successor Company) and December 31, 2008 (Successor Company), and the related consolidated statements of operations, stockholders’ (deficit)/equity and comprehensive (loss)/income, and cash flows for the year ended December 31, 2009 (Successor Company), the period January 28, 2008 through December 31, 2008 (Successor Company), the period January 1, 2008 through January 27, 2008 (Predecessor Company), and the year ended December 31, 2007 (Predecessor Company). Our audits also included the consolidated financial statement schedule listed at Item 16(b). These consolidated financial statements and consolidated financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statements and consolidated financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Harrah’s Entertainment, Inc. and subsidiaries as of December 31, 2009 (Successor Company) and December 31, 2008 (Successor Company), and the results of their operations and their cash flows for the year ended December 31, 2009 (Successor Company), the period January 28, 2008 through December 31, 2008 (Successor Company), the period January 1, 2008 through January 27, 2008 (Predecessor Company), and the year ended December 31, 2007 (Predecessor Company), in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2009, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated March 9, 2010 expressed an unqualified opinion on the Company’s internal control over financial reporting.

As discussed in Note 24 to the consolidated financial statements, the accompanying consolidated financial statements have been retrospectively updated to disclose earnings per share information for all periods presented pursuant to Accounting Standards Codification 260, Earnings per Share.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

March 9, 2010

(November 5, 2010 as to

earnings per share information

discussed in Note 24)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Harrah’s Entertainment, Inc.

Las Vegas, Nevada

We have audited the internal control over financial reporting of Harrah’s Entertainment, Inc. and subsidiaries (the “Company”) as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Annual Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements and consolidated financial statement schedule as of and for the year ended December 31, 2009. Our report dated March 9, 2010 (November 5, 2010 as to the earnings per share information discussed in Note 24 to the consolidated financial statements) expressed an unqualified opinion on those consolidated financial statements and consolidated financial statement schedule.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

March 9, 2010

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

	December 31, 2009	December 31, 2008
Assets
Current assets
Cash and cash equivalents	$918.1	$650.5
Receivables, less allowance for doubtful accounts of $207.1 and $201.4	323.5	394.0
Deferred income taxes	148.2	157.6
Prepayments and other	156.4	199.4
Inventories	52.7	62.7

Total current assets	1,598.9	1,464.2

Land, buildings, riverboats and equipment
Land and land improvements	7,291.9	7,310.8
Buildings, riverboats and improvements	8,896.2	8,860.8
Furniture, fixtures and equipment	2,029.1	1,888.1
Construction in progress	988.8	821.7

	19,206.0	18,881.4
Less: accumulated depreciation	(1,281.2)	(614.3)

	17,924.8	18,267.1
Assets held for sale	16.7	49.3
Goodwill	3,456.9	4,902.2
Intangible assets other than goodwill	4,951.3	5,307.9
Investments in and advances to non-consolidated affiliates	94.0	30.4
Deferred charges and other	936.6	1,027.5

	$28,979.2	$31,048.6

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$260.8	$382.3
Interest payable	195.6	417.7
Accrued expenses	1,074.8	1,115.0
Current portion of long-term debt	74.3	85.6

Total current liabilities	1,605.5	2,000.6
Long-term debt	18,868.8	23,123.3
Deferred credits and other	872.5	669.1
Deferred income taxes	5,856.9	4,327.0

	27,203.7	30,120.0

Preferred stock; $0.01 par value; 40,000,000 shares authorized, 19,893,515 and 19,912,447 shares issued and outstanding (net of 42,020 and 23,088 shares held in treasury) as of December 31, 2009 and 2008, respectively	2,642.5	2,289.4

Stockholders’ deficit
Common stock, non-voting and voting; $0.01 par value; 80,000,020 shares authorized; 40,672,302 and 40,711,008 shares issued and outstanding (net of 85,907 and 47,201 shares held in treasury) as of December 31, 2009 and 2008, respectively	0.4	0.4
Additional paid-in capital	3,480.0	3,825.1
Accumulated deficit	(4,269.3)	(5,096.3)
Accumulated other comprehensive loss	(134.0)	(139.6)

Total Harrah’s Entertainment, Inc. Stockholders’ deficit	(922.9)	(1,410.4)
Non-controlling interests	55.9	49.6

Total stockholders’ deficit	(867.0)	(1,360.8)

	$28,979.2	$31,048.6

The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated statements.

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

	Successor		Predecessor
	Year Ended Dec. 31, 2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Year Ended Dec. 31, 2007
Revenues
Casino	$7,124.3	$7,476.9	$614.6	$8,831.0
Food and beverage	1,479.3	1,530.2	118.4	1,698.8
Rooms	1,068.9	1,174.5	96.4	1,353.6
Management fees	56.6	59.1	5.0	81.5
Other	592.4	624.8	42.7	695.9
Less: casino promotional allowances	(1,414.1)	(1,498.6)	(117.0)	(1,835.6)

Net revenues	8,907.4	9,366.9	760.1	10,825.2

Operating expenses
Direct
Casino	3,925.5	4,102.8	340.6	4,595.2
Food and beverage	596.0	639.5	50.5	716.5
Rooms	213.5	236.7	19.6	266.3
Property, general, administrative and other	2,018.8	2,143.0	178.2	2,421.7
Depreciation and amortization	683.9	626.9	63.5	817.2
Project opening costs	3.6	28.9	0.7	25.5
Write-downs, reserves and recoveries	107.9	16.2	4.7	(59.9)
Impairment of goodwill and other non-amortizing intangible assets	1,638.0	5,489.6	—	169.6
Loss/(income) on interests in non-consolidated affiliates	2.2	2.1	(0.5)	(3.9)
Corporate expense	150.7	131.8	8.5	138.1
Acquisition and integration costs	0.3	24.0	125.6	13.4
Amortization of intangible assets	174.8	162.9	5.5	73.5

Total operating expenses	9,515.2	13,604.4	796.9	9,173.2

(Loss)/income from operations	(607.8)	(4,237.5)	(36.8)	1,652.0
Interest expense, net of capitalized interest	(1,892.5)	(2,074.9)	(89.7)	(800.8)
Gains/(losses) on early extinguishments of debt	4,965.5	742.1	—	(2.0)
Other income, including interest income	33.0	35.2	1.1	43.3

Income/(loss) from continuing operations before income taxes	2,498.2	(5,535.1)	(125.4)	892.5
(Provision)/benefit for income tax	(1,651.8)	360.4	26.0	(350.1)

Income/(loss) from continuing operations, net of tax	846.4	(5,174.7)	(99.4)	542.4

Discontinued operations
Income from discontinued operations	—	141.5	0.1	145.4
Provision for income taxes	—	(51.1)	—	(53.2)

Income from discontinued operations, net	—	90.4	0.1	92.2

Net income/(loss)	846.4	(5,084.3)	(99.3)	634.6
Less: net income attributable to non-controlling interests	(18.8)	(12.0)	(1.6)	(15.2)

Net income/(loss) attributable to Harrah’s Entertainment, Inc.	827.6	(5,096.3)	(100.9)	619.4
Preferred stock dividends	(354.8)	(297.8)	—	—

Net income/(loss) attributable to common stockholders	$472.8	$(5,394.1)	$(100.9)	$619.4

Earnings per share—basic
Income/(loss) from continuing operations	$11.62	$(134.59)	$(0.54)	$2.83
Discontinued operations, net	—	2.22	—	0.50

Net income/(loss)	$11.62	$(132.37)	$(0.54)	$3.33

Earnings per share—diluted
Income/(loss) from continuing operations	$6.88	$(134.59)	$(0.54)	$2.77
Discontinued operations, net	—	2.22	—	0.48

Net income/(loss)	$6.88	$(132.37)	$(0.54)	$3.25

Dividends declared per common share	$—	$—	$—	$1.60

Basic weighted-average common shares outstanding	40,684,515	40,749,898	188,122,643	186,274,374

Diluted weighted-average common shares outstanding	120,225,295	40,749,898	188,122,643	190,557,097

The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated statements.

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT)/EQUITY AND COMPREHENSIVE (LOSS)/INCOME

(In millions)

	Common Stock		Additional Paid-in- Capital	Retained Earnings/ (Accumulated Deficit)	Accumulated Other Comprehensive Income/(Loss)	Non-controlling Interests	Total	Comprehensive Income/(Loss)
	Shares Outstanding	Amount
Balance at January 1, 2007, Predecessor	186.1	$18.6	$5,148.2	$907.1	$(2.8)	$52.4	$6,123.5
Net income				619.4		15.2	634.6	$634.6
Pension adjustment related to London Clubs International, net of tax benefit of $0.8					(1.8)		(1.8)	(1.8)
Reclassification of loss on derivative instrument from other comprehensive income to net income, net of tax provision of $0.3					0.6		0.6	0.6
Foreign currency translation adjustments, net of tax provision of $15.5					19.4		19.4	19.4
Cash dividends				(299.2)			(299.2)
Adjustment for initial adoption of ASC 740				(12.3)			(12.3)
Non-controlling distributions, net of contributions						(15.4)	(15.4)
Net shares issued under incentive compensation plans, including share-based compensation expense of $53.0 and income tax benefit of $47.7	2.7	0.3	247.2	(17.8)			229.7

2007 Comprehensive Income, Predecessor								$652.8

Balance at December 31, 2007, Predecessor	188.8	18.9	5,395.4	1,197.2	15.4	52.2	6,679.1
Net loss				(100.9)		1.6	(99.3)	$(99.3)
Foreign currency translation adjustments, net of tax benefit of $3.1					(1.8)		(1.8)	(1.8)
Non-controlling distributions, net of contributions						(0.6)	(0.6)
Acceleration of predecessor incentive compensation plans, including share-based compensation expense of $2.9 and income tax benefit of $65.8			156.0				156.0

2008 Comprehensive Loss, Predecessor								$(101.1)

Balance at January 27, 2008, Predecessor	188.8	18.9	5,551.4	1,096.3	13.6	53.2	6,733.4
Redemption of Predecessor equity	(188.8)	(18.9)	(5,551.4)	(1,096.3)	(13.6)		(6,680.2)
Issuance of Successor common stock	40.7	0.4	4,085.0				4,085.4

Balance at January 28, 2008, Successor	40.7	0.4	4,085.0	—	—	53.2	4,138.6
Net loss				(5,096.3)		12.0	(5,084.3)	$(5,084.3)
Share-based compensation			14.0				14.0

	Common Stock		Additional Paid-in- Capital	Retained Earnings/ (Accumulated Deficit)	Accumulated Other Comprehensive Income/(Loss)	Non-controlling Interests	Total	Comprehensive Income/(Loss)
	Shares Outstanding	Amount
Debt exchange transaction, net of tax provision of $13.9			25.7				25.7
Repurchase of treasury shares			(2.1)				(2.1)
Cumulative preferred stock dividends			(297.8)				(297.8)
Pension adjustment related to acquisition of London Clubs International, net of tax benefit of $3.0					(6.9)		(6.9)	(6.9)
Reclassification of loss on derivative instrument from other comprehensive income to net income, net of tax provision of $0.3					0.6		0.6	0.6
Foreign currency translation adjustments, net of tax benefit of $14.7					(31.2)	1.3	(29.9)	(29.9)
Fair market value of swap agreements, net of tax benefit of $28.2					(51.9)		(51.9)	(51.9)
Adjustment for ASC 740 tax implications			0.3				0.3
Non-controlling distributions, net of contributions						(16.9)	(16.9)
Fair market value of interest rate cap agreement on commercial mortgage-backed securities, net of tax benefit of $28.4					(50.2)		(50.2)	(50.2)

2008 Comprehensive Loss, Successor								$(5,222.6)

Balance at December 31, 2008, Successor	40.7	0.4	3,825.1	(5,096.3)	(139.6)	49.6	(1,360.8)
Net income				827.6		18.8	846.4	$846.4
Share-based compensation			16.4				16.4
Repurchase of treasury shares	*	*	(1.3)				(1.3)
Cumulative preferred stock dividends			(354.8)				(354.8)
Related party debt exchange transaction, net of tax provision of $52.3			80.1				80.1
Pension adjustment, net of tax benefit of $7.1					(14.1)		(14.1)	(14.1)
Foreign currency translation adjustments, net of tax provision of $9.4					19.0	4.8	23.8	23.8
Fair market value of swap agreements, net of tax benefit of $14.6					(27.7)		(27.7)	(27.7)

	Common Stock		Additional Paid-in- Capital	Retained Earnings/ (Accumulated Deficit)	Accumulated Other Comprehensive Income/(Loss)	Non-controlling Interests	Total	Comprehensive Income/(Loss)
	Shares Outstanding	Amount
Adjustment for ASC 740 tax implications			(2.4)				(2.4)
Purchase of additional interest in subsidiary			(83.7)			(3.3)	(87.0)
Non-controlling distributions, net of contributions						(14.0)	(14.0)
Fair market value of interest rate cap agreements on commercial mortgage backed securities, net of tax provision of $8.8					15.7		15.7	15.7
Reclassification of loss on interest rate cap agreement from other comprehensive income to interest expense					12.1		12.1	12.1
Reclassification of loss on interest rate locks from other comprehensive loss to interest expense, net of tax provision of $0.2					0.6		0.6	0.6
Other			0.6	(0.6)			—

2009 Comprehensive Income, Successor								$856.8

Balance at December 31, 2009, Successor	40.7	$0.4	$3,480.0	$(4,269.3)	$(134.0)	$55.9	$(867.0)

*	Amounts round to zero and do not change rounded totals.

The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated statements.

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Successor		Predecessor
	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	2007
Cash flows provided by/(used in) operating activities
Net income/(loss).	$846.4	$(5,084.3)	$(99.3)	$634.6
Adjustments to reconcile net income/(loss) to cash flows provided by operating activities:
Loss/(income) from discontinued operations, before income taxes	—	(141.5)	(0.1)	(145.4)
Gain on liquidation of LCI – Fifty	(9.0)	—	—	—
Income from insurance claims for hurricane damage	—	(185.4)	—	(130.3)
(Gains)/losses on early extinguishments of debt	(4,965.5)	(742.1)	—	2.0
Depreciation and amortization	1,145.2	1,027.3	104.9	905.8
Non-cash write-downs, reserves and recoveries, net	32.0	51.7	(0.1)	26.2
Impairment of intangible assets	1,638.0	5,489.6	—	169.6
Share-based compensation expense	16.4	15.8	50.9	53.0
Deferred income taxes	1,541.2	(466.7)	(19.0)	(35.0)
Tax benefit from stock equity plans	—	—	42.6	1.8
Insurance proceeds for business interruption from hurricane losses	—	97.9	—	119.1
Net change in long-term accounts	74.7	(80.1)	68.3	(45.1)
Net change in working capital accounts	(117.4)	403.4	(167.6)	(171.3)
Other	18.2	136.5	26.6	123.8

Cash flows provided by operating activities	220.2	522.1	7.2	1,508.8

Cash flows provided by/(used in) investing activities
Land, buildings, riverboats and equipment additions, net of change in construction payables	(464.5)	(1,181.4)	(125.6)	(1,376.7)
Insurance proceeds for hurricane losses for discontinued operations	—	83.3	—	13.4
Insurance proceeds for hurricane losses for continuing operations	—	98.1	—	15.7
Payment for Acquisition	—	(17,490.2)	—	—
Payments for businesses acquired, net of cash acquired	—	—	0.1	(584.3)
Purchase of non-controlling interest in subsidiary	—	—	—	(8.5)
Investments in and advances to non-consolidated affiliates	(66.9)	(5.9)	—	(1.8)
Proceeds from other asset sales	20.0	5.1	3.1	99.6
Other	(11.9)	(23.2)	(1.7)	(81.0)

Cash flows used in investing activities	(523.3)	(18,514.2)	(124.1)	(1,923.6)

Cash flows provided by/(used in) financing activities
Proceeds from issuance of long-term debt	2,259.6	21,524.9	—	—
Debt issuance costs	(76.4)	(644.5)	—	(6.4)
Borrowings under lending agreements	3,076.6	433.0	11,316.3	39,130.8
Repayments under lending agreements	(3,535.1)	(6,760.5)	(11,288.8)	(37,619.5)
Cash paid in connection with early extinguishments of debt	(1,003.5)	(2,167.4)	(87.7)	(120.1)
Scheduled debt retirements	(45.5)	(6.5)	—	(1,001.7)
Payment to bondholders for debt exchange	—	(289.0)	—	—
Dividends paid	—	—	—	(299.2)
Equity contribution from buyout		6,007.0	—	—
Purchase of additional interest in subsidiary	(83.7)	—	—	—
Non-controlling interests’ distributions, net of contributions	(17.2)	(14.6)	(1.6)	(20.0)
Proceeds from exercises of stock options	—	—	2.4	126.2
Excess tax (provision)/benefit from stock equity plans	—	(50.5)	77.5	51.7
Repurchase of treasury shares	(3.0)	(3.6)	—	—
Other	(1.1)	(1.3)	(0.8)	(5.3)

Cash flows provided by financing activities	570.7	18,027.0	17.3	236.5

Cash flows from discontinued operations
Cash flows from operating activities	—	4.7	0.5	88.9
Cash flows from investing activities	—	—	—	(0.2)

Cash flows provided by discontinued operations	—	4.7	0.5	88.7

Net increase/(decrease) in cash and cash equivalents	267.6	39.6	(99.1)	(89.6)
Cash and cash equivalents, beginning of period	650.5	610.9	710.0	799.6

Cash and cash equivalents, end of period	$918.1	$650.5	$610.9	$710.0

The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated statements.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In these footnotes, the words “Company,” “Harrah’s Entertainment,” “we,” “our” and “us” refer to Harrah’s Entertainment, Inc., a Delaware corporation, and its wholly-owned subsidiaries, unless otherwise stated or the context requires otherwise.

Note 1—Summary of Significant Accounting Policies

BASIS OF PRESENTATION AND ORGANIZATION. As of December 31, 2009, we owned, operated or managed 52 casinos, primarily under the Harrah’s, Caesars and Horseshoe brand names in the United States. Our casino entertainment facilities include 33 land-based casinos, 12 riverboat or dockside casinos, three managed casinos on Indian lands in the United States, one managed casino in Canada, one combination thoroughbred racetrack and casino, one combination greyhound racetrack and casino, and one combination harness racetrack and casino. Our 33 land-based casinos include one in Uruguay, nine in England, one in Scotland, two in Egypt and one in South Africa. We view each property as an operating segment and aggregate all operating segments into one reporting segment.

On January 28, 2008, Harrah’s Entertainment was acquired by investment funds (the “Apollo Funds”) managed by an affiliate of Apollo Global Management, LLC (together with its subsidiaries “Apollo”) and affiliates of TPG Capital, LP (“TPG”) in an all cash transaction, hereinafter referred to as the “Acquisition.” Although Harrah’s Entertainment continued as the same legal entity after the Acquisition, the accompanying Consolidated Statement of Operations, the Consolidated Statement of Cash Flows and the Consolidated Statements of Stockholders’ (Deficit)/Equity and Comprehensive (Loss)/Income for the year ended December 31, 2008 are presented as the Predecessor period for the period prior to the Acquisition and as the Successor period for the period subsequent to the Acquisition. As a result of the application of purchase accounting as of the Acquisition date, the consolidated financial statements for the Successor periods and the Predecessor periods are presented on different bases and are, therefore, not comparable.

PRINCIPLES OF CONSOLIDATION. Our Consolidated Financial Statements include the accounts of Harrah’s Entertainment and its subsidiaries after elimination of all significant intercompany accounts and transactions.

We consolidate into our financial statements the accounts of all wholly-owned subsidiaries, and any partially-owned subsidiary that we have the ability to control. Control generally equates to ownership percentage, whereby investments that are more than 50% owned are consolidated, investments in affiliates of 50% or less but greater than 20% are generally accounted for using the equity method, and investments in affiliates of 20% or less are accounted for using the cost method.

We also consolidate into our financial statements the accounts of any variable interest entity for which we are determined to be the primary beneficiary. Up through and including December 31, 2009, we analyzed our variable interests to determine if the entity that is party to the variable interest is a variable interest entity in accordance with Accounting Standards Codification (“ASC”) 810, “Consolidation.” Our analysis included both quantitative and qualitative reviews. Quantitative analysis is based on the forecasted cash flows of the entity. Qualitative analysis is based on our review of the design of the entity, its organizational structure including decision-making ability, and financial agreements. Based on these analyses, there were no consolidated variable interest entities that were material to our consolidated financial statements.

As discussed in Note 2, “Recently Issued Accounting Pronouncements,” we adopted the provisions of Accounting Standards Update (“ASU”) 2009-17 (Topic 810) effective January 1, 2010.

CASH AND CASH EQUIVALENTS. Cash includes the minimum cash balances required to be maintained by state gaming commissions or local and state governments, which totaled approximately

$25.0 million and $27.4 million at December 31, 2009 and 2008, respectively. Cash equivalents are highly liquid investments with an original maturity of less than three months and are stated at the lower of cost or market value.

ALLOWANCE FOR DOUBTFUL ACCOUNTS. We reserve an estimated amount for receivables that may not be collected. Methodologies for estimating the allowance for doubtful accounts range from specific reserves to various percentages applied to aged receivables. Historical collection rates are considered, as are customer relationships, in determining specific reserves.

INVENTORIES. Inventories, which consist primarily of food, beverage, retail merchandise and operating supplies, are stated at average cost.

LAND, BUILDINGS, RIVERBOATS AND EQUIPMENT. As a result of the application of purchase accounting, land, buildings, riverboats and equipment were recorded at their estimated fair value and useful lives as of the Acquisition date. Additions to land, buildings, riverboats and equipment subsequent to the Acquisition are stated at cost. We capitalize the costs of improvements that extend the life of the asset. We expense maintenance and repair costs as incurred. Gains or losses on the dispositions of land, buildings, riverboats or equipment are included in the determination of income. Interest expense is capitalized on internally constructed assets at our overall weighted-average borrowing rate of interest. Capitalized interest amounted to $32.4 million for the year ended December 31, 2009, $53.3 million for the period from January 28, 2008 through December 31, 2008, $2.7 million for the period from January 1, 2008 through January 27, 2008 and $20.4 million for the year ended December 31, 2007, respectively.

We depreciate our buildings, riverboats and equipment for book purposes using the straight-line method over the shorter of the estimated useful life of the asset or the related lease term, as follows:

Buildings and improvements	5 to 40 years
Riverboats and barges	30 years
Furniture, fixtures and equipment	2 1/2 to 20 years

We review the carrying value of land, buildings, riverboats and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the estimated fair value of the asset. The factors considered by management in performing this assessment include current operating results, trends and prospects, and the effect of obsolescence, demand, competition and other economic factors. In estimating expected future cash flows for determining whether an asset is impaired, assets are grouped at the operating unit level, which for most of our assets is the individual property.

Assets held for sale at December 31, 2009 primarily consisted of the building in Memphis, Tennessee which previously housed a majority of the corporate functions. The sale of this building closed in January 2010. Also in January 2010, we closed Bill’s Lake Tahoe and later sold the property in February 2010. Neither the financial position of Bill’s Lake Tahoe as of December 31, 2009, nor the results of operations for the three years then ended are material to the consolidated financial statements. As a result, Bill’s Lake Tahoe has not been included in either assets held for sale or discontinued operations.

GOODWILL AND OTHER INTANGIBLE ASSETS. The purchase price of an acquisition is allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. We determine the estimated fair values after review and consideration of relevant information including discounted cash flows, quoted market prices and estimates made by management. To the extent the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired and liabilities assumed, such excess is recorded as goodwill.

We determine the estimated fair value of each reporting unit as a function, or multiple, of earnings before interest, taxes, depreciation and amortization (“EBITDA”), combined with estimated future cash flows discounted at rates commensurate with the Company’s capital structure and the prevailing borrowing rates within the casino industry in general. Both EBITDA multiples and discounted cash flows are common measures used to value and buy or sell cash-intensive businesses such as casinos. We determine the estimated fair values of our non-amortizing intangible assets other than goodwill by using the relief from royalty method under the income approach. In estimating expected future cash flows for determining whether an asset is impaired, assets are grouped at the operating unit level, which for most of our assets is the individual casino.

During the fourth quarter of each year, we perform annual assessments for impairment of goodwill and other intangible assets that are not subject to amortization as of September 30. We perform assessments for impairment of goodwill and other intangible assets more frequently if impairment indicators exist. The annual evaluation of goodwill and other non-amortizing intangible assets requires the use of estimates about future operating results, valuation multiples and discount rates of each reporting unit, to determine their estimated fair value. Changes in these assumptions can materially affect these estimates. Once an impairment of goodwill or other intangible assets has been recorded, it cannot be reversed.

See Note 4, “Goodwill and Other Intangible Assets,” for additional discussion of goodwill and other intangible assets.

UNAMORTIZED DEBT ISSUE COSTS. Debt discounts or premiums incurred in connection with the issuance of debt are capitalized and amortized to interest expense using the effective interest method. Debt issue costs are amortized to interest expense based on the related debt agreements using the straight-line method, which approximates the effective interest method. Unamortized discounts or premiums are written off and included in our gain or loss calculations to the extent we retire debt prior to its original maturity date. Unamortized deferred financing charges are included in Deferred charges and other in our Consolidated Balance Sheets.

DERIVATIVE INSTRUMENTS. We account for derivative instruments in accordance with ASC 815, “Derivatives and Hedging),” which requires that all derivative instruments be recognized in the financial statements at fair value. Any changes in fair value are recorded in the statements of operations or in other comprehensive income/(loss) within the equity section of the balance sheets, depending upon whether or not the derivative is designated and qualifies for hedge accounting, the type of hedge transaction and the effectiveness of the hedge. The estimated fair values of our derivative instruments are based on market prices obtained from dealer quotes. Such quotes represent the estimated amounts we would receive or pay to terminate the contracts.

Our derivative instruments contain a credit risk that the counterparties may be unable to meet the terms of the agreements. We minimize that risk by evaluating the creditworthiness of our counterparties, which are limited to major banks and financial institutions. Our derivatives are recorded at their fair values, adjusted for the credit rating of the counterparty if the derivative is an asset, or adjusted for the credit rating of the Company if the derivative is a liability. See Note 6, “Debt,” for additional discussion of our derivative instruments.

TOTAL REWARDS POINT LIABILITY PROGRAM. Our customer loyalty program, Total Rewards, offers incentives to customers who gamble at certain of our casinos throughout the United States. Under the program, customers are able to accumulate, or bank, reward credits over time that they may redeem at their discretion under the terms of the program. The reward credit balance will be forfeited if the customer does not earn a reward credit over the prior six-month period. As a result of the ability of the customer to bank the reward credits, we accrue the expense of reward credits, after consideration of estimated forfeitures (referred to as “breakage”), as they are earned. The value of the cost to provide reward credits is expensed as the reward credits are earned and is included in direct Casino expense in our Consolidated Statements of Operations. To arrive at the estimated cost associated with reward credits, estimates and assumptions are made regarding incremental marginal costs of the benefits, breakage rates and the mix of goods and services for which reward credits will be redeemed. We use historical data to assist in the determination of estimated accruals. At December 31, 2009 and 2008, in Accrued expenses, we had accrual balances of $53.2 million and $64.7 million, respectively, for the estimated cost of Total Rewards credit redemptions.

In addition to reward credits, customers at certain of our properties can earn points based on play that are redeemable in cash (“cash-back points”). In 2007, certain of our properties introduced a modification to the cash-back program whereby points are redeemable in playable credits at slot machines where, after one play-through, the credits can be cashed out. We accrue the cost of cash-back points and the modified program, after consideration of estimated breakage, as they are earned. The cost is recorded as contra-revenue and included in Casino promotional allowance in our Consolidated Statements of Operations. At December 31, 2009 and 2008, the liability related to outstanding cash-back points, which is based on historical redemption activity, was $2.8 million and $9.3 million, respectively.

SELF-INSURANCE ACCRUALS. We are self-insured up to certain limits for costs associated with general liability, workers’ compensation and employee health coverage. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of actuarial estimates of incurred but not reported claims. In estimating our liabilities, we consider historical loss experience and make judgments about the expected levels of costs per claim. We also rely on actuarial consultants to assist in the determination of such accruals. Our accruals are estimated based upon actuarial estimates of undiscounted claims, including those claims incurred but not reported. We believe the use of actuarial methods to account for these liabilities provides a consistent and effective way to measure these highly judgmental accruals; however, changes in health care costs, accident frequency and severity and other factors can materially affect the estimate for these liabilities.

REVENUE RECOGNITION. Casino revenues are measured by the aggregate net difference between gaming wins and losses, with liabilities recognized for funds deposited by customers before gaming play occurs and for chips in the customers’ possession. Food and beverage, rooms, and other operating revenues are recognized when services are performed. Advance deposits on rooms and advance ticket sales are recorded as customer deposits until services are provided to the customer.

The retail value of accommodations, food and beverage, and other services furnished to guests without charge is included in gross revenues and then deducted as promotional allowances. The estimated cost of providing such promotional allowances is included in casino expenses as follows:

	Successor		Predecessor
(In millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	2007
Food and beverage	$473.4	$500.6	$42.4	$582.9
Rooms	190.4	168.7	12.7	192.3
Other	70.6	88.6	5.5	95.6

	$734.4	$757.9	$60.6	$870.8

ADVERTISING. The Company expenses the production costs of advertising the first time the advertising takes place. Advertising expense was $188.2 million for the year ended December 31, 2009, $253.7 million for the period from January 28, 2008 through December 31, 2008, $20.9 million for the period from January 1, 2008 through January 27, 2008, and $294.9 million for the year ended December 31, 2007, respectively.

INCOME TAXES. We are subject to income taxes in the United States (including federal and state) and numerous foreign jurisdictions in which we operate. We record income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the expected future tax consequences of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carryforwards. ASC 740, “Income

Taxes,” requires a reduction of the carrying amounts of deferred tax assets by a valuation allowance if, based on the available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed periodically based on the ASC 740 more likely than not realization threshold. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carryforward periods, our experience with operating loss and tax credit carryforwards not expiring unused, and tax planning alternatives.

The effect on the income tax provision and deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. We have previously provided a valuation allowance on foreign tax credits, certain foreign and state net operating losses (“NOLs”), and other deferred foreign and state tax assets. U.S. tax rules require us to allocate a portion of our total interest expense to our foreign operations for purposes of determining allowable foreign tax credits. Consequently, this decrease to taxable income from foreign operations results in a diminution of the foreign taxes available as a tax credit. Although we have consistently generated taxable income on a consolidated basis, certain foreign and state NOLs and other deferred foreign and state tax assets were not deemed realizable because they are attributable to subsidiaries that are not expected to produce future earnings. Other than these exceptions, we are unaware of any circumstances that would cause the remaining deferred tax assets to not be realizable. Further, a portion of the valuation allowance against state NOLs was removed as a result of operations and debt activity in the year ended December 31, 2009.

We adopted the directives of ASC 740 regarding uncertain income tax positions on January 1, 2007. We classify reserves for tax uncertainties within “Accrued expenses” and “Deferred credits and other” in our Consolidated Condensed Balance Sheets, separate from any related income tax payable or deferred income taxes. In accordance with ASC 740’s directives regarding uncertain tax positions, reserve amounts relate to any potential income tax liabilities resulting from uncertain tax positions, as well as potential interest or penalties associated with those liabilities.

We file income tax returns, including returns for our subsidiaries, with federal, state, and foreign jurisdictions. We are under regular and recurring audit by the Internal Revenue Service (“IRS”) on open tax positions, and it is possible that the amount of the liability for unrecognized tax benefits could change during the next twelve months. As a result of the expiration of the statue of limitations and closure of IRS audits, our 2004 and 2005 federal income tax years were closed during the year ended December 31, 2009. The IRS audit of our 2006 federal income tax year also concluded during the year ended December 31, 2009. We participated in the IRS’s Compliance Assurance Program (“CAP”) for the 2007 and 2008 tax years. Our 2007 federal income tax year has reached the IRS appeals stage of the audit process and we expect this appeal to close before March 31, 2010. Our 2008 federal income tax year is currently under post-CAP review by the IRS. We did not participate in the IRS’s CAP program for our 2009 income tax year and we will not participate in the CAP program for the 2010 income tax year.

We are also subject to exam by various state and foreign tax authorities. Tax years prior to 2005 are generally closed for foreign and state income tax purposes as the statutes of limitations have lapsed. However, various subsidiaries are still capable of being examined by the New Jersey Division of Taxation for tax years beginning with 1999 due to our execution of New Jersey statute of limitation extensions.

RECLASSIFICATION. We have recast certain amounts for prior periods to conform to our 2009 presentation. We have also corrected the classification of $22.5 million in investments from short-term assets to long-term assets in our December 31, 2008 Consolidated Balance Sheet. We have concluded that this change is not material.

USE OF ESTIMATES. The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) requires that we make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses during the reporting periods. Our actual results could differ from those estimates.

Note 2—Recently Issued Accounting Pronouncements

On July 1, 2009 the Financial Accounting Standards Board (“FASB”) launched the ASC a structural overhaul to U.S. GAAP that changes from a standards-based model (with thousands of individual standards) to a topical based model. For final consensuses that have been ratified by the FASB, the ASC will be updated with an Accounting Standards Update (“ASU”), which is assigned a number that corresponds to the year and that ASU’s spot in the progression (e.g., 2010—1 will be the first ASU issued in 2010). ASUs will replace accounting changes that historically were issued as Statement of Financial Accounting Standards (“SFAS”), FASB Interpretations (“FIN,”) FASB Staff Positions (“FSPs,”) or other types of FASB Standards.

The following are accounting standards adopted or issued during 2009 that could have an impact on our Company.

We adopted the provisions of ASC 805, “Business Combinations,” on January 1, 2009. This standard establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and non-controlling interest in the acquiree and the goodwill acquired. The revision is intended to simplify existing guidance and converge rulemaking under U.S. GAAP with international accounting rules. The primary impact to our financial results will be possible charges to income tax expense for changes in deferred tax valuation allowances and income tax uncertainties related to the Acquisition.

We adopted the provision of ASC 810-10-65-1, “Non-controlling Interests,” on January 1, 2009. This statement requires an entity to classify non-controlling interests in subsidiaries as a separate component of equity. Additionally, transactions between an entity and non-controlling interests are required to be treated as equity transactions. As a result of the adoption of this standard, we have recast certain amounts within our 2008 and 2007 financial statements to conform to the 2009 presentation.

On January 1, 2009, we adopted the provisions of ASC 815, “Derivatives and Hedging,” which requires disclosures that allow financial statement users to understand (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under ASC 815 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Because ASC 815 applies only to financial statement disclosures, it did not have a material impact on our consolidated financial position, results of operations and cash flows.

In April 2009, the FASB issued ASC 320, “Investments in Debt and Equity Securities,” which amends the other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. This statement did not affect our consolidated financial statements upon adoption.

In April 2009, the FASB issued ASC 825, “Financial Instruments,” which requires disclosures about fair value of financial instruments, whether recognized or not recognized in the statement of financial position, for interim reporting periods of publicly traded companies as well as in annual financial statements. We first adopted the required disclosure in our interim financial statements filed on Form 10-Q for the quarter and six months ended June 30, 2009.

In second quarter 2009, we adopted the provisions of ASC 855, “Subsequent Events.” ASC 855 establishes general standards for accounting for and disclosing events that occur after the balance sheet date, but before the financial statements are issued or are available to be issued. We have evaluated subsequent events through March 9, 2010, which represents the date these financial statements are issued. The results of our evaluation are described further in Note 21, “Subsequent Events.”

In June 2009, the FASB issued ASU 2009-17 (ASC Topic 810), “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” which is effective as of January 1, 2010. The new standard amends existing consolidation guidance for variable interest entities and requires a company to perform a qualitative analysis when determining whether it must consolidate a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the company that has both the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and either the obligation to absorb losses or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. As a result of the adoption of ASU 2009-17, we have two joint ventures which were consolidated within our financial statements for all periods presented within the financial statements included within this Form 10-K that will no longer be consolidated beginning in January 2010. Net revenues and operating income for the year ended December 31, 2009 for these two joint ventures were approximately $40.3 million and $1.7 million, respectively. As a result, we believe the adoption of ASU 2009-17 is not material to our financial statements.

In August 2009, the FASB issued ASU 2009-05, “Measuring Liabilities at Fair Value,” to provide guidance on measuring the fair value of liabilities under ASC 820, “Fair Value Measurements and Disclosures.” The ASU clarifies that the quoted price for the identical liability, when traded as an asset in an active market, is also a Level 1 measurement for that liability when no adjustment to the quoted price is required. In the absence of a Level 1 measurement, an entity must use a valuation technique that uses a quoted price or another valuation technique consistent with the principles of Topic 820 (e.g., a market approach or an income approach). The ASU is effective for the first interim or annual reporting period beginning after ASU’s issuance. The adoption of ASU 2009-05 is not material to our financial statements.

Note 3—The Acquisition

The Acquisition was completed on January 28, 2008, and was financed by a combination of borrowings under the Company’s new term loan facility due 2015, the issuance of Senior Notes due 2016 and Senior PIK Toggle Notes due 2018, certain secured financing, and equity investments by Apollo and TPG, co-investors and members of management. See Note 6, “Debt,” for a discussion of our debt.

The purchase price was approximately $30.7 billion, including the assumption of $12.4 billion of debt and the incurrence of approximately $1.0 billion of transaction costs. All of the outstanding shares of Harrah’s Entertainment stock were acquired, with shareholders receiving $90.00 in cash for each outstanding share of common stock.

As a result of the Acquisition, the issued and outstanding shares of non-voting common stock and the non-voting preferred stock of Harrah’s Entertainment are owned by entities affiliated with Apollo and TPG and certain co-investors and members of management, and the issued and outstanding shares of voting common stock of Harrah’s Entertainment are owned by Hamlet Holdings LLC, which is owned by certain individuals affiliated with Apollo and TPG. As a result of the Acquisition, our stock is no longer publicly traded.

The purchase price was allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of the Acquisition. We determined the estimated fair values after review and consideration of relevant information including discounted cash flow analyses, quoted market prices and our own estimates. To the extent that the purchase price exceeded the fair value of the net identifiable tangible and intangible assets, such excess was recorded as goodwill. Goodwill and intangible assets that are determined to have an indefinite life are not amortized.

The following table reconciles the purchase price and financing adjustments in connection with the Acquisition and summarizes the estimated fair values of the assets and liabilities assumed at the date of the Acquisition.

	Predecessor		Successor
(In millions)	January 27, 2008	Acquisition Adjustments	January 28, 2008
Assets
Current assets	$1,658.6	$696.8	$2,355.4
Land, buildings, riverboats and equipment	15,621.3	2,165.7	17,787.0
Long-term assets	511.5	812.9	1,324.4
Intangible assets	2,030.2	4,385.7	6,415.9
Goodwill	3,549.7	5,888.2	9,437.9

Total assets	$23,371.3	$13,949.3	$37,320.6

Liabilities and Stockholders’ Equity
Current liabilities, including current portion of long-term debt	$1,797.9	$321.7	$2,119.6
Deferred income taxes	1,974.1	2,914.4	4,888.5
Long-term debt	12,367.5	11,535.0	23,902.5
Other long-term liabilities	498.4	0.6	499.0

Total liabilities	16,637.9	14,771.7	31,409.6

Minority interests	53.2	—	53.2

Stockholders’ equity, including preferred stock	6,680.2	(822.4)	5,857.8

Total liabilities and stockholders’ equity	$23,371.3	$13,949.3	$37,320.6

Of the estimated $6,415.9 million of intangible assets, $2,732.0 million was assigned to trademarks that are not subject to amortization and $1,951.0 million was assigned to gaming rights that are not subject to amortization. The remaining intangible assets include customer relationships of $1,454.5 million, contract rights estimated at $134.3 million, gaming rights estimated at $42.8 million, trademarks subject to amortization estimated at $7.8 million and internally developed information technology systems estimated at $93.5 million.

Patented technology was assigned lives ranging from 1 to 10 years based on the estimated remaining usefulness of that technology for Harrah’s Entertainment. Amortizing contract rights were assigned lives based on the remaining life of the contract, including any extensions that management is probable to exercise, ranging from 11 months to 11 years. Amortizing customer relationships were given lives of 10 to 14 years based upon attrition rates and computations of incremental value derived from existing relationships.

The following unaudited pro forma consolidated financial information assumes that the Acquisition was completed at the beginning of 2008 and 2007.

	December 31,
(In millions)	2008	2007
Net revenues	$10,127.0	$10,825.2

Loss from continuing operations, net of tax	$(5,349.7)	$(409.1)

Net loss attributable to Harrah’s Entertainment, Inc.	$(5,272.8)	$(332.1)

Pro forma results for the year ended December 31, 2008, include non-recurring charges of $82.8 million related to the accelerated vesting of stock options, stock appreciation rights (SARs) and restricted stock and $66.8 million of legal and other professional charges related to the Acquisition. Pro forma results for the year ended December 31, 2007 included $13.4 million for costs related to the Acquisition.

The unaudited pro forma results are presented for comparative purposes only. The pro forma results are not necessarily indicative of what our actual results would have been had the Acquisition been completed at the beginning of the periods, or of future results.

Note 4—Goodwill and Other Intangible Assets

We account for our goodwill and other intangible assets in accordance with ASC 350, “Intangible Assets—Goodwill and Other,” which provides guidance regarding the recognition and measurement of intangible assets and requires assessments for impairment of intangible assets that are not subject to amortization at least annually.

The following table sets forth changes in our goodwill:

(In millions)
Balance at December 31, 2007 (Predecessor)	$3,553.6
Additions or adjustments	(3.9)

Balance at January 27, 2008 (Predecessor)	3,549.7
Elimination of Predecessor goodwill	(3,549.7)
Goodwill assigned in purchase price allocation	9,437.9

Balance at January 28, 2008 (Successor)	9,437.9
Adjustments for taxes	16.3
Foreign currency translation	(14.1)
Impairments of goodwill	(4,537.9)

Balance at December 31, 2008 (Successor)	4,902.2
Additions or adjustments	—
Impairments of goodwill	(1,445.3)

Balance at December 31, 2009	$3,456.9

During the fourth quarter of each year, we perform annual assessments for impairment of goodwill and other intangible assets that are not subject to amortization as of September 30. We perform assessments for impairment of goodwill and other intangible assets more frequently if impairment indicators exist. For our assessment, we determine the estimated fair value of each reporting unit as a function, or multiple, of EBITDA, combined with estimated future cash flows discounted at rates commensurate with the Company’s capital structure and the prevailing borrowing rates within the casino industry in general. Both EBITDA multiples and discounted cash flows are common measures used to value and buy or sell cash-intensive businesses such as casinos. We determine the estimated fair values of our non-amortizing intangible assets by using the relief from royalty method under the income approach.

Due to the relative impact of weak economic conditions on certain properties in the Las Vegas market, we performed an interim assessment of goodwill and certain intangible assets for impairment during the second quarter of 2009 which resulted in an impairment charge of $297.1 million. During the third quarter of 2009, we completed a preliminary annual assessment of goodwill and other non-amortizing intangible assets as of September 30, 2009 which resulted in an impairment charge of $1,328.6 million. We finalized our annual assessment during the fourth quarter, and as a result of the final assessment, we recorded a charge of approximately $12.3 million, which brought the aggregate charges recorded for the year ended December 31, 2009 to approximately $1,638.0 million. These impairment charges were primarily a result of adjustments to our long-term operating plan as a result of the current economic climate.

Our 2008 analysis of goodwill and non-amortizing intangible assets reflected factors impacted by then-current market conditions, including lower valuation multiples for gaming assets, higher discount rates resulting from turmoil in the credit markets and the completion of our 2009 budget and forecasting process. This analysis indicated that our goodwill and other non-amortizing intangible assets were impaired. Therefore, a charge of $5,489.6 million was recorded to our consolidated condensed statement of operations in fourth quarter 2008.

Since the date of the Acquisition, we have recorded aggregate impairment charges to Goodwill of $5,983.2 million.

The table below summarizes our impairment charges for goodwill and other non-amortizing intangible assets:

	Successor		Predecessor
(In millions)	Year Ended Dec. 31, 2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Year Ended Dec. 31, 2007
Goodwill	$1,445.3	$4,537.9	$—	$—
Trademarks	106.7	687.0	—	—
Gaming rights and other	86.0	264.7	—	169.6

Total impairment of goodwill and other non-amortizing intangible assets	$1,638.0	$5,489.6	$—	$169.6

The following table provides the gross carrying value and accumulated amortization for each major class of intangible assets other than goodwill:

	December 31, 2009				December 31, 2008
(In millions)	Weighted Average Useful Life (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizing intangible assets
Customer relationships	11.7	$1,454.5	$(240.8)	$1,213.7	$1,454.5	$(115.2)	$1,339.3
Contract rights	5.5	130.1	(66.5)	63.6	128.8	(33.2)	95.6
Patented technology	8.0	93.5	(22.4)	71.1	93.5	(10.7)	82.8
Gaming rights	16.4	42.8	(5.0)	37.8	42.8	(2.4)	40.4
Trademarks	5.0	7.8	(3.0)	4.8	7.8	(1.4)	6.4

		$1,728.7	$(337.7)	1,391.0	$1,727.4	$(162.9)	1,564.5

Non-amortizing intangible assets
Trademarks				1,937.0			2,043.1
Gaming rights				1,623.3			1,700.3

				3,560.3			3,743.4

Total intangible assets other than goodwill				$4,951.3			$5,307.9

The aggregate amortization expense for those intangible assets that continue to be amortized was $174.8 million for the year ended December 31, 2009, $162.9 million for the period from January 28, 2008 through December 31, 2008, $5.5 million for the period from January 1, 2008 through January 27, 2008 and $73.5 million for the year ended December 31, 2007. Estimated annual amortization expense for the years ending December 31, 2010, 2011, 2012, 2013, 2014 and thereafter is $159.2 million, $155.8 million, $154.4 million, $152.1 million, $141.9 million and $658.5 million, respectively.

Note 5—Detail of Accrued Expenses

Accrued expenses consisted of the following as of December 31:

(In millions)	2009	2008
Payroll and other compensation	$226.0	$193.1
Insurance claims and reserves	209.6	213.0
Accrued taxes	149.3	158.9
Total Rewards liability	53.2	64.7
Other accruals	436.7	485.3

	$1,074.8	$1,115.0

Note 6—Debt

In connection with the Acquisition, eight of our properties (the “CMBS properties”) and their related assets were spun out of HOC to Harrah’s Entertainment. As of the Acquisition date, the CMBS properties were Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Showboat Atlantic City, Harrah’s Lake Tahoe, Harveys Lake Tahoe and Bill’s Lake Tahoe. The CMBS properties borrowed $6,500 million of real estate loans (the “CMBS Financing”). The CMBS Financing is secured by the assets of the CMBS properties and certain aspects of the financing are guaranteed by Harrah’s Entertainment. On May 22, 2008, Paris Las Vegas and Harrah’s Laughlin and their related operating assets were spun out of HOC to Harrah’s Entertainment and became property secured under the CMBS loans, and Harrah’s Lake Tahoe, Harveys Lake Tahoe, Bill’s Lake Tahoe and Showboat Atlantic City were transferred to HOC from Harrah’s Entertainment as contemplated under the debt agreements effective pursuant to the Acquisition.

In connection with the Acquisition, the following debt was issued on or about January 28, 2008:

Debt Issued	Face Value
(in millions)
Term loan facility, maturity 2015	$7,250.0
10.75% Senior Notes due 2016	5,275.0
10.75%/11.5% Senior PIK Toggle Notes due 2018	1,500.0
CMBS financing	6,500.0

In connection with the Acquisition, the following debt was retired on or about January 28, 2008:

Debt Extinguished	Face Value
(in millions)
Credit Facilities due 2011	$5,795.8
7.5% Senior Notes due 2009	131.2
8.875% Senior Subordinated Notes due 2008	394.3
7.5% Senior Notes due 2009	424.2
7.0% Senior Notes due 2013	299.4
Floating Rate Notes due 2008	250.0
Floating Rate Contingent Convertible Senior Notes due 2024	374.7

Subsequent to the Acquisition, the following debt was retired through purchase or exchange during 2008:

Debt Extinguished	Face Value
(in millions)
5.5% Senior Notes due 2010	$32.3
7.875% Senior Subordinated Notes due 2010	12.1
8.125% Senior Subordinated Notes due 2011	21.7
10.75% Senior PIK Toggle Notes due 2018	350.0
10.75% Senior Notes due 2016	732.0
5.5% Senior Notes due 2010	371.3
8.0% Senior Notes due 2011	19.7
5.375% Senior Notes due 2013	221.4
5.75% Senior Notes due 2017	140.2
5.625% Senior Notes due 2015	136.0
6.5% Senior Notes due 2016	98.8
7.875% Senior Subordinated Notes due 2010	63.8
8.125% Senior Subordinated Notes due 2011	91.1

Included in the table above is approximately $2,224 million, face amount, of HOC’s debt that was retired in connection with private exchange offers in December 2008. Retired notes, maturing between 2010 and 2018, were exchanged for new 10.0% Second-Priority Senior Secured Notes due 2015 and new 10.0% Second-Priority Senior Secured Notes due 2018, as reflected in the table below. Approximately $448 million, face amount, of the $2,224 million retired notes, maturing between 2010 and 2011 and participating in the exchange offers, elected to receive cash of approximately $289 million in lieu of new notes.

The following debt was issued in connection with our debt exchange in December 2008:

Debt Issued	Face Value
(in millions)
10.0% Second-Priority Senior Secured Notes due 2015	$214.8
10.0% Second-Priority Senior Secured Notes due 2018	847.6

The following table presents our outstanding debt as of December 31, 2009 and 2008:

Detail of Debt (dollars in millions)	Final Maturity	Rate(s) at Dec. 31, 2009	Face Value at Dec. 31, 2009	Book Value at Dec. 31, 2009	Book Value at Dec. 31, 2008
Credit Facilities and Secured Debt
Term Loans	2015	3.28%-9.50%	$6,835.1	$6,810.6	$7,195.6
Revolving Credit Facility	2014	3.23%-3.75%	427.0	427.0	533.0
Senior Secured Notes	2017	11.25%	2,095.0	2,045.2	—
CMBS financing	2013	3.23%	5,551.2	5,551.2	6,500.0
Second-Priority Senior Secured Notes	2018	10.0%	4,553.1	1,959.1	542.7
Second-Priority Senior Secured Notes	2015	10.0%	214.8	150.7	144.0
Secured debt	2010	6.0%	25.0	25.0	25.0
Chester Downs term loan	2016	12.375%	230.0	217.2	—
Other	Various	Various	—	—	1.1
Subsidiary-guaranteed debt
Senior Notes, including senior interim loans	2016	10.75%	478.6	478.6	4,542.7
Senior PIK Toggle Notes, including senior interim loans	2018	10.75%/11.5%	9.4	9.4	1,150.0
Unsecured Senior Debt
7.5%	2009	7.5%	—	—	6.0
5.5%	2010	5.5%	191.6	186.9	321.5
8.0%	2011	8.0%	13.2	12.5	47.4
5.375%	2013	5.375%	125.2	95.5	200.6
7.0%	2013	7.0%	0.6	0.7	0.7
5.625%	2015	5.625%	451.8	319.5	578.1
6.5%	2016	6.5%	360.1	251.9	436.7
5.75%	2017	5.75%	237.9	151.3	372.7
Floating Rate Contingent Convertible Senior Notes	2024	0.5%	0.2	0.2	0.2
Unsecured Senior Subordinated Notes
7.%	2010	7.875%	143.4	142.5	287.0
8.125%	2011	8.125%	12.0	11.4	216.8
Other Unsecured Borrowings
5.3% special improvement district bonds	2035	5.3%	68.4	68.4	69.7
Other	Various	Various	18.1	18.1	24.9
Capitalized Lease Obligations
6.42%-9.8%	to 2011	6.42%-9.8%	10.2	10.2	12.5

Total debt			22,051.9	18,943.1	23,208.9
Current portion of long-term debt			(74.3)	(74.3)	(85.6)

Long-term debt			$21,977.6	$18,868.8	$23,123.3

Book values of debt as of December 31, 2009 are presented net of unamortized discounts of $3,108.9 million and unamortized premiums of $0.1 million. As of December 31, 2008, book values are presented net of unamortized discounts of $1,253.4 million and unamortized premiums of $77.4 million.

At December 31, 2009, $143.4 million, face amount, of our 7.875% Senior Subordinated Notes due March 15, 2010, $191.6 million, face amount, of our 5.5% Senior Notes due July 1, 2010, and $25.0 million, face amount, of our 6.0% Secured Debt due July 15, 2010, are classified as long-term in our consolidated condensed balance sheet because the Company has both the intent and the ability to refinance these notes under our revolving credit facility. Our current maturities of debt include required interim principal payments on our Term Loan, our Chester Downs term loan, and the special improvement district bonds.

As of December 31, 2009, aggregate annual principal maturities for the four years subsequent to 2010 were: 2011, $78.5 million; 2012, $48.8 million; 2013, $5,725.9 million; and 2014, $475.9 million.

Credit Agreement and Incremental Facility Amendment In connection with the Acquisition, Harrah’s Operating Company, Inc. (“HOC”), a wholly-owned subsidiary of Harrah’s Entertainment, entered into the senior secured credit facilities (the “Credit Facilities”.) This financing is neither secured nor guaranteed by Harrah’s Entertainment’s other direct, wholly-owned subsidiaries, including the subsidiaries that own properties that are security for the CMBS Financing.

On June 3, 2009, HOC entered into an amendment and waiver to its Credit Facilities to, among other things: (i) allow for one or more future issuances of additional secured notes or loans, including the $1,375.0 million and $720.0 million of first lien notes both of which are discussed below; (ii) exclude from the maintenance covenant under its senior secured credit facilities (a) notes secured with a first priority lien on the assets of HOC and its subsidiaries that secure the senior secured credit facilities that collectively result in up to $2,000.0 million of net proceeds (provided that the aggregate face amount of all such notes shall not collectively exceed $2,200.0 million) and (b) up to $250.0 million aggregate principal amount of consolidated debt of subsidiaries that are not wholly owned subsidiaries; (iii) subject to specified procedures, allow HOC to buy back loans from individual lenders at negotiated prices, which may be less than par and (iv) subject to the requirement to make such offers on a pro rata basis to all lenders, allow HOC to agree with certain lenders to extend the maturity of their term loans or revolving commitments, and for HOC to pay increased interest rates or otherwise modify the terms of their loans or revolving commitments in connection with such an extension.

On June 15, 2009, HOC issued $1,375.0 million principal amount of 11.25% senior secured notes due 2017. These notes are secured with a first priority lien on the assets of HOC and the subsidiaries that secure the senior secured credit facilities. Proceeds from this issuance were used to pay a portion of HOC’s outstanding term loans and revolving loans under its senior secured credit facilities, of which approximately $231.9 million was used to permanently reduce commitments under the revolving credit facility and approximately $832.1 million was used to reduce amounts due on the term loan.

On September 11, 2009, HOC issued $720.0 million principal amount of additional first lien notes. Proceeds from this issuance were used to pay a portion of HOC’s outstanding terms loan and revolving loans under its senior secured credit facilities, of which approximately $138.1 million was used to permanently reduce commitments under the revolving credit facility and approximately $495.3 million was used to reduce amounts due on the term loan.

On October 22, 2009, HOC completed cash tender offers for certain of its outstanding debt securities with maturities in 2010 and 2011 (as more fully discussed below). In connection with the cash tender offers, HOC borrowed $1,000 million of new term loans under its senior secured credit facilities pursuant to an incremental amendment (the “Incremental Loans”). A portion of the net proceeds of the Incremental Loans were used to purchase the notes validly tendered and not validly withdrawn pursuant to the 2010/2011 Tender Offers.

As of December 31, 2009, after consideration of the 2009 activity discussed above, our Credit Facilities provide for senior secured financing of up to $8,465.1 million, consisting of (i) senior secured term loan facilities in an aggregate principal amount of up to $6,835.1 million with $5,835.1 million maturing on January 20, 2015 and $1,000.0 million maturing on October 31, 2016, and (ii) a senior secured revolving credit facility in an aggregate principal amount of $1,630.0 million, maturing January 28, 2014, including both a letter of credit sub-facility and a swingline loan sub-facility. The credit facilities require scheduled quarterly payments of $5.0 million, with the balance due at maturity. Effective March 31, 2010, the required quarterly payments will increase to $7.5 million. A total of $7,262.1 million face amount of borrowings were outstanding under the Credit Facilities as of December 31, 2009, with an additional $162.2 million committed to letters of credit that were issued under the Credit Facilities. After consideration of these borrowings and letters of credit, $1,040.8 million of additional borrowing capacity was available to the Company under the Credit Facilities as of December 31, 2009.

Interest and Fees Borrowings under the Credit Facilities, other than borrowings under the Incremental Loans, bear interest at a rate equal to the then-current LIBOR rate or at a rate equal to the alternate base rate, in each case plus an applicable margin. As of December 31, 2009, the Credit Facilities, other than borrowings under the Incremental Loans, bore interest at LIBOR plus 300 basis points for the term loans and a portion of the revolver loan and 150 basis points over LIBOR for the swingline loan and at the alternate base rate plus 200 basis points for the remainder of the revolver loan.

Borrowings under the Incremental Loans bear interest at a rate equal to either the alternate base rate or the greater of i) the then-current LIBOR rate or ii) 2.0%; in each case plus an applicable margin. At December 31, 2009, borrowings under the Incremental Loans bore interest at the minimum base rate of 2.0%, plus 750 basis points.

In addition, on a quarterly basis, we are required to pay each lender (i) a commitment fee in respect of any unborrowed amounts under the revolving credit facility and (ii) a letter of credit fee in respect of the aggregate face amount of outstanding letters of credit under the revolving credit facility. As of December 31, 2009, the Credit Facilities bore a commitment fee for unborrowed amounts of 50 basis points.

We make monthly interest payments on our CMBS financing. Our Senior Secured Notes, including the Second-Priority Senior Secured Notes, and our unsecured debt have semi-annual interest payments, with the majority of those payments on June 15 and December 15. Our previously outstanding senior secured notes that were retired as part of the exchange offers below had semi-annual interest payments on February 1 and August 1 of every year.

In July 2008, HOC made the permitted election under the Indenture governing its 10.75%/11.5% Senior Toggle Notes due 2018 and the Interim Loan Agreement dated January 28, 2008, to pay all interest due on January 28, and February 1, 2009, for the loan in-kind. A similar election was made in January 2009 to pay the interest due August 1, 2009, for the 10.75%/11.5% Senior Toggle Notes due 2018 in-kind, and in March 2009, the election was made to pay the interest due April 28, 2009, on the Interim Loan Agreement in-kind. In connection with the debt exchange detailed below, the Interim Toggle Notes were no longer outstanding. The Company used the cash savings generated by this election for general corporate purposes, including the early retirement of other debt.

Exchange Offers, Debt Repurchases and Open Market Purchases From time to time, we may retire portions of our outstanding debt in open market purchases, privately negotiated transactions or otherwise. These repurchases will be funded through available cash from operations and from our established debt programs. Such repurchases are dependent on prevailing market conditions, the Company’s liquidity requirements, contractual restrictions and other factors.

In December 2008, HOC completed private exchange offers whereby approximately $2,224 million, face amount, of HOC’s debt maturing between 2010 and 2018, was exchanged for new 10.0% Second-Priority Senior Secured Notes with a face value of $214.8 million due 2015 and new 10.0% Second-Priority Senior Secured Notes with a face value of $847.6 million due 2018. Interest on the new notes is payable in cash each June 15 and December 15 until maturity. The Second-Priority Senior Secured Notes are secured by a second priority security interest in substantially all of HOC’s and its subsidiary’s property and assets that secure the senior secured credit facilities. These liens are junior in priority to the liens on substantially the same collateral securing the senior secured credit facilities.

On April 15, 2009, HOC completed private exchange offers to exchange approximately $3,648.8 million aggregate principal amount of new 10.0% Second-Priority Senior Secured Notes due 2018 for approximately $5,470.1 million principal amount of its outstanding debt due between 2010 and 2018. The new notes are guaranteed by Harrah’s Entertainment and are secured on a second-priority lien basis by substantially all of HOC’s and its subsidiaries’ assets that secure the senior secured credit facilities. In addition to the exchange offers, a subsidiary of Harrah’s Entertainment paid approximately $96.7 million to purchase for cash certain notes of HOC with an aggregate principal amount of approximately $522.9 million maturing between 2015 and 2017. The notes purchased pursuant to this tender offer remained outstanding for HOC but reduce Harrah’s Entertainment’s outstanding debt on a consolidated basis. Additionally, HOC paid approximately $4.8 million in cash to purchase notes of approximately $24.0 million aggregate principal amount from retail holders that were not eligible to participate in the exchange offers. As a result of the exchange and tender offers, we recorded a pretax gain in the second quarter 2009 of approximately $4,023.0 million.

On October 22, 2009, HOC completed cash tender offers (the “2010/2011 Tender Offers”) for certain of its outstanding debt securities with maturities in 2010 and 2011. HOC purchased $4.5 million principal amount of its 5.500% senior notes due 2010, $17.2 million principal amount of its 7.875% senior subordinated notes due 2010, $19.6 million principal amount of its 8.000% senior notes due 2011 and $4.2 million principal amount of its 8.125% senior subordinated notes due 2011 for an aggregate consideration of approximately $44.5 million.

During the 2009 fourth quarter, we entered into and completed purchase and sale agreements with certain lenders to acquire mezzanine loans (“CMBS Loans”) under our CMBS financing. We purchased approximately $948.8 million face value of our outstanding CMBS Loans for approximately $237.2 million, recognizing a pre-tax gain on the transaction of approximately $688.1 million. As a result of the recent debt repurchase, the total outstanding debt related to CMBS Financing is now approximately $5,551.5 million.

As a result of the receipt of the requisite consent of lenders having loans made under the Senior Unsecured Interim Loan Agreement (“Interim Loan Agreement”) representing more than 50% of the sum of all loans outstanding under the Interim Loan Agreement, waivers or amendments of certain provisions of the Interim Loan Agreement to permit HOC, from time to time, to buy back loans at prices below par from specific lenders in the form of voluntary prepayments of the loans by HOC on a non-pro rata basis are now operative. Included in the exchanged debt discussed above are approximately $297 million of 10.0% Second-Priority Senior Secured Notes that were exchanged for approximately $442 million principal amount of loans surrendered in the exchange offer for loans outstanding under the Interim Loan Agreement. As a result of these transactions, all loans outstanding under the Interim Loan Agreement have been retired.

As a result of the 2009 exchange and tender offers, the CMBS Financing repurchases, and purchases of our debt on the open market, we recorded a pre-tax gain in 2009 of $4,965.5 million arising from early extinguishment of debt, comprised as follows:

(In millions)	Year Ended Dec 31, 2009

Face value of HOC Open Market Purchases:
5.50% due 7/01/2010	$68.0
7.875% due 3/15/2010	111.5
8.00% due 02/01/2011	37.7
8.125% due 05/15/2011	178.2
5.375% due 12/15/2013	87.2
10.75% due 1/28/2016	265.0

Face value of other HET Subsidiary Open Market Purchases:
5.625% due 06/01/2015	$138.0
5.750% due 06/01/2017	169.0
6.50% due 06/01/2016	24.0

Total Face Value of open market purchases	1,078.6

Cash paid for open market purchases	(657.0)

Net cash gain on purchases	421.6
Write-off of unamortized discounts and debt fees	(167.2)
Gain on CMBS repurchases	688.1
Gain on debt exchanges	4,023.0

Aggregate gains on early extinguishments of debt	$4,965.5

Under the American Recovery and Reinvestment Act of 2009 (the “Act”), the Company will receive temporary tax relief under the Delayed Recognition of Cancellation of Debt Income (“CODI”) rules. The Act contains a provision that allows for a five-year deferral for tax purposes of CODI for debt reacquired in 2009 and 2010, followed by recognition of CODI ratably over the succeeding five years. The provision applies for specified types of repurchases including the acquisition of a debt instrument for cash and the exchange of one debt instrument for another. For state income tax purposes, certain states have conformed to the Act and others have not.

Collateral and Guarantors HOC’s Credit Facilities are guaranteed by Harrah’s Entertainment, and are secured by a pledge of HOC’s capital stock, and by substantially all of the existing and future property and assets of HOC and its material, wholly-owned domestic subsidiaries, including a pledge of the capital stock of HOC’s material, wholly-owned domestic subsidiaries and 65% of the capital stock of the first-tier foreign subsidiaries, in each case subject to exceptions. The following casino properties have mortgages under the Credit Facilities:

Las Vegas	Atlantic City	Louisiana/Mississippi	Iowa/Missouri
Caesars Palace	Bally’s Atlantic City	Harrah’s New Orleans	Harrah’s St. Louis
Bally’s Las Vegas	Caesars Atlantic City	(Hotel only)	Harrah’s Council Bluffs
Imperial Palace	Showboat Atlantic City	Harrah’s Louisiana Downs	Horseshoe Council Bluffs/
Bill’s Gamblin’ Hall &		Horseshoe Bossier City	Bluffs Run
Saloon		Harrah’s Tunica
Horseshoe Tunica
Tunica Roadhouse Hotel
& Casino

Illinois/Indiana	Other Nevada
Horseshoe Southern	Harrah’s Reno
Indiana	Harrah’s Lake Tahoe
Harrah’s Metropolis	Harveys Lake Tahoe
Horseshoe Hammond	Bill’s Lake Tahoe (a)

(a)	In December 2009, we announced the closure of this property effective January 2010 and we sold the property in February 2010.

Additionally, certain undeveloped land in Las Vegas also is mortgaged.

Restrictive Covenants and Other Matters The Credit Facilities require compliance on a quarterly basis with a maximum net senior secured first lien debt leverage test. In addition, the Credit Facilities include negative covenants, subject to certain exceptions, restricting or limiting HOC’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional debt; (ii) create liens on certain assets; (iii) enter into sale and lease-back transactions; (iv) make certain investments, loans and advances; (v) consolidate, merge, sell or otherwise dispose of all or any part of its assets or to purchase, lease or otherwise acquire all or any substantial part of assets of any other person; (vi) pay dividends or make distributions or make other restricted payments; (vii) enter into certain transactions with its affiliates; (viii) engage in any business other than the business activity conducted at the closing date of the loan or business activities incidental or related thereto; (ix) amend or modify the articles or certificate of incorporation, by-laws and certain agreements or make certain payments or modifications of indebtedness; and (x) designate or permit the designation of any indebtedness as “Designated Senior Debt.”

Harrah’s Entertainment is not bound by any financial or negative covenants contained in HOC’s credit agreement, other than with respect to the incurrence of liens on and the pledge of its stock of HOC.

All borrowings under the senior secured revolving credit facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, and the requirement that such borrowing does not reduce the amount of obligations otherwise permitted to be secured under our new senior secured credit facilities without ratably securing the retained notes.

Certain covenants contained in HOC’s credit agreement require the maintenance of a senior first priority secured debt to last twelve months Adjusted EBITDA (“Earnings Before Interest, Taxes, Depreciation and Amortization”), as defined in the agreements, ratio (“Senior Secured Leverage Ratio”). The June 3, 2009 amendment and waiver to our credit agreement excludes from the Senior Secured Leverage Ratio (a) the $1,375.0 million Original First Lien Notes issued June 15, 2009 and the $720 million Additional First Lien Notes issued on September 11, 2009 and (b) up to $250.0 million aggregate principal amount of consolidated debt of subsidiaries that are not wholly owned subsidiaries. Certain covenants contained in HOC’s credit agreement governing its senior secured credit facilities, the indenture and other agreements governing HOC’s 10.0% Second-Priority Senior Secured Notes due 2015 and 2018, and our first lien notes restrict our ability to take certain actions such as incurring additional debt or making acquisitions if we are unable to meet last twelve months Adjusted EBITDA to Fixed Charges, senior secured debt to last twelve months Adjusted EBITDA and consolidated debt to last twelve months Adjusted EBITDA ratios (in each case as calculated pursuant to the applicable agreements). The covenants that restrict additional indebtedness and the ability to make future acquisitions require a last twelve months Adjusted EBITDA to Fixed Charges ratio (measured on a trailing four-quarter basis) of 2.0:1.0. Failure to comply with these covenants can result in limiting our long-term growth prospects by hindering our ability to incur future indebtedness or grow through acquisitions.

The indenture governing the 10.75% Senior Notes, 10.75%/11.5% Senior Toggle Notes and the agreements governing the other cash pay debt and PIK toggle debt limit HOC’s (and most of its subsidiaries’) ability to among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends or make distributions in respect of our capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) with respect to HOC only, engage in any business or own any material asset other than all of the equity interest of HOC so long as certain investors hold a majority of the notes; (vi) create or permit to exist dividend and/or payment restrictions affecting its restricted subsidiaries; (vii) create liens on certain assets to secure debt; (viii) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; (ix) enter into certain transactions with its affiliates; and (x) designate its subsidiaries as unrestricted subsidiaries. Subject to certain exceptions, the indenture governing the notes and the agreements governing the other cash pay debt and PIK toggle debt will permit us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

Other Financing Transactions During 2009, Chester Downs and Marina LLC (“Chester Downs”), a majority-owned subsidiary of HOC and owner of Harrah’s Chester, entered into an agreement to borrow under a senior secured term loan with a principal amount of $230 million and borrowed such amount, net of original issue discount. The proceeds of the term loan were used to pay off intercompany debt due to HOC and to repurchase equity interests from certain minority partners of Chester Downs. As a result of the purchase of these equity interests, HOC currently owns 95.0% of Chester Downs.

Derivative Instruments

We use interest rate swaps to manage the mix of our debt between fixed and variable rate instruments. As of December 31, 2009 we have entered into 10 interest rate swap agreements for notional amounts totaling $6,500 million. The difference to be paid or received under the terms of the interest rate swap agreements is accrued as interest rates change and recognized as an adjustment to interest expense for the related debt. Changes in the variable interest rates to be paid or received pursuant to the terms of the interest rate swap agreements will have a corresponding effect on future cash flows. The major terms of the interest rate swap agreements as of December 31, 2009 are as follows:

Effective Date	Notional Amount	Fixed Rate Paid	Variable Rate Received as of Dec. 31, 2009	Next Reset Date	Maturity Date
	(In millions)
April 25, 2007	$200	4.898%	0.28219%	January 26, 2010	April 25, 2011
April 25, 2007	200	4.896%	0.28219%	January 26, 2010	April 25, 2011
April 25, 2007	200	4.925%	0.28219%	January 26, 2010	April 25, 2011
April 25, 2007	200	4.917%	0.28219%	January 26, 2010	April 25, 2011
April 25, 2007	200	4.907%	0.28219%	January 26, 2010	April 25, 2011
September 26, 2007	250	4.809%	0.28219%	January 26, 2010	April 25, 2011
September 26, 2007	250	4.775%	0.28219%	January 26, 2010	April 25, 2011
April 25, 2008	2,000	4.276%	0.28219%	January 26, 2010	April 25, 2013
April 25, 2008	2,000	4.263%	0.28219%	January 26, 2010	April 25, 2013
April 25, 2008	1,000	4.172%	0.28219%	January 26, 2010	April 25, 2012

The variable rate on our interest rate swap agreements did not materially change as a result of the January 26, 2010 reset.

Prior to February 15, 2008, our interest rate swap agreements were not designated as hedging instruments; therefore, gains or losses resulting from changes in the fair value of the swaps were recognized in Interest expense in the period of the change. On February 15, 2008, eight of our interest rate swap agreements for notional amounts totaling $3,500 million were designated as cash flow hedging instruments for accounting purposes and on April 1, 2008, the remaining swap agreements were designated as cash flow hedging instruments for accounting purposes.

During October 2009, we borrowed $1,000 million under the Incremental Loans and used a majority of the net proceeds to temporarily repay most of our revolving debt under the Credit Facility. As a result, we no longer had a sufficient amount of outstanding debt under the same terms as our interest rate swap agreements to support hedge accounting treatment for the full $6,500 million in interest rate swaps. Thus, as of September 30, 2009, we removed the cash flow hedge designation for the $1,000 million swap agreement, freezing the amount of deferred losses recorded in Other Comprehensive Income associated with this swap agreement, and reducing the total notional amount on interest rate swaps designated as cash flow hedging instruments to $5,500 million. Beginning October 1, 2009, we began amortizing deferred losses frozen in Other Comprehensive Income into income over the original remaining term of the hedged forecasted transactions that are still considered to be probable of occurring.

During the fourth quarter of 2009, we re-designated approximately $310 million of the $1,000 million swap as a cash flow hedging instrument. As a result, at December 31, 2009, $5,810 million of our total interest rate swap notional amount of $6,500 million remained designated as hedging instruments for accounting purposes. Any future changes in fair value of the portion of the interest rate swap not designated as a hedging instrument will be recognized in Interest expense during the period in which the changes in value occur.

On January 28, 2008, we entered into an interest rate cap agreement to partially hedge the risk of future increases in the variable rate of the CMBS Financing. The interest rate cap agreement, which was effective January 28, 2008 and terminates February 13, 2013, is for a notional amount of $6,500 million at a LIBOR cap rate of 4.5%. The interest rate cap was designated as a cash flow hedging instrument for accounting purposes on May 1, 2008.

On November 30, 2009, we purchased and extinguished approximately $948.8 million of the CMBS Financing. The hedging relationship between the CMBS Financing and the interest rate cap has remained effective subsequent to the debt extinguishment. As a result of the extinguishment, we reclassified approximately $12.1 million of deferred losses out of accumulated other comprehensive income and into interest expense associated with hedges for which the forecasted future transactions are no longer probable of occurring. The change in the fair value for the ineffective portion of the cap will be recorded to interest expense starting December 1, 2009.

The following table represents the fair values of derivative instruments in the Consolidated Balance Sheets as of December 31, 2009 and 2008:

	Asset Derivatives				Liability Derivatives
As of December 31,	2009		2008		2009		2008
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value

Derivatives designated as hedging instruments
Interest Rate Swaps		$—		$—	Deferred Credits and Other	$(337.6)	Deferred Credits and Other	$(335.3)
Interest Rate Cap	Deferred Charges and Other	56.8	Deferred Charges and Other	32.4		—		—

Subtotal		56.8		32.4		(337.6)		(335.3)

Derivatives not designated as hedging instruments
Interest Rate Swaps		—		—	Deferred Credits and Other	(37.6)		—
Interest Rate Cap	Deferred Charges and Other	—	Deferred Charges and Other	—		—		—

Subtotal		—		—		(37.6)		—

Total Derivatives		$56.8		$32.4		$(375.2)		$(335.3)

The following table represents the effect of derivative instruments in the Consolidated Statements of Operations as for the year ended December 31, 2009 and the period from January 28, 2008 through December 31, 2008:

	Amount of (Gain) or Loss on Derivatives Recognized in OCI (Effective Portion)		Location of (Gain) or Loss Reclassified From Accumulated OCI Into Income (Effective Portion)	Amount of (Gain) or Loss Reclassified from Accumulated OCI into Income (Effective Portion)		Location of (Gains) or Loss Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of (Gains) or Loss Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)

Cash Flow Hedging Relationships	2009	Jan. 28 through Dec. 31, 2008		2009	Jan. 28 through Dec. 31, 2008		2009	Jan. 28 through Dec. 31, 2008
Interest rate contracts	$20.9	$158.8	Interest Expense	$15.1	$0.8	Interest Expense	$(7.6)	$104.3

		Amount of (Gain) or Loss Recognized in Income on Derivatives
Derivatives Not Designated as Hedging Instruments	Location of (Gain) or Loss Recognized in Income on Derivative	2009	Jan. 28 through Dec. 31, 2008
Interest Rate Contracts	Interest Expense	(7.6)	116.0

A change in interest rates on variable-rate debt will impact our financial results. For example, assuming a constant outstanding balance for our variable-rate debt, excluding the $5,810 million of variable-rate debt for which our interest rate swap agreements are designated as hedging instruments for accounting purposes, for the next twelve months, a hypothetical 1% increase in corresponding interest rates would change interest expense for the twelve months following December 31, 2009 by approximately $60.2 million. At December 31, 2009, the three-month USD LIBOR rate was 0.253%. A hypothetical reduction of this rate to 0% would decrease interest expense for the next twelve months by approximately $15.2 million. At December 31, 2009, our variable-rate debt, excluding the aforementioned $5,810 million of variable-rate debt hedged against interest rate swap agreements, represents approximately 37% of our total debt, while our fixed-rate debt is approximately 63% of our total debt.

Note 7—Preferred and Common Stock

Preferred Stock

As of both December 31, 2009 and 2008, the authorized preferred stock shares are 40,000,000, par value $0.01 per share, stated value $100.00 per share.

On January 28, 2008, our Board of Directors adopted a resolution authorizing the creation and issuance of a series of preferred stock known as the Non-Voting Perpetual Preferred Stock. The number of shares constituting such series shall be 20,000,000.

On a quarterly basis, each share of non-voting preferred stock accrues dividends at a rate of 15.0% per annum, compounded quarterly. Dividends will be paid in cash, when, if, and as declared by the Board of Directors, subject to approval by the appropriate regulators. We currently do not expect to pay cash dividends. Dividends on the non-voting perpetual preferred stock are cumulative. As of December 31, 2009, such dividends in arrears are $652.6 million. Shares of the non-voting preferred stock rank prior in right of payment to the non-voting and voting common stock and are entitled to a liquidation preference.

Upon the occurrence of any liquidating event, each holder of non-voting preferred stock shall have the right to require the Company to repurchase each outstanding share of non-voting preferred stock before any payment or distribution shall be made to the holders of non-voting common stock, voting common stock or any other junior stock. After the payment to the holders of non-voting preferred stock of the full preferential amounts, the holders of non-voting preferred stock shall have no right or claim to any of the remaining assets of the Company. Non-voting preferred stock may be converted into non-voting common stock on a pro rata basis with the consent of the holders of a majority of the non-voting preferred stock. Neither the non-voting preferred stock nor the non-voting common stock has any voting rights.

Upon written notice from the holders of the majority of the outstanding non-voting preferred stock, the Company shall convert each share of non-voting preferred stock into the number of shares of non-voting common stock equal to the stated value plus accumulated dividends, divided by the fair market value of the non-voting common stock as determined by the Board. At December 31, 2009, the conversion rate was equal to 3.99 non-voting common shares per non-voting preferred share.

The amount that the Company could be required to pay or the number of shares that the Company could be required to issue is not limited by any contract.

In February 2010, the Board of Directors approved revisions to the Certificate of Designation for the non-voting preferred stock to eliminate dividends (including all existing accrued but unpaid dividends) and to specify that the conversion right of the non-voting preferred stock be at the original value of the Company’s non-voting common stock. In March 2010, Hamlet Holdings LLC (the holder of all of the Company’s voting common stock) and holders of a majority of our non-voting preferred stock approved the revisions to the Certificate of Designation. Also in March 2010, the holders of a majority of our non-voting preferred stock voted to convert all of the non-voting preferred stock to non-voting common stock.

During 2009, we paid approximately $1.7 million to purchase 18,932 shares of our outstanding preferred stock. Such shares are recorded as treasury shares as of December 31, 2009.

Common Stock

As of December 31, 2009, the authorized common stock of the Company totaled 80,000,020 shares, consisting of 20 shares of voting common stock, par value $0.01 per share and 80,000,000 shares of non-voting common stock, par value $0.01 per share.

The voting common stock has no economic rights or privileges, including rights in liquidation. The holders of voting common stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Company.

Subject to the rights of holders of preferred stock, when, if, and as dividends are declared on the common stock, the holders of non-voting common stock shall be entitled to share in dividends equally, share for share.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of non-voting common stock will receive a pro rata distribution of any remaining assets after payment of or provision for liabilities and the liquidation preference on preferred stock, including the non-voting preferred stock, if any.

During 2009, we paid approximately $1.3 million to purchase 38,706 shares of our outstanding common stock. Such shares are recorded as treasury shares as of December 31, 2009.

Note 8—Accumulated Other Comprehensive Loss

Accumulated Other Comprehensive Loss consists of the following:

	As of December 31,
(In millions)	2009	2008
Net unrealized losses on derivative instruments, net of tax	$(100.8)	$(101.5)
Foreign currency translation, net of tax	(12.2)	(31.2)
Minimum pension liability adjustment, net of tax	(21.0)	(6.9)

	$(134.0)	$(139.6)

Note 9—Acquisition of Non-Controlling Interest

During 2009, Chester Downs entered into an agreement to borrow under a senior secured term loan in the principal amount of approximately $230.0 million. The proceeds, net of original issue discount, were used to pay off intercompany debt due to HOC and to purchase interests from other owners of Chester Downs. As a result of this acquisition, HOC increased its ownership interest to approximately 95.0% of Chester Downs. The purchase was accounted for as an equity transaction and, as a result, is included in the financing section within our Statement of Cash Flows.

Note 10—Write-downs, Reserves and Recoveries

Write-downs, reserves and recoveries include various pretax charges to record long-lived tangible asset impairments, contingent liability reserves, project write-offs, demolition costs, recoveries of previously recorded reserves and other non-routine transactions. The components of write-downs, reserves and recoveries for continuing operations were as follows:

	Successor		Predecessor
(In millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	2007
Impairment of long-lived tangible assets	$59.3	$39.6	$—	$—
Remediation costs	39.3	60.5	4.4	—
Efficiency projects	34.8	29.4	0.6	21.5
Demolition costs	2.5	9.2	0.2	7.3
(Gain)/loss on divested or abandoned assets	(4.0)	34.3	—	21.0
Litigation reserves, awards and settlements	(23.5)	10.1	—	8.5
Termination of contracts	—	14.4	—	—
Insurance proceeds in excess of deferred costs	—	(185.4)	—	(130.3)
Other	(0.5)	4.1	(0.5)	12.1

	$107.9	$16.2	$4.7	$(59.9)

For the year ended December 31, 2009, we recorded impairment charges related to long-lived tangible assets of $59.3 million. The majority of the charge was related to the Company’s office building in Memphis, Tennessee due to the relocation to Las Vegas, Nevada of those corporate functions formerly performed at that location. The impairment recorded in 2008 represents declines in the market value of certain assets that were held for sale and reserves for amounts that were not expected to be recovered for other non-operating assets.

Remediation costs relate to room remediation projects at certain of our Las Vegas properties.

Efficiency program expenses in 2009 and 2008 represent costs incurred to identify and implement efficiency projects aimed at stream-lining corporate and operating functions to achieve cost savings and efficiencies. In 2009, the majority of the costs incurred related to the closing of the office in Memphis, Tennessee, which previously housed certain corporate functions.

(Gain)/loss on divested or abandoned assets represents credits or costs associated with various projects that are determined to no longer be viable. During the year ended December 31, 2009, associated with its closure and pending liquidation, we wrote off the assets and liabilities on one of our London Club properties. Because the assets and liabilities were in a net liability position, a pre-tax gain of $9.0 million was recognized in the fourth quarter of 2009. The recognized gain was partially offset by charges related to other projects.

Litigation reserves, awards and settlements include costs incurred or reversed as a result of the Company’s involvement in various litigation matters. During 2009, an approximate $30 million legal judgment against the Company was vacated by court action. This amount was previously charged to write-downs, reserves and recoveries in 2006 and was reversed accordingly upon the vacated judgment. The reversal was partially offset by expenses incurred during 2009 related to other ongoing litigation matters.

Termination of contracts in 2008 represents amounts recognized in connection with concluding long-term lease arrangements.

In first quarter 2008, we entered into a settlement agreement with our insurance carriers related to the remaining unsettled claims associated with damages incurred in Mississippi from Hurricane Katrina in 2005, and the final payment of $338.1 million was received. Insurance proceeds exceeded the net book value of the impacted assets and costs and expenses that were reimbursable under our business interruption policy, and the excess is recorded as income. The income portion included in write-downs, reserves and recoveries are for those properties that we still own and operate. Income related to properties that were subsequently sold is included in Discontinued operations in our consolidated statements of operations.

Note 11—Income Taxes

The components of income/(loss) from continuing operations before income taxes and the related (provision)/benefit for U.S. and other income taxes were as follows:

	Successor		Predecessor
Income/(Loss) from Continuing Operations, before Income Taxes (In millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	2007

United States	$2,533.0	$(5,254.5)	$(102.1)	$1,081.0
Outside of the U.S.	(34.8)	(280.6)	(23.3)	(188.5)

	$2,498.2	$(5,535.1)	$(125.4)	$892.5

Income Tax (Provision)/Benefit	Successor		Predecessor
(In millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	2007
United States
Current
Federal	$—	$(113.3)	$11.1	$(341.2)
State	(24.4)	(9.5)	1.2	(24.9)
Deferred
Federal	(1,461.4)	476.4	16.3	(18.9)
State	(257.7)	(4.7)	(0.4)	(0.2)
Valuation Allowance	109.9	—	—	—
Outside of the U.S.
Current	(11.6)	(10.0)	(2.2)	(11.0)
Deferred	(6.6)	21.5	—	46.1

	$(1,651.8)	$360.4	$26.0	$(350.1)

The differences between the statutory federal income tax rate and the effective tax rate expressed as a percentage of income/(loss) from continuing operations before taxes were as follows:

	Successor		Predecessor
	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	2007

Statutory tax rate	35.0%	35.0%	35.0%	35.0%
Increases/(decreases) in tax resulting from:
State taxes, net of federal tax benefit (excludes state taxes recorded in Reserves for uncertain tax positions)	7.2	(0.4)	0.6	(2.5)
Valuation Allowance	(3.9)	0.4	—	3.8
Foreign income taxes, net of credit	0.9	(1.1)	(1.4)	3.1
Goodwill	19.8	(27.2)	0.1	—
Officers’ life insurance/insurance proceeds	(0.3)	0.1	(1.7)	(0.5)
Acquisition and integration costs	2.6	(0.1)	(12.0)	0.5
Reserves for uncertain tax positions	4.5	(0.3)	(0.2)	0.4
Other	0.3	0.1	0.4	(0.6)

Effective tax rate	66.1%	6.5%	20.8%	39.2%

Our 2009 effective tax rate varied from the U.S. statutory rate of 35.0 percent primarily as a result of non-deductible impairments of goodwill (described in Note 4, “Goodwill and Other Intangible Assets”), acquisition costs, state income tax expense and other adjustments.

The major components of the deferred tax assets and liabilities in our Consolidated Balance Sheets as of December 31 were as follows:

(In millions)	Successor 2009	Successor 2008
Deferred tax assets
State net operating losses	$92.5	$122.3
Foreign net operating losses	30.0	29.1
Valuation allowance on net operating losses and other deferred foreign and state tax assets	(54.5)	(151.4)
Federal net operating loss	169.9	—
Compensation programs	91.3	73.6
Allowance for doubtful accounts	82.9	72.1
Self-insurance reserves	25.2	29.7
Investments in non-consolidated affiliates	—	7.6
Project opening costs and prepaid expenses	5.3	15.3
Foreign tax credit	24.1	18.9
Valuation allowance on foreign tax credit	(24.1)	(18.9)
Other	139.5	141.8

	582.1	340.1

Deferred tax liabilities
Depreciation and other property-related items	2,360.8	2,440.6
Deferred cancellation of debt income and other debt-related items	2,200.1	267.7
Management and other contracts	20.7	31.2
Intangibles	1,701.6	1,770.0
Investments in non-consolidated affiliates	7.6	—

	6,290.8	4,509.5

Net deferred tax liability	$5,708.7	$4,169.4

Deferred tax assets and liabilities are presented in our Consolidated Balance Sheets as follows:

(In millions)	Successor 2009	Successor 2008
Assets:
Deferred income taxes (current)	$148.2	$157.6

Liabilities:
Deferred income taxes (non-current)	$5,856.9	$4,327.0

Net deferred tax liability	$5,708.7	$4,169.4

Net operating loss (“NOL”) carryforwards of the Company’s foreign subsidiaries were $107.1 million and $104.3 million for the years ended December 31, 2009 and 2008, respectively. The foreign NOLs have an indefinite carryforward period but are subject to a full valuation allowance as the Company believes these assets do not meet the “more likely than not” criteria for recognition under ASC 740.

NOL carryforwards for the Company’s subsidiaries for state income taxes were $2,238.3 million and $2,828.8 million for the years ended December 31, 2009 and 2008, respectively. As of December 31, 2008, the state NOLs of $2,828.8 were subject to a full valuation allowance as the Company expected the state NOLs to expire unused. As a result of operations and debt activity during the year, we expect to utilize a portion of the state NOLs. Accordingly the amount of state NOLs subject to a valuation allowance was reduced to $394.0 million at December 31, 2009. We anticipate that state NOLs in the amount of $9.4 million will expire in 2010. The remainder of the state NOLs will expire between 2011 and 2029.

As of December 31, 2009, the Company had federal NOL carryforward of $485.4 million. This NOL will expire in 2029. As of December 31, 2009, no valuation allowance has been established for the Company’s federal NOL deferred tax assets because the Company has sufficient future tax liabilities arising within the federal NOL carryforward period. However, the Company will continue to assess the need for an allowance in future periods.

As a result of debt exchange and debt repurchase activity, the Company recognized cancellation of indebtedness income of $4,965.5 million in 2009. The Company expects to defer the income from cancellation of indebtedness for federal tax purposes in accordance with the American Recovery and Reinvestment Act of 2009 (the “Act”), which was signed into law in February 2009. The deferral provisions permit the Company to defer recognition of the cancellation of indebtedness income for federal income tax purposes until 2014, when the deferred gain will begin to be recognized pro rata over a five-year period. For state income tax purposes, certain states have conformed to the Act and others have not. In December 2008, the Company recognized cancellation of indebtedness income of $983 million which was not subject to the deferral.

We entered into an agreement with the IRS to defer settlement of our 2008 income tax liability until the end of the month in which we file our 2009 income tax return, as we will be able to settle the liability at that time through application of our expected net operating loss for 2009. We will be subject to payment of interest to the IRS during the deferral period.

Unremitted earnings of our foreign subsidiaries amounted to $116.1 million in 2009 and $71.9 million in 2008. We have not recognized deferred taxes for U.S. federal income tax purposes on the unremitted earnings of our foreign subsidiaries that are deemed to be permanently reinvested. Upon distribution, in the form of dividends or otherwise, these unremitted earnings would be subject to U.S. federal income tax. Unrecognized foreign tax credits would be available to reduce a portion of the U.S. tax liability. Determination of the amount of unrecognized deferred U.S. income tax liability related to our foreign operations is not practicable.

As discussed in Note 1, “Summary of Significant Accounting Policies,” we adopted the provisions of ASC 740 regarding uncertain income tax positions, on January 1, 2007. As a result of the implementation of ASC 740, we recognized an approximate $12 million reduction to the January 1, 2007 balance of retained earnings. A reconciliation of the beginning and ending amounts of unrecognized tax benefits are as follows:

(in millions)
Balance at January 1, 2007	$183.0
Additions based on tax positions related to the current year	11.0
Additions for tax positions of prior years	12.0
Reductions for tax positions for prior years	(27.0)
Settlements	(37.0)
Expiration of statutes	—

Balance at December 31, 2007	142.0
Additions based on tax positions related to the current year	2.0
Additions for tax positions of prior years	16.0
Reductions for tax positions for prior years	(12.0)
Settlements	(12.0)
Expiration of statutes	—

Balance at December 31, 2008	$136.0
Additions based on tax positions related to the current year	123.0
Additions for tax positions of prior years	139.0
Reductions for tax positions for prior years	(3.0)
Settlements	(13.0)
Expiration of statutes	(20.0)

Balance at December 31, 2009	$362.0

We classify reserves for tax uncertainties within “Accrued expenses” and “Deferred credits and other” in our Consolidated Balance Sheets, separate from any related income tax payable or deferred income taxes. In accordance with ASC 740, reserve amounts relate to any potential income tax liabilities resulting from uncertain tax positions as well as potential interest or penalties associated with those liabilities. The increases in the year ended December 31, 2009 related to costs associated with the acquisition, cancellation of indebtedness income, and other identified uncertain tax positions.

We recognize interest and penalties accrued related to unrecognized tax benefits in income tax expense. We accrued approximately $9 million, $7 million, and $9 million during 2009, 2008 and 2007, respectively; additionally, we had accrued, in total, approximately $54 million, $45 million, and $38 million for the payment of interest and penalties at December 31, 2009, 2008, and 2007, respectively. Included in the balance of unrecognized tax benefits at December 31, 2009, 2008, and 2007 are $255 million, $108 million, and $49 million, respectively, of unrecognized tax benefits that, if recognized, would impact the effective tax rate.

We file income tax returns, including returns for our subsidiaries, with federal, state, and foreign jurisdictions. We are under regular and recurring audit by the Internal Revenue Service (“IRS”) on open tax positions, and it is possible that the amount of the liability for unrecognized tax benefits could change during the next twelve months. As a result of the expiration of the statute of limitations and closure of IRS audits, our 2004 and 2005 federal income tax years were closed during the year ended December 31, 2009. The IRS audit of our 2006 federal income tax year also concluded during the year ended December 31, 2009. We participated in the IRS’s Compliance Assurance Program (“CAP”) for the 2007 and 2008 tax years. Our 2007 federal income tax year has reached the IRS appeals stage of the audit process and we expect this appeal to close before March 31, 2010. Our 2008 federal income tax year is currently under post-CAP review by the IRS. We did not participate in the IRS’s CAP program for our 2009 income tax year and we will not participate in the CAP program for the 2010 income tax year.

We are also subject to exam by various state and foreign tax authorities. Tax years prior to 2005 are generally closed for foreign and state income tax purposes as the statutes of limitations have lapsed. However, various subsidiaries are still capable of being examined by the New Jersey Division of Taxation for tax years beginning with 1999 due to our execution of New Jersey statute of limitation extensions.

It is reasonably possible that our unrecognized tax benefits will increase or decrease within the next twelve months. These changes may be the result of ongoing audits or settlements. Audit adjustments and settlements could range from $0 to $27 million based on current estimates. Audit outcomes and the timing of audit settlements are subject to significant uncertainty. Although the Company believes that adequate provision has been made for such issues, there is the possibility that the ultimate resolution of such issues could have an adverse effect on our earnings. Conversely, if these issues are resolved favorably in the future, the related provision would be reduced, thus having a favorable impact on earnings.

Note 12—Fair Value Measurements

We adopted the required provisions of ASC 820, “Fair Value Measurements and Disclosures,” on January 1, 2008. ASC 820 outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based upon assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:	Observable inputs such as quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date;

Level 2:	Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3:	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The FASB deferred the effective date of ASC 820 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at estimated fair value in an entity’s financial statements on a recurring basis (at least annually). We adopted the provisions of ASC 820 for non-recurring measurements made for non-financial assets and non-financial liabilities on January 1, 2009. Our assessment of goodwill and other intangible assets for impairment includes an assessment using various Level 2 (EBITDA multiples and discount rate) and Level 3 (forecast cash flows) inputs. See Note 4, “Goodwill and Other Intangible Assets,” for more information on the application of ASC 820 to goodwill and other intangible assets.

Under ASC 825, “Financial Instruments,” entities are permitted to choose to measure many financial instruments and certain other items at fair value. We did not elect the fair value measurement option under ASC 825 for any of our financial assets or financial liabilities.

Items Measured at Fair Value on a Recurring Basis

The following table shows the fair value of our financial assets and financial liabilities:

(In millions)	Balance	Level 1	Level 2	Level 3
December 31, 2009
Assets:
Cash equivalents	$132.7	$132.7	$—	$—
Investments	88.9	73.4	15.5	—
Derivative instruments	56.8	—	56.8	—
Liabilities:
Derivative instruments	(375.2)	—	(375.2)	—

December 31, 2008
Assets:
Cash equivalents	$77.6	$77.6	$—	$—
Investments	45.6	29.0	16.6	—
Derivative instruments	32.4	—	32.4	—
Liabilities:
Derivative instruments	(335.3)	—	(335.3)	—

The following section describes the valuation methodologies used to measure fair value, key inputs, and significant assumptions:

Cash equivalents – Cash equivalents are investments in money market accounts and utilize level 1 inputs to determine fair value.

Investments – Investments are primarily debt and equity securities, the majority of which are traded in active markets, have readily determined market values and use level 1 inputs. Those debt and equity securities for which there are not active markets or the market values are not readily determinable are valued using Level 2 inputs. All of these investments are included in Prepayments and other and Deferred charges and other in our Consolidated Balance Sheets.

Derivative instruments – The estimated fair values of our derivative instruments are derived from market prices obtained from dealer quotes for similar, but not identical, assets or liabilities. Such quotes represent the estimated amounts we would receive or pay to terminate the contracts. Derivative instruments are included in Deferred charges and other and Deferred credits and other in our Consolidated Condensed Balance Sheets. Our derivatives are recorded at their fair values, adjusted for the credit rating of the counterparty if the derivative is an asset, or adjusted for the credit rating of the Company if the derivative is a liability. See Note 6, “Debt,” for more information on our derivative instruments.

Items Disclosed at Fair Value

Long-Term Debt – The fair value of the Company’s debt has been calculated based on the borrowing rates available as of December 31, 2009, for debt with similar terms and maturities and market quotes of our publicly traded debt. As of December 31, 2009, the Company’s outstanding debt had a fair value of $19,735.5 million and a carrying value of $18,943.1 million. The Company’s interest rate swaps used for hedging purposes had fair values equal to their carrying values, in the aggregate a liability of $375.2 million, and our interest rate cap agreement had a fair value equal to its carrying value as an asset of $56.8 million at December 31, 2009. See additional discussion about derivatives in Note 6, “Debt.”

Note 13—Commitments and Contingencies

CONTRACTUAL COMMITMENTS. We continue to pursue additional casino development opportunities that may require, individually and in the aggregate, significant commitments of capital, up-front payments to third parties and development completion guarantees.

The agreements pursuant to which we manage casinos on Indian lands contain provisions required by law that provide that a minimum monthly payment be made to the tribe. That obligation has priority over scheduled repayments of borrowings for development costs and over the management fee earned and paid to the manager. In the event that insufficient cash flow is generated by the operations to fund this payment, we must pay the shortfall to the tribe. Subject to certain limitations as to time, such advances, if any, would be repaid to us in future periods in which operations generate cash flow in excess of the required minimum payment. These commitments will terminate upon the occurrence of certain defined events, including termination of the management contract. Our aggregate monthly commitment for the minimum guaranteed payments, pursuant to these contracts for the three managed Indian-owned facilities now open, which extend for periods of up to 60 months from December 31, 2009, is $1.2 million. Each of these casinos currently generates sufficient cash flows to cover all of its obligations, including its debt service.

In February 2008, we entered into an agreement with the State of Louisiana whereby we extended our guarantee of an annual payment obligation of Jazz Casino Company, LLC, our wholly-owned subsidiary and owner of Harrah’s New Orleans, of $60 million owed to the State of Louisiana. The guarantee was extended for one year to end March 31, 2011.

In addition to the guarantees discussed above, we had total aggregate non-cancelable purchase obligations of $1,012.1 million as of December 31, 2009, including construction-related commitments.

The Supreme Court of Nevada decided in early 2008 that food purchased for subsequent use in the provision of complimentary and / or employee meals is exempt from use tax. Previously, such purchases were subject to use tax and the Company has claimed, but not recognized into earnings, a use tax refund totaling $32.2 million, plus interest, as a result of the 2008 decision. In early 2009, the Nevada Department of Taxation audited our refund claim, but has taken the position that those same purchases are now subject to sales tax; therefore, they subsequently issued a sales tax assessment totaling $27.4 million plus interest after application of our refund on use tax. While we have established certain reserves against possible loss on this matter, we believe that the Nevada Department of Taxation’s position has no merit and intend to litigate the issue.

SEVERANCE AND EMPLOYMENT AGREEMENTS.

Severance Agreements. As of December 31, 2009, we have severance agreements with 13 of our executives, which provide for payments to the executives in the event of their termination after a change in control, as defined. These agreements provide, among other things, for a compensation payment of 1.5 to 3.0 times the executive’s average annual compensation, as defined. The estimated amount, computed as of December 31, 2009, that would be payable under the agreements to these executives aggregated approximately $39.0 million. The estimated amount that would be payable to these executives does not include an estimate for the tax gross-up payment, provided for in the agreements, that would be payable to the executive if the executive becomes entitled to severance payments which are subject to federal excise tax imposed on the executive. These severance agreements expired on February 1, 2010.

Employment Agreement. We entered into an employment agreement with one executive that replaced his severance agreement as of January 28, 2008. The employment agreement provides for payments to the executive in the event of his termination after a change in control, as defined, and provides for, among other things, a compensation payment of 3.0 times the executive’s average annual compensation, as defined. The estimated amount, computed as of December 31, 2009, that would be payable under the agreement to the executive based on the compensation payment aggregated approximately $18.0 million. The estimated amount that would be payable to the executive does not include an estimate for the tax gross-up payment, provided for in the agreement, that would be payable to the executive if the executive becomes entitled to severance payments which are subject to federal excise tax.

SELF-INSURANCE. We are self-insured for various levels of general liability, workers’ compensation, employee medical coverage and other coverage. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of actuarial estimates of incurred but not reported claims. At December 31, 2009 and 2008, we had total self-insurance accruals reflected in our Consolidated Balance Sheets of $209.6 million and $213.0 million, respectively.

Note 14—Leases

We lease both real estate and equipment used in our operations and classify those leases as either operating or capital leases following the provisions of ASC 840, “Leases.” At December 31, 2009, the remaining lives of our operating leases ranged from one to 83 years, with various automatic extensions totaling up to 84 years.

Rental expense, net of income from subleases, is associated with operating leases for continuing operations and is charged to expense in the year incurred. Net rental expense is included within each line of the Statements of Operations dependant upon the nature or use of the assets under lease. Total net rental expense is as follows:

	Successor		Predecessor
(In millions)	For the Year Ended Dec. 31, 2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	For the Year Ended Dec. 31, 2007
Noncancelable
Minimum	$78.7	$81.8	$7.3	$88.9
Contingent	4.1	5.5	0.4	5.2
Sublease	(0.9)	(1.0)	—	(1.2)
Other	55.5	32.9	2.9	33.9

	$137.4	$119.2	$10.6	$126.8

Our future minimum rental commitments as of December 31, 2009 were as follows:

(In millions)	Noncancelable Operating Leases
2010	$81.1
2011	64.4
2012	57.9
2013	54.4
2014	52.6
Thereafter	1,524.0

Total minimum rental commitments	$1,834.4

In addition to these minimum rental commitments, certain of our operating leases provide for contingent rentals based on a percentage of revenues in excess of specified amounts.

Note 15—Litigation

Litigation Related to Employee Benefit Obligations

In December 1998, Hilton Hotels Corporation (“Hilton”) spun-off its gaming operations as Park Place Entertainment Corporation (“Park Place”). In connection with the spin-off, Hilton and Park Place entered an Employee Benefits and Other Employment Allocation Agreement dated December 31, 1998 (the “Allocation Agreement”) whereby Park Place assumed or retained, as applicable, liabilities and excess assets, if any, related to the Hilton Hotels Retirement Plan (the “Hilton Plan”) based on the accrued benefits of Hilton employees and

Park Place employees. Park Place changed its name to Caesars Entertainment, Inc. (“Caesars”) and the Company acquired Caesars in June 2005. In 1999 and 2005, the United States District Court for the District of Columbia certified two nationwide class action lawsuits against Hilton alleging that the Hilton Plan’s benefit formula was back loaded in violation of ERISA, and that Hilton failed to properly calculate Hilton Plan participants’ service for vesting purposes. In May 2009, the Court issued a decision granting summary judgment to the plaintiffs. The plaintiffs and Hilton are undertaking Court-mandated efforts to determine an appropriate remedy.

The Company received a letter from Hilton in October 2009 alleging potential liability under the above described claims and under the terms of the Allocation Agreement. The Company may be responsible for a portion of the liability resulting from the claims noted above. We are monitoring the status of the lawsuit, remedy determination, and our potential liability, if any.

Litigation Related to Our Operations

In April 2000, the Saint Regis Mohawk Tribe (the “Tribe”) granted Caesars the exclusive rights to develop a casino project in the State of New York. On April 26, 2000, certain individual members of the Tribe purported to commence a class action proceeding in a “Tribal Court” in Hogansburg, New York, against Caesars seeking to nullify Caesars’ agreement with the Tribe. On March 20, 2001, the “Tribal Court” purported to render a default judgment against Caesars in the amount of $1,787 million. Prior to our acquisition of Caesars in June 2005, it was believed that this matter was settled pending execution of final documents and mutual releases. Although fully executed settlement documents were never provided, on March 31, 2003, the United States District Court for the Northern District of New York dismissed litigation concerning the validity of the judgment, without prejudice, while retaining jurisdiction to reopen that litigation, if, within three months thereof, the settlement had not been completed. On June 22, 2007, a lawsuit was filed in the United States District Court for the Northern District of New York against us by certain trustees of the Catskill Litigation Trust alleging the Catskill Litigation Trust had been assigned the “Tribal Court” judgment and seeks to enforce it, with interest. According to a “Tribal Court” order, accrued interest through July 9, 2007, was approximately $1,014 million. On September 28, 2009, the Court entered summary judgment against the Tribe and dismissed the action, ruling that although alternative grounds were presented in the motion, the subject matter of the action was asserted in a prior action and settled by an oral agreement to end that matter with prejudice. On October 27, 2009, the Tribe filed a Notice of Appeal to the United States Court of Appeals for the Second Circuit. We have a settlement in principle with the Tribe that is subject to definitive documentation.

Litigation Related to Development

On March 6, 2008, Caesars Bahamas Investment Corporation (“CBIC”), an indirect subsidiary of HOC, terminated its previously announced agreement to enter into a joint venture in the Bahamas with Baha Mar Joint Venture Holdings Ltd. and Baha Mar JV Holding Ltd. (collectively, “Baha Mar”). To enforce its rights, on March 13, 2008, CBIC filed a complaint against Baha Mar, and the Baha Mar Development Company Ltd., in the Supreme Court of the State of New York, seeking a declaratory judgment with respect to CBIC’s rights under the Subscription and Contribution Agreement (the “Subscription Agreement”), between CBIC and Baha Mar dated January 12, 2007. Pursuant to the Subscription Agreement, CBIC agreed, subject to certain conditions, to subscribe for shares in Baha Mar Joint Venture Holdings Ltd., which was formed to develop and construct a casino, golf course and resort project in the Bahamas. The complaint alleges that (i) the Subscription Agreement grants CBIC the right to terminate the agreement at any time prior to the closing of the transactions contemplated therein, if the closing does not occur on time; (ii) the closing did not occur on time; and, (iii) CBIC exercised its right to terminate the Subscription Agreement, and to abandon the transactions contemplated therein. The complaint seeks a declaratory judgment that the Subscription Agreement has been terminated in accordance with its terms and the transactions contemplated therein have been abandoned.

Baha Mar and Baha Mar Development Company Ltd. (“Baha Mar Development”) filed an Amended Answer and Counterclaims against CBIC and a Third Party Complaint dated June 18, 2008 against HOC in the

Supreme Court of the State of New York. Baha Mar and Baha Mar Development allege that CBIC wrongfully terminated the Subscription Agreement and that CBIC wrongfully failed to make capital contributions under the Joint Venture Investors Agreement, by and between CBIC and Baha Mar, dated January 12, 2007. In addition, Baha Mar and Baha Mar Development allege that HOC wrongfully failed to perform its purported obligations under the Harrah’s Baha Mar Joint Venture Guaranty, dated January 12, 2007. Baha Mar and Baha Mar Development assert claims for breach of contract, breach of fiduciary duty, promissory estoppel, equitable estoppel and negligent misrepresentation. Baha Mar and Baha Mar Development seek (i) declaratory relief; (ii) specific performance; (iii) the recovery of alleged monetary damages; (iv) the recovery of attorneys fees, costs, and expenses and (v) the dismissal with prejudice of CBIC’s Complaint. CBIC and HOC have each answered, denying all allegations of wrongdoing. During the quarter ended June 30, 2009, both sides filed motions for summary judgment.

At the conclusion of oral argument on October 6, 2009, on cross motions for summary judgment, the Court stated that it was going to grant summary judgment to CBIC and HOC and that Baha Mar Development’s claims are dismissed. The Court entered its written decision on February 1, 2010.

Litigation Related to the December 2008 Exchange Offer

On January 9, 2009, S. Blake Murchison and Willis Shaw filed a purported class action lawsuit in the United Stated District Court for the District of Delaware, Civil Action No. 09-00020-SLR, against Harrah’s Entertainment, Inc. and its board of directors, and Harrah’s Operating Company, Inc. The lawsuit was amended on March 4, 2009, alleging that the bond exchange offer which closed on December 24, 2008 wrongfully impaired the rights of bondholders. The amended complaint alleges, among others, breach of the bond indentures, violation of the Trust Indenture Act of 1939, equitable rescission, and liability claims against the members of the board. The amended complaint seeks, among other relief, class certification of the lawsuit, declaratory relief that the alleged violations occurred, unspecified damages to the class, and attorneys’ fees. On April 30, 2009 the defendants stipulated to the plaintiff’s request to dismiss the lawsuit, without prejudice, which the court entered on June 18, 2009. Plaintiff has requested the court to award it attorneys’ fees. The request has been opposed and is pending with the court.

Other

In addition, the Company is party to ordinary and routine litigation incidental to our business. We do not expect the outcome of any pending litigation to have a material adverse effect on our consolidated financial position or results of operations.

Note 16—Supplemental Cash Flow Information

The increase/(decrease) in Cash and cash equivalents due to the changes in long-term and working capital accounts were as follows:

	Successor		Predecessor
(In millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	2007
Long-term accounts
Deferred charges and other	$(128.7)	$19.3	$14.0	$(30.4)
Deferred credits and other	203.4	(99.4)	54.3	(14.7)

Net change in long-term accounts	$74.7	$(80.1)	$68.3	$(45.1)

Working capital accounts
Receivables	$52.1	$(55.6)	$33.0	$(145.7)
Inventories	9.7	8.9	(1.4)	(6.8)
Prepayments and other	40.0	48.5	(26.5)	1.6
Accounts payable	(47.8)	(95.8)	56.9	(25.0)
Accrued expenses	(171.4)	497.4	(229.6)	4.6

Net change in working capital accounts	$(117.4)	$403.4	$(167.6)	$(171.3)

SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR INTEREST AND TAXES. The following table reconciles our Interest expense, net of capitalized interest, per the Consolidated Statements of Operations, to cash paid for interest, net of amount capitalized.

	Successor		Predecessor
(In millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	2007
Interest expense, net of capitalized interest	$1,892.5	$2,074.9	$89.7	$800.8
Adjustments to reconcile to cash paid for interest:
Net change in accruals	248.4	(196.4)	8.7	43.3
Amortization of deferred finance charges	(126.8)	(91.8)	(0.8)	(10.1)
Net amortization of discounts and premiums	(128.2)	(129.2)	2.9	40.2
Amortization of other comprehensive income	(18.2)	(0.9)	(0.1)	(0.9)
Rollover of Paid in Kind (“PIK”) interest to principal	(62.8)	—	—	—
Change in accrual (related to PIK interest)	(40.1)	(68.4)	—	—
Change in fair value of derivative instruments	7.6	(65.0)	(39.2)	(45.9)

Cash paid for interest, net of amount capitalized	$1,772.4	$1,523.2	$61.2	$827.4

Cash payments for income taxes, net	$31.0	$11.0	$1.0	$372.6

The company had accrued but not paid dividends on its preferred shares of $354.8 million and $297.8 million for the year ended December 31, 2009 and for the period from January 28, 2008 through December 31, 2008, respectively. Other significant non-cash transactions include the impairment of goodwill and other non-amortizing intangible assets discussed in Note 4, “Goodwill and other Intangible Assets,” the April 2009 debt exchange transaction discussed in Note 6, “Debt,” and the impairment of long-lived tangible assets and the litigation reserve adjustment, both of which are discussed in Note 10, “Write-downs, Reserves and Recoveries.”

Note 17—Employee Benefit Plans

We have established a number of employee benefit programs for purposes of attracting, retaining and motivating our employees. The following is a description of the basic components of these programs as of December 31, 2009.

EQUITY INCENTIVE AWARDS. Prior to the completion of the Acquisition, the Company granted stock options, SARs and restricted stock for a fixed number of shares to employees and directors under share-based compensation plans. The exercise prices of the stock options and SARs were equal to the fair market value of the underlying shares at the dates of grant. Compensation expense for restricted stock awards was measured at fair value on the dates of grant based on the number of shares granted and the quoted market price of the Company’s common stock. Such value was recognized as expense over the vesting period of the award adjusted for actual forfeitures.

In connection with the Acquisition, on January 28, 2008, outstanding and unexercised stock options and SARs, whether vested or unvested, were cancelled and converted into the right to receive a cash payment equal to the product of (a) the number of shares of common stock underlying the options and (b) the excess, if any, of the Acquisition consideration over the exercise price per share of common stock previously subject to such options, less any required withholding taxes. In addition, outstanding restricted shares vested and became free of restrictions, and each holder received $90 in cash for each outstanding share.

The following is a summary of activity under the equity incentive plans that were in effect through the effective date of the Acquisition, when all of the stock options and SARs were cancelled and restricted shares were vested:

	Predecessor
Plan	Outstanding at Jan. 1, 2008	Cancelled	Outstanding at Jan. 27, 2008
Stock options
2004 Equity Incentive Award Plan	7,303,293	7,303,293	—
2001 Broad-Based Stock Incentive Plan	50,097	50,097	—
2004 Long Term Incentive Plan	537,387	537,387	—
1998 Caesars Plans	102,251	102,251	—

Total options outstanding	7,993,028	7,993,028	—

Weighted average exercise price per option	$57.51	$57.51	—
Weighted average remaining contractual term per option	3.5 years	—	—
Options exercisable at January 27, 2008:
Number of options			—
Weighted average exercise price			—
Weighted average remaining contractual term			—
SARs
2004 Equity Incentive Award Plan	3,229,487	3,229,487	—
2004 Long Term Incentive Plan	27,695	27,695	—

Total SARs outstanding	3,257,182	3,257,182	—

Weighted average exercise price per SAR	$69.26	$69.26	—
Weighted average remaining contractual term per SAR	5.7 years	—	—
SARs exercisable at January 27, 2008:
Number of SARs			—
Weighted average exercise price			—
Weighted average remaining contractual term			—

		Vested
Restricted shares
2004 Equity Incentive Award Plan	687,624	687,624	—
2004 Long Term Incentive Plan	36,691	36,691	—

Total restricted shares outstanding	724,315	724,315	—

Weighted Average Grant date fair value per restricted share	$70.71	$70.71	—

Prior to the Acquisition, our employees were also granted restricted stock or options to purchase shares of common stock under the Harrah’s Entertainment, Inc. 2001 Broad-based Stock Incentive Plan (the “2001 Plan”). Two hundred thousand shares were authorized for issuance under the 2001 Plan, which was an equity compensation plan not approved by stockholders.

There were no share-based grants during the period January 1, 2008 through January 27, 2008.

The total intrinsic value of stock options cancelled, SARs cancelled and restricted shares vested at the date of the Acquisition was approximately $456.9 million, $225.3 million and $46.9 million, respectively.

The following is a summary of the activity for nonvested stock option and SAR grants and restricted share awards as of January 27, 2008 and the changes for the period January 1, 2008 to January 27, 2008:

	Predecessor
	Stock Options		SARs		Restricted Shares
	Options	Fair Value (1)	SARs	Fair Value (1)	Shares	Fair Value (1)
Nonvested at January 1, 2008	2,157,766	$19.87	2,492,883	$19.51	724,315	$70.71
Grants	—	—	—	—	—	—
Vested	(1,505,939)	19.82	(16,484)	23.71	(724,315)	70.71
Cancelled	(651,827)	20.00	(2,476,399)	19.48	—	—

Nonvested at January 27, 2008	—	$—	—	$—	—	$—

(1)

Represents the weighted-average grant date fair value per share-based unit, using the Black-Scholes option-pricing model for stock options and SARs and the average high/low market price of the Company’s common stock for restricted shares.

The total fair value of stock options and SARs cancelled and restricted shares vested during the period from January 1, 2008, through January 27, 2008, was approximately $42.9 million, $48.6 million and $51.2 million, respectively.

As of December 31, 2007, there was approximately $12.7 million, $38.2 million and $36.6 million of total unrecognized compensation cost related to stock option grants, SARs and restricted share awards, respectively, under the stock-based compensation plans. The consummation of the Acquisition accelerated the recognition of compensation cost of $82.8 million, which was included in Acquisition and integration costs in the Consolidated Statements of Operations in the period from January 1, 2008 through January 27, 2008.

Share-based Compensation Plans—Successor Entity

In February 2008, the Board of Directors approved and adopted the Harrah’s Entertainment, Inc. Management Equity Incentive Plan (the “Equity Plan”). The Board of Directors approved the grant of options to purchase up to 3,733,835 shares of our non-voting common stock in February 2008. The Equity Plan authorizes equity award options to be granted to management and other personnel and key service providers. Grants may be either shares of time-based options or shares of performance-based options, or a combination thereof. Time-based options generally vest in equal increments of 20% on each of the first five anniversaries of the grant date. The performance-based options vest based on the investment returns of our stockholders. One-half of the performance-based options become eligible to vest upon the stockholders receiving cash proceeds equal to two times their amount vested, and one-half of the performance-based options become eligible to vest upon the stockholders receiving cash proceeds equal to three times their amount vested subject to certain conditions and limitations. In addition, the performance-based options may vest earlier at lower thresholds upon liquidity events prior to December 31, 2011, as well as pro rata, in certain circumstances. The Equity Plan was amended in December 2008 to allow grants at a price above fair market value, as defined in the Equity Plan.

On February 23, 2010, the Human Resources Committee of the Board of Directors of the Company adopted an amendment to the Harrah’s Entertainment, Inc. Management Equity Incentive Plan (the “Plan”). The amendment provides for an increase in the available number shares of the Registrant’s non-voting common stock for which options may be granted to 4,566,919 shares.

The amendment also revised the vesting hurdles for performance-based options under the Plan. The performance options vest if the return on investment in the Company of TPG, the Apollo Funds, and their respective affiliates (the “Majority Stockholders”) achieve a specified return. Previously, 50% of the performance-based options vested upon a 2x return and 50% vested upon a 3x return. The triggers have been revised to 1.5x and 2.5x, respectively. In addition, a pro-rata portion of the 2.5x options will vest if the Majority Stockholders achieve a return on their investment that is greater than 2.0x, but less than 2.5x. The pro rata portion will increase on a straight line basis from zero to a participant’s total number of 2.5x options depending upon the level of returns that the Majority Stockholders realize between 2.0x and 2.5x.

The following is a summary of share-based option activity for the period from January 28, 2008 through December 31, 2008 and for the year ended December 31, 2009:

	Successor Entity
Options	Shares	Weighted Average Exercise Price	Fair Value(1)	Weighted Average Remaining Contractual Term (years)
Outstanding at January 28, 2008	133,133	$25.00	$20.82
Options granted	3,417,770	99.13	35.81
Exercised	—	—	—
Cancelled	(379,303)	100.00	36.68

Outstanding at December 31, 2008	3,171,600	$95.91	$35.07	8.9

Exercisable at December 31, 2008(2)	133,133	$25.00	$20.82	3.5

Outstanding at December 31, 2008	3,171,600	$95.91	$35.07
Options granted	302,496	51.79	17.89
Exercised	—	—	—
Cancelled	(279,921)	97.99	33.98

Outstanding at December 31, 2009	3,194,175	$91.53	$33.45	8.0

Exercisable at December 31, 2009	482,528	$78.49	$31.70	6.4

(1)

Represents the weighted-average grant date fair value per option, using the Monte Carlo simulation option-pricing model for performance-based options, and the Black-Scholes option-pricing model for time-based options.

(2)

On January 27, 2008, an executive and the Company entered into a stock option rollover agreement that provides for the conversion of options to purchase shares of the Company prior to the Acquisition into options to purchase shares of the Company following the Acquisition with such conversion preserving the intrinsic “spread value” of the converted option. The rollover option is immediately exercisable with respect to 133,133 shares of non-voting common stock of the Company at an exercise price of $25.00 per share. The rollover options expire on June 17, 2012.

There are no provisions in the Equity Plan for the issuance of SARs or restricted shares.

The weighted-average grant date fair value of options granted during 2009 was $17.89. There were no stock option exercises during the year ended December 31, 2009.

The Company utilized historical optionee behavioral data to estimate the option exercise and termination rates used in the option-pricing models. The expected term of the options represents the period of time the options were expected to be outstanding based on historical trends. Expected volatility was based on the historical volatility of the common stock of Harrah’s Entertainment and its competitor peer group for a period approximating the expected life. The Company does not expect to pay dividends on common stock. The risk-free interest rate within the expected term was based on the U.S. Treasury yield curve in effect at the time of grant.

As of December 31, 2009, there was approximately $49.0 million of total unrecognized compensation cost related to stock option grants. This cost is expected to be recognized over a remaining weighted-average period of 3.2 years. For the year ended December 31, 2009 and for the Successor period from January 28, 2008 through December 31, 2008, the compensation cost that has been charged against income for stock option grants was approximately $16.4 million and $15.8 million, respectively of which, for the year ended through December 31, 2009, $7.6 million was included in Corporate expense and $8.8 million was included in Property general, administrative and other in the Consolidated Statements of Operations.

Presented below is a comparative summary of valuation assumptions for the indicated periods:

	2009 Successor	2008 Successor	2007 Predecessor
Expected volatility	65.9%	35.4%	25.1%
Expected dividend yield	—	—	1.9%
Expected term (in years)	6.8	6.0	4.8
Risk-free interest rate	2.5%	3.3%	4.6%
Weighted average fair value per share of options granted	$17.89	$35.81	$21.06

SAVINGS AND RETIREMENT PLAN. We maintain a defined contribution savings and retirement plan, which, among other things, allows pretax and after-tax contributions to be made by employees to the plan. Under the plan, participating employees may elect to contribute up to 50% of their eligible earnings. Prior to February 2009, the Company matched 50% of the first six percent of employees’ contributions. In February 2009, Harrah’s Entertainment announced the suspension of the employer match for all participating employees, where allowed by law or not in violation of an existing agreement. The Acquisition was a change in control under the savings and retirement plan, and therefore, all unvested Company match as of the Acquisition became vested. Amounts contributed to the plan are invested, at the participant’s direction, in up to 19 separate funds. Participants become vested in the matching contribution over five years of credited service. Our contribution expense for this plan was $3.2 million for the year ended December 31, 2009, $28.5 million for the period from January 28, 2008 to December 31, 2008, $2.4 million for the period from January 1, 2008 to January 27, 2008 and $33.1 million for the year ended December 31, 2007.

DEFERRED COMPENSATION PLANS. The Company has one currently active deferred compensation plan, the Executive Supplemental Savings Plan II (“ESSP II”), although there are five other plans that contain deferred compensation assets: Harrah’s Executive Deferred Compensation Plan (“EDCP”), the Harrah’s Executive Supplemental Savings Plan (“ESSP”), Harrah’s Deferred Compensation Plan (“HDCP”), the Restated Park Place Entertainment Corporation Executive Deferred Compensation Plan, and the Caesars World, Inc. Executive Security Plan. The deferred compensation plans are collectively referred to as “DCP.”

Amounts deposited into DCP are unsecured liabilities of the Company, the EDCP and HDCP earn interest at rates approved by the Human Resources Committee of the Board of Directors. The other plans, including the ESSP II are variable investment plans, which allow employees to direct their investments by choosing from several investment alternatives. In connection with the acquisition of Caesars, we assumed the outstanding liability for Caesars’ deferred compensation plan; however, the balance was frozen and former Caesars employees may no longer contribute to that plan. The total liability included in Deferred credits and other for DCP at December 31, 2009 and 2008 was $98.6 million and $100.3 million, respectively. In connection with the administration of one of these plans, we have purchased company-owned life insurance policies insuring the lives of certain directors, officers and key employees.

Beginning in 2005, we implemented the ESSP II for certain executive officers, directors and other key employees of the Company to replace the ESSP. Eligible employees may elect to defer a percentage of their salary and/or bonus under ESSP II. Prior to February 2009, the Company had the option to make matching contributions with respect to deferrals of salary to those participants who are eligible to receive matching contributions under the Company’s 40l(k) plan. In February 2009, the Company eliminated matching contributions with respect to deferrals of salary. Employees immediately vest in their own deferrals of salary and bonus, and vest in Company funded matching and discretionary contributions over five years.

The Acquisition was a change in control under our deferred compensation plans, and therefore, all unvested Company match as of the Acquisition became vested. The change in control also required that the pre-existing trust and escrow funds related to our deferred compensation plans be fully funded.

Subsequent to the Acquisition, contributions by the Company have been segregated in order to differentiate between the fully-funded trusts and escrows prior to the Acquisition and the post-acquisition contributions. In January 2010, the Company funded $5.6 million into the trust in order to increase the security of the participants’ deferred compensation plan benefits because the Company is prevented from withdrawing or accessing trust assets for corporate needs.

MULTI-EMPLOYER PENSION PLAN. We have approximately 25,000 employees covered under collective bargaining agreements, and the majority of those employees are covered by union sponsored, collectively bargained multi-employer pension plans. We contributed and charged to expense $35.9 million for the year ended December 31, 2009, $34.7 million for the period from January 28, 2008 to December 31, 2008, $3.0 million for the period from January 1, 2008 to January 27, 2008 and $35.9 million for the year ended December 31, 2007, for such plans. The plans’ administrators do not provide sufficient information to enable us to determine our share, if any, of unfunded vested benefits.

PENSION COMMITMENTS. With the acquisition of London Clubs in December 2006, we assumed a defined benefit plan, which provides benefits based on final pensionable salary. The assets of the plan are held in a separate trustee-administered fund, and death-in-service benefits, professional fees and other expenses are paid by the pension plan. The most recent actuarial valuation of the plan showed a deficit of approximately $38.2 million, which is recognized as a liability in our Consolidated Balance Sheet at December 31, 2009. The London Clubs pension plan is not material to our Company.

As discussed within Note 15, “Litigation”, with our acquisition of Caesars, we assumed certain obligations related to the Employee Benefits and Other Employment Matters Allocation Agreement by and between Hilton Worldwide, Inc. (formerly Hilton Hotels Corporation) and Caesars dated December 31, 1998, pursuant to which we shall retain or assume, as applicable, liabilities and excess, if any, related to the Hilton Hotels Retirement Plan based on the ratio of accrued benefits of Hilton employees and the Company’s employees covered under the plan. Based on this ratio, our share of any benefit or obligation would be approximately 30 percent of the total. The Hilton Hotels Retirement Plan is a defined benefit plan that provides benefits based on years of service and compensation, as defined. Since December 31, 1996, employees have not accrued additional benefits under this plan. The plan is administered by Hilton Worldwide, Inc. Hilton Worldwide, Inc. has informed the Company that as of December 31, 2009, the plan benefit obligations exceeded the fair value of the plan assets by $74.2 million, of which $23.6 million is our share; however, no contributions to the plan were required during 2009. Hilton is unable to determine the contribution requirements for 2010.

Note 18—Discontinued Operations

During 2006, we sold four properties – Harrah’s Lake Charles, Reno Hilton, Flamingo Laughlin and Grand Casino Gulfport – and classified these operations as discontinued operations. Discontinued operations for the period from January 1, 2008 through January 27, 2008 included insurance proceeds of $87.3 million, after taxes, representing the final funds received that were in excess of the net book value of the impacted assets and costs and expenses reimbursed under our business interruption claims for Grand Casino Gulfport. Discontinued operations for 2007 included insurance proceeds of $89.6 million, after taxes, for reimbursements under our business interruption claims related to Harrah’s Lake Charles and Grand Casino Gulfport, both of which were sold in 2006. Pursuant to the terms of the sales agreements, we retained all insurance proceeds related to those properties.

Summary operating results for discontinued operations is as follows:

	Successor		Predecessor
(In millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	2007
Net revenues	$—	$—	$—	$0.2

Pretax income from discontinued operations	$—	$0.1	$141.5	$145.4

Discontinued operations, net of tax	$—	$0.1	$90.4	$92.2

Note 19—Non-consolidated Affiliates

During late 2009, we invested approximately $66.9 million to purchase outstanding debt of the Planet Hollywood Resort and Casino (“Planet Hollywood”), located on the Las Vegas strip. This investment was accounted for as a long-term investment recorded at historical cost as of December 31, 2009. The Company converted this investment into equity ownership interests of Planet Hollywood in February 2010 as more fully discussed in Note 21, “Subsequent Events.”

As of December 31, 2009, our investments in and advances to non-consolidated affiliates consisted of interests in a company that provides management services to a casino in Windsor, Canada, a casino club in South Africa, a horse-racing facility in Florence, Kentucky, a hotel in Metropolis, Illinois, a joint venture to construct a hotel at our combination thoroughbred racetrack and casino in Bossier City, Louisiana, and our investment in debt securities of Planet Hollywood.

	As of December 31,
(In millions)	2009	2008
Investments in and advances to non-consolidated affiliates
Accounted for under the equity method	$20.8	$25.3
Accounted for at historical cost	73.2	5.1

	$94.0	$30.4

Note 20—Related Party Transactions

In connection with the Acquisition, Apollo, TPG and their affiliates entered into a services agreement with Harrah’s Entertainment relating to the provision of financial and strategic advisory services and consulting services. We paid Apollo and TPG a one-time transaction fee of $200 million for structuring the Acquisition and for assisting with debt financing negotiations. This amount was included in the overall purchase price of the Acquisition. In addition, we pay a monitoring fee for management services and advice. Fees for the year ended December 31, 2009 and for the period from January 28, 2008 through December 31, 2008 were $28.7 million and $27.9 million, respectively. Such fees are included in Corporate expense in our Consolidated Statements of Operations for the applicable Successor periods. We also reimburse Apollo and TPG for expenses that they incur related to their management services.

In connection with our debt exchange in April 2009, certain debt held by the Apollo Funds and TPG was exchanged for new debt and the related party gain on that exchange totaling $80.1 million, net of deferred tax of $52.3 million, has been recorded to stockholders’ equity.

During the quarter ended June 30, 2009, the Apollo Funds and TPG completed their own tender offer and purchased some of our Second Lien Notes.

Note 21—Subsequent Events

Amendment to Stock Compensation Plan

On February 23, 2010, the Human Resources Committee of the Board of Directors of the Company adopted an amendment to the Harrah’s Entertainment, Inc. Management Equity Incentive Plan (the “Plan”). The amendment provides for an increase in the available number shares of the Registrant’s non-voting common stock for which options may be granted to 4,566,919 shares.

The amendment also revised the vesting hurdles for performance-based options under the Plan. The performance options vest if the return on investment in the Company of TPG, Apollo, and their respective affiliates (the “Majority Stockholders”) achieve a specified return. Previously, 50% of the performance-based options vested upon a 2x return and 50% vested upon a 3x return. The triggers have been revised to 1.5x and 2.5x, respectively. In addition, a pro-rata portion of the 2.5x options will vest if the Majority Stockholders achieve a return on their investment that is greater than 2.0x, but less than 2.5x. The pro rata portion will increase on a straight line basis from zero to a participant’s total number of 2.5x options depending upon the level of returns that the Majority Stockholders realize between 2.0x and 2.5x.

Acquisition of Planet Hollywood

On February 19, 2010, Harrah’s Operating Company, Inc. (“Harrah’s Operating”), a wholly owned subsidiary of Harrah’s Entertainment, Inc. (the “Registrant”), acquired 100% of the equity interests of PHW Las Vegas, LLC (“PHW Las Vegas”), which owns and operates the Planet Hollywood Resort and Casino located in Las Vegas, Nevada. In connection with this transaction, PHW Las Vegas assumed a $554.3 million senior secured term loan, and a subsidiary of Harrah’s Operating cancelled certain debt issued by PHW Las Vegas’ predecessor entities. In connection with the transaction and the assumption of debt, PHW Las Vegas entered into an amended and restated loan agreement (the “Amended and Restated Loan Agreement”) with Wells Fargo Bank, N.A., as trustee for The Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-TFL2 (“Lender”). The $554.3 million outstanding under the Amended and Restated Loan Agreement bears interest at a rate per annum equal to LIBOR plus 2.859% (the “Applicable Interest Rate”) and is secured by the assets of PHW Las Vegas, and non-recourse to other subsidiaries of the Company. PHW Las Vegas is an unrestricted subsidiary of HOC and therefore not a borrower under HOC’s credit facilities. A subsidiary of HOC manages the property for PHW Las Vegas for a fee. The maturity date for this loan is December 2011, with two extension options, which, if exercised, would delay maturity until April 2015.

Guaranty

In connection with the Amended and Restated Loan Agreement referred to above, the Registrant entered into a Guaranty Agreement (the “Guaranty”) for the benefit of Lender pursuant to which the Registrant guaranteed to Lender certain recourse liabilities of PHW Las Vegas pursuant to the Amended and Restated Loan Agreement. The Registrant’s maximum aggregate liability for such recourse liabilities of PHW Las Vegas is limited to an amount not to exceed $30.0 million provided that such recourse liabilities of PHW Las Vegas do not arise from (i) events, acts, or circumstances that are actually committed by, or voluntarily or willfully brought about by the Registrant or (ii) event, acts, or circumstances (regardless of the cause of the same) that provide actual benefit (in cash, cash equivalent, or other quantifiable amount) to the Registrant, to the full extent of the actual benefit received by the Registrant. Pursuant to the Guaranty, the Registrant is required to maintain a net worth or liquid assets of at least $100.0 million.

Prepayments

PHW Las Vegas may, at its option, voluntarily prepay the loan in whole or in part upon twenty (20) days prior written notice to Lender.

PHW Las Vegas is required to prepay the loan in (i) the amount of any insurance proceeds received by Lender for which Lender is not obligated to make available to PHW Las Vegas for restoration in accordance with the terms of the Amended and Restated Loan Agreement, (ii) the amount of any proceeds received from the operator of the timeshare property adjacent to the Planet Hollywood Resort and Casino, subject to the limitations set forth in the Amended and Restated Loan Agreement and (iii) the amount of any excess cash remaining after application of the cash management provisions of the Amended and Restated Loan Agreement.

Amortization

On each scheduled monthly payment date prior to the maturity date, PHW Las Vegas pays to Lender interest only accruing at the Applicable Interest Rate.

Amendment to CMBS Financing

On March 5, 2010, we received the consent of our lenders under our CMBS financing to amend the terms of the CMBS financing to, among other things, (i) provide our subsidiaries that are borrowers under the CMBS mortgage loan and/or related mezzanine loans (“CMBS Loans”) the right to extend the maturity of the CMBS Loans, subject to certain conditions, by up to 2 years until February 2015, (ii) amend certain terms of the CMBS Loans with respect to reserve requirements, collateral rights, property release prices and the payment of management fees, (iii) provide for ongoing mandatory offers to repurchase CMBS Loans using excess cash flow from the CMBS entities at discounted prices, (iv) provide for the amortization of the mortgage loan in certain minimum amounts upon the occurrence of certain conditions and (v) provide for certain limitations with respect to the amount of excess cash flow from the CMBS entities that may be distributed to us. Any CMBS Loan purchased pursuant to the amendments will be cancelled. The amendment to the terms of the CMBS Loans will become effective upon execution of definitive documentation.

In addition, we have agreed to purchase approximately $124 million of face value of CMBS Loans for $37 million, subject to the execution of definitive documentation for the amendments. In the fourth quarter of 2009, we purchased approximately $950 million of face value of CMBS Loans for approximately $237 million. Pursuant to the terms of the amendments, the borrowers have agreed to pay lenders selling CMBS Loans an additional $48 million for loans previously sold, subject to the execution of definitive documentation for the amendments.

Note 22—Consolidating Financial Information of Guarantors and Issuers

As of December 31, 2009, HOC is the issuer of certain debt securities that have been guaranteed by Harrah’s Entertainment and certain subsidiaries of HOC. The following consolidating schedules present condensed financial information for Harrah’s Entertainment, the parent and guarantor; HOC, the subsidiary issuer; guarantor subsidiaries of HOC; and non-guarantor subsidiaries of Harrah’s Entertainment and HOC, which includes the CMBS properties, as of December 31, 2009, and December 31, 2008, and for the Successor companies for the year ended December 31, 2009 and the period from January 28, 2008, through December 31, 2008, and for the Predecessor companies for the period from January 1, 2008, through January 27, 2008.

In connection with the CMBS financing for the Acquisition, HOC spun off to Harrah’s Entertainment the following casino properties and related operating assets: Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Showboat Atlantic City, Harrah’s Lake Tahoe, Harvey’s Lake Tahoe and Bill’s Lake Tahoe. Upon receipt of regulatory approvals that were requested prior to the closing of the Acquisition, in May 2008, Paris Las Vegas and Harrah’s Laughlin and their related operating assets were spun out of HOC to Harrah’s Entertainment and Harrah’s Lake Tahoe, Harvey’s Lake Tahoe, Bill’s Lake Tahoe and Showboat Atlantic City and their related operating assets were transferred to HOC from Harrah’s Entertainment. We refer to the May spin-off and transfer as the “Post-Closing CMBS Transaction.” The financial information included in this section reflects ownership of the CMBS properties pursuant to the spin-off and transfer of the Post-Closing CMBS Transaction.

In lieu of providing separate unaudited financial statements for the guarantor subsidiaries, we have included the accompanying consolidating condensed financial statements based on the Securities and Exchange Commission’s interpretation and application of ASC 470-10-S99, (Rule 3-10 of the Securities and Exchange Commission’s Regulation S-X). Management does not believe that separate financial statements of the guarantor subsidiaries are material to our investors. Therefore, separate financial statements and other disclosures concerning the guarantor subsidiaries are not presented.

HARRAH’S ENTERTAINMENT, INC.

(SUCCESSOR ENTITY)

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2009

(In millions)

	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Assets
Current assets
Cash and cash equivalents	$122.7	$(15.6)	$445.2	$365.8	$—	$918.1
Receivables, net of allowance for doubtful accounts	—	10.2	237.5	75.8	—	323.5
Deferred income taxes	—	60.0	68.4	19.8	—	148.2
Prepayments and other	—	12.5	79.8	64.1	—	156.4
Inventories	—	0.6	33.5	18.6	—	52.7
Intercompany receivables	0.2	478.4	261.3	232.5	(972.4)	—

Total current assets	122.9	546.1	1,125.7	776.6	(972.4)	1,598.9
Land, buildings, riverboats and equipment, net of accumulated depreciation	—	240.3	10,500.2	7,184.3	—	17,924.8
Assets held for sale	—	—	16.7	—	—	16.7
Goodwill	—	—	1,753.0	1,703.9	—	3,456.9
Intangible assets other than goodwill	—	6.3	4,230.2	714.8	—	4,951.3
Investments in and advances to nonconsolidated affiliates	1,846.1	15,056.8	70.2	627.3	(17,506.4)	94.0
Deferred charges and other	—	399.0	246.4	291.2	—	936.6
Intercompany receivables	—	1,348.7	1,687.8	706.9	(3,743.4)	—

	$1,969.0	$17,597.2	$19,630.2	$12,005.0	$(22,222.2)	$28,979.2

Liabilities and Stockholders’ (Deficit)/Equity
Current liabilities
Accounts payable	$—	$97.7	$104.6	$58.5	$—	$260.8
Interest payable	—	184.8	1.9	8.9	—	195.6
Accrued expenses	8.6	205.2	449.7	411.3	—	1,074.8
Current portion of long-term debt	—	30.0	6.3	38.0	—	74.3
Intercompany payables	1.8	34.1	412.0	524.5	(972.4)	—

Total current liabilities	10.4	551.8	974.5	1,041.2	(972.4)	1,605.5
Long-term debt	—	13,601.0	98.1	5,747.8	(578.1)	18,868.8
Deferred credits and other	—	642.9	147.8	81.8	—	872.5
Deferred income taxes	—	1,520.1	2,446.5	1,890.3	—	5,856.9
Intercompany notes	239.0	98.1	1,973.5	1,432.8	(3,743.4)	—

	249.4	16,413.9	5,640.4	10,193.9	(5,293.9)	27,203.7

Preferred stock	2,642.5	—	—	—	—	2,642.5

Harrah’s Entertainment, Inc. stockholders’ (deficit)/equity	(922.9)	1,183.3	13,989.8	1,755.2	(16,928.3)	(922.9)
Non-controlling interests	—	—	—	55.9	—	55.9

Total Stockholders’ (deficit)/equity	(922.9)	1,183.3	13,989.8	1,811.1	(16,928.3)	(867.0)

	$1,969.0	$17,597.2	$19,630.2	$12,005.0	$(22,222.2)	$28,979.2

HARRAH’S ENTERTAINMENT, INC.

(SUCCESSOR ENTITY)

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2008

(In millions)

	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Assets
Current assets
Cash and cash equivalents	$0.1	$7.1	$318.3	$325.0	$—	$650.5
Receivables, net of allowance for doubtful accounts	0.1	8.1	271.5	114.3	—	394.0
Deferred income taxes	—	56.5	79.4	21.7	—	157.6
Prepayments and other	—	12.9	101.6	84.9	—	199.4
Inventories	—	1.2	42.0	19.5	—	62.7
Intercompany receivables	0.2	261.6	161.5	168.0	(591.3)	—

Total current assets	0.4	347.4	974.3	733.4	(591.3)	1,464.2
Land, buildings, riverboats and equipment, net of accumulated depreciation	—	252.0	10,992.0	6,996.4	26.7	18,267.1
Assets held for sale	—	35.0	14.3	—	—	49.3
Goodwill	—	—	2,737.2	2,165.0	—	4,902.2
Intangible assets other than goodwill	—	7.0	4,506.2	794.7	—	5,307.9
Investments in and advances to nonconsolidated affiliates	728.2	15,879.1	4.1	26.3	(16,607.3)	30.4
Deferred charges and other	—	524.1	249.4	254.0	—	1,027.5
Intercompany receivables	160.6	1,256.9	1,687.7	1,202.4	(4,307.6)	—

	$889.2	$18,301.5	$21,165.2	$12,172.2	$(21,479.5)	$31,048.6

Liabilities and Stockholders’ (Deficit)/Equity
Current liabilities
Accounts payable	$0.5	$156.8	$153.6	$71.4	$—	$382.3
Interest payable	—	400.0	1.9	15.8	—	417.7
Accrued expenses	7.7	224.4	508.7	374.2	—	1,115.0
Current portion of long-term debt	—	72.5	6.3	6.8	—	85.6
Intercompany payables	—	18.9	298.2	274.2	(591.3)	—

Total current liabilities	8.2	872.6	968.7	742.4	(591.3)	2,000.6
Long-term debt	—	16,503.2	102.6	6,517.5	—	23,123.3
Deferred credits and other	—	480.6	131.5	57.0	—	669.1
Deferred income taxes	—	358.5	2,551.8	1,416.7	—	4,327.0
Intercompany notes	2.0	258.7	1,973.4	2,073.5	(4,307.6)	—

	10.2	18,473.6	5,728.0	10,807.1	(4,898.9)	30,120.0

Preferred stock	2,289.4	—	—	—	—	2,289.4

Harrah’s Entertainment, Inc. Stockholders’ (deficit)/equity	(1,410.4)	(172.1)	15,437.2	1,315.5	(16,580.6)	(1,410.4)
Non-controlling interests	—	—	—	49.6	—	49.6

Total Stockholders’ (deficit)/equity	(1,410.4)	(172.1)	15,437.2	1,365.1	(16,580.6)	(1,360.8)

	$889.2	$18,301.5	$21,165.2	$12,172.2	$(21,479.5)	$31,048.6

HARRAH’S ENTERTAINMENT, INC.

(SUCCESSOR ENTITY)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

(In millions)

	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Revenues
Casino	$—	$76.1	$4,724.9	$2,323.3	$—	$7,124.3
Food and beverage	—	17.3	842.3	619.7	—	1,479.3
Rooms	—	17.2	601.5	450.2	—	1,068.9
Management fees	—	8.5	60.2	1.2	(13.3)	56.6
Other	—	42.6	373.2	317.8	(141.2)	592.4
Less: casino promotional allowances	—	(22.6)	(891.6)	(499.9)	—	(1,414.1)

Net revenues	—	139.1	5,710.5	3,212.3	(154.5)	8,907.4

Operating expenses
Direct
Casino	—	45.9	2,575.6	1,304.0	—	3,925.5
Food and beverage	—	9.5	314.8	271.7	—	596.0
Rooms	—	1.8	111.6	100.1	—	213.5
Property general, administrative and other	—	40.3	1,326.8	770.0	(118.3)	2,018.8
Depreciation and amortization	—	8.3	449.5	226.1	—	683.9
Project opening costs	—	—	2.4	1.2	—	3.6
Write-downs, reserves and recoveries	—	(18.8)	96.7	30.0	—	107.9
Impairment of intangible assets	—	—	1,147.9	490.1	—	1,638.0
(Income)/losses on interests in non-consolidated affiliates	(854.4)	598.1	(49.0)	3.9	303.6	2.2
Corporate expense	40.1	91.5	19.1	36.2	(36.2)	150.7
Acquisition and integration costs	—	0.3	—	—	—	0.3
Amortization of intangible assets	—	0.7	112.4	61.7	—	174.8

Total operating expenses	(814.3)	777.6	6,107.8	3,295.0	149.1	9,515.2

Income/(loss) from operations	814.3	(638.5)	(397.3)	(82.7)	(303.6)	(607.8)
Interest expense, net of interest capitalized	(1.8)	(1,660.4)	(152.3)	(363.2)	285.2	(1,892.5)
Gain on early extinguishment of debt	—	3,929.6	—	1,035.9	—	4,965.5
Other income, including interest income	0.5	96.5	109.8	111.4	(285.2)	33.0

Income/(loss) from continuing operations before income taxes	813.0	1,727.2	(439.8)	701.4	(303.6)	2,498.2
Benefit/(provision) for income taxes	14.6	(1,052.5)	(203.7)	(410.2)	—	(1,651.8)

Net income/(loss)	827.6	674.7	(643.5)	291.2	(303.6)	846.4
Less: net income attributable to non-controlling interest	—	—	—	(18.8)	—	(18.8)

Net income/(loss) attributable to Harrah’s Entertainment, Inc.	$827.6	$674.7	$(643.5)	$272.4	$(303.6)	$827.6

HARRAH’S ENTERTAINMENT, INC.

(SUCCESSOR ENTITY)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE PERIOD

JANUARY 28, 2008 THROUGH DECEMBER 31, 2008

(In millions)

	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Revenues
Casino	$—	$87.7	$4,963.3	$2,425.9	$—	$7,476.9
Food and beverage	—	20.2	868.8	641.2	—	1,530.2
Rooms	—	18.4	648.6	507.5	—	1,174.5
Management fees	—	8.0	62.1	(0.1)	(10.9)	59.1
Other	—	41.1	415.7	288.5	(120.5)	624.8
Less: casino promotional allowances	—	(24.9)	(973.6)	(500.1)	—	(1,498.6)

Net revenues	—	150.5	5,984.9	3,362.9	(131.4)	9,366.9

Operating expenses
Direct
Casino	—	54.1	2,696.7	1,352.0	—	4,102.8
Food and beverage	—	10.7	334.4	294.4	—	639.5
Rooms	—	1.9	122.3	112.5	—	236.7
Property general, administrative and other	—	57.0	1,410.3	775.1	(99.4)	2,143.0
Depreciation and amortization	—	7.2	432.4	187.3	—	626.9
Project opening costs	—	—	22.5	6.4	—	28.9
Write-downs, reserves and recoveries	9.0	42.4	3,399.0	2,055.3	0.1	5,505.8
Losses/(income) on interests in non-consolidated affiliates	5,072.1	3,006.3	(107.5)	1.2	(7,970.0)	2.1
Corporate expense	31.0	80.6	23.1	29.2	(32.1)	131.8
Acquisition and integration costs	—	24.0	—	—	—	24.0
Amortization of intangible assets	—	0.6	105.2	57.1	—	162.9

Total operating expenses	5,112.1	3,284.8	8,438.4	4,870.5	(8,101.4)	13,604.4

(Loss)/income from operations	(5,112.1)	(3,134.3)	(2,453.5)	(1,507.6)	7,970.0	(4,237.5)
Interest expense, net of interest capitalized	—	(1,673.7)	(187.5)	(520.7)	307.0	(2,074.9)
Gain on early extinguishment of debt	—	742.1	—	—	—	742.1
Other income, including interest income	4.9	117.5	119.0	100.8	(307.0)	35.2

(Loss)/income from continuing operations before income taxes	(5,107.2)	(3,948.4)	(2,522.0)	(1,927.5)	7,970.0	(5,535.1)
Benefit/(provision) for income taxes	10.9	315.0	40.1	(5.6)	—	360.4

(Loss)/income from continuing operations, net of tax	(5,096.3)	(3,633.4)	(2,481.9)	(1,933.1)	7,970.0	(5,174.7)

Discontinued operations
Income from discontinued operations	—	—	141.5	—	—	141.5
Provision for income taxes	—	—	(51.1)	—	—	(51.1)

Income from discontinued operations, net	—	—	90.4	—	—	90.4

Net (loss)/income	(5,096.3)	(3,633.4)	(2,391.5)	(1,933.1)	7,970.0	(5,084.3)
Less: net income attributable to non-controlling interest	—	—	—	(12.0)	—	(12.0)

Net (loss)/income attributable to Harrah’s Entertainment, Inc.	$(5,096.3)	$(3,633.4)	$(2,391.5)	$(1,945.1)	$7,970.0	$(5,096.3)

HARRAH’S ENTERTAINMENT, INC.

(PREDECESSOR ENTITY)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE PERIOD

JANUARY 1, 2008 THROUGH JANUARY 27, 2008

(In millions)

	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Revenues
Casino	$—	$5.7	$400.5	$208.4	$—	$614.6
Food and beverage	—	1.5	65.7	51.2	—	118.4
Rooms	—	1.3	52.7	42.4	—	96.4
Management fees	—	0.7	6.0	0.1	(1.8)	5.0
Other	—	0.7	26.3	22.0	(6.3)	42.7
Less: casino promotional allowances	—	(1.5)	(76.9)	(38.6)	—	(117.0)

Net revenues	—	8.4	474.3	285.5	(8.1)	760.1

Operating expenses
Direct
Casino	—	4.1	217.8	118.7	—	340.6
Food and beverage	—	1.0	26.0	23.5	—	50.5
Rooms	—	0.2	10.0	9.4	—	19.6
Property general, administrative and other	—	5.6	112.7	68.0	(8.1)	178.2
Depreciation and amortization	—	1.1	41.9	20.5	—	63.5
Project opening costs	—	—	(0.2)	0.9	—	0.7
Write-downs, reserves and recoveries	—	0.6	(0.4)	4.5	—	4.7
Losses/(income) on interests in non-consolidated affiliates	102.3	(1.3)	1.6	(0.2)	(102.9)	(0.5)
Corporate expense	—	7.9	0.6	—	—	8.5
Acquisition and integration costs	—	125.6	—	—	—	125.6
Amortization of intangible assets	—	—	5.2	0.3	—	5.5

Total operating expenses	102.3	144.8	415.2	245.6	(111.0)	796.9

(Loss)/income from operations	(102.3)	(136.4)	59.1	39.9	102.9	(36.8)
Interest expense, net of interest capitalized	—	(89.3)	(7.1)	(27.3)	34.0	(89.7)
Other income, including interest income	—	12.6	9.8	12.7	(34.0)	1.1

(Loss)/income from continuing operations before income taxes	(102.3)	(213.1)	61.8	25.3	102.9	(125.4)
Benefit/(provision) for income taxes	1.4	56.3	(18.9)	(12.8)	—	26.0

(Loss)/income from continuing operations, net of tax	(100.9)	(156.8)	42.9	12.5	102.9	(99.4)

Discontinued operations
Income from discontinued operations	—	—	0.1	—	—	0.1
Provision for income taxes	—	—	—	—	—	—

Income from discontinued operations, net	—	—	0.1	—	—	0.1

Net (loss)/income	(100.9)	(156.8)	43.0	12.5	102.9	(99.3)
Less: net income attributable to non-controlling interests	—	—	—	(1.6)	—	(1.6)

Net (loss)/income attributable to Harrah’s Entertainment, Inc.	$(100.9)	$(156.8)	$43.0	$10.9	$102.9	$(100.9)

HARRAH’S ENTERTAINMENT, INC.

(PREDECESSOR ENTITY)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007

(In millions)

	HET (Parent)	Subsidiary Issuer	Other Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Revenues
Casino	$—	$109.1	$5,953.1	$2,768.8	$—	$8,831.0
Food and beverage	—	24.0	963.0	711.8	—	1,698.8
Rooms	—	22.2	752.2	579.2	—	1,353.6
Management fees	—	8.1	87.2	—	(13.8)	81.5
Other	—	5.1	398.1	364.1	(71.4)	695.9
Less: casino promotional allowances	—	(26.8)	(1,217.0)	(591.8)	—	(1,835.6)

Net revenues	—	141.7	6,936.6	3,832.1	(85.2)	10,825.2

Operating expenses
Direct
Casino	—	59.2	3,015.5	1,520.5	—	4,595.2
Food and beverage	—	12.8	374.1	329.6	—	716.5
Rooms	—	3.3	138.1	124.9	—	266.3
Property general, administrative and other	—	104.8	1,569.6	832.3	(85.0)	2,421.7
Depreciation and amortization	—	14.3	545.0	258.1	(0.2)	817.2
Project opening costs	—	—	3.1	22.4	—	25.5
Write-downs, reserves and recoveries	—	25.5	16.1	68.1	—	109.7
Income on interests in non-consolidated affiliates	(621.1)	(1,306.9)	40.9	(113.1)	1,996.3	(3.9)
Corporate expense	0.2	122.0	15.8	0.1	—	138.1
Acquisition and integration costs	—	13.4	—	—	—	13.4
Amortization of intangible assets	—	—	69.8	3.7	—	73.5

Total operating expenses	(620.9)	(951.6)	5,788.0	3,046.6	1,911.1	9,173.2

Income from operations	620.9	1,093.3	1,148.6	785.5	(1,996.3)	1,652.0
Interest expense, net of interest capitalized	—	(818.3)	(245.1)	(328.3)	590.9	(800.8)
Losses on early extinguishments of debt	—	—	—	(2.0)	—	(2.0)
Other income, including interest income	(0.1)	136.0	284.2	214.1	(590.9)	43.3

Income from continuing operations before income taxes	620.8	411.0	1,187.7	669.3	(1,996.3)	892.5
(Provision)/benefit for income taxes	(1.4)	308.3	(471.0)	(186.0)	—	(350.1)

Income from continuing operations, net of tax	619.4	719.3	716.7	483.3	(1,996.3)	542.4

Discontinued operations
Income from discontinued operations	—	—	145.4	—	—	145.4
Provision for income taxes	—	—	(53.2)	—	—	(53.2)

Income/(loss) from discontinued operations, net	—	—	92.2	—	—	92.2

Net income	619.4	719.3	808.9	483.3	(1,996.3)	634.6
Less: net income attributable to non-controlling interests	—	—	—	(15.2)	—	(15.2)

Net income attributable to Harrah’s Entertainment, Inc.	$619.4	$719.3	$808.9	$468.1	$(1,996.3)	$619.4

HARRAH’S ENTERTAINMENT, INC.

(SUCCESSOR ENTITY)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2009

(In millions)

	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Cash flows provided by/(used in) operating activities	$(36.8)	$(1,015.0)	$303.5	$465.4	$503.1	$220.2

Cash flows provided by/(used in) investing activities
Land, buildings, riverboats and equipment additions, net of change in construction payables	—	8.6	(431.0)	(42.1)	—	(464.5)
Investments in and advances to non-consolidated affiliates	—	(66.9)	—	(213.7)	213.7	(66.9)
Proceeds from other asset sales	—	20.0	—	—	—	20.0
Other	—	—	—	(11.9)	—	(11.9)

Cash flows used in investing activities	—	(38.3)	(431.0)	(267.7)	213.7	(523.3)

Cash flows provided by/(used in) financing activities
Proceeds from issuance of long-term debt	—	2,043.5	—	216.1	—	2,259.6
Debt issuance costs	—	(70.5)	—	(5.9)	—	(76.4)
Borrowings under lending agreements	—	3,076.6	—	—	—	3,076.6
Repayments under lending agreements	—	(3,535.1)	—	—	—	(3,535.1)
Cash paid in connection with early extinguishments of debt	—	(544.9)	—	(244.9)	(213.7)	(1,003.5)
Scheduled debt retirement	—	(39.0)	—	(6.5)	—	(45.5)
Purchase of additional interest in subsidiary	—	—	(83.7)	—	—	(83.7)
Non-controlling interests’ distributions, net of contributions	—	—	—	(17.2)	—	(17.2)
Repurchase of treasury shares	(3.0)	—	—	—	—	(3.0)
Other	—	—	(1.1)	—	—	(1.1)
Transfers from/(to) affiliates	162.4	100.0	339.2	(98.5)	(503.1)	—

Cash flows provided by/(used in) financing activities	159.4	1,030.6	254.4	(156.9)	(716.8)	570.7

Net (decrease)/increase in cash and cash equivalents	122.6	(22.7)	126.9	40.8	—	267.6
Cash and cash equivalents, beginning of period	0.1	7.1	318.3	325.0	—	650.5

Cash and cash equivalents, end of period	$122.7	$(15.6)	$445.2	$365.8	$—	$918.1

HARRAH’S ENTERTAINMENT, INC.

(SUCCESSOR ENTITY)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD

JANUARY 28, 2008 THROUGH DECEMBER 31, 2008

(In millions)

	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Cash flows provided by/(used in) operating activities	$106.6	$(911.5)	$1,757.7	$(430.7)	$—	$522.1

Cash flows provided by/(used in) investing activities
Land, buildings, riverboats and equipment additions, net of change in construction payables	—	(27.8)	(945.5)	(208.1)	—	(1,181.4)
Insurance proceeds for hurricane losses from asset recovery	—	—	181.4	—	—	181.4
Payment for Acquisition	(17,490.2)	—	—	—	—	(17,490.2)
Investments in and advances to non-consolidated affiliates	—	—	—	(5.9)	—	(5.9)
Proceeds from other asset sales	—	0.1	4.7	0.3	—	5.1
Other	—	—	(17.4)	(5.8)	—	(23.2)

Cash flows used in investing activities	(17,490.2)	(27.7)	(776.8)	(219.5)	—	(18,514.2)

Cash flows provided by/(used in) financing activities
Proceeds from issuance of long-term debt	—	15,024.9	—	6,500.0	—	21,524.9
Debt issuance costs	—	(474.4)	—	(170.1)	—	(644.5)
Borrowings under lending agreements	—	433.0	—	—	—	433.0
Repayments under lending agreements	—	(6,750.2)	—	(10.3)	—	(6,760.5)
Cash paid in connection with early extinguishments of debt	—	(2,167.4)	—	—	—	(2,167.4)
Scheduled debt retirement	—	—	—	(6.5)	—	(6.5)
Equity contribution from buyout	6,007.0	—	—	—	—	6,007.0
Payment to bondholders for debt exchange	—	(289.0)	—	—	—	(289.0)
Non-controlling interests’ distributions, net of contributions	—	—	—	(14.6)	—	(14.6)
Excess tax provision from stock equity plans	(50.5)	—	—	—	—	(50.5)
Repurchase of treasury shares	(3.6)	—	—	—	—	(3.6)
Other	3.6	(3.4)	(1.3)	(0.2)	—	(1.3)
Transfers from/(to) affiliates	11,424.9	(4,837.7)	(929.0)	(5,658.2)	—	—

Cash flows provided by/(used in) financing activities	17,381.4	935.8	(930.3)	640.1	—	18,027.0

Cash flows provided by discontinued operations
Cash flows provided by operating activities	—	—	4.7	—	—	4.7

Cash flows provided by discontinued operations	—	—	4.7	—	—	4.7

Net (decrease)/increase in cash and cash equivalents	(2.2)	(3.4)	55.3	(10.1)	—	39.6
Cash and cash equivalents, beginning of period	2.3	10.5	263.0	335.1	—	610.9

Cash and cash equivalents, end of period	$0.1	$7.1	$318.3	$325.0	$—	$650.5

HARRAH’S ENTERTAINMENT, INC.

(PREDECESSOR ENTITY)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD

JANUARY 1, 2008 THROUGH JANUARY 27, 2008

(In millions)

	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Cash flows provided by/(used in) operating activities	$43.9	$(106.4)	$(25.3)	$95.0	$—	$7.2

Cash flows provided by/(used in) investing activities
Land, buildings, riverboats and equipment additions, net of change in construction payables	—	(1.4)	(66.3)	(57.9)	—	(125.6)
Payments for businesses acquired, net of cash acquired	—	—	—	0.1	—	0.1
Proceeds from other asset sales	—	—	0.1	3.0	—	3.1
Other	—	—	(1.2)	(0.5)	—	(1.7)

Cash flows used in investing activities	—	(1.4)	(67.4)	(55.3)	—	(124.1)

Cash flows provided by/(used in) financing activities
Proceeds from issuance of long-term debt	—	—	—	—	—	—
Debt issuance costs	—	—	—	—	—	—
Borrowings under lender agreements	—	11,316.3	—	—	—	11,316.3
Repayments under lending agreements	—	(11,288.6)	—	(0.2)	—	(11,288.8)
Cash paid in connection with early extinguishments of debt	—	—	(87.7)	—	—	(87.7)
Non-controlling interests’ distributions, net of contributions	—	—	—	(1.6)	—	(1.6)
Proceeds from exercises of stock options	2.4	—	—	—	—	2.4
Excess tax benefit from stock equity plans	77.5	—	—	—	—	77.5
Other	—	—	(0.7)	(0.1)	—	(0.8)
Transfers (to)/from affiliates	(121.5)	75.4	90.5	(44.4)	—	—

Cash flows (used in)/provided by financing activities	(41.6)	103.1	2.1	(46.3)	—	17.3

Cash flows provided by discontinued operations
Cash flows provided by operating activities	—	—	0.5	—	—	0.5

Cash flows provided by discontinued operations	—	—	0.5	—	—	0.5

Net increase/(decrease) in cash and cash equivalents	2.3	(4.7)	(90.1)	(6.6)	—	(99.1)
Cash and cash equivalents, beginning of period	—	15.2	353.1	341.7	—	710.0

Cash and cash equivalents, end of period	$2.3	$10.5	$263.0	$335.1	$—	$610.9

HARRAH’S ENTERTAINMENT, INC.

(PREDECESSOR ENTITY)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2007

(In millions)

	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Cash flows provided by/(used in) operating activities	$65.4	$(450.9)	$639.4	$1,254.9	$—	$1,508.8

Cash flows provided by/(used in) investing activities
Land, buildings, riverboats and equipment additions, net of change in construction payables	—	(61.5)	(777.3)	(537.9)	—	(1,376.7)
Insurance proceeds for hurricane losses from asset recovery	—	—	29.1	—	—	29.1
Payments for businesses acquired, net of cash acquired	—	—	—	(584.3)	—	(584.3)
Purchase of non-controlling interest in subsidiary		—	—	(8.5)	—	(8.5)
Investments in and advances to non-consolidated affiliates	—	—	(1.8)	—	—	(1.8)
Proceeds from other asset sales	—	88.2	7.7	3.7	—	99.6
Other	—	—	(21.3)	(59.7)	—	(81.0)

Cash flows provided by/(used in) investing activities	—	26.7	(763.6)	(1,186.7)	—	(1,923.6)

Cash flows provided by/(used in) financing activities
Proceeds from issuance of long-term debt	—	—	—	—	—	—
Debt issuance costs	—	(6.4)	—	—	—	(6.4)
Borrowings under lending agreements	—	39,078.7	—	52.1	—	39,130.8
Repayments under lending agreements	—	(37,617.6)	—	(1.9)	—	(37,619.5)
Cash paid on early extinguishments of debt	—	—	—	(120.1)	—	(120.1)
Scheduled debt retirements	—	(996.7)	—	(5.0)	—	(1,001.7)
Dividends paid	(299.2)	—	—	—	—	(299.2)
Non-controlling interests’ distributions, net of contributions	—	—	—	(20.0)	—	(20.0)
Proceeds from exercises of stock options	126.2	—	—	—	—	126.2
Excess tax benefit from stock equity plans	51.7	—	—	—	—	51.7
Other	—	(2.7)	(2.4)	(0.2)	—	(5.3)
Transfers from/(to) affiliates	55.9	(28.5)	(80.4)	53.0	—	—

Cash flows (used in)/provided by financing activities	(65.4)	426.8	(82.8)	(42.1)	—	236.5

Cash flows provided by/(used in) discontinued operations
Cash flows provided by operating activities	—	—	88.9	—	—	88.9
Cash flows used in investing activities	—	—	(0.2)	—	—	(0.2)

Cash flows provided by discontinued operations	—	—	88.7	—	—	88.7

Net increase/(decrease) in cash and cash equivalents	—	2.6	(118.3)	26.1	—	(89.6)
Cash and cash equivalents, beginning of period	—	12.6	471.4	315.6	—	799.6

Cash and cash equivalents, end of period	$—	$15.2	$353.1	$341.7	$—	$710.0

Note 23—Quarterly Results of Operations (Unaudited)

(In millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
2009
Revenues	$2,254.7	$2,271.4	$2,282.2	$2,099.1	$8,907.4
Income/(loss) from operations(a)	285.4	6.3	(1,050.2)	150.7	(607.8)
(Loss)/income from continuing operations, net of taxes(c)	(127.4)	2,296.8	(1,621.0)	298.3	846.4
Net (loss)/income attributable to Harrah’s Entertainment, Inc.	(132.7)	2,289.0	(1,624.3)	295.6	827.6

	Predecessor	Successor
(In millions)	January 1 through January 27	January 28 through March 31	Second Quarter	Third Quarter	Fourth Quarter	January 28 through December 31(c)
2008
Revenues	$760.1	$1,840.5	$2,602.1	$2,645.9	$2,278.4	$9,366.9
(Loss)/income from operations(b)	(36.8)	437.8	323.1	349.6	(5,348.0)	(4,237.5)
Loss from continuing operations, net of taxes(c)	(99.4)	(175.6)	(97.6)	(123.2)	(4,778.2)	(5,174.7)
Net loss attributable to Harrah’s Entertainment, Inc.	(100.9)	(86.9)	(97.6)	(129.7)	(4,782.1)	(5,096.3)

(a)	2009 includes the following:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Expense
Pretax charges for
Project opening costs	$2.0	$0.6	$0.3	$0.7	$3.6
Impairment of intangible assets	—	297.1	1,328.6	12.3	1,638.0
Write-downs, reserves and recoveries	27.4	26.9	24.3	29.3	107.9
Acquisition and integration costs	0.2	0.1	—	—	0.3

(b)2008 includes the following:	Predecessor	Successor
	January 1 through January 27	January 28 through March 31	Second Quarter	Third Quarter	Fourth Quarter	January 28 through December 31
Expense/(income)
Pretax charges for
Project opening costs	$0.7	$2.8	$7.2	$16.3	$2.6	$28.9
Impairment of goodwill and other intangible assets	—	—	—	—	5,489.6	5,489.6
Write-downs, reserves and recoveries	4.7	(158.8)	50.1	46.8	78.0	16.2
Acquisition and integration costs	125.6	17.0	5.1	1.0	1.0	24.0

(c)	The sum of the quarterly amounts may not equal the annual amount reported, as quarterly amounts are computed independently for each quarter and for the full year.

Note 24—Earnings Per Share

The following table reconciles net income/(loss) attributable to Harrah’s Entertainment, Inc. to income/(loss) available to common stockholders used in our calculation of basic earnings per share and to net income/(loss) available to common stockholders used in our calculation of diluted earnings per share. It also reconciles the weighted-average number of common and common equivalent shares used in the calculations of basic and diluted earnings per share.

	Successor		Predecessor
(in millions, except share and per share amounts)	Year ended Dec. 31, 2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Year ended Dec. 31, 2007
Net income/(loss) attributable to Harrah’s Entertainment, Inc.	$827.6	$(5,096.3)	$(100.9)	$619.4
Preferred stock dividends	(354.8)	(297.8)	—	—

Net income/(loss) available to common stockholders used to calculate basic earnings per share	472.79	(5,394.1)	(100.9)	619.4
Effect of dilutive securities on income/(loss) available to common stockholders	354.8	—	—	—

Net income/(loss) available to common stockholders used to calculate diluted earnings per share	$827.6	$(5,394.1)	$(100.9)	$619.4

Weighted-average common shares outstanding used in the calculation of basic earnings per share	40,684,515	40,749,898	188,122,643	186,274,374
Potential dilution from stock options and warrants	33,063	—	—	2,358,826
Potential dilution from restricted stock	—	—	—	190,771
Potential dilution from SARs	—	—	—	230,592
Potential dilution from convertible debt	—	—	—	1,502,534
Potential dilution from convertible preferred shares	79,507,717	—	—	—

Weighted-average common and common equivalent shares used in the calculation of diluted earnings per share	120,225,295	40,749,898	188,122,643	190,557,097

Antidilutive stock options, warrants, restricted stock, SARs, convertible debt and convertible preferred shares excluded from the calculation of diluted earnings per share	3,008,504	33,605,549	4,469,335	—

Earnings per share on net income/(loss)—basic	$11.62	$(132.37)	$(0.54)	$3.33

Earnings per share on net income/(loss) —diluted	$6.88	$(132.37)	$(0.54)	$3.25

Schedule II

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS

(In millions)

Column A	Column B	Column C (Additions)		Column D		Column E
	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts	Deductions from Reserves		Balance at End of Period
YEAR ENDED DECEMBER 31, 2009
Allowance for doubtful accounts
Current	$201.4	$72.1	$13.1	$(79.5	)(a)	$207.1

Long-term	$0.3	$—	$—	$—		$0.3

Liability to sellers under acquisition (b)	$1.6	$—	$—	$(0.2)		$1.4

YEAR ENDED DECEMBER 31, 2008
Allowance for doubtful accounts
Current	$126.2	$85.9	$45.3	$(56.0	)(a)	$201.4

Long-term	$0.3	$—	$—	$—		$0.3

Liability to sellers under acquisition (b)	$1.8	$—	$—	$(0.2)		$1.6

YEAR ENDED DECEMBER 31, 2007
Allowance for doubtful accounts
Current	$94.7	$135.3	$—	$(103.8	)(a)	$126.2

Long-term	$0.3	$—	$—	$—		$0.3

Liability to sellers under acquisition (b)	$2.0	$—	$—	$(0.2)		$1.8

(a)	Uncollectible accounts written off, net of amounts recovered.

(b)	We acquired Players International, Inc., (“Players”) in March 2000. In 1995, Players acquired a hotel and land adjacent to its riverboat gaming facility in Lake Charles, Louisiana, for cash plus future payments to the seller based on the number of passengers boarding the riverboat casinos during a defined term. In accordance with the guidance provided by ASC 805 regarding the recognition of liabilities assumed in a business combination accounted for as a purchase, Players estimated the net present value of the future payments to be made to the sellers and recorded that amount as a component of the total consideration paid to acquire these assets. Our recording of this liability in connection with the purchase price allocation process following the Players acquisition was originally reported in 2000. Our casino operations in Lake Charles sustained significant damage in late third quarter 2005 as a result of Hurricane Rita. As a result of hurricane damage, and upon the Company’s subsequent decision to scale back operations in Lake Charles and ultimately sell the property, the current and long-term portions of this obligation were written down in fourth quarter 2005; the credit was included in Discontinued operations on our Consolidated Statements of Operations. We sold Harrah’s Lake Charles in fourth quarter 2006. Prior to the sale, the current and long-term portions of this obligation were included in Liabilities held for sale on our Consolidated Balance Sheets. The remaining long-term portion of this liability is included in Deferred credits and other on our Consolidated Balance Sheets; the current portion of this obligation is included in Accrued expenses on our Consolidated Balance Sheets.

[THIS PAGE INTENTIONALLY LEFT BLANK]

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

(in millions, except share amounts)	September 30, 2010	December 31, 2009
Assets
Current assets
Cash and cash equivalents	$1,323.7	$918.1
Receivables, less allowance for doubtful accounts of $215.6 and $207.1	334.4	323.5
Deferred income taxes	154.2	148.2
Prepayments and other	172.3	156.4
Federal income tax receivable	233.3	—
Inventories	48.5	52.7

Total current assets	2,266.4	1,598.9

Land, buildings, riverboats and equipment	19,732.3	19,206.0
Less: accumulated depreciation	(1,815.4)	(1,281.2)

	17,916.9	17,924.8
Assets held for sale	2.9	16.7
Goodwill	3,413.7	3,456.9
Intangible assets other than goodwill	4,799.2	4,951.3
Investments in and advances to non-consolidated affiliates	36.2	94.0
Deferred charges and other	852.6	936.6

	$29,287.9	$28,979.2

Liabilities and Stockholders’ Equity/(Deficit)
Current liabilities
Accounts payable	$261.5	$260.8
Interest payable	429.7	195.6
Accrued expenses and other current liabilities	1,198.4	1,074.8
Current portion of long-term debt	255.1	74.3

Total current liabilities	2,144.7	1,605.5
Long-term debt	19,462.0	18,868.8
Deferred credits and other	970.9	872.5
Deferred income taxes	5,647.7	5,856.9

	28,225.3	27,203.7

Commitments and contingencies
Preferred stock; $0.01 par value; 40,000,000 shares authorized, zero and 19,893,515 shares issued and outstanding (net of zero and 42,020 shares held in treasury) as of September 30, 2010 and December 31, 2009, respectively	—	2,642.5

Stockholders’ equity/(deficit)
Common stock, non-voting and voting; $0.01 par value; 80,000,020 shares authorized; 60,543,317 and 40,672,302 shares issued and outstanding (net of 150,427 and 85,907 shares held in treasury) as of September 30, 2010 and December 31, 2009, respectively	0.6	0.4
Additional paid-in capital	6,137.2	3,480.0
Accumulated deficit	(4,903.7)	(4,269.3)
Accumulated other comprehensive loss	(215.7)	(134.0)

Total Harrah’s Entertainment, Inc. Stockholders’ equity/(deficit)	1,018.4	(922.9)
Non-controlling interests	44.2	55.9

Total stockholders’ equity/(deficit)	1,062.6	(867.0)

	$29,287.9	$28,979.2

See accompanying Notes to Consolidated Condensed Financial Statements.

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions, except share and per share data)	2010	2009	2010	2009
Revenues
Casino	$1,784.3	$1,822.0	$5,251.3	$5,444.8
Food and beverage	395.0	381.5	1,157.8	1,129.3
Rooms	296.0	271.5	858.5	817.8
Management fees	9.1	14.9	31.2	43.5
Other	155.5	159.5	439.9	447.9
Less: casino promotional allowances	(351.4)	(367.2)	(1,041.1)	(1,075.0)

Net revenues	2,288.5	2,282.2	6,697.6	6,808.3

Operating expenses
Direct
Casino	1,010.9	997.6	2,982.9	2,968.0
Food and beverage	164.0	152.9	469.7	451.1
Rooms	67.2	54.3	195.5	160.4
Property general, administrative and other	540.8	513.7	1,580.0	1,518.3
Depreciation and amortization	181.4	175.6	548.1	516.8
Project opening costs	1.7	0.3	4.0	2.9
Write-downs, reserves and recoveries	28.7	24.3	136.3	78.6
Impairment of intangible assets	44.0	1,328.6	144.0	1,625.7
Loss on interests in nonconsolidated affiliates	1.7	1.2	2.1	1.3
Corporate expense	32.4	39.7	103.8	111.7
Acquisition and integration costs	0.7	—	8.3	0.3
Amortization of intangible assets	39.3	44.2	121.7	131.7

Total operating expenses	2,112.8	3,332.4	6,296.4	7,566.8

Income/(loss) from continuing operations	175.7	(1,050.2)	401.2	(758.5)
Interest expense, net of interest capitalized	(523.6)	(444.5)	(1,471.9)	(1,404.7)
Gains/(losses) on early extinguishments of debt	77.4	(1.5)	48.7	4,279.2
Other income, including interest income	9.8	4.1	28.2	23.2

(Loss)/income from continuing operations before income taxes	(260.7)	(1,492.1)	(993.8)	2,139.2
Benefit/(provision) for income taxes	97.5	(128.9)	364.5	(1,590.8)

(Loss)/income from continuing operations, net of tax	(163.2)	(1,621.0)	(629.3)	548.4

Discontinued operations
Loss from discontinued operations	—	(0.1)	—	(0.4)
Benefit for income taxes	—	—	—	0.1

Loss from discontinued operations, net of tax	—	(0.1)	—	(0.3)

Net (loss)/income	(163.2)	(1,621.1)	(629.3)	548.1
Less: net income attributable to non-controlling interests	(1.6)	(3.2)	(5.1)	(16.1)

Net (loss)/income attributable to Harrah’s Entertainment, Inc.	(164.8)	(1,624.3)	(634.4)	532.0
Preferred stock dividends	—	(82.0)	—	(259.3)

Net (loss)/income attributable to common stockholders	$(164.8)	$(1,706.3)	$(634.4)	$272.7

Earnings per share - basic
(Loss)/income from continuing operations	$(2.72)	$(41.95)	$(11.70)	$6.71
Discontinued operations, net	—	—	—	(0.01)

Net (loss)/income	$(2.72)	$(41.95)	$(11.70)	$6.70

Earnings per share - diluted
(Loss)/income from continuing operations	$(2.72)	$(41.95)	$(11.70)	$4.53
Discontinued operations, net	—	—	—	—

Net (loss)/income	$(2.72)	$(41.95)	$(11.70)	$4.53

Basic weighted-average common shares outstanding	60,551,645	40,678,117	54,218,369	40,687,765

Diluted weighted-average common shares outstanding	60,551,645	40,678,117	54,218,369	117,351,685

See accompanying Notes to Consolidated Condensed Financial Statements.

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended September 30,
(in millions)	2010	2009
Cash flows provided by/(used in) operating activities
Net (loss)/income	$(629.3)	$548.1
Adjustments to reconcile net (loss)/income to cash flows provided by operating activities:
Loss from discontinued operations, before income taxes	—	0.4
Gains on early extinguishments of debt	(48.7)	(4,279.2)
Depreciation and amortization	889.9	873.4
Non-cash write-downs, reserves and recoveries, net	102.0	17.6
Impairment of intangible assets	144.0	1,625.7
Share-based compensation expense	16.5	12.4
Deferred income taxes	(176.7)	1,490.6
Gain on adjustment of investment	(7.1)	—
Change in federal income tax receivable	(233.3)	—
Net change in long-term accounts	(38.1)	142.4
Net change in working capital accounts	263.9	(5.6)
Other	25.3	(28.2)

Cash flows provided by operating activities	308.4	397.6

Cash flows provided by/(used in) investing activities
Land, buildings, riverboats and equipment additions, net of change in construction payables	(124.6)	(411.9)
Investments in subsidiaries	(63.2)	—
Payment made for partnership interest	(19.5)	—
Payment made for Pennsylvania gaming rights	(16.5)	—
Cash acquired in business acquisition	33.0	—
Investments in and advances to non-consolidated affiliates	(5.0)	(12.8)
Proceeds from asset sales	14.3	20.0
Other	(14.4)	(12.3)

Cash flows used in investing activities	(195.9)	(417.0)

Cash flows provided by/(used in) financing activities
Proceeds from the issuance of long-term debt	1,292.2	2,259.6
Debt issuance costs	(20.1)	(54.1)
Discount on debt	(38.8)	—
Borrowings under lending agreements	1,175.0	1,651.6
Repayments under lending agreements	(1,605.0)	(2,707.1)
Cash paid in connection with early extinguishments of debt	(273.5)	(680.8)
Scheduled debt retirements	(214.7)	(40.5)
Purchase of additional interest in subsidiary	—	(83.7)
Non-controlling interests’ distributions, net of contributions	(5.8)	(13.0)
Other	(8.3)	(14.5)

Cash flows provided by financing activities	301.0	317.5

Cash flows from discontinued operations
Cash flows from operating activities	—	(0.4)
Effect of deconsolidation of variable interest entities	(7.9)	—

Net increase in cash and cash equivalents	405.6	297.7
Cash and cash equivalents, beginning of period	918.1	650.5

Cash and cash equivalents, end of period	$1,323.7	$948.2

See accompanying notes to Consolidated Condensed Financial Statements.

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY/(DEFICIT) AND COMPREHENSIVE INCOME

(UNAUDITED)

	Common Stock			Additional Paid-in- Capital	Retained Earnings/ (Accumulated Deficit)	Accumulated Other Comprehensive Income/(Loss)	Non-controlling Interests	Total	Comprehensive (Loss)/Income
(in millions)	Shares Outstanding	Amount
Balance at December 31, 2009	40.7	$0.4		$3,480.0	$(4,269.3)	$(134.0)	$55.9	$(867.0)
Net (loss)/income					(634.4)		5.1	(629.3)	(629.3)
Share-based compensation				16.3			0.2	16.5
Repurchase of treasury shares	*	*	*	(1.3)				(1.3)
Cumulative preferred stock dividends				(64.6)				(64.6)
Cancellation of cumulative preferred stock dividends in connection with conversion of preferred stock to common stock				717.2				717.2
Conversion of non-voting perpetual preferred stock to non-voting common stock	19.9	0.2		1,989.6				1,989.8
Pension adjustment, net of tax benefit of $0.0						(0.7)		(0.7)	(0.7)
Foreign currency translation adjustments, net of tax benefit of $0.0						9.0	(1.4)	7.6	7.6
Fair market value of swap agreements, net of tax benefit of $29.9						(73.1)		(73.1)	(73.1)
Fair market value of interest rate cap agreements, net of tax benefit of $0.1						(0.1)		(0.1)	(0.1)
Fair market value of interest rate cap agreements on commercial mortgage backed securities, net of tax benefit of $1.7						(17.2)		(17.2)	(17.2)
Reclassification of loss on interest rate locks from other comprehensive loss to interest expense, net of tax provision of $0.2						0.4		0.4	0.4
Non-controlling distributions, net of contributions							(5.8)	(5.8)
Effect of deconsolidation of variable interest entities							(9.8)	(9.8)

Comprehensive Loss, nine months ended September 30, 2010									$(712.4)

Balance at September 30, 2010	60.5	$0.6		$6,137.2	$(4,903.7)	$(215.7)	$44.2	$1,062.6

*	Amount rounds to zero but results in a reduction of 0.1 to the rounded total
**	Amount rounds to zero and does not change rounded total.

See accompanying Notes to Consolidated Condensed Financial Statements.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010

(UNAUDITED)

Note 1—Basis of Presentation and Organization

Harrah’s Entertainment, Inc. (“Harrah’s Entertainment,” the “Company,” “we,” “our” or “us,” and including our subsidiaries where the context requires) is a Delaware corporation. As of September 30, 2010, we owned, operated or managed 52 casinos in seven countries, but primarily in the United States and England. Our casino entertainment facilities operate primarily under the Harrah’s, Caesars and Horseshoe brand names in the United States. Our casino entertainment facilities include 33 land-based casinos, 12 riverboat or dockside casinos, three managed casinos on Indian lands in the United States, one managed casino in Canada, one combination thoroughbred racetrack and casino, one combination greyhound racetrack and casino, and one combination harness racetrack and casino. Our 33 land-based casinos include one in Uruguay, nine in England, one in Scotland, two in Egypt and one in South Africa. We view each property as an operating segment and aggregate all operating segments into one reporting segment.

On January 28, 2008, Harrah’s Entertainment was acquired by affiliates of Apollo Global Management, LLC (“Apollo”) and TPG Capital, LP (“TPG”) in an all cash transaction, hereinafter referred to as the “Acquisition.” Harrah’s Entertainment continued as the same legal entity after the Acquisition. As a result of the Acquisition, the issued and outstanding shares of non-voting common stock and non-voting preferred stock of Harrah’s Entertainment are owned by entities affiliated with Apollo, TPG, certain co-investors and members of management, and the issued and outstanding shares of voting common stock of Harrah’s Entertainment are owned by Hamlet Holdings LLC, which is owned by certain individuals affiliated with Apollo and TPG. As a result of the Acquisition, our stock is no longer publicly traded.

We have recast certain amounts for prior periods to conform to our 2010 presentation.

Note 2—Recently Issued Accounting Pronouncements

The following are accounting standards adopted or issued during 2010 that could have an impact on our Company.

On July 21, 2010, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Updates (“ASU”) 2010-20, “Disclosures About the Credit Quality of Financing receivables and the Allowance for Credit Losses,” (ASC Topic 310, “Receivables”). The amendments in the update require more robust and disaggregated disclosures about the credit quality of an entity’s financing receivables and its allowance for credit losses. The objective of enhancing these disclosures is to improve financial statement users’ understanding of the nature of an entity’s credit risk associated with its financing receivables and the entity’s assessment of that risk in estimating its allowance for credit losses as well as changes in the allowance and the reasons for those changes. The amendments in the update are effective for the first interim or annual reporting period ending on or after December 15, 2010. We are currently assessing what impact the adoption of this update will have on our consolidated financial position, results of operations and cash flows.

In September 2010, the FASB ratified the final consensus of Emerging Issues Task Force (“EITF”) Issue 10-C (ASU 2010-25, “Plan Accounting—Defined Contribution Pension Plans (Topic 962): Reporting Loans to Participants by Defined Contribution Pension Plans (a consensus of the FASB Emerging Issues Task Force)”). The Task Force concluded that participant loans should be classified as notes receivables and measured at the unpaid principal balance plus any accrued by unpaid interest. The update also excludes participant loans from the credit quality disclosure requirements in ASU 2010-20, “Disclosures About the Credit Quality of Financing Receivables and the Allowance for Credit Losses.” The update is effective for fiscal years ending after

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

December 15, 2010, and should be applied retrospectively to all prior periods presented. We are currently assessing what impact the adoption of the update will have on our consolidated financial position, results of operations and cash flows

In April 2010, the FASB issued ASU 2010-16, “Accruals for Casino Jackpot Liabilities,” (ASC Topic 924, “Entertainment—Casinos”). The amendments in this update clarify that an entity should not accrue jackpot liabilities (or portions thereof) before a jackpot is won if the entity can avoid paying that jackpot. Instead, jackpots should be accrued and charged to revenue when an entity has the obligation to pay the jackpot. This update applies to both base and progressive jackpots. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. We have elected not to adopt early application. Upon adoption of this standard on January 1, 2011, we will adjust our recorded accrual with a corresponding cumulative effect adjustment to Retained Earnings, neither of which are expected to be material to our consolidated balance sheet.

We adopted the provision of ASU No. 2010-06, “Improving Disclosures About Fair Value Measurements,” on February 1, 2010. This update adds new requirements for disclosure about transfers into and out of Level 1 and Level 2 measurements, and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. The ASU also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. Further, the ASU amends guidance on employers’ disclosures about postretirement benefit plan assets under ASC 715, “Compensation—Retirement Benefits,” to require that disclosures be provided by classes of assets instead of by major categories of assets. Because ASU No. 2010-06 applies only to financial statement disclosures, it did not have a material impact on our consolidated financial position, results of operations and cash flows.

In June 2009, the FASB issued ASU 2009-17 (ASC Topic 810), “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” which is effective as of January 1, 2010. The new standard amends existing consolidation guidance for variable interest entities and requires a company to perform a qualitative analysis when determining whether it must consolidate a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the company that has both the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and either the obligation to absorb losses or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. As a result of the adoption of ASU 2009-17, we have two joint ventures which were consolidated within our financial statements for all periods prior to December 31, 2009, and are no longer consolidated beginning in January 2010.

Selected financial information for 2009 related to the two joint ventures that were deconsolidated is as follows:

(In millions)	Quarter Ended September 30, 2009	Nine Months Ended September 30, 2009
Net Revenues	$10.3	$31.9
(Loss)/income from operations	(0.1)	1.9

Note 3—Acquisitions

Planet Hollywood

On February 19, 2010, Harrah’s Operating Company, Inc. (“HOC”), a wholly-owned subsidiary of Harrah’s Entertainment, Inc., acquired 100% of the equity interests of PHW Las Vegas, LLC (“PHW Las Vegas”), which

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

owns and operates the Planet Hollywood Resort and Casino (“Planet Hollywood”) located in Las Vegas, Nevada. PHW Las Vegas is an unrestricted subsidiary of HOC and therefore not a borrower under HOC’s credit facilities.

The Company paid approximately $67.2 million during the second half of 2009 for the combination of i) the Company’s initial debt investment in certain predecessor entities of PHW Las Vegas; and ii) certain interest only participations associated with the debt of certain predecessor entities of PHW Las Vegas. In connection with the cancellation of our debt investment in such predecessor entities of PHW Las Vegas in exchange for the equity of PHW Las Vegas, the Company recognized a gain of $7.1 million to adjust our investments to reflect the estimated fair value of consideration paid for the acquisition. This gain is reflected in Other income, including interest income, in our Statement of Operations for the nine months ended September 30, 2010. Also, as a result of the acquisition, the Company acquired the net cash balance of PHW Las Vegas, resulting in a net positive cash flow of $12.7 million for the nine months ended September 30, 2010.

In connection with this transaction, PHW Las Vegas assumed a $554.3 million, face value, senior secured loan, and a subsidiary of HOC canceled certain debt issued by PHW Las Vegas’ predecessor entities. In connection with the transaction and the assumption of debt, PHW Las Vegas entered into an amended and restated loan agreement (the “Amended and Restated Loan Agreement”) as discussed in Note 5, Debt, below.

Selected financial information related to Planet Hollywood for periods subsequent to our date of acquisition is as follows:

(In millions)	Quarter ended September 30, 2010	Acquisition through September 30, 2010
Net Revenues	$67.7	$159.2
Income from operations	7.9	23.4

PHW Las Vegas is not a significant subsidiary of the Company and, as a result, pro forma information for periods prior to the acquisition of PHW Las Vegas is not provided.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Purchase Accounting

The Company accounted for the acquisition of PHW Las Vegas in accordance with ASC 805, “Business Combinations,” under which the purchase price of the acquisition has been allocated based upon preliminary estimated fair values of the assets acquired and liabilities assumed, with the excess of estimated fair value over net tangible and intangible assets acquired recorded as goodwill. The preliminary purchase price allocation includes assets and liabilities of PHW Las Vegas as follows:

(In millions)	February 19, 2010
Assets
Current assets
Cash and cash equivalents	$31.5
Accounts receivable	14.6
Prepayments and other	6.1
Inventories	1.8

Total current assets	54.0
Land, buildings, riverboats and equipment	461.0
Goodwill	9.2
Intangible assets other than goodwill	5.4
Deferred charges and other	13.2

542.8

Liabilities
Current liabilities
Accounts payable	(1.9)
Interest payable	(1.1)
Accrued expenses	(28.3)
Current portion of long-term debt	(4.5)

Total current liabilities	(35.8)

Long-term debt, net of discount	(433.3)
Deferred credits and other	(12.6)

Total liabilities	(481.7)

Net assets acquired	$61.1

During the quarter ended September 30, 2010, the Company continued to review its preliminary purchase price allocation and the supporting valuations and related assumptions. Based upon these reviews, the Company made adjustments to its preliminary purchase price allocation (included in the table above) that resulted in an increase to the recorded goodwill of $0.3 million. The Company has not finalized its review of the purchase price allocation.

Thistledown Racetrack

On September 15, 2009, we announced that the United States Bankruptcy Court for the District of Delaware had approved an agreement for the sale of Thistledown Racetrack in Cleveland, Ohio from Magna Entertainment Corporation to HOC. The closing of the sale was subject to the satisfaction of certain conditions and receipt of all

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

required regulatory approvals. The conditions to closing were never satisfied, and the agreement was never consummated. As a result the agreement was terminated by the seller on May 17, 2010.

On May 25, 2010, HOC entered into a new agreement to purchase the assets of Thistledown Racetrack. The acquisition was completed on July 28, 2010. The results of Thistledown Racetrack for periods subsequent to July 28, 2010 were consolidated with our results. In connection with this acquisition, we paid approximately $42.5 million during July 2010 to acquire the assets of Thistledown Racetrack.

The Company accounted for the acquisition of Thistledown Racetrack in accordance with ASC 805, “Business Combinations,” under which the purchase price of the acquisition has been allocated based upon preliminary estimated fair values of the assets acquired and liabilities assumed, with the excess of estimated fair value over net tangible and intangible assets acquired recorded as goodwill. The preliminary purchase price allocation includes assets, liabilities and net assets acquired of Thistledown Racetrack of $46.8 million, $4.3 million and $42.5 million, respectively.

The Company has not finalized its purchase price allocation. The most significant of the items not finalized is the determination of deferred tax balances associated with differences between the estimated fair values and the tax bases of assets acquired and liabilities assumed.

Thistledown Racetrack is not a significant subsidiary of the Company and, as a result, pro forma information for periods prior to the acquisition of Thistledown Racetrack is not provided.

Note 4—Goodwill and Other Intangible Assets

We account for our goodwill and other intangible assets in accordance with ASC 350, “Intangible Assets—Goodwill and Other,” which provides guidance regarding the recognition and measurement of intangible assets, eliminates the amortization of indefinite-lived intangible assets and requires assessments for impairment of intangible assets that are not subject to amortization at least annually.

The following table sets forth changes in our goodwill and other intangible assets for the nine months ended September 30, 2010:

(In millions)	Amortizing Intangible Assets	Non-Amortizing Intangible Assets
		Goodwill	Other
Balance at December 31, 2009	$1,391.0	$3,456.9	$3,560.3
Impairment charges	—	(92.0)	(52.0)
Acquisitions	5.4	29.3	—
Amortization Expense	(121.7)	—	—
Other	(0.2)	19.5	16.4

Balance at September 30, 2010	$1,274.5	$3,413.7	$3,524.7

In March 2010, the Company paid $19.5 million to a former owner of Chester Downs for resolution of the final contingency associated with the Company’s purchase of additional interest in this property. This payment was recorded as goodwill. In June 2010, the Company paid $16.5 million to the State of Pennsylvania for the right to operate table games at Harrah’s Chester. This payment was recorded as a non-amortizing intangible asset.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

The following table provides the gross carrying value and accumulated amortization for each major class of intangible assets other than goodwill:

	September 30, 2010				December 31, 2009
(In millions)	Weighted Average Remaining Useful Life (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizing intangible assets
Customer relationships	9.2	$1,457.0	$(335.2)	$1,121.8	$1,454.5	$(240.8)	$1,213.7
Contract rights	4.1	132.8	(81.8)	51.0	130.1	(66.5)	63.6
Patented technology	5.3	93.5	(31.2)	62.3	93.5	(22.4)	71.1
Gaming rights	13.8	42.8	(7.0)	35.8	42.8	(5.0)	37.8
Trademarks	2.3	7.8	(4.2)	3.6	7.8	(3.0)	4.8

		$1,733.9	$(459.4)	1,274.5	$1,728.7	$(337.7)	1,391.0

Non-amortizing intangible assets
Trademarks				1,927.8			1,937.0
Gaming rights				1,596.9			1,623.3

				3,524.7			3,560.3

Total intangible assets other than goodwill				$4,799.2			$4,951.3

The aggregate amortization of intangible assets for the quarter and nine months ended September 30, 2010 was $39.3 million and $121.7 million, respectively. Estimated annual amortization expense for the years ending December 31, 2010, 2011, 2012, 2013 and 2014 is $160.8 million, $156.2 million, $154.9 million, $152.5 million and $142.3 million, respectively.

Patented technology was assigned lives ranging from 1 to 10 years based on the estimated remaining usefulness of that technology for Harrah’s Entertainment. Amortizing contract rights were assigned lives based on the remaining life of the contract, ranging from 3 months to 4 years. Amortizing customer relationships were given lives of 10 to 14 years based upon attrition rates and computations of incremental value derived from existing relationships.

We have completed a preliminary assessment of goodwill and other non-amortizing intangible assets as of September 30, 2010, and as a result of this assessment, recorded a charge of $44.0 million within our Consolidated Statement of Operations in the third quarter which brings the charge recorded for the nine months ended September 30, 2010 to $144.0 million. This impairment charge is largely a result of adjustments to our long-term operating plan as a result of the current economic climate. We are not able to finalize our impairment charge until such time as we finalize our 2011 operating plan and certain other assumptions, which we expect to complete during fourth quarter 2010 in conjunction with our annual assessment for impairment as of September 30, 2010. Changes to the preliminary 2011 operating plan or other assumptions could require us to update our assessment of impairment, which could increase the required impairment charge.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

For our preliminary assessment, we determined the estimated fair value of each reporting unit as a function, or multiple, of earnings before interest, taxes, depreciation and amortization (“EBITDA”), combined with estimated future cash flows discounted at rates commensurate with the Company’s capital structure and the prevailing borrowing rates within the casino industry in general. Both EBITDA multiples and discounted cash flows are common measures used to value and buy or sell cash-intensive businesses such as casinos. A break- down of the impairment charge is highlighted below. We determine the estimated fair values of our non-amortizing intangible assets by using the Relief From Royalty Method under the income approach.

The table below summarizes the 2010 impairments of goodwill and other non-amortizing intangible assets:

(in millions)	Quarter ended September 30, 2010	Nine months ended September 30, 2010
Goodwill	$—	$92.0
Trademarks	9.0	9.0
Gaming rights and other	35.0	43.0

Total impairment of goodwill and other non-amortizing intangible assets	$44.0	$144.0

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Note 5—Debt

The following table presents our debt as of September 30, 2010 and December 31, 2009:

Detail of Debt (dollars in millions)	Maturity		Rate(s) at Sept. 30, 2010	Face Value at Sept. 30, 2010	Book Value at Sept. 30, 2010	Book Value at Dec. 31, 2009
Credit Facilities and Secured Debt
Term Loans
Term Loans B1-B3	2015		3.50%-3.53%	$5,820.1	$5,820.1	$5,835.3
Term Loan B4	2016		9.5%	992.5	970.1	975.3
Revolving Credit Facility	2014		3.23%-3.75%	—	—	427.0
Senior Secured Notes	2017		11.25%	2,095.0	2,048.4	2,045.2
CMBS financing	2015	*	3.26%	5,380.9	5,342.9	5,551.2
Second-Priority Senior Secured Notes	2018		12.75%	750.0	741.1	—
Second-Priority Senior Secured Notes	2018		10.0%	4,553.1	2,012.5	1,959.1
Second-Priority Senior Secured Notes	2015		10.0%	214.8	155.6	150.7
Secured debt	2010		6.0%	—	—	25.0
Chester Downs term loan	2016		12.375%	212.8	201.3	217.2
PHW Las Vegas senior secured loan	2015	**	3.12%	551.4	441.0	—
Other, various maturities	Various		4.25%-6.0%	0.9	0.9	—
Subsidiary-guaranteed debt
Senior Notes	2016		10.75%	478.6	478.6	478.6
Senior PIK Toggle Notes	2018		10.75%/11.5%	10.5	10.5	9.4
Unsecured Senior Debt
5.5%	2010		5.5%	—	—	186.9
8.0%	2011		8.0%	—	—	12.5
5.375%	2013		5.375%	125.2	100.0	95.5
7.0%	2013		7.0%	0.6	0.7	0.7
5.625%	2015		5.625%	784.3	564.4	319.5
6.5%	2016		6.5%	568.5	403.6	251.9
5.75%	2017		5.75%	532.2	340.9	151.3
Floating Rate Contingent Convertible Senior Notes	2024		0.51%	0.2	0.2	0.2
Unsecured Senior Subordinated Notes
7.875%	2010		7.875%	—	—	142.5
8.125%	2011		8.125%	—	—	11.4
Other Unsecured Borrowings
5.3% special improvement district bonds	2035		5.3%	67.1	67.1	68.4
Other	Various		Various	11.6	11.6	18.1
Capitalized Lease Obligations
6.42%-9.8%	to 2020		6.42%-9.8%	5.6	5.6	10.2

Total debt				23,155.9	19,717.1	18,943.1
Current portion of long-term debt				(255.1)	(255.1)	(74.3)

Long-term debt				$22,900.8	$19,462.0	$18,868.8

*	We are permitted to extend the maturity of the CMBS Loans from 2013 to 2015, subject to satisfying certain conditions, in connection with the amendment to the CMBS Facilities
**	The Planet Hollywood Las Vegas senior secured loan is subject to extension options moving its maturity from 2011 to 2015, subject to certain conditions

Book values of debt as of September 30, 2010 are presented net of unamortized discounts of $3,438.9 million and unamortized premiums of $0.1 million. As of December 31, 2009, book values are presented net of unamortized discounts of $3,108.9 million and unamortized premiums of $0.1 million.

Our current maturities of debt include required interim principal payments on each of our Term Loans, our Chester Downs term loan, and the special improvement district bonds.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Amendment to CMBS Financing

On August 31, 2010, we executed an agreement with the lenders under our commercial mortgage-backed securities (“CMBS”) financing to amend the terms of our CMBS financing to, among other things, (i) provide our subsidiaries that are borrowers under the CMBS mortgage loan and/or related mezzanine loans (“CMBS Loans”) the right to extend the maturity of the CMBS Loans, subject to certain conditions, by up to 2 years until February 2015, (ii) amend certain terms of the CMBS Loans with respect to reserve requirements, collateral rights, property release prices and the payment of management fees, (iii) provide for ongoing mandatory offers to repurchase CMBS Loans using excess cash flow from the CMBS entities at discounted prices, (iv) provide for the amortization of the mortgage loan in certain minimum amounts upon the occurrence of certain conditions and (v) provide for certain limitations with respect to the amount of excess cash flow from the CMBS entities that may be distributed to us. Any CMBS Loan purchased pursuant to the amendments will be canceled.

In the fourth quarter of 2009, we purchased $948.8 million of face value of CMBS Loans for $237.2 million. Pursuant to the terms of the amendment as initially agreed to on March 5, 2010, we have agreed to pay lenders selling CMBS Loans during the fourth quarter 2009 an additional $48.0 million for their loans previously sold, to be paid no later than December 31, 2010. This additional liability was recorded as a loss on early extinguishment of debt during the first quarter of 2010.

In June 2010, we purchased $46.6 million face value of CMBS Loans for $22.6 million, recognizing a net gain on the transaction of approximately $23.3 million during the second quarter of 2010. In September 2010, in connection with the amendment, we purchased $123.8 million face value of CMBS Loans for $37.1 million, of which $31.0 million was paid at the closing of the CMBS amendment, and the remainder of which will be paid prior to December 31, 2010. We recognized a pre-tax gain on the transaction of approximately $77.4 million, net of deferred finance charges.

As part of the CMBS Loan Agreement, in order to extend the maturity of the CMBS Loans under the extension option, we will be required to extend our interest rate cap agreement to cover the two years of extended maturity of the CMBS Loans, with a maximum aggregate purchase price for such extended interest rate cap for $5.0 million. We have funded the $5.0 million obligation in connection with the closing of the CMBS Loan Agreement on September 1, 2010. As part of the amendment, we have also agreed to purchase $191.3 million of face value of CMBS Loans for $95.7 million during fourth quarter 2010.

Issuances and Redemptions

During the second quarter of 2010, HOC completed the offering of $750.0 million aggregate principal amount of 12.75% second-priority senior secured notes due 2018 and used the proceeds of this offering to redeem or repay the following outstanding debt:

Debt (dollars in millions)	Maturity	Interest Rate	Face Value
5.5% Senior Notes	2010	5.5%	$191.6
8.0% Senior Notes	2011	8.0%	13.2
8.125% Senior Subordinated Notes	2011	8.125%	12.0
Revolving Credit Facility	2014	3.23%-3.25%	525.0

In connection with the retirement of the outstanding senior and senior subordinated notes above, HOC recorded a pre-tax loss of $4.5 million during the second quarter of 2010.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

On June 3, 2010, Harrah’s announced an agreement under which affiliates of each of Apollo, TPG and Paulson & Co. Inc. (“Paulson”) will exchange approximately $1,118.3 million face amount of debt for approximately 15.6% of the common equity of Harrah’s Entertainment, subject to regulatory approvals and certain other conditions. In connection with the transaction, Apollo, TPG, and Paulson purchased approximately $835.4 million, face amount, of HOC notes that were held by another subsidiary of Harrah’s Entertainment for aggregate consideration of approximately $557.0 million, including accrued interest. The exchange of the debt for equity is expected to be completed in the fourth quarter of 2010 or first quarter of 2011. Any notes exchanged for equity will be held by a subsidiary of Harrah’s Entertainment and will remain outstanding for purposes of HOC.

In connection with this debt sale, HOC recorded additional discount reducing the net book value of HOC’s outstanding debt by approximately $27.4 million at the date of the transaction.

Credit Agreement and Incremental Facility Amendment

HOC is party to the senior secured credit facilities (the “Credit Facilities”). This financing is neither secured nor guaranteed by Harrah’s Entertainment’s other direct, wholly-owned subsidiaries, including the subsidiaries that own properties that are security for certain real estate loans (the “CMBS Financing”) and certain of HOC’s subsidiaries that are unrestricted subsidiaries. In late 2009, HOC completed cash tender offers for certain of its outstanding debt, and in connection with these tender offers, HOC borrowed $1,000.0 million of new term loans under its Credit Facilities pursuant to an incremental amendment (the “Incremental Loans”).

As of September 30, 2010, our Credit Facilities provide for senior secured financing of up to $8,442.6 million, consisting of (i) senior secured term loan facilities in an aggregate principal amount of $6,812.6 million with $5,820.1 million maturing on January 20, 2015 and $992.5 million maturing on October 31, 2016, and (ii) a senior secured revolving credit facility in an aggregate principal amount of up to $1,630.0 million, maturing January 28, 2014, including both a letter of credit sub-facility and a swingline loan sub-facility. The term loans under the Credit Facilities require scheduled quarterly payments of $7.5 million, with the balance due at maturity. A total of $6,812.6 million face amount of borrowings were outstanding under the Credit Facilities as of September 30, 2010, with $120.0 million of the revolving credit facility committed to outstanding letters of credit. After consideration of these borrowings and letters of credit, $1,510.0 million of additional borrowing capacity was available to the Company under its revolving credit facility as of September 30, 2010.

Interest and Fees

Borrowings under the Credit Facilities, other than borrowings under the Incremental Loans, bear interest at a rate equal to the then-current LIBOR rate or at a rate equal to the alternate base rate, in each case plus an applicable margin. As of September 30, 2010, the Credit Facilities, other than borrowings under the Incremental Loans, bore interest at LIBOR plus 300 basis points for the term loans and a portion of the revolver loan, 150 basis points over the alternate base rate for the swingline loan and at the alternate base rate plus 200 basis points for the remainder of the revolver loan.

Borrowings under the Incremental Loans bear interest at a rate equal to either the alternate base rate or the greater of (i) the then-current LIBOR rate or (ii) 2.0%; in each case plus an applicable margin. At September 30, 2010, borrowings under the Incremental Loans bore interest at the minimum base rate of 2.0%, plus 750 basis points.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

In addition, on a quarterly basis, we are required to pay each lender (i) a commitment fee in respect of any unborrowed amounts under the revolving credit facility and (ii) a letter of credit fee in respect of the aggregate face amount of outstanding letters of credit under the revolving credit facility. As of September 30, 2010, the Credit Facilities bore a commitment fee for unborrowed amounts of 50 basis points.

We make monthly interest payments on our CMBS Financing. Our outstanding notes (secured and unsecured) have semi-annual interest payments, with the majority of those payments on June 15 and December 15.

A change in interest rates on variable-rate debt will impact our financial results. For example, assuming a constant outstanding balance for our variable-rate debt, for the next twelve months, a hypothetical 1% increase in corresponding interest rates would change interest expense for the twelve months following September 30, 2010 by approximately $62.8 million. At September 30, 2010, the three-month USD LIBOR rate was 0.2914%. A hypothetical reduction of this rate to 0% would decrease interest expense for the next twelve months by approximately $18.3 million. These hypothetical interest amounts exclude interest on the $5,810.1 million of variable-rate debt for which our effective interest rate swap agreements are designated as hedging instruments for accounting purposes, through the earlier of the expiration of such swap agreements or twelve months. At September 30, 2010, our variable-rate debt, excluding the aforementioned $5,810.1 million of variable-rate debt hedged against effective interest rate swap agreements, represents approximately 35.2% of our total debt, while our fixed-rate debt is approximately 64.8% of our total debt.

Collateral and Guarantors

HOC’s Credit Facilities are guaranteed by Harrah’s Entertainment, and are secured by a pledge of HOC’s capital stock and by substantially all of the existing and future property and assets of HOC and its material, wholly-owned domestic subsidiaries other than certain unrestricted subsidiaries, including a pledge of the capital stock of HOC’s material, wholly-owned domestic subsidiaries and 65% of the capital stock of the first-tier foreign subsidiaries, in each case subject to exceptions. The following casino properties have mortgages under the Credit Facilities:

Las Vegas	Atlantic City	Louisiana/Mississippi	Iowa/Missouri
Caesars Palace	Bally’s Atlantic City	Harrah’s New Orleans	Harrah’s St. Louis
Bally’s Las Vegas	Caesars Atlantic City	Hotel (only)	Harrah’s Council Bluffs
Imperial Palace	Showboat Atlantic City	Harrah’s Louisiana Downs	Horseshoe Council Bluffs/
Bill’s Gamblin’ Hall &		Horseshoe Bossier City	Bluffs Run
Saloon		Harrah’s Tunica
Horseshoe Tunica
Tunica Roadhouse Hotel
& Casino

Illinois/Indiana	Other Nevada
Horseshoe Southern Indiana	Harrah’s Reno
Harrah’s Metropolis	Harrah’s Lake Tahoe
Horseshoe Hammond	Harveys Lake Tahoe

Additionally, certain undeveloped land in Las Vegas also is mortgaged.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Restrictive Covenants and Other Matters

The Credit Facilities require compliance on a quarterly basis with a maximum net senior secured first lien debt leverage test. In addition, the Credit Facilities include negative covenants, subject to certain exceptions, restricting or limiting HOC’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional debt; (ii) create liens on certain assets; (iii) enter into sale and lease-back transactions (iv) make certain investments, loans and advances; (v) consolidate, merge, sell or otherwise dispose of all or any part of its assets or to purchase, lease or otherwise acquire all or any substantial part of assets of any other person; (vi) pay dividends or make distributions or make other restricted payments; (vii) enter into certain transactions with its affiliates; (viii) engage in any business other than the business activity conducted at the closing date of the loan or business activities incidental or related thereto; (ix) amend or modify the articles or certificate of incorporation, by-laws and certain agreements or make certain payments or modifications of indebtedness; and (x) designate or permit the designation of any indebtedness as “Designated Senior Debt”.

Harrah’s Entertainment is not bound by any financial or negative covenants contained in HOC’s credit agreement, other than with respect to the incurrence of liens on and the pledge of its stock of HOC.

All borrowings under the senior secured revolving credit facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, and the requirement that such borrowing does not reduce the amount of obligations otherwise permitted to be secured under our new senior secured credit facilities without ratably securing the retained notes.

Certain covenants contained in HOC’s credit agreement require the maintenance of a senior first priority secured debt to last twelve months Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) ratio, as defined in the agreement, (“Senior Secured Leverage Ratio”). The June 3, 2009 amendment and waiver to our credit agreement excludes from the Senior Secured Leverage Ratio (a) the $1,375.0 million first lien notes issued June 15, 2009 and the $720.0 million first lien notes issued on September 11, 2009 and (b) up to $250.0 million aggregate principal amount of consolidated debt of subsidiaries that are not wholly-owned subsidiaries. Certain covenants contained in HOC’s credit agreement governing its senior secured credit facilities, the indenture and other agreements governing HOC’s 10.0% Second-Priority Senior Secured Notes due 2015 and 2018, and our first lien notes restrict our ability to take certain actions such as incurring additional debt or making acquisitions if we are unable to meet last twelve months Adjusted EBITDA to Fixed Charges, senior secured debt to last twelve months Adjusted EBITDA and consolidated debt to last twelve months Adjusted EBITDA ratios (in each case as calculated pursuant to the applicable agreements). The covenants that restrict additional indebtedness and the ability to make future acquisitions require an last twelve months Adjusted EBITDA to Fixed Charges ratio (measured on a trailing four-quarter basis) of 2.0:1.0. Failure to comply with these covenants can result in limiting our long-term growth prospects by hindering our ability to incur future indebtedness or grow through acquisitions.

The indenture governing the 10.75% Senior Notes, 10.75%/11.5% Senior Toggle Notes and the agreements governing the other cash pay debt and PIK toggle debt limit HOC’s (and most of its subsidiaries’) ability to among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends or make distributions in respect of our capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) with respect to HOC only, engage in any business or own any material asset other than all of the equity interest of HOC so long as certain investors hold a majority of the notes; (vi) create or permit to exist dividend and/or payment restrictions affecting its restricted subsidiaries; (vii) create liens on certain assets to secure debt; (viii) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; (ix) enter into certain transactions with its affiliates; and (x) designate its subsidiaries as unrestricted subsidiaries. Subject

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

to certain exceptions, the indenture governing the notes and the agreements governing the other cash pay debt and PIK toggle debt will permit us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

The CMBS Financing includes negative covenants, subject to certain exceptions, restricting or limiting the ability of the borrowers and operating companies under the CMBS Financing (collectively, the “CMBS entities”) to, among other things: (i) incur additional debt; (ii) create liens on assets; (iii) make certain investments, loans and advances; (iv) consolidate, merge, sell or otherwise dispose of all or any part of its assets or to purchase, lease or otherwise acquire all or any substantial part of assets of any other person; (v) enter into certain transactions with its affiliates; (vi) engage in any business other than the ownership of the properties and business activities ancillary thereto; and (vi) amend or modify the articles or certificate of incorporation, by-laws and certain agreements. The CMBS Financing also includes affirmative covenants that require the CMBS entities to, among other things, maintain the borrowers as “special purpose entities”, maintain certain reserve funds in respect of FF&E, taxes, and insurance, and comply with other customary obligations for CMBS real estate financings. In addition, the CMBS Financing obligates the CMBS entities to apply excess cash flow from the CMBS properties in certain specified manners, depending on the outstanding principal amount of various tranches of the CMBS loans and other factors. These obligations will limit the amount of excess cash flow from the CMBS entities that may be distributed to Harrah’s Entertainment. For example, the CMBS entities are required to use 100% of excess cash flow to make ongoing mandatory offers on a quarterly basis to purchase CMBS mezzanine loans at discounted prices from the holders thereof. To the extent such offers are accepted, such excess cash flow will need to be so utilized and will not be available for distribution to Harrah’s Entertainment. To the extent such offers are not accepted with respect to any fiscal quarter, the amount of excess cash flow that may be distributed to Harrah’s Entertainment is limited to 85% of excess cash flow with respect to such quarter. In addition, the CMBS Financing provides that once the aggregate principal amount of the CMBS mezzanine loans is less than or equal to $625.0 million, the mortgage loan will begin to amortize on a quarterly basis in an amount equal to the greater of 100% of excess cash flow for such quarter and $31.25 million If the CMBS mortgage loan begins to amortize, the excess cash flow from the CMBS entities will need to be utilized in connection with such amortization and will not be available for distribution to Harrah’s Entertainment.

Acquisition of Planet Hollywood

On February 19, 2010, HOC acquired 100% of the equity interests of PHW Las Vegas, which owns and operates the Planet Hollywood Resort and Casino located in Las Vegas, Nevada. In connection with this transaction, PHW Las Vegas assumed a $554.3 million, face value, senior secured loan, and a subsidiary of HOC cancelled certain debt issued by PHW Las Vegas’ predecessor entities. The outstanding amount is secured by the assets of PHW Las Vegas, and is non-recourse to other subsidiaries of the Company.

In connection with the transaction and the assumption of debt, PHW Las Vegas entered into the Amended and Restated Loan Agreement with Wells Fargo Bank, N.A., as trustee for The Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-TFL2 (“Lender”). PHW Las Vegas is an unrestricted subsidiary of HOC and therefore not a borrower under HOC’s Credit Facilities. A subsidiary of HOC manages the property for PHW Las Vegas for a fee. The maturity date for this loan is December 2011, with two extension options, which, if exercised, would extend maturity until April 2015.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Guaranty

In connection with PHW Las Vegas’ Amended and Restated Loan Agreement, Harrah’s Entertainment entered into a Guaranty Agreement (the “Guaranty”) for the benefit of Lender pursuant to which Harrah’s Entertainment guaranteed to Lender certain recourse liabilities of PHW Las Vegas. Harrah’s Entertainment’s maximum aggregate liability for such recourse liabilities is limited to $30.0 million provided that such recourse liabilities of PHW Las Vegas do not arise from (i) events, acts, or circumstances that are actually committed by, or voluntarily or willfully brought about by Harrah’s Entertainment or (ii) event, acts, or circumstances (regardless of the cause of the same) that provide actual benefit (in cash, cash equivalent, or other quantifiable amount) to the Registrant, to the full extent of the actual benefit received by the Registrant. Pursuant to the Guaranty, Harrah’s Entertainment is required to maintain a net worth or liquid assets of at least $100.0 million.

Prepayments

PHW Las Vegas may, at its option, voluntarily prepay the loan in whole or in part upon twenty (20) days prior written notice to Lender.

PHW Las Vegas is required to prepay the loan in (i) the amount of any insurance proceeds received by Lender for which Lender is not obligated to make available to PHW Las Vegas for restoration in accordance with the terms of the Amended and Restated Loan Agreement, (ii) the amount of any proceeds received from the operator of the timeshare property adjacent to the Planet Hollywood Resort and Casino, subject to the limitations set forth in the Amended and Restated Loan Agreement and (iii) the amount of any excess cash remaining after application of the cash management provisions of the Amended and Restated Loan Agreement.

Interest Payments

The amount outstanding under the Amended and Restated Loan Agreement bears interest, payable to third party lenders on a monthly basis, at a rate per annum equal to LIBOR plus 1.533%. Interest only participations of PHW Las Vegas bear interest at a fixed rate equal to $7.3 million per year, payable to a subsidiary of Harrah’s Operating Company, Inc. that owns such participations.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Derivative Instruments—Interest Rate Swap Agreements

We use interest rate swaps to manage the mix of our debt between fixed and variable rate instruments. As of September 30, 2010 we have entered into 13 interest rate swap agreements, three of which have effective dates starting in 2011, subsequent to the expiration of seven of our other swap agreements. As a result of staggering the effective dates, we have a notional amount of $6,500.0 million outstanding through April 25, 2011, and a notional amount of $5,750.0 million outstanding beginning after April 25, 2011. The difference to be paid or received under the terms of the interest rate swap agreements is accrued as interest rates change and recognized as an adjustment to interest expense for the related debt. Changes in the variable interest rates to be paid or received pursuant to the terms of the interest rate swap agreements will have a corresponding effect on future cash flows. The major terms of the interest rate swap agreements as of September 30, 2010 are as follows:

Effective Date	Notional Amount	Fixed Rate Paid	Variable Rate Received as of Sept 30, 2010	Next Reset Date	Maturity Date
	(in millions)
April 25, 2007	$200	4.898%	0.498%	October 26, 2010	April 25, 2011
April 25, 2007	200	4.896%	0.498%	October 26, 2010	April 25, 2011
April 25, 2007	200	4.925%	0.498%	October 26, 2010	April 25, 2011
April 25, 2007	200	4.917%	0.498%	October 26, 2010	April 25, 2011
April 25, 2007	200	4.907%	0.498%	October 26, 2010	April 25, 2011
September 26, 2007	250	4.809%	0.498%	October 26, 2010	April 25, 2011
September 26, 2007	250	4.775%	0.498%	October 26, 2010	April 25, 2011
April 25, 2008	2,000	4.276%	0.498%	October 26, 2010	April 25, 2013
April 25, 2008	2,000	4.263%	0.498%	October 26, 2010	April 25, 2013
April 25, 2008	1,000	4.172%	0.498%	October 26, 2010	April 25, 2012
April 26, 2011	250	1.351%	—	April 26, 2011	January 25, 2015
April 26, 2011	250	1.347%	—	April 26, 2011	January 25, 2015
April 26, 2011	250	1.350%	—	April 26, 2011	January 25, 2015

The variable rate on our interest rate swap agreements did not materially change as a result of the October 26, 2010 reset.

Until October 2009, our effective interest rate swap agreements were designated as cash flow hedging instruments for accounting purposes. During October 2009, we borrowed $1,000.0 million under the Incremental Loans and used a majority of the net proceeds to temporarily repay most of our revolving debt under the Credit Facilities. As a result, we no longer had a sufficient amount of outstanding debt under the same terms as our interest rate swap agreements to support hedge accounting treatment for the full $6,500.0 million in interest rate swaps. Thus, as of September 30, 2009, we removed the cash flow hedge designation for the $1,000.0 million swap agreement, freezing the amount of deferred losses recorded in Accumulated Other Comprehensive Loss associated with this swap agreement, and reducing the total notional amount on interest rate swaps designated as cash flow hedging instruments to $5,500.0 million. Beginning October 1, 2009, we began amortizing deferred losses frozen in Accumulated Other Comprehensive Loss into income over the original remaining term of the hedged forecasted transactions that are still considered to be probable of occurring. For the quarter and nine months ended September 30, 2010, we recorded $2.2 million and $6.5 million, respectively, as an increase to interest expense, and we will record an additional $8.7 million as an increase to interest expense and other comprehensive income over the next twelve months, all related to deferred losses on the $1,000.0 million interest rate swap.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

During the fourth quarter of 2009, we re-designated approximately $310.1 million of the $1,000.0 million swap as a cash flow hedging instrument. Also, on September 29, 2010, we entered into three forward interest rate swap agreements for notional amounts totaling $750.0 million that have been designated as cash flow hedging instruments. As a result, at September 30, 2010, $6,560.0 million of our total interest rate swap agreements notional amount of $7,250.0 million remained designated as hedging instruments for accounting purposes. Any future changes in fair value of the portion of the interest rate swap agreement not designated as a hedging instrument will be recognized in interest expense during the period in which the changes in value occur.

Derivative Instruments—Interest Rate Cap Agreements

On January 28, 2008, we entered into an interest rate cap agreement to partially hedge the risk of future increases in the variable rate of the CMBS Financing. The interest rate cap agreement, which was effective January 28, 2008 and terminates February 13, 2013, is for a notional amount of $6,500.0 million at a LIBOR cap rate of 4.5%. The interest rate cap was designated as a cash flow hedging instrument for accounting purposes on May 1, 2008.

On November 30, 2009, June 7, 2010, and September 1, 2010, we purchased and extinguished approximately $948.8 million, $46.6 million, and $123.8 million, respectively, of the CMBS Financing. The hedging relationship between the CMBS Financing and the interest rate cap remained effective subsequent to each debt extinguishment. As a result of the extinguishments, in the fourth quarter 2009, second quarter 2010, and third quarter 2010, we reclassified approximately $12.1 million, $0.6 million, and $1.5 million, respectively, of deferred losses out of Accumulated Other Comprehensive Loss and into interest expense associated with hedges for which the forecasted future transactions are no longer probable of occurring.

On January 31, 2010, we removed the cash flow hedge designation for the $6,500.0 million interest rate cap, freezing the amount of deferred losses recorded in Accumulated Other Comprehensive Loss associated with the interest rate cap. Beginning February 1, 2010, we began amortizing deferred losses frozen in Accumulated Other Comprehensive Loss into income over the original remaining term of the hedge forecasted transactions that are still probable of occurring. For the quarter and nine months ended September 30, 2010, we recorded $6.7 million and $16.2 million, respectively, as an increase to interest expense, and we will record an additional $20.9 million as an increase to interest expense and Accumulated Other Comprehensive Loss over the next twelve months, all related to deferred losses on the interest rate cap. In connection with the extinguishment of $46.6 million of the CMBS Financing, on June 7, 2010, we reclassified approximately $1.0 million of deferred losses recorded in Accumulated Other Comprehensive Loss associated with the interest rate cap into interest expense associated with hedges for which the forecasted transactions are no longer probable of occurring.

On January 31, 2010, we re-designated $4,650.2 million of the interest rate cap as a cash flow hedging instrument for accounting purposes. Any future changes in fair value of the portion of the interest rate cap not designated as a hedging instrument will be recognized in interest expense during the period in which the changes in value occur.

On April 5, 2010, as required under the amended and restated loan agreement, we entered into an interest rate cap agreement to partially hedge the risk of future increases in the variable rate of the PHW Las Vegas senior secured loan. The interest rate cap agreement is for a notional amount of $554.3 million at a LIBOR cap rate of 5.0%, and matures on December 9, 2011. To give proper consideration to the prepayment requirements of the PHW Las Vegas senior secured loan, we have designated $525.0 million of the $554.3 million notional amount of the interest rate cap as a cash flow hedging instrument for accounting purposes.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Derivative Instruments—Impact on Financial Statements

The following table represents the fair values of derivative instruments in the Consolidated Condensed Balance Sheets as of September 30, 2010 and December 31, 2009:

	Asset Derivatives				Liability Derivatives
	September 30, 2010		December 31, 2009		September 30, 2010		December 31, 2009
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments
Interest rate swaps					Accrued expenses	$(37.9)	Accrued expenses	$—
Interest rate swaps		$—		$—	Deferred credits and other	(342.7)	Deferred credits and other	(337.6)
Interest rate cap	Deferred charges and other	1.0	Deferred charges and other	56.8		—		—

Subtotal		1.0		56.8		(380.6)		(337.6)

Derivatives not designated as hedging instruments
Interest rate swaps		—		—	Deferred credits and other	(37.5)	Deferred credits and other	(37.6)
Interest rate cap	Deferred charges and other	0.3	Deferred charges and other	—		—		—

Subtotal		0.3		—		(37.5)		(37.6)

Total Derivatives		$1.3		$56.8		$(418.1)		$(375.2)

The following table represents the effect of derivative instruments in the Consolidated Condensed Statements of Operations for the quarters ended September 30, 2010 and 2009 for amounts transferred into or out of Accumulated Other Comprehensive Loss:

	Amount of (Gain) or Loss Recognized in OCI (Effective Portion)		Location of (Gain) or Loss Reclassified From Accumulated OCI Into Income (Effective Portion)	Amount of (Gain) or Loss Reclassified from Accumulated OCI into Income (Effective Portion)		Location of (Gain) or Loss Recognized in Income (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of (Gain) or Loss Recognized in Income (Ineffective Portion and Amount Excluded from Effectiveness Testing)
Derivatives designated as hedging instruments	Quarter Ended Sept 30, 2010	Quarter Ended Sept 30, 2009		Quarter Ended Sept 30, 2010	Quarter Ended Sept 30, 2009		Quarter Ended Sept 30, 2010	Quarter Ended Sept 30, 2009
Interest rate contracts	$19.1	$94.7	Interest expense	$9.1	$0.2	Interest expense	$(6.4)	$—

		Amount of (Gain) or Loss Recognized in Income
Derivatives not designated as hedging instruments	Location of (Gain) or Loss Recognized in Income	Quarter Ended Sept 30, 2010	Quarter Ended Sept 30, 2009
Interest rate contracts	Interest expense	$1.0	$—

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

The following table represents the effect of derivative instruments in the Consolidated Condensed Statements of Operations for the nine months ended September 30, 2010 and 2009 for amounts transferred into or out of accumulated other comprehensive loss:

	Amount of (Gain) or Loss Recognized in OCI (Effective Portion)		Location of (Gain) or Loss Reclassified From Accumulated OCI Into Income (Effective Portion)	Amount of (Gain) or Loss Reclassified from Accumulated OCI into Income (Effective Portion)		Location of (Gain) or Loss Recognized in Income (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of (Gain) or Loss Recognized in Income (Ineffective Portion and Amount Excluded from Effectiveness Testing)
Derivatives designated as hedging instruments	Nine Months Ended Sept 30, 2010	Nine Months Ended Sept 30, 2009		Nine Months Ended Sept 30, 2010	Nine Months Ended Sept 30, 2009		Nine Months Ended Sept 30, 2010	Nine Months Ended Sept 30, 2009
Interest rate contracts	$143.0	$54.7	Interest expense	$23.4	$0.6	Interest expense	$(55.1)	$—

		Amount of (Gain) or Loss Recognized in Income
Derivatives not designated as hedging instruments	Location of (Gain) or Loss Recognized in Income	Nine Months Ended Sept 30, 2010	Nine Months Ended Sept 30, 2009
Interest rate contracts	Interest expense	$10.8	$—

In addition to the impact on interest expense from amounts reclassified from accumulated other comprehensive loss, the difference to be paid or received under the terms of the interest rate swap agreements is recognized as interest expense and is paid quarterly. This cash settlement portion of the interest rate swap agreements increased interest expense for the quarters ended September 30, 2010 and 2009 by approximately $64.8 million and $50.0 million, respectively. This cash settlement portion of the interest rate swap agreements increased interest expense for the nine months ended September 30, 2010 and 2009 by approximately $199.3 million and $147.6 million, respectively.

Note 6—Stock-Based Employee Compensation

Our share-based compensation expense consists primarily of time-based and performance-based options that have been granted to management, other personnel and key service providers. As of September 30, 2010, there was approximately $58.8 million of total unrecognized compensation cost related to stock option grants. The Company has recognized compensation expense associated with its stock-based employee compensation programs as follows:

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2010	2009	2010	2009
Amounts included in:
Corporate expense	$1.6	$2.6	$9.2	$5.8
Property general, administrative and other	2.3	1.4	7.3	6.6

Total stock-based compensation expense	$3.9	$4.0	$16.5	$12.4

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

On February 23, 2010, the Human Resources Committee of the Board of Directors of the Company adopted an amendment to the Harrah’s Entertainment, Inc. Management Equity Incentive Plan (the “Plan”). The amendment provides for an increase in the available number shares of the Registrant’s non-voting common stock for which options may be granted to 4,566,919 shares.

The amendment also revised the vesting hurdles for performance-based options under the Plan. The performance options vest if the return on investment in the Company of TPG, Apollo, and their respective affiliates and co-investors (the “Majority Stockholders”) achieve a specified return. Previously, 50% of the performance-based options vested upon a 2x return and 50% vested upon a 3x return. The triggers have been revised to 1.5x and 2.5x, respectively. In addition, a pro-rata portion of the 2.5x options will vest if the Majority Stockholders achieve a return on their investment that is greater than 2.0x, but less than 2.5x. The pro rata portion will increase on a straight line basis from zero to a participant’s total number of 2.5x options depending upon the level of returns that the Majority Stockholders realize between 2.0x and 2.5x.

The following is a summary of share-based option activity for the nine months ended September 30, 2010:

Options	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)
Outstanding at December 31, 2009	3,194,175	$91.53	8.0
Options granted	1,277,895	57.19
Canceled	(109,968)

Outstanding at September 30, 2010	4,362,102	81.48	7.9

Exercisable at September 30, 2010	811,828	86.14	6.3

The assumptions used to estimate fair value and the resulting estimated fair value of options granted during the nine months ended September 30, 2010 are as follows:

Nine months ended September 30, 2010
Expected volatility	71.4%
Expected dividend yield	—
Expected term (in years)	6.63
Risk-free interest rate	2.36%
Weighted-average fair value per share of options granted	$26.83

Note 7—Preferred and Common Stock

Preferred Stock

At September 30, 2010 and December 31, 2009, the authorized shares of preferred stock were 40,000,000, par value $0.01 per share, stated value $100.00 per share.

On January 28, 2008, our Board of Directors adopted a resolution authorizing the creation and issuance of a series of preferred stock known as the Non-Voting Perpetual Preferred Stock. The number of shares constituting such series was 20,000,000. Each share of non-voting preferred stock accrued dividends at a rate of 15.0% per annum, compounded quarterly, and such dividends were cumulative. As of December 31, 2009, dividends in arrears were $652.6 million.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

In February 2010, the Board of Directors approved revisions to the Certificate of Designation for the non-voting perpetual preferred stock to eliminate dividends (including all existing accrued but unpaid dividends totaling $717.2 million at the revision approval date) and to specify that the conversion right of the non-voting perpetual preferred stock be at the original value of the Company’s non-voting common stock. In March 2010, Hamlet Holdings LLC (the holder of all of the Company’s voting common stock) and holders of a majority of our non-voting perpetual preferred stock approved the revisions to the Certificate of Designation. Also in March 2010, the holders of a majority of our non-voting perpetual preferred stock voted to convert all of the non-voting perpetual preferred stock to non-voting common stock.

As a result of the conversion of preferred stock into common stock, the Company has no shares of preferred stock outstanding as of September 30, 2010.

Common Stock

As of December 31, 2009, the authorized common stock of the Company totaled 80,000,020 shares, consisting of 20 shares of voting common stock, par value $0.01 per share and 80,000,000 shares of non-voting common stock, par value $0.01 per share.

As disclosed above, in March 2010, the holders of our voting common stock and of a majority of our non-voting preferred stock voted to convert all of the non-voting perpetual preferred stock to non-voting common stock. As a result of this conversion, the Company issued 19,935,534 additional shares of non-voting common stock.

The voting common stock has no economic rights or privileges, including rights in liquidation. The holders of voting common stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Company.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of non-voting common stock will receive a pro rata distribution of any remaining assets after payment of or provision for liabilities and the liquidation preference on preferred stock, if any.

In connection with the debt for equity exchange described earlier and upon receipt of the requisite regulatory approvals, we intend to (i) reclassify Harrah’s Entertainment’s existing non-voting common stock into a new class of voting common stock, which will be the class of stock that Apollo, TPG and Paulson will receive in the debt for equity exchange, and (ii) cancel the existing class of non-voting common stock that is currently held by Hamlet Holdings, LLC. Concurrently with this reclassification, we intend to effect a 4.258 for 1 split of Harrah’s Entertainment’s new voting common stock such that Apollo, TPG and Paulson will each receive 42.58 shares of common stock for each $1,000 principal amount of Notes exchanged rather than 10 shares, and Harrah’s Entertainment’s then existing stockholders, including entities affiliated with Apollo and TPG, their co-investors and members of management, will each receive 4.258 shares of the new voting common stock described above in clause (i) above for each share of non-voting common stock they hold at that time.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Note 8—Write-downs, Reserves and Recoveries

Write-downs, reserves and recoveries include various pretax charges to record long-lived tangible asset impairments, contingent liability reserves, project write-offs, demolition costs, recoveries of previously recorded non-routine reserves and other non-routine transactions. The components of write-downs, reserves and recoveries were as follows:

	Quarter ended September 30,		Nine months ended September 30,
(In millions)	2010	2009	2010	2009
Remediation costs	$6.9	$8.4	$38.7	$28.2
Write-down of long-term note receivable	—	—	52.2	—
Litigation reserves, awards and settlements	(6.0)	(29.3)	21.0	(29.2)
Efficiency projects	0.3	6.0	0.9	27.9
Impairment of long-lived tangible assets	—	35.7	—	43.7
Loss on divested or abandoned assets	26.9	3.3	27.1	4.8
Other	0.6	0.2	(3.6)	3.2

Total write-downs, reserves and recoveries	$28.7	$24.3	$136.3	$78.6

Remediation costs related to room remediation projects at certain of our Las Vegas properties.

The $52.2 million write-down of long-term note receivable related to land and pre-development costs contributed to a venture for development of a casino project in Philadelphia with which we were involved prior to December 2005. In April 2010, the proposed operator for the project withdrew from the project and the Pennsylvania Gaming Control Board commenced proceedings to revoke the license for the project. As a result, we fully reserved the note during the second quarter 2010. Subsequently, in October 2010, the Company executed a term sheet pursuant to which, upon the occurrence of certain conditions, we intend to convert the note receivable and make an additional equity investment in the holder of the license, assume primary responsibility for design and development of the casino project, and manage the casino upon completion, as more fully discussed in Note 17, “Subsequent Events.”

Litigation reserves, awards and settlements for the quarter ended September 30, 2010 included a $9.0 million settlement received by the Company to settle an outstanding litigation matter. Litigation reserves, awards and settlements for the nine months ended September 30, 2010 also included a $25.0 million charge related to the Hilton matter, which is more fully discussed in Note 11, “Commitments and Contingent Liabilities.”

Efficiency program expenses in 2010 and 2009 represent costs incurred to identify and implement efficiency projects aimed at stream-lining corporate and operating functions to achieve cost savings and efficiencies. In 2009, the majority of the costs incurred related to the closing of the office in Memphis, Tennessee, which previously housed certain corporate functions.

We account for long-lived tangible assets to be held and used by evaluating their carrying value in relation to the operating performance and estimated future undiscounted cash flows generated by such assets, when indications of impairment are present. The nine months ended September 30, 2009, included impairment charges of $43.7 million, of which $35.7 million was recorded during the third quarter 2009 related to the closing of the office in Memphis, Tennessee.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Loss on divested or abandoned assets for the quarter and nine months ended September 30, 2010 includes charges of $21.2 million to write-off specific assets as a result of the indefinite deferral of certain capital projects in the Las Vegas and Atlantic City regions.

Other write-downs, reserves and recoveries for the nine months ended September 30, 2010 included the first quarter 2010 release of a $4.8 million reserve for excise tax for which the statute of limitations expired.

Note 9—Income Taxes

We are subject to income taxes in the United States as well as various states and foreign jurisdictions in which we operate. We account for income taxes under ASC 740 “Accounting for Income Taxes,” whereby deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Deferred tax assets and liabilities are determined based on differences between financial statement carrying amounts of existing assets and their respective tax bases using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We reduce deferred tax assets by a valuation allowance when it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company’s income tax benefit/(provision) and effective tax rate were as follows:

(In millions, except effective tax rate)	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
(Loss)/income from continuing operations before income tax	$(260.7)	$(1,492.1)	$(993.8)	$2,139.2
Benefit/(provision) for income taxes	$97.5	$(128.9)	$364.5	$(1,590.8)
Effective tax rate	37.4%	N/M	36.7%	74.4%

Our effective tax rate for the quarter was favorably impacted by the effects of state tax benefits and discrete items. Our effective tax rate for the nine months ending September 30, 2010 was favorably impacted by the tax effects of state tax benefits, the reversal of previously accrued taxes and interest related to a state income tax settlement, a state effective rate change on our deferred tax balances, and other discrete items, partially offset by the impact of the goodwill impairment for which we did not receive tax benefit.

We classify reserves for tax uncertainties within “Accrued expenses” and “Deferred credits and other” in our Consolidated Balance Sheets, separate from any related income tax payable or deferred income taxes. In accordance with ASC 740, reserve amounts relate to any potential income tax liabilities (uncertain tax benefits (“UTB”)) resulting from uncertain tax positions as well as potential interest or penalties associated with those liabilities. During the quarter ended September 30, 2010, our UTB, excluding related interest and penalties, increased by $61.1 million as a result of tax positions taken in a prior year related to cancellation of indebtedness income and several accounting method changes for tax purposes. During the nine months ended September 30, 2010, our UTB, excluding related interest and penalties, increased by $120.5 million as a result of tax positions taken during a prior year related to cancellation of indebtedness income and several accounting method changes for tax purposes, partially offset by a state income tax settlement. The change in gross UTB, excluding related interest and penalties, during the quarter and nine months ended September 30, 2010 benefited the effective rate by $0.0 million and $17.6 million, respectively.

We file income tax returns, including returns for our subsidiaries, with federal, state, and foreign jurisdictions. We are under regular and recurring audit by the Internal Revenue Service (“IRS”) on open tax

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

positions, and it is possible that the amount of the liability for unrecognized tax benefits could change during the next twelve months. As a result of the expiration of the statute of limitations and closure of IRS audits, our 2004 and 2005 federal income tax years were closed during the year ended December 31, 2009. The IRS audit of our 2006 federal income tax year also concluded during the year ended December 31, 2009. The IRS audit of our 2007 federal income tax year concluded during the quarter ended March 31, 2010. The IRS audit of our 2008 federal income tax year concluded during the quarter ended June 30, 2010. During the quarter ended June 30, 2010, we submitted a protest to the IRS Appeals office regarding several issues from the 2008 IRS audit. We do not believe that it is reasonably possible that these issues will be settled in the next twelve months.

We are also subject to exam by various state and foreign tax authorities. Tax years prior to 2005 are generally closed for foreign and state income tax purposes as the statutes of limitations have lapsed. However, various subsidiaries could be examined by the New Jersey Division of Taxation for tax years beginning with 1999 due to our execution of New Jersey statute of limitation extensions.

Federal Income Tax Receivable

During 2010, in conjunction with filing our 2009 tax return, we implemented several accounting method changes for tax purposes including a method change to deduct currently certain repairs and maintenance expenditures which had been previously capitalized. As a result of the combination of the tax accounting method changes with our net operating loss, we reported a taxable loss for 2009 of $1,248.9 million. Approximately $170.9 million of this loss was carried back to the 2008 tax year to offset federal taxable income recognized and tax payable from that year.

On November 6, 2009, the Worker, Homeownership, and Business Act of 2009 was signed into law which provides an election to carryback a loss to the third, fourth or fifth year that precedes the year of loss. Because of this change in tax law, we elected to extend our U.S. federal 2009 net operating loss carryback period. Approximately $630.3 million of the 2009 taxable loss was carried back to the extended carryback period, resulting in an income tax refund receivable which is recorded in “Federal income tax receivable” as of September 30, 2010. We expect to receive the income tax refund of approximately $220.0 million, net of interest due on the 2008 tax payable, in the fourth quarter 2010. Our remaining 2009 federal net operating loss of approximately $447.7 million is available for carryover to future tax years.

Note 10—Fair Value Measurements

ASC 820 “Fair Value Measurements and Disclosures,” outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based upon assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:	Observable inputs such as quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date;

Level 2:	Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3:	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Under ASC 825, “Financial Instruments,” entities are permitted to choose to measure many financial instruments and certain other items at fair value. We did not elect the fair value measurement option under ASC 825 for any of our financial assets or financial liabilities. See Note 4, “Goodwill and Other Intangible Assets”, for the application of ASC 820 to goodwill and other intangible assets.

Items Measured at Fair Value on a Recurring Basis

The following table shows the fair value of our financial assets and financial liabilities that are required to be measured at fair value as of September 30, 2010 and December 31, 2009.

(In millions)	Balance	Level 1	Level 2	Level 3
September 30, 2010
Assets:
Cash equivalents	$685.0	$685.0	$—	$—
Investments	94.9	92.2	2.7	—
Derivative instruments	1.3	—	1.3	—
Liabilities:
Derivative instruments	(418.1)	—	(418.1)	—

December 31, 2009
Assets:
Cash equivalents	$132.7	$132.7	$—	$—
Investments	88.9	73.4	15.5	—
Derivative instruments	56.8	—	56.8	—
Liabilities:
Derivative instruments	(375.2)	—	(375.2)	—

The following section describes the valuation methodologies used to estimate or measure fair value, key inputs, and significant assumptions:

Cash equivalents – Cash equivalents are investments in money market accounts and utilize Level 1 inputs to determine fair value.

Derivative instruments – The estimated fair values of our derivative instruments are derived from market prices obtained from dealer quotes for similar, but not identical, assets or liabilities. Such quotes represent the estimated amounts we would receive or pay to terminate the contracts. Derivative instruments are included in either Deferred charges and other, or Deferred credits and other, in our Consolidated Condensed Balance Sheets. Our derivatives are recorded at their fair values, adjusted for the credit rating of the counterparty if the derivative is an asset, or adjusted for the credit rating of the Company if the derivative is a liability. See Note 5, “Debt,” for more information on our derivative instruments.

Investments – Investments are primarily debt and equity securities, the majority of which are traded in active markets, have readily determined market values and use level 1 inputs. Those debt and equity securities for which there are not active markets or the market values are not readily determinable are valued using Level 2 inputs. All of these investments are included in either Prepayments and other, or Deferred charges and other, in our Consolidated Balance Sheets.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Items to be Disclosed at Fair Value

Long-Term Debt – The fair value of the Company’s debt has been calculated based on the borrowing rates available as of September 30, 2010, for debt with similar terms and maturities and market quotes of our publicly traded debt. As of September 30, 2010, the Company’s outstanding debt had a fair value of $19,870.9 million and a carrying value of $19,717.1 million. The Company’s interest rate swaps used for hedging purposes had fair values equal to their carrying values, in the aggregate a liability of $418.1 million, and our interest rate cap agreements had a fair value equal to their carrying value as an asset of $1.3 million at September 30, 2010. See additional discussion about derivatives in Note 5, “Debt.”

Interest-only Participations – Late in 2009, a subsidiary of HOC acquired certain interest only participations payable by certain predecessor entities of PHW Las Vegas. When the Company assumed the debt in connection with the acquisition of Planet Hollywood, these interest only participations survived the transaction and remain outstanding as an asset of a subsidiary of HOC as of September 30, 2010. In connection with both the initial acquisition of the interest only participations and the acquisition of Planet Hollywood, the fair value of these participations was determined based upon valuations as of each date. As the Company owns 100% of the outstanding participations, there is no active market available to determine a trading fair value at any point in time. As a result, the Company does not have the ability to update the fair value of the interest only participations subsequent to their acquisition and valuation, other than by estimating fair value based upon discounted future cash flows. Since discounted cash flows were used as the primary basis for valuation upon their acquisition, and are also being used as the method to determine the amortization of the value of such participations into earnings, the Company believes that the book value of the interest only participations at September 30, 2010 approximates their fair value.

Note 11—Commitments and Contingent Liabilities

Contractual Commitments

We continue to pursue additional casino development opportunities that may require, individually and in the aggregate, significant commitments of capital, up-front payments to third parties and development completion guarantees.

The agreements pursuant to which we manage casinos on Indian lands contain provisions required by law that provide that a minimum monthly payment be made to the tribe. That obligation has priority over scheduled repayments of borrowings for development costs and over the management fee earned and paid to the manager. In the event that insufficient cash flow is generated by the operations to fund this payment, we must pay the shortfall to the tribe. Subject to certain limitations as to time, such advances, if any, would be repaid to us in future periods in which operations generate cash flow in excess of the required minimum payment. These commitments will terminate upon the occurrence of certain defined events, including termination of the management contract. Our aggregate monthly commitment for the minimum guaranteed payments, pursuant to these contracts for the three managed Indian-owned facilities now open, which extend for periods of up to 51 months from September 30, 2010, is $1.2 million. Each of these casinos currently generates sufficient cash flows to cover all of its obligations, including its debt service.

In February 2008, we entered into an agreement with the State of Louisiana whereby we extended our guarantee of an annual payment obligation of $60.0 million of Jazz Casino Company, LLC, our wholly-owned subsidiary and owner of Harrah’s New Orleans owed to the State of Louisiana. The guarantee currently expires on March 31, 2011.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

In addition to the guarantees discussed above, we had total aggregate non-cancelable purchase obligations of $932.5 million as of September 30, 2010, including construction-related commitments.

Contingent Liability—Nevada Sales and Use Tax

The Supreme Court of Nevada decided in early 2008 that food purchased for subsequent use in the provision of complimentary and/or employee meals is exempt from use tax. Previously, such purchases were subject to use tax and the Company has claimed, but not recognized into earnings, a use tax refund totaling $32.2 million, plus interest, as a result of the 2008 decision. In early 2009, the Nevada Department of Taxation audited our refund claim, but has taken the position that those same purchases are now subject to sales tax; therefore, they subsequently issued a sales tax assessment totaling $27.4 million plus interest after application of our refund on use tax. While we have established certain reserves against possible loss on this matter, we believe that the Nevada Department of Taxation’s position has no merit and we moved the matter to a procedural, administrative hearing before a Nevada Department of Taxation administrative law judge.

On October 21, 2010, the administrative law judge issued a decision and ruled in our favor on a number of key issues. Each party may file an appeal with the Nevada Tax Commission and we are contemplating whether to appeal certain rulings.

Contingent Liability—Employee Benefit Obligations

In December 1998, Hilton Hotels Corporation (Hilton) spun-off its gaming operations as Park Place Entertainment Corporation (Park Place). In connection with the spin-off, Hilton and Park Place entered into various agreements, including an Employee Benefits and Other Employment Allocation Agreement dated December 31, 1998 (the Allocation Agreement) whereby Park Place assumed or retained, as applicable, certain liabilities and excess assets, if any, related to the Hilton Hotels Retirement Plan (the Hilton Plan) based on the accrued benefits of Hilton employees and Park Place employees. Park Place changed its name to Caesars Entertainment, Inc. (Caesars) and the Company acquired Caesars in June 2005. In 1999 and 2005, the United States District Court for the District of Columbia certified two nationwide classes in the lawsuit against Hilton and others alleging that the Hilton Plan’s benefit formula was backloaded in violation of ERISA, and that Hilton and the other defendants failed to properly calculate Hilton Plan participants’ service for vesting purposes. In May 2009, the Court issued a decision granting summary judgment to the plaintiffs. Thereafter, the Court required the parties to attempt to agree on a remedies determination and further required the parties to submit briefs to the Court in support of their positions. On September 7, 2010, the Court issued an opinion resolving certain of Hilton’s and the plaintiffs’ issues regarding a remedies determination and requiring the parties to confer and take other actions in an effort to resolve the remaining issues. The Court may require the parties to submit additional briefs and schedules to support their positions and intends to hold another hearing before issuing a final judgment. Prior to the Court’s latest opinion, we were advised by counsel for the defendants that the plaintiffs have estimated that the damages are in the range of $180.0 million to $250.0 million. Counsel for the defendants further advised that approximately $50.0 million of the damages relates to questions regarding the proper size of the class and the amount, if any, of damages to any additional class members due to issues with Hilton’s record keeping.

The Company received a letter from Hilton dated October 7, 2009 notifying the Company for the first time of this lawsuit and alleging that the Company has potential liability for the above described claims under the terms of the Allocation Agreement. Based on the terms of the Allocation Agreement, the Company believes its maximum potential exposure is approximately 30% to 33% of the amount ultimately awarded as damages. The

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Company is not a party to the proceedings between the plaintiffs and the defendants and has not participated in the defense of the litigation or in any discussions between the plaintiffs and the defendants about potential remedies or damages. Further, the Company does not have access to information sufficient to enable the Company to make an independent judgment about the possible range of loss in connection with this matter. Based on conversations between a representative of the Company and a representative of the defendants, the Company believes it is probable that damages will be at least $80.0 million and, accordingly, the Company recorded a charge of $25.0 million in accordance with ASC 450, Contingencies, during the second quarter 2010 in relation to this matter. The Company has not changed its belief respecting the damages which may be awarded in this lawsuit as a result of the aforementioned recent opinion of the Court. The Company also continues to believe that it may have various defenses if a claim under the Allocation Agreement is asserted against the Company, including defenses as to the amount of damages. Because the Company has not had access to sufficient information regarding this matter, we cannot at this time predict the ultimate outcome of this matter or the possible additional loss, if any.

Employment Agreements

We have an employment agreement with one executive that provides for payments to the executive in the event of his termination after a change in control, as defined, and provides for, among other things, a compensation payment of 3.0 times the executive’s average annual compensation, as defined. The estimated amount, computed as of September 30, 2010, that would be payable under the agreement to the executive based on the compensation payment aggregated approximately $17.3 million. The estimated amount that would be payable to the executive does not include the tax gross-up payment, provided for in the agreement, that would be payable to the executive if the executive becomes entitled to severance payments which are subject to federal excise tax.

Self-Insurance

We are self-insured for various levels of general liability, workers’ compensation, employee medical coverage and other coverage. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of actuarial estimates of incurred but not reported claims.

Note 12—Litigation

Litigation Related to Development

On March 6, 2008, Caesars Bahamas Investment Corporation (“CBIC”), an indirect subsidiary of HOC, terminated its previously announced agreement to enter into a joint venture in the Bahamas with Baha Mar Joint Venture Holdings Ltd. and Baha Mar JV Holding Ltd. (collectively, “Baha Mar”). To enforce its rights, on March 13, 2008, CBIC filed a complaint against Baha Mar, and the Baha Mar Development Company Ltd., in the Supreme Court of the State of New York, seeking a declaratory judgment with respect to CBIC’s rights under the Subscription and Contribution Agreement (the “Subscription Agreement”), between CBIC and Baha Mar dated January 12, 2007. Pursuant to the Subscription Agreement, CBIC agreed, subject to certain conditions, to subscribe for shares in Baha Mar Joint Venture Holdings Ltd., which was formed to develop and construct a casino, golf course and resort project in the Bahamas. The complaint alleges that (i) the Subscription Agreement grants CBIC the right to terminate the agreement at any time prior to the closing of the transactions contemplated therein, if the closing does not occur on time; (ii) the closing did not occur on time; and, (iii) CBIC exercised its right to terminate the Subscription Agreement, and to abandon the transactions contemplated therein. The complaint seeks a declaratory judgment that the Subscription Agreement has been terminated in accordance with its terms and the transactions contemplated therein have been abandoned.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Baha Mar and Baha Mar Development Company Ltd. (“Baha Mar Development”) filed an Amended Answer and Counterclaims against CBIC and a Third Party Complaint dated June 18, 2008 against HOC in the Supreme Court of the State of New York. Baha Mar and Baha Mar Development allege that CBIC wrongfully terminated the Subscription Agreement and that CBIC wrongfully failed to make capital contributions under the Joint Venture Investors Agreement, by and between CBIC and Baha Mar, dated January 12, 2007. In addition, Baha Mar and Baha Mar Development allege that HOC wrongfully failed to perform its purported obligations under the Harrah’s Baha Mar Joint Venture Guaranty, dated January 12, 2007. Baha Mar and Baha Mar Development assert claims for breach of contract, breach of fiduciary duty, promissory estoppel, equitable estoppel and negligent misrepresentation. Baha Mar and Baha Mar Development seek (i) declaratory relief; (ii) specific performance; (iii) the recovery of alleged monetary damages; (iv) the recovery of attorneys fees, costs, and expenses and (v) the dismissal with prejudice of CBIC’s Complaint. CBIC and HOC each answered, denying all allegations of wrongdoing. During the quarter ended June 30, 2009, both sides filed motions for summary judgment.

At the conclusion of oral argument on October 6, 2009, on cross motions for summary judgment, the Court stated that it was going to grant summary judgment to CBIC and HOC and that Baha Mar Development’s claims are dismissed. The Court entered its written decision on February 1, 2010. On February 18, 2010, Baha Mar Development filed an appeal. CBIC and HOC filed an appellate brief on April 21, 2010. Additionally, in January 2010 CBIC and HOC filed a motion to recover attorney’s fees and in March 2010 Baha Mar Development filed a motion for a stay of fee hearing pending appeal. On April 1, 2010, the state appeals court refused to grant Baha Mar Development’s motion for a stay of the fee hearing.

The fee hearing was heard on June 23, 2010 and was continued until July 2, 2010. On July 1, 2010, in a unanimous opinion, the appeals court affirmed the trial court’s grant of summary judgment in HOC’s favor dismissing Baha Mar’s tort, fraud and breach of contract claims and declaring that HOC properly exercised a valid right to terminate the joint venture. The appeals court also held that HOC was entitled to recover its attorney’s fees and costs incurred in the litigation with the amount to be determined per the trial court fee hearing process. Because the appeals court decision is unanimous, Baha Mar has no right to appeal to the New York Court of Appeals. On July 2, 2010, HOC and Baha Mar had an evidentiary hearing on HOC’s fee claim. On August 10, 2010, a special referee appointed by the court to recommend a fee judgment amount against the plaintiff recommended that the court enter an order awarding the Company nearly $12.2 million in fees. We await the court’s decision.

Litigation Related to the December 2008 Exchange Offer

On January 9, 2009, S. Blake Murchison and Willis Shaw filed a purported class action lawsuit in the United Stated District Court for the District of Delaware, Civil Action No. 09-00020-SLR, against Harrah’s Entertainment, Inc. and its board of directors, and Harrah’s Operating Company, Inc. The lawsuit was amended on March 4, 2009, alleging that the bond exchange offer which closed on December 24, 2008 wrongfully impaired the rights of bondholders. The amended complaint alleges, among others, breach of the bond indentures, violation of the Trust Indenture Act of 1939, equitable rescission, and liability claims against the members of the board. The amended complaint seeks, among other relief, class certification of the lawsuit, declaratory relief that the alleged violations occurred, unspecified damages to the class, and attorneys’ fees. On April 30, 2009 the defendants stipulated to the plaintiff’s request to dismiss the lawsuit, without prejudice, which the court entered on June 18, 2009. Plaintiff requested the court to award it attorneys’ fees. On March 31, 2010, the court denied plaintiff’s request for fees and plaintiff filed a notice of appeal with the Third Circuit United States Courts of Appeal.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Note 13—Comprehensive Loss

The following activity affected comprehensive loss:

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2010	2009	2010	2009
Net (loss)/income	$(163.2)	$(1,621.1)	$(629.3)	$548.1
Pension adjustments	(1.1)	(1.0)	(0.7)	(0.7)
Reclassification of loss on derivative instruments from other comprehensive loss to net loss, net of tax	0.1	0.1	0.4	0.4
Foreign current translation adjustment, net of tax	9.0	11.2	7.6	33.5
Fair market value of swap agreements, net of tax	(9.9)	(54.9)	(73.1)	(50.2)
Fair market value of interest rate cap agreements, net of tax	—	—	(0.1)	—
Fair market value of interest rate cap agreements on commercial mortgage-backed securities, net of tax	4.6	(5.8)	(17.2)	15.5

Total comprehensive (loss)/income	$(160.5)	$(1,671.5)	$(712.4)	$546.6

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Note 14—Earnings Per Share

The following table reconciles net (loss)/income attributable to Harrah’s Entertainment, Inc. to net (loss)/income available to common stockholders used in our calculation of basic earnings per share and to net (loss)/income available to common stockholders used in our calculation of diluted earnings per share. It also reconciles the weighted-average number of common and common equivalent shares used in the calculations of basic and diluted earnings per share.

	Quarter ended September 30,		Nine months ended September 30,
(in millions, except share and per share amounts)	2010	2009	2010	2009
Net (loss)/income attributable to Harrah’s Entertainment, Inc.	$(164.8)	$(1,624.3)	$(634.4)	$532.0
Preferred stock dividends	—	(82.0)	—	(259.3)

Net (loss)/income available to common stockholders used to calculate basic earnings per share	(164.8)	(1,706.3)	(634.4)	272.7
Effect of dilutive securities on net (loss)/income available to common stockholders	—	—	—	259.3

Net (loss)/income available to common stockholders used to calculate diluted earnings per share	$(164.8)	$(1,706.3)	$(634.4)	$532.0

Weighted-average common shares outstanding used in the calculation of basic earnings per share	60,551,645	40,678,117	54,218,369	40,687,765
Potential dilution from stock options and warrants	—	—	—	33,063
Potential dilution from convertible preferred shares	—	—	—	76,630,857

Weighted-average common and common equivalent shares used in the calculation of diluted earnings per share	60,551,645	40,678,117	54,218,369	117,351,685

Antidilutive stock options, warrants, and convertible preferred shares excluded from the calculation of diluted earnings per share	4,364,199	79,579,564	22,899,789	2,998,941

Earnings per share on net (loss)/income—basic	$(2.72)	$(41.95)	$(11.70)	$6.70

Earnings per share on net (loss)/income—diluted	$(2.72)	$(41.95)	$(11.70)	$4.53

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Note 15—Supplemental Cash Flow Disclosures

Cash Paid for Interest and Taxes

The following table reconciles our interest expense, net of capitalized interest, per the Consolidated Condensed Statements of Operations, to cash paid for interest, net of amount capitalized:

	Nine months ended September 30,
(In millions)	2010	2009
Interest expense, net of interest capitalized	$1,471.9	$1,404.7
Adjustments to reconcile to cash paid for interest:
Net change in accruals	(237.8)	104.1
Amortization of deferred finance charges	(59.9)	(106.7)
Net amortization of discounts and premiums	(120.2)	(105.7)
Amortization of other comprehensive income	(31.4)	(2.2)
Rollover of Paid-in-Kind (“PIK”) interest into principal	(1.1)	(79.1)
Change in accrual (related to PIK interest)	—	(40.1)
Change in fair value of derivative instruments	54.1	—

Cash paid for interest, net of amount capitalized	$1,075.6	$1,175.0

Cash payments of income taxes, net	$25.9	$29.2

Significant 2010 non-cash transactions include the acquisition of Planet Hollywood discussed in Note 3, “Acquisitions,” the impairment of goodwill and other non-amortizing intangible assets discussed in Note 4, “Goodwill and Other Intangible Assets,” the first quarter 2010 conversion of preferred shares into common shares and the elimination of cumulative dividends on such preferred shares discussed in Note 7, “Preferred and Common Stock,” the second quarter 2010 write-down of long-term note receivable and litigation charge discussed in Note 8, “Write-downs, Reserves and Recoveries,” and the recording of a federal income tax receivable discussed in Note 9, “Income Taxes.”

Note 16—Related Party Transactions

In connection with the Acquisition, Apollo, TPG and their affiliates entered into a services agreement with Harrah’s Entertainment relating to the provision of financial and strategic advisory services and consulting services. In addition, we pay a monitoring fee for management services and advice. Fees, which are included in Corporate expense in our Consolidated Statements of Operations, for the quarter and nine months ended September 30, 2010, were $7.1 million and $21.4 million, respectively. For the quarter and nine months ended September 30, 2009, fees paid to Apollo and TPG totaled approximately $7.2 million and $21.5 million, respectively. We also reimburse Apollo and TPG for expenses that they incur related to their management services.

Note 17—Subsequent Events

On October 15, 2010, Harrah’s Entertainment filed a registration statement with the Securities and Exchange Commission relating to an initial public offering of its common stock as an amendment to a previously filed registration statement. Harrah’s Entertainment intends to sell up to $575.0 million of its common stock in this offering and anticipates using the net proceeds from this offering to fund growth projects and for general corporate purposes. We refer to this equity offering as the “IPO”.

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

On October 28, 2010, Chester Downs and Marina, LLC, a majority-owned subsidiary of HOC and owner of Harrah’s Chester, amended its existing senior secured term loan facility to obtain an additional $40.0 million of term loans. The additional loans have substantially the same terms as the existing term loans including with respect to interest rate, maturity and security. The proceeds of the additional loans will be used for general corporate purposes, including the repayment of indebtedness and capital expenditures.

Also in October 2010, the Company executed a term sheet pursuant to which it may acquire a minority interest in Philadelphia Entertainment and Development Partners, L.P., the holder of a license to develop and operate a casino project in Philadelphia, Pennsylvania. In addition to acquiring a minority interest, the Company would be primarily responsible for design and development of the project and enter into a management agreement to manage the project upon opening. The casino project is expected to open during 2012. Completion of the transaction is subject to a number of conditions, including without limitation the negotiation of definitive documentation, receipt of required regulatory approvals, receipt of acceptable financing, and other terms and conditions.

Note 18—Consolidating Financial Information of Guarantors and Issuers

As of September 30, 2010, HOC is the issuer of certain debt securities that have been guaranteed by Harrah’s Entertainment and certain subsidiaries of HOC. The following consolidating schedules present condensed financial information for Harrah’s Entertainment, the parent and guarantor; HOC, the subsidiary issuer; guarantor subsidiaries of HOC; and non-guarantor subsidiaries of Harrah’s Entertainment and HOC, which include PHW Las Vegas and the CMBS properties, as of September 30, 2010, and December 31, 2009, and for the quarters and nine months ended September 30, 2010 and 2009.

In lieu of providing separate unaudited financial statements for the guarantor subsidiaries, we have included the accompanying consolidating condensed financial statements based on the Securities and Exchange Commission’s interpretation and application of ASC 470-10-S99, (Rule 3-10 of the Securities and Exchange Commission’s Regulation S-X). Management does not believe that separate financial statements of the guarantor subsidiaries are material to our investors. Therefore, separate financial statements and other disclosures concerning the guarantor subsidiaries are not presented.

HARRAH’S ENTERTAINMENT, INC.

CONDENSED CONSOLIDATING BALANCE SHEET

SEPTEMBER 30, 2010

(in millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Assets
Current assets
Cash and cash equivalents	$316.7	$380.5	$262.1	$364.4	$—	$1,323.7
Receivables, net of allowance for doubtful accounts	—	9.7	225.5	99.2	—	334.4
Deferred income taxes	—	71.6	64.5	18.1	—	154.2
Prepayments and other	—	15.4	86.0	70.9	—	172.3
Federal income tax receivable	—	233.3	—	—	—	233.3
Inventories	—	0.4	32.5	15.6	—	48.5
Intercompany receivables	2.2	266.5	324.7	295.1	(888.5)	—

Total current assets	318.9	977.4	995.3	863.3	(888.5)	2,266.4
Land, buildings, riverboats and equipment, net of accumulated depreciation	—	227.6	10,557.3	7,132.0	—	17,916.9
Assets held for sale	—	—	2.9	—	—	2.9
Goodwill	—	—	1,646.1	1,767.6	—	3,413.7
Intangible assets other than goodwill	—	5.8	4,124.5	668.9	—	4,799.2
Investments in and advances to nonconsolidated affiliates	501.1	13,784.2	7.6	62.1	(14,318.8)	36.2
Deferred charges and other	—	414.2	195.0	243.4	—	852.6
Intercompany receivables	210.0	1,108.3	1,187.7	706.6	(3,212.6)	—

	$1,030.0	$16,517.5	$18,716.4	$11,443.9	$(18,419.9)	$29,287.9

Liabilities and Stockholders’ Equity/ (Deficit)
Current liabilities
Accounts payable	$4.2	$105.2	$86.5	$65.6	$—	$261.5
Interest payable	—	418.0	1.9	9.8	—	429.7
Accrued expenses and other current liabilities	3.6	234.8	459.4	500.6	—	1,198.4
Current portion of long-term debt	—	30.0	5.7	219.4	—	255.1
Intercompany payables	—	37.7	477.4	373.4	(888.5)	—

Total current liabilities	7.8	825.7	1,030.9	1,168.8	(888.5)	2,144.7
Long-term debt	—	13,629.8	68.6	5,776.7	(13.1)	19,462.0
Deferred credits and other	—	737.8	134.1	99.0	—	970.9
Deferred income taxes	(0.2)	1,226.0	2,536.9	1,885.0	—	5,647.7
Intercompany notes	4.0	298.1	1,473.4	1,437.1	(3,212.6)	—

	11.6	16,717.4	5,243.9	10,366.6	(4,114.2)	28,225.3

Harrah’s Entertainment, Inc. stockholders’ equity/(deficit)	1,018.4	(199.9)	13,472.5	1,033.1	(14,305.7)	1,018.4
Non-controlling interests	—	—	—	44.2	—	44.2

Total Stockholders’ equity/(deficit)	1,018.4	(199.9)	13,472.5	1,077.3	(14,305.7)	1,062.6

	$1,030.0	$16,517.5	$18,716.4	$11,443.9	$(18,419.9)	$29,287.9

HARRAH’S ENTERTAINMENT, INC.

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2009

(in millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Assets
Current assets
Cash and cash equivalents	$122.7	$(15.6)	$445.2	$365.8	$—	$918.1
Receivables, net of allowance for doubtful accounts	—	10.2	237.5	75.8	—	323.5
Deferred income taxes	—	60.0	68.4	19.8	—	148.2
Prepayments and other	—	12.5	79.8	64.1	—	156.4
Inventories	—	0.6	33.5	18.6	—	52.7
Intercompany receivables	0.2	478.4	261.3	232.5	(972.4)	—

Total current assets	122.9	546.1	1,125.7	776.6	(972.4)	1,598.9
Land, buildings, riverboats and equipment, net of accumulated depreciation	—	240.3	10,500.2	7,184.3	—	17,924.8
Assets held for sale	—	—	16.7	—	—	16.7
Goodwill	—	—	1,753.0	1,703.9	—	3,456.9
Intangible assets other than goodwill	—	6.3	4,230.2	714.8	—	4,951.3
Investments in and advances to nonconsolidated affiliates	1,846.1	15,056.8	70.2	627.3	(17,506.4)	94.0
Deferred charges and other	—	399.0	246.4	291.2	—	936.6
Intercompany receivables	—	1,348.7	1,687.8	706.9	(3,743.4)	—

	$1,969.0	$17,597.2	$19,630.2	$12,005.0	$(22,222.2)	$28,979.2

Liabilities and Stockholders’ (Deficit)/Equity
Current liabilities
Accounts payable	$—	$97.7	$104.6	$58.5	$—	$260.8
Interest payable	—	184.8	1.9	8.9	—	195.6
Accrued expenses and other current liabilities	8.6	205.2	449.7	411.3	—	1,074.8
Current portion of long-term debt	—	30.0	6.3	38.0	—	74.3
Intercompany payables	1.8	34.1	412.0	524.5	(972.4)	—

Total current liabilities	10.4	551.8	974.5	1,041.2	(972.4)	1,605.5
Long-term debt	—	13,601.0	98.1	5,747.8	(578.1)	18,868.8
Deferred credits and other	—	642.9	147.8	81.8	—	872.5
Deferred income taxes	—	1,520.1	2,446.5	1,890.3	—	5,856.9
Intercompany notes	239.0	98.1	1,973.5	1,432.8	(3,743.4)	—

	249.4	16,413.9	5,640.4	10,193.9	(5,293.9)	27,203.7

Preferred stock	2,642.5	—	—	—	—	2,642.5

Harrah’s Entertainment, Inc. stockholders’ (deficit)/equity	(922.9)	1,183.3	13,989.8	1,755.2	(16,928.3)	(922.9)
Non-controlling interests	—	—	—	55.9	—	55.9

Total Stockholders’ (deficit)/equity	(922.9)	1,183.3	13,989.8	1,811.1	(16,928.3)	(867.0)

	$1,969.0	$17,597.2	$19,630.2	$12,005.0	$(22,222.2)	$28,979.2

HARRAH’S ENTERTAINMENT, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

QUARTER ENDED SEPTEMBER 30, 2010

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Revenues
Casino	$—	$19.9	$1,161.9	$602.5	$—	$1,784.3
Food and beverage	—	5.1	223.3	166.6	—	395.0
Rooms	—	5.4	155.4	135.2	—	296.0
Management fees	—	—	14.5	0.5	(5.9)	9.1
Other	—	18.5	95.3	82.9	(41.2)	155.5
Less: casino promotional allowances	—	(7.0)	(217.8)	(126.6)	—	(351.4)

Net revenues	—	41.9	1,432.6	861.1	(47.1)	2,288.5

Operating expenses
Direct
Casino	—	12.8	644.8	353.3	—	1,010.9
Food and beverage	—	2.0	85.0	77.0	—	164.0
Rooms	—	0.5	31.5	35.2	—	67.2
Property general, administrative and other	—	16.0	335.2	221.0	(31.4)	540.8
Depreciation and amortization	—	1.8	116.1	63.5	—	181.4
Project opening costs	—	—	0.7	1.0	—	1.7
Write-downs, reserves and recoveries	—	6.6	16.2	5.9	—	28.7
Impairment of intangible assets	—	—	38.0	6.0	—	44.0
Losses/(income) on interests in non-consolidated affiliates	160.0	(94.9)	(6.7)	(0.6)	(56.1)	1.7
Corporate expense	6.2	19.0	5.0	17.9	(15.7)	32.4
Acquisition and integration costs	—	0.5	—	0.2	—	0.7
Amortization of intangible assets	—	0.2	23.3	15.8	—	39.3

Total operating expenses	166.2	(35.5)	1,289.1	796.2	(103.2)	2,112.8

(Loss)/income from operations	(166.2)	77.4	143.5	64.9	56.1	175.7
Interest expense, net of interest capitalized	(3.1)	(446.5)	(20.7)	(100.9)	47.6	(523.6)
Gains on early extinguishments of debt	—	—	—	77.4	—	77.4
Other income, including interest income	1.7	21.1	18.5	16.1	(47.6)	9.8

(Loss)/income from continuing operations before income taxes	(167.6)	(348.0)	141.3	57.5	56.1	(260.7)
Benefit/(provision) for income taxes	2.8	160.7	(39.1)	(26.9)	—	97.5

Net (loss)/income	(164.8)	(187.3)	102.2	30.6	56.1	(163.2)
Less: net income attributable to non-controlling interests	—	—	—	(1.6)	—	(1.6)

Net (loss)/income attributable to Harrah’s Entertainment, Inc.	$(164.8)	$(187.3)	$102.2	$29.0	$56.1	$(164.8)

HARRAH’S ENTERTAINMENT, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

QUARTER ENDED SEPTEMBER 30, 2009

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Revenues
Casino	$—	$22.1	$1,218.2	$581.7	$—	$1,822.0
Food and beverage	—	4.8	219.3	157.4	—	381.5
Rooms	—	5.1	154.3	112.1	—	271.5
Management fees	—	2.1	23.2	0.4	(10.8)	14.9
Other	—	11.0	90.3	85.8	(27.6)	159.5
Less: casino promotional allowances	—	(6.8)	(230.9)	(129.5)	—	(367.2)

Net revenues	—	38.3	1,474.4	807.9	(38.4)	2,282.2

Operating expenses
Direct
Casino	—	11.7	652.1	333.8	—	997.6
Food and beverage	—	2.4	82.5	68.0	—	152.9
Rooms	—	0.5	28.9	24.9	—	54.3
Property general, administrative and other	—	7.2	340.7	195.1	(29.3)	513.7
Depreciation and amortization	—	1.8	122.8	51.0	—	175.6
Project opening costs	—	—	0.1	0.2	—	0.3
Write-downs, reserves and recoveries	—	(28.4)	44.1	8.6	—	24.3
Impairment of intangible assets	—	—	1,090.2	238.4	—	1,328.6
Losses/(income) on interests in non-consolidated affiliates	1,619.1	1,039.2	(6.4)	0.5	(2,651.2)	1.2
Corporate expense	8.0	27.3	4.3	9.2	(9.1)	39.7
Acquisition and integration costs	—	—	—	—	—	—
Amortization of intangible assets	—	0.2	28.3	15.7	—	44.2

Total operating expenses	1,627.1	1,061.9	2,387.6	945.4	(2,689.6)	3,332.4

(Loss)/income from operations	(1,627.1)	(1,023.6)	(913.2)	(137.5)	2,651.2	(1,050.2)
Interest expense, net of interest capitalized	—	(398.6)	(37.1)	(99.9)	91.1	(444.5)
Gains on early extinguishments of debt	—	(1.5)	—	—	—	(1.5)
Other income, including interest income	—	23.2	27.1	44.9	(91.1)	4.1

(Loss)/income from continuing operations before income taxes	(1,627.1)	(1,400.5)	(923.2)	(192.5)	2,651.2	(1,492.1)
Benefit/(provision) for income taxes	2.8	(6.9)	(128.3)	3.5	—	(128.9)

(Loss)/income from continuing operations, net of tax	(1,624.3)	(1,407.4)	(1,051.5)	(189.0)	2,651.2	(1,621.0)

Discontinued operations
Loss from discontinued operations	—	—	(0.1)	—	—	(0.1)
Benefit for income taxes	—	—	—	—	—	—

Loss from discontinued operations, net	—	—	(0.1)	—	—	(0.1)

Net (loss)/income	(1,624.3)	(1,407.4)	(1,051.6)	(189.0)	2,651.2	(1,621.1)
Less: net income attributable to non-controlling interests	—	—	—	(3.2)	—	(3.2)

Net (loss)/income attributable to Harrah’s Entertainment, Inc.	$(1,624.3)	$(1,407.4)	$(1,051.6)	$(192.2)	$2,651.2	$(1,624.3)

HARRAH’S ENTERTAINMENT, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2010

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Revenues
Casino	$—	$55.1	$3,421.9	$1,774.3	$—	$5,251.3
Food and beverage	—	14.6	659.1	484.1	—	1,157.8
Rooms	—	14.4	450.7	393.4	—	858.5
Management fees	—	2.6	46.0	1.1	(18.5)	31.2
Other	—	37.1	273.6	236.7	(107.5)	439.9
Less: casino promotional allowances	—	(19.0)	(646.9)	(375.2)	—	(1,041.1)

Net revenues	—	104.8	4,204.4	2,514.4	(126.0)	6,697.6

Operating expenses
Direct
Casino	—	35.3	1,923.7	1,023.9	—	2,982.9
Food and beverage	—	6.0	246.2	217.5	—	469.7
Rooms	—	1.6	92.8	101.1	—	195.5
Property general, administrative and other	—	33.6	1,003.0	638.8	(95.4)	1,580.0
Depreciation and amortization	—	5.5	357.8	184.8	—	548.1
Project opening costs	—	—	2.0	2.0	—	4.0
Write-downs, reserves and recoveries	—	27.8	85.8	22.7	—	136.3
Impairment of intangible assets	—	—	138.0	6.0	—	144.0
Losses/(income) on interests in non-consolidated affiliates	622.6	(193.1)	(22.4)	0.3	(405.3)	2.1
Corporate expense	17.0	63.4	16.7	37.3	(30.6)	103.8
Acquisition and integration costs	—	0.9	0.9	6.5	—	8.3
Amortization of intangible assets	—	0.5	74.6	46.6	—	121.7

Total operating expenses	639.6	(18.5)	3,919.1	2,287.5	(531.3)	6,296.4

(Loss)/income from operations	(639.6)	123.3	285.3	226.9	405.3	401.2
Interest expense, net of interest capitalized	(3.1)	(1,274.0)	(62.6)	(296.2)	164.0	(1,471.9)
(Losses)/gains on early extinguishments of debt	—	(4.5)	—	53.2	—	48.7
Other income, including interest income	1.8	55.7	50.1	84.6	(164.0)	28.2

(Loss)/income from continuing operations before income taxes	(640.9)	(1,099.5)	272.8	68.5	405.3	(993.8)
Benefit/(provision) for income taxes	6.5	491.2	(106.6)	(26.6)	—	364.5

Net (loss)/income	(634.4)	(608.3)	166.2	41.9	405.3	(629.3)
Less: net income attributable to non-controlling interests	—	—	—	(5.1)	—	(5.1)

Net (loss)/income attributable to Harrah’s Entertainment, Inc.	$(634.4)	$(608.3)	$166.2	$36.8	$405.3	$(634.4)

HARRAH’S ENTERTAINMENT, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2009

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Revenues
Casino	$—	$60.0	$3,609.3	$1,775.5	$—	$5,444.8
Food and beverage	—	13.4	639.6	476.3	—	1,129.3
Rooms	—	13.7	459.0	345.1	—	817.8
Management fees	—	6.2	71.7	1.0	(35.4)	43.5
Other	—	29.6	259.2	238.8	(79.7)	447.9
Less: casino promotional allowances	—	(17.7)	(676.5)	(380.8)	—	(1,075.0)

Net revenues	—	105.2	4,362.3	2,455.9	(115.1)	6,808.3

Operating expenses
Direct
Casino	—	34.8	1,941.3	991.9	—	2,968.0
Food and beverage	—	7.2	237.2	206.7	—	451.1
Rooms	—	1.4	83.6	75.4	—	160.4
Property general, administrative and other	—	24.3	1,008.9	575.6	(90.5)	1,518.3
Depreciation and amortization	—	6.4	360.3	150.1	—	516.8
Project opening costs	—	—	1.7	1.2	—	2.9
Write-downs, reserves and recoveries	—	(26.3)	74.3	30.6	—	78.6
Impairment of intangible assets	—	—	1,132.2	493.5	—	1,625.7
(Income)/loss on interests in non-consolidated affiliates	(551.8)	734.7	(37.6)	0.9	(144.9)	1.3
Corporate expense	30.8	68.7	12.2	24.6	(24.6)	111.7
Acquisition and integration costs	—	0.3	—	—	—	0.3
Amortization of intangible assets	—	0.5	85.2	46.0	—	131.7

Total operating expenses	(521.0)	852.0	4,899.3	2,596.5	(260.0)	7,566.8

Income/(loss) from operations	521.0	(746.8)	(537.0)	(140.6)	144.9	(758.5)
Interest expense, net of interest capitalized	—	(1,241.7)	(115.3)	(298.9)	251.2	(1,404.7)
Gains on early extinguishments of debt	—	3,931.4	—	347.8	—	4,279.2
Other income, including interest income	0.3	78.2	83.1	112.8	(251.2)	23.2

Income/(loss) from continuing operations before income taxes	521.3	2,021.1	(569.2)	21.1	144.9	2,139.2
Benefit/(provision) for income taxes	10.7	(1,205.7)	(249.4)	(146.4)	—	(1,590.8)

Income/(loss) from continuing operations, net of tax	532.0	815.4	(818.6)	(125.3)	144.9	548.4

Discontinued operations
Loss from discontinued operations	—	—	(0.4)	—	—	(0.4)
Benefit for income taxes	—	—	0.1	—	—	0.1

Loss from discontinued operations, net	—	—	(0.3)	—	—	(0.3)

Net (loss)/income	532.0	815.4	(818.9)	(125.3)	144.9	548.1
Less: net income attributable to non-controlling interests	—	—	—	(16.1)	—	(16.1)

Net income/(loss) attributable to Harrah’s Entertainment, Inc.	$532.0	$815.4	$(818.9)	$(141.4)	$144.9	$532.0

HARRAH’S ENTERTAINMENT, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2010

(in millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Cash flows provided by/(used in) operating activities	$644.1	$(117.6)	$(122.5)	$(95.6)	$—	$308.4

Cash flows (used in)/provided by investing activities
Land, buildings, riverboats and equipment additions, net of change in construction payables	—	(3.1)	(78.6)	(42.9)	—	(124.6)
Additional investment in subsidiaries	—	(18.8)	(0.9)	(43.5)	—	(63.2)
Payment made for partnership interest	—	—	—	(19.5)	—	(19.5)
Payment made for Pennsylvania gaming rights	—	—	—	(16.5)	—	(16.5)
Cash acquired in business acquisitions	—	—	—	33.0	—	33.0
Investments in and advances to non-consolidated affiliates	—	—	(5.0)	—	—	(5.0)
Proceeds from other asset sales	—	—	14.3	—	—	14.3
Other	—	—	(10.6)	(3.8)	—	(14.4)

Cash flows used in investing activities	—	(21.9)	(80.8)	(93.2)	—	(195.9)

Cash flows (used in)/provided by financing activities
Proceeds from the issuance of long-term debt	—	740.8	—	551.4	—	1,292.2
Debt issuance costs	—	(17.8)	—	(2.3)	—	(20.1)
Discount on debt	—	—	—	(38.8)	—	(38.8)
Borrowings under lending agreements	—	1,175.0	—	—	—	1,175.0
Repayments under lending agreements	—	(1,602.0)	—	(3.0)	—	(1,605.0)
Cash paid in connection with early extinguishment of debt	—	(219.9)	—	(53.6)	—	(273.5)
Scheduled debt retirements	—	(191.0)	—	(23.7)	—	(214.7)
Non-controlling interests’ distributions, net of contributions	—	—	—	(5.8)	—	(5.8)
Other	(1.3)	—	(6.6)	(0.4)	—	(8.3)
Transfers (to)/from affiliates	(448.8)	650.5	26.7	(228.4)	—	—

Cash flows (used in)/provided by financing activities	(450.1)	535.6	20.1	195.4	—	301.0

Effect of deconsolidation of variable interest entities	—	—	—	(7.9)	—	(7.9)

Net increase/(decrease) in cash and cash equivalents	194.0	396.1	(183.2)	(1.3)	—	405.6
Cash and cash equivalents, beginning of period	122.7	(15.6)	445.2	365.8	—	918.1

Cash and cash equivalents, end of period	$316.7	$380.5	$262.0	$364.5	$—	$1,323.7

HARRAH’S ENTERTAINMENT, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2009

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Cash flows (used in)/provided by operating activities	$15.3	$(368.8)	$258.2	$492.9	$—	$397.6

Cash flows (used in)/provided by investing activities
Land, buildings, riverboats and equipment additions, net of change in construction payables	—	(5.8)	(375.6)	(30.5)	—	(411.9)
Investments in and advances to nonconsolidated affiliates	—	(12.8)	—	—	—	(12.8)
Proceeds from other asset sales	—	20.0	—	—	—	20.0
Other	—	—	—	(12.3)	—	(12.3)

Cash flows provided by/(used in) investing activities	—	1.4	(375.6)	(42.8)	—	(417.0)

Cash flows provided by/(used in) financing activities
Proceeds from issuance of long-term debt	—	2,259.6	—	—	—	2,259.6
Debt issuance costs	—	(54.1)	—	—	—	(54.1)
Borrowings under lending agreements	—	1,651.6	—	—	—	1,651.6
Repayments under lending agreements	—	(2,707.1)	—	—	—	(2,707.1)
Cash paid in connection with early extinguishments of debt	—	(467.1)	—	(213.7)	—	(680.8)
Scheduled debt retirements	—	(34.0)	—	(6.5)	—	(40.5)
Purchase of additional interest in subsidiary	—	—	—	(83.7)	—	(83.7)
Non-controlling interests’ distributions, net of contributions	—	—	—	(13.0)	—	(13.0)
Other	(2.6)	(7.9)	(4.0)	—	—	(14.5)
Transfers from/(to) affiliates	162.5	(120.4)	104.9	(147.0)	—	—

Cash flows provided by/(used in) financing activities	159.9	520.6	100.9	(463.9)	—	317.5

Cash flows from discontinued operations
Cash flows from operating activities	—	—	(0.4)	—	—	(0.4)

Cash flows used in discontinued operations	—	—	(0.4)	—	—	(0.4)

Net increase/(decrease) in cash and cash equivalents	175.2	153.2	(16.9)	(13.8)	—	297.7
Cash and cash equivalents, beginning of period	0.1	7.1	318.3	325.0	—	650.5

Cash and cash equivalents, end of period	$175.3	$160.3	$301.4	$311.2	$—	$948.2

Through and including                     , 2010 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

             Shares

Common Stock

PROSPECTUS

                    , 2010

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated November 5, 2010

PROSPECTUS

31,250,000 Shares

Caesars Entertainment Corporation

Common Stock

$             per share

This is the initial public offering of our common stock. We are selling an aggregate of 31,250,000 shares in this offering.

Prior to this offering, there has been no public market for our common stock. The initial public offering price of our common stock is expected to be between $15.00 and $17.00 per share. We have applied to list our common stock on the Nasdaq Global Select Market under the symbol “CZR.” The listing is subject to approval of our application.

We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 4,687,500 additional shares from us at the initial public offering price less underwriting discounts and commissions.

Investing in our common stock involves risks. You should read the section entitled “Risk Factors” beginning on page 20 for a discussion of certain risks that you should consider before investing in our common stock.

	Price to Public	Underwriting Discounts and Commissions	Proceeds to Us
Per Share	$	$	$
Total	$	$	$

Delivery of the shares of common stock will be made on or about November     , 2010.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Citi	Credit Suisse

BofA Merrill Lynch	Deutsche Bank Securities	Goldman, Sachs & Co.

Morgan Stanley
Sanford C. Bernstein	KeyBanc Capital Markets	Nomura
Cantor Fitzgerald & Co.		Ramirez & Co., Inc.

Prospectus dated                     , 2010.

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.
We have proprietary rights to a number of trademarks used in this prospectus that are important to our business, including, without limitation, Caesars Entertainment, Caesars Palace, Harrah’s, Total Rewards, World Series of Poker, Horseshoe, Paris Las Vegas, Flamingo Las Vegas and Ballys. We have omitted the ® and ™ trademark designations for such trademarks named in this prospectus.

Dealer Prospectus Delivery Obligation

Until                     , 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

i

PROSPECTUS SUMMARY

The following summary contains information about Harrah’s Entertainment, Inc. and its common stock. It does not contain all of the information that may be important to you in making a decision to participate in the offering. For a more complete understanding of Harrah’s Entertainment, Inc., we urge you to read this prospectus carefully, including the sections entitled “Risk Factors,” “Cautionary Statements Concerning Forward Looking Statements” and “Where You Can Find Additional Information.” Prior to the consummation of the Reclassification (as defined below), the Private Placement (as defined below) and this offering, we plan to change our name from Harrah’s Entertainment, Inc. to Caesars Entertainment Corporation, and plan to change the name of our operating company, Harrah’s Operating Company, Inc. to Caesars Entertainment Operating Company, Inc. Unless otherwise noted or indicated by the context, the term “Caesars” refers to Caesars Entertainment Corporation (formerly Harrah’s Entertainment, Inc.), “we,” “us” and “our” refer to Caesars and its consolidated subsidiaries, and “CEOC” refers to Caesars Entertainment Operating Company, Inc. Except as stated otherwise herein, the share data set forth in this prospectus reflects the Reclassification and the Private Placement.

Our Company

We are the world’s largest casino entertainment provider, as measured by net revenues and individual casinos, and the most geographically diverse U.S. casino operator. As of September 30, 2010, we owned, operated or managed, through various subsidiaries, 52 casinos in 12 U.S. states and seven countries. The vast majority of these casinos operate in the United States and England, primarily under the Caesars, Harrah’s and Horseshoe brand names in the United States. As of September 30, 2010, our facilities had an aggregate of approximately three million square feet of gaming space and approximately 42,000 hotel rooms. Our industry-leading customer loyalty program, Total Rewards, has over 40 million members. We use the Total Rewards System to market promotions and to generate customer play when they travel among our markets in the United States and Canada. In addition, we own an online gaming business, providing for “real money” casino, bingo and poker in the United Kingdom and “play for fun” offerings in other jurisdictions. We intend to offer real money online casino and poker gaming in legally compliant jurisdictions going forward. We also own and operate the World Series of Poker tournament and brand.

We derive the majority of our revenues and Property EBITDA (defined on page 15) from gaming sources. However, we also generate significant revenues and Property EBITDA from other sources, such as lodging, food, beverage, and entertainment.

We have grown rapidly over the years through growth in our core operating business and through a series of strategic acquisitions that have strengthened our scale, geographic diversity and market leading position. In 1998 we completed our acquisition of Showboat, Inc., and in 1999 we purchased Rio Hotel & Casino, Inc. In 2000 we completed the purchase of Players International. During the next five years, we acquired Harveys Casino Resorts (2001), Horseshoe Gaming Holding Corp. (2004), the rights to the World Series of Poker (2004) and the Imperial Palace Hotel & Casino in Las Vegas (2005). We also acquired Caesars Entertainment, Inc. in 2005 for $9.3 billion, which was, at the time, the largest merger in the history of the gaming industry. Earlier this year, we acquired Planet Hollywood Resort and Casino, or Planet Hollywood, in Las Vegas. Additionally, we have expanded internationally, completing the acquisitions of London Clubs International plc, or London Clubs, in 2006 and Macau Orient Golf, located on a 175 acre site on the Cotai strip in Macau, in 2007.

We revolutionized the approach our industry takes with respect to marketing by introducing our Total Rewards loyalty program in 1997. Continual improvements have been made throughout the years enabling our system to remain the most effective in the industry and enabling us to grow and sustain revenues more effectively than our largest competitors and generate cross-market play, which we define as play by a guest in a property outside the home market of their primary gaming property, among our casinos. In support of our Total Rewards loyalty program, we created the Winner’s Information Network, or WINet, the industry’s first sophisticated nationwide customer database. In combination, these systems supported the first technology-based customer relationship management strategy implemented in the gaming industry and have enabled our management teams to enhance overall operating results and outperform our competition.

We have established a rich history of industry leading growth and expansion since we commenced casino operations in 1937 and became a publicly listed company in 1971. We were the first gaming company to be listed on the New York Stock Exchange, or NYSE. In 1980, we were acquired by Holiday Inns, Inc. and were delisted from the NYSE. In 1995, we again became a stand-alone company and resumed trading on the NYSE.

On December 19, 2006, we entered into a definitive merger agreement with Hamlet Holdings LLC, a Delaware limited liability company (“Hamlet Holdings”), and Hamlet Merger Inc., a Delaware corporation and a wholly owned subsidiary of Hamlet Holdings (“Merger Sub”). Hamlet Holdings and Merger Sub were formed and are controlled by affiliates of Apollo Global Management, LLC (“Apollo”) and TPG Capital, LP (“TPG”) which we refer to together with Apollo as the Sponsors. Pursuant to the merger agreement, on January 28, 2008, Merger Sub merged with and into us, which we refer to as the Acquisition. Upon completion of the Acquisition, Hamlet Holdings, funds affiliated with and controlled by the Sponsors, certain co-investors and certain members of management became the owners of all of the outstanding Caesars equity interests. Hamlet Holdings, the members of which are comprised of an equal number of individuals affiliated with each of the Sponsors, currently holds all Caesars voting common stock. Following the Private Placement, Reclassification and this offering, funds affiliated with and controlled by the Sponsors and their co-investors will hold 81.0% of Caesars outstanding common stock, all of which will be subject to an irrevocable proxy that gives Hamlet Holdings sole voting and sole dispositive power with respect to such shares.

Our Industry

Based on 2009 reported gaming revenues, we estimate the size of the global casino gaming industry in major gaming markets worldwide to be approximately $100 billion. Revenues in the United States are split among commercial casinos (including racetrack casinos) and tribal casinos at $31 billion and $27 billion, respectively. Domestic commercial casino gaming revenues had steadily grown on an annualized basis to $34 billion in 2007 until the last three years when, during the global economic recession, they contracted to $31 billion in 2009.

The following key trends are currently affecting the gaming industry:

Expansion of existing and new jurisdictions. Domestically, several states are in the process of either expanding existing gaming offerings or legalizing gaming activities where they are currently illegal. These locations are generally regional in nature and should increase overall gaming spending and open up new opportunities for ownership and management of casinos. For example, Pennsylvania recently expanded gaming by allowing table games and in Ohio a voter referendum in November 2009 amended the state constitution to allow casinos in four cities. Internationally, there are numerous countries that are in the process of legalizing or liberalizing the rules under which gaming activities can be undertaken.

Limited additional supply in established gaming markets. We estimate there will be limited supply introduced into established markets in the foreseeable future, in part due to a lack of available construction financing and the limited number of available licenses in certain jurisdictions. The lack of additional supply should lead to increased revenues and profits among established gaming enterprises as the economy recovers.

Favorable travel industry trends. Our industry is heavily dependent upon both the leisure and business traveler. The trends in both of these areas have turned positive over the past few quarters, as evidenced by increasing hotel occupancy, visitor counts and convention space booking.

Continuing legalization of online gaming. Online gaming is currently only legal in a limited number of jurisdictions, but additional jurisdictions, including the United States, are considering legalizing online gaming. Prior to the Unlawful Internet Gambling Enforcement Act being passed in 2006, published reports estimate that the United States online poker industry generated $1.5 billion in revenues. A recent H2 Gaming Capital study projects that the global online gaming market will grow to $36 billion in revenues by 2012.

Our Competitive Strengths

We attribute our operating success and historical industry outperformance to the following key strengths that differentiate us from our competition:

Industry’s largest operator with leading market positions in numerous jurisdictions. We are the world’s largest gaming company (as measured by net revenues and individual casinos) and the most geographically diverse U.S. casino operator. As of September 30, 2010, we owned, managed or operated 52 casinos in 12 U.S. states and seven countries. In addition, our casino properties operate as market leaders, having the #1 or #2 market share, based on revenue, in almost every major U.S. gaming market, including Las Vegas, the largest gaming market in the U.S. We use our scale and market leading position, in combination with our proprietary marketing technology and customer loyalty programs, to foster revenue growth and encourage repeat business.

Superior business model based on nationwide customer database and loyalty program. Our strategy is to generate same store gaming revenue growth and cross-market play through superior marketing and technological capabilities in combination with our nationwide casino network. One result of these capabilities is that most of our financial results have outperformed our competitors in the markets where we operate. The systems that we use to generate our same store gaming revenue growth and cross-market play consist of proprietary tools including Total Rewards and the WINet database. We believe these marketing tools, coupled with the industry’s broadest geographic reach, provide us with a significant competitive advantage that enables us to efficiently market our products to a large and recurring customer base, and generate profitable revenue growth.

Portfolio of the most highly recognized brand names in the gaming industry. We own, operate or manage casinos that bear many of the most highly recognized brand names in the gaming industry, including Caesars, Harrah’s, Horseshoe, Rio, Paris, Bally’s, Flamingo and Planet Hollywood. We also own the Total Rewards loyalty program and the World Series of Poker brand. Many of these brands have a strong identity and enjoy widespread customer recognition. This diverse collection of brands allows us to appeal to a wide range of customer preferences and capture multiple visits through our ability to offer differentiated gaming experiences. In casino brand awareness studies, our key brands consistently achieve higher rates of recognition overall, as compared to our competitors.

Leading innovator in the gaming industry. We have a proven record of innovation, including revolutionizing our industry’s approach to marketing with the introduction of our Total Rewards loyalty program in 1997 and applying this program nationwide and across multiple brands. We believe that our industry will continue to evolve into additional areas of gaming and entertainment, including online gaming, and we have expended resources designed to put us on the forefront of these areas. We are the only U.S. land-based casino company that owns an online gaming business. In addition, we are exploring additional online entertainment offerings that capitalize on our recognized brand names, particularly our World Series of Poker and Caesars brands. We believe that we are better positioned than our competitors to take advantage of new opportunities in the gaming industry due to our history of innovation, strong brand names and current online business, and we plan to continue to invest in developing areas of the gaming industry.

Long-dated capital structure with no near-term maturities and significant liquidity. Recent capital market transactions have improved our liquidity and maturity profile and have better positioned us to grow and create value. These transactions have included two debt-for-debt exchange offers, tender offers, open market repurchases, the issuance of new first and second lien notes and an amendment to our CMBS Financing (as defined below), including a two-year maturity extension, subject to certain conditions. Through these transactions, we have reduced the amount of our debt maturing through the remainder of 2010 and 2011 from $1,503.0 million to zero and the amount of our term debt maturing from 2010 through 2014 from $8,507.0 million to $125.8 million. These debt maturities assume that we will exercise extension options on the CMBS Financing and on $551.4 million of Planet Hollywood debt, moving its maturity from December 2011 to April 2015. Further, these transactions have enhanced our liquidity. We have also reduced our annual interest expense through these transactions by approximately $105 million as of September 30, 2010. After taking into account the Private Placement (as defined below), this offering and the amendments to the CMBS Financing, as of September 30, 2010, we had $1.6 billion of cash on hand and $1.5 billion available under our revolving credit facility. With minimal near-term maturities representing a percentage of our total debt that is significantly less than that of almost all of our competitors and significant liquidity, we believe that we are well positioned to capitalize on growth opportunities and any potential rebound in the broader economy. See “Risk Factors—Risks Related to Our Indebtedness” for a discussion of the risks concerning our indebtedness.

Experienced and highly motivated management team with proven track record. Our management team, led by CEO Gary Loveman, has built Caesars into an industry leader by geographically diversifying our operations and introducing technology-based tools to loyalty programs. A former associate professor at the Harvard University Graduate School of Business Administration, Mr. Loveman joined us as Chief Operating Officer in 1998 and drew on his extensive background in retail marketing and service-management to enhance Total Rewards. Mr. Loveman has been named “Best CEO” in the gaming and lodging industry by Institutional Investor magazine four times. In addition, our senior management operations team has an average of 26 years of industry experience. Other senior management team members possess significant experience in government and a variety of consumer industries. In addition, a significant portion of our management team’s compensation is in the form of equity and stock options, the value of which depends on our overall results and motivates our senior management to focus on maximizing our long-term earnings and equity value.

Our Business Strategy

Leverage our unique scale and proprietary loyalty programs to generate superior revenue growth and fair share. We plan to continue to aggressively leverage our nationwide distribution platform and superior marketing and technological capabilities to generate same store gaming revenue growth and cross-market play. Our Total Rewards and WINet systems include over 40 million program members with 158% growth in tracked players since 2000. Through these systems, we promote cross-market play and target our efforts and marketing expenditures on areas and customer segments that generate the highest return. This system, coupled with our footprint in the U.S., enables us to profitably stimulate substantial cross-market play, which is defined as gaming win from a given customer out of his or her dominant or home market. We offer a unique value proposition to loyal players whereby they get the best service and product in their local market, and as a reward for their loyalty, they get especially attentive and customized services in our destination markets. This two-part value proposition is unique to us and an important source of our competitive advantage. For example, a number of financial measures have improved significantly at our Planet Hollywood property since we acquired it earlier this year, in large part due to our cross-market play. Cross market play represents 65% and 56% of the gross gaming revenues we generate in Las Vegas and Atlantic City, respectively. The data that we collect indicates that individual customers play more with Caesars when they visit multiple properties, either during the same trip or on different occasions. Our wins per position at both destination and regional markets, as well as in our local markets, were significantly higher than the industry average in those markets for the first eight months of 2010. Our extensive historical knowledge and refined decision modeling procedures enable us to distribute best practices to ensure our marketing expenditures are being used to their utmost efficiency. Given our historical investments in information technology and our broad geographic footprint, we believe we have a competitive advantage with regards to stimulating this type of cross market play.

Continue to evolve our integrated marketing programs to maximize returns and maintain our competitive advantage. We have established a marketing organization that is designed to adhere to the scientific method of test and control, which we believe is the optimal approach to continued advancement and innovation. The structure and procedures embedded in our organization enable individual creativity to flourish while simultaneously ensuring impartial evaluations and the rapid transfer of best practices. The evolution of our structure has enabled us to respond more quickly to changes in customer elasticity and to have confidence in our approach with respect to our offers and incentives.

Maximize our core business profitability upon a rebound in net revenues. We operate businesses that have inherently low variable costs such that positive change in revenues should drive relatively large improvements in EBITDA. A key determinant of hotel revenues is the average daily hotel rate, or ADR, that is charged. Increases in ADR would drive nearly a dollar for dollar improvement in EBITDA and on our room base of 42,000 rooms, we anticipate that a $5 increase in ADR on an annual basis would equate to an improvement to annual EBITDA of approximately $64.0 million. Our average system-wide ADR was $109 in 2007, compared to $86 during the last twelve months ended September 30, 2010. Likewise, we anticipate that a $5 improvement per rated customer gaming trip would equate to an improvement to annual EBITDA of approximately $99 million, and a $5 improvement per unrated customer gaming trip would equate to an improvement to annual EBITDA of approximately $77 million. Average spending per rated customer gaming trip declined from $191 in 2007 to $158 during the last twelve months ended September 30, 2010. While we use 2007 as a measurement for our financial performance and the gaming industry in general, we may not attain those financial levels in the near term, or at all.

In addition to the inherently high variable margin nature of our businesses, we have and will continue to dedicate significant efforts towards positioning our business and cost structure to ensure we generate the maximum incremental profitability when core industry revenue growth returns. We have implemented a $700 million cost savings program pursuant to which we achieved approximately $684 million of run-rate savings through September 30, 2010 and approximately $550 million of permanent cost reductions. Over the last several years, our management team has instituted operational concepts, such as LEAN service operations, Kaizens, and dynamic volume based scheduling, with the intention to ensure we are operating at consistently high efficiency rates. Additionally, we consolidated activities, rationalized our marketing efforts, and drove procurement efficiencies. Moreover, we have achieved these cost savings while maintaining consistent customer satisfaction levels since the cost savings initiatives were implemented. As of September 30, 2010, approximately $85.6 million of identified estimated cost savings from these initiatives remained to be realized. Since September 30, 2010, we have identified approximately $129 million of additional anticipated cost savings to be derived primarily from management consolidation and other head count reductions both at the corporate level and throughout our properties, as well as additional reductions in advertising and marketing spend. When revenue trends improve, we anticipate that our margins will improve compared to our previous periods of similar revenue levels due to the combination of our reduced cost structure and generally high margins. However, this trend may not continue and our margins may not improve at all. See “Risk Factors.”

Pursue opportunistic domestic acquisitions and development opportunities. We believe our brand portfolio and recognition, coupled with the power of the Total Rewards loyalty program, uniquely positions us to capitalize on expansion into underdeveloped regional markets or to pursue opportunistic acquisitions of distressed assets. We believe our operating expertise and network synergies enable us to create value above and beyond what other operators can provide. Our geographically broad-based experience gives us a superior understanding of a property’s revenue potential and enables us to be the optimal partner or purchaser for select assets. For example, in August 2010, we reached a non-binding agreement in principle with Rock Gaming, LLC to jointly own and develop, and for us to manage, two casinos to be built in Cleveland and Cincinnati. We believe there will be expansion opportunities in newly created U.S. regional markets due to continued legalization of gaming in new jurisdictions. Additionally, in October 2010, we executed a term sheet pursuant to which we may acquire a minority interest in Philadelphia Entertainment and Development Partners, L.P., the holder of a license to develop and operate a casino project in Philadelphia, Pennsylvania; we would be primarily responsible for design and development of the project and enter into a management agreement to manage the project upon opening. Completion of these transactions is subject to a number of conditions, including, without limitation, the negotiation of definitive documentation, receipt of required regulatory approvals, receipt of acceptable financing, and other terms and conditions. Further, we believe that due to the continued global economic downturn, there will be opportunities to acquire assets at attractive valuations, such as our recent acquisition of Planet Hollywood, due to the fragmented nature of our industry and the benefits inherent in our scale. See “Risk Factors—Risks Related to Our Business—The development and construction of new hotels, casinos and gaming venues and the expansion of existing ones are susceptible to delays, cost overruns and other uncertainties, which could have an adverse effect on our business, financial condition and results of operations” for a discussion of the risks relating to pursuing development and expansion opportunities.

Pursue opportunities to further expand into international markets. We currently own, operate or manage 15 casino properties in international gaming markets across Europe, North America, South America and Africa. In addition, in Asia, we own 175 acres of prime real estate on the Cotai strip in Macau. We believe that we remain well-positioned for international gaming growth and legalization in Asia and Europe, and we will continue to evaluate opportunities to own, operate or manage international casinos. Our Caesars brand remains the most recognized casino brand in the world, and we plan to leverage the power of this brand as we expand into international markets.

Continue to grow our online business. Our globally recognized World Series of Poker, or WSOP, and Caesars brands and our strong online gaming management team position us to take advantage of opportunities in the global online gaming market and to continue to develop the infrastructure to support larger scale real money online gaming as it becomes legalized and licensed in new jurisdictions. In late 2009, we launched our real money WSOP and Caesars-branded poker, bingo and casino online sites in the United Kingdom. As part of our online strategy, we will continue to expand our online real money gaming offerings in legally compliant jurisdictions and offer for fun online gaming options in other jurisdictions. In addition, we will continue to expand our WSOP tournaments to international jurisdictions where we believe there is a likelihood of legalization of online gaming. We believe that the expansion of online gaming offerings will benefit our land-based portfolio due to further brand enhancement, customer acquisition in new channels, and marketing arrangements including incorporating our Total Rewards and cash-back for points programs into our online gaming sites.

We believe that additional jurisdictions will legalize online gaming due to consumer demand, a broader understanding of the need to regulate the industry and to generate income through taxes on gaming revenue. As such, we support efforts to regulate the online gaming industry to ensure that consumers are protected. We believe that the potential for online gaming is substantial and believe that we will command, at a minimum, our fair share in any legal jurisdiction. A recent H2 Gaming Capital study projects that the global online gaming market will grow to $36 billion in revenues by 2012. We believe that the largest opportunity in online gaming in the near term is the legalization of online poker in the United States.

Recent Events

Private Placement

On June 3, 2010, Caesars and its direct, wholly owned subsidiary, Harrah’s BC, Inc. (“HBC”), entered into the Investment and Exchange Agreements, with certain affiliates of the Sponsors (the “Sponsor Investors”), and certain affiliates of Paulson & Co. Inc. (the “Paulson Investors”) that provided for the sale by HBC to the Sponsor Investors and the Paulson Investors of an aggregate of $303.0 million and $532.4 million, respectively, of 5.625% senior notes due 2015, 6.5% senior notes due 2016 and 5.75% senior notes due 2017 of CEOC (collectively, the “Notes”) for an aggregate purchase price of $200.0 million and $351.3 million, respectively, in each case plus applicable accrued interest. The Notes were purchased on June 24, 2010.

In the same Investment and Exchange Agreements, the Sponsor Investors and Paulson Investors agreed with HBC to exchange the $835.4 million of Notes they had acquired from HBC, together with $282.9 million of Notes they had previously acquired, for shares of Caesars voting common stock at an exchange ratio of 10 shares per $1,000 principal amount of Notes tendered. As a result of the Reclassification discussed below, the Sponsor Investors and Paulson Investors are each expected to receive 42.58 shares of common stock per $1,000 principal amount of Notes tendered instead of 10 shares. Accrued and unpaid interest on the Notes will be paid in shares of Caesars common stock at the same exchange ratio or in cash. To effect the exchange, Caesars will transfer shares of its common stock to HBC immediately before the closing of the exchange.

The Paulson Investors have agreed to tender up to $710.3 million of Notes in the exchange offer described above, which would result in the Paulson Investors owning approximately 9.0% of Caesars common stock after giving effect to the offering. We refer to the purchase of the Notes and the subsequent exchange of Notes for shares of Caesars common stock as the Private Placement. A resale prospectus for the shares received by the Paulson Investors in the Private Placement forms a part of the registration statement of which this prospectus also forms a part.

Reclassification

In connection with the Private Placement, and upon receipt of the requisite regulatory approvals, we intend to (i) reclassify Caesars’ existing non-voting common stock into a new class of voting common stock, which will be the class of stock the Paulson Investors and Sponsor Investors will receive in the Private Placement, and (ii) cancel the existing class of non-economic voting common stock that is currently held by Hamlet Holdings. Concurrently with this reclassification, we intend to effect a 4.258 for 1 split of Caesars’ new voting common stock such that the Paulson Investors and Sponsor Investors will each receive 42.58 shares of common stock for each $1,000 principal amount of Notes exchanged in the Private Placement rather than 10 shares, and Caesars’ then existing stockholders, including entities affiliated with the Sponsors, their co-investors and members of management, will each receive 4.258 shares of the new voting common stock for each share of non-voting common stock they hold at that time. We refer to the foregoing as the Reclassification.

Amendment to CMBS Financing

On August 31, 2010, the subsidiaries of Caesars that are borrowers (the “CMBS Entities”) under our CMBS financing (“CMBS Financing”) amended the terms of the CMBS Financing to, among other things, (i) provide our subsidiaries that are borrowers under the CMBS mortgage loan and/or related mezzanine loans (“CMBS Loans”) the right to extend the maturity of the CMBS Loans, subject to certain conditions, by up to two years until February 2015, (ii) amend certain terms of the CMBS Loans with respect to reserve requirements, collateral rights, property release prices and the payment of management fees, (iii) provide for ongoing mandatory offers to repurchase CMBS Loans using excess cash flow from the CMBS Entities at discounted prices of thirty to fifty cents per dollar, (iv) provide for the amortization of the mortgage loan in certain minimum amounts upon the occurrence of certain conditions and (v) provide for certain limitations with respect to the amount of excess cash flow from the CMBS Entities that may be distributed to us. Any CMBS Loan purchased pursuant to the amendments (the “CMBS Amendment”) will be cancelled.

In connection with the amendment, we purchased $123.8 million face value of the CMBS Loans for $37.1 million in August 2010, which left a balance of $5,380.9 million outstanding on the CMBS Loans. This balance will be reduced to approximately $5,189.6 million by December 31, 2010 as a result of additional purchases of certain CMBS Loans by us for an additional payment of approximately $95.7 million, as required pursuant to the terms of the CMBS Amendment.

After taking into account the Private Placement, the extensions permitted by the CMBS Amendment, the PHW Las Vegas secured loan agreement and this offering we have no material maturity payments on our indebtedness until 2015 and, as of September 30, 2010, had $1.6 billion of cash on hand and $1.5 billion of availability under our revolving credit facility.

Chester Amendment

On October 28, 2010, Chester Downs and Marina, LLC, or Chester Downs, a majority-owned subsidiary of CEOC and owner of Harrah’s Chester, amended its existing senior secured term loan facility to obtain an additional $40 million of term loans. The additional loans have substantially the same terms as the existing term loans including with respect to interest rate, maturity and security. The proceeds of the additional loans will be used for general corporate purposes, including the repayment of indebtedness and capital expenditures.

The Sponsors

Apollo

Founded in 1990, Apollo is a leading global alternative asset manager with offices in New York, Los Angeles, London, Frankfurt, Luxembourg, Singapore, Hong Kong and Mumbai. As of June 30, 2010, Apollo had assets under management of $54.5 billion in its private equity, capital markets and real estate businesses.

TPG

TPG is a private investment partnership that was founded in 1992 and as of June 30, 2010 had approximately $47 billion of assets under management. Through its investment platforms, TPG Capital and TPG Growth, the firm has extensive experience with global public and private investments executed through leveraged buyouts, recapitalizations, spinouts, joint ventures, growth investments and restructurings. The firm is headquartered in Fort Worth, and has offices in San Francisco, London, Hong Kong, New York, Melbourne, Moscow, Mumbai, Paris, Luxembourg, Beijing, Shanghai, Singapore and Tokyo.

Organizational Structure

The chart below depicts our organizational structure following the consummation of the Reclassification, the Private Placement and this offering.

(1)	All shares held by funds affiliated with and controlled by the Sponsors and their co-investors, representing 81.0% of Caesars outstanding common stock, will be subject to an irrevocable proxy that gives Hamlet Holdings, the members of which are comprised of an equal number of individuals affiliated with each of the Sponsors, sole voting and sole dispositive power with respect to such shares.
(2)	Consists of captive insurance subsidiaries, Harrah’s BC, Inc. and Caesars Interactive Entertainment, Inc., which owns the World Series of Poker brand.
(3)	Consists of Caesars Entertainment Operating Company, Inc. and its subsidiaries, which owned, operated and/or managed 46 of the 52 casinos for Caesars as of September 30, 2010.
(4)	Consists of Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Paris Las Vegas and Harrah’s Laughlin. The CMBS Entities and their respective subsidiaries do not guarantee or pledge their assets as security for any indebtedness of CEOC and are not directly liable for any obligations thereunder. CEOC and its subsidiaries do not guarantee or pledge their assets as security for any indebtedness of the CMBS Entities and are not directly liable for any obligations thereunder.

Additional Information

Our principal executive offices are located at One Caesars Palace Drive, Las Vegas, NV 89109, and our telephone number is (702) 407-6000. The address of our internet site is www.caesars.com. This internet address is provided for informational purposes only and is not intended to be a hyperlink. Accordingly no information in this internet address is included or incorporated by reference herein.

The Offering

Common stock offered	31,250,000 shares

Common stock to be outstanding immediately after this offering	336,645,160 shares

Option to purchase additional shares	We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 4,687,500 additional shares from us at the initial public offering price, less underwriting discounts and commissions.

Common stock voting rights	Each share of our common stock will entitle its holder to one vote.

Dividend policy	We intend to retain all future earnings, if any, for use in the operation of our business and to fund future growth. We do not anticipate paying any dividends for the foreseeable future. The decision whether to pay dividends will be made by our board of directors in light of conditions then existing, including factors such as our results of operations, financial condition and requirements, business conditions and covenants under any applicable contractual arrangements, including our indebtedness.

Use of proceeds	We estimate that the net proceeds from this offering without exercise of the option to purchase additional shares will be approximately $469.4 million after deducting the estimated underwriting discounts and commissions and expenses, assuming the shares are offered at $16.00 per share, which represents the midpoint of the estimated offering price range set forth on the front cover of this prospectus.

We intend to use the net proceeds from this offering to fund a near-term pipeline of growth projects and for general corporate purposes. These projects may include the previously announced LINQ, a dining, entertainment and retail area located between the Imperial Palace and the Flamingo in Las Vegas; the completion of the Octavius tower fit out, a 660 room tower at Caesars Palace Las Vegas; our potential joint venture development in Ohio with Rock Gaming, LLC; and the Penn’s Landing development and management opportunity.

Proposed Nasdaq Global Select Market trading symbol	“CZR”

Risk factors	Please see the section entitled “Risk Factors” included in this prospectus for a discussion of some of the factors you should carefully consider before deciding to invest in our common stock.

Except as otherwise indicated, all information in this prospectus:

•

assumes the Private Placement, the Reclassification and this offering have been consummated and that the underwriters have not exercised their option to purchase up to 4,687,500 additional shares of common stock from us;

•

does not give effect to 17,841,797 shares of our common stock issuable upon the exercise of outstanding options as of September 30, 2010, at a weighted-average exercise price of $19.32 per share, or 440,929 shares of common stock issuable upon the exercise of options we anticipate issuing prior to the consummation of this offering;

•	does not give effect to 138,780 shares of our common stock issuable upon the exercise of outstanding warrants as of September 30, 2010, at a weighted-average exercise price of $23.49 per share;

•	does not give effect to 733,329 shares of our common stock reserved for future issuance under the Harrah’s Entertainment, Inc. Management Equity Incentive Plan; and

•	does not give effect to 22,113,652 shares of our common stock reserved for future issuance under the Caesars Entertainment Corporation 2010 Performance Incentive Plan, or 2010 Plan.

Summary Historical Consolidated Financial Data of Caesars Entertainment Corporation

The following table presents our summary historical consolidated financial information as of and for the periods presented. The summary historical consolidated financial information as of December 31, 2008 and 2009, for the year ended December 31, 2007, for the periods from January 1, 2008 through January 27, 2008 and from January 28, 2008 through December 31, 2008, and for the year ended December 31, 2009 should be read in conjunction with our audited consolidated financial statements as of December 31, 2009 included elsewhere in this prospectus. The summary historical consolidated financial information as of September 30, 2010 and for the nine month periods ended September 30, 2009 and 2010 are derived from, and should be read in conjunction with, our unaudited condensed, consolidated financial statements as of September 30, 2010 included elsewhere in this prospectus, and, except as otherwise described herein, have been prepared on a basis consistent with our annual audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation of such data.

You should read this data in conjunction with the “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto included elsewhere in this prospectus. The audited consolidated financial statements as of December 31, 2008 and 2009, the year ended December 31, 2007, the periods from January 1, 2008 through January 27, 2008 and from January 28, 2008 through December 31, 2008, and the year ended December 31, 2009 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm.

Caesars Entertainment Corporation

Summary Historical Consolidated Financial Data

	Predecessor		Successor
(In millions except share and per share data)	Year Ended December 31, 2007	January 1, 2008 through January 27, 2008	January 28, 2008 through December 31, 2008	Year Ended December 31, 2009	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2010
					(Unaudited)	(Unaudited)
Consolidated Statement of Operations
Revenues
Casino	$8,831.0	$614.6	$7,476.9	$7,124.3	$5,444.8	$5,251.3
Food and beverage	1,698.8	118.4	1,530.2	1,479.3	1,129.3	1,157.8
Rooms	1,353.6	96.4	1,174.5	1,068.9	817.8	858.5
Management fees	81.5	5.0	59.1	56.6	43.5	31.2
Other	695.9	42.7	624.8	592.4	447.9	439.9
Less: casino promotional allowances	(1,835.6)	(117.0)	(1,498.6)	(1,414.1)	(1,075.0)	(1,041.1)

Net revenues	10,825.2	760.1	9,366.9	8,907.4	6,808.3	6,697.6

Operating Expenses
Direct
Casino	4,595.2	340.6	4,102.8	3,925.5	2,968.0	2,982.9
Food and beverage	716.5	50.5	639.5	596.0	451.1	469.7
Rooms	266.3	19.6	236.7	213.5	160.4	195.5
Property general and administrative and other	2,421.7	178.2	2,143.0	2,018.8	1,518.3	1,580.0
Depreciation and amortization	817.2	63.5	626.9	683.9	516.8	548.1
Project opening costs	25.5	0.7	28.9	3.6	2.9	4.0
Write-downs, reserves and recoveries	(59.9)	4.7	16.2	107.9	78.6	136.3
Impairment of intangible assets	169.6	—	5,489.6	1,638.0	1,625.7	144.0
(Income)/loss in non-consolidated affiliates	(3.9)	(0.5)	2.1	2.2	1.3	2.1
Corporate expense	138.1	8.5	131.8	150.7	111.7	103.8
Acquisition and integration costs	13.4	125.6	24.0	0.3	0.3	8.3
Amortization of intangible assets	73.5	5.5	162.9	174.8	131.7	121.7

Total operating expenses	9,173.2	796.9	13,604.4	9,515.2	7,566.8	6,296.4

Income/(loss) from operations	1,652.0	(36.8)	(4,237.5)	(607.8)	(758.5)	401.2
Interest expense, net of interest capitalized	(800.8)	(89.7)	(2,074.9)	(1,892.5)	(1,404.7)	(1,471.9)
(Losses)/gains on early extinguishments of debt	(2.0)	—	742.1	4,965.5	4,279.2	48.7
Other income, including interest income	43.3	1.1	35.2	33.0	23.2	28.2

Income/(loss) from continuing operations before income taxes	892.5	(125.4)	(5,535.1)	2,498.2	2,139.2	(993.8)
(Provision)/benefit for income taxes	(350.1)	26.0	360.4	(1,651.8)	(1,590.8)	364.5

Income/(loss) from continuing operations, net of tax	542.4	(99.4)	(5,174.7)	846.4	548.4	(629.3)
Income/(loss) from discontinued operations, net of tax	92.2	0.1	90.4	—	(0.3)	—

Net income/(loss)	634.6	(99.3)	(5,084.3)	846.4	548.1	(629.3)
Less: net income attributable to non-controlling interests	(15.2)	(1.6)	(12.0)	(18.8)	(16.1)	(5.1)

Net income/(loss) attributable to Caesars Entertainment Corporation	619.4	(100.9)	(5,096.3)	827.6	532.0	(634.4)
Preferred stock dividends	—	—	(297.8)	(354.8)	(259.3)	—

Net income/(loss) attributable to common stockholders	$619.4	$(100.9)	$(5,394.1)	$472.8	$272.7	$(634.4)

Earnings per share—basic
Income from continuing operations	$0.66	$(0.13)	$(31.61)	$2.73	$1.58	$(2.75)
Discontinued operations, net	0.12	—	0.52	—	—	—

Net income	$0.78	$(0.13)	$(31.09)	$2.73	$1.58	$(2.75)

Earnings per share—diluted
Income from continuing operations	$0.65	$(0.13)	$(31.61)	$1.62	$1.06	$(2.75)
Discontinued operations, net	0.11	—	0.52	—	—	—

Net income	$0.76	$(0.13)	$(31.09)	$1.62	$1.06	$(2.75)

Dividends declared per common share	$0.38	$—	$—	$—	$—	$—

Basic weighted-average common shares outstanding	793,156,284	801,026,214	173,513,064	173,234,665	173,248,505	230,861,817

Diluted weighted-average common shares outstanding	811,392,119	801,026,214	173,513,064	511,919,307	499,683,476	230,861,817

	Predecessor		Successor
(In millions)	Year Ended December 31, 2007	January 1, 2008 through January 27, 2008	January 28, 2008 through December 31, 2008		Year Ended December 31, 2009	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2010
						(Unaudited)	(Unaudited)
Balance Sheet Data (at period end)
Cash and cash equivalents	$710.0		$650.5		$918.1	$948.2	$1,323.7
Working capital	(126.1)		(536.4)		(6.6)	(118.9)	121.7
Total assets	23,357.7		31,048.6		28,979.2	29,230.5	29,287.9
Total debt	12,440.4		23,208.9		18,943.1	19,342.4	19,717.1
Total stockholders’ equity/(deficit)	6,679.1		(1,360.8)		(867.0)	(1,080.7)	1,062.6

Other Financial Data
Capital expenditures, net of changes in construction payables	$1,376.7	$125.6	$1,181.4		$464.5	$411.9	$124.6
EBITDA(1)	2,685.0	35.5	(2,610.3)		5,210.6	4,163.4	1,127.5
Property EBITDA(2)	2,825.5	171.2	2,244.9		2,153.6	1,710.5	1,469.5
Total debt, net of cash	11,730.4		22,558.4		18,025.0	18,394.2	18,393.4
Ratio of total debt, net of cash to EBITDA(1)	4.4:1		(8.6	):1	3.5:1	4.4:1	16.3:1

(1)	We define EBITDA as net income/(loss) attributable to us plus (i) interest expense, (ii) provision for income taxes, and (iii) depreciation and amortization.

Set forth below is a reconciliation of EBITDA to net income/(loss) attributable to Caesars, our most comparable measure in accordance with generally accepted accounting principles in the United States, or GAAP, for the periods indicated.

	Predecessor		Successor
(In millions)	Year Ended December 31, 2007	January 1, 2008 through January 27, 2008	January 28, 2008 through December 31, 2008	Year Ended December 31, 2009	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2010
Net income/(loss) attributable to Caesars Entertainment Corporation	$619.4	$(100.9)	$(5,096.3)	$827.6	$532.0	$(634.4)
Interest expense, net interest income	780.8	89.7	2,041.2	1,859.2	1,381.5	1,448.0
(Benefit)/provision for income taxes	350.1	(26.0)	(360.4)	1,651.8	1,590.8	(364.5)
Depreciation and amortization	934.7	72.7	805.2	872.0	658.8	678.4

EBITDA	$2,685.0	$35.5	$(2,610.3)	$5,210.6	$4,163.1	$1,127.5

EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net (loss)/income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity as determined in accordance with GAAP. We have included EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity.

EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as substitutes for analysis of our results as reported under GAAP. For example, EBITDA:

•	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; and

•	excludes tax payments that represent a reduction in cash available to us.

(2)	We present Property EBITDA as a supplemental measure of our performance. We define Property EBITDA as revenues less property operating expenses. Set forth below is a reconciliation of Property EBITDA to net income/(loss) attributable to Caesars, our most comparable GAAP measure. The reconciliation takes into account the impact of (i) income tax (provision)/benefit, (ii) interest expense, (iii) depreciation and amortization and (iv) corporate expense, as well as certain items that we do not consider indicative of our ongoing operating performance. These further adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Property EBITDA, you should be aware that in the future we may incur expenses that are the same or similar to some of the adjustments in this presentation. Our presentation of Property EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

	Predecessor		Successor
(In millions, except share and per share data)	Year Ended December 31, 2007	January 1, 2008 through January 27, 2008	January 28, 2008 through December 31, 2008	Year Ended December 31, 2009	Nine Months Ended September 30, 2009	Nine Months Ended September 30, 2010
					(Unaudited)
Revenues	$10,825.2	$760.1	$9,366.9	$8,907.4	$6,808.3	$6,697.6
Property operating expenses	(7,999.7)	(588.9)	(7,122.0)	(6,753.8)	(5,097.8)	(5,228.1)

Property EBITDA	2,825.5	171.2	2,244.9	2,153.6	1,710.5	1,469.5
Depreciation and amortization	(817.2)	(63.5)	(626.9)	(683.9)	(516.8)	(548.1)

Operating profit	2,008.3	107.7	1,618.0	1,469.7	1,193.7	921.4
Project opening costs and other items	34.4	(5.4)	(45.1)	(111.5)	(81.5)	(140.3)
Impairment of intangible assets	(169.6)	—	(5,489.6)	(1,638.0)	(1,625.7)	(144.0)
Income/(loss) on interests in non-consolidated affiliates	3.9	0.5	(2.1)	(2.2)	(1.3)	(2.1)
Corporate expense	(138.1)	(8.5)	(131.8)	(150.7)	(111.7)	(103.8)
Acquisition and integration costs	(13.4)	(125.6)	(24.0)	(0.3)	(0.3)	(8.3)
Amortization of intangibles assets	(73.5)	(5.5)	(162.9)	(174.8)	(131.7)	(121.7)

Income/(loss) from operations	1,652.0	(36.8)	(4,237.5)	(607.8)	(758.5)	401.2
Interest expense, net of interest capitalized	(800.8)	(89.7)	(2,074.9)	(1,892.5)	(1,404.7)	(1,471.9)
(Losses)/gains on early extinguishments of debt	(2.0)	—	742.1	4,965.5	4,279.2	48.7
Other income, including interest income	43.3	1.1	35.2	33.0	23.2	28.2

Income/(loss) from continuing operations before income taxes	892.5	(125.4)	(5,535.1)	2,498.2	2,139.2	(993.8)
(Provision)/benefit for income taxes	(350.1)	26.0	360.4	(1,651.8)	(1,590.8)	364.5

Income/(loss) from continuing operations, net of tax	542.4	(99.4)	(5,174.7)	846.4	548.4	(629.3)
Discontinued operations, net of tax	92.2	0.1	90.4	—	(0.3)	—

Net income/(loss)	634.6	(99.3)	(5,084.3)	846.4	548.1	(629.3)
Less: net income attributable to non—controlling interests	(15.2)	(1.6)	(12.0)	(18.8)	(16.1)	(5.1)

Net income/(loss) attributable to Caesars Entertainment Corporation	$619.4	$(100.9)	$(5,096.3)	$827.6	$532.0	$(634.4)

Property EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income (loss) as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Property EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Property EBITDA because we believe it provides management and investors with additional information to measure our regional and property-level performance and estimate our value

Property EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. For example, Property EBITDA:

•	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•	excludes tax payments that represent a reduction in cash available to us;

•	does not reflect our corporate expenses not specifically related to our properties, including, without limitation, management fees that may be paid to our sponsors; and

•	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments.

Other Financial Information

Set forth below is our last twelve months’ adjusted EBITDA, or LTM Adjusted EBITDA, for the twelve months ended December 31, 2008 and 2009 and September 30, 2009 and 2010. We present LTM Adjusted EBITDA as a supplemental measure of our performance and believe that LTM Adjusted EBITDA provides investors with additional information regarding certain material non-cash items and allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of our company. We also present LTM Adjusted EBITDA to provide investors with additional information regarding the pro forma impact of properties that are anticipated to be acquired or disposed and of yet-to-be realized savings from our cost savings initiatives. Our presentation of LTM Adjusted EBITDA below includes the results of our CMBS properties and Planet Hollywood, which results would be excluded for purposes of calculating last twelve months’ adjusted EBITDA for CEOC under our debt agreements, as the entities owning those properties are neither obligors nor guarantors under our debt agreements.

	Successor
(In Millions)	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2009	Twelve Months Ended September 30, 2009	Twelve Months Ended September 30, 2010
LTM Adjusted EBITDA(1)	$2,857.3	$2,296.5	$2,292.4	$1,950.4

(1)	LTM Adjusted EBITDA is a non-GAAP financial measure and should not be construed as an alternative to net (loss)/income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). LTM Adjusted EBITDA is not comparable to similarly titled measures reported by other companies. We have included LTM Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity.

LTM Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. For example, LTM Adjusted EBITDA:

•	does not reflect the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt;

•	does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future;

•	excludes tax payments that represent a reduction in cash available to us;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments; and

•	does not reflect management fees that may be paid to the Sponsors.

LTM Adjusted EBITDA includes further adjustments for pro forma adjustments for yet-to-be realized cost savings. No assurance can be given that such cost savings will occur. See “Risk Factors—Risks Related to Our Business—We may not realize any or all of our projected cost savings, which would have the effect of reducing our LTM Adjusted EBITDA, which would have a negative effect on our results of operations and could have a negative effect on our stock price.”

Adjustments similar to the ones reflected in the calculation of LTM Adjusted EBITDA have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Our presentation of LTM Adjusted EBITDA should not be construed as in inference that our future results will be unaffected by unusual or non-recurring items.

Using only the non-GAAP earnings measure would have material limitations because its calculation is based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by using both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. We believe investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on our financial results in any particular period.

Set forth below is a reconciliation of LTM Adjusted EBITDA to net income/(loss) attributable to Caesars, our most comparable GAAP measure, for the periods indicated:

	Predecessor	Predecessor	Successor	Combined	Successor
(Dollars in millions)	Year Ended December 31, 2007	January 1, 2008 through January 27, 2008	January 28, 2008 through December 31, 2008	Twelve Months Ended December 31, 2008	Twelve Months Ended December 31, 2009
Net income/(loss) attributable to Caesars Entertainment Corporation	$619.4	$(100.9)	$(5,096.3)	$(5,197.2)	$827.6
Interest expense, net interest income	780.8	89.7	2,041.2	2,130.9	1,859.2
Provision for income taxes	350.1	(26.0)	(360.4)	(386.4)	1,651.8
Depreciation and amortization	934.7	72.7	805.2	877.9	872.0

EBITDA	$2,685.0	35.5	(2,610.3)	(2,574.8)	5,210.6

Project opening costs, abandoned projects and development costs		0.9	31.6	32.5	3.5
Acquisition and integration costs		125.6	24.0	149.6	0.3
Losses/(gains) on early extinguishments of debt		—	(742.1)	(742.1)	(4,965.5)
Net income/loss attributable to non-controlling interests, net of (distributions)		1.0	(7.4)	(6.4)	(1.5)
Discontinued operations, net of tax		(0.1)	(90.4)	(90.5)	—
Impairment of goodwill, intangible assets and investment securities		—	5,489.6	5,489.6	1,638.0
Non-cash expense for stock compensation benefits		2.4	16.3	18.7	16.3
Income from insurance claims for hurricane losses		—	(185.4)	(185.4)	—
Other non-recurring or non-cash items		6.7	249.9	256.6	169.0

Adjusted EBITDA		$172.0	$2,175.8	2,347.8	2,070.7

Pro forma adjustment for acquired, new or disposed properties				8.0	17.0
Pro forma adjustment for yet-to-be realized cost savings				501.5	208.8

LTM Adjusted EBITDA				$2,857.3	$2,296.5

Reconciliation of LTM Adjusted EBITDA to net (loss)/income attributable to Caesars (continued):

	Predecessor	Successor	Combined	Predecessor	Successor	Combined	Successor
(Dollars in millions)	January 1, 2008 through January 27, 2008	January 28, 2008 through September 30, 2008	January 1, 2008 through September 30, 2008	January 1, 2008 through January 27, 2008	January 28, 2008 through December 31, 2008	Twelve Months Ended December 31, 2008	Nine Months Ended September 30, 2009	Twelve Months Ended September 30, 2009
							(Unaudited)	(Unaudited)
Net (loss)/income attributable to Caesars Entertainment Corporation	$(100.9)	$(314.2)	$(415.1)	$(100.9)	$(5,096.3)	$(5,197.2)	$532.0	$(4,250.1)
Interest expense, net interest income	89.7	1,451.2	1,540.9	89.7	2,041.2	2,130.9	1,381.5	1,971.5
(Provision) benefit for income taxes	(26.0)	(147.7)	(173.7)	(26.0)	(360.4)	(386.4)	1,590.8	1,378.1
Depreciation and amortization	72.7	583.5	656.2	72.7	805.2	877.9	658.8	880.5

EBITDA	35.5	1,572.8	1,608.3	35.5	(2,610.3)	(2,574.8)	4,163.1	(20.0)
Project opening costs, abandoned projects and development costs	0.9	28.7	29.6	0.9	31.6	32.5	2.8	5.7
Acquisition and integration costs	125.6	23.1	148.7	125.6	24.0	149.6	0.3	1.2
(Gains)/losses on early extinguishments of debt	—	203.9	203.9	—	(742.1)	(742.1)	(4,279.2)	(5,225.2)
Net income attributable to non-controlling interests, net of (distributions)	1.0	(3.6)	(2.6)	1.0	(7.4)	(6.4)	0.2	(3.6)
Discontinued operations, net of tax	(0.1)	(88.4)	(88.5)	(0.1)	(90.4)	(90.5)	0.3	(1.7)
Impairment of goodwill, intangible assets and investment securities	—	—	—	—	5,489.6	5,489.6	1,625.7	7,115.3
Non-cash expense for stock compensation benefits	2.4	12.3	14.7	2.4	16.3	18.7	12.5	16.5
Income/(loss) from insurance claims for hurricane losses	—	(185.5)	(185.5)	—	(185.4)	(185.4)	—	0.1
Other non-recurring or non-cash items	6.7	158.9	165.6	6.7	249.9	256.6	126.4	217.4

Adjusted EBITDA	$172.0	$1,722.2	$1,894.2	$172.0	$2,175.8	$2,347.8	$1,652.1	2,105.7

Pro forma adjustment for acquired, new or disposed properties								—
Pro forma adjustment for yet-to-be realized cost savings								186.7

LTM Adjusted EBITDA								$2,292.4

Reconciliation of LTM Adjusted EBITDA to net income/(loss) attributable to Caesars (continued):

	Successor
(Dollars in millions)	Nine Months Ended September 30, 2009	Twelve Months Ended December 31, 2009	Nine Months Ended September 30, 2010	Twelve Months Ended September 30, 2010
			(Unaudited)	(Unaudited)
Net income/(loss) attributable to Caesars Entertainment Corporation	$532.0	$827.6	$(634.4)	$(338.8)
Interest expense, net interest income	1,381.5	1,859.2	1,448.0	1,925.7
(Benefit)/provision for income taxes	1,590.8	1,651.8	(364.5)	(303.5)
Depreciation and amortization	658.8	872.0	678.4	891.6

EBITDA	4,163.1	5,210.6	1,127.5	2,175.0
Project opening costs, abandoned projects and development costs	2.8	3.5	31.1	31.8
Acquisition and integration costs	0.3	0.3	8.3	8.3
Losses/(gains) on early extinguishments of debt	(4,279.2)	(4,965.5)	(48.7)	(735.0)
Net income/(loss) attributable to non-controlling interests, net of (distributions)	0.2	(1.5)	(0.7)	(2.4)
Impairment of goodwill, intangible assets and investment securities	1,625.7	1,638.0	144.0	156.3
Non-cash expense for stock compensation benefits	12.5	16.3	16.5	20.3
Income from insurance claims for hurricane losses	—	—	—	—
Other non-recurring or non-cash items	126.7	169.0	153.3	195.6

Adjusted EBITDA	$1,652.1	$2,070.7	$1,431.3	1,849.9

Pro forma adjustment for acquired, new or disposed properties				14.9
Pro forma adjustment for yet-to-be realized cost savings				85.6

LTM Adjusted EBITDA				$1,950.4

RISK FACTORS

You should carefully consider the risk factors set forth below, as well as the other information contained in this prospectus. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or a part of your original investment.

Risks Related to Our Indebtedness

Our substantial indebtedness could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry and prevent us from making debt service payments.

We are a highly leveraged company. As of September 30, 2010, after giving effect to the Private Placement and this offering, we had $22,037.6 million face value of outstanding indebtedness and our annual debt service obligation is $1,900.5 million, which includes required interest payments of $1,645.4 million. These amounts do not include up to $1,136.9 million of notes that will be held by HBC, all of which will be deemed outstanding by CEOC but not by Caesars.

Our substantial indebtedness could:

•	limit our ability to borrow money for our working capital, capital expenditures, development projects, debt service requirements, strategic initiatives or other purposes;

•

make it more difficult for us to satisfy our obligations with respect to our indebtedness, and any failure to comply with the obligations of any of our debt instruments, including restrictive covenants and borrowing conditions, could result in an event of default under the agreements governing our indebtedness;

•

require us to dedicate a substantial portion of our cash flow from operations to the payment of interest and the repayment of our indebtedness thereby reducing funds available to us for other purposes;

•	limit our flexibility in planning for, or reacting to, changes in our operations or business;

•	make us more highly leveraged than some of our competitors, which may place us at a competitive disadvantage;

•	make us more vulnerable to downturns in our business or the economy;

•	restrict us from making strategic acquisitions, developing new gaming facilities, introducing new technologies or exploiting business opportunities;

•	affect our ability to renew gaming and other licenses;

•	limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds or dispose of assets; and

•	expose us to the risk of increased interest rates as certain of our borrowings are at a variable rate of interest.

Despite our substantial indebtedness, we may still be able to incur significantly more debt. This could intensify the risks described above.

We and our subsidiaries may be able to incur substantial indebtedness at any time from time to time, including in the near future. Although the terms of the agreements governing our indebtedness contain restrictions on our ability to incur additional indebtedness, these restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial.

For example, as of September 30, 2010, we had $1,510.0 million available for additional borrowing under our senior secured revolving credit facility after giving effect to $120.0 million in outstanding letters of credit thereunder, all of which would be secured. None of our existing indebtedness limits the amount of debt that may be incurred by Caesars. Our senior secured credit facilities allow for one or more future issuances of additional secured notes or loans, which may include, in each case, indebtedness secured on a pari passu basis with the obligations under the senior secured credit facilities and our first lien notes. This indebtedness could be used for a variety of purposes, including financing capital expenditures, refinancing or repurchasing our outstanding indebtedness, including existing unsecured indebtedness, or for general corporate purposes. We have raised and expect to continue to raise debt, including secured debt, to directly or indirectly refinance our outstanding unsecured debt on an opportunistic basis.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

Our senior secured credit facilities, the CMBS Loans and the indentures governing most of our existing notes contain, and any future indebtedness of ours would likely contain, a number of covenants that impose significant operating and financial restrictions on us, including restrictions on our and our subsidiaries’ ability to, among other things:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make distributions in respect of our common stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens on certain assets;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

As a result of these covenants, we are limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs.

We have pledged and will pledge a significant portion of our assets as collateral under our senior secured credit facilities, our real estate facility loans, our first lien notes, our second lien notes, the senior secured loan of PHW Las Vegas, LLC, or PHW Las Vegas, or the senior secured loan of Chester Downs. If any of these lenders accelerate the repayment of borrowings, there can be no assurance that we will have sufficient assets to repay our indebtedness.

Under our senior secured credit facilities, we are required to satisfy and maintain specified financial ratios. Our ability to meet those financial ratios can be affected by events beyond our control, and there can be no assurance that we will meet those ratios. A failure to comply with the covenants contained in our senior secured credit facilities or our other indebtedness could result in an event of default under the facilities or the existing agreements, which, if not cured or waived, could have a material adverse affect on our business, financial condition and results of operations. In the event of any default under our senior secured credit facilities or our other indebtedness, the lenders thereunder:

•	will not be required to lend any additional amounts to us;

•	could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable and terminate all commitments to extend further credit; or

•	require us to apply all of our available cash to repay these borrowings.

Such actions by the lenders could cause cross defaults under our other indebtedness. If we were unable to repay those amounts, the lenders under our senior secured credit facilities, our CMBS Loans and our first and second lien notes could proceed against the collateral granted to them to secure that indebtedness.

If the indebtedness under our first and second lien notes, senior secured credit facilities, CMBS Loans or our other indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full.

We may be unable to generate sufficient cash to service all of our indebtedness, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.

Our ability to satisfy our debt obligations will depend upon, among other things:

•

our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control; and

•

our future ability to borrow under our senior secured credit facilities, the availability of which depends on, among other things, our complying with the covenants in our senior secured credit facilities.

We may be unable to generate sufficient cash flow from operations, or unable to draw under our senior secured credit facilities or otherwise, in an amount sufficient to fund our liquidity needs.

If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. For example, the interest rates on our first and second lien notes are substantially higher than the interest rates under our CEOC senior secured credit facility. In addition, the terms of existing or future debt agreements may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due. Neither the Sponsors nor any of their respective affiliates has any continuing obligation to provide us with debt or equity financing.

Risks Related to Our Business

If we are unable to effectively compete against our competitors, our profits will decline.

The gaming industry is highly competitive and our competitors vary considerably in size, quality of facilities, number of operations, brand identities, marketing and growth strategies, financial strength and capabilities, level of amenities, management talent and geographic diversity. We also compete with other non-gaming resorts and vacation areas, and with various other entertainment businesses. Our competitors in each market that we participate may have substantially greater financial, marketing and other resources than we do, and there can be no assurance that they will not in the future engage in aggressive pricing action to compete with us. Although we believe we are currently able to compete effectively in each of the various markets in which we participate, we cannot assure you that we will be able to continue to do so or that we will be capable of maintaining or further increasing our current market share. Our failure to compete successfully in our various markets could adversely affect our business, financial condition, results of operations and cash flow.

In recent years, with fewer new markets opening for development, many casino operators have been reinvesting in existing markets to attract new customers or to gain market share, thereby increasing competition in those markets. As companies have completed new expansion projects, supply has typically grown at a faster pace than demand in some markets, including Las Vegas, our largest market, and competition has increased significantly. For example, CityCenter, a large development of resorts and residences, opened in December 2009 in Las Vegas. The expansion of existing casino entertainment properties, the increase in the number of properties and the aggressive marketing strategies of many of our competitors have increased competition in many markets in which we operate, and this intense competition is expected to continue. These competitive pressures have and are expected to continue to adversely affect our financial performance in certain markets, including Atlantic City.

In particular, our business may be adversely impacted by the additional gaming and room capacity in Nevada, New Jersey, New York, Connecticut, Pennsylvania, Mississippi, Missouri, Maryland, Michigan, Indiana, Iowa, Kansas, Illinois, Ohio, Louisiana, Ontario, South Africa, Uruguay, United Kingdom, Egypt and/or other projects not yet announced which may be competitive in the other markets where we operate or intend to operate. Several states, such as Kentucky, Texas and Massachusetts, and Indian tribes are also considering enabling the development and operation of casinos or casino-like operations in their jurisdictions. In addition, our operations located in New Jersey and Nevada may be adversely impacted by the expansion of Indian gaming in New York and California, respectively.

The recent downturn in the national economy, the volatility and disruption of the capital and credit markets and adverse changes in the global economy could negatively impact our financial performance and our ability to access financing.

The recent severe economic downturn and adverse conditions in the local, regional, national and global markets have negatively affected our operations, and may continue to negatively affect our operations in the future. During periods of economic contraction such as the current period, our revenues may decrease while some of our costs remain fixed or even increase, resulting in decreased earnings. Gaming and other leisure activities we offer represent discretionary expenditures and participation in such activities may decline during economic downturns, during which consumers generally earn less disposable income. For example, key determinants of our revenues and operating performance include hotel ADR, number of gaming trips and average spend per trip by our customers. Our average system-wide ADR was $109 in 2007, compared to $86 during the last twelve months ended September 30, 2010. Given that 2007 was the peak year for our financial performance and the gaming industry in the United States in general, we may not attain those financial levels in the near term, or at all. If we fail to increase ADR or any other similar metric in the near term, our revenues may not increase and, as result, we may not be able to pay down our existing debt, fund our operations, fund planned capital expenditures or achieve expected growth rates, all of which could have a material adverse effect on our business, financial condition and results of operations. Even an uncertain economic outlook may adversely affect consumer spending in our gaming operations and related facilities, as consumers spend less in anticipation of a potential economic downturn. Furthermore, other uncertainties, including national and global economic conditions, terrorist attacks or other global events, could adversely affect consumer spending and adversely affect our operations.

We are subject to extensive governmental regulation and taxation policies, the enforcement of which could adversely impact our business, financial condition and results of operations.

We are subject to extensive gaming regulations and political and regulatory uncertainty. Regulatory authorities in the jurisdictions where we operate have broad powers with respect to the licensing of casino operations and may revoke, suspend, condition or limit our gaming or other licenses, impose substantial fines and take other actions, any one of which could adversely impact our business, financial condition and results of operations. For example, revenues and income from operations were negatively impacted during July 2006 in Atlantic City by a three-day government-imposed casino shutdown. Furthermore, in many jurisdictions where we operate, licenses are granted for limited durations and require renewal from time to time. For example, in Iowa, our ability to continue our gaming operations is subject to a referendum every eight years or at any time upon petition of the voters in the county in which we operate; the most recent referendum which approved our ability to continue to operate our casinos occurred on November 2, 2010. However, in order to be able to continue to operate our casinos and racetracks in Iowa we will need approval from a majority of the votes cast in any future referendum. There can be no assurance that continued gaming activity will be approved in any referendum in the future. If we do not obtain the requisite approval in any future referendum, we will not be able to operate our gaming operations in Iowa, which would negatively impact our future performance.

From time to time, individual jurisdictions have also considered legislation or referendums, such as bans on smoking in casinos and other entertainment and dining facilities, which could adversely impact our operations. For example, the City Council of Atlantic City passed an ordinance in 2007 requiring that we segregate at least 75% of the casino gaming floor as a nonsmoking area, leaving no more than 25% of the casino gaming floor as a smoking area. Illinois also passed the Smoke Free Illinois Act which became effective January 1, 2008, and bans smoking in nearly all public places, including bars, restaurants, work places, schools and casinos. The Act also bans smoking within 15 feet of any entrance, window or air intake area of these public places. These smoking bans have adversely affected revenues and operating results at our properties. The likelihood or outcome of similar legislation in other jurisdictions and referendums in the future cannot be predicted, though any smoking ban would be expected to negatively impact our financial performance.

The casino entertainment industry represents a significant source of tax revenues to the various jurisdictions in which casinos operate. From time to time, various state and federal legislators and officials have proposed changes in tax laws, or in the administration of such laws, including increases in tax rates, which would affect the industry. If adopted, such changes could adversely impact our business, financial condition and results of operations.

The development and construction of new hotels, casinos and gaming venues and the expansion of existing ones are susceptible to delays, cost overruns and other uncertainties, which could have an adverse effect on our business, financial condition and results of operations.

We may decide to develop, construct and open new hotels, casinos and other gaming venues in response to opportunities that may arise. Future development projects and acquisitions may require significant capital commitments, the incurrence of additional debt, guarantees of third party-debt, the incurrence of contingent liabilities and an increase in amortization expense related to intangible assets, which could have an adverse effect upon our business, financial condition and results of operations. The development and construction of new hotels, casinos and gaming venues and the expansion of existing ones, such as our recent expansion at Caesars Palace in Las Vegas, are susceptible to various risks and uncertainties, such as:

•	the existence of acceptable market conditions and demand for the completed project;

•

general construction risks, including cost overruns, change orders and plan or specification modification, shortages of equipment, materials or skilled labor, labor disputes, unforeseen environmental, engineering or geological problems, work stoppages, fire and other natural disasters, construction scheduling problems and weather interferences;

•	changes and concessions required by governmental or regulatory authorities;

•	the ability to finance the projects, especially in light of our substantial indebtedness;

•	delays in obtaining, or inability to obtain, all licenses, permits and authorizations required to complete and/or operate the project; and

•	disruption of our existing operations and facilities.

Moreover, our development and expansion projects are sometimes jointly pursued with third parties. These joint development or expansion projects are subject to risks, in addition to those disclosed above, as they are dependent on our ability to reach and maintain agreements with third parties. For example, although we have reached a non-binding agreement in principle with Rock Gaming, LLC to jointly develop two casinos in Ohio and we have expended resources in negotiating this agreement and developing the plans for the casinos, we may never be able to reach a definitive agreement with Rock Gaming, or, even if we are able to reach a definitive agreement, there would be no assurance that the agreement would be consummated and that the development project would be undertaken.

Our failure to complete any new development or expansion project, or consummate any joint development or expansion projects, as planned, on schedule, within budget or in a manner that generates anticipated profits, could have an adverse effect on our business, financial condition and results of operations.

Acts of terrorism and war, natural and man-made disasters and severe weather may negatively impact our future profits.

Terrorist attacks and other acts of war or hostility have created many economic and political uncertainties. We cannot predict the extent to which terrorism, security alerts or war, or hostilities in Iraq and Afghanistan and other countries throughout the world will continue to directly or indirectly impact our business and operating results. As a consequence of the threat of terrorist attacks and other acts of war or hostility in the future, premiums for a variety of insurance products have increased, and some types of insurance are no longer available. Given current conditions in the global insurance markets, we are substantially uninsured for losses and interruptions caused by terrorist acts and acts of war. If any such event were to affect our properties, we would likely be adversely impacted.

In addition, natural and man-made disasters such as major fires, floods, hurricanes, earthquakes and oil spills could also adversely impact our business and operating results. For example, four of our properties were closed for an extended period of time due to the damage sustained from Hurricanes Katrina and Rita in August and September 2005, respectively. Such events could lead to the loss of use of one or more of our properties for an extended period of time and disrupt our ability to attract customers to certain of our gaming facilities. If any such event were to affect our properties, we would likely be adversely impacted. Additionally, the Gulf of Mexico oil spill that began in April 2010 may have adversely affected our results in that region due to lower levels of tourism and increased costs of food, including seafood.

In most cases, we have insurance that covers portions of any losses from a natural disaster, but it is subject to deductibles and maximum payouts in many cases. Although we may be covered by insurance from a natural disaster, the timing of our receipt of insurance proceeds, if any, is out of our control.

Additionally, a natural disaster affecting one or more of our properties may affect the level and cost of insurance coverage we may be able to obtain in the future, which may adversely affect our financial position.

As our operations depend in part on our customers’ ability to travel, severe or inclement weather can also have a negative impact on our results of operations.

Our obligation to fund multi-employer pension plans to which we contribute may have an adverse impact on us.

We contribute to and participate in various multi-employer pension plans for employees represented by certain unions. We are required to make contributions to these plans in amounts established under collective bargaining agreements. We do not administer these plans and, generally, are not represented on the boards of trustees of these plans. The Pension Protection Act enacted in 2006, or the PPA, requires under-funded pension plans to improve their funding ratios. Based on the information available to us, we believe that some of the multi-employer plans to which we contribute are either “critical” or “endangered” as those terms are defined in the PPA. We cannot determine at this time the amount of additional funding, if any, we may be required to make to these plans. However, plan assessments could have an adverse impact on our results of operations or cash flows for a given period. Furthermore, under current law, upon the termination of a multi-employer pension plan, or in the event of a withdrawal by us, which we consider from time to time, or a mass withdrawal or insolvency of contributing employers, we would be required to make payments to the plan for our proportionate share of the plan’s unfunded vested liabilities. Any termination of a multi-employer plan, or mass withdrawal or insolvency of contributing employers, could require us to contribute an amount under a plan of rehabilitation or surcharge assessment that would have a material adverse impact on our consolidated financial condition, results of operations and cash flows.

Work stoppages and other labor problems could negatively impact our future profits.

Some of our employees are represented by labor unions. A lengthy strike or other work stoppage at one of our casino properties or construction projects could have an adverse effect on our business and results of operations. From time to time, we have also experienced attempts to unionize certain of our non—union employees. While these efforts have achieved only limited success to date, we cannot provide any assurance that we will not experience additional and more successful union activity in the future. There has been a trend towards unionization for employees in Atlantic City and Las Vegas. For example, certain dealers at certain of our Atlantic City properties have voted to be represented by the United Auto Workers; however, to date, there are no collective bargaining agreements in place. The impact of this union activity is undetermined and could negatively impact our profits.

We may be required to pay our future tax obligation on our deferred cancellation of debt income.

Under the American Recovery and Reinvestment Act of 2009, or the ARRA, we will receive temporary federal tax relief under the Delayed Recognition of Cancellation of Debt Income, or CODI, rules. The ARRA contains a provision that allows for a five-year deferral for tax purposes of CODI for debt reacquired in 2009 and 2010, followed by recognition of CODI ratably over the succeeding five years. For example, in connection with the debt that we reacquired in 2009, we have deferred related CODI tax obligations of $2.2 billion in 2009 for five years. We are required to include one-fifth of this amount in taxable income in 2014 and thereafter, and to the extent that our federal taxable income exceeds our available federal net operating loss carry forwards in those years, we will have a cash tax obligation. Therefore, our tax obligations related to CODI could be substantial and could materially and adversely affect our cash flows as a result of tax payments. For more information on the debt that we reacquired in 2009 and 2010, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Capital Resources—Issuances and Redemptions.”

We may not realize all of the anticipated benefits of current or potential future acquisitions.

Our ability to realize the anticipated benefits of acquisitions will depend, in part, on our ability to integrate the businesses of such acquired company with our businesses. The combination of two independent companies is a complex, costly and time consuming process. This process may disrupt the business of either or both of the companies, and may not result in the full benefits expected. The difficulties of combining the operations of the companies, including our recent acquisitions of Planet Hollywood in Las Vegas and Thistledown Racetrack in Cleveland, Ohio, include, among others:

•	coordinating marketing functions;

•	unanticipated issues in integrating information, communications and other systems;

•	unanticipated incompatibility of purchasing, logistics, marketing and administration methods;

•	retaining key employees;

•	consolidating corporate and administrative infrastructures;

•	the diversion of management’s attention from ongoing business concerns; and

•	coordinating geographically separate organizations.

We may be unable to realize in whole or in part the benefits anticipated for any current or future acquisitions.

We may not realize any or all of our projected cost savings, which would have the effect of reducing our LTM Adjusted EBITDA, which would have a negative effect on our results of operations and could have a negative effect on our stock price.

Beginning in the third quarter of 2008, we initiated a company-wide cost savings plan in an effort to align our expenses with current revenue levels. While these efforts have allowed us to realize, as of September 30, 2010, approximately $614.8 million in savings since we initiated our cost savings plan, our continued reduction efforts may fail to achieve similar or continued savings. Although we believe, as of September 30, 2010, there were $85.6 million of estimated cost savings yet-to-be realized from these initiatives, we may not realize some or all of these projected savings without impairing our revenues. Our cost savings plans are intended to increase our effectiveness and efficiency in our operations without impairing our revenues and margins. Our cost savings plan is subject to numerous risks and uncertainties that may change at any time, and, therefore, our actual savings may differ materially from what we anticipate. For example, cutting advertising expenses may have an unintended negative affect on our revenues. In addition, our expected savings from procurement may be affected by unexpected increases in the cost of raw materials. Furthermore, because we use our projected yet-to-be realized cost savings as a pro forma adjustment to calculate our LTM Adjusted EBITDA provided in the “Summary Historical Consolidated Financial Data of Caesars Entertainment Corporation,” our actual LTM Adjusted EBITDA would be reduced to the extent of the cost savings we do not achieve.

The risks associated with our international operations could reduce our profits.

Some of our properties are located outside the United States, and our 2006 acquisition of London Clubs has increased the percentage of our revenue derived from operations outside the United States. International operations are subject to inherent risks including:

•	variation in local economies;

•	currency fluctuation;

•	greater difficulty in accounts receivable collection;

•	trade barriers;

•	burden of complying with a variety of international laws; and

•	political and economic instability.

The loss of the services of key personnel could have a material adverse effect on our business.

The leadership of our chief executive officer, Mr. Loveman, and other executive officers has been a critical element of our success. The death or disability of Mr. Loveman or other extended or permanent loss of his services, or any negative market or industry perception with respect to him or arising from his loss, could have a material adverse effect on our business. Our other executive officers and other members of senior management have substantial experience and expertise in our business and have made significant contributions to our growth and success. The unexpected loss of services of one or more of these individuals could also adversely affect us. We are not protected by key man or similar life insurance covering members of our senior management. We have employment agreements with our executive officers, but these agreements do not guarantee that any given executive will remain with us.

If we are unable to attract, retain and motivate employees, we may not be able to compete effectively and will not be able to expand our business.

Our success and ability to grow are dependent, in part, on our ability to hire, retain and motivate sufficient numbers of talented people, with the increasingly diverse skills needed to serve clients and expand our business, in many locations around the world. Competition for highly qualified, specialized technical and managerial, and particularly consulting personnel, is intense. Recruiting, training, retention and benefit costs place significant demands on our resources. Additionally, the recent downturn in the gaming, travel and leisure sectors has made recruiting executives to our business more difficult. The inability to attract qualified employees in sufficient numbers to meet particular demands or the loss of a significant number of our employees could have an adverse effect on us.

We are or may become involved in legal proceedings that, if adversely adjudicated or settled, could impact our financial condition.

From time to time, we are defendants in various lawsuits relating to matters incidental to our business. The nature of our business subjects us to the risk of lawsuits filed by customers, past and present employees, competitors, business partners, Indian tribes and others in the ordinary course of business. As with all litigation, no assurance can be provided as to the outcome of these matters and in general, litigation can be expensive and time consuming. For example, we may have potential liability arising from a class action lawsuit against Hilton Hotels Corporation relating to employee benefit obligations. We may not be successful in the defense or prosecution of these lawsuits, which could result in settlements or damages that could significantly impact our business, financial condition and results of operations.

Risks Related to this Offering

An active trading market for our common stock may not develop.

Prior to this offering, there has not been a public market for our common stock. We cannot predict the extent to which investor interest in us will lead to the development of an active trading market or how liquid that market might become. If an active trading market does not develop, you may have difficulty selling any of our common stock that you buy. The offering price for our common stock may not be indicative of prices that will prevail in the open market following this offering. Consequently, you may not be able to sell our common stock at prices equal to or greater than the price you paid in this offering.

Future sales or the possibility of future sales of a substantial amount of our common stock may depress the price of shares of our common stock.

Future sales or the availability for sale of substantial amounts of our common stock in the public market could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of equity securities.

After giving effect to the Private Placement, the Reclassification and this offering as if all were to occur on the date hereof, there would be 336,645,160 shares of our new common stock outstanding (or 341,332,660 shares if the underwriters’ option to purchase additional shares is exercised in full), all of which will be the same class of voting common stock. All of the outstanding shares of our common stock will be eligible for resale under Rule 144 or Rule 701 of the Securities Act, subject to volume limitations and applicable holding period requirements. The Sponsors have the ability to cause us to register the resale of its shares, and our management members who hold shares will have the ability to include their shares in such registration.

We, our directors and executive officers and certain holders of our outstanding common stock and options to purchase our common stock, including the Sponsors, have agreed not to offer or sell, dispose of or hedge directly or indirectly, any common stock without the permission of Citigroup Global Markets Inc. for a period of 180 days from the date of this prospectus, subject to certain exceptions and automatic extensions in certain circumstances. See “Shares Eligible for Future Sale” for a discussion of the shares of our common stock that may be sold into the public market in the future.

We may issue shares of common stock or other securities from time to time as consideration for future acquisitions and investments or for any other reason that our board of directors, or Board, deems advisable. If any such acquisition or investment is significant, the number of shares of our common stock, or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial. We may also grant registration rights covering those shares of common stock or other securities in connection with any such acquisitions and investments. Upon consummation of the Private Placement, the Reclassification and the this offering, options to purchase 18,144,987 shares of common stock will be outstanding under our Management Equity Incentive Plan, assuming no changes to the plan, and warrants to purchase 138,780 shares of our common stock will be outstanding. Immediately after the effectiveness of this prospectus, we intend to file with the SEC a registration statement on Form S-8 covering the shares issuable under awards we have already granted under our Management Equity Incentive Plan and the shares reserved for issuance under our 2010 Performance Incentive Plan. Assuming effectiveness of the registration statement on Form S-8, such shares will be freely tradable though they will be subject to the lock-up arrangements described herein.

We cannot predict the size of future issuances of our common stock or other securities or the effect, if any, that future issuances and sales of our common stock or other securities, including future sales by the Sponsors, will have on the market price of our common stock. Sales of substantial amounts of common stock (including shares of common stock issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

The price and trading volume of our common stock may fluctuate significantly, and you could lose all or part of your investment.

Even if an active trading market develops upon completion of the Private Placement, the Reclassification, this offering and listing of our common stock, the market price of our common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume of our common stock may fluctuate and cause significant price variations to occur. Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for your shares of common stock. The market price for our common stock could fluctuate significantly for various reasons, including:

•	our operating and financial performance and prospects;

•	our quarterly or annual earnings or those of other companies in our industry;

•	conditions that impact demand for our products and services;

•	the public’s reaction to our press releases, other public announcements and filings with the SEC;

•	changes in earnings estimates or recommendations by securities analysts who track our common stock;

•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;

•	strategic actions by us or our competitors, such as acquisitions or restructurings;

•	changes in government and environmental regulation, including gaming taxes;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	arrival and departure of key personnel;

•	the number of shares to be publicly traded after this offering;

•	changes in our capital structure;

•	sales of common stock by us or members of our management team; and

•

changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events.

In addition, in recent years, the stock market has experienced significant price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies, including companies in the gaming, lodging, hospitality and entertainment industries. The changes frequently appear to occur without regard to the operating performance of the affected companies. Hence, the price of our common stock could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce our share price.

Apollo and TPG control us, and their interests may conflict with or differ from your interests as a stockholder.

After giving effect to the Private Placement, the Reclassification and this offering, Hamlet Holdings, the members of which are comprised of an equal number of individuals affiliated with each of the Sponsors, will beneficially own in excess of 81.0% of our common stock pursuant to an irrevocable proxy providing Hamlet Holdings with sole voting and sole dispositive power over those shares. As a result, the Sponsors have the power to elect all of our directors. Therefore, the Sponsors have the ability to vote on any transaction that requires the approval of our Board or our stockholders, including the approval of significant corporate transactions such as mergers and the sale of substantially all of our assets. The interests of the Sponsors could conflict with or differ from the interests of other holders of our common stock. For example, the concentration of ownership held by the Sponsors could delay, defer or prevent a change of control of us or impede a merger, takeover or other business combination which another stockholder may otherwise view favorably. Additionally, the Sponsors are in the business of making or advising on investments in companies it holds, and may from time to time in the future acquire interests in or provide advice to businesses that directly or indirectly compete with certain portions of our business or are suppliers or customers of ours. One or both of the Sponsors may also pursue acquisitions that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us. A sale of a substantial number of shares of stock in the future by funds affiliated with the Sponsors or their co-investors could cause our stock price to decline. So long as the Sponsors continue to own a significant amount of the outstanding shares of our common stock, they will continue to be able to strongly influence or effectively control our decisions.

In addition, we have an executive committee that serves at the discretion of our Board and is authorized to take such actions as it reasonably determines appropriate. Currently, the executive committee may act by a majority of its members, provided that at least one member affiliated with TPG and Apollo must approve any action of the executive committee. See “Management—Executive Committee” for a further discussion.

Our stockholders are subject to extensive governmental regulation and if a stockholder is found unsuitable by the gaming authority, that stockholder would not be able to beneficially own our common stock directly or indirectly.

In many jurisdictions, gaming laws can require any of our stockholders to file an application, be investigated, and qualify or have his, her or its suitability determined by gaming authorities. Gaming authorities have very broad discretion in determining whether an applicant should be deemed suitable. Subject to certain administrative proceeding requirements, the gaming regulators have the authority to deny any application or limit, condition, restrict, revoke or suspend any license, registration, finding of suitability or approval, or fine any person licensed, registered or found suitable or approved, for any cause deemed reasonable by the gaming authorities. For additional information on the criteria used in making determinations regarding suitability, see “Gaming Regulatory Overview.”

For example, under Nevada gaming laws, each person who acquires, directly or indirectly, beneficial ownership of any voting security, or beneficial or record ownership of any non-voting security or any debt security, in a public corporation which is registered with the Nevada Gaming Commission, or the Gaming Commission, may be required to be found suitable if the Gaming Commission has reason to believe that his or her acquisition of that ownership, or his or her continued ownership in general, would be inconsistent with the declared public policy of Nevada, in the sole discretion of the Gaming Commission. Any person required by the Gaming Commission to be found suitable shall apply for a finding of suitability within 30 days after the Gaming’s Commission’s request that he or she should do so and, together with his or her application for suitability, deposit with the Nevada Gaming Control Board, or the Control Board, a sum of money which, in the sole discretion of the Control Board, will be adequate to pay the anticipated costs and charges incurred in the investigation and processing of that application for suitability, and deposit such additional sums as are required by the Control Board to pay final costs and charges.

Furthermore, any person required by a gaming authority to be found suitable, who is found unsuitable by the gaming authority, may not hold directly or indirectly the beneficial ownership of any voting security or the beneficial or record ownership of any nonvoting security or any debt security of any public corporation which is registered with the gaming authority beyond the time prescribed by the gaming authority. A violation of the foregoing may constitute a criminal offense. A finding of unsuitability by a particular gaming authority impacts that person’s ability to associate or affiliate with gaming licensees in that particular jurisdiction and could impact the person’s ability to associate or affiliate with gaming licensees in other jurisdictions.

Many jurisdictions also require any person who acquires beneficial ownership of more than a certain percentage of voting securities of a gaming company and, in some jurisdictions, non-voting securities, typically 5%, to report the acquisition to gaming authorities, and gaming authorities may require such holders to apply for qualification or a finding of suitability, subject to limited exceptions for “institutional investors” that hold a company’s voting securities for investment purposes only.

Some jurisdictions may also limit the number of gaming licenses in which a person may hold ownership or controlling interest. In Indiana, for example, a person may not have an ownership interest in more than two Indiana riverboat owner’s licenses.

You will suffer an immediate and substantial dilution in the net tangible book value of the common stock you purchase after giving effect to this offering.

The assumed initial offering price in this offering is substantially higher than the net tangible book value per share of the outstanding common stock immediately after the offering. Accordingly, based on an assumed initial public offering price of $16.00 per share, the midpoint of the estimated offering price range of $15.00 and $17.00, purchasers of common stock in this offering will experience immediate and substantial dilution of approximately $35.85 per share in net tangible book value of the common stock after giving effect to this offering. See “Dilution,” including the discussion of the effects on dilution from a change in the price of this offering.

Because we have not paid dividends since the Acquisition and do not anticipate paying dividends on our common stock in the foreseeable future, you should not expect to receive dividends on shares of our common stock.

We have no present plans to pay cash dividends to our stockholders and, for the foreseeable future, intend to retain all of our earnings for use in our business. The declaration of any future dividends by us is within the discretion of our Board and will be dependent on our earnings, financial condition and capital requirements, as well as any other factors deemed relevant by our Board.

We will be a “controlled company” within the meaning of the Nasdaq rules and, as a result, will qualify for, and intend to rely on, exemptions from certain corporate governance requirements.

Upon the closing of this offering, Hamlet Holdings will continue to control a majority of our voting common stock. As a result, we will be a “controlled company” within the meaning of the Nasdaq corporate governance standards. Under the Nasdaq rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain Nasdaq corporate governance requirements, including:

•	the requirement that a majority of the Board consists of independent directors;

•	the requirement that we have a nominating/corporate governance committee that is composed entirely of independent directors;

•	the requirement that we have a compensation committee that is composed entirely of independent directors; and

•	the requirement for an annual performance evaluation of the nominating/corporate governance and compensation committees.

Following this offering, we intend to utilize these exemptions. As a result, we will not have a majority of independent directors nor will our nominating/corporate governance and compensation committees consist entirely of independent directors and we will not be required to have an annual performance evaluation of the nominating/corporate governance and compensation committees. See “Management.” Accordingly, you will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.

Although we already file periodic reports with the Securities and Exchange Commission pursuant to Section 13 of the Exchange Act of 1934, becoming a company with publicly traded common stock will increase our expenses and administrative burden.

As a company with publicly traded common stock, we will incur legal, accounting and other expenses that we did not incur as a company without a publicly traded equity security. In addition, our administrative staff will be required to perform additional tasks. For example, in anticipation of becoming a company with publicly traded common stock, we will need to create or revise the roles and duties of our Board committees and retain a transfer agent. Once our common stock is publicly traded, we will also be required to hold an annual meeting for our stockholders, which will require us to expend resources to prepare, print and mail a proxy statement relating to the annual meeting.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations implemented by the Securities and Exchange Commission and the Dodd-Frank Wall Street Reform and Consumer Protection Act, or Dodd-Frank, which amended Sarbanes-Oxley, among other federal laws, are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. Dodd-Frank, signed into law on July 21, 2010, effects comprehensive changes to the regulation of financial services in the United States and will subject us to additional federal regulation. We cannot predict with any certainty the requirements of the regulations ultimately adopted or how Dodd-Frank and such regulations will impact the cost of compliance for a company with publicly traded common stock. We are currently evaluating and monitoring developments with respect to Dodd-Frank and other new and proposed rules and cannot predict or estimate the amount of the additional costs we may incur or the timing of such costs. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us and our business may be harmed. We also expect that being a company with publicly traded common stock and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee, and qualified executive officers.

Our bylaws and certificate of incorporation will contain provisions that could discourage another company from acquiring us and may prevent attempts by our stockholders to replace or remove our current management.

Provisions of our bylaws and our certificate of incorporation that will be adopted by us prior to the effectiveness of the registration statement of which this prospectus forms a part may delay or prevent a merger or acquisition that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace or remove our directors. These provisions include:

•	establishing a classified board of directors;

•	establishing limitations on the removal of directors;

•	permitting only an affirmative vote of at least two-thirds of the Board to fix the number of directors;

•	prohibiting cumulative voting in the election of directors;

•	empowering only the Board to fill any vacancy on the Board, whether such vacancy occurs as a result of an increase in the number of directors or otherwise;

•	authorizing the issuance of “blank check” preferred stock without any need for action by stockholders;

•	eliminating the ability of stockholders to call special meetings of stockholders;

•	prohibiting stockholders to act by written consent if less than 50.1% of our outstanding common stock is controlled by the Sponsors;

•

prohibiting amendments to the bylaws without the affirmative vote of at least two-thirds of the Board or the affirmative vote of at least two-thirds of the total voting power of the outstanding shares entitled to vote;

•

prohibiting amendments to the certificate of incorporation relating to stockholder meetings, amendments to the bylaws or certificate of incorporation, or the election or classification of the Board without the affirmative vote of two-thirds of the shares entitled to vote on any matter; and

•	establishing advance notice requirements for nominations for election to the Board or for proposing matters that can be acted on by stockholders at stockholder meetings.

Our issuance of shares of preferred stock could delay or prevent a change of control of us. Our Board has the authority to cause us to issue, without any further vote or action by the stockholders, shares of preferred stock, par value $0.01 per share, in one or more series, to designate the number of shares constituting any series, and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. The issuance of shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders, even where stockholders are offered a premium for their shares.

Together, these charter and statutory provisions could make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock. Furthermore, the existence of the foregoing provisions, as well as the significant common stock beneficially owned by the Sponsors, could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

CAUTIONARY STATEMENTS CONCERNING FORWARD LOOKING STATEMENTS

This prospectus contains “forward looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward looking statements because they contain words such as “believes,” “project,” “might,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. All statements we make relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward looking statements. In addition, we, through our senior management, from time to time make forward looking public statements concerning our expected future operations and performance and other developments. These forward looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those that we expected. We derive many of our forward looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results.

We disclose important factors that could cause actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward looking statements included in this prospectus. All subsequent written and oral forward looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could materially affect our results include:

•	the impact of our substantial indebtedness;

•	the impact, if any, of unfunded pension benefits under multi-employer pension plans;

•	the effect of local and national economic, credit and capital market conditions on the economy in general, and on the gaming and hotel industry in particular;

•

construction factors, including delays, increased costs for labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters and building permit issues;

•	the effects of environmental and structural building conditions relating to our properties;

•	our ability to timely and cost effectively integrate companies that we acquire into our operations;

•	our ability to realize the expense reductions from our cost savings programs;

•	access to available and reasonable financing on a timely basis;

•

changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines and fines of courts, regulators and governmental bodies;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions and fines and taxation;

•	the ability of our customer-tracking, customer loyalty and yield-management programs to continue to increase customer loyalty and same-store or hotel sales;

•	our ability to recoup costs of capital investments through higher revenues;

•	acts of war, terrorist incidents, severe weather or natural disasters;

•	access to insurance on reasonable terms for our assets;

•	abnormal gaming holds;

•	potential difficulties in employee retention and recruitment as a result of our substantial indebtedness, the recent downturn in the gaming and hotel industries, or any other factor;

•	the effects of competition, including locations of competitors and operating and market competition; and

•	the other factors set forth under “Risk Factors.”

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward looking statements contained in this prospectus may not in fact occur. We undertake no obligation to publicly update or revise any forward looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

MARKET AND INDUSTRY DATA AND FORECASTS

Information regarding market share, market position and industry data pertaining to our business contained in this prospectus consists of our estimates based on data and reports compiled by industry sources and professional organizations, including National Indian Gaming Commission, Casino City’s North American Gaming Almanac, 2010 AGA Survey of Casino Entertainment, Las Vegas Convention and Visitors Authority, Smith Travel Research, Nevada State Gaming Control Board—Nevada Gaming Abstract, South Jersey Transportation Authority, New Jersey Casino Control Commission, H2 Gaming Capital, Macau Gaming Inspection and Coordination Bureau, European Casino Association, the public filings with the Securities and Exchange Commission of MGM Resorts International, Las Vegas Sands Corp., Wynn Resorts, Limited, Ameristar Casinos, Inc., Penn National Gaming, Inc. and Pinnacle Entertainment, Inc. and on our management’s knowledge of our business and markets.

Although we believe that the third-party sources are reliable, we have not independently verified market industry data provided by third parties or by industry or general publications, and we do not take any further responsibility for this data. Similarly, while we believe our internal estimates with respect to our industry are reliable, our estimates have not been verified by any independent sources, and we cannot assure you that they are accurate. While we are not aware of any misstatements regarding any industry data presented in this prospectus, our estimates, in particular as they relate to market share and our general expectations, involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors.”

USE OF PROCEEDS

We estimate that the net proceeds from this offering without exercise of the option to purchase additional shares will be approximately $469.4 million after deducting the estimated underwriting discounts and commissions and expenses, assuming the shares are offered at $16.00 per share, which represents the midpoint of the estimated offering price range set forth on the front cover of this prospectus. If the underwriters exercise their option to purchase additional shares in full, the net proceeds to us will be approximately $540.0 million.

We intend to use the net proceeds from this offering to fund a near-term pipeline of growth projects and for general corporate purposes. These projects include: the previously announced LINQ, a dining, entertainment and retail area located between the Imperial Palace and the Flamingo in Las Vegas; the completion of the Octavius tower fit out, a 660 room tower at Caesars Palace Las Vegas which requires an additional approximately $85 million to reach completion; our potential joint venture development in Ohio with Rock Gaming, LLC; and funding the Penn’s Landing development and management opportunity. We anticipate that these projects will require approximately $500 million of capital from us.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2010:

•	on an actual basis;

•

on an as adjusted basis giving effect to the consummation of the Private Placement, assuming the Paulson Investors and Sponsor Investors exchange $1,118.3 million face value of Notes for our common stock; and

•

on an as adjusted basis after giving effect to this offering at an assumed offering price that is the midpoint of the estimated offering price range of $15.00 and $17.00 and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Indebtedness” and our financial statements and the related notes included elsewhere in this prospectus.

	As of September 30, 2010
	Actual	As Adjusted for the Private Placement(1)	As adjusted for the Private Placement(1) and this offering
(In millions)
Cash and cash equivalents	$1,323.7	$1,323.7	$1,793.1

Debt:
Term loan(2)	$6,790.2	$6,790.2	$6,790.2
Revolving credit facility(3)	—	—	—
First lien notes	2,048.4	2,048.4	2,048.4
Second lien notes(4)	2,909.2	2,909.2	2,909.2
PHW Las Vegas senior secured loan	441.0	441.0	441.0
Subsidiary guaranteed unsecured senior debt(5)	489.1	489.1	489.1
Unsecured senior notes(6)	1,409.8	637.9	637.9
CMBS Financing(7)	5,342.9	5,342.9	5,342.9
Other(8)	286.5	286.5	286.5

Total long-term debt, including current portion(7)	19,717.1	18,945.2	18,945.2
Equity	1,062.6	1,834.5	2,303.9

Total capitalization	$20,779.7	$20,779.7	$21,249.1

(1)	Does not take into account the payment of interest on the tendered notes and the effect that such payment will have on the amount of notes that may be tendered by the Paulson Investors in light of percentage ownership limitations.
(2)	Upon the closing of the Acquisition, CEOC entered into a seven-year $7,250.0 million term loan facility, all of which was drawn at the closing of the Acquisition. The outstanding borrowings under the term loan have been increased by an incremental term loan drawn in October 2009 and have been reduced by payments made subsequent to the Acquisition. Caesars guarantees this facility, and all of the material wholly owned domestic subsidiaries of CEOC have pledged their assets to secure this facility.
(3)	Upon the closing of the Acquisition, CEOC entered into the senior secured credit facilities, which included a $2,000.0 million revolving credit facility that was reduced to $1,630.0 million due to debt retirements subsequent to the closing of the Acquisition. At September 30, 2010, $1,510.0 million of borrowing capacity was available under our revolving credit facility, with an additional $120.0 million committed to back letters of credit. Caesars guarantees this facility, and all of the material wholly owned domestic subsidiaries of CEOC other than Planet Hollywood have pledged their assets to secure this facility.

(4)	Consists of the book values of $750.0 million face value of 12.75% Second-Priority Notes due 2018, book values of $214.8 million face value of 10.0% Second-Priority Notes due 2015, book values of $847.6 million face value of 10.0% Second-Priority Notes due 2018 issued in connection with the exchange offers that were consummated on December 24, 2008, and book values of $3,705.5 million face value of 10.0% Second-Priority Notes due 2018 issued in connection with the exchange offers that were consummated on April 15, 2009. Such amounts are inclusive of amounts paid in fees in connection with such exchange offers. The aggregate face value of such notes is $5,517.9 million.
(5)	Consists of $478.6 million of 10.75% Senior Notes due 2016 and $10.5 million of 10.75%/11.5% Senior Toggle Notes due 2018. All of this indebtedness is guaranteed on a joint and several basis by Caesars and all of the material wholly owned domestic subsidiaries of CEOC that have pledged their assets to secure the senior secured credit facilities.
(6)	The “Actual” unsecured senior notes consist of the book values of the following notes: $125.2 million face value of 5.375% Senior Notes due 2013, $784.3 million face value of 5.625% Senior Notes due 2015, $532.2 million face value of 5.75% Senior Notes due 2017, $568.5 million face value of 6.5% Senior Notes due 2016, $0.6 million face value of 7% Senior Notes due 2013 and $0.2 million face value of Floating Rate Contingent Convertible Senior Notes due 2024, all of which are obligations of CEOC and guaranteed by Caesars. The aggregate face value of such notes is $2,011.0 million. Upon giving effect to the Private Placement, assuming the Paulson Investors and the Sponsor Investors tender $1,118.3 million of notes in the Private Placement and acceptance of all tendered notes in the Private Placement, HBC would hold $427.4 million face value of the outstanding 5.625% Senior Notes due 2015, $385.0 million face value of the outstanding 5.75% Senior Notes due 2017 and $324.5 million face value of the outstanding 6.5% Senior Notes due 2016.
(7)	The amount of CMBS Loans will be reduced to approximately $5,189.6 million and total long-term debt will be reduced to approximately $19,563.8 million by December 31, 2010 as a result of additional purchases of certain CMBS Loans by us for an additional payment by us of approximately $95.7 million, as required pursuant to the terms of the CMBS Amendment.
(8)	Consists of the book values of the following debt: $212.8 million of 12.375% senior secured term loan due 2016 incurred by Chester Downs, $11.6 million of unsecured Uruguay bonds due 2010, $67.1 million of principal obligations to fund Clark County, Nevada, Special Improvement District bonds and $6.5 million of miscellaneous other indebtedness.

DILUTION

Dilution is the amount by which the offering price paid by the purchasers of the common stock to be sold in this offering exceeds the net tangible book value per share of common stock after this offering. Net tangible book value per share is determined at any date by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

Our net tangible book value (deficit) as of September 30, 2010 was $(7,150.4) million, or $(27.74) per share. After giving effect to the receipt and our intended use of approximately $469.4 million of estimated net proceeds from our sale of 31,250,000 shares of common stock in this offering at an assumed offering price of $16.00 per share, which represents the midpoint of the estimated offering price range set forth on the front cover of this prospectus, our pro forma net tangible book value (deficit) as of September 30, 2010 is approximately $(6,681.0) million, or $(19.85) per share. This represents an immediate increase in pro forma net tangible book value of $7.89 per share to existing stockholders and an immediate dilution of $(35.85) per share to new investors purchasing shares of common stock in this offering. The following table illustrates this substantial and immediate per share dilution to new investors:

		Per Share
Assumed initial public offering price per share		$16.00
Net tangible book value (deficit) before this offering	$(27.74)
Increase per share attributable to investors in this offering	7.89

Pro forma net tangible book value (deficit) after this offering		$(19.85)

Dilution per share to new investors		$(35.85)

A $1.00 increase (decrease) in the assumed initial public offering price of $16.00 per share (the midpoint of the estimate offering price range set forth on the cover page of this prospectus) would increase (decrease) our pro forma as adjusted net tangible book value by $29.3 million, the as adjusted pro forma net tangible book value per share after this offering by $0.09 per share and the dilution per share to new investors in this offering by $0.09, assuming the number of shares offered by us, as set forth on the cover page of this prospectus remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

The following table summarizes on an as adjusted basis as of September 30, 2010, giving effect to:

•	the total number of shares of common stock purchased from us;

•

the total consideration paid to us, assuming an initial public offering price of $16.00 per share (before deducting the estimated underwriting discount and commissions and offering expenses payable by us in connection with this offering); and

•	the average price per share paid by existing shareholders and by new investors purchasing shares in this offering.

	Shares Purchased		Total Consideration (in millions)		Average Price Per Share
	Number	Percent	Amount	Percent
Existing stockholders	305,395,160	90.7%	$6,137.8	92.5%	$20.10
Investors in the offering	31,250,000	9.3	500.0	7.5	16.00

Total	336,645,160	100.0%	$6,637.8	100.0%	$19.71

A $1.00 increase (decrease) in the assumed initial public offering price of $16.00 per share (the midpoint of the estimate offering price range set forth on the cover page of this prospectus) would increase (decrease) total consideration paid by existing stockholders, total consideration paid by new investors and the average price per share by $0, $31.25 million and $0.20, respectively, assuming the number of shares offered by us, as set forth on the cover page of this prospectus remains the same, and without deducting underwriting discounts and commissions and estimated expenses payable by us.

The above tables and calculations do not give effect to:

•

17,841,797 shares of our common stock issuable upon the exercise of outstanding options as of September 30, 2010, at a weighted-average exercise price of $19.32 per share, or 440,929 shares of common stock issuable upon the exercise of options we anticipate issuing prior to the consummation of this offering;

•	138,780 shares of our common stock issuable upon the exercise of outstanding warrants as of September 30, 2010, at a weighted-average exercise price of $23.49 per share;

•	22,113,652 shares of our common stock reserved for future issuance under the Caesars Entertainment Corporation 2010 Performance Incentive Plan; and

•	4,687,500 shares of our common stock issuable in this offering to the underwriters pursuant to an option to purchase additional shares.

To the extent any of these options or warrants are exercised or shares of our common stock currently reserved for future issuance are issued, there will be further dilution to new investors.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents our selected historical consolidated financial data as of and for the periods presented. The selected historical consolidated financial data as of December 31, 2008 and 2009 and for the year ended December 31, 2007, the periods from January 1, 2008 through January 27, 2008 and from January 28, 2008 through December 31, 2008, and for the year ended December 31, 2009, have been derived from, and should be read in conjunction with, our audited consolidated financial statements included elsewhere in this prospectus. The selected historical consolidated financial and other data for the years ended December 31, 2005 and 2006 and as of December 31, 2005, 2006 and 2007 have been derived from our audited consolidated financial statements not included in this prospectus. The selected historical financial information as of September 30, 2010 and for the nine month periods ended September 30, 2009 and 2010, are derived from, and should be read in conjunction with, our unaudited consolidated condensed financial statements included elsewhere in this prospectus, and, except as otherwise described herein, have been prepared on a basis consistent with our annual audited financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation of such data.

You should read this data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes thereto included elsewhere in this prospectus.

Caesars Entertainment Corporation

Selected Historical Consolidated Financial Data

	Predecessor				Successor
	Year Ended December 31,			Jan. 1, 2008 through Jan. 27, 2008	Jan. 28, 2008 through Dec. 31, 2008	Year Ended Dec. 31, 2009	Nine Months Ended September 30,
(In millions, except per share data)	2005	2006	2007				2009	2010
							(Unaudited)	(Unaudited)
Revenues
Casino	$5,966.5	$7,868.6	$8,831.0	$614.6	$7,476.9	$7,124.3	$5,444.8	$5,251.3
Food and beverage	1,086.7	1,577.7	1,698.8	118.4	1,530.2	1,479.3	1,129.3	1,157.8
Rooms	786.2	1,240.7	1,353.6	96.4	1,174.5	1,068.9	817.8	858.5
Management fees	75.6	89.1	81.5	5.0	59.1	56.6	43.5	31.2
Other	424.7	611.0	695.9	42.7	624.8	592.4	447.9	439.9
Less: casino promotional allowances	(1,329.7)	(1,713.2)	(1,835.6)	(117.0)	(1,498.6)	(1,414.1)	(1,075.0)	(1,041.1)

Net revenues	7,010.0	9,673.9	10,825.2	760.1	9,366.9	8,907.4	6,808.3	6,697.6

Operating Expenses
Direct
Casino	2,984.6	3,902.6	4,595.2	340.6	4,102.8	3,925.5	2,968.0	2,982.9
Food and beverage	482.3	697.6	716.5	50.5	639.5	596.0	451.1	469.7
Rooms	151.5	256.6	266.3	19.6	236.7	213.5	160.4	195.5
Property general and administrative and other	1,464.4	2,206.8	2,421.7	178.2	2,143.0	2,018.8	1,518.3	1,580.0
Depreciation and amortization	485.7	667.9	817.2	63.5	626.9	683.9	516.8	548.1
Project opening costs	16.4	20.9	25.5	0.7	28.9	3.6	2.9	4.0
Write-downs, reserves and recoveries	56.1	62.6	(59.9)	4.7	16.2	107.9	78.6	136.3
Impairment of intangible assets	138.6	20.7	169.6	—	5,489.6	1,638.0	1,625.7	144.0
(Income)/loss in non-consolidated affiliates	(1.2)	(3.6)	(3.9)	(0.5)	2.1	2.2	1.3	2.1
Corporate expense	97.7	177.5	138.1	8.5	131.8	150.7	111.7	103.8
Acquisition and integration costs	55.0	37.0	13.4	125.6	24.0	0.3	0.3	8.3
Amortization of intangible assets	49.9	70.7	73.5	5.5	162.9	174.8	131.7	121.7

Total operating expenses	5,981.0	8,117.3	9,173.2	796.9	13,604.4	9,515.2	7,566.8	6,296.4

Income/(loss) from operations	1,029.0	1,556.6	1,652.0	(36.8)	(4,237.5)	(607.8)	(758.5)	401.2
Interest expense, net of interest capitalized	(479.6)	(670.5)	(800.8)	(89.7)	(2,074.9)	(1,892.5)	(1,404.7)	(1,471.9)
(Losses)/gains on early extinguishments of debt	(3.3)	(62.0)	(2.0)	—	742.1	4,965.5	4,279.2	48.7
Other income, including interest income	8.0	10.7	43.3	1.1	35.2	33.0	23.2	28.2

Income/(loss) from continuing operations before income taxes	554.1	834.8	892.5	(125.4)	(5,535.1)	2,498.2	2,139.2	(993.8)
(Provision) benefit for income taxes	(225.9)	(295.6)	(350.1)	26.0	360.4	(1,651.8)	(1,590.8)	364.5

Income/(loss) from continuing operations, net of tax	328.2	539.2	542.4	(99.4)	(5,174.7)	846.4	548.4	(629.3)
Income/(loss) from discontinued operations, net of tax	(79.9)	11.9	92.2	0.1	90.4	—	(0.3)	—

Net income/(loss)	248.3	551.1	634.6	(99.3)	(5,084.3)	846.4	548.1	(629.3)
Less: net income attributable to non-controlling interests	(11.9)	(15.3)	(15.2)	(1.6)	(12.0)	(18.8)	(16.1)	(5.1)

Net income/(loss) attributable to Caesars Entertainment Corporation	236.4	535.8	619.4	(100.9)	(5,096.3)	827.6	532.0	(634.4)
Preferred stock dividends	—	—	—	—	(297.8)	(354.8)	(259.3)	—

Net income/(loss) attributable to common stockholders	$236.4	$535.8	$619.4	$(100.9)	$(5,394.1)	$472.8	$272.7	$(634.4)

Earnings per share—basic
Income from continuing operations	$0.50	$0.67	$0.66	$(0.13)	$(31.61)	$2.73	$1.58	$(2.75)
Discontinued operations, net	(0.13)	0.01	0.12	—	0.52	—	—	—

Net income/(loss)	$0.37	$0.68	$0.78	$(0.13)	$(31.09)	$2.73	$1.58	$(2.75)

Earnings per share—diluted
Income from continuing operations	$0.49	$0.66	$0.65	$(0.13)	$(31.61)	$1.62	$1.06	$(2.75)
Discontinued operations, net	(0.12)	0.01	0.11	—	0.52	—	—	0.00

Net income/(loss)	$0.37	$0.67	$0.76	$(0.13)	$(31.09)	$1.62	$1.06	$(2.75)

Dividends declared per common share	$0.33	$0.36	$0.38	$—	$—	$—	$—	$—

	Predecessor				Successor
	Year Ended December 31,			Jan. 1, 2008 through Jan. 27, 2008	Jan. 28, 2008 through Dec. 31, 2008	Year Ended Dec. 31, 2009	Nine Months Ended September 30,
(In millions except share data)	2005	2006	2007				2009	2010
							(Unaudited)	(Unaudited)
Basic weighted-average common shares outstanding	630,282,129	783,306,777	793,156,284	801,026,214	173,513,064	173,234,665	173,248,505	230,861,817

Diluted weighted-average common shares outstanding	639,565,868	800,491,154	811,392,119	801,026,214	173,513,064	511,919,307	499,683,476	230,861,817

Balance Sheet Data
Cash and cash equivalents	$724.4	$799.6	$710.0		$650.5	$918.1	$948.2	$1,323.7
Working capital	30.7	(610.2)	(126.1)		(536.4)	(6.6)	(118.9)	121.7
Total assets	20,517.6	22,284.9	23,357.7		31,048.6	28,979.2	29,230.5	29,287.9
Total debt	11,045.8	12,089.9	12,440.4		23,208.9	18,943.1	19,342.4	19,717.1
Total stockholders’ equity/(deficit)	5,696.7	6,123.5	6,679.1		(1,360.8)	(867.0)	(1,080.7)	1,062.6
Other Financial Data
Capital expenditures, net of change in construction payables	$1,201.0	$2,548.3	$1,376.7	$125.6	$1,181.4	$464.5	$411.9	$124.6

DIVIDEND POLICY

We intend to retain all future earnings, if any, for use in the operation of its business and to fund future growth. We do not anticipate paying any dividends for the foreseeable future. The decision whether to pay dividends will be made by our Board in light of conditions then existing, including factors such as our results of operations, financial condition and requirements, business conditions and covenants under any applicable contractual arrangements, including our indebtedness.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are the world’s largest casino entertainment provider as measured by net revenues and individual casinos, and are the most geographically diverse U.S. casino operator. As of September 30, 2010, we owned, operated or managed, through various subsidiaries, 52 casinos in 12 U.S. states and seven countries. The vast majority of these casinos operate in the United States and England. Our casino entertainment facilities operate primarily under the Caesars, Harrah’s and Horseshoe brand names in the United States, and include land-based casinos, casino clubs, riverboat or dockside casinos, casinos on Indian reservations, and casinos combined with a greyhound racing facility, a thoroughbred racetrack and a harness racetrack. We are focused on building customer loyalty through a unique combination of customer service, excellent products, unsurpassed distribution, operational excellence and technology leadership and on exploiting the value of our major hotel/casino brands and Total Rewards, our industry-leading loyalty program. We believe that the customer-relationship marketing and business-intelligence capabilities fueled by Total Rewards are constantly bringing us closer to our customers so we better understand their preferences, and from that understanding, we are able to improve the entertainment experiences that we offer accordingly.

On January 28, 2008, we were acquired by the Apollo Funds and affiliates of TPG in an all-cash transaction, which we refer to as the Acquisition, at approximately $30.7 billion. Holders of Caesars stock received $90.00 in cash for each outstanding share of common stock. As a result of the Acquisition, the issued and outstanding shares of Caesars non-voting common stock are owned by entities affiliated with Apollo and TPG and certain co-investors and members of management, and the issued and outstanding shares of Caesars voting common stock are owned by Hamlet Holdings, which is owned by certain individuals affiliated with Apollo and TPG.

Regional Aggregation

Our executive officers review operating results, assess performance and make decisions related to the allocation of resources on a property-by-property basis. We, therefore, believe that each property is an operating segment and that it is appropriate to aggregate and present our operations as one reportable segment. In order to provide more meaningful information than would be possible on a consolidated basis, our properties (as of September 30, 2010, or as otherwise noted below) have been grouped as follows to facilitate discussion of our operating results:

Las Vegas	Atlantic City	Louisiana/Mississippi	Iowa/Missouri
Caesars Palace	Harrah’s Atlantic City	Harrah’s New Orleans	Harrah’s St. Louis
Bally’s Las Vegas	Showboat Atlantic City	Harrah’s Louisiana Downs	Harrah’s North Kansas City
Flamingo Las Vegas	Bally’s Atlantic City	Horseshoe Bossier City	Harrah’s Council Bluffs
Harrah’s Las Vegas	Caesars Atlantic City	Grand Biloxi	Horseshoe Council Bluffs/
Paris Las Vegas	Harrah’s Chester (2)	Harrah’s Tunica	Bluffs Run
Rio		Horseshoe Tunica
Imperial Palace		Tunica Roadhouse Hotel &
Bill’s Gamblin’ Hall & Saloon		Casino
Planet Hollywood Resort & Casino(1)

Illinois/Indiana	Other Nevada	Managed and International
Horseshoe Southern Indiana	Harrah’s Reno	Harrah’s Ak-Chin(4)
Harrah’s Joliet(3)	Harrah’s Lake Tahoe	Harrah’s Cherokee(4)
Harrah’s Metropolis	Harvey’s Lake Tahoe	Harrah’s Rincon(4)
Horseshoe Hammond	Harrah’s Laughlin	Conrad Punta del Este(2)
Caesars Windsor(5)
London Clubs International(6)

(1)	Acquired on February 19, 2010. PHW Las Vegas, which owns and operates Planet Hollywood, is an unrestricted subsidiary of CEOC.
(2)	We have approximately 95 percent ownership interest in this property.
(3)	We have an 80 percent ownership interest in and manage this property.
(4)	Managed, not owned.
(5)	We have a 50 percent interest in Windsor Casino Limited, which manages this property. The province of Ontario owns the complex.
(6)	As of September 30, 2010, we operated/managed 10 casino clubs in the provinces of the United Kingdom and two in Egypt. We have a 70 percent ownership in and manage one casino club in South Africa.

Included in income from operations for each grouping are project opening costs and write-downs, reserves and recoveries. Project opening costs include costs incurred in connection with expansion and renovation projects at various properties. Write-downs, reserves and recoveries include various pretax charges to record tangible asset impairments, contingent liability reserves, demolition costs, recoveries of previously recorded non-routine charges and other non-routine transactions.

Consolidated Operating Results

In accordance with GAAP, we have separated our historical financial results for the periods subsequent to the Acquisition, or the Successor periods, and the period prior to the Acquisition, or the Predecessor periods. However, we have also combined results for the Successor and Predecessor periods for 2008 in the presentations below because we believe that it enables a meaningful presentation and comparison of results. As a result of the application of purchase accounting as of the Acquisition date, financial information for the Successor periods and the Predecessor periods are presented on different bases and, therefore, are not comparable. We have reclassified certain amounts for prior periods to conform to our 2009 presentation.

Because the financial results for 2010, 2009 and 2008 include significant impairment charges, the following tables also present separately income/(loss) from operations before impairment charges and the impairment charges to provide more meaningful comparisons of results. This presentation is not in accordance with GAAP.

(Dollars in millions)	Nine Months Ended September 30,		Percentage Increase/ (Decrease)
	2010	2009
Casino revenues	$5,251.3	$5,444.8	(3.6)%
Net revenues	6,697.6	6,808.3	(1.6)%
Income/(loss) from operations	401.2	(758.5)	N/M
Impairment of intangible assets, including goodwill	144.0	1,625.7	N/M
Income from operations before impairment charge	545.2	867.2	(37.1)%
(Loss)/income from continuing operations, net of tax	(629.3)	548.4	N/M
(Loss)/income attributable to Caesars Entertainment Corporation	(634.4)	532.0	N/M
Operating margin	6.0%	(11.1)%	17.1	pts
Operating margin before impairment charges	8.1%	12.7%	(4.6	)pts

N/M=Not meaningful

	Successor		Predecessor		Predecessor	Percentage Increase/(Decrease)
(Dollars in millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Combined 2008	2007	09 vs. 08	08 vs. 07
Casino revenues	$7,124.3	$7,476.9	$614.6	$8,091.5	$8,831.0	(12.0)%	(8.4)%
Net revenues	8,907.4	9,366.9	760.1	10,127.0	10,825.2	(12.0)%	(6.4)%
Income/(loss) from operations	(607.8)	(4,237.5)	(36.8)	(4,274.3)	1,652.0	85.8%	N/M
Impairment charges	1,638.0	5,489.6	—	5,489.6	169.6	N/M	N/M
Income/(loss) from operations before impairment charges	1,030.2	1,252.1	(36.8)	1,215.3	1,821.6	(15.2)%	(33.3)%
Income/(loss) from continuing operations, net of tax	846.4	(5,174.7)	(99.4)	(5,274.1)	542.4	N/M	N/M
Net income/(loss) attributable to Caesars Entertainment Corporation	827.6	(5,096.3)	(100.9)	(5,197.2)	619.4	N/M	N/M

N/M = Not meaningful

Net revenues for the nine months ended September 30, 2010 declined 1.6 percent to $6,697.6 million from $6,808.3 million in the comparable period of 2009 as incremental revenues associated with the Planet Hollywood acquisition were unable to offset the continuing impact of the recession on customers’ discretionary spending.

Income from operations for the nine months ended September 30, 2010 was $401.2 million, compared with a loss from operations of $758.5 million for the same period in 2009. Included in the nine months ended September 30, 2010 and 2009 were impairment charges for intangible assets totaling $144.0 million and $1,625.7 million, respectively. Prior to consideration of the aforementioned impairment charges, income from operations for the nine months ended September 30, 2010 decreased to $545.2 million from $867.2 million for the nine months ended September 30, 2009, driven by increased marketing and labor-related expenses, incremental depreciation and remediation costs in the Las Vegas region, and write-offs of assets associated with the indefinite deferral of certain capital projects in the Las Vegas and Atlantic City regions, combined with the income impact of reduced revenues during the first half of 2010 and the previously disclosed litigation and asset reserve charges recorded during the second quarter 2010.

Loss from continuing operations, net of tax, for the nine months ended September 30, 2010 was $629.3 million, compared with income from continuing operations, net of tax, of $548.4 million for the year-ago period. Included in loss from continuing operations, net of tax, for the nine months ended September 30, 2010 were: (i) the aforementioned impairment charges for intangible assets; and (ii) gains related to the early extinguishment of debt of $48.7 million. Included in income from continuing operations, net of tax, for the nine months ended September 30, 2009 were: (i) aforementioned impairment charges for intangible assets; and (ii) gains related to the early extinguishment of debt of $4,279.2 million.

In the fourth quarter of 2009, we purchased $948.8 million of face value of CMBS Loans for $237.2 million. Pursuant to the terms of the CMBS Amendment, we have agreed to pay lenders selling these CMBS Loans during the fourth quarter of 2009 an additional $48.0 million for their loans previously sold, to be paid no later than December 31, 2010. This additional liability was recorded as a loss on early extinguishment of debt during the quarter ended March 31, 2010. In June 2010, we purchased $46.6 million face value of CMBS Loans for $22.6 million, recognizing a net gain on the transaction of approximately $23.3 million during the second quarter of 2010. In September 2010, we purchased $123.8 million face value of CMBS Loans for $37.1 million, of which $31.0 was paid at the closing of the CMBS Amendment. Pursuant to the terms of the CMBS Amendment, we also contracted to purchase $191.3 million of face value of CMBS Loans for $95.7 million by December 31, 2010.

Revenues for the full year ended December 31, 2009, as compared to the year ended December 31, 2008, declined as a result of reduced customer visitation and spend per trip due to the impact of the recession on customers’ discretionary spending, as well as reduced aggregate demand, which impacted average daily room rates. The earnings impact of the declines in revenue in 2009 as compared to 2008 was partially offset by company-wide cost savings initiatives that began in the third quarter of 2008. Income from continuing operations, net of tax, for the year ended December 31, 2009, includes net gains on early extinguishments of debt of $4,965.5 million, which were partially offset by charges of $1,638.0 million for impairments of goodwill and other non-amortizing intangible assets. The full year ended December 31, 2008 included charges of $5,489.6 million related to impairment of goodwill and other non-amortizing intangible assets, and expenses incurred in connection with the Acquisition, primarily related to accelerated vesting of employee stock options, stock appreciation rights, or SARs, and restricted stock, and higher interest expense. Offsetting a portion of these costs in 2008 were net gains on the early extinguishments of debt and proceeds received from the settlement of insurance claims related to hurricane damage in 2005.

Gains on early extinguishments of debt during 2009, mentioned above, relate to multiple debt transactions initiated throughout the year, including (i) the exchange of $3,648.8 million principal amount of new 10% second-priority senior secured notes due in 2018 for $5,470.1 million aggregate principal amount of outstanding debt with maturity dates ranging from 2010 to 2018; (ii) the purchase of $1,601.5 million principal amount of outstanding debt through tender offers or open market purchases; and (iii) the early retirement of $948.8 million principal amount of certain real estate loans. These events are discussed more fully in “—Liquidity and Capital Resources.”

The decrease in 2008 from 2007 revenues was primarily attributable to turbulent economic conditions in the United States that reduced customer visitation to our casinos and spend per trip. The impact of a smoking ban in Illinois, heavy rains and flooding affecting visitor volumes at our properties in the Midwest and the temporary closure of Gulf Coast properties due to a hurricane also contributed to the decline in 2008 revenues. As mentioned above, 2008 loss from continuing operations, net of tax, was also impacted by charges for impairment of certain goodwill and other non-amortizing intangible assets; expenses incurred in connection with the Acquisition; and higher interest expense, partially offset by net gains from early extinguishments of debt and proceeds from the settlement of insurance claims related to hurricane damage in 2005.

Regional Operating Results

Las Vegas Region

	Nine Months Ended September 30,		Percentage Increase/ (Decrease)
(Dollar in millions)	2010	2009
Casino revenues	$1,127.5	$1,113.5	1.3%
Net revenues	2,108.1	2,048.8	2.9%
Income/(loss) from operations	249.0	(778.3)	N/M
Impairment of intangible assets, including goodwill	—	1,130.9	N/M
Income from operations before impairment charges	249.0	352.6	(29.4)%
Operating margin	11.8%	(38.0)%	49.8	pts
Operating margin before impairment charges	11.8%	17.2%	(5.4	)pts

N/M = Not meaningful

	Successor		Predecessor		Predecessor	Percentage Increase/(Decrease)
(Dollars in millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Combined 2008	2007	09 vs. 08		08 vs. 07
Casino revenues	$1,476.0	$1,579.9	$138.7	$1,718.6	$1,986.6	(14.1)%		(13.5)%
Net revenues	2,698.0	3,000.6	253.6	3,254.2	3,626.7	(17.1)%		(10.3)%
(Loss)/income from operations	(681.0)	(1,988.0)	51.9	(1,936.1)	886.4	64.8%		N/M
Impairment charges	1,130.9	2,579.4	—	2,579.4	—	N/M		N/M
Income from operations before impairment charges	449.9	591.4	51.9	643.3	886.4	(30.1)%		(27.4)%
Operating margin	(25.2)%	(66.3)%	20.5%	(59.5)%	24.4%	34.3	pts	N/M
Operating margin before impairment charges.	16.7%	19.7%	20.5%	19.8%	24.4%	(3.1	)pts	(4.6	) pts

N/M = Not meaningful

On February 19, 2010, CEOC, a wholly-owned subsidiary of Caesars, acquired 100% of the equity interests of PHW Las Vegas, which owns Planet Hollywood. Net revenues and income from continuing operations before income taxes (excluding transaction costs associated with the acquisition) of Planet Hollywood subsequent to the date of acquisition through September 30, 2010 of $159.2 million and $23.4 million, respectively, are included in consolidated results from operations for the nine months ended September 30, 2010.

Hotel occupancy remained strong in the mid-90 percent range, and revenues for the nine months ended September 30, 2010, increased in the Las Vegas region from the 2009 period due to the first-quarter 2010 acquisition of Planet Hollywood. Same-store revenue declines of 4.9 percent in the nine months ended September 30, 2010 resulted primarily from lower spend per visitor. In addition to the income impact of reduced same-store revenues, cost increases contributed to same-store margin declines before consideration of impairment charges for the nine months ended September 30, 2010. Income from operations for the nine months ended September 30, 2010 includes incremental depreciation associated with the Caesars Palace expansions placed into service late in 2009, increased levels of remediation costs during 2010 at two properties within the region, and the write-off of assets associated with the indefinite deferral of certain capital projects. Loss from operations for the nine months ended September 30, 2009 includes charges of $1,130.9 million related to impairment of intangible assets in the region.

As discussed above, an expansion and renovation of Caesars Palace Las Vegas was completed in stages during 2009 on the Octavius Tower, a new hotel tower with 110,000 square feet of additional meeting and convention space, three 10,000-square-foot luxury villa suites and an expanded pool and garden area. We have deferred completion of approximately 660 rooms, including 75 luxury suites, in the hotel tower expansion as a result of current economic conditions impacting the Las Vegas tourism sector. The convention center and the remainder of the expansion project, other than the deferred rooms, was completed during 2009. We incurred capital expenditures of approximately $648.2 million on this project through September 30, 2010, and do not expect to incur significant additional capital expenditures on this project until we resume construction on the deferred rooms.

For the year ended December 31, 2009, revenues and income from operations before impairment charges were lower than in the comparable period in 2008, driven by lower spend per visitor and declines in the group-travel business due to the economic environment. While hotel occupancy was strong at approximately 90%, average room rates declined due to the impact of reduced aggregate demand. Loss from operations for 2009 included charges of $1,130.9 million recorded for the impairment of goodwill and other non-amortizing intangible assets.

The declines in revenues and income from operations before impairment charges in 2008 from 2007 reflect lower visitation and spend per trip as our customers reacted to higher transportation costs, volatility in the financial markets and other economic concerns. Fewer hotel rooms available at Caesars Palace due to remodeling and at Harrah’s Las Vegas and Rio as a result of room remediation projects also contributed to the 2008 decline. Loss from operations for Las Vegas included charges of $2,579.4 million recorded in fourth quarter 2008 for the impairment of certain goodwill and other non-amortizing intangible assets.

On February 27, 2007, we exchanged certain real estate that we owned on the Las Vegas Strip for property located at the northeast corner of Flamingo Road and Las Vegas Boulevard between Bally’s Las Vegas and Flamingo Las Vegas. We began operating the acquired property on March 1, 2007, as Bill’s Gamblin’ Hall & Saloon, and its results are included in our operating results from the date of its acquisition.

Atlantic City Region

	Nine Months Ended September 30, 2010		Percentage Increase/ (Decrease)
(In millions)	2010	2009
Casino revenues	$1,326.2	$1,455.3	(8.9)%
Net revenues	1,482.2	1,558.5	(4.9)%
Income/(loss) from operations	100.2	6.0	N/M
Impairment of intangible assets, including goodwill	—	178.6	N/M
Income from operations	100.2	184.6	(45.7)%
Operating margin	6.8%	0.4%	6.4	pts
Operating margin before impairment charges	6.8%	11.8%	(5.0	)pts

(Dollars in millions)	Successor		Predecessor		Predecessor	Percentage Increase/(Decrease)
	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Combined 2008	2007	09 vs. 08		08 vs. 07
Casino revenues	$1,894.5	$2,111.8	$163.4	$2,275.2	$2,429.9	(16.7)%		(6.4)%
Net revenues	2,025.9	2,156.0	160.8	2,316.8	2,372.0	(12.6)%		(2.3)%
Income/(loss) from operations	28.3	(415.4)	18.7	(396.7)	351.4	N/M		N/M
Impairment charges	178.7	699.9	—	699.9	—	N/M		N/M
Income from operations before impairment charges	207.0	284.5	18.7	303.2	351.4	(31.7)%		(13.7)%
Operating margin	1.4%	(19.3)%	11.6%	(17.1)%	14.8%	N/M		N/M
Operating margin before impairment charges	10.2%	13.2%	11.6%	13.1%	14.8%	(2.9	) pts	(1.7	) pts

N/M = Not meaningful

Reduced customer spend per trip led to lower Atlantic City region revenues during the nine months ended September 30, 2010. Income/(loss) from operations for the nine months ended September 30, 2009 included a charge of $178.6 million related to impairment of intangible assets at certain of the region’s properties. Income from operations for the nine months ended September 30, 2010 was lower than the prior year period prior to consideration of the impairment charge as cost-saving initiatives were unable to offset the income impact of reduced revenues combined with increased marketing and labor-related expenses. Income from operations for the nine months ended September 30, 2010 also included the write-off of assets associated with the indefinite deferral of certain capital projects.

Revenues for 2009 were lower than in 2008 due to reduced visitor volume and spend per trip. Income from operations before impairment charges for 2009 was also lower than in 2008 as cost savings initiatives were insufficient to offset the earnings impact of the reduced revenues and increased marketing expenses. The Atlantic City market continues to be affected by competition from three slot facilities in eastern Pennsylvania and one in

Yonkers, New York and the current economic environment. These adverse factors were partially offset by the full-year impact of the 2008 expansion of the Harrah’s Atlantic City property. In 2009, income from operations included a charge of $178.7 million for impairment of goodwill of certain of the Atlantic City properties.

During 2009, Chester Downs, a majority-owned subsidiary of CEOC and owner of Harrah’s Chester, entered into an agreement to borrow under a senior secured term loan with a principal amount of $230.0 million and borrowed such amount, net of original issue discount. The proceeds of the term loan were used to pay off intercompany debt due to CEOC and to repurchase equity interests from certain minority partners of Chester Downs. As a result of the purchase of these equity interests, CEOC currently owns approximately 95% of Chester Downs.

Revenues and income from operations before impairment charges for the Atlantic City region in 2008 were down from 2007 due to reduced visitor volume and spend per trip, and higher operating costs, including utilities and employee benefits. These adverse impacts were partially offset by favorable results from Harrah’s Chester and from Harrah’s Atlantic City, which benefited from the 2008 expansion and upgrade discussed below at that property. The Atlantic City market was affected by the opening of three slot facilities in eastern Pennsylvania and one in Yonkers, New York, and smoking restrictions in Atlantic City. Loss from operations for 2008 for the Atlantic City region included a charge of $699.9 million recorded in fourth quarter 2008 for the impairment of certain goodwill and other non-amortizing intangible assets.

Construction was completed in 2008 on a $498.6 million upgrade and expansion of Harrah’s Atlantic City, which included a new hotel tower with approximately 960 rooms, a casino expansion, a new buffet and a retail and entertainment complex. Portions of the new hotel tower opened in the first and second quarters of 2008, and the remaining phase opened in July 2008.

Louisiana/Mississippi Region

	Nine Months Ended September 30,		Percentage (Decrease)
(Dollars in millions)	2010	2009
Casino revenues	$833.0	$878.2	(5.1)%
Net revenues	908.8	959.8	(5.3)%
Income from operations	38.2	150.8	(74.7)%
Impairment of intangible assets, including goodwill	51.0	6.0	N/M
Income from operations before impairment charges	89.2	156.8	(43.1)%
Operating margin	4.2%	15.7%	(11.5	)pts
Operating margin before impairment charges	9.8%	16.3%	(6.5	)pts

N/M = Not meaningful

(Dollars in millions)	Successor		Predecessor		Predecessor	Percentage Increase/(Decrease)
	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Combined 2008	2007	09 vs. 08		08 vs. 07
Casino revenues	$1,140.8	$1,252.7	$99.0	$1,351.7	$1,462.5	(15.6)%		(7.6)%
Net revenues	1,245.2	1,340.8	106.1	1,446.9	1,538.7	(13.9)%		(6.0)%
Income from operations	181.4	28.3	10.1	38.4	352.1	N/M		(89.1)%
Impairment charges	6.0	328.9	—	328.9	—	N/M		N/M
Income from operations before impairment charges	187.4	357.2	10.1	367.3	352.1	(49.0)%		4.3%
Operating margin	14.6%	2.1%	9.5%	2.7%	22.9%	11.9	pts	(20.2	) pts
Operating margin before impairment charges	15.0%	26.6%	9.5%	25.4%	22.9%	(10.4	) pts	2.5	pts

N/M = Not meaningful

Reduced visitation and customer spend per trip unfavorably impacted the Louisiana/Mississippi region revenues during the nine months ended September 30, 2010. Income from operations for the nine months ended September 30, 2010 included a charge of $51.0 million related to impairment of intangible assets at one of the region’s properties. Income from operations for the nine months ended September 30, 2009 included a charge of $6.0 million related to impairment of intangible assets at one of the region’s properties. Income from operations for the nine months ended September 30, 2010 was lower than in the 2009 comparable period prior to consideration of impairment charges as cost-saving initiatives were unable to offset the income impact of reduced revenues and increased marketing expenses.

Revenues for 2009 from our properties in Louisiana and Mississippi were lower compared to 2008 driven by lower visitor volume due to the current economic environment. Included in income from operations for 2009 was a $6.0 million charge for impairment of goodwill of certain of these properties. Prior to the consideration of the impairment charges for goodwill and the insurance proceeds received in 2008 (discussed below), income from operations before impairment charges for 2009 improved slightly when compared to 2008 primarily as a result of cost savings initiatives within the region. During December 2009, we rebranded Sheraton Tunica to Tunica Roadhouse Hotel & Casino. For the rebranding, the property was closed for a minimal amount of time, during a traditionally quiet period, resulting in limited disruptions to operations.

Revenues for 2008 were lower than in 2007 due to declines in visitation, hurricane-related evacuations and temporary closures of our two Gulf Coast properties during the third quarter in 2008, and disruptions during the renovation at Harrah’s Tunica. Income from operations in 2008 included charges of $328.9 million for the impairment of certain goodwill, which was partially offset by insurance proceeds of $185.4 million from the final settlement of claims related to 2005 hurricane damage. The insurance proceeds are included in write-downs, reserves and recoveries in our consolidated statement of operations. Income from operations in 2007 included insurance proceeds of $130.3 million related to 2005 hurricane damage. Prior to the consideration of the impairment charges and insurance proceeds, income from operations before impairment charges for 2008 decreased when compared to 2007 primarily as a result of declines in visitation, hurricane-related evacuations and temporary closures of our two Gulf Coast properties during the third quarter of 2008 and disruptions during the renovation at Harrah’s Tunica.

In May 2008, Grand Casino Resort in Tunica, Mississippi, was rebranded to Harrah’s Tunica. In connection with the rebranding, renovations to the property costing approximately $30.3 million were completed.

Construction began in third quarter 2007 on Margaritaville Casino & Resort in Biloxi. We have halted construction on this project, and will continue to review and refine the project in light of the current economic environment, market conditions on the Gulf Coast and the current financing environment. We license the Margaritaville name from an entity affiliated with the singer/songwriter Jimmy Buffett. As of September 30, 2010, $178.8 million had been spent on this project.

Iowa/Missouri Region

	Nine Months Ended September 30,		Percentage (Decrease)
(Dollars in millions)	2010	2009
Casino revenues	$524.3	$539.8	(2.9)%
Net revenues	560.3	577.1	(2.9)%
Income from operations	128.6	146.1	(12.0)%
Impairment of intangible assets, including goodwill	9.0	—	N/M
Income from operations before impairment charges	137.6	146.1	(5.8)%
Operating margin	23.0%	25.3%	(2.3	)pts
Operating margin before impairment charges	24.6%	25.3%	(0.7	)pt

N/M = Not meaningful

	Successor		Predecessor	Combined 2008	Predecessor	Percentage Increase/(Decrease)
(Dollars in millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008		2007	09 vs. 08		08 vs. 07
Casino revenues	$707.3	$678.7	$52.5	$731.2	$764.1	(3.3)%		(4.3)%
Net revenues	756.6	727.0	55.8	782.8	811.4	(3.3)%		(3.5)%
Income from operations	187.5	108.2	7.7	115.9	143.6	61.8%		(19.3)%
Impairment charges	—	49.0	—	49.0	—	N/M		N/M
Income from operations before impairment charges	187.5	157.2	7.7	164.9	143.6	13.7%		14.8%
Operating margin	24.8%	14.9%	13.8%	14.8%	17.7%	10.0	pts	(2.9	) pts
Operating margin before impairment charges.	24.8%	21.6%	13.8%	21.1%	17.7%	3.7%		3.4	pts

N/M = Not meaningful

Revenues in the region declined for the nine months ended September 30, 2010 from the 2009 comparable period due to new competition in the region and the continuing impact of the weak economy. Income from operations for the nine months ended September 30, 2010 included a charge of $9.0 million related to impairment of intangible assets at one of the region’s properties. Income from operations for the nine months ended September 30, 2010 declined from the 2009 comparable periods primarily due to the income impact of revenue declines.

Revenues for 2009 at our Iowa and Missouri properties were slightly lower compared to the same period in 2008 driven by the weak economy that continued to impact guest visitation. The region was also impacted by severe winter storms during the fourth quarter of 2009 which also affected guest visitation. Income from operations before impairment charges and operating margin in 2009 was higher than in the prior year period due primarily to cost savings initiatives.

Revenues in 2008 were lower than 2007, driven primarily by Harrah’s St. Louis, where the opening of a new facility in early 2008 by a competitor impacted results. Income from operations included a charge of $49.0 million recorded in fourth quarter 2008 for the impairment of certain non-amortizing intangible assets. Despite lower revenues compared to 2007, income from operations before impairment charges and operating margin were higher in 2008 due to cost savings initiatives.

Illinois/Indiana Region

	Nine Months Ended September 30,		Percentage Increase/ (Decrease)
(Dollars in millions)	2010	2009
Casino revenues	$880.7	$908.6	(3.1)%
Net revenues	881.9	901.1	(2.1)%
Income/(loss) from operations	93.9	(65.3)	N/M
Impairment of intangible assets, including goodwill	20.0	180.7	N/M
Income from operations before impairment charges	113.9	115.4	(1.3)%
Operating margin	10.6%	(7.2)%	17.8	pts
Operating margin before impairment charges	12.9%	12.8%	0.1	pt

	Successor		Predecessor		Predecessor	Percentage Increase/(Decrease)
(Dollars in millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Combined 2008	2007	09 vs. 08		08 vs. 07
Casino revenues	$1,180.7	$1,102.5	$86.9	$1,189.4	$1,330.8	(0.7)%		(10.6)%
Net revenues	1,172.3	1,098.7	85.5	1,184.2	1,285.8	(1.0)%		(7.9)%
(Loss)/income from operations	(35.4)	(505.9)	8.7	(497.2)	135.3	92.9%		N/M
Impairment charges	180.7	617.1	—	617.1	60.4	N/M		N/M
Income from operations before impairment charges	145.3	111.2	8.7	119.9	195.7	21.2%		(38.7)%
Operating margin	(3.0)%	(46.0)%	10.2%	(42.0)%	10.5%	39.0	pts	N/M
Operating margin before impairment charges	12.4%	10.1%	10.2%	10.1%	15.2%	2.3	pts	(5.1	) pts

N/M = Not meaningful

Net revenues in the region decreased for the nine months ended September 30, 2010 from the year-ago period due to the continued impact of the weak economy. Income from operations for the nine months ended September 30, 2010 included a charge of $20.0 million related to impairment of intangible assets at one of the region’s properties. Loss from operations for the nine months ended September 30, 2009 included a charge of $180.7 million related to impairment of intangible assets at certain of the region’s properties. Income from operations prior to consideration of impairment charges decreased for the nine months ended September 30, 2010 relative to the 2009 comparable period primarily as a result of the income impact of reduced revenues.

For the full year 2009, revenues were relatively unchanged compared to the prior year due to increased revenues related to the 2008 expansion of the Horseshoe Hammond property, which offset the revenue declines at other properties in the region. The Horseshoe Hammond renovation and expansion was completed in August 2008. Cost savings initiatives at properties in the region also contributed to the increase in income from operations before impairment charges in 2009. For the year ended December 31, 2009, the loss from operations included a $180.7 million charge for impairment of goodwill and other non-amortizing intangible assets of certain of the Illinois/Indiana region properties and the write-down of the value of assets that were taken out of service at Horseshoe Hammond.

Revenues and income from operations before impairment charges in 2008 were lower than in 2007 due to reduced overall customer volumes and spend per trip, the imposition of a smoking ban in Illinois, and heavy rains and flooding. Horseshoe Southern Indiana, formerly Caesars Indiana, was closed for four days in March 2008 due to flooding in the area. Revenues for 2008 were boosted by the August 2008 opening of the $497.9 million renovation and expansion at Horseshoe Hammond, which included a two-level entertainment vessel including a 108,000-square-foot casino. Loss from operations for 2008 for Illinois/Indiana includes a charge of $617.1 million recorded in fourth quarter 2008 for the impairment of certain goodwill and other non-amortizing intangible assets.

In July 2008, Caesars Indiana was rebranded to Horseshoe Southern Indiana. The rebranding and renovation project cost approximately $52.3 million.

Other Nevada Region

	Nine Months Ended September 30,		Percentage (Decrease)
(Dollars in millions)	2010	2009
Casino revenues	$275.8	$289.1	(4.6)%
Net revenues	353.5	370.6	(4.6)%
Income/(loss) from operations	(12.7)	48.5	N/M
Impairment of intangible assets, including goodwill	49.0	—	N/M
Income from operations before impairment charges	36.3	48.5	(25.2)%
Operating margin	(3.6)%	13.1%	(16.7	)pts
Operating margin before impairment charges	10.3%	13.1%	(2.8	)pts

N/M = Not meaningful

	Successor		Predecessor		Predecessor	Percentage (Decrease)
(Dollars in millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Combined 2008	2007	09 vs. 08		08 vs. 07
Casino revenues	$372.0	$425.4	$30.2	$455.6	$508.0	(18.3)%		(10.3)%
Net revenues	472.6	534.0	38.9	572.9	632.4	(17.5)%		(9.4)%
Income/(loss) from operations	47.3	(255.9)	0.5	(255.4)	93.0	N/M		N/M
Impairment charges	4.0	318.5	—	318.5	—	N/M		N/M
Income from operations before impairment charges	51.3	62.6	0.5	63.1	93.0	(18.7)%		(32.2)%
Operating margin	10.0%	(47.9)%	1.3%	(44.6)%	14.7%	N/M		N/M
Operating margin before impairment charges	10.9%	11.7%	1.3%	11.0%	14.7%	(0.1	) pts	(3.7	) pts

N/M = Not meaningful

Revenues from our Nevada properties outside of Las Vegas for the nine months ended September 30, 2010 were lower than in the comparable 2009 period due to lower guest visitation and lower visitor spend per trip. Also contributing to the decline in income from operations for the nine months ended September 30, 2010 was a charge of $49.0 million, recorded during the second quarter of 2010, related to the impairment of intangible assets at one of the region’s properties.

For 2009, revenues from our Nevada properties outside of Las Vegas were lower than in the comparable period of 2008 due to lower guest visitation and lower customer spend per trip. Cost-savings initiatives implemented throughout 2009 partially offset the earnings impact of the net revenue declines. During December 2009, we announced the permanent closure of Bill’s Lake Tahoe effective in January 2010, which was later sold in February 2010. The closure and sale are the result of several years of declining business levels at that property.

Revenues and income from operations before impairment charges from our Nevada properties outside of Las Vegas in 2008 were lower than in 2007 due to lower customer spend per trip, the opening of an expansion at a competing property in Reno and higher expenses aimed at attracting and retaining customers. Loss from operations included a charge of $318.5 million recorded in fourth quarter 2008 for the impairment of certain goodwill and other non-amortizing intangible assets.

Managed and International

	Nine Months Ended September 30,		Percentage Increase/ (Decrease)
(Dollars in millions)	2010	2009
Net revenues
Managed	$32.8	$29.9	9.7%
International	317.1	308.4	2.8%

Net revenues	$349.9	$338.3	3.4%

Income/(loss) from operations
Managed	$10.3	$12.0	(14.2)%
International	4.4	(36.7)	N/M

Total Income/(loss) from operations	$14.7	$(24.7)	N/M

N/M = Not meaningful

	Successor		Predecessor		Predecessor	Percentage Increase/(Decrease)
(Dollars in millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Combined 2008	2007	09 vs. 08	08 vs. 07
Revenues
Managed	$56.3	$59.1	$5.0	$64.1	$81.5	(12.2)%	(21.3)%
International	403.8	375.7	51.2	426.9	396.4	(5.4)%	7.7%
Other	76.7	75.0	3.2	78.2	80.3	(1.9)%	(2.6)%

Net revenues	$536.8	$509.8	$59.4	$569.2	$558.2	(5.7)%	2.0%

Income/(loss) from operations
Managed	$19.4	$22.1	$4.0	$26.1	$64.7	(25.7)%	(59.7)%
International	(23.0)	(276.0)	2.2	(273.8)	(128.6)	91.6%	N/M
Other	(181.3)	(799.1)	(6.5)	(805.6)	(94.4)	77.5%	N/M

Loss from operations	$(184.9)	$(1,053.0)	$(0.3)	$(1,053.3)	$(158.3)	82.4%	N/M

Impairment of goodwill and non-amortizing intangible assets
Managed	$—	$—	$—	$—	$—	N/M	N/M
International	31.0	210.8	—	210.8	109.2	N/M	N/M
Other	106.7	686.0	—	686.0	—	N/M	N/M

Total impairment charges	$137.7	$896.8	$—	$896.8	$109.2	N/M	N/M

Income/(loss) from operations before impairment
Managed	$19.4	$22.1	$4.0	$26.1	$64.7	(25.7)%	(59.7)%
International	8.0	(65.2)	2.2	(63.0)	(19.4)	N/M	N/M
Other	(74.6)	(113.1)	(6.5)	(119.6)	(94.4)	37.6%	(26.7)%

Loss from operations before impairment	$(47.2)	$(156.2)	$(0.3)	$(156.5)	$(49.1)	69.8%	N/M

N/M = Not meaningful

Managed, international and other results include income from our managed properties, results of our international properties, certain marketing and administrative expenses, including development costs, income from our non-consolidated affiliates, and our businesses related to the or WSOP brand.

Revenues for the nine months ended September 30, 2010 increased over the comparable period of 2009 due to strong volumes at our Uruguay and London Clubs properties. Income from operations for the nine months ended September 30, 2010 included a charge of $6.0 million related to impairment of intangible assets at our international properties. Income from operations for the nine months ended September 30, 2009 included a charge of $34.4 million related to impairment of intangible assets. Prior to consideration of impairment charges, income/(loss) from operations improved for the nine months ended September 30, 2010 when compared with the 2009 period.

Managed. We manage three tribal casinos and have consulting arrangements with casino companies in Australia. The table below gives the location and expiration date of the current management contracts for our three tribal casino properties as of September 30, 2010.

Casino	Location	Expiration of Management Agreement
Harrah’s Rincon	near San Diego, California	November 2013
Harrah’s Cherokee	Cherokee, North Carolina	November 2011
Harrah’s Ak-Chin	near Phoenix, Arizona	December 2014

The decline in revenues for the year ended December 31, 2009 reflects the impact of the current economic environment on our managed properties.

Our 2008 revenue and income from operations from managed properties were lower than in 2007 due to the termination of our contract with the Prairie Band Potawatomi Nation on June 30, 2007, the impact of the economy on our managed properties and a change in the fee structure at one of our managed properties.

International. Our international results include the operations of our property in Punta del Este, Uruguay, and our London Clubs properties. As of September 30, 2010, London Clubs owned or managed ten casinos in the United Kingdom, two in Egypt and one in South Africa. During 2009, one of the London Clubs partially owned properties, Fifty, was closed and subsequently liquidated. Revenues for London Clubs decreased slightly in 2009 when compared to 2008 as the increase in local currency revenues attributable to the full-year impact in 2009 of two new properties which opened in 2008 was insufficient to offset the adverse movements in exchange rates. Loss from operations in 2009 was improved compared to 2008 as a result of the impairment charge recorded in 2008; details of the charge are described below. Income from operations before impairment in 2009 improved when compared to a loss from operations before impairment in 2008 as the impact of adverse foreign exchange rates was more than offset by increased revenues and cost savings initiatives throughout the international properties.

International revenues were higher for 2008 than 2007 due to the opening during 2008 of two new properties of London Clubs and a full year of revenues from two properties that opened during 2007, partially offset by the impact of a new smoking ban enacted in mid-2007. Loss from operations was unfavorably impacted by a charge of $210.8 million recorded in fourth quarter 2008 for the impairment of certain goodwill and other non-amortizing intangible assets, combined with unfavorable London Clubs’ table game hold, higher gaming taxes imposed during 2007 and reserves for receivables due from a joint venture member that were deemed not to be collectible. Loss from operations before impairment for the full year of 2008 deteriorated when compared to 2007 as a result of the aforementioned contributors including London Clubs’ table game hold, higher gaming taxes imposed during 2007 and reserves for receivables due from a joint venture member that were deemed not to be collectible. As of December 31, 2008, London Clubs managed an additional property in Egypt; however, during 2009, the management contract expired and was not renewed.

In September 2007, we acquired a company with the right to operate a golf course located on 175 acres on the Cotai adjacent to one of two border crossings into Macau from China. Since the acquisition, we have undertaken a redesign of the golf course and opened a Butch Harmon School of Golf at the facility.

Other. Other results include certain marketing and administrative expenses, including development costs, results from our businesses related to the World Series of Poker brand, and income from nonconsolidated affiliates.

Other losses from operations for the year ended December 31, 2009 were unfavorably impacted by a charge of $106.7 million for the impairment of certain non-amortizing intangible assets relating to various trademarks.

In 2008, loss from operations was unfavorably impacted by a charge of $686.0 million for the impairment of certain non-amortizing intangible assets and a charge of $14.4 million to recognize the remaining exposure under a lease agreement for office space no longer used by us.

Other Factors Affecting Net Income

(Dollars in millions)	Nine Months Ended September 30,		Percentage Increase/ (Decrease)
	2010	2009
Corporate expense	$103.8	$111.7	(7.1)%
Write-downs, reserves and recoveries	136.3	78.6	73.4%
Impairment of intangible assets, including goodwill	144.0	1,625.7	N/M
Acquisition and integration costs	8.3	0.3	N/M
Amortization of intangible assets	121.7	131.7	(7.6)%
Interest expense, net	1,471.9	1,404.7	4.8%
(Gains) on early extinguishments of debt	(48.7)	(4,279.2)	(98.9)%
Other income	(28.2)	(23.2)	21.6%
(Benefit)/provision for income taxes	(364.5)	1,590.8	N/M
Income attributable to non-controlling interests	5.1	16.1	(68.3)%
Income from discontinued operations, net of income taxes	—	0.3	N/M

N/M= Not Meaningful

	Successor		Predecessor
	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Combined 2008	Predecessor	Percentage Increase/(Decrease)
(Dollars in millions)					2007	09 vs. 08	08 vs. 07
Corporate expense	$150.7	$131.8	$8.5	$140.3	$138.1	7.4%	1.6%
Write-downs, reserves and recoveries	107.9	16.2	4.7	20.9	(59.9)	N/M	N/M
Impairment of intangible assets	1,638.0	5,489.6	—	5,489.6	169.6	N/M	N/M
Acquisition and integration costs	0.3	24.0	125.6	149.6	13.4	(99.8)%	N/M
Amortization of intangible assets	174.8	162.9	5.5	168.4	73.5	3.8%	N/M
Interest expense, net	1,892.5	2,074.9	89.7	2,164.6	800.8	(12.6)%	N/M
(Gains)/losses on early extinguish-ments of debt	(4,965.5)	(742.1)	—	(742.1)	2.0	N/M	N/M
Other income	(33.0)	(35.2)	(1.1)	(36.3)	(43.3)	(9.1)%	(16.2)%
Provision/(benefit) for income taxes	1,651.8	(360.4)	(26.0)	(386.4)	350.1	N/M	N/M
Income attributable to non-controlling interests	18.8	12.0	1.6	13.6	15.2	38.2%	(10.5)%
Income from discontinued operations, net of income taxes	—	(90.4)	(0.1)	(90.5)	(92.2)	N/M	(1.8)%

N/M = Not meaningful

Corporate Expense

Corporate expense decreased for the nine months ended September 30, 2010 from the comparable period in 2009 due primarily to expenses incurred in connection with our April 2009 debt exchange transaction that did not recur during 2010 and reduced expense associated with incentive compensation, partially offset by increased labor-related expenses for the nine months ended September 30, 2010 when compared with the same period of 2009.

Corporate expense increased in 2009 from 2008 due to certain non-capitalizable expenses related to the debt exchange offer and other advisory services, partially offset by the continued realization of cost savings initiatives that began in the third quarter of 2008. Corporate expense was higher in 2008 than in 2007 due to a monitoring fee paid to affiliates of Apollo and TPG in periods subsequent to the Acquisition and is partially offset by the continued realization of cost savings and efficiencies.

Corporate expense includes expenses associated with share-based compensation plans in the amounts of $16.4 million, $15.8 million, $2.9 million, and $53.0 million for the year ended December 31, 2009, the Successor period from January 28, 2008 through December 31, 2008, the Predecessor period from January 1, 2008 through January 27, 2008, and for the year ended December 31, 2007, respectively.

Write-downs, reserves and recoveries

Write-downs, reserves and recoveries include various pretax charges to record certain long-lived tangible asset impairments, contingent liability reserves, demolition costs, recoveries of previously recorded non-routine reserves and other non-routine transactions. Given the nature of the transactions included within write-downs, reserves and recoveries, these amounts are not expected to be comparable from year-to-year, nor are the amounts expected to follow any particular trend from year-to-year.

Included in write-downs, reserves and recoveries for the nine months ended September 30, 2010 with no comparable amounts in 2009 is an accrual of $25.0 million related to a contingent liability, and a charge of $52.2 million to fully reserve a note receivable balance related to land and pre-development costs contributed to a venture for development of a casino project in Philadelphia with which we were involved prior to December 2005. Write-downs reserves and recoveries for the nine months ended September 30, 2009 included a reversal of an accrual for $30.0 million due to a judgment against us that was vacated in the third quarter of 2009. This amount was previously charged to write-downs, reserves and recoveries in 2006 and was reversed accordingly upon the vacated judgment. Remediation costs for the nine months ended September 30, 2010 totaled $38.7 million, an increase of $10.5 million compared to the same period of 2009. Partially offsetting these charges for the nine months ended September 30, 2010 was the release of a $4.8 million reserve recorded during the first quarter 2010 for excise tax for which the statute of limitations expired.

Write-downs, reserves and recoveries for 2009 were $107.9 million, compared with $20.9 million for the full year 2008. Included in the amounts for 2008 are insurance proceeds related to the 2005 hurricanes totaling $185.4 million. Prior to these insurance proceeds, write-downs, reserves and recoveries for 2008 were $206.3 million. Amounts incurred in 2009 for remediation costs were $39.3 million, a decrease of $25.6 million from similar costs in the full year 2008. We recorded $59.3 million in impairment charges for long-lived tangible assets during 2009, an increase of $19.7 million when compared to 2008. The majority of the 2009 charge was related to our office building in Memphis, Tennessee due to the relocation to Las Vegas, Nevada of those corporate functions formerly performed at that location. Also during 2009, an approximate $30.0 million legal judgment against us was vacated by court action, resulting in a reduction to write-downs, reserves and recoveries.

Write-downs, reserves and recoveries for 2008 were $20.9 million, compared with $(59.9) million for 2007. Prior to the inclusion of insurance proceeds related to the 2005 hurricanes in both years, write-downs, reserves and recoveries for 2008 were $206.3 million compared with $70.4 million in 2007. Write-downs, reserves and recoveries for 2008 included remediation costs of $64.9 million and impairment charges for long-lived tangible assets of $39.6 million, for which there are no corresponding charges included in 2007.

For additional discussion of write-downs, reserves and recoveries, refer to note 10 in the notes to our audited consolidated financial statements, included elsewhere in this prospectus.

Impairment of intangible assets

During the fourth quarter of each year, we perform annual assessments for impairment of goodwill and other intangible assets that are not subject to amortization as of September 30. We perform assessments for impairment of goodwill and other intangible assets more frequently if impairment indicators exist. Due to the relative impact of weak economic conditions on certain properties, we performed interim assessments of goodwill and certain intangible assets for impairment during the nine months of 2010 and 2009. These interim assessments resulted in impairment charges of $144.0 million and $1,625.7 million recorded during the nine months ended September 30, 2010 and 2009, respectively.

Our 2008 analysis indicated that certain of our goodwill and other intangible assets were impaired based upon projected performance which reflected factors impacted by the then-current market conditions, including lower valuation multiples for gaming assets, higher discount rates resulting from turmoil in the credit markets, and the completion of our 2009 budget and forecasting process. As a result of our projected deterioration in financial performance, an impairment charge of $5,489.6 million was recorded to our consolidated statement of operations in fourth quarter 2008.

Our 2007 analysis determined that, based on historical and projected performance, intangible assets at London Clubs and Horseshoe Southern Indiana had been impaired, and we recorded impairment charges of $169.6 million in fourth quarter 2007.

Acquisition and integration costs

Acquisition and integration costs in 2010 include costs in connection with our acquisitions of PHW Las Vegas and Thistledown Racetrack.

Acquisition and integration costs in 2008 include costs incurred in connection with the Acquisition, including the expense related to the accelerated vesting of employee stock options, SARs and restricted stock. Costs incurred in 2007 also related to the Acquisition.

Amortization of intangible assets

Amortization of intangible assets was slightly lower in the nine months ended September 30, 2010 when compared to the same period in 2009 due to lower intangible asset balances as a result of certain contract rights being fully amortized during 2009.

Amortization expense associated with intangible assets for 2009 was slightly higher than the amounts recorded in 2008 due to the amounts in 2008 including only eleven months of amortization of post-Acquisition intangible assets.

Amortization of intangible assets was higher in 2008 when compared to 2007 due to higher amortization of intangible assets recorded as a result of the purchase price allocation in connection with the Acquisition.

Interest Expense

Interest expense increased by $67.2 million for the nine months ended September 30, 2010, compared to the same period in 2009. Interest expense is reported net of capitalized interest of $1.1 million and $32.2 million for the nine months ended September 30, 2010 and 2009, respectively. The majority of the capitalized interest in 2009 related to the Caesars Palace expansion in Las Vegas. Prior to the consideration of capitalized interest, interest expense increased by $36.1 million for the nine months ended September 30, 2010, compared to the same period in 2009 due primarily to (i) debt issuance and open market redemptions that occurred in the second quarter of 2010 that resulted in higher debt levels and a higher weighted average interest rate, and (ii) changes in our hedging designations related to our $6,500 million interest rate cap agreement and one interest rate swap agreement. Interest expense for the nine months ended September 30, 2010, as a result of interest rate swap agreements and interest rate cap agreement, includes: (i) $55.1 million of gains due to measured ineffectiveness and amounts excluded from effectiveness testing for derivatives designated as hedging instruments; (ii) $10.8 million of expense due to changes in fair value for derivatives not designated as hedging instruments; and (iii) $23.4 million of expense due to amortization of deferred losses frozen in OCI.

Interest expense declined by $272.1 million in the year ended December 31, 2009 compared to the same period in 2008 primarily due to lower debt levels resulting from debt exchanges completed in April 2009 and December 2008 and debt purchases on the open market during 2009.

Interest expense for 2009, as a result of interest rate swap agreements and interest rate cap agreement, was (i) reduced $7.6 million due to measured ineffectiveness; (ii) increased $3.8 million due to amortization of deferred losses frozen in OCI; and (iii) increased $12.1 million due to losses originally deferred in OCI and subsequently reclassified to interest expense associated with hedges for which the forecasted future transactions are no longer probable of occurring. At December 31, 2009, our variable-rate debt, excluding $5,810.0 million of variable-rate debt for which we have entered into interest rate swap agreements, represents approximately 37% of our total debt, while our fixed-rate debt is approximately 63% of our total debt.

Interest expense increased by $1,363.8 million in 2008 from 2007 primarily due to increased borrowings in connection with the Acquisition. Also included in interest expense in 2008 is a charge of $104.3 million representing the changes in the fair values of our derivative instruments. Interest expense for 2007 included $45.4 million representing the losses from the changes in the fair values of our interest rate swap agreements. At December 31, 2008, our variable-rate debt, excluding $6,500 million of variable-rate debt for which we have entered into interest rate swap agreements, represented approximately 35.3% of our total debt, while our fixed-rate debt was approximately 64.7% of our total debt.

Gains/(losses) on early extinguishments of debt

In the fourth quarter of 2009, we purchased $948.8 million face value of CMBS Loans for $237.2 million. Pursuant to the terms of the CMBS Amendment, we have agreed to pay lenders selling CMBS Loans during the fourth quarter of 2009 an additional $48.0 million for their loans previously sold to be paid no later than December 31, 2010. This additional liability was recorded as a loss on early extinguishment of debt during the first quarter of 2010.

In June 2010, we purchased $46.6 million face value of CMBS Loans for $22.6 million, recognizing a net gain on the transaction of $23.3 million during the second quarter of 2010. In September 2010, in connection with the amendment, we purchased $123.8 million face value of CMBS Loans for $37.1 million and recognized a pre-tax gain on the transaction of $77.4 million, net of deferred finance charges.

Gains on early extinguishments of debt of $4,965.5 million in the year ended December 31, 2009 represent discounts related to the exchange of certain outstanding debt for new debt in the second quarter, CMBS debt repurchases in the fourth quarter, and purchases of certain of our debt in the open market during 2009. The gains were partially offset by the write-off of market value premiums and unamortized debt issue costs.

Gains on early extinguishments of debt of $742.1 million in 2008 represent discounts related to the exchange of certain debt for new debt and purchases of certain of our debt in connection with an exchange offer in December 2008 and in the open market. The gains were partially offset by the write-off of market value premiums and unamortized deferred financing costs. Losses on early extinguishments of debt in 2007 represent premiums paid and the write-offs of unamortized deferred financing costs. The charges in 2007 were incurred in connection with the retirement of a $120.1 million credit facility of London Clubs.

For additional discussion of extinguishments of debt, refer to note 6 in the notes to our audited consolidated financial statements, included elsewhere in this prospectus.

Other income

Other income for all periods presented included interest income on the cash surrender value of life insurance policies. Other income for 2009 and 2008 included the receipt of insurance proceeds related to our deferred compensation plan. Other income in 2007 included gains on the sales of corporate assets.

As a result of the cancellation of our debt investment in certain predecessor entities of PHW Las Vegas in exchange for the equity of PHW Las Vegas, we recognized a gain of $7.1 million to adjust our investment to reflect the estimated fair value of consideration paid for the acquisition. This gain is reflected in Other income, including interest income, in our statement of operations for the nine months ended September 30, 2010.

Income tax (provision)/benefit

For the nine months ended September 30, 2010, we recorded a tax benefit of $364.5 million on pre-tax loss from continuing operations of $993.8 million, compared with a tax provision of $1,590.8 million on pre-tax income from continuing operations of $2,139.2 million for the nine months ended September 30, 2009.

The benefit recorded for the nine months ended September 30, 2010 was favorably impacted by the tax effects of state tax benefits, the reversal of previously accrued taxes and interest related to a state income tax settlement, a state effective rate change and our deferred tax balances and other discrete items, partially offset by the unfavorable impact of the goodwill impairment charge for which we did not receive a tax benefit.

Income tax expense for the year ended December 31, 2009 is primarily attributable to the tax impact of gains on early extinguishments of debt and the non-deductibility of the impairment charges on goodwill. In 2008, tax benefits were generated by operating losses caused by higher interest expense, partially offset by non-deductible merger costs, international income taxes and state income taxes. Refer to note 11 in the notes to the audited consolidated financial statements as of December 31, 2009, included elsewhere in this prospectus for more information.

Other items

Discontinued operations for 2008 reflects insurance proceeds of $87.3 million, after taxes, representing the final funds received that were in excess of the net book value of the impacted assets and costs and expenses that were reimbursed under our business interruption claims for Grand Casino Gulfport. Discontinued operations for 2007 reflected insurance proceeds of $89.6 million, after taxes, for reimbursements under our business interruption claims related to Harrah’s Lake Charles and Grand Casino Gulfport, both of which were sold in 2006. Pursuant to the terms of the sales agreements, we retained all insurance proceeds related to those properties.

Liquidity and Capital Resources

Cost Savings Initiatives

In light of the severe economic downturn and adverse conditions in the travel and leisure industry generally, we have undertaken a comprehensive cost reduction effort to right-size expenses with business levels. Beginning in August 2008, the program includes organizational restructurings at our corporate and property operations, reduction of employee travel and entertainment expenses, rationalization of our corporate-wide marketing expenses, procurement savings, and headcount reductions at property operations and corporate offices. As of September 30, 2010, approximately $684 million of run-rate savings had been achieved, and approximately $85.6 million of identified estimated cost savings from these initiatives remained to be realized. Since

September 30, 2010, we have identified approximately $129 million of additional anticipated cost savings to be derived primarily from management consolidation and other headcount reductions both at the corporate level and throughout our properties, as well as additional reductions in advertising and marketing spread.

Capital Spending and Development

In addition to the development and expansion projects discussed in “—Regional Operating Results,” we also perform ongoing refurbishment and maintenance at our casino entertainment facilities to maintain our quality standards, and we continue to pursue development and acquisition opportunities for additional casino entertainment facilities that meet our strategic and return on investment criteria. Prior to the receipt of necessary regulatory approvals, the costs of pursuing development projects are expensed as incurred. Construction-related costs incurred after the receipt of necessary approvals are capitalized and depreciated over the estimated useful life of the resulting asset. Project opening costs are expensed as incurred.

Our planned development projects, if they go forward, will require, individually and in the aggregate, significant capital commitments and, if completed, may result in significant additional revenues. The commitment of capital, the timing of completion and the commencement of operations of casino entertainment development projects are contingent upon, among other things, negotiation of final agreements and receipt of approvals from the appropriate political and regulatory bodies. We must also comply with covenants and restrictions set forth in our debt agreements. Cash needed to finance projects currently under development as well as additional projects being pursued is expected to be made available from operating cash flows, established debt programs, joint venture partners, specific project financing, guarantees of third-party debt and additional debt offerings. Our capital spending for the nine months ended September 30, 2010, excluding costs related to the acquisition of Planet Hollywood, totaled $124.6 million. Estimated total capital expenditures for 2010 are expected to be between $175.0 million and $200.0 million.

Capital spending in 2009 totaled approximately $464.5 million. Our capital spending for the combined Predecessor and Successor periods of 2008 totaled approximately $1,307.0 million. Capital spending in 2007 totaled approximately $1,376.7 million, excluding our acquisitions of a golf course in Macau and Bill’s Gamblin’ Hall and Saloon.

Liquidity

We generate substantial cash flows from operating activities, as reflected on the Consolidated Statements of Cash Flows in our audited consolidated financial statements. We use the cash flows generated by our operations to fund debt service, to reinvest in existing properties for both refurbishment and expansion projects and to pursue additional growth opportunities via new development. When necessary, we supplement the cash flows generated by our operations with funds provided by financing activities to balance our cash requirements.

Our ability to fund our operations, pay our debt obligations and fund planned capital expenditures depends, in part, upon economic and other factors that are beyond our control, and disruptions in capital markets and restrictive covenants related to our existing debt could impact our ability to secure additional funds through financing activities. We believe that our cash and cash equivalents balance, our cash flows from operations and the financing sources discussed herein will be sufficient to meet our normal operating requirements during the next twelve months and to fund capital expenditures. In addition, we may consider issuing additional debt in the future to refinance existing debt or to finance specific capital projects. In connection with the Acquisition, we incurred substantial additional debt, which has significantly impacted our financial position.

We cannot assure you that our business will generate sufficient cash flows from operations, or that future borrowings will be available to us, to fund our liquidity needs and pay our indebtedness. If we are unable to meet our liquidity needs or pay our indebtedness when it is due, we may have to reduce or delay refurbishment and expansion projects, reduce expenses, sell assets or attempt to restructure our debt. In addition, we have pledged a significant portion of our assets as collateral under certain of our debt agreements, and if any of those lenders accelerate the repayment of borrowings, there can be no assurance that we will have sufficient assets to repay our indebtedness.

During 2010, in conjunction with filing our 2009 tax return, we implemented several accounting method changes for tax purposes including a method change to deduct currently certain repairs and maintenance expenditures which had been previously capitalized. As a result of the combination of the tax accounting method changes with our net operating loss, we reported a taxable loss for 2009 of $1,248.9 million. Approximately $170.9 million of this loss was carried back to the 2008 tax year to offset federal taxable income recognized and tax payable from that year. In addition, under a new tax law, we elected to extend our loss carryback period. As a result, approximately $630.3 million of the 2009 taxable loss was carried back 2006. We expect to receive an income tax refund of approximately $220.0 million, net of interest due on the 2008 tax payable, in the fourth quarter 2010. Our remaining 2009 federal net operating loss of approximately $447.7 million is available for carryover to future tax years.

Our cash and cash equivalents totaled $1,323.7 million at September 30, 2010 compared to $918.1 million at December 31, 2009 and $650.5 million at December 31, 2008.

The following provides a summary of our cash flows for the year ended December 31, 2009, the Successor period from January 28, 2008 through December 31, 2008, the Predecessor period from January 1, 2008 through January 27, 2008 and the year ended December 31, 2007:

(In millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Combined 2008	Predecessor 2007
Cash provided by operating activities	$220.2	$522.1	$7.2	$529.3	$1,508.8
Capital investments	(464.5)	(1,181.4)	(125.6)	(1,307.0)	(1,376.7)
Payments for business acquisitions	—	—	0.1	0.1	(584.3)
Insurance proceeds for hurricane losses for continuing operations	—	98.1	—	98.1	15.7
Insurance proceeds for hurricane losses for discontinued operations	—	83.3	—	83.3	13.4
Payment for the Acquisition	—	(17,490.2)	—	(17,490.2)	—
Other investing activities	(58.8)	(24.0)	1.4	(22.6)	8.3

Cash used in operating/investing activities	(303.1)	(17,992.1)	(116.9)	(18,109.0)	(414.8)
Cash provided by financing activities	570.7	18,027.0	17.3	18,044.3	236.5
Cash provided by discontinued operations	—	4.7	0.5	5.2	88.7

Net increase/(decrease) in cash and cash equivalents	$267.6	$39.6	$(99.1)	$(59.5)	$(89.6)

The increase in cash and cash equivalents from 2008 to 2009 was due to the scaling back of capital spending and development projects in our investing activities, and due to the net cash impact of our debt related activities. For additional information regarding cash provided by financing activities, refer to the consolidated statement of cash flows in the audited consolidated financial statements as of December 31, 2009, and the unaudited consolidated condensed financial statements as of September 30, 2010, included elsewhere in this prospectus.

Capital Resources

As of September 30, 2010, after consideration of the extensions permitted by the CMBS Amendment and the PHW Las Vegas senior secured loan agreement, the majority of our debt is due in 2015 and beyond. Payments of short-term debt obligations and other commitments are expected to be made from operating cash flows and from borrowings under our established debt programs. We expect to pay long-term obligations through operating cash flows, debt refinancing, joint venture partners or, if necessary, additional debt offerings.

The following table presents our debt as of September 30, 2010 and December 31, 2009:

Detail of Debt (dollars in millions)	Maturity		Rate(s) at Sept. 30, 2010	Face Value at Sept. 30, 2010	Book Value at Sept. 30, 2010	Book Value at Dec. 31, 2009
Credit Facilities and Secured Debt
Term Loans
Term Loans B1-B3	2015		3.50%-3.53%	$5,820.1	$5,820.1	$5,835.3
Term Loan B4	2016		9.5%	992.5	970.1	975.3
Revolving Credit Facility	2014		3.23%-3.75%	—	—	427.0
Senior Secured Notes	2017		11.25%	2,095.0	2,048.4	2,045.2
CMBS Financing	2015	*	3.26%	5,380.9	5,342.9	5,551.2
Second-Priority Senior Secured Notes	2018		12.75%	750.0	741.1	—
Second-Priority Senior Secured Notes	2018		10.0%	4,553.1	2,012.5	1,959.1
Second-Priority Senior Secured Notes	2015		10.0%	214.8	155.6	150.7
Secured debt	2010		6.0%	—	—	25.0
Chester Downs term loan	2016		12.375%	212.8	201.3	217.2
PHW Las Vegas senior secured loan	2015	**	3.12%	551.4	441.0	—
Other, various maturities	Various		4.25%-6.0%	0.9	0.9	—
Subsidiary-guaranteed debt
Senior Notes	2016		10.75%	478.6	478.6	478.6
Senior PIK Toggle Notes	2018		10.75%/11.5%	10.5	10.5	9.4
Unsecured Senior Debt
5.5%	2010		5.5%	—	—	186.9
8.0%	2011		8.0%	—	—	12.5
5.375%	2013		5.375%	125.2	100.0	95.5
7.0%	2013		7.0%	0.6	0.7	0.7
5.625%	2015		5.625%	784.3	564.4	319.5
6.5%	2016		6.5%	568.5	403.6	251.9
5.75%	2017		5.75%	532.2	340.9	151.3
Floating Rate Contingent Convertible Senior Notes	2024		0.51%	0.2	0.2	0.2
Unsecured Senior Subordinated Notes
7.875%	2010		7.875%	—	—	142.5
8.125%	2011		8.125%	—	—	11.4
Other Unsecured Borrowings
5.3% special improvement district bonds	2035		5.3%	67.1	67.1	68.4
Other	Various		Various	11.6	11.6	18.1
Capitalized Lease Obligations
6.42%-9.8%	to 2020		6.42%-9.8%	5.6	5.6	10.2

Total debt				23,155.9	19,717.1	18,943.1
Current portion of long-term debt				(255.1)	(255.1)	(74.3)

Long-term debt				$22,900.8	$19,462.0	$18,868.8

*	We are permitted to extend the maturity of the CMBS Loans from 2013 to 2015, subject to satisfying certain conditions, in connection with the CMBS Amendment.
**	The PHW Las Vegas senior secured loan is subject to extension options moving its maturity from 2011 to 2015, subject to certain conditions.

Book values of debt as of September 30, 2010 are presented net of unamortized discounts of $3,438.9 million and unamortized premiums of $0.1 million. As of December 31, 2009, book values are presented net of unamortized discounts of $3,108.9 million and unamortized premiums of $0.1 million.

Our current maturities of debt include required interim principal payments on each of our Term Loans, our Chester Downs term loan, and the special improvement district bonds.

CMBS Financing and Amendment

In connection with the Acquisition, eight of our properties, Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Showboat Atlantic City, Harrah’s Lake Tahoe, Harveys Lake Tahoe and Bill’s Lake Tahoe and their related assets were spun out of CEOC to Caesars. These properties borrowed $6,500 million under the CMBS Financing. On May 22, 2008, Paris Las Vegas and Harrah’s Laughlin and their related operating assets were spun out of CEOC to Caesars and became property secured under the CMBS Loans, and Harrah’s Lake Tahoe, Harveys Lake Tahoe, Bill’s Lake Tahoe and Showboat Atlantic City were transferred to CEOC from Caesars as contemplated under the debt agreements effective pursuant to the Acquisition. The entities that are borrowers under the CMBS Financing, which we refer to as the CMBS Entities, are currently Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Paris Las Vegas and Harrah’s Laughlin. The CMBS Financing is secured by the assets of the CMBS Entities and certain aspects of the financing are guaranteed by Caesars.

On August 31, 2010, the CMBS Entities executed an agreement with the lenders under our CMBS Financing to amend the terms of our CMBS Financing, or the CMBS Amendment, to, among other things, (i) provide our subsidiaries that are borrowers under the CMBS Loans the right to extend the maturity of the CMBS Loans, subject to certain conditions, by up to two years until February 2015, (ii) amend certain terms of the CMBS Loans with respect to reserve requirements, collateral rights, property release prices and the payment of management fees, (iii) provide for ongoing mandatory offers to repurchase CMBS Loans using excess cash flow from the CMBS entities at discounted prices, (iv) provide for the amortization of the mortgage loan in certain minimum amounts upon the occurrence of certain conditions, and (v) provide for certain limitations with respect to the amount of excess cash flow from the CMBS Entities that may be distributed to us. Any CMBS Loan purchased pursuant to the CMBS Amendment will be canceled.

In the fourth quarter of 2009, we purchased $948.8 million face value of CMBS Loans for $237.2 million. Pursuant to the terms of the CMBS Amendment, we have agreed to pay lenders selling CMBS Loans during the fourth quarter 2009 an additional $48.0 million for their loans previously sold, to be paid no later than December 31, 2010. This additional liability was recorded as a loss on early extinguishment of debt during the first quarter of 2010.

In June 2010, we purchased $46.6 million face value of CMBS Loans for $22.6 million, recognizing a net gain on the transaction of $23.3 million during the second quarter of 2010. In September 2010, in connection with the amendment, we purchased $123.8 million face value of CMBS Loans for $37.1 million, of which $31.0 million was paid at the closing of the CMBS Amendment, and the remainder of which will be paid prior to December 31, 2010. We recognized a pre-tax gain on the transaction of $77.4 million, net of deferred finance charges.

As part of the CMBS Amendment, in order to extend the maturity of the CMBS Loans under the extension option, we will be required to extend our interest rate cap agreement to cover the two years of extended maturity of the CMBS Loans, with a maximum aggregate purchase price for such extended interest rate cap for $5.0 million. We have funded the $5.0 million obligation in connection with the closing of the CMBS Amendment on September 1, 2010. As part of the CMBS Amendment, we have also agreed to purchase $191.3 million face value of CMBS Loans for $95.7 million during fourth quarter 2010.

Issuances and Redemptions

During the second quarter of 2010, CEOC completed the offering of $750.0 million aggregate principal amount of 12.75% second-priority senior secured notes due 2018 and used the proceeds of this offering to redeem or repay the following outstanding debt:

Debt (dollars in millions)	Maturity	Interest Rate	Face Value
5.5% Senior Notes	2010	5.5%	$191.6
8.0% Senior Notes	2011	8.0%	13.2
8.125% Senior Subordinated Notes	2011	8.125%	12.0
Revolving Credit Facility	2014	3.23%-3.25%	525.0

In connection with the retirement of the outstanding senior and senior subordinated notes above, CEOC recorded a pre-tax loss of $4.5 million during the second quarter of 2010.

On June 3, 2010, we announced an agreement under which affiliates of each of Apollo, TPG and Paulson will exchange $1,118.3 million face amount of debt for 15.6 percent of the common equity of Caesars, prior to giving effect to this offering, subject to regulatory approvals and certain other conditions. In connection with the transaction, Apollo, TPG, and Paulson purchased $835.4 million face value of CEOC notes that were held by another subsidiary of Caesars for aggregate consideration of $557.0 million, including accrued interest. The exchange of the debt for equity is expected to be completed in the fourth quarter of 2010 or first quarter of 2011. Any notes exchanged for equity will be held by a subsidiary of Caesars and will remain outstanding for purposes of CEOC.

Credit Agreement and Incremental Facility Amendment. In connection with the Acquisition, CEOC entered into the senior secured credit facilities, or the Credit Facilities. This financing is neither secured nor guaranteed by Caesars’ other direct, wholly owned subsidiaries, including the subsidiaries that own properties that are security for the CMBS Financing.

On June 3, 2009, CEOC entered into an amendment and waiver to its Credit Facilities to, among other things: (i) allow for one or more future issuances of additional secured notes or loans, including the $1,375.0 million and $720.0 million of first lien notes both of which are discussed below; (ii) exclude from the maintenance covenant under its senior secured credit facilities (a) notes secured with a first priority lien on the assets of CEOC and its subsidiaries that secure the senior secured credit facilities that collectively result in up to $2,000.0 million of net proceeds (provided that the aggregate face amount of all such notes shall not collectively exceed $2,200.0 million) and (b) up to $250.0 million aggregate principal amount of consolidated debt of subsidiaries that are not wholly owned subsidiaries; (iii) subject to specified procedures, allow CEOC to buy back loans from individual lenders at negotiated prices, which may be less than par and (iv) subject to the requirement to make such offers on a pro rata basis to all lenders, allow CEOC to agree with certain lenders to extend the maturity of their term loans or revolving commitments, and for CEOC to pay increased interest rates or otherwise modify the terms of their loans or revolving commitments in connection with such an extension.

On June 15, 2009, CEOC issued $1,375.0 million principal amount of 11.25% senior secured notes due 2017. These notes are secured with a first priority lien on the assets of CEOC and the subsidiaries that secure the senior secured credit facilities. Proceeds from this issuance were used to pay a portion of CEOC’s outstanding term loans and revolving loans under its senior secured credit facilities, of which $231.9 million was used to permanently reduce commitments under the revolving credit facility and $832.1 million was used to reduce amounts due on the term loan.

On September 11, 2009, CEOC issued $720.0 million principal amount of additional first lien notes. Proceeds from this issuance were used to pay a portion of CEOC’s outstanding term loans and revolving loans under its senior secured credit facilities, of which $138.1 million was used to permanently reduce commitments under the revolving credit facility and $495.3 million was used to reduce amounts due on the term loan.

On October 22, 2009, CEOC completed cash tender offers for certain of its outstanding debt securities with maturities in 2010 and 2011 (as more fully discussed below). In connection with these tender offers, CEOC borrowed $1,000.0 million of new term loans under its Credit Facilities pursuant to an incremental amendment, or the Incremental Loans. A portion of the net proceeds of the Incremental Loans were used to purchase the notes validly tendered and not validly withdrawn pursuant to the tender offers.

As of September 30, 2010, our Credit Facilities provided for senior secured financing of up to $8,442.6 million, consisting of (i) senior secured term loan facilities in an aggregate principal amount of up to $6,812.6 million with $5,820.1 million maturing on January 20, 2015 and $992.5 million maturing on October 31, 2016, and (ii) a senior secured revolving credit facility in an aggregate principal amount of up to $1,630.0 million, maturing January 28, 2014, including both a letter of credit sub-facility and a swingline loan sub-facility. The Credit Facilities require scheduled quarterly payments of $7.5 million, with the balance due at maturity. A total of $6,812.6 million face amount of borrowings were outstanding under the Credit Facilities as of September 30, 2010, with $120.0 million of the revolving credit facility committed to outstanding letters of credit. After consideration of these borrowings and letters of credit, $1,510.0 million of additional borrowing capacity was available to us under our revolving credit facility as of September 30, 2010.

Exchange Offers, Debt Repurchases and Open Market Purchases. From time to time, we may retire portions of our outstanding debt in open market purchases, privately negotiated transactions or otherwise. These repurchases will be funded through available cash from operations and from our established debt programs. Such repurchases are dependent on prevailing market conditions, our liquidity requirements, contractual restrictions and other factors.

In December 2008, CEOC completed private exchange offers whereby $2,224.0 million, face amount, of CEOC’s debt maturing between 2010 and 2018, was exchanged for new 10.0% Second-Priority Senior Secured Notes with a face value of $214.8 million due 2015 and new 10.0% Second-Priority Senior Secured Notes with a face value of $847.6 million due 2018. Interest on the new notes is payable in cash each June 15 and December 15 until maturity. The Second-Priority Senior Secured Notes are secured by a second priority security interest in substantially all of CEOC’s and its subsidiary’s property and assets that secure the senior secured credit facilities. These liens are junior in priority to the liens on substantially the same collateral securing the senior secured credit facilities.

On April 15, 2009, CEOC completed private exchange offers to exchange $3,648.8 million aggregate principal amount of new 10.0% Second-Priority Senior Secured Notes due 2018 for $5,470.1 million principal amount of its outstanding debt due between 2010 and 2018. The new notes are guaranteed by Caesars and are secured on a second-priority lien basis by substantially all of CEOC’s and its subsidiaries’ assets that secure the senior secured credit facilities. In addition to the exchange offers, a subsidiary of Caesars paid $96.7 million to purchase for cash certain notes of CEOC with an aggregate principal amount of $522.9 million maturing between 2015 and 2017. The notes purchased pursuant to this tender offer remained outstanding for CEOC but reduce Caesars, outstanding debt on a consolidated basis. Additionally, CEOC paid $4.8 million in cash to purchase notes of $24.0 million aggregate principal amount from retail holders that were not eligible to participate in the exchange offers. As a result of the exchange and tender offers, we recorded a pretax gain in the second quarter 2009 of $4,023.0 million arising from this early extinguishment of debt.

On October 22, 2009, CEOC completed cash tender offers for certain of its outstanding debt securities with maturities in 2010 and 2011. CEOC purchased $4.5 million principal amount of its 5.500% senior notes due 2010, $17.2 million principal amount of its 7.875% senior subordinated notes due 2010, $19.6 million principal amount of its 8.000% senior notes due 2011 and $4.2 million principal amount of its 8.125% senior subordinated notes due 2011 for an aggregate consideration of $44.5 million.

During the 2009 fourth quarter, we entered into and completed purchase and sale agreements with certain lenders to acquire CMBS Loans under our CMBS Financing. We purchased $948.8 million face value of our outstanding CMBS Loans for $237.2 million, recognizing a pre-tax gain on the transaction of approximately $688.1 million. As a result of the recent debt repurchase, the total outstanding debt related to CMBS Financing was $5,551.5 million as of December 31, 2009. In connection with the amendment to the CMBS Financing, we purchased $123.8 million of face value of CMBS Loans for $37.1 million in August 2010, which left a balance of $5,380.9 million outstanding on the CMBS Loans. The total outstanding debt related to CMBS Financing will be reduced to $5,189.6 million by December 31, 2010 as a result of additional purchases of certain CMBS Loans by us for an additional payment by us of $95.7 million, as required pursuant to the terms of the CMBS Amendment.

As a result of the receipt of the requisite consent of lenders having loans made under the Senior Unsecured Interim Loan Agreement, or Interim Loan Agreement, representing more than 50% of the sum of all loans outstanding under the Interim Loan Agreement, waivers or amendments of certain provisions of the Interim Loan Agreement to permit CEOC, from time to time, to buy back loans at prices below par from specific lenders in the form of voluntary prepayments of the loans by CEOC on a non-pro rata basis are now operative. Included in the exchanged debt discussed above are $297.0 million of 10.0% Second-Priority Senior Secured Notes that were exchanged for $442.0 million principal amount of loans surrendered in the exchange offer for loans outstanding under the Interim Loan Agreement. As a result of these transactions, all loans outstanding under the Interim Loan Agreement have been retired.

As a result of the 2009 exchange and tender offers, the CMBS Financing repurchases, and purchases of our debt on the open market, we recorded a pre-tax gain in 2009 of $4,965.5 million arising from early extinguishment of debt, comprised as follows:

(In millions)	Year ended Dec. 31, 2009
Face Value of CEOC Open Market Purchases:
5.50% due 7/01/2010	$68.0
7.875% due 3/15/2010	111.5
8.00% due 02/01/2011	37.7
8.125% due 05/15/2011	178.2
5.375% due 12/15/2013	87.2
10.75% due 1/28/2016	265.0

Face Value of Other Caesars Subsidiary Open Market Purchases:
5.625% due 06/01/2015	$138.0
5.750% due 06/01/2017	169.0
6.50% due 06/01/2016	24.0

Total face value of open market purchases	1,078.6
Cash paid for open market purchases	(657.0)

Net cash gain on open market purchases	421.6
Write-off of unamortized discounts and fees	(167.2)
Gain on CMBS repurchases	688.1
Gain on debt exchanges	4,023.0

Aggregate gains on early extinguishments of debt	$4,965.5

Under the American Recovery and Reinvestment Act of 2009, or the ARRA, we will receive temporary federal tax relief under the Delayed Recognition of Cancellation of Debt Income, or CODI, rules. The ARRA contains a provision that allows for a five-year deferral for tax purposes of CODI for debt reacquired in 2009 and 2010, followed by recognition of CODI ratably over the succeeding five years. The provision applies for specified types of repurchases including the acquisition of a debt instrument for cash and the exchange of one debt instrument for another. For state income tax purposes, certain states have conformed to the ARRA and others have not.

Interest and Fees. Borrowings under the Credit Facilities, other than borrowings under the Incremental Loans, bear interest at a rate equal to the then-current LIBOR rate or at a rate equal to the alternate base rate, in each case plus an applicable margin. As of September 30, 2010, the Credit Facilities, other than borrowings under the Incremental Loans, bore interest at LIBOR plus 300 basis points for the term loans and a portion of the revolver loan and 150 basis points over the alternate base rate for the swingline loan and at the alternate base rate plus 200 basis points for the remainder of the revolver loan.

Borrowings under the Incremental Loans bear interest at a rate equal to either the alternate base rate or the greater of (i) the then-current LIBOR rate or (ii) 2.0%; in each case plus an applicable margin. At September 30, 2010, borrowings under the Incremental Loans bore interest at the minimum base rate of 2.0%, plus 750 basis points.

In addition, on a quarterly basis, we are required to pay each lender (i) a commitment fee in respect of any unborrowed amounts under the revolving credit facility and (ii) a letter of credit fee in respect of the aggregate face amount of outstanding letters of credit under the revolving credit facility. As of September 30, 2010, the Credit Facilities bore a commitment fee for unborrowed amounts of 50 basis points.

We make monthly interest payments on our CMBS Financing. Our outstanding notes (secured and unsecured) have semi-annual interest payments, with the majority of those payments on June 15 and December 15.

In July 2008, CEOC made the permitted election under the Indenture governing its 10.75%/11.5% Senior Toggle Notes due 2018 and the Interim Loan Agreement dated January 28, 2008, to pay all interest due on January 28, and February 1, 2009, for the loan in-kind. A similar election was made in January 2009 to pay the interest due August 1, 2009, for the 10.75%/11.5% Senior Toggle Notes due 2018 in-kind, and in March 2009, the election was made to pay the interest due April 28, 2009, on the Interim Loan Agreement in-kind. In connection with the debt exchange detailed below, the Interim Toggle Notes were no longer outstanding. We used the cash savings generated by this election for general corporate purposes, including the early retirement of other debt.

A change in interest rates on variable-rate debt will impact our financial results. For example, assuming a constant outstanding balance for our variable-rate debt for the next twelve months, a hypothetical 1% increase in corresponding interest rates would change interest expense for the twelve months following September 30, 2010 by approximately $62.8 million. At September 30, 2010, the three-month USD LIBOR rate was 0.2914%. A hypothetical reduction of this rate to 0% would decrease interest expense for the next twelve months by approximately $18.3 million. These hypothetical interest amounts exclude interest on the $5,810.1 million of variable-rate debt for which our interest rate swap agreements are designated as hedging instruments for accounting purposes, through the earlier of the expiration of such swap agreements or twelve months. At September 30, 2010, our variable-rate debt, excluding the aforementioned $5,810.1 million of variable-rate debt hedged against interest rate swap agreements, represents approximately 35.2% of our total debt, while our fixed-rate debt is approximately 64.8% of our total debt.

Collateral and Guarantors. CEOC’s Credit Facilities are guaranteed by Caesars, and are secured by a pledge of CEOC’s capital stock, and by substantially all of the existing and future property and assets of CEOC and its material, wholly owned domestic subsidiaries other than unrestricted subsidiaries, including a pledge of the capital stock of CEOC’s material, wholly owned domestic subsidiaries and 65% of the capital stock of the first-tier foreign subsidiaries, in each case subject to exceptions. The following casino properties have mortgages under the Credit Facilities:

Las Vegas	Atlantic City	Louisiana/Mississippi	Iowa/Missouri
Caesars Palace	Bally’s Atlantic City	Harrah’s New Orleans	Harrah’s St. Louis
Bally’s Las Vegas	Caesars Atlantic City	(Hotel only)	Harrah’s Council Bluffs
Imperial Palace	Showboat Atlantic City	Harrah’s Louisiana Downs	Horseshoe Council Bluffs/ Bluffs Run
Bill’s Gamblin’ Hall & Saloon		Horseshoe Bossier City
Harrah’s Tunica
Horseshoe Tunica
Tunica Roadhouse Hotel & Casino

Illinois/Indiana	Other Nevada
Horseshoe Southern Indiana	Harrah’s Reno
Harrah’s Metropolis	Harrah’s Lake Tahoe
Horseshoe Hammond	Harveys Lake Tahoe

Additionally, certain undeveloped land in Las Vegas also is mortgaged.

Restrictive Covenants and Other Matters. The Credit Facilities require compliance on a quarterly basis with a maximum net senior secured first lien debt leverage test. In addition, the Credit Facilities include negative covenants, subject to certain exceptions, restricting or limiting CEOC’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional debt; (ii) create liens on certain assets; (iii) enter into sale and lease-back transactions (iv) make certain investments, loans and advances; (v) consolidate, merge, sell or otherwise dispose of all or any part of its assets or to purchase, lease or otherwise acquire all or any substantial part of assets of any other person; (vi) pay dividends or make distributions or make other restricted payments; (vii) enter into certain transactions with its affiliates; (viii) engage in any business other than the business activity conducted at the closing date of the loan or business activities incidental or related thereto; (ix) amend or modify the articles or certificate of incorporation, by-laws and certain agreements or make certain payments or modifications of indebtedness; and (x) designate or permit the designation of any indebtedness as “Designated Senior Debt.”

Caesars is not bound by any financial or negative covenants contained in CEOC’s credit agreement, other than with respect to the incurrence of liens on and the pledge of its stock of CEOC.

All borrowings under the senior secured revolving credit facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, and the requirement that such borrowing does not reduce the amount of obligations otherwise permitted to be secured under our new senior secured credit facilities without ratably securing the retained notes.

Certain covenants contained in CEOC’s credit agreement require the maintenance of a Senior Secured Leverage Ratio, which is the ratio of senior first priority secured debt to last twelve months adjusted EBITDA of CEOC, as calculated pursuant to the agreement, which differs from the calculation of LTM Adjusted EBITDA presented on page 16 of this prospectus. The June 3, 2009 amendment and waiver to our credit agreement excludes from the Senior Secured Leverage Ratio (a) the $1,375.0 million Original First Lien Notes issued June 15, 2009 and the $720.0 million Additional First Lien Notes issued on September 11, 2009 and (b) up to $250.0 million aggregate principal amount of consolidated debt of subsidiaries that are not wholly owned subsidiaries. Certain covenants contained in CEOC’s credit agreement governing its senior secured credit facilities, the indenture and other agreements governing CEOC’s 10.0% Second-Priority Senior Secured Notes due 2015 and 2018, and our first lien notes restrict our ability to take certain actions such as incurring additional debt or making acquisitions if we are unable to meet adjusted EBITDA to Fixed Charges, senior secured debt to last twelve months adjusted EBITDA and consolidated debt to last twelve months adjusted EBITDA ratios. The covenants that restrict additional indebtedness and the ability to make future acquisitions require a last twelve months adjusted EBITDA to Fixed Charges ratio (measured on a trailing four-quarter basis) of 2.0:1.0, in each case as calculated pursuant to the applicable agreements. Failure to comply with these covenants can result in limiting our long-term growth prospects by hindering our ability to incur future indebtedness or grow through acquisitions.

The indenture governing the 10.75% Senior Notes, 10.75%/11.5% Senior Toggle Notes and the agreements governing the other cash pay debt and payment in kind toggle debt limit CEOC’s and most of its subsidiaries’ ability to among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends or make distributions in respect of our capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) with respect to CEOC only, engage in any business or own any material asset other than all of the equity interest of CEOC so long as certain investors hold a majority of the notes; (vi) create or permit to exist dividend and/or payment restrictions affecting its restricted subsidiaries; (vii) create liens on certain assets to secure debt; (viii) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; (ix) enter into certain transactions with its affiliates; and (x) designate its subsidiaries as unrestricted subsidiaries. Subject to certain exceptions, the indenture governing the notes and the agreements governing the other cash pay debt and PIK toggle debt will permit us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

The CMBS Financing includes negative covenants, subject to certain exceptions, restricting or limiting the ability of the CMBS Entities, to, among other things: (i) incur additional debt; (ii) create liens on assets; (iii) make certain investments, loans and advances; (iv) consolidate, merge, sell or otherwise dispose of all or any part of its assets or to purchase, lease or otherwise acquire all or any substantial part of assets of any other person; (v) enter into certain transactions with its affiliates; (vi) engage in any business other than the ownership of the properties and business activities ancillary thereto; and (vi) amend or modify the articles or certificate of incorporation, by-laws and certain agreements. The CMBS Financing also includes affirmative covenants that require the CMBS Entities to, among other things, maintain the borrowers as “special purpose entities,” maintain certain reserve funds in respect of furniture, fixtures and equipment, taxes, and insurance, and comply with other customary obligations for CMBS real estate financings. In addition, the CMBS Financing obligates the CMBS Entities to apply excess cash flow from the CMBS properties in certain specified manners, depending on the outstanding principal amount of various tranches of the CMBS Loans and other factors. These obligations will limit the amount of excess cash flow from the CMBS Entities that may be distributed to Caesars. For example, the CMBS entities are required to use 100% of excess cash flow to make ongoing mandatory offers on a quarterly basis to purchase CMBS mezzanine loans at discounted prices from the holders thereof. To the extent such offers are accepted, such excess cash flow will need to be so utilized and will not be available for distribution to Caesars. To the extent such offers are not accepted with respect to any fiscal quarter, the amount of excess cash flow that may be distributed to Caesars is limited to 85% of excess cash flow with respect to such quarter. In addition, the CMBS Financing provides that once the aggregate principal amount of the CMBS mezzanine loans is less than or equal to $625.0 million, the mortgage loan will begin to amortize on a quarterly basis in an amount equal to the greater of 100% of excess cash flow for such quarter and $31.25 million. If the CMBS mortgage loan begins to amortize, the excess cash flow from the CMBS Entities will need to be utilized in connection with such amortization and will not be available for distribution to Caesars.

Other Financing Transactions

Harrah’s Chester Secured Loan

During 2009, Chester Downs, a majority-owned subsidiary of CEOC and owner of Harrah’s Chester, entered into an agreement to borrow under a senior secured term loan with a principal amount of $230.0 million and borrowed such amount, net of original issue discount. The proceeds of the term loan were used to pay off intercompany debt due to CEOC and to repurchase equity interests from certain minority partners of Chester Downs. As a result of the purchase of these equity interests, CEOC currently owns approximately 95% of Chester Downs.

On October 28, 2010, Chester Downs, amended its existing senior secured term loan facility to obtain an additional $40.0 million of term loans. The additional loans have substantially the same terms as the existing term loans including with respect to interest rate, maturity and security. The proceeds of the additional loans will be used for general corporate purposes, including the repayment of indebtedness and capital expenditures.

Acquisition of Planet Hollywood

On February 19, 2010, CEOC acquired 100% of the equity interests of PHW Las Vegas, which owns and operates Planet Hollywood. In connection with this transaction, PHW Las Vegas assumed a $554.3 million, face value, senior secured loan, and a subsidiary of CEOC cancelled certain debt issued by PHW Las Vegas’ predecessor entities. The outstanding amount is secured by the assets of PHW Las Vegas, and is non-recourse to our other subsidiaries.

In connection with the transaction and the assumption of debt, PHW Las Vegas entered into the Amended and Restated Loan Agreement with Wells Fargo Bank, N.A., as trustee for The Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-TFL2, or the Lender. PHW Las Vegas is an unrestricted subsidiary of CEOC and therefore not a borrower under CEOC’s Credit Facilities. A subsidiary of CEOC manages the property for PHW Las Vegas for a fee. The maturity date for this loan is December 2011, with two extension options, which, if exercised, would extend maturity until April 2015.

Guaranty

In connection with PHW Las Vegas’ Amended and Restated Loan Agreement, Caesars entered into a Guaranty Agreement for the benefit of Lender pursuant to which Caesars guaranteed to the Lender certain recourse liabilities of PHW Las Vegas. Caesars’ maximum aggregate liability for such recourse liabilities is limited to $30.0 million provided that such recourse liabilities of PHW Las Vegas do not arise from (i) events, acts, or circumstances that are actually committed by, or voluntarily or willfully brought about by Caesars or (ii) event, acts, or circumstances (regardless of the cause of the same) that provide actual benefit (in cash, cash equivalent, or other quantifiable amount) to us to the full extent of the actual benefit received by the Registrant. Pursuant to the Guaranty Agreement, Caesars is required to maintain a net worth or liquid assets of at least $100.0 million.

Prepayments

PHW Las Vegas may, at its option, voluntarily prepay the loan in whole or in part upon twenty days prior written notice to the Lender.

        PHW Las Vegas is required to prepay the loan in (i) the amount of any insurance proceeds received by the Lender for which the Lender is not obligated to make available to PHW Las Vegas for restoration in accordance with the terms of the Amended and Restated Loan Agreement, (ii) the amount of any proceeds received from the operator of the timeshare property adjacent to Planet Hollywood, subject to the limitations set forth in the Amended and Restated Loan Agreement and (iii) the amount of any excess cash remaining after application of the cash management provisions of the Amended and Restated Loan Agreement.

Interest Payments

The amount outstanding under the Amended and Restated Loan Agreement bears interest, payable to third party lenders on a monthly basis, at a rate per annum equal to LIBOR plus 1.533%. Interest only participations of PHW Las Vegas bear interest at a fixed rate equal to $7.3 million per year, payable to a subsidiary of CEOC that owns such participations.

Derivative Instruments

We account for derivative instruments in accordance with Accounting Standards Codification, or ASC, 815 (“Accounting for Derivatives and Hedging Activities”), which requires that all derivative instruments be recognized in the financial statements at fair value. Any changes in fair value are recorded in the statements of operations or in other comprehensive income/(loss), depending upon whether or not the derivative is designated and qualifies for hedge accounting, the type of hedge transaction and the effectiveness of the hedge. The estimated fair values of our derivative instruments are based on market prices obtained from dealer quotes. Such quotes represent the estimated amounts we would receive or pay to terminate the contracts.

Our derivative instruments contain a credit risk that the counterparties may be unable to meet the terms of the agreements. We minimize that risk by evaluating the creditworthiness of our counterparties, which are limited to major banks and financial institutions. Our derivatives are recorded at their fair values, adjusted for the credit rating of the counterparty if the derivative is an asset, or adjusted for the credit rating of Caesars if the derivative is a liability.

Derivative Instruments—Interest Rate Swap Agreements

We use interest rate swaps to manage the mix of our debt between fixed and variable rate instruments. As of September 30, 2010 we had 13 outstanding interest rate swap agreements, three of which have effective dates starting in 2011, subsequent to the expiration of seven of our other swap agreements. As a result of staggering the effective dates, we have a notional amount of $6,500.0 million outstanding through April 25, 2011, and a notional amount of $5,750.0 million outstanding beginning after April 25, 2011. The difference to be paid or received under the terms of the interest rate swap agreements is accrued as interest rates change and recognized as an adjustment to interest expense for the related debt. Changes in the variable interest rates to be paid or received pursuant to the terms of the interest rate swap agreements will have a corresponding effect on future cash flows. The major terms of the interest rate swap agreements as of September 30, 2010 are as follows:

Effective Date	Notional Amount	Fixed Rate Paid	Variable Rate Received as of Sept 30, 2010	Next Reset Date	Maturity Date
	(in millions)
April 25, 2007	$200	4.898%	0.498%	October 26, 2010	April 25, 2011
April 25, 2007	200	4.896%	0.498%	October 26, 2010	April 25, 2011
April 25, 2007	200	4.925%	0.498%	October 26, 2010	April 25, 2011
April 25, 2007	200	4.917%	0.498%	October 26, 2010	April 25, 2011
April 25, 2007	200	4.907%	0.498%	October 26, 2010	April 25, 2011
September 26, 2007	250	4.809%	0.498%	October 26, 2010	April 25, 2011
September 26, 2007	250	4.775%	0.498%	October 26, 2010	April 25, 2011
April 25, 2008	2,000	4.276%	0.498%	October 26, 2010	April 25, 2013
April 25, 2008	2,000	4.263%	0.498%	October 26, 2010	April 25, 2013
April 25, 2008	1,000	4.172%	0.498%	October 26, 2010	April 25, 2012
April 26, 2011	250	1.351%	—	April 26, 2011	January 25, 2015
April 26, 2011	250	1.347%	—	April 26, 2011	January 25, 2015
April 26, 2011	250	1.350%	—	April 26, 2011	January 25, 2015

The variable rate on our interest rate swap agreements did not materially change as a result of the October 26, 2010 reset.

Until October 2009, our effective interest rate swap agreements were designated as cash flow hedging instruments for accounting purposes. During October 2009, we borrowed $1,000.0 million under the Incremental Loans and used a majority of the net proceeds to temporarily repay most of our revolving debt under the Credit Facilities. As a result, we no longer had a sufficient amount of outstanding debt under the same terms as our interest rate swap agreements to support hedge accounting treatment for the full $6,500.0 million in interest rate swaps. Thus, as of September 30, 2009, we removed the cash flow hedge designation for the $1,000.0 million swap agreement, freezing the amount of deferred losses recorded in Accumulated Other Comprehensive Loss associated with this swap agreement, and reducing the total notional amount on interest rate swaps designated as cash flow hedging instruments to $5,500.0 million. Beginning October 1, 2009, we began amortizing deferred losses frozen in Accumulated Other Comprehensive Loss into income over the original remaining term of the hedged forecasted transactions that are still considered to be probable of occurring. For the quarter and nine months ended September 30, 2010, we recorded $2.2 million and $6.5 million, respectively, as an increase to interest expense, and we will record an additional $8.7 million as an increase to interest expense and other comprehensive income over the next twelve months, all related to deferred losses on the $1,000.0 million interest rate swap.

During the fourth quarter of 2009, we re-designated approximately $310.1 million of the $1,000.0 million swap as a cash flow hedging instrument. Also, on September 29, 2010, we entered into three forward interest rate swap agreements for notional amounts totaling $750.0 million that have been designated as cash flow hedging instruments. As a result, at September 30, 2010, $6,560.0 million of our total interest rate swap agreements notional amount of $7,250.0 million remained designated as hedging instruments for accounting purposes. Any future changes in fair value of the portion of the interest rate swap agreement not designated as a hedging instrument will be recognized in interest expense during the period in which the changes in value occur.

Derivative Instruments – Interest Rate Cap Agreements

On January 28, 2008, we entered into an interest rate cap agreement to partially hedge the risk of future increases in the variable rate of the CMBS Financing. The interest rate cap agreement, which was effective January 28, 2008 and terminates February 13, 2013, is for a notional amount of $6,500.0 million at a LIBOR cap rate of 4.5%. The interest rate cap was designated as a cash flow hedging instrument for accounting purposes on May 1, 2008.

On November 30, 2009, June 7, 2010, and September 1, 2010, we purchased and extinguished $948.8 million, $46.6 million, and $123.8 million, respectively, of the CMBS Financing. The hedging relationship between the CMBS Financing and the interest rate cap remained effective subsequent to each debt extinguishment. As a result of the extinguishments, in the fourth quarter 2009, second quarter 2010, and third quarter 2010, we reclassified $12.1 million, $0.6 million, and $1.5 million, respectively, of deferred losses out of Accumulated Other Comprehensive Loss and into interest expense associated with hedges for which the forecasted future transactions are no longer probable of occurring.

On January 31, 2010, we removed the cash flow hedge designation for the $6,500.0 million interest rate cap, freezing the amount of deferred losses recorded in Accumulated Other Comprehensive Loss associated with the interest rate cap. Beginning February 1, 2010, we began amortizing deferred losses frozen in Accumulated Other Comprehensive Loss into income over the original remaining term of the hedge forecasted transactions that are still probable of occurring. For the quarter and nine months ended September 30, 2010, we recorded $6.7 million and $16.2 million, respectively, as an increase to interest expense, and we will record an additional $20.9 million as an increase to interest expense and Accumulated Other Comprehensive Loss over the next twelve months, all related to deferred losses on the interest rate cap. In connection with the extinguishment of $46.6 million of the CMBS Financing, on June 7, 2010, we reclassified $1.0 million of deferred losses recorded in Accumulated Other Comprehensive Loss associated with the interest rate cap into interest expense associated with hedges for which the forecasted transactions are no longer probable of occurring.

On January 31, 2010, we re-designated $4,650.2 million of the interest rate cap as a cash flow hedging instrument for accounting purposes. Any future changes in fair value of the portion of the interest rate cap not designated as a hedging instrument will be recognized in interest expense during the period in which the changes in value occur.

On April 5, 2010, as required under the amended and restated loan agreement, we entered into an interest rate cap agreement to partially hedge the risk of future increases in the variable rate of the PHW Las Vegas senior secured loan.

The interest rate cap agreement is for a notional amount of $554.3 million at a LIBOR cap rate of 5.0%, and matures on December 9, 2011. To give proper consideration to the prepayment requirements of the PHW Las Vegas senior secured loan, we have designated $525.0 million of the $554.3 million notional amount of the interest rate cap as a cash flow hedging instrument for accounting purposes.

Derivative Instruments—Impact on Financial Statements

The following table represents the effect of derivative instruments in the Consolidated Statements of Operations for the nine months ended September 30, 2010 and 2009 for amounts transferred into or out of Accumulated Other Comprehensive Loss:

(Dollars in millions)
	Loss on Derivatives Recognized in OCI (Effective Portion)		Location of (Gain) or Loss Reclassified From Accumulated OCI Into Income (Effective Portion)	Loss Reclassified from Accumulated OCI into Income (Effective Portion)		Location of (Gain) or Loss Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	(Gain) Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)
Cash Flow Hedging Relationships	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009		Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009		Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
Interest rate contracts	$143.0	$54.7	Interest Expense	$23.4	$0.6	Interest Expense	$(55.1)	$—

(Dollars in millions)
Derivatives Not Designated as Hedging Instruments	Location of Loss Recognized in Income on Derivative	Loss Recognized in Income on Derivatives
		Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009
Interest Rate Contracts	Interest Expense	$10.8	$—

The following table represents the effect of derivative instruments in the Consolidated Statements of Operations for the year ended December 31, 2009 and the period from January 28, 2008 through December 31, 2008:

(Dollars in millions)
	(Gain) or Loss on Derivatives Recognized in OCI (Effective Portion)		Location of Loss Reclassified From Accumulated OCI Into Income (Effective Portion)	Loss Reclassified from Accumulated OCI into Income (Effective Portion)		Location of (Gain) or Loss Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	(Gain) or Loss Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)
Cash Flow Hedging Relationships	2009	Jan. 28 through Dec. 31, 2008		2009	Jan. 28 through Dec. 31, 2008		2009	Jan. 28 through Dec. 31, 2008
Interest rate contracts	$20.9	$158.8	Interest Expense	$15.1	$0.8	Interest Expense	$(7.6)	$104.3

(Dollars in millions)	Location of (Gain) or Loss Recognized in Income on Derivative	(Gain) or Loss Recognized in Income on Derivatives
Derivatives Not Designated as Hedging Instruments		2009	Jan. 28 through Dec. 31, 2008
Interest Rate Contracts	Interest Expense	$(7.6)	$116.0

In addition to the impact on interest expense from amounts reclassified from Accumulated Other Comprehensive Loss, the difference to be paid or received under the terms of the interest rate swap agreements is recognized as interest expense and is paid quarterly. This cash settlement portion of the interest rate swap agreements increased interest expense for the nine months ended September 30, 2010 and 2009 by $199.3 million and $147.6 million, respectively.

Guarantees of Third-Party Debt and Other Obligations and Commitments

The tables below summarize our contractual obligations and other commitments as of September 30, 2010, after giving effect to the Private Placement and this offering.

(In millions)	Payments Due by Period
Contractual Obligations(a)	Total	Oct. 1, 2010 through Dec. 31, 2010	2011 through 2012	2013 through 2014	Thereafter
Debt, face value(b)	$22,032.0	$213.6	$98.4	$223.4	$21,496.6
Capital lease obligations	5.6	4.5	1.1	—	—
Estimated interest payments(c)	9,685.2	429.8	3,208.8	2,870.4	3,176.2
Operating lease obligations	2,226.6	25.2	151.4	126.0	1,924.0
Purchase order obligations	53.0	53.0	—	—	—
Guaranteed payments to State of Louisiana	29.8	15.0	14.8	—	—
Community reinvestment	86.7	1.6	12.1	12.0	61.0
Construction commitments	37.3	37.3	—	—	—
Entertainment obligations	96.1	14.1	62.0	20.0	—
Other contractual obligations	592.5	33.4	141.4	100.8	316.9

	$34,844.8	$827.5	$3,690.0	$3,352.6	$26,974.7

(a)	In addition to the contractual obligations disclosed in this table, we have unrecognized tax benefits that, based on uncertainties associated with the items, we are unable to make reasonably reliable estimates of the period of potential cash settlements, if any, with taxing authorities. See note 9 to our unaudited consolidated condensed financial statements as of September 30, 2010 included elsewhere in this prospectus.
(b)	Payments consider extended maturities of the CMBS Loans from 2013 to 2015 and the PHW Las Vegas senior secured loan from 2011 to 2015.
(c)	Estimated interest for variable rate debt is based on rates at September 30, 2010. Estimated interest includes the estimated impact of our interest rate swap and interest rate cap agreements.

(Dollars in millions)	Commitment Amounts Per Year
Other Commitments	Total Amounts Committed	Oct. 1, 2010 through Dec. 31, 2010	2011 through 2012	2013 through 2014	Thereafter
Letters of credit	$120.0	$120.0	$—	$—	$—
Minimum payments to tribes	20.4	3.5	14.6	2.3	—

The agreements pursuant to which we manage casinos on Indian lands contain provisions required by law that provide that a minimum monthly payment be made to the tribe. That obligation has priority over scheduled repayments of borrowings for development costs and over the management fee earned and paid to the manager. In the event that insufficient cash flow is generated by the operations to fund this payment, we must pay the shortfall to the tribe. Subject to certain limitations as to time, such advances, if any, would be repaid to us in future periods in which operations generate cash flow in excess of the required minimum payment. These commitments will terminate upon the occurrence of certain defined events, including termination of the management contract. Our aggregate monthly commitment for the minimum guaranteed payments pursuant to the contracts for the three managed Indian-owned facilities now open, which extend for periods of up to 51 months from September 30, 2010, is $1.2 million. Each of these casinos currently generates sufficient cash flows to cover all of its obligations, including its debt service.

Debt Covenant Compliance

Certain covenants contained in the credit agreement governing our senior secured credit facilities and the CEOC indenture and other agreements governing our senior notes, first lien notes and second lien notes (i) require the maintenance of a senior secured debt to last twelve months adjusted EBITDA ratio and (ii) restrict our ability to take certain actions such as incurring certain kinds of additional debt such as new debt security issuances or making acquisitions if we are unable to meet adjusted EBITDA to Fixed Charges, senior secured debt to last twelve months adjusted EBITDA and consolidated debt to last twelve months adjusted EBITDA ratios, in each case calculated pursuant to the applicable agreements. Failure to comply with these covenants can result in limiting our long-term growth prospects by hindering our ability to incur certain kinds of future indebtedness or grow through acquisitions. Although these covenants do restrict our ability to incur certain kinds of indebtedness, our indentures and senior secured credit facilities contain carve-outs for the incurrence of indebtedness such as revolving credit borrowings under our senior secured credit facilities, refinancing indebtedness and other debt required to maintain our day-to-day operations. We believe that CEOC is currently in compliance with all of its debt maintenance covenants.

Competitive Pressures

The gaming industry is highly competitive and our competitors vary considerably in size, quality of facilities, number of operations, brand identities, marketing and growth strategies, financial strength and capabilities, level of amenities, management talent and geographic diversity. We also compete with other non-gaming resorts and vacation areas, and with various other entertainment businesses. Our competitors in each market may have substantially greater financial, marketing and other resources than we do and there can be no assurance that they will not in the future engage in aggressive pricing action to compete with us. Although we believe we are currently able to compete effectively in each of the various markets in which we participate, we cannot make assurances that we will be able to continue to do so or that we will be capable of maintaining or further increasing our current market share. Our failure to compete successfully in our various markets could adversely affect our business, financial condition, results of operations and cash flow.

In recent years, many casino operators have been reinvesting in existing markets to attract new customers or to gain market share, thereby increasing competition in those markets. As companies have completed expansion projects, supply has typically grown at a faster pace than demand in some markets and competition has increased significantly. The expansion of existing casino entertainment properties, the increase in the number of properties and the aggressive marketing strategies of many of our competitors have increased competition in many markets in which we operate, and this intense competition is expected to continue. These competitive pressures have affected, and are expected to continue to adversely affect, our financial performance in certain markets.

Several states and Indian tribes are also considering enabling the development and operation of casinos or casino-like operations in their jurisdictions.

Although, historically, the short-term effect of such competitive developments on us generally has been negative, we are not able to determine the long-term impact, whether favorable or unfavorable, that development and expansion trends and events will have on current or future markets. We also cannot determine the long-term impact of the financial crisis on the economy, and casinos specifically. In the short-term, the current financial crisis has stalled or delayed some of our capital projects, as well as those of many of our competitors. In addition, our substantial indebtedness could limit our flexibility in planning for, or reacting to, changes in our operations or business and restrict us from developing new gaming facilities, introducing new technologies or exploiting business opportunities, all of which could place us at a competitive disadvantage. We believe that the geographic diversity of our operations; our focus on multi-market customer relationships; our service training, our rewards and customer loyalty programs; and our continuing efforts to establish our brands as premier brands upon which we have built strong customer loyalty have well-positioned us to face the challenges present within our industry. We utilize the unique capabilities of WINet, a sophisticated nationwide customer database, and Total Rewards, a nationwide loyalty program that allows our customers to earn complimentary items and other benefits for playing at our casinos. We believe these sophisticated marketing tools provide us with competitive advantages, particularly with players who visit more than one market.

Significant Accounting Policies and Estimates

We prepare our consolidated condensed financial statements in conformity with GAAP. Certain of our accounting policies, including the estimated lives assigned to our assets, the determination of bad debt, asset impairment, fair value of guarantees and self-insurance reserves, the purchase price allocations made in connection with our acquisitions/merger and the calculation of our income tax liabilities, require that we apply significant judgment in defining the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. Our judgments are based on our historical experience, terms of existing contracts, observance of trends in the industry, information provided by our customers and information available from other outside sources, as appropriate. Actual results may differ from our estimates. For a discussion of our significant accounting policies and estimates, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the notes to our audited consolidated financial statements included elsewhere in this prospectus. Significant changes to our accounting policies and any new accounting pronouncements are further discussed in note 2, “Recently Issued Accounting Pronouncements,” to our unaudited consolidated condensed financial statements as of September 30, 2010 included elsewhere in this prospectus.

We consider accounting estimates to be critical accounting policies when:

•	the estimates involve matters that are highly uncertain at the time the accounting estimate is made; and

•	different estimates or changes to estimates could have a material impact on the reported financial position, changes in financial position, or results of operations.

When more than one accounting principle, or method of its application, is generally accepted, we select the principle or method that we consider to be the most appropriate when given the specific circumstances. Application of these accounting principles requires us to make estimates about the future resolution of existing uncertainties. Estimates are typically based upon historical experience, current trends, contractual documentation, and other information, as appropriate. Due to the inherent uncertainty involving estimates, actual results reported in the future may differ from those estimates. In preparing these financial statements, we have made our best estimates and judgments of the amounts and disclosures included in the financial statements, giving regard to materiality. The following summarizes our critical accounting policies.

Property and Equipment

We have significant capital invested in our property and equipment, which represents approximately 62% of our total assets. Judgments are made in determining the estimated useful lives of assets, salvage values to be assigned to assets and if or when an asset has been impaired. The accuracy of these estimates affects the amount of depreciation expense recognized in our financial results and whether we have a gain or loss on the disposal of an asset. We assign lives to our assets based on our standard policy, which is established by management as representative of the useful life of each category of asset. We review the carrying value of our property and equipment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. The factors considered by management in performing this assessment include current operating results, trends and prospects, as well as the effect of obsolescence, demand, competition and other economic factors. In estimating expected future cash flows for determining whether an asset is impaired, assets are grouped at the operating unit level, which for most of our assets is the individual casino.

Goodwill and Other Intangible Assets

The purchase price of an acquisition is allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. We determine the estimated fair values after review and consideration of relevant information including discounted cash flows, quoted market prices and estimates made by management. To the extent the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired and liabilities assumed, such excess is allocated to goodwill.

During the fourth quarter of each year, we perform annual assessments for impairment of goodwill and other intangible assets that are not subject to amortization as of September 30. We perform assessments for impairment of goodwill and other intangible assets more frequently if impairment indicators exist. Due to the relative impact of weak economic conditions on certain properties, we performed interim assessments of goodwill and certain intangible assets for impairment during the first nine months of 2010 and 2009. These interim assessments resulted in impairment charges of $144.0 million and $1,625.7 million recorded during the nine months ended September 30, 2010 and 2009, respectively. These impairment charges were primarily a result of adjustments to our long-term operating plan as a result of the current economic climate.

Our 2008 analysis reflected factors impacted by then-current market conditions, including lower valuation multiples for gaming assets, higher discount rates resulting from turmoil in the credit markets and the completion of our 2009 budget and forecasting process, and indicated that our goodwill and other non-amortizing intangible assets were impaired; therefore, an impairment charge of $5,489.6 million was recorded in fourth quarter 2008.

We determine estimated fair value of a reporting unit as a function, or multiple, of EBITDA combined with estimated future cash flows discounted at rates commensurate with our capital structure and the prevailing borrowing rates within the casino industry in general. We determine the estimated fair values of our intangible assets by using the relief from royalty method under the income approach. After consideration of the impairment charges recorded in 2009 and 2008, we had $8,408.2 million in goodwill and other intangible assets in our consolidated balance sheet at December 31, 2009 as compared to $10,210.1 million at December 31, 2008.

The annual evaluation of goodwill and other non-amortizing intangible assets requires the use of estimates about future operating results, valuation multiples and discount rates of each reporting unit to determine their estimated fair value. Changes in these assumptions can materially affect these estimates. Thus, to the extent the economy continues to deteriorate during 2010, discount rates increase significantly, or we do not meet our projected performance, we could have additional impairment to record within our 2010 financial statements, and such impairments could be material. This is especially true for our Las Vegas region which had a significant portion of our remaining goodwill as of December 31, 2009. In accordance with GAAP, once an impairment of goodwill or other intangible asset has been recorded, it cannot be reversed.

Total Rewards Point Liability Program

Our customer loyalty program, Total Rewards, offers incentives to customers who gamble at certain of our casinos throughout the United States. Under the program, customers are able to accumulate, or bank, reward credits over time that they may redeem at their discretion under the terms of the program. The reward credit balance will be forfeited if the customer does not earn a reward credit over the prior six-month period. As a result of the ability of the customer to bank the reward credits, we accrue the expense of reward credits, after consideration of estimated forfeitures, or breakage, as they are earned. The value of the cost to provide reward credits is expensed as the reward credits are earned and is included in casino expense on our consolidated statements of operations. To arrive at the estimated cost associated with reward credits, estimates and assumptions are made regarding incremental marginal costs of the benefits, breakage rates and the mix of goods and services for which reward credits will be redeemed. We use historical data to assist in the determination of estimated accruals. At September 30, 2010, December 31, 2009 and December 31, 2008, $53.1 million, $53.2 million and $64.7 million, respectively, were accrued for the cost of anticipated Total Rewards credit redemptions.

In addition to reward credits, customers at certain of our properties can earn points based on play that are redeemable in cash, or cash-back points. In 2007, certain of our properties introduced a modification to the cash-back program whereby points are redeemable in playable credits at slot machines where, after one play-through, the credits can be cashed out. We accrue the cost of cash-back points and the modified program, after consideration of estimated breakage, as they are earned. The cost is recorded as contra-revenue and included in casino promotional allowances on our consolidated statements of operations. At September 30, 2010, December 31, 2009 and December 31, 2008, the liability related to outstanding cash-back points, which is based on historical redemption activity, was $1.0 million, $2.8 million and $9.3 million, respectively.

Allowance for Doubtful Accounts

We reserve an estimated amount for receivables that may not be collected. Methodologies for estimating allowance for doubtful accounts range from specific reserves to various percentages applied to aged receivables. Historical collection rates are considered, as are customer relationships, in determining specific reserves. At September 30, 2010, December 31, 2009 and December 31, 2008, we had $215.6 million, $207.1 million and $201.4 million, respectively, in our allowance for doubtful accounts. As with many estimates, management must make judgments about potential actions by third parties in establishing and evaluating our reserves for allowance for doubtful accounts.

Self-Insurance Accruals

We are self-insured up to certain limits for costs associated with general liability, workers’ compensation and employee health coverage. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of actuarial estimates of incurred but not reported claims. At September 30, 2010, December 31, 2009 and December 31, 2008, we had total self-insurance accruals reflected in our consolidated balance sheets of $229.9 million, $209.6 million and $213.0 million, respectively. In estimating these costs, we consider historical loss experience and make judgments about the expected levels of costs per claim. We also rely on consultants to assist in the determination of estimated accruals. These claims are accounted for based on actuarial estimates of the undiscounted claims, including those claims incurred but not reported. We believe the use of actuarial methods to account for these liabilities provides a consistent and effective way to measure these highly judgmental accruals; however, changes in health care costs, accident frequency and severity and other factors can materially affect the estimate for these liabilities. We continually monitor the potential for changes in estimates, evaluate our insurance accruals and adjust our recorded provisions.

Income Taxes

We are subject to income taxes in the United States, both federal and state, and numerous foreign jurisdictions in which we operate. We record income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the expected future tax consequences of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carryforwards. ASC 740 requires a reduction of the carrying amounts of deferred tax assets by a valuation allowance if, based on the available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed periodically based on the ASC 740 “more likely than not” realization threshold. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carryforward periods, our experience with operating loss and tax credit carryforwards not expiring unused, and tax planning alternatives.

The effect on the income tax provision and deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. We have previously provided a valuation allowance on foreign tax credits, certain foreign and state net operating losses, or NOLs, and other deferred foreign and state tax assets. U.S. tax rules require us to allocate a portion of our total interest expense to our foreign operations for purposes of determining allowable foreign tax credits. Consequently, this decrease to taxable income from foreign operations results in a diminution of the foreign taxes available as a tax credit. Certain foreign and state NOLs and other deferred foreign and state tax assets were not deemed realizable because they are attributable to subsidiaries that are not expected to produce future earnings. Other than these exceptions, we are unaware of any circumstances that would cause the remaining deferred tax assets to not be realizable. Further, a portion of the valuation allowance against state NOLs was removed as a result of operations and debt activity in the year ended December 31, 2009.

We adopted the directives of ASC 740 regarding uncertain income tax positions on January 1, 2007. We classify reserves for tax uncertainties within “Accrued expenses” and “Deferred credits and other” in our consolidated condensed balance sheets, separate from any related income tax payable or deferred income taxes. In accordance with ASC 740’s directives regarding uncertain tax positions, reserve amounts relate to any potential income tax liabilities resulting from uncertain tax positions, as well as potential interest or penalties associated with those liabilities.

We file income tax returns, including returns for our subsidiaries, with federal, state, and foreign jurisdictions. We are under regular and recurring audit by the Internal Revenue Service, or IRS, on open tax positions, and it is possible that the amount of the liability for unrecognized tax benefits could change during the next twelve months. As a result of the expiration of the statue of limitations and closure of IRS audits, our 2004 and 2005 federal income tax years were closed during the year ended December 31, 2009. The IRS audit of our 2006 federal income tax year also concluded during the year ended December 31, 2009. The IRS audit of our 2007 federal income tax year concluded during the quarter ended March 31, 2010. The IRS audit of our 2008 federal income tax year concluded during the quarter ended June 30, 2010. During the quarter ended June 30, 2010, we submitted a protest to the IRS Appeals office regarding several issues from the 2008 IRS audit. We do not believe that it is reasonably possible that these issues will be settled in the next twelve months.

We are also subject to exam by various state and foreign tax authorities. Tax years prior to 2005 are generally closed for foreign and state income tax purposes as the statutes of limitations have lapsed. However, various subsidiaries are still capable of being examined by the New Jersey Division of Taxation for tax years beginning with 1999 due to our execution of New Jersey statute of limitation extensions.

Derivative Instruments

We account for derivative instruments in accordance with ASC 815, which requires that all derivative instruments be recognized in the financial statements at fair value. Any changes in fair value are recorded in the statements of operations or in other comprehensive income/(loss) within the equity section of the balance sheets, depending upon whether or not the derivative is designated and qualifies for hedge accounting, the type of hedge transaction and the effectiveness of the hedge. The estimated fair values of our derivative instruments are based on market prices obtained from dealer quotes. Such quotes represent the estimated amounts we would receive or pay to terminate the contracts.

Our derivative instruments contain a credit risk that the counterparties may be unable to meet the terms of the agreements. We minimize that risk by evaluating the creditworthiness of our counterparties, which are limited to major banks and financial institutions. Our derivatives are recorded at their fair values, adjusted for the credit rating of the counterparty if the derivative is an asset, or adjusted for the credit rating of the Company if the derivative is a liability.

Recently Issued and Proposed Accounting Standards

For discussions of the adoption and potential impacts of recently issued accounting standards, refer to note 2 in the notes to the audited consolidated financial statements as of December 31, 2009, or note 2 in the notes to our unaudited consolidated condensed financial statements as of September 30, 2010 included elsewhere in this prospectus.

Quantitative and Qualitative Disclosure About Market Risk

Market risk is the risk of loss arising from adverse changes in market rates and prices, such as interest rates, foreign currency exchange rates and commodity prices. Our primary exposure to market risk is interest rate risk associated with our debt. We attempt to limit our exposure to interest rate risk by managing the mix of our debt between fixed-rate and variable-rate obligations. Of our $19,717.1 million of total debt at September 30, 2010, $6,945.2 million, excluding $5,810.1 million of variable rate debt for which we have entered into interest rate swap agreements, was subject to variable interest rates. To manage our interest rate risk, we have entered into interest rate swap agreements with respect to LIBOR borrowings for a notional amount of $6,500.0 million of this variable rate debt, all of which fix the floating rates of interest to fixed rates. In addition to the swap agreements, we entered into an interest rate cap agreement for a notional amount of $6,500.0 million at a LIBOR cap rate of 4.5% and an interest rate cap agreement for a notional amount of $554.3 million at a LIBOR cap rate of 5.0%. Assuming a constant outstanding balance for our variable rate debt for the next twelve months, a hypothetical 1% increase in interest rates would increase interest expense for the next twelve months by approximately $62.8 million. At September 30, 2010, the three-month USD LIBOR rate was 0.2914%. A hypothetical reduction of this rate to 0% would decrease interest expense for the next twelve months by approximately $18.3 million.

We use interest rate swaps to manage the mix of our debt between fixed and variable rate instruments. We do not purchase or hold any derivative financial instruments for trading purposes.

The table below provides information as of September 30, 2010, about our financial instruments that are sensitive to changes in interest rates, including debt obligations and interest rate swaps. For debt obligations, the table presents principal cash flows and related weighted average interest rates by maturity dates. Principal amounts are used to calculate the payments to be exchanged under the related agreement(s) and weighted average variable rates are based on implied forward rates in the yield curve as of September 30, 2010.

(Dollars in millions)	2010	2011	2012	2013	2014	Thereafter	Total	FMV
Liabilities
Long-term debt
Fixed rate	$13.8	$40.6	$38.9	$164.6	$38.8	$15,913.7	$16,210.4	$13,702.0	(1)
Average interest rate	7.6%	7.3%	7.5%	5.9%	7.5%	7.5%	7.4%
Variable rate	$204.3	$10.0	$10.0	$10.0	$10.0	$6,701.2	$6,945.5	$6,168.9	(1)
Average interest rate	3.4%	9.4%	9.4%	9.4%	9.4%	4.1%	4.1%

	$218.1	$50.6	$48.9	$174.6	$48.8	$22,614.9	$23,155.9

Interest Rate Derivatives
Interest rate swaps(2)
Variable to Fixed	$—	$1,500.0	$1,000.0	$4,000.0	$—	$750.0	$7,250.0	$(418.1)
Average pay rate	4.4%	4.1%	3.8%	3.2%	1.3%	1.3%	3.8%
Average receive rate	0.6%	0.6%	1.1%	1.6%	2.3%	2.4%	1.0%
Interest rate cap	$—	$554.3	$—	$6,500.0	$—	$—	$7,054.3	$1.3

(1)	The fair values are based on the borrowing rates currently available for debt instruments with similar terms and maturities and market quotes of our publicly traded debt.
(2)	On September 29, 2010, we entered into three interest rate swap agreements for notional amounts totaling $750.0 million. The swaps have an effective date of April 26, 2011 and terminate on January 25, 2015. The average pay rate is 1.35% and the average receive rate is based on one-month LIBOR.

As of September 30, 2010, December 31, 2009 and December 31, 2008, our long-term variable rate debt reflects borrowings under our senior secured credit facilities provided to us by a consortium of banks with a total capacity of $8,442.6 million, $8,465.0 million and $9,196.0 million, respectively. The interest rates charged on borrowings under these facilities are a function of LIBOR and prime rate. As such, the interest rates charged to us for borrowings under the facilities are subject to change as LIBOR changes.

Foreign currency translation gains and losses were not material to our results of operations for the nine months ended September 30, 2010 and 2009, the year ended December 31, 2009, the Successor period from January 28, 2008 through December 31, 2008, the Predecessor period from January 1, 2008 through January 27, 2008, and the Predecessor year ended December 31, 2007. Our only material ownership interests in businesses in foreign countries are London Clubs, Macau Orient Golf and an approximate 95% ownership of a casino in Uruguay. Therefore, we have not been subject to material foreign currency exchange rate risk from the effects that exchange rate movements of foreign currencies would have on our future operating results or cash flows.

From time to time, we hold investments in various available-for-sale equity securities; however, our exposure to price risk arising from the ownership of these investments is not material to our consolidated financial position, results of operations or cash flows.

INDUSTRY

Introduction

Based on 2009 reported gaming revenues, we estimate the size of the global casino gaming industry in major gaming markets worldwide to be approximately $100 billion. Revenues in the United States are split among commercial casinos (including racetrack casinos) and tribal casinos at $31 billion and $27 billion, respectively. Domestic casino gaming revenues had steadily grown on an annualized basis to $34.1 billion in 2007 until the last three years when, during the global economic recession, they contracted to $30.7 billion in 2009.

Source: 2010 AGA Survey of Casino Entertainment

For the nine months ended September 30, 2010, as compared to the prior year period, discretionary spending has increased in sectors such as amusement parks, retail sales, lodging and cruise lines, while gaming revenues have actually decreased slightly. As such, there remains significant upside potential in gaming revenues as compared to other discretionary consumer sectors.

The following key trends are currently affecting the gaming industry:

Expansion of existing and new jurisdictions. Domestically, several states are in the process of either expanding existing gaming offerings or legalizing gaming activities where they are currently illegal. These locations are generally regional in nature and should increase overall gaming spending and open up new opportunities for ownership and management of casinos. For example, Pennsylvania recently expanded gaming by allowing table games and in Ohio a voter referendum in November 2009 amended the state constitution to allow casinos in four cities. Internationally, there are numerous countries that are in the process of legalizing or liberalizing the rules under which gaming activities can be undertaken as the economy recovers.

Limited supply expansion in established gaming markets. We estimate there will be limited supply introduced into established markets in the foreseeable future, in part due to a lack of available construction financing and the limited number of available licenses in certain jurisdictions. The lack of additional supply being introduced should lead to increased revenues and profits among established enterprises.

Favorable travel industry trends. Our industry is heavily dependent upon both the leisure and business traveler. The trends in both of these areas have turned positive over the past few quarters, as evidenced by increasing hotel occupancy, visitor counts and convention space booking.

Continuing legalization of online gaming. Online gaming is currently only legal in a limited number of jurisdictions, but additional jurisdictions, including the United States, are considering legalizing online gaming. Prior to the Unlawful Internet Gambling Enforcement Act being passed in 2006, published reports estimate that the United States online poker industry generated $1.5 billion in revenues. A recent H2 Gaming Capital study anticipates that the global online gaming market will grow to $36 billion in revenues by 2012.

United States

Casino gambling was first legalized in the U.S. by the State of Nevada in 1931. Since then, the industry has grown to 443 commercial casinos in 13 states with over $30.7 billion of gross gaming revenue, according to the American Gaming Association, or AGA. Additionally, according to the AGA, the relatively recent development of Tribal gaming establishments has created another 456 gaming operations across 29 states. According to Casino City’s North American Gaming Almanac, there are over 680,000 slots and 26,000 table games (including poker) in the U.S., including Tribal casinos.

Historically, the U.S. gaming industry was predominately located in two cities, Las Vegas, NV and Atlantic City, NJ. In 2009, the Las Vegas Strip and Atlantic City generated approximately $9.5 billion of revenue and accounted for approximately 31% of the total commercial casino revenues in the U.S. However, as casinos have gained more recognition as a key source of entertainment, jobs, and income, and as the demand for gaming has increased, there has been an increased proliferation of gaming in other regional markets. The following chart shows total revenues in the top 10 casino markets in the U.S. for 2009:

Source: 2010 AGA Survey of Casino Entertainment

Las Vegas

Las Vegas is the largest and most prominent gaming market in the U.S. with 182 licensed casinos, 127,800 nonrestricted slot machines, 4,470 licensed tables and $8.8 billion of gaming revenue in 2009 for Clark County. Las Vegas’ 148,940 hotel rooms consistently exhibit occupancy rates in the 80% – 90% range and are home to 18 of the 25 largest hotels in the world. During the past 10-15 years, Las Vegas has successfully focused on attracting more than just gamblers as operators have invested in non-gaming amenities. As a result, Las Vegas has become one of the nation’s most popular convention center destinations and draws travelers attracted to the city’s fine dining, shopping, and entertainment, as well as the gaming facilities. The city drew 37.5 million and 36.4 million visitors in 2008 and 2009, respectively.

For most of its history, Las Vegas effectively illustrated a supply-generated market dynamic. Each new wave of mega-resort openings leading up to the recent recession has expanded the Las Vegas market in terms of visitation and total revenues. Between 1970 and 2007, visitor volumes have increased at a faster pace than the Las Vegas room supply. This in turn generated room demand and led to consistently strong occupancy rates. In addition, the average length of stay and amount spent per trip has increased as Las Vegas has evolved from a one-dimensional casino town into a diversified destination-resort market. Prior to the recent recession, the Las Vegas market has shown consistent growth over the long term, both in terms of visitation and expenditures, and has exhibited one of the highest hotel occupancy rates of any major market in the U.S. According to the Las Vegas Convention and Visitors Authority, the number of visitors traveling to Las Vegas increased significantly over the last 19 years, from 21.0 million visitors in 1990 to a peak of 39.2 million visitors in 2007 before declining due to the recent economic downturn. Over this period, Las Vegas hotel room inventory has been highly correlated with visitation. Below is a chart showing Las Vegas hotel room inventory and visitation over that period and a chart comparing Las Vegas occupancy with that of other major U.S. markets.

Source: Las Vegas Convention and Visitors Authority

Source: State visitor associations

The development and expansion of mega-resorts along the Strip has been a primary generator of the recent visitation growth in the market. As the Strip has continued to evolve there has been a substantial shift in revenue mix, with an increased focus on non-gaming amenities. Industry analysts believe that there are three primary influences for this shift in recent years:

(1)	newer, larger and more diverse resorts

(2)	greater focus on the convention market and

(3)	new marketing campaigns targeting a broader customer base.

As the total room inventory in Las Vegas has grown via the increasing presence of mega-resorts, there has been a corresponding impact in non-gaming revenues. According to Nevada State Gaming Control Board—Nevada Gaming Abstract, while gaming revenues have continued to grow in terms of absolute dollars, from $2.3 billion in 1990 to $5.5 billion in 2009 (4.7% compound annual growth rate, or CAGR), the percentage of total Strip casino-hotel resort revenues represented by gaming (casino) has declined substantially over the past 17 years, from 58% of total revenues in 1990 to just 39% in 2009.

Las Vegas continues to be an intensely competitive market with continued increases in new development and expansions. In April 2005, Wynn Resorts opened the first new resort on the Strip since 1999. Along with Wynn’s opening, several other competitors have recently opened new resorts or made announcements of their planned capital expenditures in the area. In early 2008, the Las Vegas Sands opened an adjacent property to the Venetian Resort and Casino, named the Palazzo. Wynn Resorts also completed a new property adjacent to Wynn Las Vegas, called Encore, which opened in late 2008. In December 2009, MGM Resorts International opened CityCenter, a multi-use property on 67 acres of land on the Strip between Bellagio and Monte Carlo. Deutsche Bank is scheduled to open the Cosmopolitan, a new hotel-casino situated between the Bellagio and CityCenter, in December 2010. Consistent with these trends, we are investing capital in the Las Vegas market to further bolster our leading market position. In particular, the LINQ expansion will dramatically improve our food and beverage and retail offerings as well as further solidifying our leading position on the premier corner of the Strip.

In the nine months ended September 30, 2010, there has been some improvement across a number of key measures in Las Vegas, including gaming revenue, revenue per available room, visitor volume, total room nights occupied, ADR, convention attendance and average daily auto traffic. However, the current state of the national economy has affected the bottom line of Nevada casinos. In 2009, gaming revenues decreased as customers cut their discretionary spending, in some cases, dramatically. A company’s vulnerability will be determined by the duration and depth of the economic downturn.

Atlantic City

Atlantic City first legalized gaming in 1976 and is now the second largest gaming market in the U.S. Home to 11 casinos and over 30,000 slots, the Atlantic City market benefits from attractive demographics with 42 million adults within a 300 mile radius. 2009 brought 30.4 million visitors, according to the South Jersey Transportation Authority.

Atlantic City gaming revenues rose steadily since the introduction of gaming in New Jersey to a peak of $5.2 billion in 2006. Growth from 2001 to 2006 in the Atlantic City market can be attributed primarily to the expansion of select properties (Tropicana, Bally’s) and the opening of the Borgata Hotel, Casino and Spa. The Borgata, a joint venture between Boyd Gaming Corporation and MGM Resorts International, opened in July 2003, in Atlantic City’s Marina District. The Borgata was the first casino to open in Atlantic City since April 1990.

Due to the introduction of competitive gaming options in the northeast region of the U.S. and the recent global economic recession, Atlantic City gaming revenues have fallen to $3.9 billion as of 2009. Several recent trends have negatively impacted Atlantic City properties. In 2004, Pennsylvania passed legislation to legalize slot machines at seven horse racing tracks, five independent slot parlors and two resort slot parlors. At least four of these facilities are expected to be in the greater Philadelphia area. Currently, ten facilities have opened in Pennsylvania with the balance expected to open after 2009. Movements are underway to legalize slot machines at the New Jersey Meadowlands. Additionally, Atlantic City enacted a partial smoking ban on April 15, 2007. Revenues have been impacted in the periods following the enactment, in some cases, dramatically. Competition from Pennsylvania and New York, and the national economy, severely affected the Atlantic City market in 2008 and continued through 2010. We expect the recent declines in Atlantic City to stabilize as gaming expansion in the Mid-Atlantic region slows, and the Atlantic City Partnership, with the support of the New Jersey state government, is focusing on four key areas to encourage future growth in the city: safety, marketing, regulatory reform and the Community Redevelopment Investment Act.

Regional Markets

Regional markets have become increasingly popular with both casino operators and customers. Casinos are choosing to invest more capital in these regions as capital expenditure requirements are low relative to other major markets and several major markets have already been largely penetrated. Customers are visiting these locations more often due to both their close proximity and as an alternative form of entertainment. Additionally, an increasing number of states have been taking a more liberal approach to legalizing casinos as gaming has become a mainstream form of leisure entertainment with the potential to generate significant tax revenues. States with regional commercial gaming properties include Colorado, Illinois, Indiana, Iowa, Louisiana, Maryland, Michigan, Mississippi, Missouri, Pennsylvania, South Dakota, West Virginia, Delaware, Florida and New York.

In the nine months ended September 30, 2010, regional markets have stabilized or are improving as job losses and housing declines moderated, minimal new competition has emerged and customer spend and visits stabilized.

Many regional casinos directly compete with Tribal gaming properties. Tribal gaming began with the Indian Gaming Regulatory Act of 1988, which permitted states to authorize tribes to operate casinos on Indian reservations. Recently many tribes have built Las Vegas style casinos, with high-class accommodations and different forms of entertainment, such as concerts, as a way to entice younger people to their casinos.

International Markets

International gaming growth is expected to continue. Macau is located on the Southeast coast of China to the western bank of the Pearl River Delta. Macau gaming revenue has grown from $2.8 billion in 2000 to $14.9 billion in 2009. The rapid pace of new casino growth in Macau should benefit casino operators who hold concessions, as well as gaming equipment suppliers. Other major international gaming markets include Australia, New Zealand, Malaysia, Singapore, Great Britain and South Africa.

BUSINESS

Overview

We are the world’s largest casino entertainment provider, as measured by net revenues and individual casinos, and the most geographically diverse U.S. casino operator. Our business is primarily conducted through a wholly owned subsidiary, Caesars Entertainment Operating Company, Inc., or CEOC, although certain material properties are not owned by CEOC. As of September 30, 2010, we owned, operated or managed, through various subsidiaries, 52 casinos in 12 U.S. states and seven countries. The vast majority of these casinos operate in the United States and England, primarily under the Caesars, Harrah’s and Horseshoe brand names in the United States. Our casino entertainment facilities include 33 land-based casinos, 12 riverboat or dockside casinos, three managed casinos on Indian lands in the United States, one managed casino in Canada, one casino combined with a greyhound racetrack, one casino combined with a thoroughbred racetrack and one casino combined with a harness racetrack. Our 33 land-based casinos include one in Uruguay, nine in England, one in Scotland, two in Egypt and one in South Africa. As of September 30, 2010, our facilities had an aggregate of approximately three million square feet of gaming space and approximately 42,000 hotel rooms. Our industry-leading customer loyalty program, Total Rewards, has over 40 million members. We use the Total Rewards system to market promotions and to generate customer play when they travel among our markets in the United States and Canada. In addition, we own an online gaming business, providing for real money casino, bingo and poker games in the United Kingdom and play for fun offerings in other jurisdictions. We intend to offer real money online casino and poker gaming in legally compliant jurisdictions going forward. We also own and operate the World Series of Poker tournament and brand.

We derive the majority of our revenues and Property EBITDA from gaming sources. However, we also generate significant revenues and Property EBITDA from other sources such as lodging, food, beverage, and entertainment.

On January 28, 2008, Caesars was acquired by affiliates of the Sponsors in an all-cash transaction valued at approximately $30.7 billion. Holders of Caesars stock received $90.00 in cash for each outstanding share of common stock.

Description of Business

We have established a rich history of industry leading growth and expansion since we commenced casino operations in 1937. We own or manage casino entertainment facilities in more areas throughout the United States than any other participant in the casino industry. In addition to casinos, our facilities typically include hotel and convention space, restaurants and non-gaming entertainment facilities. Set forth below are our net revenues and Property EBITDA by region for the twelve months ended September 30, 2010:

LTM Revenue September 30, 2010	Property EBITDA LTM September 30, 2010

In southern Nevada, Harrah’s Las Vegas, Rio All-Suite Hotel & Casino, Caesars Palace, Bally’s Las Vegas, Flamingo Las Vegas, Paris Las Vegas, Imperial Palace Hotel & Casino, Bill’s Gamblin’ Hall & Saloon and Hot Spot Oasis are located in Las Vegas, and draw customers from throughout the United States. On February 19, 2010, we acquired the Planet Hollywood in Las Vegas. Harrah’s Laughlin is located near both the Arizona and California borders and draws customers primarily from the southern California and Phoenix metropolitan areas and, to a lesser extent, from throughout the U.S. via charter aircraft.

In northern Nevada, Harrah’s Lake Tahoe, Harveys Resort & Casino and Bill’s Casino are located near Lake Tahoe and Harrah’s Reno is located in downtown Reno. These facilities draw customers primarily from northern California, the Pacific Northwest and Canada. On January 4, 2010, we closed Bill’s Casino and we sold the property on February 26, 2010.

Our Atlantic City casinos, Harrah’s Resort Atlantic City, Showboat Atlantic City, Caesars Atlantic City and Bally’s Atlantic City, draw customers primarily from the Philadelphia metropolitan area, New York and New Jersey.

Harrah’s Chester is a combination harness racetrack and casino located approximately six miles south of Philadelphia International Airport which draws customers primarily from the Philadelphia metropolitan area and Delaware. In June 2009, we acquired an additional interest in this property and we now have a 95 percent ownership interest in this property.

Our Chicagoland dockside casinos, Harrah’s Joliet in Joliet, Illinois, and Horseshoe Hammond in Hammond, Indiana, draw customers primarily from the greater Chicago metropolitan area. In southern Indiana, we own Horseshoe Southern Indiana (formerly Caesars Indiana), a dockside casino complex located in Elizabeth, Indiana, which draws customers primarily from northern Kentucky, including the Louisville metropolitan area, and southern Indiana, including Indianapolis.

In Louisiana, we own Harrah’s New Orleans, a land-based casino located in downtown New Orleans, which attracts customers primarily from the New Orleans metropolitan area. In northwest Louisiana, Horseshoe Bossier City, a dockside casino, and Harrah’s Louisiana Downs, a thoroughbred racetrack with slot machines, located in Bossier City, cater to customers in northwestern Louisiana and east Texas, including the Dallas/Fort Worth metropolitan area.

On the Mississippi gulf coast, we own the Grand Casino Biloxi, located in Biloxi, Mississippi, which caters to customers in southern Mississippi, southern Alabama and northern Florida.

Harrah’s North Kansas City and Harrah’s St. Louis, both dockside casinos, draw customers from the Kansas City and St. Louis metropolitan areas, respectively. Harrah’s Metropolis is a dockside casino located in Metropolis, Illinois, on the Ohio River, drawing customers from southern Illinois, western Kentucky and central Tennessee.

Horseshoe Tunica, Harrah’s Tunica and Tunica Roadhouse Hotel & Casino (formerly Sheraton Casino & Hotel Tunica), dockside casino complexes located in Tunica, Mississippi, are approximately 30 miles from Memphis, Tennessee and draw customers primarily from the Memphis area.

Horseshoe Casino and Bluffs Run Greyhound Park, a land-based casino and pari-mutuel facility, and Harrah’s Council Bluffs Casino & Hotel, a dockside casino facility, are located in Council Bluffs, Iowa, across the Missouri River from Omaha, Nebraska. At Horseshoe Casino and Bluffs Run Greyhound Park, we own the assets other than gaming equipment, and lease these assets to the Iowa West Racing Association, or IWRA, a nonprofit corporation, and we manage the facility for the IWRA under a management agreement expiring in October 2024. Iowa law requires that a qualified nonprofit corporation hold Bluffs Run’s gaming and pari-mutuel licenses and own its gaming equipment. The license to operate Harrah’s Council Bluffs Casino & Hotel is held jointly with IWRA, the qualified sponsoring organization. The Sponsorship and Operations Agreement between IWRA and us terminates on December 31, 2015, subject to our option to extend the term of the agreement for three succeeding three year terms, provided we are not in default.

Caesars Windsor, located in Windsor, Ontario, draws customers primarily from the Detroit metropolitan area and the Conrad Resort & Casino located in Punta Del Este, Uruguay, draws customers primarily from Argentina and Uruguay.

As part of the acquisition of London Clubs in December 2006, we own or manage four casinos in London: the Sportsman, the Golden Nugget, the Rendezvous, and The Casino at the Empire. We ceased managing Fifty in November 2009 when the facility closed. Our casinos in London draw customers primarily from the London metropolitan area as well as international visitors. We also own Alea Nottingham, Alea Glasgow, Alea Leeds, Manchester235, Rendezvous Brighton and Rendezvous Southend-on-Sea in the provinces of the United Kingdom, which primarily draw customers from their local areas. Pursuant to a concession agreement, we also operate two casinos in Cairo, Egypt: The London Club Cairo (which is located at the Ramses Hilton) and Caesars Cairo, which draw customers primarily from other countries in the Middle East. Emerald Safari, located in the province of Gauteng in South Africa, draws customers primarily from South Africa.

We also earn fees through our management of three casinos for Indian tribes:

•

Harrah’s Phoenix Ak-Chin, located near Phoenix, Arizona, which we manage for the Ak-Chin Indian Community under a management agreement that expires in December 2014. Harrah’s Phoenix Ak-Chin draws customers from the Phoenix metropolitan area;

•

Harrah’s Cherokee Casino and Hotel, which we manage for the Eastern Band of Cherokee Indians on their reservation in Cherokee, North Carolina under a management contract that expires in November 2011. Harrah’s Cherokee draws customers from eastern Tennessee, western North Carolina, northern Georgia and South Carolina; and

•

Harrah’s Rincon Casino and Resort, located near San Diego, California, which we manage for the Rincon San Luiseno Band of Mission Indians under a management agreement that expires in November 2013. Harrah’s Rincon draws customers from the San Diego metropolitan area and Orange County, California.

We own and operate Bluegrass Downs, a harness racetrack located in Paducah, Kentucky, Thistledown Racetrack, a thoroughbred racing facility in Cleveland, Ohio, and own a one-half interest in Turfway Park LLC, which is the owner of the Turfway Park thoroughbred racetrack in Boone County, Kentucky. Turfway Park LLC owns a minority interest in Kentucky Downs LLC, which is the owner of the Kentucky Downs racetrack located in Simpson County, Kentucky. We did not own or operate Thistledown Racetrack until July 28, 2010.

We also own and operate the World Series of Poker tournaments, and we license trademarks for a variety of products and businesses related to this brand. We also have real money online gaming operations in the United Kingdom, and offer online play-for-fun poker applications to residents in most countries in the world, including the United States.

We also own Macau Orient Golf located on a 175 acre site on the Cotai strip in Macau.

Additional information about our casino entertainment properties is set forth below in “Properties.”

We were incorporated on November 2, 1989 in Delaware, and prior to such date operated under predecessor companies. Our principal executive offices are located at One Caesars Palace Drive, Las Vegas, Nevada 89109, telephone (702) 407-6000. Until January 28, 2008, our common stock was traded on the NYSE under the symbol “HET.” Subject to the approval of our listing application, our common stock will trade under the symbol “CZR” on the Nasdaq Global Select market upon consummation of this offering.

Our Competitive Strengths

We attribute our operating success and historical industry outperformance to the following key strengths that differentiate us from our competition:

Industry’s largest operator with leading market positions in numerous jurisdictions. We are the world’s largest gaming company (as measured by net revenues and individual casinos) and the most geographically diverse U.S. casino operator. As of September 30, 2010, we owned, managed or operated 52 casinos in 12 U.S. states and seven countries. In addition, our casino properties operate as market leaders, having the #1 or #2 market share, based on revenue, in almost every major U.S. gaming market, including Las Vegas, the largest gaming market in the U.S. We use our scale and market leading position, in combination with our proprietary marketing technology and customer loyalty programs, to foster revenue growth and encourage repeat business.

Superior business model based on nationwide customer database and loyalty program. Our strategy is to generate same store gaming revenue growth and cross-market play through superior marketing and technological capabilities in combination with our nationwide casino network. One result of these capabilities is that most of our financial results have outperformed our competitors in the markets where we operate. The systems that we use to generate our same store gaming revenue growth and cross-market play consist of proprietary tools including Total Rewards and the WINet database. We believe these marketing tools, coupled with the industry’s broadest geographic reach, provide us with a significant competitive advantage that enables us to efficiently market our products to a large and recurring customer base, and generate profitable revenue growth.

Portfolio of the most highly recognized brand names in the gaming industry. We own, operate or manage casinos that bear many of the most highly recognized brand names in the gaming industry, including Caesars, Harrah’s, Horseshoe, Rio, Paris, Bally’s, Flamingo and Planet Hollywood. We also own the Total Rewards loyalty program and the World Series of Poker brand. Many of these brands have a strong identity and enjoy widespread customer recognition. This diverse collection of brands allows us to appeal to a wide range of customer preferences and capture multiple visits through our ability to offer differentiated gaming experiences. In casino brand awareness studies, our key brands consistently achieve higher rates of recognition overall, as compared to our competitors.

Leading innovator in the gaming industry. We have a proven record of innovation, including revolutionizing our industry’s approach to marketing with the introduction of our Total Rewards loyalty program in 1997 and applying this program nationwide and across multiple brands. We believe that our industry will continue to evolve into additional areas of gaming and entertainment, including online gaming, and we have expended resources designed to put us on the forefront of these areas. We are the only U.S. land-based casino company that owns an online gaming business. In addition, we are exploring additional online entertainment offerings that capitalize on our recognized brand names, particularly our World Series of Poker and Caesars brands. We believe that we are better positioned than our competitors to take advantage of new opportunities in the gaming industry due to our history of innovation, strong brand names and current online business, and we plan to continue to invest in developing areas of the gaming industry.

Long-dated capital structure with no near-term maturities and significant liquidity. Recent capital market transactions have improved our liquidity and maturity profile and have better positioned us to grow and create value. These transactions have included two debt-for-debt exchange offers, tender offers, open market repurchases, the issuance of new first and second lien notes and an amendment to our CMBS Financing, including a two-year maturity extension, subject to certain conditions. Through these transactions, we have reduced the amount of our debt maturing through the remainder of 2010 and 2011 from $1,503.0 million to zero and the amount of our term debt maturing from 2010 through 2014 from $8,507.0 million to $125.8 million. These debt maturities assume that we will exercise extension options on the CMBS Financing and on $551.4 million of Planet Hollywood debt, moving its maturity from December 2011 to April 2015. Further, these transactions have enhanced our liquidity. We have also reduced our annual interest expense through these transactions by approximately $105 million as of September 30, 2010. After taking into account the Private

Placement, this offering and the amendment to the CMBS Loans, as of September 30, 2010, we had $1.6 billion of cash on hand and $1.5 billion available under our revolving credit facility. With minimal near-term maturities representing a percentage of our total debt that is significantly less than that of almost all of our competitors and significant liquidity, we believe that we are well positioned to capitalize on growth opportunities and any potential rebound in the broader economy.

Experienced and highly motivated management team with proven track record. Our management team, led by CEO Gary Loveman, has built Caesars into an industry leader by geographically diversifying our operations and introducing technology-based tools to loyalty programs. A former associate professor at the Harvard University Graduate School of Business Administration, Mr. Loveman joined us as Chief Operating Officer in 1998 and drew on his extensive background in retail marketing and service-management to enhance Total Rewards. Mr. Loveman has been named “Best CEO” in the gaming and lodging industry by Institutional Investor magazine four times. In addition, our senior management operations team has an average of 26 years of industry experience. Other senior management team members possess significant experience in government and a variety of consumer industries. In addition, a significant portion of our management team’s compensation is in the form of equity and stock options, the value of which depends on our overall results and motivates our senior management to focus on maximizing our long-term earnings and equity value.

Our Business Strategy

Leverage our unique scale and proprietary loyalty programs to generate superior revenue growth and fair share. We plan to continue to aggressively leverage our nationwide distribution platform and superior marketing and technological capabilities to generate same store gaming revenue growth and cross-market play. Our Total Rewards and WINet systems include over 40 million program members with 158% growth in tracked players since 2000. Through these systems, we promote cross-market play and target our efforts and marketing expenditures on areas and customer segments that generate the highest return. This system, coupled with our footprint in the U.S., enables us to profitably stimulate substantial cross-market play, which is defined as gaming win from a given customer out of his or her dominant or home market. We offer a unique value proposition to loyal players whereby they get the best service and product in their local market, and as a reward for their loyalty, they get especially attentive and customized services in our destination markets. This two-part value proposition is unique to us and an important source of our competitive advantage. For example, a number of financial measures have improved significantly at our Planet Hollywood property since we acquired it earlier this year, in large part due to our cross-market play. Cross market play represents 65% and 56% of the gross gaming revenues we generate in Las Vegas and Atlantic City, respectively. The data that we collect indicates that individual customers play more with Caesars when they visit multiple properties, either during the same trip or on different occasions. Our wins per position at both destination and regional markets, as well as in our local markets, were significantly higher than the industry average in those markets for the first eight-months of 2010. Our extensive historical knowledge and refined decision modeling procedures enable us to distribute best practices to ensure our marketing expenditures are being used to their utmost efficiency. Given our historical investments in information technology and our broad geographic footprint, we believe we have a competitive advantage with regards to stimulating this type of cross market play.

Continue to evolve our integrated marketing programs to maximize returns and maintain our competitive advantage. We have established a marketing organization that is designed to adhere to the scientific method of test and control, which we believe is the optimal approach to continued advancement and innovation. The structure and procedures embedded in our organization enable individual creativity to flourish while simultaneously ensuring impartial evaluations and the rapid transfer of best practices. The evolution of our structure has enabled us to respond more quickly to changes in customer elasticity and to have confidence in our approach with respect to our offers and incentives.

Maximize our core business profitability upon a rebound in net revenues. We operate businesses that have inherently low variable costs such that positive change in revenues should drive relatively large improvements in

EBITDA. A key determinant of hotel revenues is the ADR that is charged. Increases in ADR would drive nearly a dollar for dollar improvement in EBITDA and on our room base of 42,000 rooms, we anticipate that a $5 increase in ADR on an annual basis would equate to an improvement to annual EBITDA of approximately $64 million. Our average system-wide ADR was $109 in 2007, compared to $86 during the last twelve months ended September 30, 2010. Likewise, we anticipate that a $5 improvement per rated customer gaming trip would equate to an improvement to annual EBITDA of approximately $99 million, and a $5 improvement per unrated customer gaming trip would equate to an improvement to annual EBITDA of approximately $77 million. Average spending per rated customer gaming trip declined from $191 in 2007 to $158 during the last twelve months ended September 30, 2010. While we use 2007 as a measurement for our financial performance and the gaming industry in general, we may not attain those financial levels in the near term, or at all.

In addition to the inherently high variable margin nature of our businesses, we have and will continue to dedicate significant efforts towards positioning our business and cost structure to ensure we generate the maximum incremental profitability when core industry revenue growth returns. We have implemented a $700 million cost savings program pursuant to which we achieved approximately $684 million of run-rate savings through September 30, 2010 and approximately $550 million of permanent cost reductions. Over the last several years, our management team has instituted operational concepts, such as LEAN service operations, Kaizens, and dynamic volume based scheduling, with the intention to ensure we are operating at consistently high efficiency rates. Additionally, we consolidated activities, rationalized our marketing efforts, and drove procurement efficiencies. Moreover, we have achieved these cost savings while maintaining consistent customer satisfaction levels since the cost savings initiatives were implemented. As of September 30, 2010, approximately $85.6 million of identified estimated cost savings from these initiatives remained to be realized. Since September 30, 2010, we have identified approximately $129 million of additional anticipated cost savings to be derived primarily from management consolidation and other head count reductions both at the corporate level and throughout our properties, as well as additional reductions in advertising and marketing spend. When revenue trends improve, we anticipate that our margins will improve compared to our previous periods of similar revenue levels due to the combination of our significantly reduced cost structure and generally high margins. However, this trend may not continue and our margins may not improve at all. See “Risk Factors.”

Pursue opportunistic domestic acquisitions and development opportunities. We believe our brand portfolio and recognition, coupled with the power of the Total Rewards loyalty program uniquely positions us to capitalize on expansion into underdeveloped regional markets or to pursue opportunistic acquisitions of distressed assets. We believe our operating expertise and network synergies enable us to create value above and beyond what other operators can provide. Our geographically broad-based experience gives us a superior understanding of a property’s revenue potential and enables us to be the optimal partner or purchaser for select assets. For example, in August 2010, we reached a non-binding agreement in principle with Rock Gaming, LLC to jointly own and develop, and for us to manage, two casinos to be built in Cleveland and Cincinnati. We believe there will be expansion opportunities in newly created U.S. regional markets due to continued legalization of gaming in new jurisdictions. Additionally, in October 2010, we executed a term sheet pursuant to which we may acquire a minority interest in Philadelphia Entertainment and Development Partners, L.P., the holder of a license to develop and operate a casino project in Philadelphia, Pennsylvania; we would be primarily responsible for design and development of the project and enter into a management agreement to manage the project upon opening. Completion of these transactions is subject to a number of conditions, including, without limitation, the negotiation of definitive documentation, receipt of required regulatory approvals, receipt of acceptable financing, and other terms and conditions. Further, we believe that due to the continued global economic downturn, there will be opportunities to acquire assets at attractive valuations, such as our recent acquisition of Planet Hollywood, due to the fragmented nature of our industry and the benefits inherent in our scale.

Pursue opportunities to further expand into international markets. We currently own, operate or manage 15 casino properties in international gaming markets across Europe, North America, South America and Africa. In addition, in Asia, we own 175 acres of prime real estate on the Cotai strip in Macau. We believe that we remain well-positioned for international gaming growth and legalization in Asia and Europe and will continue to evaluate opportunities to own, operate or manage international casinos. Our Caesars brand remains the most recognized casino brand in the world, and we plan to leverage the power of this brand as we expand into international markets.

Continue to grow our online business. Our globally recognized World Series of Poker and Caesars brands and our strong online gaming management team position us to take advantage of opportunities in the global online gaming market and to continue to develop the infrastructure to support larger scale real money online gaming as it becomes legalized and licensed in new jurisdictions. In late 2009, we launched our real money WSOP and Caesars-branded poker, bingo and casino online sites in the United Kingdom. As part of our online strategy, we will continue to expand our online real money gaming offerings in legally compliant jurisdictions and offer for fun online gaming options in other jurisdictions. In addition, we will continue to expand our WSOP tournaments to international jurisdictions where we believe there is a likelihood of legalization of online gaming. We believe that the expansion of online gaming offerings will benefit our land-based portfolio due to further brand enhancement, customer acquisition in new channels, and marketing arrangements including incorporating our Total Rewards and cash-back for points programs into our online gaming sites.

We believe that additional jurisdictions will legalize online gaming due to consumer demand, a broader understanding of the need to regulate the industry and to generate income through taxes on gaming revenue. As such, we support of efforts to regulate the online gaming industry to ensure that consumers are protected. We believe that the potential for online gaming is substantial and believe that we will command, at a minimum, our fair share in any legal jurisdiction. A recent H2 Gaming Capital study projects that the global online gaming market will grow to $36 billion in revenues by 2012. We believe that the largest opportunity in online gaming in the near term is the legalization of online poker in the United States.

We plan to proliferate the WSOP brand, and to acquire customers across a number of interactive channels. We continue to be among the leaders in iTunes app downloads with over three million downloads to date. In July 2010, we entered into an agreement with Playdom, Inc. to re-launch their existing online poker game on Facebook and other social networks under the World Series of Poker brand. Also, in July 2010, HIE launched a play money site, accessible through WSOP.com, which allows players to learn and play poker for fun and to win seats at the WSOP land-based events. Therefore, by combining the smartphone, internet download and social network platforms, HIE is positioned to leverage its brand and offline assets to build a database of users which should reasonably be in the millions of players.

Sales and Marketing

We believe that our distribution system of casino entertainment facilities provides us the ability to generate play by our customers when they travel among markets, which we refer to as cross-market play. In addition, we have several critical multi-property markets like Las Vegas, Atlantic City and Tunica, and we have seen increased revenue from customers visiting multiple properties in the same market. We believe our industry-leading customer loyalty program, Total Rewards, in conjunction with this distribution system, allows us to capture a growing share of our customers’ gaming budget and compete more effectively.

Our Total Rewards program is structured in tiers, providing customers an incentive to consolidate their play at our casinos. Total Rewards customers are able to earn Tier Credits and Reward Credits and redeem those credits at substantially all of our casino entertainment facilities located in the U.S. and Canada for on-property entertainment expenses. Total Rewards members can also earn Tier Credits and Reward Credits for non-gaming purchases at our facilities. Depending on their level of play with us in a calendar year, customers may be designated as either Gold, Platinum, Diamond, or Seven Stars customers. Customers who do not participate in Total Rewards are encouraged to join, and those with a Total Rewards card are encouraged to consolidate their play through targeted promotional offers and rewards.

We have developed a database containing information for our customers and aspects of their casino gaming play. We use this information for marketing promotions, including through direct mail campaigns and the use of electronic mail and our website.

Patents and Trademarks

The development of intellectual property is part of our overall business strategy, and we regard our intellectual property to be an important element of our success. While our business as a whole is not substantially dependent on any one patent or combination of several of our patents or other intellectual property, we seek to establish and maintain our proprietary rights in our business operations and technology through the use of patents, copyrights, trademarks and trade secret laws. We file applications for and obtain patents, copyrights and trademarks in the United States and in foreign countries where we believe filing for such protection is appropriate. We also seek to maintain our trade secrets and confidential information by nondisclosure policies and through the use of appropriate confidentiality agreements. We have obtained thirty-two patents in the United States and ten patents in other countries. Our U.S. patents have patent terms that variously expire between 2011 and 2021.

We have not applied for patents or the registration of all of our technology or trademarks, as the case may be, and may not be successful in obtaining the patents and trademarks that we have applied for. Despite our efforts to protect our proprietary rights, parties may infringe our patents and use information that we regard as proprietary and our rights may be invalidated or unenforceable. The laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States. In addition, others may be able independently to develop substantially equivalent intellectual property.

We hold the following trademarks used in this document: Harrah’s®, Caesars®, Grand CasinoSM, Bally’s®, Flamingo®, Paris®, Caesars Palace®, Rio®, Showboat®, Bill’s®, Harveys®, Total Rewards®, Bluffs Run®, Louisiana Downs®, Reward Credits®, Horseshoe®, Seven Stars®, Tunica RoadhouseSM and World Series of Poker®. Trademark rights are perpetual provided that the mark remains in use by us. In addition, we hold trademark licenses for Planet Hollywood® used in connection with the Planet Hollywood Resort & Casino in Las Vegas, NV, which will expire on February 19, 2045, and for Imperial Palace used in connection with the Imperial Palace Las Vegas hotel and casino, which will expire on December 23, 2012. We consider all of these marks, and the associated name recognition, to be valuable to our business.

Competition

We own, operate or manage land-based, dockside, riverboat and Indian casino facilities in most U.S. casino entertainment jurisdictions. We also own, operate or manage properties in Canada, the provinces of the United Kingdom, South Africa, Egypt and Uruguay. We compete with numerous casinos and casino hotels of varying quality and size in the market areas where our properties are located. We also compete with other non-gaming resorts and vacation areas, and with various other entertainment businesses. The casino entertainment business is characterized by competitors that vary considerably by their size, quality of facilities, number of operations, brand identities, marketing and growth strategies, financial strength and capabilities, level of amenities, management talent and geographic diversity.

In most markets, we compete directly with other casino facilities operating in the immediate and surrounding market areas. In some markets, we face competition from nearby markets in addition to direct competition within our market areas.

In recent years, with fewer new markets opening for development, competition in existing markets has intensified. Many casino operators, including us, have invested in expanding existing facilities, developing new facilities, and acquiring established facilities in existing markets, such as our acquisition of Caesars Entertainment, Inc. in 2005 and our renovated and expanded facility in Hammond, Indiana. This expansion of existing casino entertainment properties, the increase in the number of properties and the aggressive marketing strategies of many of our competitors has increased competition in many markets in which we compete, and this intense competition can be expected to continue.

The expansion of casino entertainment into new markets, such as the expansion of tribal casino opportunities in New York and California and the approval of gaming facilities in Pennsylvania and Florida present competitive issues for us which have had a negative impact on our financial results.

The casino entertainment industry is also subject to political and regulatory uncertainty. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Consolidated Operating Results” and “—Regional Operating Results.”

Developments and Acquisitions

Las Vegas. In July 2007, we announced plans for an expansion and renovation of Caesars Palace Las Vegas. We announced that we will defer completion of the planned 660-room hotel tower due to current economic conditions impacting the Las Vegas tourism sector, and it is currently scheduled to open in 2013. We completed other aspects of the project in 2009 as planned, including the mid-summer 2009 opening of an additional 110,000 square feet of meeting and convention space, three 10,000 square foot villas and an expanded pool and garden area. The total capital expenditures for the project, excluding the costs to complete the deferred rooms, was approximately $648.2 million.

On February 19, 2010, we completed the acquisition of the Planet Hollywood Resort and Casino located in Las Vegas, Nevada. Planet Hollywood is adjacent to Paris Las Vegas and gives us seven contiguous resorts on the east side of the Las Vegas Strip.

In June 2010, we announced our plans to build the LINQ, a dining, entertainment and retail development between our Flamingo and Imperial Palace casinos, on the east side of the Las Vegas Strip, which is scheduled to open in 2014. The estimated $522.0 million project anticipates the construction of bars, restaurants, shops and entertainment along a 1,000-foot pedestrian walkway. Over 20 bars and restaurants opening to the street will be anchored by a giant observation wheel that will reach heights of over 600 feet. We intend to rely on foot traffic in this area to capture an increased share of existing visitors’ entertainment budget.

Ohio. On September 15, 2009, we announced that the United States Bankruptcy Court for the District of Delaware had approved an agreement for the sale of Thistledown Racetrack from Magna Entertainment Corp. to CEOC. The closing of the sale was subject to the satisfaction of certain conditions and receipt of all required regulatory approvals. The conditions to closing were never satisfied, and the agreement was never consummated. As a result the agreement was terminated by the seller on May 17, 2010.

On May 25, 2010, CEOC entered into a new agreement to purchase the assets of Thistledown Racetrack. The acquisition was completed on July 28, 2010. The results of Thistledown Racetrack for periods subsequent to July 28, 2010 will be consolidated with our results. In connection with this acquisition, we paid $42.5 million during July 2010 to acquire the assets of Thistledown Racetrack.

Pennsylvania. In October 2010, we executed a term sheet pursuant to which we may acquire a minority interest in Philadelphia Entertainment and Development Partners, L.P., the holder of a license to develop and operate the Penns Landing casino project in Philadelphia, Pennsylvania. In addition to acquiring a minority interest, we would be primarily responsible for design and development of the project and enter into a management agreement to manage the project upon opening. Penns Landing is expected to open during 2012. Completion of the transaction is subject to a number of conditions, including the negotiation of definitive documentation, receipt of required regulatory approvals, receipt of acceptable financing and other terms and conditions.

Macau. In September 2007, we acquired a company with the right to operate a golf course located on 175 acres on the Cotai adjacent to one of two border crossings into Macau from China. Since the acquisition, we have undertaken a redesign of the golf course and opened a Butch Harmon School of Golf at the facility. We also plan to complete renovations of the existing clubhouse to add certain amenities, meeting facilities, and a restaurant.

Employee Relations

We have approximately 70,000 employees through our various subsidiaries. Approximately 26,000 employees are covered by collective bargaining agreements with certain of our subsidiaries, relating to certain casino, hotel and restaurant employees at certain of our properties. Most of our employees covered by collective bargaining agreements are located at our properties in Las Vegas and Atlantic City. Our collective bargaining agreements with employees located at our Atlantic City properties expire at various times throughout 2011 and our collective bargaining agreements with our employees located at our Las Vegas properties expire at various times between 2011 and 2014.

Properties

The following table sets forth information about our casino entertainment facilities as of September 30, 2010, unless otherwise noted:

Summary of Property Information

Property	Type of Casino	Casino Space– Sq. Ft.(a)	Slot Machines(a)	Table Games(a)	Hotel Rooms and Suites(a)
Atlantic City, New Jersey
Harrah’s Atlantic City	Land-based	177,000	3,150	150	2,590
Showboat Atlantic City	Land-based	120,100	2,840	120	1,330
Bally’s Atlantic City	Land-based	167,200	3,660	200	1,760
Caesars Atlantic City	Land-based	141,300	2,820	170	1,140

Las Vegas, Nevada
Harrah’s Las Vegas	Land-based	90,600	1,430	110	2,530
Rio	Land-based	117,300	1,100	90	2,520
Caesars Palace	Land-based	131,100	1,420	160	3,230
Paris Las Vegas	Land-based	95,300	1,140	100	2,920
Bally’s Las Vegas	Land-based	66,200	1,030	60	2,810
Flamingo Las Vegas(b)	Land-based	76,800	1,390	120	3,460
Imperial Palace	Land-based	118,000	760	50	2,640
Bill’s Gamblin’ Hall & Saloon	Land-based	42,500	390	40	200
Hot Spot Oasis(c)	Land-based	1,000	20	—	—
Planet Hollywood Resort and Casino(d)	Land-based	108,900	1,200	80	2,720

Laughlin, Nevada
Harrah’s Laughlin	Land-based	56,000	880	40	1,510

Reno, Nevada
Harrah’s Reno	Land-based	41,600	830	40	930
Lake Tahoe, Nevada
Harrah’s Lake Tahoe	Land-based	57,600	830	70	510
Harveys Lake Tahoe	Land-based	63,300	780	70	740

Chicago, Illinois area
Harrah’s Joliet (Illinois)(f)	Dockside	38,900	1,170	30	200
Horseshoe Hammond (Indiana)	Dockside	108,200	3,160	160	—

Metropolis, Illinois
Harrah’s Metropolis(g)	Dockside	31,000	1,150	30	260

Southern Indiana
Horseshoe Southern Indiana	Dockside	86,600	1,910	110	500

Council Bluffs, Iowa
Harrah’s Council Bluffs	Dockside	28,000	1,000	20	250
Horseshoe Council Bluffs(h)	Greyhound racing facility and land- based casino	78,800	1,810	80	—

Property	Type of Casino	Casino Space– Sq. Ft.(a)	Slot Machines(a)	Table Games(a)	Hotel Rooms and Suites(a)

Tunica, Mississippi
Horseshoe Tunica	Dockside	63,000	1,740	80	510
Harrah’s Tunica	Dockside	136,000	1,740	70	1,360
Tunica Roadhouse Hotel & Casino(i)	Dockside	31,000	800	20	130

Mississippi Gulf Coast
Grand Casino Biloxi	Dockside	28,800	820	30	490
St. Louis, Missouri
Harrah’s St. Louis	Dockside	109,000	2,700	90	500

North Kansas City, Missouri
Harrah’s North Kansas City	Dockside	60,100	1,760	60	390

New Orleans, Louisiana
Harrah’s New Orleans	Land-based	125,100	2,040	120	450

Bossier City, Louisiana
Louisiana Downs	Thoroughbred racing facility and land- based casino	14,900	1,140	—	—
Horseshoe Bossier City	Dockside	29,900	1,380	70	610

Chester, Pennsylvania
Harrah’s Chester(j)	Harness racing facility and land-based casino	93,500	3,000	86	—

Phoenix, Arizona
Harrah’s Ak-Chin(k)	Indian Reservation	50,300	1,100	30	150

Cherokee, North Carolina
Harrah’s Cherokee(k)	Indian Reservation	104,900	2,610	50	580

San Diego, California
Harrah’s Rincon(k)	Indian Reservation	69,900	1,610	80	660

Punta del Este, Uruguay
Conrad Punta del Este Resort and Casino(j)	Land-based	44,500	480	80	300

Ontario, Canada
Caesars Windsor(l)	Land-based	100,000	2,570	70	760

United Kingdom
Golden Nugget	Land-based	5,100	40	20	—
Rendezvous Casino	Land-based	6,200	30	20	—
The Sportsman	Land-based	5,200	40	20	—
Rendezvous Brighton	Land-based	7,800	70	30	—
Rendezvous Southend-on-Sea	Land-based	8,700	50	30	—
Manchester235	Land-based	11,500	70	30	—
The Casino at the Empire	Land-based	20,900	120	30	—
Alea Nottingham	Land-based	10,000	50	20	—
Alea Glasgow	Land-based	15,000	60	30	—
Alea Leeds	Land-based	10,300	50	20	—

Egypt
The London Clubs Cairo-Ramses	Land-based	2,700	40	20	—
Caesars Cairo	Land-based	5,500	30	20	—

South Africa
Emerald Safari(m)	Land-based	37,700	660	30	190

(a)	Approximate.
(b)	Information includes O’Shea’s Casino, which is adjacent to this property.
(c)	As of December 31, 2009, this property operates under its own gaming license.
(d)	We acquired the property on February 19, 2010.
(e)	Thistledown Racetrack was acquired by a Caesars subsidiary on July 28, 2010.
(f)	We have an 80 percent ownership interest in and manage this property.
(g)	A hotel, in which we own a 12.5% special limited partnership interest, is adjacent to the Metropolis facility. We own a second 260-room hotel.
(h)	The property is owned by us, leased to the operator, and managed by us for the operator for a fee pursuant to an agreement that expires in October 2024. This information includes the Bluffs Run greyhound racetrack that operates at the property.
(i)	Prior to December 2009, this property operated under the Sheraton Tunica name.
(j)	We have approximately 95% ownership interest in this property.
(k)	Managed.
(l)	We have a 50 percent interest in Windsor Casino Limited, which operates this property. The Province of Ontario owns the complex.
(m)	We have a 70 percent interest in and manage this property.

Legal Proceedings

We have been named as a defendant in various lawsuits in the normal course of business. We do not believe any of the pending lawsuits will have a material adverse effect on our operating results, liquidity or financial position.

Litigation Related to Development

On March 6, 2008, Caesars Bahamas Investment Corporation, or CBIC, an indirect subsidiary of CEOC, terminated its previously announced agreement to enter into a joint venture in the Bahamas with Baha Mar Joint Venture Holdings Ltd. and Baha Mar JV Holding Ltd., which we refer to collectively as Baha Mar. To enforce its rights, on March 13, 2008, CBIC filed a complaint against Baha Mar, and the Baha Mar Development Company Ltd., or Baha Mar Development in the Supreme Court of the State of New York, seeking a declaratory judgment with respect to CBIC’s rights under the Subscription and Contribution Agreement, or Subscription Agreement, between CBIC and Baha Mar dated January 12, 2007. Pursuant to the Subscription Agreement, CBIC agreed, subject to certain conditions, to subscribe for shares in Baha Mar Joint Venture Holdings Ltd., which was formed to develop and construct a casino, golf course and resort project in the Bahamas. The complaint alleges that (i) the Subscription Agreement grants CBIC the right to terminate the agreement at any time prior to the closing of the transactions contemplated therein, if the closing does not occur on time; (ii) the closing did not occur on time; and (iii) CBIC exercised its right to terminate the Subscription Agreement, and to abandon the transactions contemplated therein. The complaint seeks a declaratory judgment that the Subscription Agreement has been terminated in accordance with its terms and the transactions contemplated therein have been abandoned.

Baha Mar and Baha Mar Development, filed an Amended Answer and Counterclaims against CBIC and a Third Party Complaint dated June 18, 2008 against CEOC in the Supreme Court of the State of New York. Baha Mar and Baha Mar Development allege that CBIC wrongfully terminated the Subscription Agreement and that CBIC wrongfully failed to make capital contributions under the Joint Venture Investors Agreement, by and between CBIC and Baha Mar, dated January 12, 2007. In addition, Baha Mar and Baha Mar Development allege that CEOC wrongfully failed to perform its purported obligations under the Harrah’s Baha Mar Joint Venture Guaranty, dated January 12, 2007. Baha Mar and Baha Mar Development assert claims for breach of contract, breach of fiduciary duty, promissory estoppel, equitable estoppel and negligent misrepresentation. Baha Mar and Baha Mar Development seek (i) declaratory relief; (ii) specific performance; (iii) the recovery of alleged monetary damages; (iv) the recovery of attorneys fees, costs, and expenses; and (v) the dismissal with prejudice of CBIC’s Complaint. CBIC and CEOC each answered, denying all allegations of wrongdoing. During the quarter ended June 30, 2009, both sides filed motions for summary judgment.

At the conclusion of oral argument on October 6, 2009, on cross motions for summary judgment, the Court stated that it was going to grant summary judgment to CBIC and CEOC and that Baha Mar Development’s claims are dismissed. The Court entered its written decision on February 1, 2010. On February 18, 2010, Baha Mar Development filed an appeal. CBIC and CEOC filed an appellate brief on April 21, 2010. Additionally, in January 2010 CBIC and CEOC filed a motion to recover attorney’s fees and in March 2010 Baha Mar Development filed a motion for a stay of fee hearing pending appeal. On April 1, 2010, the state appeals court refused to grant Baha Mar Development’s motion for a stay of the fee hearing.

The fee hearing was heard on June 23, 2010 and was continued until July 2, 2010. On July 1, 2010, in a unanimous opinion, the appeals court affirmed the trial court’s grant of summary judgment in CEOC’s favor dismissing Baha Mar’s tort, fraud and breach of contract claims and declaring that CEOC properly exercised a valid right to terminate the joint venture. The appeals court also held that CEOC was entitled to recover its attorney’s fees and costs incurred in the litigation with the amount to be determined per the trial court fee hearing process. Because the appeals court decision is unanimous, Baha Mar has no right to appeal to the New York Court of Appeals. On July 2, 2010, CEOC and Baha Mar had an evidentiary hearing on CEOC’s fee claim. On August 10, 2010, a special referee appointed by the court to recommend that the court enter an order awarding us nearly $12.2 million in fees. We await the court’s decision.

Litigation Related to the December 2008 Exchange Offer

On January 9, 2009, S. Blake Murchison and Willis Shaw filed a purported class action lawsuit in the United Stated District Court for the District of Delaware, Civil Action No. 09-00020-SLR, against Caesars and its board of directors, and CEOC. The lawsuit was amended on March 4, 2009, alleging that the bond exchange offer which closed on December 24, 2008 wrongfully impaired the rights of bondholders. The amended complaint alleges, among others, breach of the bond indentures, violation of the Trust Indenture Act of 1939, equitable rescission, and liability claims against the members of the board. The amended complaint seeks, among other relief, class certification of the lawsuit, declaratory relief that the alleged violations occurred, unspecified damages to the class, and attorneys’ fees. On April 30, 2009 the defendants stipulated to the plaintiff’s request to dismiss the lawsuit, without prejudice, which the court entered on June 18, 2009. Plaintiff requested the court to award it attorneys’ fees. On March 31, 2010, the court denied plaintiff’s request for fees and plaintiff filed a notice of appeal with the Third Circuit United States Courts of Appeal.

GAMING REGULATORY OVERVIEW

General

The ownership and operation of casino entertainment facilities are subject to pervasive regulation under the laws, rules and regulations of each of the jurisdictions in which we operate. Gaming laws are based upon declarations of public policy designed to ensure that gaming is conducted honestly, competitively and free of criminal and corruptive elements. Since the continued growth and success of gaming is dependent upon public confidence, gaming laws protect gaming consumers and the viability and integrity of the gaming industry, including prevention of cheating and fraudulent practices. Gaming laws may also be designed to protect and maximize state and local revenues derived through taxation and licensing fees imposed on gaming industry participants and enhance economic development and tourism. To accomplish these public policy goals, gaming laws establish procedures to ensure that participants in the gaming industry meet certain standards of character and fitness, or suitability. In addition, gaming laws require gaming industry participants to:

•	Establish and maintain responsible accounting practices and procedures;

•	Maintain effective controls over their financial practices, including establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues;

•	Maintain systems for reliable record keeping;

•	File periodic reports with gaming regulators; and

•	Maintain strict compliance with various laws, regulations and required minimum internal controls pertaining to gaming.

Typically, regulatory environments in the jurisdictions in which we operate are established by statute and are administered by a regulatory agency or agencies with interpretive authority with respect to gaming laws and regulations and broad discretion to regulate the affairs of owners, managers, and persons/entities with financial interests in gaming operations. Among other things, gaming authorities in the various jurisdictions in which we operate:

•	Adopt rules and regulations under the implementing statutes;

•	Make appropriate investigations to determine if there has been any violation of laws or regulations;

•	Enforce gaming laws and impose disciplinary sanctions for violations, including fines and penalties;

•	Review the character and fitness of participants in gaming operations and make determinations regarding their suitability or qualification for licensure;

•	Grant licenses for participation in gaming operations;

•	Collect and review reports and information submitted by participants in gaming operations;

•	Review and approve transactions, such as acquisitions or change-of-control transactions of gaming industry participants, securities offerings and debt transactions engaged in by such participants; and

•	Establish and collect fees and/or taxes.

Licensing and Suitability Determinations

Gaming laws require us, each of our subsidiaries engaged in gaming operations, certain of our directors, officers and employees, and in some cases, our stockholders and holders of our debt securities, to obtain licenses or findings of suitability from gaming authorities. Licenses or findings of suitability typically require a determination that the applicant qualifies or is suitable. Gaming authorities have very broad discretion in determining whether an applicant qualifies for licensing or should be deemed suitable. Subject to certain administrative proceeding requirements, the gaming regulators have the authority to deny any application or limit, condition, restrict, revoke or suspend any license, registration, finding of suitability or approval, or fine any person licensed, registered or found suitable or approved, for any cause deemed reasonable by the gaming authorities. Criteria used in determining whether to grant a license or finding of suitability, while varying between jurisdictions, generally include consideration of factors such as:

•

The financial stability, integrity and responsibility of the applicant, including whether the operation is adequately capitalized in the jurisdiction and exhibits the ability to maintain adequate insurance levels;

•	The quality of the applicant’s casino facilities;

•	The amount of revenue to be derived by the applicable jurisdiction through operation of the applicant’s gaming facility;

•	The applicant’s practices with respect to minority hiring and training; and

•	The effect on competition and general impact on the community.

In evaluating individual applicants, gaming authorities consider the individual’s reputation for good character and criminal and financial history and the character of those with whom the individual associates.

Many jurisdictions limit the number of licenses granted to operate gaming facilities within the jurisdiction, and some jurisdictions limit the number of licenses granted to any one gaming operator or the number of gaming licenses in which a person may hold an ownership or controlling interest. For example, in Indiana the state law provides that a person may not have an ownership interest in more than two riverboat licenses, which allows us to only hold two riverboat licenses. Furthermore, in Pennsylvania the state law provides that a person may, hold only an ownership interest in one gaming license and up to one third of another. Licenses under gaming laws are generally not transferable unless the transfer is approved by the requisite regulatory agency. Licenses in many of the jurisdictions in which we conduct gaming operations are granted for limited durations and require renewal from time to time. In Iowa, our ability to continue our casino operations is subject to a referendum every eight years or at any time upon petition of the voters in the county in which we operate; a referendum occurred in 2002 and on November 2, 2010. Our New Orleans casino operates under a contract with the Louisiana gaming authorities which extends until 2014, with a ten—year renewal period. There can be no assurance that any of our licenses or any of the above mentioned contracts will be renewed, or with respect to our gaming operations in Iowa, that continued gaming activity will be approved in any referendum.

Most jurisdictions have statutory or regulatory provisions that govern the required action that must be taken in the event that a license is revoked or not renewed. For example, under Indiana law, a trustee approved by gaming authorities will assume complete operational control of our riverboat and related property in the event our license is revoked or not renewed, and will be authorized to take any action necessary to sell the riverboats and related property if we are unable to find a suitable buyer within 180 days.

In addition to us and our direct and indirect subsidiaries engaged in gaming operations, gaming authorities may investigate any individual or entity having a material relationship to, or material involvement with, any of these entities to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Certain jurisdictions require that any change in our directors or officers, including the directors or officers of our subsidiaries, must be approved by the requisite regulatory agency. Our officers, directors and certain key employees must also file applications with the gaming authorities and may be required to be licensed, qualified or be found suitable in many jurisdictions. Gaming authorities may deny an application for licensing for any cause which they deem reasonable. Qualification and suitability determinations require submission of detailed personal and financial information followed by a thorough investigation. The burden of demonstrating suitability is on the applicant, who must pay all the costs of the investigation. Changes in licensed positions must be reported to gaming authorities and in addition to their authority to deny an application for licensure, qualification or a finding of suitability, gaming authorities have jurisdiction to disapprove of a change in a corporate position.

If gaming authorities were to find that an officer, director or key employee fails to qualify or is unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with such person. In addition, gaming authorities may require us to terminate the employment of any person who refuses to file appropriate applications.

Moreover, in many jurisdictions, any of our stockholders or holders of our debt securities may be required to file an application, be investigated, and qualify or have his, her or its suitability determined. For example, under Nevada gaming laws, each person who acquires, directly or indirectly, beneficial ownership of any voting security, or beneficial or record ownership of any non-voting security or any debt security in a public corporation which is registered with the Nevada Gaming Commission, or the Gaming Commission, such as Caesars may be required to be found suitable if the Gaming Commission has reason to believe that his or her acquisition of that ownership, or his or her continued ownership in general, would be inconsistent with the declared public policy of Nevada, in the sole discretion of the Gaming Commission. Any person required by the Gaming Commission to be found suitable shall apply for a finding of suitability within 30 days after the Gaming Commission’s request that he or she should do so and, together with his or her application for suitability, deposit with the Nevada Gaming Control Board, or the Gaming Board, a sum of money which, in the sole discretion of the Gaming Board, will be adequate to pay the anticipated costs and charges incurred in the investigation and processing of that application for suitability, and deposit such additional sums as are required by the Gaming Board to pay final costs and charges.

Furthermore, any person required by a gaming authority to be found suitable, who is found unsuitable by the gaming authority, shall not be able to hold directly or indirectly the beneficial ownership of any voting security or the beneficial or record ownership of any nonvoting security or any debt security of any public corporation which is registered with the gaming authority, such as Caesars, beyond the time prescribed by the gaming authority. A violation of the foregoing may constitute a criminal offense. A finding of unsuitability by a particular gaming authority impacts that person’s ability to associate or affiliate with gaming licensees in that particular jurisdiction and could impact the person’s ability to associate or affiliate with gaming licensees in other jurisdictions.

Many jurisdictions also require any person who acquires beneficial ownership of more than a certain percentage of our voting securities and, in some jurisdictions, our non-voting securities, typically 5%, to report the acquisition to gaming authorities, and gaming authorities may require such holders to apply for qualification or a finding of suitability. Most gaming authorities, however, allow an “institutional investor” to apply for a waiver that allows the “institutional investor” to acquire, in most cases, up to 15% of our voting securities without applying for qualification or a finding of suitability. An “institutional investor” is generally defined as an investor acquiring and holding voting securities in the ordinary course of business as an institutional investor, and not for the purpose of causing, directly or indirectly, the election of a majority of the members of our board of directors, any change in our corporate charter, bylaws, management, policies or operations, or those of any of our gaming affiliates, or the taking of any other action which gaming authorities find to be inconsistent with holding our voting securities for investment purposes only. An application for a waiver as an institutional investor requires the submission of detailed information about the company and its regulatory filings, the name of each person that beneficially owns more than 5% of the institutional investor’s voting securities or other equivalent and a certification made under oath or penalty for perjury, that the voting securities were acquired and are held for investment purposes only. Even if a waiver is granted, an institutional investor generally may not take any action inconsistent with its status when the waiver was granted without once again becoming subject to the foregoing reporting and application obligations. A change in the investment intent of an institutional investor must be reported to certain regulatory authorities immediately after its decision.

Notwithstanding, each person who acquires directly or indirectly, beneficial ownership of any voting security, or beneficial or record ownership of any nonvoting security or any debt security in our company may be required to be found suitable if a gaming authority has reason to believe that such person’s acquisition of that ownership would otherwise be inconsistent with the declared policy of the jurisdiction.

Generally, any person who fails or refuses to apply for a finding of suitability or a license within the prescribed period after being advised it is required by gaming authorities may be denied a license or found unsuitable, as applicable. The same restrictions may also apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any person found unsuitable or denied a license and who holds, directly or indirectly, any beneficial ownership of our securities beyond such period of time as may be prescribed by the applicable gaming authorities may be guilty of a criminal offense. Furthermore, we may be subject to disciplinary action if, after we receive notice that a person is unsuitable to be a stockholder or to have any other relationship with us or any of our subsidiaries, we:

•	pay that person any dividend or interest upon our voting securities;

•	allow that person to exercise, directly or indirectly, any voting right conferred through securities held by that person;

•	pay remuneration in any form to that person for services rendered or otherwise; or

•

fail to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities including, if necessary, the immediate purchase of said voting securities for cash at fair market value.

Although many jurisdictions generally do not require the individual holders of debt securities such as notes to be investigated and found suitable, gaming authorities may nevertheless retain the discretion to do so for any reason, including but not limited to, a default, or where the holder of the debt instruments exercises a material influence over the gaming operations of the entity in question. Any holder of debt securities required to apply for a finding of suitability or otherwise qualify must generally pay all investigative fees and costs of the gaming authority in connection with such an investigation. If the gaming authority determines that a person is unsuitable to own a debt security, we may be subject to disciplinary action, including the loss of our approvals, if without the prior approval of the gaming authority, we:

•	pay to the unsuitable person any dividend, interest or any distribution whatsoever;

•	recognize any voting right by the unsuitable person in connection with those securities;

•	pay the unsuitable person remuneration in any form; or

•	make any payment to the unsuitable person by way of principal, redemption, conversion exchange, liquidation or similar transaction.

Certain jurisdictions impose similar restrictions in connection with debt securities and retain the right to require holders of debt securities to apply for a license or otherwise be found suitable by the gaming authority.

Under New Jersey gaming laws, if a holder of our debt or equity securities is required to qualify, the holder may be required to file an application for qualification or divest itself of the securities. If the holder files an application for qualification, it must place the securities in trust with an approved trustee. If the gaming regulatory authorities approve interim authorization, and while the application for plenary qualification is pending, such holder may, through the approved trustee, continue to exercise all rights incident to the ownership of the securities. If the gaming regulatory authorities deny interim authorization, the trust shall become operative and the trustee shall have the authority to exercise all the rights incident to ownership, including the authority to dispose of the securities and the security holder shall have no right to participate in casino earnings and may only receive a return on its investment in an amount not to exceed the lower of actual cost of the investment (as defined by New Jersey gaming laws or the value of the securities on the date the trust becomes operative). If the security holder obtains interim authorization but the gaming authorities later find reasonable cause to believe that the security holder may be found unqualified, the trust shall become operative and the trustee shall have the authority to exercise all rights incident to ownership pending a determination on such holder’s qualifications. However, during the period the securities remain in trust, the security holder may petition the New Jersey gaming authorities to direct the trustee to dispose of the trust property and distribute proceeds of the trust to the security holder in an amount not to exceed the lower of the actual cost of the investment or the value of the securities on the date the trust became operative. If the security holder is ultimately found unqualified, the trustee is required to sell the securities and to distribute the proceeds of the sale to the applicant in an amount not exceeding the lower of the actual cost of the investment or the value of the securities on the date the trust became operative and to distribute the remaining proceeds to the state. If the security holder is found qualified, the trust agreement will be terminated.

Additionally, following the Reclassification, the Certificates of Incorporation of Caesars and CEOC will contain provisions establishing the right to redeem the securities of disqualified holders if necessary to avoid any regulatory sanctions, to prevent the loss or to secure the reinstatement of any license or franchise, or if such holder is determined by any gaming regulatory agency to be unsuitable, has an application for a license or permit denied or rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed. The Certificates of Incorporation will also contain provisions defining the redemption price and the rights of a disqualified security holder. In the event a security holder is disqualified, the New Jersey gaming authorities are empowered to propose any necessary action to protect the public interest, including the suspension or revocation of the licenses for the casinos we own in New Jersey.

Many jurisdictions also require that manufacturers and distributors of gaming equipment and suppliers of certain goods and services to gaming industry participants be licensed or registered and require us to purchase and lease gaming equipment, supplies and services only from licensed or registered suppliers.

Violations of Gaming Laws

If we or our subsidiaries violate applicable gaming laws, our gaming licenses could be limited, conditioned, suspended or revoked by gaming authorities, and we and any other persons involved could be subject to substantial fines. Further, a supervisor or conservator can be appointed by gaming authorities to operate our gaming properties, or in some jurisdictions, take title to our gaming assets in the jurisdiction, and under certain circumstances, earnings generated during such appointment could be forfeited to the applicable jurisdictions. Furthermore, violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions. As a result, violations by us of applicable gaming laws could have a material adverse effect on our financial condition, prospects and results of operations.

Reporting and Recordkeeping Requirements

We are required periodically to submit detailed financial and operating reports and furnish any other information about us and our subsidiaries which gaming authorities may require. Under federal law, we are required to record and submit detailed reports of currency transactions of $10,000 or more at our casinos and Suspicious Activity Reports, or SARCs, if the facts presented so warrant. Some state jurisdictions require us to maintain a log that records aggregate cash transactions in the amount of $3,000 or more. We are required to maintain a current stock ledger which may be examined by gaming authorities at any time. We may also be required to disclose to gaming authorities upon request the identities of the holders of our debt or other securities. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to gaming authorities. Failure to make such disclosure may be grounds for finding the record holder unsuitable. In Indiana, we, as a riverboat licensee, are required to submit a quarterly report to gaming authorities and to the state election commission disclosing the identity of all persons holding interests of 1% or greater us as a riverboat licensee. Gaming authorities may also require certificates for our stock to bear a legend indicating that the securities are subject to specified gaming laws. In certain jurisdictions, gaming authorities have the power to impose additional restrictions on the holders of our securities at any time.

Review and Approval of Transactions

Substantially all material loans, leases, sales of securities and similar financing transactions by us and our subsidiaries must be reported to, or approved by, gaming authorities. Neither we nor any of our subsidiaries may make a public offering of securities without the prior approval of certain gaming authorities if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in such jurisdictions, or to retire or extend obligations incurred for such purposes. Such approval, if given, does not constitute a recommendation or approval of the investment merits of the securities subject to the offering. Changes in control through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or otherwise, require prior approval of gaming authorities, and in some cases require payment of a change in control fee. For example in Pennsylvania, a change in control is an acquisition of more than 20% of the ownership interests of a gaming licensee or its parent company by one person/entity or a group or persons/entities acting in concert, and the acquirer of the ownership interests would be required to qualify for licensure and could be required to pay a new license fee of up to $50.0 million. Entities seeking to acquire control of us or one of our subsidiaries must satisfy gaming authorities with respect to a variety of stringent standards prior to assuming control. Gaming authorities may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

Certain gaming laws and regulations in jurisdictions we operate in establish that certain corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting us or our subsidiaries may be injurious to stable and productive corporate gaming, and as a result, prior approval may be required before we may make exceptional repurchases of voting securities (such as repurchases which treat holders differently) above the current market price and before a corporate acquisition opposed by management can be consummated. In certain jurisdictions, the gaming authorities also require prior approval of a plan of recapitalization proposed by the board of directors of a publicly traded corporation which is registered with the gaming authority in response to a tender offer made directly to the registered corporation’s stockholders for the purpose of acquiring control of the registered corporation.

Because licenses under gaming laws are generally not transferable, our ability to grant a security interest in any of our gaming assets is limited and may be subject to receipt of prior approval from gaming authorities. A pledge of the stock of a subsidiary holding a gaming license and the foreclosure of such a pledge may be ineffective without the prior approval of gaming authorities. Moreover, our subsidiaries holding gaming licenses may be unable to guarantee a security issued by an affiliated or parent company pursuant to a public offering, or pledge their assets to secure payment of the obligations evidenced by the security issued by an affiliated or parent company, without the prior approval of gaming authorities. We are subject to extensive prior approval requirements relating to certain borrowings and security interests with respect to our New Orleans casino. If the holder of a security interest wishes operation of the casino to continue during and after the filing of a suit to enforce the security interest, it may request the appointment of a receiver approved by Louisiana gaming authorities, and under Louisiana gaming laws, the receiver is considered to have all our rights and obligations under our contract with Louisiana gaming authorities.

Some jurisdictions also require us to file a report with the gaming authority within a prescribed period of time following certain financial transactions and the offering of debt securities. Were they to deem it appropriate, certain gaming authorities reserve the right to order such transactions rescinded.

Certain jurisdictions require the implementation of a compliance review and reporting system created for the purpose of monitoring activities related to our continuing qualification. These plans require periodic reports to senior management of our company and to the regulatory authorities.

Certain jurisdictions require that an independent audit committee oversee the functions of surveillance and internal audit departments at our casinos.

License Fees and Gaming Taxes

We pay substantial license fees and taxes in many jurisdictions, including the counties, cities, and any related agencies, boards, commissions, or authorities, in which our operations are conducted, in connection with our casino gaming operations, computed in various ways depending on the type of gaming or activity involved. Depending upon the particular fee or tax involved, these fees and taxes are payable either daily, monthly, quarterly or annually. License fees and taxes are based upon such factors as:

•	a percentage of the gross revenues received;

•	the number of gaming devices and table games operated;

•	franchise fees for riverboat casinos operating on certain waterways; and

•	admission fees for customers boarding our riverboat casinos.

In many jurisdictions, gaming tax rates are graduated with the effect of increasing as gross revenues increase. Furthermore, tax rates are subject to change, sometimes with little notice, and we have recently experienced tax rate increases in a number of jurisdictions in which we operate. A live entertainment tax is also paid in certain jurisdictions by casino operations where entertainment is furnished in connection with the selling or serving of food or refreshments or the selling of merchandise.

Operational Requirements

In many jurisdictions, we are subject to certain requirements and restrictions on how we must conduct our gaming operations. In many jurisdictions, we are required to give preference to local suppliers and include minority–owned and women–owned businesses in construction projects to the maximum extent practicable.

Some jurisdictions also require us to give preferences to minority–owned and women–owned businesses in the procurement of goods and services. Some of our operations are subject to restrictions on the number of gaming positions we may have, the minimum or maximum wagers allowed by our customers, and the maximum loss a customer may incur within specified time periods.

Our land–based casino in New Orleans operates under a contract with the Louisiana Gaming Control Board and the Louisiana Economic Development and Gaming Act and related regulations. Under this authority, our New Orleans casino is subject to not only many of the foregoing operational requirements, but also to restrictions on our food and beverage operations, including with respect to the size, location and marketing of eating establishments at our casino entertainment facility. Furthermore, with respect to the hotel tower, we are subject to restrictions on the number of rooms within the hotel, the amount of meeting space within the hotel and how we may market and advertise the rates we charge for rooms.

In Mississippi, we are required to include adequate parking facilities (generally 500 spaces or more) in close proximity to our existing casino complexes, as well as infrastructure facilities, such as hotels, that will amount to at least 25% of the casino cost. The infrastructure requirement was increased to 100% of the casino cost for any new casinos in Mississippi.

The Iowa Racing and Gaming Commission has issued a joint license to Iowa West Racing Association, as the nonprofit qualified sponsoring organization, and Harveys Iowa Management Company, Inc., a subsidiary of Caesars, as the licensed boat operator, for Harrah’s Council Bluffs Casino. Harveys Iowa Management Company Inc. operates the facility pursuant to an operating agreement.

To comply with requirements of Iowa gaming laws, we have entered into a management agreement with Iowa West Racing Association, the licensee and nonprofit qualified sponsoring organization of Horseshoe Council Bluffs Casino at Bluffs Run Greyhound Park. This management agreement has been approved by the Iowa Racing and Gaming Commission.

The United Kingdom Gambling Act of 2005 which became effective in September 2007, replaced the Gaming Act 1968, and removed most of the restrictions on adverting. Though the 2005 Act controls marketing, advertising gambling is now controlled by the Advertising Standards Authority through a series of codes of practise. Known as the CAP codes, the codes offer guidance on the content of print, television and radio advertisements.

Indian Gaming

The terms and conditions of management contracts and the operation of casinos and all gaming on Indian land in the United States are subject to the Indian Gaming Regulatory Act of 1988, or IGRA, which is administered by the National Indian Gaming Commission, or NIGC, the gaming regulatory agencies of tribal governments, and Class III gaming compacts between the tribes for which we manage casinos and the states in which those casinos are located. IGRA established three separate classes of tribal gaming—Class I, Class II and Class III. Class I includes all traditional or social games solely for prizes of minimal value played by a tribe in connection with celebrations or ceremonies. Class II gaming includes games such as bingo, pulltabs, punchboards, instant bingo and non-banked card games (those that are not played against the house) such as poker. Class III gaming includes casino-style gaming such as banked table games like blackjack, craps and roulette, and gaming machines such as slots and video poker, as well as lotteries and pari-mutuel wagering. Harrah’s Ak-Chin Phoenix and Rincon provide Class II gaming and, as limited by the tribal-state compact, Class III gaming. The Eastern Band Cherokee Casino currently provides only Class III gaming.

IGRA prohibits all forms of Class III gaming unless the tribe has entered into a written agreement or compact with the state that specifically authorizes the types of Class III gaming the tribe may offer. These compacts may address, among other things, the manner and extent to which each state will conduct background investigations and certify the suitability of the manager, its officers, directors, and key employees to conduct gaming on tribal lands. We have received our permanent certification from the Arizona Department of Gaming as management contractor for the Ak-Chin Indian Community’s casino, a Tribal-State Compact Gaming Resource Supplier Finding of Suitability from the California Gambling Control Commission in connection with management of the Rincon San Luiseno Band of Mission Indians casino, and have been licensed by the relevant tribal gaming authorities to manage the Ak-Chin Indian Community’s casino, the Eastern Band of Cherokee Indians’ casino and the Rincon San Luiseno Band of Mission Indians’ casino, respectively.

IGRA requires NIGC approval of management contracts for Class II and Class III gaming as well as the review of all agreements collateral to the management contracts. Management contracts which are not so approved are void. The NIGC will not approve a management contract if a director or a 10% stockholder of the management company:

•	is an elected member of the Native American tribal government which owns the facility purchasing or leasing the games;

•	has been or is convicted of a felony gaming offense;

•	has knowingly and willfully provided materially false information to the NIGC or the tribe;

•	has refused to respond to questions from the NIGC; or

•

is a person whose prior history, reputation and associations pose a threat to the public interest or to effective gaming regulation and control, or create or enhance the chance of unsuitable activities in gaming or the business and financial arrangements incidental thereto.

In addition, the NIGC will not approve a management contract if the management company or any of its agents have attempted to unduly influence any decision or process of tribal government relating to gaming, or if the management company has materially breached the terms of the management contract or the tribe’s gaming ordinance, or a trustee, exercising due diligence, would not approve such management contract. A management contract can be approved only after the NIGC determines that the contract provides, among other things, for:

•	adequate accounting procedures and verifiable financial reports, which must be furnished to the tribe;

•	tribal access to the daily operations of the gaming enterprise, including the right to verify daily gross revenues and income;

•	minimum guaranteed payments to the tribe, which must have priority over the retirement of development and construction costs;

•	a ceiling on the repayment of such development and construction costs; and

•	a contract term not exceeding five years and a management fee not exceeding 30% of net revenues (as determined by the NIGC); provided that the NIGC may approve up to a seven year term and a management fee not to exceed 40% of net revenues if NIGC is satisfied that the capital investment required, and the income projections for the particular gaming activity require the larger fee and longer term.

Management contracts can be modified or cancelled pursuant to an enforcement action taken by the NIGC based on a violation of the law or an issue affecting suitability.

Indian tribes are sovereign with their own governmental systems, which have primary regulatory authority over gaming on land within the tribes’ jurisdiction. Therefore, persons engaged in gaming activities, including us, are subject to the provisions of tribal ordinances and regulations on gaming. These ordinances are subject to review by the NIGC under certain standards established by IGRA. The NIGC may determine that some or all of the ordinances require amendment, and that additional requirements, including additional licensing requirements, may be imposed on us. The possession of valid licenses from the Ak-Chin Indian Community, the Eastern Band of Cherokee Indians and the Rincon San Luiseno Band of Mission Indians, are ongoing conditions of our agreements with these tribes.

Riverboat Casinos

In addition to all other regulations applicable to the gaming industry generally, some of our riverboat casinos are also subject to regulations applicable to vessels operating on navigable waterways, including regulations of the U.S. Coast Guard. These requirements set limits on the operation of the vessel, mandate that it must be operated by a minimum complement of licensed personnel, establish periodic inspections, including the physical inspection of the outside hull, and establish other mechanical and operational rules.

Racetracks

We manage a casino which operates in conjunction with a greyhound racetrack in Council Bluffs, Iowa. The casino operation and the greyhound racing operation are regulated by the same state agency and the casino operation is subject to the same regulatory structure established for all Iowa gaming facilities. We also own slot machines at a thoroughbred racetrack in Bossier City, Louisiana, and we own a combination harness racetrack and casino in southeastern Pennsylvania in which we, through various subsidiary entities, owns a 95% interest in the entity licensed by the Pennsylvania Gaming Control Board and the Pennsylvania Harness Racing Commission. Generally, our slot operations at the Iowa racetrack is regulated in the same manner as our other gaming operations in Iowa. In addition, regulations governing racetracks are typically administered separately from our other gaming operations (except in Iowa), with separate licenses and license fee structures. For example, racing regulations may limit the number of days on which races may be held. In Kentucky, we own and operate Bluegrass Downs, a harness racetrack located in Paducah, and hold a one-half interest in Turfway Park LLC, which is the owner of the Turfway Park thoroughbred racetrack in Boone County. Turfway Park LLC also owns a minority interest in Kentucky Downs LLC, which is the owner of the Kentucky Downs racetrack. These Kentucky racetracks are licensed and regulated by the Kentucky Horse Racing Commission and are subject to the same regulatory structure established for all Kentucky racing facilities. As of July 27, 2010, we also own and operate Thistledown Racetrack, a thoroughbred racetrack located in Cleveland, Ohio, which is regulated by the Ohio State Racing Commission and subject to the same regulatory structure established for all Ohio racing facilities.

Internet

One of our subsidiaries, Caesars Interactive Entertainment, Inc., engages in lawful online internet gaming activity in the United Kingdom. This internet gaming is offered to residents of the United Kingdom by the third party operators pursuant to licenses issued to these operators by the Gibraltar Regulatory Authority. Gibraltar is a United Kingdom “white listed” jurisdiction which allows operators to legally advertise online gaming services in the United Kingdom. To date, the key gaming regulatory authorities governing online internet gaming are the Gibraltar Regulatory Authority, the Alderney Gambling Control Commission and the Isle of Man Gambling Supervision Commission. Italy and France recently legalized online internet gaming by private companies and, in June 2010, Denmark passed legislation legalizing online internet gaming.

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers, members of our boards of directors and director nominees as of November 1, 2010.

Name	Age	Position(s)
Gary W. Loveman	50	Chairman of the Board, President, Chief Executive Officer and Director
Jonathan S. Halkyard	45	Senior Vice President and Chief Financial Officer
Timothy R. Donovan	54	Senior Vice President and General Counsel
Peter E. Murphy	47	President—Strategy and Development
Thomas M. Jenkin	55	Western Division President
Janis L. Jones	61	Senior Vice President of Communications and Government Relations
Katrina R. Lane	45	Senior Vice President and Chief Technology Officer
David W. Norton	42	Senior Vice President and Chief Marketing Officer
John Payne	41	Central Division President
Donald P. Marrandino	51	Eastern Division President
Mary H. Thomas	44	Senior Vice President, Human Resources
Jeffrey Benjamin	49	Director
David Bonderman	67	Director
Anthony Civale	36	Director
Jonathan Coslet	45	Director
Kelvin Davis	46	Director
Karl Peterson	39	Director
Eric Press	44	Director
Marc Rowan	48	Director
Lynn C. Swann	58	Director
Christopher J. Williams	52	Director
David B. Sambur	30	Director Nominee
Jinlong Wang	53	Director Nominee

Gary W. Loveman has been a Director since 2000; Chairman of the Board since January 1, 2005; Chief Executive Officer since January 2003; President since April 2001. He has over 12 years of experience in retail marketing and service management, and he previously served as an associate professor at the Harvard University Graduate School of Business. He holds a bachelors degree from Wesleyan University and a Ph.D. in Economics from the Massachusetts Institute of Technology. Mr. Loveman also serves as a director of Coach, Inc., a designer and marketer of high-quality handbags and women’s and men’s accessories, and FedEx Corporation, a world-wide provider of transportation, e-commerce and business services, each of which are traded on the New York Stock Exchange.

Jonathan S. Halkyard became our Chief Financial Officer in August 2006, a Senior Vice President in July 2005. He served as Treasurer from November 2003 through July 2010. He served as a Vice President from November 2002 to July 2005, Assistant General Manager-Harrah’s Las Vegas from May 2002 to November 2002 and Vice President and Assistant General Manager-Harrah’s Lake Tahoe from September 2001 to May 2002.

Timothy R. Donovan became our Senior Vice President and General Counsel in April 2009. Prior to joining us, Mr. Donovan served as Executive Vice President, General Counsel and Corporate Secretary of Republic Services, Inc. from December 2008 to March 2009 after a merger with Allied Waste Industries, Inc., where he served in the same capacities from April 2007 to December 2008. Mr. Donovan earlier served as Executive Vice President-Strategy & Business Development and General Counsel of Tenneco, Inc. from July 1999 to March 2007.

Peter E. Murphy became our President—Strategy and Development in October 2009. He has also served as Chief Executive Officer of Wentworth Capital Management since 2006. He served as Senior Advisor to Apollo Management from August 2006 to July 2008 and as Senior Executive Vice President and Chief Strategic Officer of The Walt Disney Company from August 1988 to January 2007.

Thomas M. Jenkin became our Western Division President in January 2004. He served as Senior Vice President-Southern Nevada from November 2002 to December 2003 and Senior Vice President and General Manager-Rio from July 2001 to November 2002.

Janis L. Jones became our Senior Vice President of Communications and Government Relations in November 1999. Prior to joining Caesars, Ms. Jones served as Mayor of Las Vegas from 1991 to 1999.

Katrina R. Lane became our Senior Vice President and Chief Technology Officer in February 2009. She served as our Vice President-Channel Marketing from March 2004 to February 2009.

David Norton became our Senior Vice President and Chief Marketing Officer in January 2008. Prior to that role, Mr. Norton served as our Senior Vice President-Relationship Marketing since January 2003. Prior to becoming a Senior Vice President, Mr. Norton served as Vice President-Loyalty Marketing from October 1998 to January 2003.

John Payne became our Central Division President in January 2007. Before becoming Central Division President, Mr. Payne served as Atlantic City Regional President from January 2006 to December 2006, Gulf Coast Regional President from June 2005 to January 2006, Senior Vice President and General Manager-Harrah’s New Orleans from November 2002 to June 2005 and Senior Vice President and General Manager-Harrah’s Lake Charles from March 2000 to November 2002.

Donald P. Marrandino became our Eastern Division President in October 2009. He served as Las Vegas Regional President from September 2005 to September 2009, Northern Nevada Regional President from June 2005 to September 2005, and Senior Vice President and General Manager of Harrah’s Lake Tahoe and Harveys Lake Tahoe from October 2003 to June 2005.

Mary H. Thomas became our Senior Vice President, Human Resources in January 2006. Prior to joining us, Ms. Thomas served as Senior Vice President-Human Resources North America for Allied Domecq Spirits & Wines from October 2000 to December 2005.

Jeffrey Benjamin became a member of our board of directors in January 2008 upon consummation of the Acquisition. He has nearly 25 years of experience in the investment industry and has extensive experience serving on the boards of directors of other public and private companies, including Mandalay Resort Group, another gaming company. He has been senior advisor to Cyrus Capital Partners since June 2008 and serves as a consultant to Apollo Global Management, LLC with respect to investments in the gaming industry. He was senior advisor to Apollo Global Management, LLC from 2002 to 2008. He holds a bachelors degree from Tufts University and a masters degree from the Massachusetts Institute of Technology Sloan School of Management. He has previously served on the boards of directors of Goodman Global Holdings, Inc., Dade Behring Holdings, Inc., Chiquita Brands International, Inc., McLeod USA, Mandalay Resort Group and Virgin Media Inc. Mr. Benjamin also currently serves on the boards of directors of Spectrum Group International, Inc., and Exco Resources, Inc.

David Bonderman became a member of our board of directors in January 2008 upon consummation of the Acquisition. Mr. Bonderman is a founding partner of TPG. Prior to forming TPG in 1993, Mr. Bonderman was Chief Operating Officer of the Robert M. Bass Group, Inc. (now doing business as Keystone Group, L.P.) in Fort Worth, Texas. He holds a bachelors degree from the University of Washington and a law degree from Harvard

University. He has previously served on the boards of directors of Gemplus International SA, Burger King Holdings, Inc., Ducati Motor Holding SPA, Korea First Bank, Mobilcom AG, Washington Mutual, Inc., IASIS Healthcare LLC and Burger King Corporation. Mr. Bonderman currently serves on the boards of directors of Univision Communications, Inc., Energy Future Holdings Corp., General Motors Company, Armstrong World Industries, Inc., CoStar Group, Inc. and Ryanair Holdings PLC, of which he is Chairman.

Anthony Civale became a member of our board of directors in January 2008 upon consummation of the Acquisition. Subject to the receipt of the applicable regulatory approvals of the appointment of David B. Sambur to serve as a director of Caesars, upon commencement of trading of our common stock on the Nasdaq Global Select Market, Mr. Civale will resign as a director of Caesars. Mr. Civale has been a partner at Apollo Global Management, LLC since 1999. He has over 13 years of experience in financing, analyzing, investing in and/or advising public and private companies and their board of directors. He holds a bachelors degree from Middlebury College and he has previously served on the boards of directors of Goodman Global Holdings, Inc., Horizon PCS, Inc., Breuners Home Furnishings Corp and Prestige Cruise Holdings, Inc. Mr. Civale also currently serves on the board of directors of Berry Plastics Holding Corporation and Youth I.N.C. and is a member of the Board of Trustees of Middlebury College.

Jonathan Coslet became a member of our board of directors in January 2008 upon consummation of the Acquisition. Mr. Coslet is a senior partner of TPG and its Chief Investment Officer. He holds a bachelors degree from the University of Pennsylvania Wharton School and an M.B.A. from Harvard University. He has previously served on the boards of directors of Burger King Corporation, J.Crew Group, Inc., Fidelity National Information Services, Inc., Oxford Health Plans, Inc., PPOM, L.P. (now part of Cofinity, an Aetna Company) and Vivra Incorporated. Mr. Coslet currently serves on the boards of directors of The Neiman Marcus Group, Inc., PETCO Animal Supplies, Inc., Biomet, Inc., Quintiles Transnational Corporation and IASIS Healthcare Corporation.

Kelvin L. Davis became a member of our board of directors in January 2008 upon consummation of the Acquisition. Mr. Davis is a senior partner of TPG and Head of TPG’s North American Buyouts Group, incorporating investments in all non- technology industry sectors. Prior to joining TPG in 2000, Mr. Davis was President and Chief Operating Officer of Colony Capital, Inc, a private international real estate-related investment firm which he co-founded in 1991. He holds a bachelors degree from Stanford University and an M.B.A. from Harvard University. He has previously served on the boards of directors of Aleris International, Inc., Graphic Packaging Holding Company and Kraton Polymers LLC. Mr. Davis currently serves on the boards of directors of Kraton Performance Polymers, Inc., Univision Communications, Inc. and ST Residential, LLC.

Karl Peterson became a member of our board of directors in January 2008 upon consummation of the Acquisition. Mr. Peterson is a partner of TPG where he leads the firm’s investment activities in Travel & Leisure and Media & Entertainment. He rejoined TPG Capital in 2004 after serving as President and Chief Executive Officer of Hotwire, Inc. Mr. Peterson led Hotwire, Inc. from inception through its sale to IAC/InterActiveCorp. Before his work at Hotwire, Inc., Mr. Peterson was a principal of TPG in San Francisco. He holds a bachelors degree from the University of Notre Dame and has previously served on the board of directors of Univision Communications, Inc. Mr. Peterson currently serves on the boards of directors of Norwegian Cruise Lines and Sabre Holdings Corporation.

Eric Press became a member of our board of directors in January 2008 upon consummation of the Acquisition. Mr. Press has been a Partner at Apollo Global Management, LLC since 2007 and has been a Partner with other Apollo entities since 1998. Mr. Press has significant experience in making and managing investments for Apollo. He has nearly 20 years of experience in financing, analyzing, investing in and/or advising public and private companies and their board of directors. He holds a bachelors degree in economics from Harvard University and a law degree from Yale University. He has previously served on the board of directors of Quality Distribution, Inc. AEP Industries and WMC Finance Corp. Mr. Press also serves on the boards of directors of Prestige Cruise Holdings, Inc., Noranda Aluminum, Affinion Group Holdings, Inc., Metals USA Holdings Corp., Innkeepers USA Trust, Apollo Commercial Real Estate Finance, Inc., Athene, and Verso Paper Corp.

Marc Rowan became a member of our board of directors in January 2008 upon consummation of the Acquisition. Mr. Rowan is a founding partner of Apollo Global Management, LLC. He has more than 25 years of experience in financing, analyzing, investing in and/or advising public and private companies and their board of directors. He holds a bachelors degree from the University of Pennsylvania and an M.B.A. from The Wharton School. He has previously served on the boards of directors of AMC Entertainment, Inc., Culligan Water Technologies, Inc., Furniture Brands International, Mobile Satellite Ventures, National Cinemedia, Inc., National Financial Partners, Inc., New World Communications, Inc., Quality Distribution, Inc., Samsonite Corporation, SkyTerra Communications Inc., Unity Media SCA, The Vail Corporation, and Wyndham International, Inc. Mr. Rowan also serves on the boards of directors of the general partner of AAA Guernsey Limited, Athene Re, Countrywide plc and Norwegian Cruise Lines.

Lynn Swann became a member of our board of directors in April 2008. Mr. Swann has served as president of Swann, Inc., a consulting firm specializing in marketing and communications since 1976 and as managing director of Diamond Edge Capital Partners, LLC, a New York-based finance company, since December 2007. Mr. Swann was also a broadcaster for the American Broadcasting Company from 1976 to 2005. He holds a bachelors degree from the University of Southern California. Mr. Swann also serves on the boards of directors of Hershey Entertainment and Resorts Company, H. J. Heinz Company and Transdel Pharmaceuticals.

Christopher Williams became a member of our board of directors in April 2008. Mr. Williams has been Chairman of the Board and Chief Executive Officer of Williams Capital Group, L.P., an investment bank, since 1994, and Chairman of the Board and Chief Executive Officer of Williams Capital Management, LLC, an investment management firm, since 2002. He holds a bachelors degree from Harvard University and an M.B.A. from the Dartmouth College Tuck School of Business. Mr. Williams was a director of Caesars from November 2003 to January 2008, and was a member of the Audit Committee. Mr. Williams also serves of the boards of directors for The Partnership for New York City, the National Association of Securities Professionals, and Wal-Mart Stores, Inc.

David B. Sambur, subject to the receipt of applicable regulatory approvals, has been nominated, and has agreed to serve, as a director of Caesars upon the commencement of trading of our common stock on the Nasdaq Global Select Market. Mr. Sambur joined Apollo in 2004. Mr. Sambur has experience in financing, analyzing, investing in and/or advising public and private companies and their board of directors. Prior to joining Apollo, Mr. Sambur was a member of the Leveraged Finance Group of Salomon Smith Barney Inc. Mr. Sambur serves on the board of directors of Verso Paper and Momentive Performance Materials Holdings. Mr. Sambur graduated summa cum laude and Phi Beta Kappa from Emory University with a BA in Economics.

Jinlong Wang, subject to the receipt of the applicable regulatory approvals, has been nominated, and has agreed to serve, as a director of Caesars upon the commencement of trading of our common stock on the Nasdaq Global Select Market. Mr. Wang has served as Senior Vice President—Business Development and Chairman of Starbucks Coffee International Company Limited since June 2009. Mr. Wang has also served as Chairman and Acting President of Starbucks Greater China since March 2010. From October 2005 to June 2009, Mr. Wang served as Senior Vice President of Starbucks Corporation and President of Starbucks Greater China, during which time he was responsible for overseeing Starbucks activities in the greater China market. In January 2003, Mr. Wang became Vice Chairman and President of Shanghai Buddies CVS Co. Ltd., or Buddies, a joint venture in the convenience chain store industry. Prior to his time at Buddies, Mr. Wang held various positions for different divisions of Starbucks, including Vice President—International Business Development, and Vice President and Director of Starbucks Law and Corporate Affairs department. Before joining Starbucks, Mr. Wang was an attorney at Preston Gates & Ellis LLP and Milbank, Tweed, Hadley & McCloy LLP. Mr. Wang is a director of various Starbucks entities and High Growth Investment Group (Hong Kong) Limited.

Code of Ethics

Since 2003, we have had a Code of Business Conduct and Ethics, or the Code, that applies to our Chairman, Chief Executive Officer and President, Chief Operating Officer, Chief Financial Officer and Chief Accounting Officer and is intended to qualify as a “code of ethics” as defined by rules of the Securities and Exchange Commission. This Code is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications made by us;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting to an appropriate person or persons identified in the Code of violations of the Code; and

•	accountability for adherence to the Code.

Following the consummation of this offering, this Code will be available on our website at www.caesars.com under “Investor Relations—Corporate Governance.”

Statement of Business Principles and Policies

Upon consummation of this offering, our Board will adopt a Statement of Business Principles and Policies that will apply to all of our directors, officers and employees and is intended to comply with the Nasdaq listing requirement for a code of conduct. The statement contains general guidelines for conducting the business of the company consistent with the highest standards of business ethics. Waivers of the policies set forth in the statement will be granted on a case-by-case basis and only in extraordinary circumstances. Any waivers of the policies for directors or executive officers may be made only by our Board and will be promptly disclosed to the public. Following the consummation of this offering, the Statement of Business Principles and Policies will be available on our website at www.caesars.com under “Investor Relations—Corporate Governance.”

Staggered Board

Upon the effectiveness of the registration statement that this prospectus forms a part, pursuant to our certificate of incorporation, our Board will be divided into three classes. The members of each class will serve for a staggered, three-year term. Upon the expiration of the term of a class of directors, directors in that class will be elected for three-year terms at the annual meeting of stockholders in the year in which their term expires. The classes will be composed as follows:

•	Jeffrey Benjamin, Jonathan Coslet, Lynn C. Swann and Jinlong Wang will be Class I directors, whose terms will expire at the fiscal 2011 annual meeting of stockholders;

•	Kelvin Davis, Karl Peterson, Eric Press and David Sambur will be Class II directors, whose terms will expire at the fiscal 2012 annual meeting of stockholders; and

•	David Bonderman, Gary W. Loveman, Marc Rowan and Christopher J. Williams will be Class III directors, whose terms will expire at the fiscal 2013 annual meeting of stockholders.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Committees of Our Board of Directors

Board Committees

Upon consummation of this offering, our Board will have six standing committees: an audit committee, a human resources committee, a nominating and corporate governance committee, a finance committee, an executive committee and a 162(m) plan committee. The charters for each of these committees will be available on our website at www.caesars.com under “Investor Relations—Corporate Governance” upon consummation of this offering. Following the commencement of trading of our common stock on the Nasdaq Global Select Market, we intend to avail ourselves of the “controlled company” exception under the Nasdaq rules which exempts us from certain requirements, including the requirements that we have a majority of independent directors on our board of directors and that we have compensation and nominating and corporate governance committees composed entirely of independent directors. We will, however, remain subject to the requirement that we have an audit committee composed entirely of independent members.

If at any time we cease to be a “controlled company” under the Nasdaq Rules, the board of directors will take all action necessary to comply with the applicable Nasdaq Rules, including appointing a majority of independent directors to our Board and establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

Audit Committee

Following the commencement of trading of our common stock on the Nasdaq Global Select Market, our audit committee will consist of Messrs. Christopher J. Williams, as chairperson, Lynn C. Swann and Jinlong Wang. Our board of directors has determined that Mr. Williams qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that Messrs. Williams, Swann and Wang are independent as independence is defined in Rule 10A-3 of the Exchange Act and under the Nasdaq listing standards. The purpose of the audit committee is to oversee our accounting and financial reporting processes and the audits of our financial statements, provide an avenue of communication among our independent auditors, management, our internal auditors and our Board, and prepare the audit-related report required by the SEC to be included in our annual proxy statement or annual report on Form 10-K.

The principal duties and responsibilities of our audit committee are to oversee and monitor the following:

•	preparation of annual audit committee report to be included in our annual proxy statement;

•	our financial reporting process and internal control system;

•	the integrity of our financial statements;

•	the independence, qualifications and performance of our independent auditor;

•	the performance of our internal audit function; and

•	our compliance with legal, ethical and regulatory matters.

The audit committee will have the power to investigate any matter brought to its attention within the scope of its duties. It will also have the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Human Resources Committee

Following the consummation of this offering, our human resources committee, which we also refer to as the HRC, which serves as our compensation committee, will consist of Messrs. Marc Rowan and Kelvin Davis. The principal duties and responsibilities of the HRC will be as follows:

•

to review, evaluate and make recommendations to the full board of directors regarding our compensation policies and establish performance-based incentives that support our long-term goals, objectives and interests;

•	to review and approve the compensation of our chief executive officer and all other executive officers;

•	to establish and administer our incentive compensation plans and equity-based compensation plans;

•	to review and recommend to the Board the compensation and reimbursement policies for non-employee members of the Board;

•	to review our compensation arrangements to determine whether they encourage excessive risk taking;

•	to provide oversight concerning selection of officers, management succession planning, expense accounts, indemnification and insurance matters, and separation packages; and

•	to prepare an annual report on compensation, provide regular reports to the board, and take such other actions as are necessary and consistent with the governing law and our organizational documents.

We intend to avail ourselves of the “controlled company” exception under the Nasdaq rules which exempts us from the requirement that we have a compensation committee composed entirely of independent directors.

For a description of the process and procedures to be used by the HRC in making its decisions, please see “—Compensation Discussion and Analysis.”

162(m) Plan Committee

Upon consummation of this offering, our 162(m) plan committee will consist of Messrs. Lynn C. Swann and Christopher J. Williams. The 162(m) plan committee reviews and approves compensation that is intended to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code. For more information about our 162(m) plan committee, please see “—Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee

Prior to consummation of this offering, our Board will establish a nominating and corporate governance committee. We expect that the members of the nominating and corporate governance committee will be Messrs. Eric Press and Karl Peterson, who will be appointed to the committee promptly following this offering. The principal duties and responsibilities of the nominating and corporate governance committee will be as follows:

•

to establish criteria for board and committee membership and recommend to our board of directors proposed nominees for election to the board of directors and for membership on committees of our board of directors;

•	to make recommendations regarding proposals submitted by our stockholders; and

•	to make recommendations to our board of directors regarding board governance matters and practices.

We intend to avail ourselves of the “controlled company” exception under the Nasdaq rules which exempts us from the requirement that we have a nominating and corporate governance committee composed entirely of independent directors.

Finance Committee

Upon consummation of this offering, our finance committee will consist of Messrs. Karl Peterson, and Marc Rowan. The finance committee has been delegated oversight of our financial matters, primarily relating to indebtedness and financing transactions.

Executive Committee

Upon consummation of this offering, our executive committee will consist of Messrs. Gary Loveman, as chairperson, Kelvin Davis and Marc Rowan. The executive committee has all the powers of our Board in the management of our business and affairs, including without limitation, the establishment of additional committees or subcommittees of our Board and the delegation of authority to such committees and subcommittees, and may act on behalf of our Board to the fullest extent permitted under Delaware law and our organizational documents. The executive committee serves at the pleasure of our Board and may act by a majority of its members, provided that at least one member affiliated with TPG and Apollo must approve any action of the executive committee. This committee and any requirements or voting mechanics or participants may continue or be changed once Apollo and TPG no longer own a controlling interest in us.

Executive Compensation

Compensation Discussion and Analysis

Corporate Governance

Our Human Resources Committee. The HRC serves as our compensation committee with the specific purpose of designing, approving, and evaluating the administration of our compensation plans, policies, and programs. The HRC ensures that compensation programs are designed to encourage high performance, promote accountability and align employee interests with the interests of our stockholders. The HRC is also charged with reviewing and approving the compensation of the Chief Executive Officer and our other senior executives, including all of the named executive officers. The HRC operates under our Human Resources Committee Charter. The HRC Charter was last updated on April 15, 2008 and will be updated upon the consummation of this offering, and it is reviewed no less than once per year with any recommended changes presented to our Board for approval.

Following the consummation of this offering, the HRC will consist of Messrs. Kelvin Davis and Marc Rowan. The qualifications of the HRC members stem from roles as corporate leaders, private investors, and board members of several large corporations. Their knowledge, intelligence, and experience in company operations, financial analytics, business operations, and understanding of human capital management enables the members to carry out the objectives of the HRC.

In fulfilling its responsibilities, the HRC is entitled to delegate any or all of its responsibilities to a subcommittee of the Committee or to specified executives, except that it may not delegate its responsibilities for any matters where it has determined such compensation is intended to comply with the exemptions under Section 16(b) of the Securities Exchange Act of 1934.

In February 2009, our Board formed the 162(m) plan committee comprised of two members: Lynn C. Swann and Christopher J. Williams. The 162(m) plan committee administers the Harrah’s Entertainment, Inc. 2009 Senior Executive Incentive Plan.

HRC Consultant Relationships. The HRC has the authority to engage services of independent legal counsel, consultants and subject matter experts in order to analyze, review, recommend and approve actions with regard to Board compensation, executive officer compensation, or general compensation and plan provisions. We provide for appropriate funding for any such services commissioned by the HRC. These consultants are used by the HRC for purposes of executive compensation review, analysis, and recommendations. The HRC has engaged, and expects to continue to engage external consultants for the purposes of determining Chief Executive Officer and other senior executive compensation. No executive compensation consultants were engaged by the Board in 2009.

2009 HRC Activity

During five meetings in 2009, as delineated in the Human Resources Committee Charter and as outlined below, the HRC performed various tasks in accordance with their assigned duties and responsibilities, including:

•

Chief Executive Officer Compensation: reviewed and approved corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluated the performance of the Chief Executive Officer in light of these approved corporate goals and objectives and established the equity compensation and annual bonus of the Chief Executive Officer based on such evaluation.

•	Other Senior Executive Compensation: set base compensation, annual bonus and equity compensation for all senior executives, which included an analysis relative to our competition peer group.

•

Executive Compensation Plans: reviewed status of various executive compensation plans, programs and incentives, including the Annual Management Bonus Plan, our various deferred compensation plans and our various equity plans.

•	Employee Benefit Plans: approved the 2009 Restatement of the Savings and Retirement Plan.

•	Committee Charter: reviewed the Human Resources Committee Charter.

2010 HRC Activity

Through September 30, 2010, during three meetings, as delineated in the Human Resources Committee Charter and as outlined below, the HRC performed various tasks in accordance with their assigned duties and responsibilities, including:

•

Chief Executive Officer Compensation: reviewed and approved corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluated the performance of the Chief Executive Officer in light of these approved corporate goals and objectives and established the equity compensation and annual bonus of the Chief Executive Officer based on such evaluation.

•	Other Senior Executive Compensation: set base compensation, annual bonus and equity compensation for all senior executives, which included an analysis relative to our competition peer group.

•

Executive Compensation Plans: reviewed status of various executive compensation plans, programs and incentives, including the Annual Management Bonus Plan, our various deferred compensation plans and our various equity plans, and implemented a revenue growth plan.

Roles in Establishing Compensation

Role of Human Resources Committee. The HRC has sole authority in setting the material compensation of our senior executives, including base pay, incentive pay (bonus) and equity awards. The HRC receives information and input from senior executives of the Company and outside consultants (as described below) to help establish these material compensation determinations, but the HRC is the final arbiter on these decisions.

Role of company executives in establishing compensation. When determining the pay levels for the Chief Executive Officer and our other senior executives, the HRC solicits advice and counsel from internal as well as external resources. Internal company resources include the Chief Executive Officer, Senior Vice President of Human Resources and Vice President of Compensation, Benefits and Human Resource Systems and Services. The Senior Vice President of Human Resources is responsible for developing and implementing the our business plans and strategies for all companywide human resource functions, as well as day-to-day human resources operations. The Vice President of Compensation, Benefits, and Human Resource Systems and Services is responsible for the design, execution, and daily administration of our compensation, benefits, and human resources shared-services operations. Both of these Human Resources executives attend the HRC meetings, at the request of the HRC , and act as a source of informational resources and serve in an advisory capacity. The Corporate Secretary is also in attendance at each of the HRC meetings and oversees the legal aspects of our executive compensation and benefit plans, updates the HRC regarding changes in laws and regulations affecting our compensation policies, and records the minutes of each HRC meeting. The Chief Executive Officer also attends HRC meetings.

In 2009, the HRC communicated directly with the Chief Executive Officer and top Human Resources executives in order to obtain external market data, industry data, internal pay information, individual and our performance results, and updates on regulatory issues. The HRC also delegated specific tasks to the Human Resources executives in order to facilitate the decision making process and to assist in the finalization of meeting agendas, documentation, and compensation data for HRC review and approval.

The Chief Executive Officer annually reviews the performance of our senior executives and, based on these reviews, recommends to the HRC compensation for all senior executives, other than his own compensation. The HRC, however, has the discretion to modify the recommendations and makes the final decisions regarding material compensation to senior executives, including base pay, incentive pay (bonus), and equity awards.

Role of outside consultants in establishing compensation. Our internal Human Resources executives regularly engage outside consultants related to our compensation policies. Standing consulting relationships are held with several global consulting firms specializing in executive compensation, human capital management, and board of director pay practices. During 2009, the services engaged for the HRC as set forth below:

1.	Watson Wyatt Worldwide provided us with the development of the premium-equivalents for our self-insured medical, dental, vision, and short term disability plans, recommended appropriate reserves for these plans, and reported on the plans’ financial performance. Watson Wyatt served as a consultant on plan design, compliance, strategy, and vendor management for these plans. In addition, Watson Wyatt provided us with advice regarding our equity plan and other long term incentives on managing our Long Term Incentive (LTI) program. Watson Wyatt also provided external benchmarking data to compare against current compensation policies.

2.	Mercer Human Resources Consulting was retained by the Savings & Retirement Plan (401k) and Executive Deferred Compensation Plan Investment Committees to advise these Committees on investment management performance, monitoring, investment policy development, and investment manager searches. Mercer also provides plan design, compliance, and operational consulting for our qualified defined contribution plan and non-qualified deferred compensation plans.

The consultants provided the information described above to our compensation and benefits departments to help formulate information that is then provided to the HRC. The consultants did not interact with each other in 2009, as they each work on discrete areas of compensation. We engaged Mercer Human Resources Consulting to perform consulting services for us regarding our 401(k) Plan and our Executive Deferred Compensation Plans. The fees for these services for 2009 were approximately $350,000 for the 401(k) Plan and approximately $95,000 for the Executive Deferred Compensation Plans.

Objectives of Compensation Programs

Our executive compensation program is designed to achieve the following objectives:

•	Align our rewards strategy with our business objectives, including enhancing stockholder value and customer satisfaction;

•	Support a culture of strong performance by rewarding employees for results;

•	Attract, retain and motivate talented and experienced executives; and

•	Foster a shared commitment among our senior executives by aligning our and their individual goals.

These objectives are ever present and are at the forefront of our compensation philosophy and all compensation design decisions.

Compensation Philosophy

Our compensation philosophy provides the foundation upon which all compensation programs are built. Our goal is to compensate our executives with a program that rewards loyalty, results-driven individual performance, and dedication to the organization’s overall success. These principles define our compensation philosophy and are used to align our compensation programs with our business objectives. Further, the HRC specifically outlines in its charter the following duties and responsibilities in shaping and maintaining our compensation philosophy:

•	Assess whether the components of executive compensation support our culture and business goals;

•	Consider the impact of executive compensation programs on stockholders;

•	Consider issues and approve policies regarding qualifying compensation for executives for tax deductibility purposes;

•	Approve the appropriate balance of fixed and variable compensation; and

•	Approve the appropriate role of performance based and retention based compensation.

The executive compensation program rewards our executives for their contributions in achieving our mission of providing outstanding customer service and attaining strong financial results, as discussed in more detail below. Our executive compensation policy is designed to attract and retain high caliber executives and motivate them to superior performance for the benefit of our stockholders.

We have various policies are in place to shape our executive pay plans, including:

•	Salaries are linked to competitive factors, internal equity, and can be increased as a result of successful job performance;

•	The annual bonus program is competitively based and provides incentive compensation based on our financial performance and customer service scores;

•	Long-term incentives are tied to enhancing stockholder value and to our financial performance; and

•	Qualifying compensation paid to senior executives is designed to maximize tax deductibility, where possible.

The executive compensation practices are to compensate executives primarily on performance, with a large portion of potential compensation at risk. In the past, the HRC has set senior executive compensation with two driving principals in mind: (1) delivering financial results to our stockholders and (2) ensuring that our customers receive a great experience when visiting our properties. To that end, historically the HRC has set our senior executive compensation so that at least 50% of our senior executives’ total compensation be at risk based on these objectives.

In 2008, as a result of the Acquisition and no public market for our common stock, the HRC changed our long-term compensation philosophy by awarding “megagrant” equity awards in lieu of our historical practice of annual equity grants.

Compensation Program Design

The executive compensation program is designed with our executive compensation objectives in mind and is comprised of fixed and variable pay plans, cash and non-cash plans, and short and long-term payment structures in order to recognize and reward executives for their present and future contributions to our company.

The table below reflects our short-term and long-term executive compensation programs during 2009:

Short-term	Long-term
Fixed and Variable Pay	Variable Pay
Base Salary	Equity Awards
Annual Management Bonus Plan	Executive Supplemental Savings Plan II
2009 Senior Executive Incentive Plan

We periodically assesses and evaluates the internal and external competitiveness for all components of our executive compensation program. Internally, we look at critical and key positions that are directly linked to our profitability and viability. We ensure that the appropriate hierarchy of jobs is in place with appropriate ratios of Chief Executive Officer compensation to other senior executive compensation. We believe the appropriate ratio of Chief Executive Officer compensation compared to other senior executives ranges from 2:1 on the low end to 6:1 on the high end. These ratios are merely a reference point for the HRC in setting the compensation of our

Chief Executive Officer, and were set after reviewing the job responsibilities of our Chief Executive Officer versus other senior executives and market practice. Internal equity is based on qualitative job evaluation methods, span of control, required skills and abilities, and long-term career growth opportunities. Externally, benchmarks are used to provide guidance and to ensure that our ability to attract, retain and recruit talented senior executives is intact. Due to the highly competitive nature of the gaming industry as well as the competitiveness across industries for talented senior executives, it is important for our compensation programs to provide us the ability to internally develop executive talent, as well as recruit highly qualified senior executives.

External competitiveness is reviewed with the help of outside consultants and measured by data gathered from published executive compensation surveys and proxy data from peer companies. We define our peer group as one which operates under similar business conditions to us, such as large gaming companies, hotel and lodging companies and large companies in the consumer services industries. We did not do an external peer review in 2009, 2008 or in 2007, but the companies comprising our peer group for 2006 were:

•	American Real Estate Partners, L.P.

•	Aramark Corporation

•	Boyd Gaming Corporation

•	Carnival Corporation

•	CBS Corporation

•	The DIRECTV Group, Inc.

•	GTECH Holdings Corporation

•	Hilton Hotels Corporation

•	IAC/InteractiveCorp

•	International Game Technology

•	Las Vegas Sands Corp.

•	Marriott International, Inc.

•	MGM Resorts International

•	Penn National Gaming, Inc.

•	Starbucks Corporation

•	Starwood Hotels & Resorts Worldwide, Inc.

•	Station Casinos, Inc.

•	Wynn Resorts, Limited.

•	YUM! Brands

When used in 2006, median revenue and market capitalization for the 19 peer companies listed above are $6 billion and $12 billion, respectively. Our revenue and market capitalization each fell at the 68th percentile of the peer group in 2006.

The peer group is used to benchmark senior executive compensation, which includes base salary, bonus, and long-term incentive pay. Each compensation element is considered individually and as a portion of total compensation, particularly when applying marketing data, which means that if one element is under or over our target market position, a corresponding adjustment does not necessarily take place if the executive’s total compensation is positioned competitively. We target our senior executive total direct compensation or “TDC” (base + bonus + long-term incentive opportunity) at the 75 – 90th percentile of the peer group. In June 2006, a TDC analysis was conducted in conjunction with Watson Wyatt Worldwide and the findings showed that we were within our 75 – 90th percentile range in base pay, bonus, long-term compensation, and total compensation. We target at the higher end of the market due to the competitive environment of the gaming industry, our goal to attract the most talented executives, and to support our efforts of retaining our executives for long-term business success.

The overall design of the executive compensation program and the elements thereof is a culmination of years of development and compensation plan design adjustments. Each year the plans are reviewed for effectiveness, competitiveness, and legislative compliance. The current plans have been put into place with the approval of the HRC and in support of the principles of the compensation philosophy and objectives of our pay practices and policies.

In 2009, our Human Resources department conducted a review of compensation practices of competitors in the gaming industry. The review covered a range of senior roles and competitive practices. As a result of this review, the HRC believes that the current compensation program adequately compensates and incents our executives. The companies comprising our peer group for the 2009 review were:

•	Ameristar Casinos, Inc.

•	Boyd Gaming Corporation

•	Isle of Capri Casinos

•	Las Vegas Sands Corp.

•	MGM Resorts International

•	Penn National Gaming, Inc.

•	Station Casinos, Inc.

•	Trump Entertainment Resorts

•	Wynn Resorts, Limited

Impact of Performance on Compensation

The impact of individual performance on compensation is present in base pay merit increases, setting the annual bonus plan payout percentages as compared to base pay, and the amount of equity awards granted. The impact of our financial performance and customer satisfaction is present in the calculation of the annual bonus payment and the intrinsic value of equity awards. Supporting a performance culture and providing compensation that is directly linked to outstanding individual and overall financial results is at the core of our compensation philosophy and human capital management strategy.

For senior executives, the most significant compensation plans that are directly affected by the attainment of performance goals are our Annual Management Bonus Plan and 2009 Senior Executive Incentive Plan. The bonus plan performance criteria, target percentages, and plan awards under our Annual Management Bonus Plan for the bonus payments for fiscal 2009 (paid in 2010) were set in February 2009; however, due to the recent downturn in the national economy, the HRC determined that it should periodically review performance criteria against plan. In August 2009, the adjusted EBITDA target component for the Annual Management Bonus Plan was reset. The bonus plan performance criteria, target percentages, and plan awards under the 2009 Senior Executive Incentive Plan were set in March 2009. The financial measurements used to determine the bonus under our Annual Management Bonus Plan are adjusted EBITDA and corporate expense. The non-financial measurement used to determine plan payments is customer satisfaction. The financial measure for the 2009 Senior Executive Incentive Plan is EBITDA, as more fully described under “—Annual Management Bonus Plan.”

Based on performance goals set by the HRC each year, there are minimum requirements that must be met in order for a bonus plan payment to be provided under the Annual Management Bonus Plan. Just as bonus payments are increased as performance goals are exceeded, results falling short of goals reduce or eliminate bonus payments. To receive a bonus, participants in our Annual Management Bonus Plan must attain a minimum attainment of 90% of financial and customer satisfaction scores approved by the HRC.

Elements of Compensation

Elements of Active Employment Compensation and Benefits

The total direct compensation mix for each named executive officer, or NEO, varies. For our Chief Executive Officer, the allocation for 2009 was 40% for base salary and 60% for annual bonus. For the other NEOs in 2009, the average allocation was 58% for base salary and 42% for annual bonus. Each compensation element is considered individually and as a component within the total compensation package. In reviewing each element of our senior executive’s compensation, the HRC reviews peer data, internal and external benchmarks, our performance over the past 12 months (as compared to our internal plan as well as compared to other gaming companies) and the executive’s individual performance. Prior compensation and wealth accumulation is considered when making decisions regarding current and future compensation; however, it has not been a decision point used to cap a particular compensation element.

Base Salary

Salaries are reviewed each year and increases, if any, are based primarily on an executive’s accomplishment of various performance objectives and salaries of executives holding similar positions within the peer group, or within our company. Adjustments in base salary may be attributed to one of the following:

•

Merit: increases in base salary as a reward for meeting or exceeding objectives during a review period. The size of the increase is directly tied to pre-defined and weighted objectives (qualitative and quantitative) set forth at the onset of the review period. The greater the achievement in comparison to the goals, generally, the greater the increase. Merit increases can sometimes be distributed as lump-sum bonuses rather than increasing base salary.

•	Market: increases in base salary as a result of a competitive market analysis, or in coordination with a long term plan to pay a position at a more competitive level.

•	Promotional: increases in base salary as a result of increased responsibilities associated with a change in position.

•	Additional Responsibilities: increases in base salary as a result of additional duties, responsibilities, or organizational change. A promotion may be, but is not necessarily, involved.

•	Retention: increases in base salary as a result of a senior executive’s being recruited by or offered a position by another employer.

All of the above reasons for base salary adjustments for senior executives must be approved by the HRC and are not guaranteed as a matter of practice or in policy.

Our Chief Executive Officer did not receive an increase in base salary in 2009 due to the general economic environment. In February 2009, we implemented a 5% reduction in base salary for management employees, including the NEO’s. Effective January 1, 2010, the 5% base salary reduction was revoked for management employees, with the exception of members of senior management, including the NEO’s. In July 2010, the HRC retracted the 5% salary reduction in place for members of our senior management, including the NEO’s, with the exception of our Chief Executive Officer.

Senior Executive Incentive Plan

In December 2008, the Harrah’s Entertainment, Inc. 2009 Senior Executive Incentive Plan was approved by the HRC and our sole voting stockholder, to be effective January 1, 2009. The awards granted pursuant to the 2009 Plan are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended. Eligibility to participate in the 2009 Senior Executive Incentive Plan is limited to senior executives of Harrah’s and its subsidiaries who are or at some future date may be, subject to

Section 16 of the Securities Exchange Act of 1934, as amended. The 162(m) Plan Committee selected the 2009 Senior Executive Incentive Plan participants for 2009 in March 2009. The 2009 Senior Executive Incentive Plan’s performance goal will be based upon our EBITDA. The 162(m) Plan Committee set criteria of 0.5% of EBITDA for 2009 in March 2009. Subject to the foregoing and to the maximum award limitations, no awards will be paid for any period unless we achieve positive EBITDA.

The 162(m) Plan Committee has determined that Messrs. Loveman and Halkyard and other executive officers will participate in the 2009 Senior Executive Incentive Plan for the year 2010. As noted above, the 162(m) Plan Committee has authority to reduce bonuses earned under the 2009 Senior Executive Incentive Plan and also has authority to approve bonuses outside of the 2009 Senior Executive Incentive Plan to reward executives for special personal achievement.

The HRC has discretion to decrease bonuses under the 2009 Senior Executive Incentive Plan and it has been the HRC’s practice to decrease the bonuses by reference to the achieved performance goals and bonus formulas used under the Annual Management Bonus Plan discussed below. Senior Executive Incentive Plan bonuses were awarded to our NEO’s in 2010 for 2009 performance under the 2009 Senior Executive Incentive Plan. See “—Summary Compensation Table.”

Annual Management Bonus Plan

The Annual Management Bonus Plan provides the opportunity for our senior executives and other participants to earn an annual bonus payment based on meeting corporate financial and non-financial goals. These goals are set at the beginning of each fiscal year by the HRC. For 2009, the HRC also approved a change to the Annual Management Bonus Plan that allowed the HRC to revise financial goals on a semi-annual basis if external economic conditions indicated that the original goals did not correctly anticipate movements of the broader economy. Under the Bonus Plan, the goals can pertain to operating income, pretax earnings, return on sales, earnings per share, a combination of objectives, or another objective approved by the Committee. For Messrs. Jenkin, Payne and Tolosa, who participated in the Annual Management Bonus Plan for 2009, the objectives also include Adjusted EBITDA and customer satisfaction for their respective divisions. The goals may change annually to support our short or long-term business objectives. For the 2009 plan year, the Annual Management Bonus Plan’s goal consisted of a combination of Adjusted EBITDA, corporate expense, and customer satisfaction improvement. Although officers that participated in the 2009 Senior Executive Incentive Plan during 2009 do not participate in the Annual Management Bonus Plan, goals are set for all officers under this plan. The measurement used to gauge the attainment of these goals is called the “corporate score.”

For 2009, financial goals were comprised of these separate measures, representing up to 90 percent of the corporate score.

•

EBITDA: This is a common measure of company performance in the gaming industry and as bases for valuation of gaming companies. Adjusted EBITDA comprised 70% of the corporate score for 2009, and the target was set at $2,107 million for 2009.

•

Corporate Expense: In the current recessionary environment, it is important for us to match decreased revenues with expenses. Corporate expense comprised 20% of the corporate score for 2009, and the target was set at $445 million for 2009.

Non-financial goals consist of one key measurement: customer satisfaction. We believe we distinguish ourselves from competitors by providing excellent customer service. Supporting our property team members who have daily interaction with our external customers is critical to maintaining and improving guest service. Customer satisfaction is measured by surveys of our loyalty program, Total Rewards, customers taken by a third party. These surveys are taken weekly across a broad spectrum of customers. Customers are asked to rate our casinos performance using a simple A-B-C-D-F rating scale. The survey questions focus on friendly/helpful and wait time in key operating areas, such as beverage service, slot services, Total Rewards, cashier services and hotel operation services.

Each of our casino properties works against an annual baseline defined by a composite of their performance in these key operating areas from the previous years. Customer satisfaction comprised 10% of the corporate score for 2009, and the target was set at a 3% change from non-A to A scores for 2009.

In February 2009, the HRC determined the thresholds for the corporate score for 2009. Bonus plan payments would not be paid if Adjusted EBITDA was less than 90 percent of target, if corporate expense exceeded 10% or more of target or if there was less than a one percent shift in non-A to A customer satisfaction scores.

After the corporate score has been determined, a bonus matrix approved by the HRC provides for bonus amounts of participating executive officers and other participants that will result in the payment of a specified percentage of the participant’s salary if the target objective is achieved. This percentage of salary is adjusted upward or downward based upon the level of corporate score achievement.

In April 2005, the Committee reviewed a report on executive compensation that it commissioned from the Hay Group. Based on that report, the Committee approved an enhancement to the bonus target percentages for the Chief Executive Officer and other senior executives. This enhancement affects the target bonus percentages by applying a multiplier triggered by a corporate score of 1.1 or greater. The multiplier starts at 121% and caps at 250% for a corporate score of 1.1 and 1.5, respectively.

After the end of the fiscal year, the Chief Executive Officer assesses our performance against the financial and customer satisfaction targets set by the HRC. Taking into account our performance against the targets set by the HRC, the Chief Executive Officer will develop and recommend a performance score of 0 to 1.5 to the HRC.

The Committee has the authority under the Annual Management Bonus Plan to adjust any goal or bonus points with respect to executive officers. These decisions are subjective and based generally on a review of the circumstances affecting results to determine if any events were unusual or unforeseen.

The 2009 corporate score of 100 was approved by the HRC in February 2010. Divisional Presidents may earn bonuses based on the performance of the properties in their divisions. All of our NEO’s received bonuses for 2009—see Summary Compensation Table.

Revenue Growth Incentive Plan

In February 2010, the HRC approved a new medium-term Revenue Growth Incentive Plan, RGIP, for certain members of management, including the NEO’s, designed to promote incremental revenue growth over a two year period beginning on January 1, 2010 and bridge the gap between our current compensation (salary, bonus, benefits) and longer-term compensation offering (equity plan). The RGIP is intended as a special, one-time bonus program for the purpose of promoting top-line revenue growth in excess of our currently forecasted revenue growth over the two year bonus period. The HRC believes that after several years of promoting cost cutting it is now an appropriate time to focus on revenue growth. The RGIP will also provide a liquid medium-term incentive program, as it will allow management and NEO’s the ability to earn cash in the medium-term, as opposed to our equity plan which is longer term and currently not liquid.

Senior executives and other management employees are eligible to participate in the RGIP; payments will be determined and paid in early 2013. Payout of the RGIP is contingent on achievement of revenue growth at distinct thresholds above current forecasts. To ensure the RGIP is a value added program, payout of the bonus is also subject to the meeting of a minimum EBITDA margin threshold equal to or greater than the final consolidated EBITDA margin for the 2009 calendar year.

For 2010 and 2011, the sole goal of the RGIP is growth in revenue above our forecasted rate. Incremental Revenue Growth is defined as an increase in the percentage of revenue growth year over year above our forecasted rate. For the RGIP, payout levels of the bonus have been set at three incremental growth thresholds: 0.75%, 1.0% and 1.5% incremental revenue growth. These thresholds were set by looking at past growth rates and also our current five year predictions.

Achievement of 0.75% incremental revenue growth over the bonus period results in a payout of the RGIP at the target payout rate. The 1.0% and 1.5% incremental growth levels are “stretch” goals for the program and result in payouts at a premium percentage above the target payout. For our senior executives and officers the payout premiums are 125% and 150% of annual salary, respectively.

Subject to the discretion of the HRC, the revenue goals of the RGIP program will be subject to adjustment based on changes in the general economy. The plan review will occur in a manner similar to that included as part of the Annual Management Bonus Plan in which both positive and negative changes in the economy are taken into account. The HRC will have the final determination on the financial goals, and any changes to such goals, under the RGIP.

In July 2010, the HRC determined to modify the time period for the RGIP. The RGIP has been shifted forward six months, and will now run during the two year period from July 1, 2010 thru June 30, 2012. The HRC determined to shift the RGIP forward by six months because (a) the plan was not rolled out to employees until March 2010 and (b) the continuing economic downturn in the gaming industry in the first half of 2010.

Equity Awards

2010 Performance Incentive Plan

Our Board and stockholders have adopted a 2010 Performance Incentive Plan, or 2010 Plan, to become effective upon the consummation of this offering. Employees, officers, directors, and consultants that provide services to us or one of our subsidiaries may be selected to receive awards under the 2010 Plan.

It is currently anticipated that the HRC will administer the 2010 Plan. The administrator of the plan has broad authority to:

•	Select participants and determine the types of awards that they are to receive;

•

determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and establish the vesting conditions (if applicable) of such shares or awards;

•	cancel, modify or waive our rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding awards, subject to any required consents;

•	construe and interpret the terms of the 2010 Plan and any agreements relating to the 2010 Plan;

•	accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards subject to any required consent;

•	subject to the other provisions of the 2010 Plan, make certain adjustments to an outstanding award and authorize the termination, conversion, substitution or succession of an award; and

•

allow the purchase price of an award or shares of our common stock to be paid in the form of cash, check or electronic funds transfer, by the delivery of previously-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the administrator may authorize, or any other form permitted by law.

A total of 22,113,652 shares of our common stock will be authorized for issuance with respect to awards granted under the 2010 Plan. Any shares subject to awards that are not paid, delivered or exercised before they expire or are canceled or terminated, fail to vest, as well as shares used to pay the purchase or exercise price of awards or related tax withholding obligations, will become available for other award grants under the 2010 Plan. As of the date of this prospectus, no awards have been granted under the 2010 Plan, and the full number of shares authorized under the 2010 Plan is available for award purposes.

Awards under the 2010 Plan may be in the form of incentive or nonqualified stock options, stock appreciation rights, stock bonuses, restricted stock, stock units, performance stock, phantom stock, dividend equivalents and other forms of awards including cash awards. Awards under the 2010 Plan generally will not be transferable other than by will or the laws of descent and distribution, except that the plan administrator may authorize certain transfers.

Nonqualified and incentive stock options may not be granted at prices below the fair market value of the common stock on the date of grant. Incentive stock options must have an exercise price that is at least equal to the fair market value of our common stock, or 110% of fair market value of our common stock or incentive stock option grants to any 10% owner of our common stock, on the date of grant. These and other awards may also be issued solely or in part for services. Awards are generally paid in cash or shares of our common stock. The plan administrator may provide for the deferred payment of awards and may determine the terms applicable to deferrals.

As is customary in incentive plans of this nature, the number and type of shares available under the 2010 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, will be subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Generally, and subject to limited exceptions set forth in the 2010 Plan, if we dissolve or undergo certain corporate transactions such as a merger, business combination, consolidation, or other reorganization; exchange of our common stock; a sale of substantially all of our assets; or any other event in which we are not the surviving entity, all awards then-outstanding under the 2010 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the plan administrator provides for the assumption, substitution or other continuation of the award. The plan administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2010 Plan. For example, the administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Our Board may amend or terminate the 2010 Plan at any time, but no such action will affect any outstanding award in any manner materially adverse to a participant without the consent of the participant. Plan amendments will be submitted to stockholders for their approval as required by applicable law or any applicable listing agency. The 2010 Plan is not exclusive—our Board and the HRC may grant stock and performance incentives or other compensation, in stock or cash, under other plans or authority.

The plan will terminate on November 2, 2020. However, the plan administrator will retain its authority until all outstanding awards are exercised or terminated. The maximum term of options, stock appreciation rights and other rights to acquire common stock under the plan is ten years after the initial date of the award.

2008 Plan

In February 2008, the board of directors approved and adopted the Harrah’s Entertainment, Inc. Management Equity Incentive Plan, or the 2008 Plan. The purpose of the 2008 Plan is to promote our long term financial interests and growth by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of our business; to motivate management personnel by means of growth-related incentives to achieve long range goals; and to further the alignment of interests of participants with those of our stockholders. Except for options awarded under a predecessor plan that were rolled over into the company by Mr. Loveman, all awards under prior plans were exchanged in the Acquisition. Upon and subject to the consummation of this offering, our ability to grant additional awards under the 2008 Plan shall terminate, but (1) such termination will not affect the terms or validity of any awards then outstanding under the 2008 Plan, and (2) the 2008 Plan will continue for all purposes necessary or advisable in the administration, adjustment, settlement, termination or amendment of such outstanding awards. Further, upon and subject to the consummation of this offering, the number of shares then reserved for award grant purposes under the 2008 Plan in excess of the number of shares of our common stock then subject to outstanding award grants under the 2008 Plan will no longer be so reserved and will be available for any authorized purpose.

In December 2009, the Board approved grants to the following NEOs:

Executive	Number of Shares of Time Based Options	Number of Shares of Performance Based Options
		2x	3x
Peter Murphy	277,647	83,294	83,294

The time based options noted above vest and become exercisable in equal increments of 20% on each of the first five anniversaries of the Acquisition. The time vested options have a strike price equivalent to fair market value on the date of grant (as determined reasonably and in good faith by the board of directors).

The performance based options vest based on investment return to our stockholders following the Acquisition. One-half of the performance based options become eligible to vest upon the stockholders receiving cash proceeds equal to two times their amount invested in the Acquisition, or the 2X options, and one-half of the performance based options become eligible to vest upon the stockholders receiving cash proceeds equal to three times their amount invested, or the 3X options. In addition, the performance based options may vest earlier at lower thresholds upon liquidity events prior to December 31, 2011, as well as pro-rata, in certain circumstances.

The combination of time and performance based vesting of the options is designed to compensate executives for long term commitment to us, while motivating sustained increases in our financial performance and helping ensure the stockholders have received an appropriate return on their invested capital.

In connection with his retirement, Mr. Tolosa was awarded a warrant to purchase 138,780 shares of non-voting common stock. 63,082 shares are vested; 37,849 vest if the 2X options vest and 37,849 shares vest if the 3X options vest under the 2008 Plan. The warrant expires in January 2015.

2010 Amendments to 2008 Plan and Supplemental Grants. During the Summer of 2009, senior management expressed concern over employee morale, motivation and retention due, in part, to the depressed value of the equity grants awarded under the 2008 Plan in February 2008. The equity grants in February 2008 were “mega-grants” in lieu of the traditional annual equity grants. However, due to the severe economic recession that has occurred the last two years, the non-voting common stock underlying the option grants from February 2008 is currently valued at below the exercise price of the options. In August 2009, we discussed with the HRC various proposals for improving the long-term compensation package for management. We engaged Watson Wyatt to provide guidance and external perspective in reviewing the long-term compensation for management.

The HRC was presented additional data at its December 2009 meeting regarding the long-term compensation packages of management. At the February 2010 HRC meeting, the HRC approved the RGIP (as discussed above) and various changes to the 2008 Plan.

On February 23, 2010, the HRC adopted an amendment to the 2008 Plan. The amendment provides for an increase in the available number shares of non-voting common stock for which options may be granted to shares.

The amendment also revised the vesting hurdles for performance-based options under the 2008 Plan. The performance options vest if the return on investment in us by of the Sponsors achieve a specified return. Previously, 50% of the performance-based options vested upon a 2x return and 50% vested upon a 3x return. The triggers have been revised to 1.5x and 2.5x, respectively. In addition, a pro-rata portion of the 2.5x options will vest if the Sponsors achieve a return on their investment that is greater than 2.0x, but less than 2.5x. The pro rata portion will increase on a straight line basis from zero to a participant’s total number of 2.5x options depending upon the level of returns that the Sponsors realize between 2.0x and 2.5x.

In addition, in February 2010, the HRC approved supplemental equity grants for all of the NEO’s and certain other management in an effort to enhance the value of grants under the 2008 Plan. The supplemental grants contained solely time-vested options, vesting over 5 years; however, there is no vesting until after the 2nd anniversary from the grant date, and thereafter the options vest at 25% per year.

In February 2010, the HRC approved the following supplemental grants to the NEOs:

Executive	Number of Shares of Time Based Options	Number of Shares of Performance Based Options
Gary Loveman	1,950,155	—
Peter Murphy	243,084	—
Thomas Jenkin	345,651	—
John Payne	219,295	—
Jonathan Halkyard	227,125	—

Conversion of Preferred Stock to Common Stock

In connection with the assessment of long-term incentives for the management team, the HRC determined, in light of the severe economic turmoil the last two years, that the 15% annual dividend paid on the non-voting preferred stock was a disproportionate share of our equity value. Therefore, the HRC determined that it would recommend to our Board and our stockholders that (a) the preferred stock dividend be eliminated, (b) the conversion price for non-voting preferred stock be at the original value of our non-voting common stock (in other words, as if the non-voting preferred stock never was entitled to a dividend) and (c) that the non-voting preferred stock be converted to non-voting common stock.

In February 2010, the Board approved (upon recommendation of the HRC) revisions to the Certificate of Designation for the non-voting preferred stock to eliminate dividends (including all existing accrued but unpaid dividends) and to specify that the conversion right of the non-voting preferred stock be at the original value of our non-voting common stock.

In March 2010, Hamlet Holdings LLC (the holder of all of our voting common stock) and holders of a majority of our non-voting preferred stock approved the revisions to the Certificate of Designation. Also in March 2010, the holders of a majority of our non-voting preferred stock agreed to convert all of the non-voting preferred stock to non-voting common stock.

Employment Agreements and Severance Agreements

We have entered into employment agreements with each of our NEOs, and severance agreements with each of our NEOs, other than Messrs. Loveman and Murphy. The severance agreements, which related to a change in control of us, were put in place prior to the Acquisition and expired by their terms on February 1, 2010. The HRC and the board of directors put these agreements in place in order to attract and retain the highest quality executives. At least annually, our compensation department reviews our termination and change in control arrangements against peer companies as part of its review of our overall compensation package for executives to ensure that it is competitive. The compensation department’s analysis is performed by reviewing each of our executives under several factors, including the individual’s role in the organization, the importance of the individual to the organization, the ability to replace the executive if he/she were to leave the organization, and the level of competitiveness in the marketplace to replace an executive while minimizing the affect to our ongoing business. The compensation department presents its assessment to the HRC for feedback. The HRC reviews the information and determines if changes are necessary to the termination and severance packages of our executives.

Policy Concerning Tax Deductibility

The HRC’s policy with respect to qualifying compensation paid to its executive officers for tax deductibility purposes is that executive compensation plans will generally be designed and implemented to maximize tax deductibility. However, non-deductible compensation may be paid to executive officers when necessary for competitive reasons or to attract or retain a key executive, or where achieving maximum tax deductibility would be considered disadvantageous to our best interests. Our 2009 Senior Executive Incentive Plan is designed to comply with Section 162(m) of the Internal Revenue Code so that annual bonuses paid under these plans, if any, will be eligible for deduction by us. See “—Senior Executive Incentive Plan.”

Stock Ownership Requirements

As a company that does not have a listed equity security, we do not have a policy regarding stock ownership.

Chief Executive Officer’s Compensation

The objectives of our Chief Executive Officer are approved annually by the HRC. These objectives are revisited each year. The objectives for 2009 were:

•	meeting or improving financial targets by enhancing VIP loyalty, achieving higher levels of marketing functionality and continuing to identify efficiency opportunities;

•	optimizing capital structure by controlling capital spending, reducing leverage and securing liquidity;

•	assuring customer satisfaction and loyalty through operational and service excellence and technological innovation;

•	refining development projects in light of economic environment;

•	continuing multi-faceted employee engagement initiatives to increase motivation and retention; and

•	pursuing new business opportunities for us.

The HRC’s assessment of the Chief Executive Officer’s performance is based on a subjective review of performance against these objectives. Specific weights may be assigned to particular objectives at the discretion of the HRC, and those weightings, or more focused objectives are communicated to the Chief Executive Officer at the time the goals are set forth. However, no specific weights were set against the Chief Executive Officer’s objectives in 2009.

As Chief Executive Officer, Mr. Loveman’s base salary was based on his performance, his responsibilities and the compensation levels for comparable positions in other companies in the hospitality, gaming, entertainment, restaurant and retail industries. Merit increases in his salary are a subjective determination by the HRC, which bases its decision upon his prior year’s performance versus his objectives as well as upon an analysis of competitive salaries. Although base salary increases are subjective, the HRC reviews Mr. Loveman’s base salary against peer groups, his roles and responsibilities within the company, his contribution to our success and his individual performance against his stated objective criteria.

The HRC used the 2009 Senior Executive Incentive Plan to determine the Chief Executive Officer’s bonus for 2009. Under this plan, bonus is based on our achieving a specific financial objective. For 2009, the objective was based on our EBITDA, as more fully described above. The HRC has discretion to reduce bonuses (as permitted by Section 162(m) of the Internal Revenue Code), and it is the normal practice of the HRC to reduce the Chief Executive Officer’s bonus by reference to the achievement of performance goals and bonus formulas used under the Annual Management Bonus Plan. For 2009, the HRC made the determination not to award a bonus to the Chief Executive Officer, see “—Summary Compensation Table.”

Mr. Loveman’s salary, bonus and equity awards differ from those of our other named executive officers in order to (a) keep Mr. Loveman’s compensation in line with Chief Executive Officer’s of other gaming, hotel and lodging companies, as well as other consumer oriented companies, (b) compensate him for the role as the leader and public face of our company and (c) compensate him for attracting and retaining our senior executive team.

Personal Benefits and Perquisites

During 2009, all of our NEO’s received a financial counseling reimbursement benefit, and were eligible to participate in our deferred compensation plan, the Executive Supplemental Savings Plan II, or ESSP II, and our health and welfare benefit plans, including the Harrah’s Savings and Retirement Plan. The NEO’s also received matching amounts from us pursuant to the plan documents, which are the same percentages of salary for all employees eligible for these plans. Amounts received by each NEO pursuant to these benefits are included in “—Summary Compensation Table.” In February 2009, we suspended matching for the Savings and Retirement Plan and ESSP II.

Additionally, we provided for Mr. Loveman’s personal use of company aircraft at certain times during 2009. Lodging expenses were incurred by Messrs. Loveman and Murphy for use during their Las Vegas-based residence. We also provided security for Mr. Loveman and his family. The decision to provide Mr. Loveman with the personal security benefit was prompted by the results of an analysis provided by an independent professional consulting firm specializing in executive safety and security. Based on these results, the HRC approved personal security services to Mr. Loveman and his family.

These perquisites are more fully described in “—Summary Compensation Table.”

Our use of perquisites as an element of compensation is limited. We do not view perquisites as a significant element of our comprehensive compensation structure, but do believe that they can be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment.

Under our group life insurance program, senior executives, including the NEOs, are eligible for an employer provided life insurance benefit equal to three times their base annual salary, with a maximum benefit of $5.0 million. Mr. Loveman is provided with a life insurance benefit of $3.5 million under our group life insurance program and additional life insurance policies with a benefit of $2.5 million.

In addition to group long term disability benefits, the Chief Executive Officer and all other NEOs are covered under a company-paid individual long-term disability insurance policy paying an additional $5,000 monthly benefit and a supplemental short-term disability policy with a $10,000 monthly benefit.

Elements of Post-Employment Compensation and Benefits

Employment Arrangements

Chief Executive Officer. Mr. Loveman entered into an employment agreement on January 28, 2008 (as amended to date), which provides that Mr. Loveman will serve as Chief Executive Officer and President until January 28, 2013, and the agreement shall extend for additional one year terms thereafter unless terminated by us or Mr. Loveman at least 60 days prior to each anniversary thereafter. Additionally, pursuant to the agreement,

Mr. Loveman received a grant of stock options pursuant to the 2008 Plan (described above). Mr. Loveman’s annual salary is $2,000,000, subject to annual merit reviews by the HRC. In February 2009, Mr. Loveman agreed to reduce his salary to $1,900,000 as part of a broader management reduction of salaries.

Pursuant to his employment agreement, Mr. Loveman is entitled to participate in the annual incentive bonus compensation programs with a minimum target bonus of 1.5 times his annual salary. In addition, the agreement entitles Mr. Loveman to an individual long-term disability policy with a $180,000 annual maximum benefit and an individual long term disability excess policy with an additional $540,000 annual maximum benefit, subject to insurability.

Mr. Loveman is also entitled to life insurance with a death benefit of at least three times the greater of his base annual salary and $2,000,000. In addition, Mr. Loveman is entitled to financial counseling reimbursed by us, up to $50,000 per year. The agreement also requires Mr. Loveman, for security purposes, to use our aircraft, or other private aircraft, for himself and his family for business and personal travel. The agreement also provides that Mr. Loveman will be provided with accommodations while performing his duties in Las Vegas, and we will also pay Mr. Loveman a gross-up payment for any taxes incurred for such accommodations. Our Board can terminate the employment agreement with or without cause, and Mr. Loveman can resign, at any time.

If we terminate the agreement without cause, or if Mr. Loveman resigns for good reason:

•	Mr. Loveman will be paid, in equal installments over a 24 month period, two times the greater of his annual salary and $2,000,000 plus his target bonus;

•	Mr. Loveman will continue to have the right to participate in our benefit plans (other than bonus and long-term incentive plans) for a period of two years beginning on the date of termination; and

•	his pro-rated bonus (at target) for the year of termination.

“Cause” is defined under the agreement as:

(i)	the willful failure of Mr. Loveman to substantially perform his duties with us or to follow a lawful reasonable directive from our Board (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Mr. Loveman by our Board which specifically identifies the manner in which our Board believes that Mr. Loveman has willfully not substantially performed his duties or has willfully failed to follow a lawful reasonable directive and Mr. Loveman is given a reasonable opportunity (not to exceed thirty days) to cure any such failure, if curable.

(ii)	(A) any willful act of fraud, or embezzlement or theft by Mr. Loveman, in each case, in connection with his duties under the employment agreement or in the course of his employment or (B) Mr. Loveman’s admission in any court, or conviction of, or plea of novo contender to, a felony that could reasonably be expected to result in damage to our business or reputation.

(iii)	Mr. Loveman being found unsuitable for or having a gaming license denied or revoked by the gaming regulatory authorities in Arizona, California, Colorado, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nevada, New Jersey, New York, or North Carolina.

(iv)	(A) Mr. Loveman’s willful and material violation of, or noncompliance with, any securities laws or stock exchange listing rules, including, without limitation, the Sarbanes-Oxley Act of 2002, provided that such violation or noncompliance resulted in material economic harm to us, or (B) a final judicial order or determination prohibiting Mr. Loveman from service as an officer pursuant to the Securities and Exchange Act of 1934 or the rules of the NYSE.

“Good Reason” is defined under the agreement as: without Mr. Loveman’s express written consent, the occurrence of any of the following circumstances unless, in the case of paragraphs (a), (d), (e), (f), or (g), such circumstances are fully corrected prior to the date of termination specified in the written notice given by Mr. Loveman notifying us of his resignation for Good Reason:

(a)	The assignment to Mr. Loveman of any duties materially inconsistent with his status as our Chief Executive Officer or a material adverse alteration in the nature or status of his responsibilities, duties or authority;

(b)	The requirement that Mr. Loveman report to anyone other than our Board;

(c)	The failure of Mr. Loveman to be elected/re-elected as a member of our Board;

(d)	A reduction by us in Mr. Loveman’s annual base salary of $2,000,000, as the same may be increased from time to time pursuant by the HRC;

(e)	The relocation of our principal executive offices from Las Vegas, Nevada, to a location more than fifty miles from such offices, or our requiring Mr. Loveman either: (i) to be based anywhere other than the location of our principal offices in Las Vegas (except for required travel on our business to an extent substantially consistent with Mr. Loveman’s present business travel obligations); or (ii) to relocate his primary residence from Boston to Las Vegas;

(f)	Our failure to pay to Mr. Loveman any material portion of his current compensation, except pursuant to a compensation deferral elected by Mr. Loveman, or to pay to Mr. Loveman any material portion of an installment of deferred compensation under any of our deferred compensation programs within thirty days of the date such compensation is due;

(g)	Our failure to continue in effect compensation plans (and Mr. Loveman’s participation in such compensation plans) which provide benefits on an aggregate basis that are not materially less favorable, both in terms of the amount of benefits provided and the level of Mr. Loveman’s participation relative to other participants at Mr. Loveman’s grade level, to those in which Mr. Loveman is participating as of January 28, 2008;

(h)	Our failure to continue to provide Mr. Loveman with benefits substantially similar to those enjoyed by him under the Savings and Retirement Plan and the life insurance, medical, health and accident, and disability plans in which Mr. Loveman is participating as of January 28, 2008, the taking of any action by us which would directly or indirectly materially reduce any of such benefits or deprive Mr. Loveman of any material fringe benefit enjoyed by Mr. Loveman as of January 28, 2008, except as permitted by the employment agreement;

(i)	Delivery of a written notice of our non-renewal of the employment agreement by us to Mr. Loveman; or

(j)	Our failure to obtain a satisfactory agreement from any successor to assume and agree to perform the employment agreement.

If we terminate the agreement for cause or Mr. Loveman terminates without good reason, Mr. Loveman’s salary will end as of the termination date.

After his employment with us terminates for any reason, Mr. Loveman will be entitled to participate in our group health insurance plans applicable to corporate executives, including family coverage, for his lifetime. We will pay 80% of the premium on an after-tax basis for this coverage, and Mr. Loveman will incur imputed taxable income equal to the amount of our payment. When Mr. Loveman becomes eligible for Medicare coverage, our group health insurance plan will become secondary, and Mr. Loveman will be eligible for the same group health benefits as normally provided to our other retired management directors. He will incur imputed taxable income equal to the premium cost of this benefit.

If a change in control were to occur during the term of Mr. Loveman’s employment agreement, and his employment was terminated involuntarily or he resigned for good reason within two years after the change in control, or if his employment was involuntarily terminated within six months before the change in control by reason of the request of the buyer, Mr. Loveman would be entitled to receive the benefits described above under termination without cause by us or by Mr. Loveman for good reason, except that (a) the multiplier would be three times (in lieu of two times) and (b) the payment would be in a lump sum (as opposed to over a 24 month period). In addition, if the payments are subject to a federal excise tax, or Excise Tax, imposed on Mr. Loveman, the employment agreement requires us to pay Mr. Loveman an additional amount, or Gross-Up Payment, so that the net amount retained by Mr. Loveman after deduction of any Excise Tax on the change in control payments and all Excise Taxes and other taxes on the Gross-Up Payment, will equal the initial change in control payment, less normal taxes.

The agreement provides that Mr. Loveman will not compete with us or solicit employees to leave us above a certain grade level for a period of two years after termination of his active full time employment (which for this purpose does not include the salary continuation period).

Named Executive Officer Employment Arrangements

We also have employment agreements with our other NEOs and members of our senior management team, which provide for a base salary, subject to merit increases as the HRC may approve. We entered into employment agreements on February 28, 2008 with Jonathan S. Halkyard, Thomas M. Jenkin, John W. R. Payne and J. Carlos Tolosa, and with Peter E. Murphy on October 14, 2009. The agreements of Messrs. Jenkin, Halkyard, and Payne expire January 28, 2012; and the agreement with Mr. Murphy expires October 14, 2013. Mr. Tolosa retired from the company in January 2010. Below is a description of the material terms and conditions of these employment agreements.

The agreement with Mr. Tolosa was for a term of three years beginning on the closing of the Acquisition. The agreement with each of Messrs. Halkyard, Jenkin and Payne is for a term of four years beginning on the closing of the Acquisition and is automatically renewed for successive one year terms unless either us or the executive delivers a written notice of nonrenewal at least 60 days prior to the end of the term. The agreement with Mr. Murphy is for a term of four years commencing with his employment with us and is automatically renewed for successive one year terms unless either us or the executive delivers a written notice of nonrenewal at least 60 days prior to the end of the term.

Pursuant to the employment agreements, the executives will receive base salaries as follows: Mr. Halkyard, $600,000; Mr. Jenkin, $1,200,000, Mr. Murphy, $1,250,000, Mr. Payne, $925,000 and Mr. Tolosa, $1,075,000. In February 2009, Messrs Halkyard, Jenkin, Payne and Tolosa agreed to reduce their respective base salaries by 5% as part of a broader management reduction of salaries. In August 2009, Mr. Halkyard was given a market based salary increase to $700,000 and took a 5% reduction of that salary to $665,000. In January 2010, Mr. Payne was given a market based salary increase to $1,025,000 and took a 5% reduction of that salary to $973,750. The 5% salary reductions were reinstated for each of the executives discussed above in July 2010. The HRC will review base salaries on an annual basis with a view towards merit increases (but not decreases) in such salary. In addition, each executive will participate in our annual incentive bonus program applicable to the executive’s position and shall have the opportunity to earn an annual bonus based on the achievement of performance objectives. Mr. Murphy’s target bonus shall be at least 75% of his base salary. In addition, the agreement provides for a stock option grant to be made following the effective date of the employment agreement with vesting based on both the passage of time and the achievement of performance objectives. Mr. Murphy’s agreement also provides that he will be provided with accommodations while performing his duties in Las Vegas, and we will also pay Mr. Murphy a Gross-Up Payment for any taxes incurred for such accommodations.

Each executive will be entitled to participate in benefits and perquisites at least as favorable to the executive as such benefits and perquisites currently available to the executives, group health insurance, long term disability benefits, life insurance, financial counseling, vacation, reimbursement of expenses, director and officer insurance and the ability to participate in our 401(k) plan. With the exception of Mr. Murphy, if (a) the executive attains age 50 and, when added to his or her number of years of continuous service with us, including any period of salary continuation, the sum of his or her age and years of service equals or exceeds 65, and at any time after the occurrence of both such events Executive’s employment is terminated and his employment then terminates either (1) without cause or (2) due to non-renewal of the agreement, or (b) the executive attains age 55 and, when added to his number of years of continuous service with us, including any period of salary continuation, the sum of his age and years of service equals or exceeds 65 and the executive’s employment is terminated other than for cause, he will be entitled to lifetime coverage under our group health insurance plan. The executive will be required to pay 20% of the premium for this coverage and we will pay the remaining premium, which will be imputed taxable income to the executive. This insurance coverage terminates if the executive competes with us. Mr. Murphy’s agreement does not provide for lifetime coverage under our group health insurance plan.

In the event that the executive is terminated by us without cause (as defined in the severance agreement) or the executive resigns for good reason (as defined in the severance agreement) during the two year period following the date of the Acquisition, the executive’s severance agreement (described above under “—Named Executive Officer Employment Arrangements—Severance Agreements”) will govern the executive’s severance benefits, if any, and the executive will be subject to the restrictive covenants set forth in the severance agreement, however, the executive shall retain the right to the retiree medical coverage described above. These severance agreements expired on February 1, 2010.

Upon a termination without cause (as defined in the employment agreement and set forth below), a resignation by the executive for good reason (as defined in the employment agreement and set forth below) or upon our delivery of a non-renewal notice, the executive shall be entitled to his accrued but unused vacation, unreimbursed business expenses and base salary earned but not paid through the date of termination. In addition, the executive will receive a cash severance payment equal to 1.5 times his base salary payable in equal installments during the 18 months following such termination and pro-rated bonus for the year in which the termination occurs based on certain conditions. Mr. Murphy’s cash severance payments are limited to one times his base salary during his initial year of employment. Also, Mr. Murphy is entitled to payment of any bonus for the year of termination (pro rata) if the HRC awards such bonus. In the event that the executive’s employment is terminated by reason of his disability, he will be entitled to apply for our long term disability benefits, and, if he is accepted for such benefits, he will receive 18 months of base salary continuation offset by any long term disability benefits to which he is entitled during such period of salary continuation. Furthermore, during the time that the executive receives his base salary during the period of salary continuation, he will be entitled to all benefits. Payment of any severance benefits is contingent upon the execution of a general release in favor of us and our affiliates.

“Cause” under the employment agreements is defined as:

(i)	The willful failure of the executive to substantially perform executive’s duties with us or to follow a lawful, reasonable directive from our Board or the Chief Executive Officer or such other executive officer to whom the executive reports (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to executive by our Board (or the Chief Executive Officer, as applicable) which specifically identifies the manner in which our Board (or the Chief Executive Officer, as applicable) believes that the executive has willfully not substantially performed the executive’s duties or has willfully failed to follow a lawful, reasonable directive;

(ii)	(A) Any willful act of fraud, or embezzlement or theft, by executive, in each case, in connection with the executive’s duties hereunder or in the course of executive’s employment hereunder or (B) the executive’s admission in any court, or conviction of, or plea of nolo contendere to, a felony;

(iii)	The executive being found unsuitable for or having a gaming license denied or revoked by the gaming regulatory authorities in any jurisdiction in which we conduct gaming operations;

(iv)	(A) The executive’s willful and material violation of, or noncompliance with, any securities laws or stock exchange listing rules, including, without limitation, the Sarbanes-Oxley Act of 2002, provided that such violation or noncompliance resulted in material economic harm to us, or (B) a final judicial order or determination prohibiting the executive from service as an officer pursuant to the Securities and Exchange Act of 1934 or the rules of the NYSE; or

(v)	A willful breach by the executive of non competition provisions or confidentiality provisions of the agreement.

For purposes of definition, no act or failure to act on the part of the executive, shall be considered “willful” unless it is done, or omitted to be done, by the executive in bad faith and without reasonable belief that the executive’s action or omission was in our best interests. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by our Board or based upon the advice of our counsel shall be conclusively presumed to be done, or omitted to be done, by the executive in good faith and in our best interests. The cessation of employment of the executive shall not be deemed to be for Cause unless and until the executive has been provided with written notice of the claim(s) against him or her under the above provision(s) and a reasonable opportunity (not to exceed 30 days) to cure, if possible, and to contest said claim(s) before our Board.

“Good Reason” under the employment agreements is defined as:

The occurrence, without the executive’s express written consent, of any of the following circumstances unless such circumstances are fully corrected prior to the date of termination specified in the written notice given by the executive notifying us of his or her intention to terminate his or her Employment for Good Reason:

(a)	A reduction by us in the executive’s annual base salary, other than a reduction in base salary that applies to a similarly situated class of our employees or our affiliates;

(b)	Any material diminution in the duties or responsibilities of executive as of the date of the employment agreement; provided that a change in control of the company that results in our becoming part of a larger organization will not, in and of itself and unaccompanied by any material diminution in the duties or responsibilities of the executive, constitute Good Reason;

(c)	(i) Our failure to pay or provide to the executive any material portion of his or her then current Base Salary or then current benefits under the employment agreement (except pursuant to a compensation deferral elected by executive) or (ii) the failure to pay the executive any material portion of deferred compensation under any of our deferred compensation programs within 30 days of the date such compensation is due and permitted to be paid under Section 409A of the Code, in each case other than any such failure that results from a modification to any compensation arrangement or benefit plan that is generally applicable to similarly situated officers;

(d)	Our requiring the executive to be based anywhere other than Atlantic City or Las Vegas (except for required travel on company business to an extent substantially consistent with the executive’s present business travel obligations); or

(e)	Our failure to obtain a satisfactory agreement from any successor to assume and agree to perform the employment agreement.

Mr. Murphy’s agreement includes the following additional provision in its definition of “Good Reason”:

(f)	The executive being required to report to anyone other than the Chief Executive Officer.

The executives each have covenants to not compete, not to solicit and not to engage in communication in a manner that is detrimental to the business. The executive’s “non-compete period” varies based on the type of termination that they executive has. If the executive has a voluntarily termination of employment with us without Good Reason, the non-compete period is six months, if we have terminated the executive’s employment without cause, or the executive has terminated for Good Reason, we have delivered a notice of non-renewal to the executive or if the executive’s employment terminates by reason of disability, the non-compete period is for 18 months. If the executive’s employment is terminated for cause, the non-compete period is for six months. The non-solicitation and non-communication periods last for 18 months following termination. A breach of the non-compete covenant will cause our obligations under the agreement to terminate. In addition, the executives each have confidentiality obligations.

Severance Agreements

We entered into severance agreements with each of the NEO’s, other than Messrs. Loveman and Murphy. The severance agreements related to a change in control, which occurred pursuant to the definition of change in control in the severance agreements on January 28, 2008 as a result of the Acquisition. We believe these agreements reinforce and encourage the attention and dedication of our executives if they are faced with the possibility of a change in control of the company that could affect their employment. The severance agreements of Messrs. Jenkin, Halkyard and Tolosa became effective January 1, 2004. The severance agreement of Mr. Payne became effective January 1, 2007. These agreements expired by their terms on February 1, 2010.

The severance agreements provided, under the circumstances described below, for a compensation payment, or Compensation Payment, of:

•

three times “annual compensation” (which includes salary and bonus (calculated as the average of the executive’s annual bonuses for the three highest calendar years during the five calendar years preceding the calendar year in which the change in control occurred) amounts but excludes restricted stock vestings and compensation or dividends related to restricted stock, stock options or stock appreciation rights);

•	any bonus accrued for the prior year and pro-rata for the current year up to the date of termination;

•

the Gross-Up Payment, so that the net amount retained on the payments made under the Severance Agreement, or Severance Payments, which are subject to the Excise Tax, will equal the initial Severance Payments less normal taxes;

•	life, accident and health insurance benefits for twenty four months substantially similar to those which the executive was receiving immediately prior to termination; and

•	reasonable legal fees and expenses incurred by the executive as a result of termination.

The severance agreements entitled each of them to the Compensation Payment after a change in control if, within two years of the change in control, their employment was terminated without cause, or they resigned with good reason, or if their employment was terminated without cause within six months before a change in control at the request of the buyer.

“Good Reason” is defined under the severance agreements as, without the executive’s express written consent, the occurrence after a Change in Control (as defined below), of any of the following circumstances unless such circumstances occur by reason of their death, disability or the executive’s voluntary termination or voluntary retirement, or, in the case of paragraphs (i), (ii), (iii), (iv) or (v), such circumstances are fully corrected prior to the date of termination, respectively, given in respect thereof:

(i)	The assignment to the executive of any duties materially inconsistent with his status immediately prior to the Change in Control or a material adverse alteration in the nature or status of his or her responsibilities;

(ii)	A reduction by us in the executive’s annual base salary as in effect on the date of the severance agreement or as the same may have been increased from time to time;

(iii)	The relocation of our executive offices where the executive is located just prior to the Change in Control to a location more than fifty miles from such offices, or our requiring executive to be based anywhere other than the location of such executive offices (except for required travel on our business to an extent substantially consistent with the executive’s business travel obligations during the year prior to the Change in Control);

(iv)	Our failure to pay to executive any material portion of current compensation, except pursuant to a compensation deferral elected by the executive required by agreement, or to pay any material portion of an installment of deferred compensation under any of our deferred compensation program within thirty days of the date such compensation is due;

(v)	Except as permitted by any agreement, our failure to continue in effect any compensation plan in which the executive is participating immediately prior to the Change in Control which is material to the executive’s total compensation, including but not limited to, our annual bonus plan, the Executive Supplemental Savings Plan, or ESSP, or the Stock Option Plan or any substitute plans, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or our failure to continue the executive’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the executive’s participation relative to other participants at grade level;

(vi)	Our failure to continue to provide the executive with benefits substantially similar to those enjoyed by executive under the Savings and Retirement Plan and the life insurance, medical, health and accident, and disability plans in which the executive is participating at the time of the Change in Control, the taking of any action by us which would directly or indirectly materially reduce any of such benefits or deprive the executive of any material fringe benefit enjoyed by the executive at the time of Change in Control;

(vii)	Our failure to obtain a satisfactory agreement from any successor to assume and agree to perform the severance agreement; or

(viii)	Any purported termination of the executive’s employment by us which is not effected pursuant to a notice of termination satisfying the requirements set forth in the severance agreement.

A Change in Control is defined in the severance agreements as the occurrence of any of the following:

(i)	Any person becomes the beneficial owner of 25% or more of our then outstanding voting securities, regardless of comparative voting power of such securities;

(ii)	Within a two-year period, members of the Board at the beginning of such period and their approved successors no longer constitute a majority of the Board;

(iii)	The closing of a merger or other reorganization where our voting securities prior to the merger or reorganization represent less than a majority of the voting securities after the merger or consolidation; or

(iv)	Stockholder approval of our liquidation or dissolution.

In addition to payments described above, under the severance agreements, NEOs receive accelerated vesting of certain stock options, or if the executive’s employment terminates subsequent to a Change in Control or within six months before the change in control by request of the buyer, accelerated vesting of all options, or Accelerated Payments. Any unvested restricted stock and stock options granted prior to 2001 vested automatically upon a Change in Control regardless of whether the executive is terminated, as will any stock options granted in 2001 or later which are not assumed by the acquiring company. All unvested stock options granted in 2001 and later, including those assumed by the acquiring company, will vest if the executive becomes eligible for a Compensation Payment. At our election we may “cash out” all or part of the executive’s outstanding and unexercised options, with the cash payment based upon the higher of the closing price of our common stock on the date of termination and the highest per share price for our common stock actually paid in connection with any

Change in Control. The Acquisition constituted a Change in Control under the Severance Agreements and all equity awards held by Messrs. Jenkin, Halkyard, Payne and Tolosa were cancelled and cashed-out at the Acquisition consideration of $90.00 per share (less applicable exercise prices and withholding taxes).

None of the executives was entitled to the Compensation Payment after a change in control if their termination is (i) by us for cause, or (ii) voluntary and not for good reason (as defined above).

For purposes of the severance agreements, “Cause” shall mean:

(i)	willful failure to perform substantially duties or to follow a lawful reasonable directive from a supervisor or our Board, as applicable, (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered by a supervisor or our Board, as applicable, which specifically identifies the manner in which a supervisor or our Board, as applicable, believe that the executive has not substantially performed his or her duties or to follow a lawful reasonable directive and you are given a reasonable opportunity (not to exceed thirty days) to cure any such failure to substantially perform, if curable;

(ii)	(A) any willful act of fraud, or embezzlement or theft, in each case, in connection with the executive’s duties to us of in the course of employment with us or (B) admission in any court, or conviction of, a felony involving moral turpitude, fraud, or embezzlement, theft or misrepresentation, in each case against us;

(iii)	being found unsuitable for or having a gaming license denied or revoked by the gaming regulatory authorities in Arizona, California, Colorado, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nevada, New Jersey, New York and North Carolina;

(iv)	(A) willful and material violation of, or noncompliance with, any securities laws or stock exchange listing rules, including, without limitation, the Sarbanes Oxley Act of 2002 if applicable, provided that such violation or noncompliance resulted in material economic harm to us, or (B) a final judicial order of determination prohibiting the executive from service as an officer pursuant to the Securities Exchange Act of 1934 and the rules of the NYSE.

If an executive became entitled to Severance Payments, which were subject to an Excise Tax, the severance agreements require us to pay the executive a Gross-Up Payment, so that the net amount retained by the executive after deduction of any Excise Tax on the Severance Payments and all Excise Taxes and other taxes on the Gross-Up Payment, will equal the initial Severance Payments less normal taxes.

Each severance agreement had a term of one calendar year and could be renewed automatically each year starting January 1 unless we give the executive six months notice of non-renewal. In cases where a potential change in control (as defined) has occurred or the non-renewal is done in contemplation of a potential change in control, we must give the executive one year’s notice. Each severance agreement provides that if a change in control occurs during the original or extended term of the agreement, then the agreement will automatically continue in effect for a period of 24 months beyond the month in which the change in control occurred. Therefore, since the Acquisition was a change in control under the severance agreement, each NEO’s severance agreement continued in effect until February 1, 2010.

Deferred Compensation Plans

We have one deferred compensation plan, the Executive Supplemental Savings Plan II, or ESSP II, currently active, although there are five other plans that contain deferred compensation assets: Harrah’s Executive Deferred Compensation Plan, or EDCP, the ESSP, Harrah’s Deferred Compensation Plan, or DCP, the Restated Park Place Entertainment Corporation Executive Deferred Compensation Plan, and the Caesars World, Inc. Executive Security Plan.

Further deferrals into the EDCP were terminated in 2001 when the HRC approved the ESSP, which permitted certain key employees, including executive officers, to make deferrals of specified percentages of salary and bonus. No deferrals were allowed after December 2004 into ESSP, and we approved the ESSP II, which complies with the American Jobs Creation Act of 2004 and allowed deferrals starting in 2005. ESSP II, similar to ESSP, allows participants to choose from a selection of varied investment alternatives and the results of these investments will be reflected in their deferral accounts. To assure payment of these deferrals, a trust fund was established similar to the escrow fund for the EDCP. The trust fund is funded to match the various types of investments selected by participants for their deferrals.

ESSP and ESSP II do not provide a fixed interest rate, as the EDCP and DCP do, and therefore the market risk of plan investments is borne by participants rather than us. To encourage EDCP participants to transfer their account balances to the ESSP thereby reducing our market risk, we approved a program in 2001 that provided incentives to a limited number of participants to transfer their EDCP account balances to the ESSP. Under this program, a currently employed EDCP participant who was five or more years away from becoming vested in the EDCP retirement rate, including any executive officers who were in this group, received an enhancement in his or her account balance if the participant elected to transfer the account balance to the ESSP. The initial enhancement was the greater of (a) twice the difference between the participant’s termination account balance and retirement account balance, (b) 40% of the termination account balance, not to exceed $100,000, or (c) four times the termination account balance not to exceed $10,000. Upon achieving eligibility for the EDCP retirement rate (age 55 and 10 years of service), the participant electing this program will receive an additional enhancement equal to 50% of the initial enhancement. Pursuant to the ESSP, the additional enhancement vested upon the closing of the Acquisition. Mr. Loveman elected to participate in this enhancement program, and therefore no longer has an account in the EDCP.

Mr. Jenkin maintained a balance in the EDCP during 2009. Under the EDCP, the executive earns the retirement rate under the EDCP if he attains (1) specified age and service requirements (55 years of age plus 10 years of service or 60 years of age) or (2) attains specified age and service requirements (is at least 50 years old, and when added to years of service, equals 65 or greater) and if his employment is terminated without cause pursuant to his employment agreement. The executive receives service credit under the EDCP for any salary continuation and non-compete period. Additionally, if an executive is “separated from service” within 24 months of the Acquisition, the executive earns the retirement rate under the EDCP. Mr. Jenkin has met the requirements to earn the retirement rate.

While further deferrals into the EDCP were terminated, and while most EDCP participants transferred their EDCP account balance to the ESSP, amounts deferred pursuant to the EDCP prior to its termination and not transferred to the ESSP remain subject to the terms and conditions of the EDCP and will continue to earn interest as described above.

Under the deferred compensation plans, the Acquisition required that the trust and escrow fund be fully funded.

Summary Compensation Table

The Summary Compensation Table below sets forth certain compensation information concerning our Chief Executive Officer, Chief Financial Officer and our four additional most highly compensated executive officers during 2009.

(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)	(e) Stock Awards ($)(1)	(f) Option Awards ($)(1)	(g) Non-Equity Incentive Plan Compensation ($)(2)	(h) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	(i) All Other Compensation ($)(6)	(j) Total ($)
Gary W. Loveman, Chairman, President and CEO	2009	1,919,231	—	—	—	3,000,000	—	1,047,079	5,966,310
	2008	2,000,000	—	—	36,389,259	—	—	1,237,724	39,626,983
	2007	2,000,000	—	937,504	8,509,684	2,400,000	—	1,575,044	15,422,232

Jonathan S. Halkyard, Senior Vice President and Chief Financial Officer	2009	605,731	—	—	—	349,867	—	25,610	981,208
	2008	600,000	—	—	2,988,615	—	—	38,964	3,627,579
	2007	560,769	—	—	445,580	336,461	—	39,882	1,382,692

Thomas M. Jenkin,	2009	1,151,538	—	—	—	767,289	116,834	33,188	2,068,849
President, Western	2008	1,200,000	—	—	4,019,211	—	248,968	33,058	5,501,237
Division	2007	1,134,615	—	—	1,242,669	978,605	213,821	57,559	3,627,269

John W. R. Payne,	2009	887,645	—	—	—	904,574	—	22,781	1,815,000
President, Central	2008	978,365	—	—	2,885,592	277,500	—	38,820	4,180,277
Division	2007	922,115	—	146,637	450,990	508,305	—	53,297	2,081,344

Peter E. Murphy, President-Strategy and Development(4)	2009	225,962	—	—	1,857,595	169,471	—	20,347	2,273,375

J. Carlos Tolosa,	2009	1,031,587	—	—	—	600,000	—	308,642	1,940,229
President, Eastern	2008	1,075,000	—	—	1,731,340	—	44,149	601,682	3,452,171
Division(5)	2007	1,075,000	—	—	2,116,274	645,000	96,286	334,653	4,267,213

(1)	The value of stock awards, option awards and stock appreciation rights was determined as required by Accounting Standards Codification, or ASC, Topic 718, (formerly, Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123(R))). See note 17 in the notes to audited consolidated financial statements, included elsewhere in this prospectus, for details on assumptions used in the valuation. Performance based awards granted in 2008 and 2009 are valued using a Monte Carlo simulation option pricing model. This model approach provides a probable outcome fair value for these types of awards. The estimated maximum potential value for the performance awards, and the related total Option Awards fair values for the 2008 awards, respectively, were $20,930,927 and $38,717,969 for Mr. Loveman; $1,169,520 and $3,118,732 for Mr. Halkyard; $1,572,800 and $4,194,196 for Mr. Jenkin; $1,129,199 and $3,011,223 for Mr. Payne; and $677,520 and $1,806,719 for Mr. Tolosa. The estimated maximum potential values for the performance awards, and the related total Option Award fair values for the 2009 awards, respectively, were $711,274 and $1,896,719 for Mr. Murphy.
(2)	Other than for Mr. Payne, no bonuses were approved for the NEO’s for 2008.
(3)	Includes above market earnings on the balance the executives maintain in the EDCP. Mr. Jenkin has met the requirements to earn the retirement rate of interest. In October 1995, the HRC approved a fixed retirement rate of 15.5% for all account balances under the EDCP as of December 31, 1995 (subject to plan minimum rates contained in the EDCP). The interest rates on post 1995 deferrals continue to be approved each year by the Committee. The retirement rate on post 1995 deferrals during 2009 was the EDCP’s minimum retirement rate of 9.37%. The account for Mr. Tolosa was distributed in 2008.
(4)	Mr. Murphy joined us October 14, 2009.
(5)	Mr. Tolosa left his position as President, Eastern Division in September 2009 and retired in January 2010.

(6)	All Other Compensation includes the amounts in the following table:

Name	Year	Executive Security ($)	Allocated amount for aircraft usage ($)	Allocated amount for company lodging and the associated taxes ($)	Matching contributions to the ESSP II ($)	Relocation ($)	Dividends paid on unvested stock awards ($)
Gary W. Loveman	2009	394,529	330,618	185,192	—	—	—
	2008	442,186	460,086	155,387	—	—	—
	2007	693,991	461,977	162,448	—	—	—

Jonathan S. Halkyard	2009	—	—	—	—	—	—
	2008	—	—	—	—	—	—
	2007	—	—	—	—	—	—

Thomas M. Jenkin	2009	—	—	—	—	—	—
	2008	—	—	—	—	—	—
	2007	—	—	—	28,967	—	—

John W. R. Payne	2009	—	—	—	—	—	—
	2008	—	—	—	—	—	—
	2007	—	—	—	—	—	—

Peter E. Murphy	2009	—	—	—	—	—	—

J. Carlos Tolosa	2009	—	229,558	31,222	—	—	—
	2008	—	501,240	—	—	—	—
	2007	—	248,196	—	—	—	—

All other compensation is detailed in the above table only to the extent that the amount of any individual perquisite item exceeds the greater of $25,000 or 10% of the executive’s total perquisites.

Mr. Loveman is required to have executive security protection which is provided at our cost; See “—Compensation Discussion and Analysis—Personal Benefits and Perquisites” for additional information.

The amounts allocated to Messrs. Loveman and Tolosa for personal and/or commuting aircraft usage is calculated based on the incremental cost to us of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar/parking costs and other miscellaneous variable costs. Since our aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, depreciation of the purchase costs of our aircraft, fractional ownership commitment fees, and the cost of maintenance not specifically related to trips. For security reasons, Mr. Loveman is required to use our aircraft for personal and commuter travel.

The amounts allocated to Mr. Loveman and Mr. Tolosa for company lodging while in Las Vegas and Atlantic City, respectively, and the associated taxes are based on their respective taxable earnings for such lodging.

We do not provide a fixed benefit pension plan for our executives but maintain a deferred compensation plan, the ESSP II, under which our executives may defer a portion of their compensation. The ESSP II is a variable investment plan that allows the executives to direct their investments by choosing among several investment alternatives.

Discussion of Summary Compensation Table

Each of our named executive officers has entered into employment and severance agreements (except Messrs. Loveman and Murphy who do not have severance agreements) with us that relate to the benefits that the named executive officers receive upon termination. See “—Compensation Discussion and Analysis—Elements of Post Employment Compensation and Benefits—Employment Arrangements” for additional information.

2009 Grants of Plan-Based Awards

The following table gives information regarding potential incentive compensation for 2009 to our executive officers named in the Summary Compensation Table. Non-Equity Incentive Plan Awards approved for 2009 are included in the “Non Equity Incentive Plan Compensation” column in the Summary Compensation Table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			Option: Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Share Value on Grant Date ($/Sh)	Grant date fair value of option awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary W. Loveman	n/a	2,400,000	3,000,000	3,400,000	—	—	—	—	—	—	—
Jonathan S. Halkyard	n/a	332,500	399,000	465,500	—	—	—	—	—	—	—
Thomas M. Jenkin	n/a	720,000	900,000	1,080,000	—	—	—	—	—	—	—
John W. R. Payne	n/a	555,000	693,750	832,500	—	—	—	—	—	—	—
Peter E. Murphy	n/a	135,577	169,471	203,365	—	—	—	—	—	—	—
	12/1/2009	—	—	—	—	—	—				1,857,595
J. Carlos Tolosa	n/a	645,000	806,250	967,500	—	—	—	—	—	—	—

(1)	Represents potential threshold, target and maximum incentive compensation for 2009. Amounts actually paid for 2009 are described in the “Non Equity Incentive Plan Compensation” column in the Summary Compensation Table.

Discussion of Grants of Plan Based Awards Table

In February 2008, the Board approved and adopted the 2008 Plan. The purpose of the 2008 Plan is to promote our long term financial interests and growth by attracting and retaining management and other personnel and key service providers with the training, experience and ability to enable them to make a substantial contribution to the success of our business; to motivate management personnel by means of growth-related incentives to achieve long range goals; and to further the alignment of interests of participants with those of our stockholders. For a more detailed discussion of how equity grants are determined, see “—Compensation Discussion and Analysis—Elements of Compensation—Equity Awards.”

On January 27, 2008, we entered into a stock option rollover agreement with Mr. Loveman that provides for the conversion of options to purchase our shares prior to the Acquisition into options to purchase our shares following the Acquisition with such conversion preserving the intrinsic “spread value” of the converted option. The rollover option is immediately exercisable with respect to 566,880 shares of our common stock at an exercise price of $5.87 per share. The rollover options expire on June 17, 2012.

Outstanding Equity Awards at Fiscal Year-End

In February 2008, the board of directors approved and adopted the 2008 Plan. Grants to each of our named executive officers under this plan are listed below. See “—Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation-Equity Awards” for more information.

	Options
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Vested Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Options Exercise Price ($)	Options Expiration Date
Gary W. Loveman	566,880	—	—	5.87	6/17/2012
	—	397,463	1,589,869	23.49	2/27/2018
	—	—	2,338,595	23.49	2/27/2018
Jonathan S. Halkyard	—	43,555	174,228	23.49	2/27/2018
	—	—	130,669	23.49	2/27/2018
Thomas M. Jenkin	—	58,577	234,309	23.49	2/27/2018
	—	—	175,727	23.49	2/27/2018
John W. R. Payne	—	42,052	168,225	23.49	2/27/2018
	—	—	126,164	23.49	2/27/2018
Peter E. Murphy	—	—	277,647	12.16	12/1/2019
	—	—	166,589	12.16	12/1/2019
J. Carlos Tolosa (1)	—	63,082	63,082	23.49	2/27/2018
	—	—	75,698	23.49	2/27/2018

(1)	Mr. Tolosa’s grants under the Equity Plan were cancelled upon his retirement in January 2010.

Option Exercises and Stock Vested

The following table gives certain information concerning stock option and stock award exercises and vesting during 2009.

Name	Option Awards Number of Shares Vesting (#)	Stock Awards Number of Shares Vesting (#)	Value Realized on Exercise ($)
Gary W. Loveman	397,463	—	—
Jonathan S. Halkyard	43,555	—	—
Thomas M. Jenkin	58,577	—	—
John W. R. Payne	42,052	—	—
Peter E. Murphy	—	—	—
J. Carlos Tolosa	63,082	—	—

For discussion of how equity grants are determined, see “—Compensation Discussion and Analysis—Elements of Compensation—Equity Awards.”

Nonqualified Deferred Compensation

Name	Executive Contributions in 2009 ($)(1)	Registrant Contributions in 2009 ($)(1)	Aggregate Earnings in 2009 ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance in 2009 ($)(2)
Gary W. Loveman	—	—	9,013	—	46,163
Jonathan S. Halkyard	48,458	1,229	103,601	—	567,018
Thomas M. Jenkin	—	—	496,174	—	4,406,839
John W. R. Payne	—	—	2,631	—	11,369
Peter E. Murphy	—	—	—	—	—
J. Carlos Tolosa	247,581	2,846	1,482	—	537,490

(1)	The following deferred compensation contribution and earnings amounts were reported in the 2009 Summary Compensation Table.

Name	Contributions in 2009 ($)	Above Market Earnings in 2009 ($)
Gary W. Loveman	—	—
Jonathan S. Halkyard	49,687	—
Thomas M. Jenkin	—	116,834
John W. R. Payne	—	—
Peter E. Murphy	—	—
J. Carlos Tolosa	250,427	—

All other earnings were at market rates from deferred compensation investments directed by the executives.

(2)	The following deferred compensation contribution and earnings amounts were reported in the Summary Compensation Table in previous years.

Name	Prior Year Contributions and Above Market Earnings Amounts ($)
Gary W. Loveman	12,484,249
Jonathan S. Halkyard	322,044
Thomas M. Jenkin	936,826
John W. R. Payne	801,986
Peter E. Murphy	—
J. Carlos Tolosa	739,985

Discussion of Nonqualified Deferred Compensation Table

We do not provide a fixed benefit pension plan for our executives but maintains deferred compensation plans. During 2009, certain key employees, including executive officers, could defer a portion of their salary and bonus into the ESSP II. The ESSP II is a variable investment plan that allows the executives to direct their investments by choosing among several investment alternatives. All the named executives, except for Messrs. Jenkin and Murphy, were participants in the ESSP II during 2009. The contributions of the executives and the Company into the ESSP II during 2009 are reflected in the above table. The earnings of the executives in 2009 on current and prior year deferrals are also reflected in the above table.

The ESSP II replaced our ESSP for future deferrals beginning on January 1, 2005. No deferrals were allowed after December 2004 into ESSP. We approved the ESSP II, which complies with the American Jobs Creation Act of 2004 and allowed deferrals starting in 2005. Mr. Halkyard maintains a balance in the ESSP and his earnings for 2009 on current and prior year deferrals are also reflected in the above table.

Mr. Tolosa maintained, and Mr. Jenkin currently maintains, a balance in the EDCP. Under the EDCP, the executive earns the retirement rate under the EDCP if he attains (a) specified age and service requirements (55 years of age plus 10 years of service or 60 years of age) or (2) attains specified age and service requirements (is at least 50 years old, and when added to years of service, equals 65 or greater) and if his employment is terminated without cause pursuant to his employment agreement. The executive receives service credit under the EDCP for any salary continuation and non-compete period. Additionally, if an executive is “separated from service” within 24 months of the Acquisition, the executive earns the retirement rate under the EDCP. Mr. Tolosa and Mr. Jenkin have met the requirements under the EDCP to earn the retirement rate. Deferrals into the EDCP were terminated in 2001. The HRC approves the EDCP retirement rate (which cannot be lower than a specified formula rate) annually. In October 1995, the HRC approved a fixed retirement rate of 15.5% for all account balances under the EDCP as of December 31, 1995 (subject to plan minimum rates contained in the EDCP). The interest rates on post-1995 deferrals continue to be approved each year by the HRC. The retirement rate on post-1995 deferrals during 2009 was the Plan’s minimum retirement rate of 9.37%. Mr. Jenkin’s earnings in 2009 under the EDCP are included in the above table. Mr. Tolosa received distribution of his balance in the EDCP during 2008.

The table below shows the investment funds available under the ESSP and the ESSP II and the annual rate of return for each fund for the year ended December 31, 2009:

Name of Fund	2009 Rate of Return
500 Index Trust B	26.36%
Aggressive Growth Lifecycle	31.15%
American Growth Trust	38.87%
American International Trust	42.58%
Brandes International Equity	25.28%
Conservative Lifecycle	21.40%
Equity-Income Trust	25.76%
Growth Lifecycle	29.07%
Inflation Managed	20.80%
International Equity Index Trust B	38.80%
Janus Risk-Managed Core	22.55%
Managed Bond	21.01%
Mid Cap Stock Trust	31.47%
Mid Value Trust	46.27%
Moderate Lifecycle	24.87%
Money Market Trust B	0.47%
Real Estate Securities Trust	30.26%
Small Cap Growth Trust	34.46%
Small Cap Value Trust	28.79%
Small Cap Index	26.70%

Pursuant to the terms of the DCP and ESSP II, any unvested amounts of the participants in the plans became fully vested upon the Acquisition.

Potential Payments Upon Termination or Change in Control

We have entered into employment and severance agreements (other than with Mr. Loveman and Mr. Murphy who only have employment agreements) with the NEOs that require us to make payments and provide various benefits to the executives in the event of the executive’s termination or a Change in Control. The terms of the agreements are described above under “—Compensation Discussion and Analysis—Elements of Post-Employment Compensation and Benefits—Employment Arrangements.” The estimated value of the payments and benefits due to the executives pursuant to their agreements under various termination events are detailed below.

The following tables show the estimated amount of potential cash severance payable to each of the named executive officers, as well as the estimated value of continuing benefits, based on compensation and benefit levels in effect on December 31, 2009.

For each of the NEOs, we have assumed that their employment was terminated on December 31, 2009, and the market value of their unvested equity awards was $13.17, which was the fair market value of our stock (as determined by the HRC) as of December 31, 2009. Due to the numerous factors involved in estimating these amounts, the actual value of benefits and amounts to be paid can only be determined upon an NEO’s termination of employment.

Gary W. Loveman	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control) ($)	Disability ($)(1)	Death ($)
Compensation:
Base Salary	—	—	10,000,000	—	15,000,000	4,000,000	—
Short Term Incentive	—	—	3,000,000	—	3,000,000	—	—
Long Term Incentives:
Unvested and Accelerated Restricted Stock	—	—	—	—	—	—	—
Unvested and Accelerated Stock Options and SARs	—	—	—	—	—	—	—
Benefits and Perquisites:
Post-retirement Health Care(2)	312,368	312,368	312,368	312,368	312,368	312,368	—
Life and Accident Insurance and Benefits(3)	—	—	21,908	—	21,908	21,908	6,000,000
Disability Insurance and Benefits(4)	—	—	—	—	—	80,000 per mo.	—
Accrued Vacation Pay	—	—	—	—	—	—	—
Financial Planning	—	—	50,000	—	50,000	—	—
Gross-Up Payment for Excise Taxes	—	—	—	—	—	—	—

Totals	312,368	312,368	13,384,276	312,368	18,384,276	4,334,276 and 80,000 per mo.	6,000,000

(1)	Base salary payments will be offset by disability payments.
(2)	Reflects the estimated present value of all future premiums under our health plans.
(3)	Reflects the estimated present value of the cost of coverage for life and accident insurance policies and the estimated amount of proceeds payable to the executive’s beneficiaries in the event of the executive’s death.
(4)	Reflects the estimated amount of proceeds payable to the executive in the event of the executive’s disability.

Jonathan S. Halkyard	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control)($)	Disability ($)(1)	Death ($)
Compensation:
Base Salary	—	—	997,500	—	2,676,772	997,500	—
Short Term Incentive	—	—	349,867	—	349,867	—	—
Long Term Incentives: Unvested and Accelerated Restricted Stock	—	—	—	—	—	—	—
Unvested and Accelerated Stock Options and SARs	—	—	—	—	—	—	—
Benefits and Perquisites:
Post-retirement Health Care(2)	—	—	—	—	20,286	363,557	—
Life and Accident Insurance and Benefits(3)	—	—	—	—	5,443	—	1,710,000
Disability Insurance and Benefits(4)	—	—	—	—	—	30,000 per mo.	—
Accrued Vacation Pay	10,514	10,514	10,514	10,514	10,514	10,514	10,514
Financial Planning	—	—	7,500	—	7,500	—	—
Gross-Up Payment for Excise Taxes	—	—	—	—	—	—	—

Totals	10,514	10,514	1,365,381	10,514	3,070,382	1,371,517 and 30,000 per mo.	1,720,514

(1)	Base salary payments will be offset by disability payments.
(2)	Reflects the estimated present value of all future premiums under our health plans.
(3)	Reflects the estimated present value of the cost of coverage for life and accident insurance policies and the estimated amount of proceeds payable to the executive’s beneficiaries in the event of the executive’s death.
(4)	Reflects the estimated amount of proceeds payable to the executive in the event of the executive’s disability.

Thomas M. Jenkin	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control)($)	Disability ($)(1)	Death ($)
Compensation:
Base Salary	—	—	1,800,000	—	7,041,432	1,800,000	—
Short Term Incentive	—	—	767,289	—	767,289	—	—
Long Term Incentives: Unvested and Accelerated Restricted Stock	—	—	—	—	—	—	—
Unvested and Accelerated Stock Options and SARs	—	—	—	—	—	—	—
Benefits and Perquisites:
Post-retirement Health Care(2)	252,741	252,741	252,741	—	252,741	252,741	—
Life and Accident Insurance and Benefits(3)	—	—	—	—	19,488	—	3,500,000
Disability Insurance and Benefits(4)	—	—	—	—	—	30,000 per mo.	—
Accrued Vacation Pay	106,154	106,154	106,154	106,154	106,154	106,154	106,154
Financial Planning	—	—	15,000	—	15,000	—	—
Gross-Up Payment for Excise Taxes	—	—	—	—	—	—	—

Totals	358,895	358,895	2,941,184	106,154	8,202,104	2,158,895 and 30,000 per mo.	3,606,154

(1)	Base salary payments will be offset by disability payments.
(2)	Reflects the estimated present value of all future premiums under our health plans.
(3)	Reflects the estimated present value of the cost of coverage for life and accident insurance policies and the estimated amount of proceeds payable to the executive’s beneficiaries in the event of the executive’s death.
(4)	Reflects the estimated present value of the cost of coverage for disability insurance and the amount of proceeds payable to the executive in the event of the executive’s disability.

John W. R. Payne	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control) ($)	Disability ($)(1)	Death ($)
Compensation:
Base Salary	—	—	1,387,500	—	3,961,771	1,387,500	—
Short Term Incentive	—	—	904,574	—	904,574	—	—
Long Term Incentives:
Unvested and Accelerated Restricted Stock	—	—	—	—	—	—	—
Unvested and Accelerated Stock Options and SARs	—	—	—	—	—	—	—

Benefits and Perquisites:
Post-retirement Health Care(2)	—	—	—	—	15,430	398,018	—
Life and Accident Insurance and Benefits(3)	—	—	—	—	7,660	—	2,775,000
Disability Insurance and Benefits(4)	—	—	—	—	—	30,000 per mo.	—
Accrued Vacation Pay	18,461	18,461	18,461	18,461	18,461	18,461	18,461
Financial Planning	—	—	15,000	—	15,000	—	—
Gross-Up Payment for Excise Taxes	—	—	—	—	—	—	—

Totals	18,461	18,461	2,325,535	18,461	4,922,896	1,803,979 and 30,000 per mo.	2,793,461

(1)	Base salary payments will be offset by disability payments.
(2)	Reflects the estimated present value of all future premiums under our health plans.
(3)	Reflects the estimated present value of the cost of coverage for life and accident insurance policies and the estimated amount of proceeds payable to the executive’s beneficiaries in the event of the executive’s death.
(4)	Reflects the estimated present value of the cost of coverage for disability insurance and the amount of proceeds payable to the executive in the event of the executive’s disability.

Peter E. Murphy	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control) ($)	Disability ($)(1)	Death ($)
Compensation:
Base Salary	—	—	1,250,000	—	1,250,000	1,875,000	—
Short Term Incentive	—	—	169,471	—	169,471	—	—
Long Term Incentives:
Unvested and Accelerated Restricted Stock	—	—	—	—	—	—	—
Unvested and Accelerated Stock Options and SARs	—	—	—	—	—	—	—

Benefits and Perquisites:
Post-retirement Health Care(2)	—	—	8,183	—	8,183	12,275	—
Life and Accident Insurance and Benefits(3)	—	—	8,631	—	8,631	12,946	3,500,000
Disability Insurance and Benefits(4)	—	—	—	—	—	25,000 per mo.	—
Accrued Vacation Pay	—	—	—	—	—	—	—
Financial Planning	—	—	7,500	—	7,500	—	—
Gross-Up Payment for Excise Taxes	—	—	—	—	—	—	—

Totals	—	—	1,443,785	—	1,443,785	1,900,221 and 25,000 per mo.	3,500,000

(1)	Base salary payments will be offset by disability payments.
(2)	Reflects the estimated present value of all future premiums under our health plans.
(3)	Reflects the estimated present value of the cost of coverage for life and accident insurance policies and the estimated amount of proceeds payable to the executive’s beneficiaries in the event of the executive’s death.
(4)	Reflects the estimated amount of proceeds payable to the executive in the event of the executive’s disability.

J. Carlos Tolosa	Voluntary Termination ($)	Retirement ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Involuntary or Good Reason Termination (Change in Control) ($)	Disability ($)(1)	Death ($)
Compensation:
Base Salary	—	—	1,612,500	—	5,327,290	1,612,500	—
Short Term Incentive	—	—	600,000	—	600,000	—	—
Long Term Incentives:
Unvested and Accelerated Restricted Stock	—	—	—	—	—	—	—
Unvested and Accelerated Stock Options and SARs	—	—	—	—	—	—	—

Benefits and Perquisites:
Post-retirement Health Care(2)	210,379	210,379	210,379	—	210,379	210,379	106,546
Life and Accident Insurance and Benefits(3)	—	—	—	—	38,313	—	3,225,000
Disability Insurance and Benefits(4)	—	—	—	—	—	30,000 per mo.	—
Accrued Vacation Pay	76,737	76,737	76,737	76,737	76,737	76,737	76,737
Financial Planning	—	—	15,000	—	15,000	—	—
Gross-Up Payment for Excise Taxes	—	—	—	—	—	—	—

Totals	287,116	287,116	2,514,616	76,737	6,267,719	1,899,616 and 30,000 per mo.	3,408,283

(1)	Base salary payments will be offset by disability payments.
(2)	Reflects the estimated present value of all future premiums under our health plans.
(3)	Reflects the estimated present value of the cost of coverage for life and accident insurance policies and the estimated amount of proceeds payable to the executive’s beneficiaries in the event of the executive’s death.
(4)	Reflects the estimated amount of proceeds payable to the executive in the event of the executive’s disability.
(5)	Mr. Tolosa left his position as President, Eastern Division in September 2009 and retired in January 2010.

2009 Compensation of Directors

The following table sets forth the compensation we provided to non-management directors during 2009:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jeffrey Benjamin	—	—	—	—	—
David Bonderman	—	—	—	—	—
Anthony Civale	—	—	—	—	—
Jonathan Coslet	—	—	—	—	—
Kelvin Davis	—	—	—	—	—
Jeanne P. Jackson(1)	29,167	—	—	—	29,167
Karl Peterson	—	—	—	—	—
Eric Press	—	—	—	—	—
Marc Rowan	—	—	—	—	—
Lynn C. Swann	75,000	—	—	—	75,000
Christopher J. Williams(2)	130,000	—	—	—	130,000

(1)	Ms. Jackson resigned from the Board effective April 15, 2009.
(2)	Mr. Williams also serves on the NJ/PA Audit Committee. For his services on the NJ/PA Audit Committee, Mr. Williams was paid an annual retainer of $30,000 in 2009.

Currently, only Messrs. Williams and Swann receive compensation for their services as a member of our Board. These directors received a one-time option grant on July 1, 2008, which vests ratably over five years from the date of election to our Board. Mr. Williams and Ms. Jackson received an option to purchase shares of non-voting common stock and Mr. Swann received an option to purchase shares. Ms. Jackson’s options terminated when she left the Board. In addition, each of these directors receives annual cash compensation paid monthly in arrears. Mr. Williams receives $100,000 annually and Mr. Swann receives $75,000 annually. Prior to leaving the Board, Ms. Jackson received $100,000 annually. The remaining directors do not receive compensation for their service as a member of our Board. All of our directors are reimbursed for any expenses incurred in connection with their service.

Human Resources Committee Interlocks and Insider Participation

The HRC is comprised of Kelvin Davis and Marc Rowan. Neither of these individuals are our current or former officers or employees or of any of our subsidiaries. During 2009, none of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of the HRC.

Equity Compensation Plan Information

In February 2008, our board of directors approved the 2008 Plan and granted options to purchase our non-voting common stock to certain of our officers and employees from time to time thereafter.

The table below sets forth information regarding our equity compensation plans as of December 31, 2009.

Plan-Category(3)	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options(1)	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans(2)
Management Equity Incentive Plan	13,600,797	$21.50	2,297,872

(1)	The weighted average remaining contract life for the options set forth in this column is 8.0 years.
(2)	In February 2010, the Board approved an increase in the total number of securities in the Management Equity Incentive Plan to 19,445,941 from 15,898,669.
(3)	Subsequent to December 31, 2009, two warrants to acquire our equity securities were issued:
•

In connection with his retirement in January 2010, Mr. Tolosa was awarded a warrant to purchase shares of common stock at an exercise price of $23.49 per share. 63,082 shares are vested; 37,849 shares vest if the 2X options vest and 37,849 shares vest if the 3X options vest under the Equity Plan. The warrant expires in January 2015.

•

In connection with a licensing agreement entered into in February 2010, Planet Hollywood Resorts International, LLC was issued a warrant to purchase common stock at an exercise price of $23.49 per share. The number of shares underlying the warrant is based on a $15 million investment at the time of the Acquisition. The exercise of the warrant and ultimate number of shares to be issued is subject to satisfaction of a variety of factors, including the financial performance of Planet Hollywood.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists the beneficial ownership of our common stock as of November 1, 2010, by Hamlet Holdings LLC, the Sponsors, the Paulson Investors, all current directors and director nominees, our named executive officers and all directors and executive officers as a group, and the percentage of shares beneficially owned by such beneficial owners after giving effect to the Private Placement and the Reclassification. Following the Reclassification, all shares held by funds affiliated with and controlled by the Sponsors, their co-investors and the Sponsor Investors, representing 81.0% of our outstanding common stock after giving effect to this offering and the Private Placement, will be subject to an irrevocable proxy that gives Hamlet Holdings sole voting and sole dispositive power with respect to such shares.

	Prior to this Offering		After Giving Effect to this Offering
Name	Shares of Stock Beneficially Owned	Percentage of Shares Beneficially Owned	Shares of Stock Beneficially Owned	Percentage of Shares Beneficially Owned
Apollo(1)(2)	208,207,386	68.2%	208,207,386	61.8%
TPG(2)(3)(4)	208,207,386	68.2%	208,207,386	61.8%
Hamlet Holdings(5)	272,796,051	89.3%	272,796,051	81.0%
Paulson Investors(6).	30,243,126	9.9%	30,243,126	9.0%
Jeffrey Benjamin(1)	—	—	—	—
David Bonderman(2)(3)(4)	208,207,386	68.2%	208,207,386	61.8%
Anthony Civale(1)	—	—	—	—
Jonathan Coslet(7)	—	—	—	—
Kelvin Davis(8)	—	—	—	—
Jonathan S. Halkyard(10)	160,322	*	160,322	*
Thomas M. Jenkin(10)	212,002	*	212,002	*
Gary W. Loveman(10)	2,000,510	*	2,000,510	*
Peter E. Murphy	55,529	*	55,529	*
John W.R. Payne(10)	129,183	*	129,183	*
Karl Peterson(8)	—	—	—	—
Eric Press(1)	—	—	—	—
Marc Rowan(1)(5)	—	—	—	—
Lynn C. Swann(10)	3,602	*	3,602	*
Christopher J. Williams(10)	4,803	*	4,803	*
David B. Sambur(1)	—	—	—	—
Jinlong Wang	—	—	—	—
All directors and executive officers as a group(3)(4)(5)(9)(10)	275,756,498	89.7%	275,756,498	81.5%

*	Indicates less than 1%
(1)	Includes all of the common stock held by Apollo Hamlet Holdings, LLC and Apollo Hamlet Holdings B, LLC. Each of Apollo Hamlet Holdings, LLC and Apollo Hamlet Holdings B, LLC is an affiliate of, and is controlled by, affiliates of Apollo. Each of Messrs. Benjamin, Civale, Press and Rowan may be deemed to be a beneficial owner of these interests due to his status as an employee of or consultant to Apollo, and each such person disclaims beneficial ownership of any such interests in which he does not have a pecuniary interest. The address of Messrs. Benjamin, Civale, Press, Rowan and Sambur and Apollo is c/o Apollo Global Management, LLC, 9 West 57th Street, New York, New York 10019.
(2)	Includes all of the common stock held by certain co-investors, the disposition of which will be jointly controlled by Apollo and TPG.
(3)	Includes all of the common stock held by TPG Hamlet Holdings, LLC (“TPG Hamlet”), TPG Hamlet Holdings B, LLC (“TPG Hamlet B,” and together with TPG Hamlet, the “TPG Hamlet Entities”), Co-Invest Hamlet Holdings B, LLC (“Co-Invest B”) and Co-Invest Hamlet Holdings, Series LLC (“Co-Invest LLC” and together with “Co-Invest B”, the “Co-Invest Entities”). Collectively, the TPG Hamlet Entities and the Co-Invest Entities may be referred to as the “Sponsor Entities.”

(4)	David Bonderman is an officer, director and shareholder of TPG Group Holdings (SBS) Advisors, Inc., which is the general partner of TPG Group Holdings (SBS), L.P., which is the sole member of TPG Holdings I-A, LLC, which is the general partner of TPG Holdings I, L.P. which is the sole member of TPG GenPar V Advisors, LLC, which is the general partner of TPG GenPar V, L.P., which is the general partner of TPG V Hamlet AIV, L.P. and the managing member of TPG Hamlet as defined in (3) above. TPG GenPar V, L.P. is also the managing member of TPG Hamlet B as defined in (3) above and a managing member of each of the Co-Invest Entities. Collectively, the Sponsor Entities directly hold 208,207,386 shares of Caesars common stock. After completion of the Reclassification, Mr. Bonderman will remain a member of Hamlet Holdings, which will have an irrevocable proxy that entitles Hamlet Holdings to sole voting and sole dispositive power with respect to the shares of common stock held by the Sponsor Entities, or the Securities. Mr. Bonderman may be deemed to be the beneficial owner of the common stock issued in the Reclassification only to the extent of the greater of his direct or indirect interest in the profits or capital account of the holders of such Securities. The address of Mr. Bonderman is c/o TPG Capital, L.P., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(5)	All shares held by funds affiliated with and controlled by the Sponsors, their co-investors and the Sponsor Investors, representing 81.0% of Caesars’ outstanding common stock, will be subject to an irrevocable proxy that gives Hamlet Holdings sole voting and sole dispositive power with respect to such shares. The members of Hamlet Holdings are Leon Black, Joshua Harris, Marc Rowan, each of whom is affiliated with Apollo, and David Bonderman, James Coulter and Jonathan Coslet, each of whom is affiliated with TPG. Each member holds approximately 17% of the limited liability company interests of Hamlet Holdings.
(6)	Includes all of the common stock held by funds and accounts managed by Paulson & Co. Inc., which include Paulson Credit Opportunities Master Ltd., Paulson Recovery Master Fund Ltd., Paulson Advantage Master Ltd. and Paulson Advantage Plus Master Ltd., after giving effect to the Private Placement and the Reclassification, assuming that the Paulson Investors tender $710.3 million of notes in the Private Placement. The address of Paulson & Co. Inc. is 1251 Avenue of the Americas, 50th Floor, New York, NY 10020.
(7)	Jonathan Coslet is a Senior Partner of TPG Capital, L.P. and a member of Hamlet Holdings as defined in (4) above. TPG Capital, L.P. is an affiliate of (a) the Sponsor Entities as defined in (3) above, which directly hold the common stock and (b) Hamlet Holdings. Mr. Coslet disclaims beneficial ownership of the securities described in (4) above. The address of Mr. Coslet is c/o TPG Capital, L.P., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(8)	Kelvin Davis is a Senior Partner and Karl Peterson is a Partner of TPG Capital, L.P. and each is an officer of Hamlet Holdings as defined in (4) above. TPG Capital, L.P. is an affiliate of (a) the Sponsor Entities as defined in (3) above which directly hold the existing non-voting common stock and (b) Hamlet Holdings. Each of Messrs. Davis and Peterson disclaim beneficial ownership of the securities described in (4) above. The address of Messrs. Davis and Peterson is c/o TPG Capital, L.P., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(9)	The address of each of our named executive officers is c/o Caesars Entertainment Corporation, One Caesars Palace Drive, Las Vegas, Nevada 89109.
(10)	Includes common stock that may be acquired within 60 days pursuant to outstanding stock options: Mr. Halkyard, 87,110 shares; Mr. Jenkin, 117,155 shares; Mr. Loveman, 1,361,811 shares; Mr. Murphy, 55,529 shares; Mr. Payne, 84,108 shares; Mr. Swann, 3,602 shares; Mr. Williams, 4,803 shares; and 1,897,356 shares for all directors and executive officers as a group.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

Our Board has a written related party transaction policy and procedures which gives our Audit Committee the power to approve or disapprove potential related party transactions of our directors and executive officers, their immediate family members and entities where they hold a 5% or greater beneficial ownership interest. The Audit Committee is charged with reviewing all relevant facts and circumstances of a related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the person’s interest in the transaction.

The policy has pre-approved the following related party transactions:

•	Compensation to an executive officer or director that is reported in the company’s public filings and has been approved by the Human Resources Committee or our Board;

•

Transactions where the interest arises only from (a) the person’s position as a director on the related party’s board; (b) direct or indirect ownership of less than 5% of the related party or (c) the person’s position as a partner with the related party with less than 5% interest and not the general partner of the partnership; and

•	Transactions involving services as a bank depository of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

Related Party Transaction is defined as a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect interest.

The following discussion reflects our relationships and related party transactions entered into in connection with the Acquisition and does not reflect relationships prior to that time.

2009 Cash Tender Offer

On March 5, 2009, Hamlet Tender, LLC and Hamlet FW LLC, and/or one or more additional investment vehicles formed or to be formed by Apollo and TPG and certain other co-investors launched a $250 million cash tender offer for up to approximately $676 million aggregate principal amount of the 10% Second-Priority Senior Secured Notes due 2015 and 2018 of CEOC, Hamlet Tender, LLC and Hamlet FW LLC were formed and are controlled by affiliates of Apollo and TPG.

Hamlet Holdings Operating Agreement

All holders of Hamlet Holdings’ equity securities are parties to Hamlet Holdings’ limited liability company operating agreement. The operating agreement provides, among other things, for the various responsibilities of the members. The members include Leon Black, Joshua Harris and Marc Rowan, each of whom is affiliated with Apollo, or the Apollo Members, and David Bonderman, James Coulter and Jonathan Coslet, each of whom is affiliated with TPG (the “TPG Members” and, together with the Apollo Members, the “Members”). The Members have the full and exclusive right to manage Hamlet Holdings and the consent of at least one member from Apollo and one member from TPG is required for all decisions by or on behalf of Hamlet Holdings. The operating agreement also contains customary indemnification rights.

Stockholders’ Agreement

In connection with the Acquisition, Hamlet Holdings, the Sponsors and certain of their affiliates, the co-investors and certain of their affiliates entered into a stockholders’ agreement with us. The stockholders’

agreement contains, among other things, the agreement among the stockholders to restrict their ability to transfer our stock as well as rights of first refusal, tag-along rights and drag-along rights. Pursuant to the stockholders’ agreement, certain of the stockholders have, subject to certain exceptions, preemptive rights on our equity offerings. The stockholders’ agreement also provides the stockholders with certain rights with respect to the approval of certain matters and the designation of nominees to serve on our Board, as well as registration rights of our securities that they own including any securities purchased in this offering or the Private Placement.

Our Board was initially comprised of at least nine (9) directors, (i) four (4) of whom were designated by the Apollo Members and (ii) four (4) of whom were designated by the TPG Members, and (iii) one (1) of whom shall be the chairman. As ownership in us by either of the Sponsors decreases, the stockholders’ agreement provides for the reduction in the number of directors each of the Apollo Members or TPG Members can designate.

Pursuant to the stockholders’ agreement, approval of our Board and at least two directors (one designated by Apollo Members and one designated by TPG Members) are required for various transactions by us, including, among other things, our liquidation, dissolution, merger, sale of all or substantially all of our assets as well as the issuance of our securities in connection with certain acquisitions and joint ventures.

Management Investor Rights Agreement

In connection with the Acquisition, we entered into a Management Investor Rights Agreement with certain of our holders of securities, including certain members of our management. The agreement governs certain aspects of our relationship with its management securityholders. The agreement, among other things:

•	restricts the ability of management securityholders to transfer our shares of non-voting common stock, with certain exceptions, prior to a qualified public offering;

•	allows the Sponsors to require management securityholders to participate in sale transactions in which the Sponsors sell more than 40% of their shares of non-voting common stock;

•	allows management securityholders to participate in sale transactions in which the Sponsors sell shares of non-voting common stock, subject to certain exceptions;

•	allows management securityholders to participate in registered offerings in which the Sponsors sell their shares of non-voting common stock, subject to certain limitations;

•

allows management securityholders below the level of senior vice president to require us to repurchase shares of non-voting common stock in the event that a management securityholder below the level of senior vice president experiences an economic hardship prior to an initial public offering, subject to annual limits on the company’s repurchase obligations;

•	allows management securityholders to require us to repurchase shares of non-voting common stock upon termination of employment without cause or for good reason; and

•

allows us to repurchase, subject to applicable laws, all or any portion of our non-voting common stock held by management securityholders upon the termination of their employment with us or its subsidiaries, in certain circumstances.

The agreement will terminate upon the earliest to occur of the dissolution of Hamlet Holdings or the occurrence of any event that reduces the number of securityholders to one.

Services Agreement

Upon the completion of the Acquisition, the Sponsors and their affiliates entered into a services agreement with us relating to the provision of certain financial and strategic advisory services and consulting services. We paid the Sponsors a one time transaction fee of $200 million for structuring the Acquisition and will pay an annual fee for their management services and advice equal to the greater of $30 million and 1% of our earnings before interest, taxes, depreciation and amortization. Also, under the services agreement, the Sponsors have the right to act, in return for additional fees based on a percentage of the gross transaction value, as our financial advisor or investment banker for any merger, acquisition, disposition, financing or the like if we decide we need to engage someone to fill such a role. We have agreed to indemnify the Sponsors and their affiliates and their directors, officers and representatives for losses relating to the services contemplated by the services agreement and the engagement of affiliates of the Sponsors pursuant to, and the performance by them of the services contemplated by, the services agreement.

Currently, the annual monitoring fee payable under the services agreement would terminate automatically upon this offering, and we would be required to pay to the Sponsors a lump-sum representing the remaining annual fees due to the Sponsors for the remainder of the services agreement term. If this lump-sum fee were due upon this offering, we would be required to pay an approximately $195 million termination fee to the Sponsors.

However, the Sponsors have agreed to amend the services agreement in connection with this offering. As amended, the termination fee will not be paid in connection with this offering and the annual monitoring fee payable under the services agreement will instead be amended to reduce our near-term cash obligations. We will also continue to benefit from the financial and strategic advisory consulting services of the Sponsors. Beginning in 2012, our annual obligation to pay the annual management fee will be reduced by 50% to the greater of (i) $15 million and (ii) 0.5% of our earnings before interest, taxes, depreciation and amortization (the “Post-IPO Annual Management Fee”). The 50% of the old annual management fee that will no longer be paid on an annual basis (the “Deferred Management Fee”), will be deferred until the earlier of (i) March 31, 2018 (the termination date of the services agreement) and (ii) the date the Sponsors’ aggregate ownership of our shares is reduced to less than 50% of the aggregate ownership of our shares that they will hold immediately after the consummation of this offering (the “Majority Date”). In the event that the Majority Date has occurred but our financing arrangements do not permit us to pay the Deferred Management Fee, the payment of the Deferred Management Fee will be deferred again until the earlier of (i) the termination date of the services agreement or (ii) the date our financing arrangements permit us to pay the Deferred Management Fee. If the Deferred Management Fee is paid upon the occurrence of a Majority Date, the Deferred Management Fee will include, in addition to any of the 50% of the annual management fee that was not paid on an annual basis, a lump-sum amount equal to the net present value of the remaining annual management fee or any other fees owed to the Sponsors pursuant to the services agreement from the date of payment of the Deferred Management Fee until the termination date of the services agreement. No interest will accrue on the Deferred Management Fee. The services agreement terminates on March 31, 2018 and no fees shall be payable thereafter.

Shared Services Agreement

CEOC entered into a shared services agreement with the CMBS Entities, pursuant to which CEOC will provide to the CMBS Entities certain corporate services. The services include but are not limited to: information technology services; website management services; operations and production services; vendor relationship management services; strategic sourcing services; real estate services; development services; construction services; finance and accounting services; procurement services; treasury and trust services; human resources services; marketing and public relations services; legal services; insurance services; corporate/executive services; payroll services; security and surveillance services; government relation services; communication services; consulting services; and data access services.

Pursuant to the agreement, CEOC granted the CMBS Entities the right to use certain software and other intellectual property rights granted or licensed to us and/or our direct or indirect subsidiaries. The agreement provides that the cost of the services described above will be allocated between CEOC and the CMBS Entities on the property-level basis that we have historically used to allocate such costs, and on a 70%/30% basis for those costs that have not previously been allocated to the various properties, or pursuant to such other methods as our Board determines in good faith to be an equitable allocation of such costs between us and the CMBS Entities. The agreement also memorializes certain short-term cash management arrangements and other operating efficiencies that reflect the way in which we have historically operated our business. Payments made to CEOC under the shared services agreement are subordinated to the obligations of the CMBS Entities under the CMBS Financing. In addition, the agreement provides that certain insurance proceeds payable in respect of assets underlying the CMBS Financing and CEOC properties will be paid first to the CMBS Entities to the extent of amounts payable thereto. The agreement terminates in January 2014 and may be terminated by the parties at any time prior to January 2014.

Intellectual Property Assignment Agreement and License Agreement

One of our subsidiaries entered into intellectual property assignment agreements with certain of the CMBS Entities pursuant to which certain trademarks that are specific to a CMBS Entity are owned or licensed by such subsidiary were transferred to such CMBS Entity. Accordingly, such subsidiary entered into license agreement with those CMBS Entities pursuant to which such subsidiary licenses those trademarks that are specific to the CMBS Entity. Such subsidiary also entered into license agreements with certain of the CMBS Entities pursuant to which the CMBS Entities license certain other trademarks that are owned or licensed by such subsidiary.

Investment and Exchange Agreement with Sponsor Investors

On June 3, 2010, in connection with the Private Placement, we entered into an investment and exchange agreement with HBC and the Sponsor Investors, or the Sponsor Investment and Exchange Agreement. Pursuant to the Sponsor Investment and Exchange Agreement, on June 24, 2010, the Sponsor Investors acquired approximately $303 million of the Notes from HBC for aggregate consideration of approximately $200 million. The Sponsor Investors also agreed in the Sponsor Investment and Exchange Agreement to exchange up to a total of $408 million of the Notes, including the Notes it purchased pursuant to the Sponsor Investment and Exchange Agreement, for approximately 5.7% of Caesars’ equity.

Director Independence

As of September 30, 2010, our Board was comprised of Jeffrey Benjamin, David Bonderman, Anthony Civale, Jonathan Coslet, Kelvin Davis, Gary Loveman, Karl Peterson, Eric Press, Marc Rowan, Lynn C. Swann and Christopher J. Williams. Though not formally considered by our Board given that our securities were not then registered or traded on any national securities exchange, based upon the listing standards of the New York Stock Exchange, the national securities exchange upon which our common stock was listed prior to the Acquisition, we do not believe that Messrs. Benjamin, Bonderman, Civale, Coslet, Davis, Loveman, Peterson, Press or Rowan would be considered independent because of their relationships with certain affiliates of the funds and other entities which hold 100% of our outstanding voting common stock, and other relationships with us.

One of our former directors, Stephen F. Bollenbach, was Co-Chairman and Chief Executive Officer of Hilton Hotels Corporation. Mr. Bollenbach resigned as a director effective January 28, 2008, in connection with the Acquisition.

DESCRIPTION OF INDEBTEDNESS

Credit Facility Agreement and Incremental Facility Amendment

Overview. In connection with the Acquisition, CEOC entered into the Credit Facilities. This financing is neither secured nor guaranteed by Caesar’s other direct, wholly owned subsidiaries, including the subsidiaries that own properties that are security for the CMBS Financing and certain of CEOC’s subsidiaries that are unrestricted subsidiaries. In late 2009, CEOC completed cash tender offers for certain of its outstanding debt, and in connection with these tender offers, CEOC borrowed $1,000.0 million of new term loans under its Credit Facilities pursuant to the Incremental Loans.

As of September 30, 2010, our senior secured Credit Facilities provided for senior secured financing of up to $8,442.6 million, consisting of (i) senior secured term loan facilities in an aggregate principal amount of up to $6,812.6 million, with $5,820.1 million maturing on January 20, 2015 and $992.5 million maturing on October 31, 2016, and (ii) a senior secured revolving credit facility in an aggregate principal amount of $1,630.0 million, maturing January 28, 2014, including both a letter of credit sub-facility and a swingline loan sub-facility. A total of $6,812.6 million face amount of borrowings were outstanding under the Credit Facilities as of September 30, 2010, with an additional $120.0 million committed to letters of credit that were issued under the Credit Facilities. After consideration of these borrowings and letters of credit, $1,510.0 million of additional borrowing capacity was available to us under the Credit Facilities as of September 30, 2010.

The Credit Facilities allow us to request one or more incremental term loan facilities and/or increase commitments under our revolving facility in an aggregate amount of up to $750.0 million, subject to certain conditions and receipt of commitments by existing or additional financial institutions or institutional lenders.

All borrowings under the senior secured revolving credit facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, and the requirement that such borrowing does not reduce the amount of obligations otherwise permitted to be secured under our new senior secured credit facilities without ratably securing the retained notes.

Proceeds from the term loan drawn on the closing date were used to refinance existing debt and pay expenses related to the Acquisition. Proceeds of the revolving loan draws, swingline and letters of credit will be used for working capital and general corporate purposes. Proceeds from the Incremental Loans were used to refinance or retire existing debt and to provide additional liquidity.

Interest and Fees. Borrowings under the Credit Facilities, other than borrowings under the Incremental Loans, bear interest at a rate equal to the then-current LIBOR rate or at a rate equal to the alternate base rate, in each case plus an applicable margin. The Incremental Loans bear interest at a rate equal to the greater of the then current LIBOR rate subject to a 2.00% floor or at a rate equal to the alternate base rate, in each case plus an applicable margin. In addition, on a quarterly basis, we are required to pay each lender (i) a commitment fee in respect of any unused commitments under the revolving credit facility and (ii) a letter of credit fee in respect of the aggregate face amount of outstanding letters of credit under the revolving credit facility. As of September 30, 2010, the Credit Facilities, other than borrowings under the Incremental Loans, bore interest at LIBOR plus 300 basis points for the term loans and a portion of the revolver loan, and at the alternate base rate plus 150 basis points for the swingline loan and at the alternate base rate plus 200 basis points for the remainder of the revolver loan, and bore a commitment fee for unborrowed amounts of 50 basis points.

Collateral and Guarantors. CEOC’s Credit Facilities are guaranteed by Caesars, and are secured by a pledge of CEOC’s capital stock, and by substantially all of the existing and future property and assets of CEOC and its material, wholly owned domestic subsidiaries other than certain unrestricted subsidiaries, including a pledge of the capital stock of CEOC’s material, wholly owned domestic subsidiaries and 65% of the capital stock of the first-tier foreign subsidiaries, in each case subject to exceptions. The following casino properties have mortgages under the Credit Facilities.

Las Vegas	Atlantic City	Louisiana/Mississippi	Iowa/Missouri
Caesars Palace	Bally’s Atlantic City	Harrah’s New Orleans	Harrah’s St. Louis
Bally’s Las Vegas	Caesars Atlantic City	(Hotel only)	Harrah’s Council Bluffs
Imperial Palace	Showboat Atlantic City	Harrah’s Louisiana Downs	Horseshoe Council Bluffs/ Bluffs Run
Bill’s Gamblin’ Hall &		Horseshoe Bossier City
Saloon		Harrah’s Tunica
Horseshoe Tunica
Tunica Roadhouse Hotel & Casino

Illinois/Indiana	Other Nevada
Horseshoe Southern Indiana	Harrah’s Reno
Harrah’s Metropolis	Harrah’s Lake Tahoe
Horseshoe Hammond	Harveys Lake Tahoe

Additionally, certain undeveloped land in Las Vegas also is mortgaged.

Restrictive Covenants and Other Matters. The Credit Facilities require compliance on a quarterly basis with a maximum net senior secured first lien debt leverage test. In addition, the Credit Facilities include negative covenants, subject to certain exceptions, restricting or limiting CEOC’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional debt; (ii) create liens on certain assets; (iii) enter into sale and lease-back transactions (iv) make certain investments, loans and advances; (v) consolidate, merge, sell or otherwise dispose of all or any part of its assets or to purchase, lease or otherwise acquire all or any substantial part of assets of any other person; (vi) pay dividends or make distributions or make other restricted payments; (vii) enter into certain transactions with its affiliates; (viii) engage in any business other than the business activity conducted at the closing date of the loan or business activities incidental or related thereto; (ix) amend or modify the articles or certificate of incorporation, by-laws and certain agreements or make certain payments or modifications of indebtedness; and (x) designate or permit the designation of any indebtedness as “Designated Senior Debt”.

Caesars is not bound by any financial or negative covenants contained in CEOC’s credit agreement, other than with respect to the incurrence of liens on and the pledge of its stock of CEOC.

All borrowings under the senior secured revolving credit facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, and the requirement that such borrowing does not reduce the amount of obligations otherwise permitted to be secured under our new senior secured credit facilities without ratably securing the retained notes.

Certain covenants contained in CEOC’s credit agreement require the maintenance of a Senior Secured Leverage Ratio, which is the ratio of senior first priority secured debt to last twelve months’ adjusted EBITDA of CEOC, as calculated pursuant to the agreements, which differs from the calculation of LTM Adjusted EBITDA presented on page 16 of this prospectus. The June 3, 2009 amendment and waiver to our credit agreement excludes from the Senior Secured Leverage Ratio (a) the $1,375.0 million first lien notes issued June 15, 2009 and the $720.0 million first lien notes issued on September 11, 2009 and (b) up to $250.0 million aggregate principal amount of consolidated debt of subsidiaries that are not wholly owned subsidiaries. Certain covenants contained in the credit agreement governing the Credit Facilities and the indentures and other agreements governing CEOC’s second lien notes and first lien notes restrict our ability to take certain actions such as incurring additional debt or making acquisitions if we are unable to meet adjusted EBITDA to Fixed Charges, senior secured debt to last twelve months’ adjusted EBITDA and consolidated debt to last twelve months’ adjusted EBITDA ratios, in each case as calculated pursuant to the applicable agreements. The covenants that restrict additional indebtedness and the ability to make future acquisitions require a last twelve months’ adjusted EBITDA to Fixed Charges ratio (measured on a trailing four-quarter basis) of 2.0:1.0. Failure to comply with these covenants can result in limiting our long-term growth prospects by hindering our ability to incur future indebtedness or grow through acquisitions.

We believe we are in compliance with CEOC’s credit agreement and indentures, including the Senior Secured Leverage Ratio, as of September 30, 2010. If CEOC’s last twelve months’ Adjusted EBITDA were to decline significantly from the level achieved at September 30, 2010, it could cause CEOC to exceed the Senior Secured Leverage Ratio and could be an Event of Default under CEOC’s credit agreement. However, we could implement certain actions in an effort to minimize the possibility of a breach of the Senior Secured Leverage Ratio, including reducing payroll and other operating costs, deferring or eliminating certain maintenance, delaying or deferring capital expenditures, or selling assets. In addition, under certain circumstances, our credit agreement allows us to apply the cash contributions received by CEOC as a capital contribution to cure covenant breaches. However, there is no guarantee that such contributions will be able to be secured.

Retained Notes

As of September 30, 2010, CEOC had an aggregate principal amount of $2,029.6 million face value of notes that remained outstanding upon the closing of the Acquisition, consisting of the following series:

•	$125.2 million aggregate principal amount of 5.375% Senior Notes due 2013;

•	$791.8 million aggregate principal amount of 5.625% Senior Notes due 2015;

•	$573.1 million aggregate principal amount of 6.5% Senior Notes due 2016;

•	$538.7 million aggregate principal amount of 5.75% Senior Notes due 2017; and

•	$0.8 million aggregate principal amount of debt securities not tendered in Tender Offers.

The $427.4 million, $324.5 million and $385.0 million of notes due in 2015, 2016 and 2017, respectively, that will be held by HBC following the consummation of the Private Placement are not deemed outstanding for purposes of Caesars.

These notes contain covenants that limit the amount of secured indebtedness we may incur and our ability to enter into sale/leaseback transactions. Caesars is a guarantor of these notes. Subject to the terms of the Credit Facilities and the indenture governing the notes, we may refinance these notes with debt that is guaranteed by our subsidiaries and/or secured by their and our assets.

First Lien Notes

CEOC currently has an aggregate principal amount of face value of $2,095.0 million Senior Secured Notes due 2017. These notes are CEOC’S senior obligations and rank equally and ratably with all of its existing and future senior indebtedness and senior to any of its subordinated indebtedness, and are secured by first-priority liens, subject to permitted liens, by the assets of the subsidiaries that have pledged their assets to secure the Credit Facilities. These notes are guaranteed by Caesars.

Second Lien Notes

CEOC currently has 10.0% Second-Priority Senior Secured Notes with a face value of $214.8 million due 2015, 10.0% Second-Priority Senior Secured Notes with a face value of $847.6 million due 2018, 10.0% Second-Priority Senior Secured Notes with a face value of $3,705.5 million due 2018 and 12.75% Second-Priority Senior Secured Notes with a face value of $750.0 million due 2018. These notes are secured by a second priority security interest in substantially all of CEOC’s and its subsidiaries’ property and assets that secure the Credit Facilities. These liens are junior in priority to the liens on substantially the same collateral securing the Credit Facilities. The notes are guaranteed by Caesars.

Guaranteed Senior Notes

In connection with the Acquisition, CEOC issued unsecured senior indebtedness that was guaranteed by the subsidiaries that have pledged their assets to secure the Credit Facilities. Of this guaranteed senior indebtedness, $489.1 million remains outstanding, consisting of $478.6 million of 10.75% Senior Notes due 2016 and $10.5 million of 10.75%/11.5% Senior Toggle Notes due 2018. These notes do not contain operating covenants.

CMBS Financing

In connection with the Acquisition, six of our properties, or the CMBS properties, and their related assets were spun out of CEOC. The CMBS properties borrowed $6,500.0 million of CMBS and the CMBS Financing is secured by the assets of the CMBS properties and certain aspects of the financing are guaranteed by Caesars. During the 2009 fourth quarter, we entered into and completed purchase and sale agreements with certain lenders to acquire the CMBS Loans under our CMBS Financing. In the fourth quarter of 2009, the CMBS Loans purchased $948.8 million face value of our outstanding CMBS Loans for approximately $237.2 million. Pursuant to the CMBS Amendment, we have agreed to pay lenders selling CMBS Loans during the fourth quarter of 2009 an additional $48.0 million for their loans previously sold. In connection with the amendment we purchased $124.0 million face value of the CMBS Loans for $37 million, which left a balance of $5,380.9 million outstanding on the CMBS Loans. This balance will be reduced to $5,189.6 million by December 31, 2010 as a result of additional purchases of certain CMBS Loans by us for an additional payment by us of $95.6 million as required pursuant to the terms of the CMBS Amendment.

On August 31, 2010, Caesars subsidiaries that are borrowers and the lenders under our CMBS Financing amended the terms of the CMBS Financing to, among other things, (i) provide our subsidiaries that are borrowers under the CMBS Loans the right to extend the maturity of the CMBS Loans, subject to certain conditions, by up to two years until February 2015, (ii) amend certain terms of the CMBS Loans with respect to reserve requirements, collateral rights, property release prices and the payment of management fees, (iii) provide for ongoing mandatory offers to repurchase CMBS Loans using excess cash flow from the CMBS Entities at discounted prices of thirty to fifty cents per dollar, (iv) provide for the amortization of the mortgage loan in certain minimum amounts upon the occurrence of certain conditions and (v) provide for certain limitations with respect to the amount of excess cash flow from the CMBS entities that may be distributed to us. Any CMBS Loan purchased pursuant to the CMBS Amendment will be cancelled.

Other Indebtedness

As of September 30, 2010, we had other indebtedness in the aggregate principal amount of $849.4 million as described below.

•	$551.4 million of debt borrowed by PHW Las Vegas under a senior secured term loan;

•	$212.8 million of debt borrowed by a subsidiary of CEOC (Chester Downs) under a senior secured term loan;

•	$67.1 million of principal obligations to fund Clark County, Nevada, Special Improvement District bonds;

•	$10.5 million aggregate principal amount of unsecured Uruguay bonds due 2010, issued by Baluma, S.A., a Uruguay corporation; and

•	$7.6 million of miscellaneous other indebtedness.

DESCRIPTION OF CAPITAL STOCK

Upon completion of this offering and the Reclassification, our authorized capital stock will consist of 1,250,000,000 shares of common stock, par value $0.01 per share, and 125,000,000 shares of preferred stock, par value $0.01 per shares, the rights and preferences of which may be designated by the board of directors.

All of our existing stock is, and the shares of common stock being offered by us in this offering will be, upon payment therefor, validly issued, fully paid and nonassessable. As of July 31, 2010, there was one holder of our voting common stock and 159 holders of our non-voting common stock. The discussion below describes the most important terms of our capital stock, certificate of incorporation and bylaws as will be in effect upon completion of the Reclassification. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description refer to our certificate of incorporation and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of the Delaware General Corporation Law.

Common Stock

Voting Rights. The holders of Caesars new common stock will be entitled to one vote per share on all matters submitted for action by the stockholders.

Dividend Rights. Subject to any preferential rights of any then outstanding preferred stock, all shares of Caesars common stock will be entitled to share equally in any dividends Caesars’ board of directors may declare from legally available sources.

Liquidation Rights. Upon liquidation or dissolution of Caesars, whether voluntary or involuntary, after payment in full of the amounts required to be paid to holders of any then outstanding preferred stock, all shares of Caesars common stock will be entitled to share equally in the assets available for distribution to stockholders after payment of all of Caesars’ prior obligations.

Other Matters. The holders of Caesars new common stock will have no preemptive or conversion rights, and Caesars’ common stock will not be subject to further calls or assessments by Caesars. There are no redemption or sinking fund provisions applicable to the common stock except those described below under “—Certain Redemption Provisions.” Except as described below under “—Certain Anti-Takeover, Limited Liability and Indemnification Provisions,” a majority vote of common stockholders is generally required to take action under our certificate of incorporation and bylaws. The rights, preferences and privileges of holders of our common stock are subject to the terms of any series of preferred stock that may be issued in the future.

Preferred Stock

Our board of directors, without further stockholder approval, will be able to issue, from time to time, up to an aggregate of 125,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices or prices, liquidation preferences and the number of shares constituting any series or designations of such series. Notwithstanding the foregoing, the rights of each holder of preferred stock will be subject at all times to compliance with all gaming and other statutes, laws, rules and regulations applicable to us or such holder at that time. Upon closing of this offering, there will be no shares of preferred stock outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control of us might harm the market price of our common stock. See “—Certain Anti-Takeover, Limited Liability and Indemnification Provisions.”

Certain Redemption Provisions

Caesars’ certificate of incorporation will contain provisions establishing the right to redeem the securities of disqualified holders if necessary to avoid any regulatory sanctions, to prevent the loss or to secure the reinstatement of any license or franchise, or if such holder is determined by any gaming regulatory agency to be unsuitable, has an application for a license or permit denied or rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed. The certificate of incorporation will also contain provisions defining the redemption price and the rights of a disqualified security holder.

Registration Rights

The Sponsors each have demand registration rights with respect to the Caesars stock they currently own and both Sponsors and the co-investors can participate in any demand registration initiated by either Sponsor. To the extent the number of securities offered in any such offering has to be limited based upon the opinion of the underwriter or underwriters of such offering, the securities to be offered shall include (i) first, securities to be allocated pro rata among the Sponsors and their co-investors and (ii) second, only if all the securities referred to in clause (i) have been included, securities that Caesars proposes to include in such demand registration.

The Sponsors and their co-investors also have piggyback registration rights for any other offering not covered by a demand registration, provided that the co-investors can only participate if a Sponsor is participating in such offering as a selling stockholder. To the extent the number of securities offered in any such offering has to be limited based upon the opinion of the underwriter or underwriters of such offering, the securities to be offered shall include (i) first, all of the securities proposed to be sold in such offering by Caesars or any person exercising a contractual right to a demand registration, (ii) second, only if all the securities referred to in clause (i) have been included, securities to be allocated pro rata among the Sponsors and their co-investors, and (iii) third, only if all of the securities referred to in clause (ii) have been included, any other securities eligible for inclusion in such registration.

Caesars’ management stockholders also have piggyback registration rights in connection with any registered offering of Caesars stock. To the extent the number of securities offered in any such offering has to be limited based upon the opinion of the underwriter or underwriters of such offering, the securities to be offered shall include (i) first, all of the securities proposed to be sold in such offering by Caesars or any person exercising a contractual right to a demand registration, (ii) second, only if all the securities referred to in clause (i) have been included, securities to be allocated pro rata among the Sponsors and their co-investors, and (iii) third, only if all of the securities referred to in clause (ii) have been included, the securities held by management together with any other securities eligible for inclusion in such registration.

Following the consummation of the Private Placement, the Paulson Investors will have a demand registration right with respect to the shares of common stock the Paulson Investors receive in the Private Placement, provided that Caesars common stock has not been listed on the New York Stock Exchange or Nasdaq Stock Market, or a Qualified IPO, and Caesars will agree to use its reasonable best efforts to ensure that a Qualified IPO is achieved in connection with any registration statement filed pursuant to such demand registration right. Additionally, the Paulson Investors will have piggyback registration rights with respect to any registration statement filed by Caesars with respect to any offering of its common stock on its own behalf, including any Qualified IPO, or on behalf of third parties, in each case subject to the registration rights of other holders discussed above and subject to the expiration of their lock-up agreement.

Certain Anti-Takeover, Limited Liability and Indemnification Provisions

We are governed by the Delaware General Corporation Law. Caesars’ certificate of incorporation and bylaws will contain provisions that could make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise, or to remove or place our current management.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Caesars’ bylaws will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or one of its committees.

Delaware Anti-Takeover Law. Caesars will be a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Under Section 203, certain “business combinations” between a Delaware corporation whose stock generally is publicly traded and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

•	the corporation has elected in its certificate of incorporation not to be governed by Section 203, which we have elected;

•

the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before such stockholder became an interested stockholder;

•

upon consummation of the transaction that made such stockholder an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

•	the business combination is approved by the board of directors of the corporation and authorized at a meeting by two-thirds of the voting stock which the interested stockholder did not own.

The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions which increase an interested stockholder’s percentage ownership of stock. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock, together with the affiliates or associates of that stockholder.

Classified Board and Cumulative Voting. Caesars’ certificate of incorporation and bylaws will provide for a classified board of directors, pursuant to which the board of directors will be divided into three classes whose members will serve three-year staggered terms. Caesar’s certificate of incorporation will also prohibit cumulative voting by stockholders in connection with the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates.

Removal of Directors. Caesars’ certificate of incorporation and bylaws will provide that a director may be removed from office at any time, but only for cause and only by affirmative vote of at least two-thirds of the shares entitled to vote generally in the election of directors.

Number of Directors and Vacancies. Caesars’ bylaws will permit the number of directors to be fixed only by an affirmative vote of at least two-thirds of the members of the board, and any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may only be filled by vote of a majority of our directors then in office, whether such vacancy occurs as a result of an increase in the number of directors or otherwise.

“Blank Check” Preferred Stock. Caesars’ certificate of incorporation will authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares or establish a stockholders rights plan making a takeover more difficult and expensive.

Amendments to Certificate of Incorporation and Bylaws. Caesars’ certification of incorporation will provide that any amendment to its bylaws will require the affirmative vote of two-thirds of the shares entitled to vote on any matter or the board of directors. Our certificate of incorporation will also provide that any amendment to the certificate of incorporation relating to stockholder meetings, amendments to our bylaws or certificate of incorporation and the election or classification of our board of directors will require the affirmative vote of two-thirds of the shares entitled to vote on any matter.

Special Meetings of Stockholders. Caesars’ bylaws will provide that, except as otherwise required by law, special meetings of stockholders can only be called by our board of directors.

Actions by Written Consent. Caesars’ bylaws will prohibit stockholders to act by written consent if less than 50.1% of our outstanding common stock is owned by the Sponsors.

Limitation of Officer and Director Liability and Indemnification Arrangements. Caesars’ certificate of incorporation limits the liability of our officers and directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

This charter provision has no effect on any non-monetary remedies that may be available to Caesars or its stockholders, nor does it relieve Caesars or its officers or directors from compliance with federal or state securities laws. The certificate also generally provides that Caesars shall indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding by reason of the fact that he is or was a director or officer of Caesars, or is or was serving at our request as a director, officer, employee or agent of another entity, against expenses incurred by him in connection with such proceeding. An officer or director shall not be entitled to indemnification by Caesars if:

•	the officer or director did not act in good faith and in a manner reasonably believed to be in, or not opposed to, Caesars’ best interests; or

•	with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe his conduct was unlawful.

These charter and bylaw provisions and provisions of Delaware law may have the effect of delaying, deterring or preventing a change of control of Caesars.

Amendments to Certificate of Incorporation or Bylaws

Caesars’ certification of incorporation will provide that any amendment to its bylaws will require the affirmative vote of two-thirds of the shares entitled to vote on any matter. Our certificate of incorporation will also provide that any amendment to the certificate of incorporation relating to stockholder meetings, amendments to our bylaws or certificate of incorporation and the election or classification of our board of directors will require the affirmative vote of two-thirds of the shares entitled to vote on any matter.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Mellon Investor Services, LLC.

Listing

We have applied to have our shares of common stock listed on the Nasdaq Global Select Market under the symbol “CZR.” The listing is subject to approval of our application.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock, and no predictions can be made about the effect, if any, that market sales of shares of our common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, the actual sale of, or the perceived potential for the sale of, our common stock in the public market may have an adverse effect on the market price for the common stock and could impair our ability to raise capital through future sales of our securities. See “Risk Factors—Risks Related to this Offering—Future sales or the possibility of future sales of a substantial amount of our common stock may depress the price of shares of our common stock.”

Sale of Restricted Shares

After the Reclassification, the Private Placement and this offering, we will have 336,645,160 shares of our common stock outstanding (or 341,332,660 shares if the underwriters’ option to purchase additional shares in this offering is exercised in full), all of which will be voting common stock, excluding shares reserved at November 1, 2010 for issuance upon exercise of options that have been granted under our stock option plans (2,724,188 of which were exercisable at such date). Of these shares, the 61,493,126 shares of our common stock to be sold in this offering and under the shelf registration for the Paulson investors (or 66,180,626 shares if the underwriters’ option to purchase additional shares in this offering is exercised in full) will be freely tradable without restriction or further registration under the Securities Act, except for any shares which may be acquired by any of our “affiliates” as that term is defined in Rule 144 under the Securities Act, which will be subject to the resale limitations of Rule 144. The remaining 275,152,034 shares of our common stock outstanding will be restricted securities, as that term is defined in Rule 144, and may in the future be sold without restriction under the Securities Act to the extent permitted by Rule 144 or any applicable exemption under the Securities Act, subject to any lock-up arrangements described herein.

Stock Option Plan

Following the completion of this offering, we intend to file a registration statement on Form S-8 under the Securities Act with the SEC to register 18,283,768 shares of our common stock reserved for issuance under our Management Equity Incentive Plan and 22,113,652 shares of our common stock reserved for issuance under our 2010 Performance Incentive Plan. As of the date of this prospectus, we have granted options to purchase 18,283,768 shares of our common stock under our Management Equity Incentive Plan, of which 2,724,188 shares are vested and exercisable. Subject to the expiration of any lock-up restrictions as described below and following the completion of any vesting periods, shares of our common stock issuable upon the exercise of options granted or to be granted under our plan will be freely tradable without restriction under the Securities Act, unless such shares are held by any of our affiliates.

Rule 144

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock reported through the New York Stock Exchange during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, any of our employees, consultants or advisors who purchases shares of our common stock from us in connection with a compensatory stock or option plan or other written agreement is eligible to resell those shares 90 days after the effective date of the offering in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Lock-Up Agreements

In connection with this offering, we, our executive officers and directors and certain holders (including the Sponsors) of our outstanding common stock and options to purchase our common stock have agreed, subject to certain exceptions, not to sell, dispose of or hedge any of our common stock, during the period ending 180 days after the date of this prospectus, except with the prior written consent of Citigroup Global Markets Inc.

The restricted period described in the preceding paragraph will be automatically extended if:

•	during the last 17 days of the applicable lock-up period we issue an earnings release or announce material news or a material event; or

•	prior to the expiration of the applicable lock-up period, we announce that we will release earnings results during the 16-day period following the last day of the applicable lock-up period,

in which case the restrictions described in this paragraph will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or material event. See “Underwriting.”

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax considerations with respect to the ownership and disposition of our common stock applicable to non-U.S. holders. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect.

For the purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of our common stock other than:

•	a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust.

It is assumed for purposes of this discussion that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to a non-U.S. holder in light of that holder’s particular circumstances or that may be applicable to non-U.S. holders subject to special treatment under U.S. federal income tax law (including, for example, financial institutions, dealers in securities, traders in securities that elect mark-to-market treatment, insurance companies, tax-exempt entities, holders who acquired our common stock pursuant to the exercise of employee stock options or otherwise as compensation, entities or arrangements treated as partnerships for U.S. federal income tax purposes, holders liable for the alternative minimum tax, controlled foreign corporation, passive foreign investment companies, certain former citizens or former long-term residents of the United States, and holders who hold our common stock as part of a hedge, straddle, constructive sale or conversion transaction). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of U.S. state, local or non-U.S. taxes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a person treated as a partner generally will depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal income tax purposes are treated as a partner in a partnership holding shares of our common stock should consult their own tax advisors.

THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. HOLDERS OF OUR COMMON STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, NON-U.S. INCOME AND OTHER TAX LAWS) OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Dividends

Although we do not anticipate that we will pay any dividends on our common stock, to the extent dividends are paid to non-U.S. holders, such distributions will be subject to U.S. federal income tax withholding at a rate of

30% (or lower rate provided by an applicable income tax treaty). To obtain a reduced rate of withholding under an applicable income tax treaty, a non-U.S. holder generally will be required to provide us or our paying agent with a properly completed IRS Form W-8BEN certifying the non-U.S. holder’s entitlement to benefits under that treaty. In certain cases, additional requirements may need to be satisfied to avoid the imposition of U.S. withholding tax. See “—Recently Enacted Federal Tax Legislation” below for further details.

If the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment maintained by such non-U.S. holder), withholding should not apply, so long as the appropriate certifications are made by such non-U.S. holder. See “—Effectively Connected Income” below for additional information on the U.S. federal income tax considerations applicable with respect to such effectively connected dividends.

Gain on Disposition of our Common Stock

Subject to the discussion below under “—Backup Withholding and Information Reporting” and “—Recently Enacted Federal Tax Legislation,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the conduct, by such non-U.S. holder, of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a non- U.S. holder’s U.S. permanent establishment), in which case the gain will be subject to tax in the manner described below under “—Effectively Connected Income”;

•

the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met (in which case the gain (reduced by any U.S.-source capital losses) will be subject to 30% tax); or

•

we are, or have been, a “United States real property holding corporation” for U.S. federal income tax purposes, at any time during the shorter of the five-year period preceding such disposition and the non-U.S. holder’s holding period in our common stock; provided, that so long as our common stock is regularly traded on an established securities market, generally a non-U.S. holder would be subject to taxation with respect to a taxable disposition of our common stock, only if at any time during that five-year or shorter period it owned more than 5% directly or by attribution, of that class of common stock.

It is unclear whether we are, or will be, a U.S. real property holding corporation during the relevant period described in the third bullet point above. Under U.S. federal income tax laws, we will be a United States real property holding corporation if at least 50% of the fair market value of our assets has consisted of “United States real property interests.” If we were treated as a U.S. real property holding corporation during the relevant period described in the third bullet point above, any taxable gains recognized by a non-U.S. holder on the sale or other taxable disposition of our common stock would be subject to tax as if the gain were effectively connected with the conduct of the non-U.S. holder’s trade or business in the United States. See “—Effectively Connected Income.” In addition, the transferee of our common stock would generally be required to withhold tax, under U.S. federal income tax laws, in an amount equal to 10% of the amount realized by the non-U.S. holder on the sale or other taxable disposition of our common stock. The rules regarding U.S. real property interests are complex, and non-U.S. holders are urged to consult with their own tax advisors on the application of these rules based on their particular circumstances.

Effectively Connected Income

If a dividend received on our common stock, or a sale or other taxable disposition of our common stock, is treated as effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States, such non-U.S. holder will generally be exempt from withholding tax on any such dividend and any gain realized on such a disposition, provided such non-U.S. holder complies with certain certification requirements (generally on IRS Form W-8ECI). Instead such non-U.S. holder will generally be subject to U.S. federal income tax on a net income basis on any such gains or dividends in the same manner as if such holder were a U.S. person (as defined in the Code). In addition, a non-U.S. holder that is a foreign corporation may be subject to a branch profits tax at a rate of 30% (or lower rate provided by an applicable income tax treaty) on such holder’s earnings and profits for the taxable year that are effectively connected with such holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to such holder’s U.S. permanent establishment), subject to adjustments.

Information Reporting and Backup Withholding

Generally, we must report to our non-U.S. holders and the IRS the amount of dividends paid during each calendar year, if any, and the amount of any tax withheld. These information reporting requirements apply even if no withholding is required (e.g., because the distributions are effectively connected with the non-U.S. holder’s conduct of a United States trade or business, or withholding is eliminated by an applicable income tax treaty). This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the non-U.S. holder resides or is established.

Backup withholding, however, generally will not apply to distributions to a non-U.S. holder of shares of our common stock provided the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN or IRS Form W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the non-U.S. holder is a U.S. person (as defined in the Code) that is not an exempt recipient.

Backup withholding is not an additional tax but merely an advance payment, which may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied by the non-U.S. holder to the IRS.

Recently Enacted Federal Tax Legislation

On March 18, 2010, President Obama signed the “Hiring Incentives to Restore Employment (HIRE) Act”, or the HIRE Act, which includes a revised version of a bill known as the “Foreign Account Tax Compliance Act of 2009” or “FATCA.” Under FATCA, foreign financial institutions (which include most hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles regardless of their size) must comply with new information reporting rules with respect to their U.S. account holders and investors or confront a new withholding tax on U.S. source payments made to them. More specifically, a foreign financial institution or other foreign entity that does not comply with the FATCA reporting requirements will generally be subject to a new 30% withholding tax with respect to any “withholdable payments” made after December 31, 2012. For this purpose, withholdable payments are U.S.-source payments otherwise subject to nonresident withholding tax and also include the entire gross proceeds from the sale of any equity or debt instruments of U.S. issuers. The new FATCA withholding tax will apply even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain treated as foreign source income under the Code). Treasury is authorized to provide rules for implementing the FATCA withholding regime and coordinating the FATCA withholding regime with the existing nonresident withholding tax rules.

FATCA withholding will not apply to withholdable payments made directly to foreign governments, international organizations, foreign central banks of issue and individuals, and Treasury is authorized to provide additional exceptions.

As noted above, the new FATCA withholding and information reporting requirements generally will apply to withholdable payments made after December 31, 2012. Non-U.S. holders are urged to consult with their own tax advisors regarding the effect, if any, of the FATCA provisions to them based on their particular circumstances.

In addition, on March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010, or the Reconciliation Act. The Reconciliation Act will require certain individuals, estates and trusts to pay a 3.8% Medicare surtax on “net investment income” including, among other things, interest, dividends, royalties, rents, gross income from a trade or business involving passive activities, and net gain from disposition of property (other than property held in a trade or business). This surtax will apply for taxable years beginning after December 31, 2012 and may apply in respect of our common stock. Non-U.S. holders are urged to consult with their own tax advisors regarding the effect, if any, of the Reconciliation Act on their ownership and disposition of our common stock.

UNDERWRITING

Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a purchase agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
Sanford C. Bernstein & Co., LLC
KeyBanc Capital Markets Inc.
Nomura Securities North America, LLC
Cantor Fitzgerald & Co.
Samuel A. Ramirez & Company, Inc.

Total	31,250,000

Subject to the terms and conditions set forth in the purchase agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the purchase agreement if any of these shares are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the several underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $            per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to the Company	$	$	$

The expenses of the offering, not including the underwriting discount, are estimated at $1.9 million and are payable by us.

We have granted an option to the underwriters to purchase up to 4,687,500 additional shares at the public offering price, less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the purchase agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

We, our executive officers and directors and certain of our other existing security holders (including the Sponsors) have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 180 days after the date of this prospectus without first obtaining the written consent of Citigroup Global Markets Inc. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any common stock,

•	sell any option or contract to purchase any common stock,

•	purchase any option or contract to sell any common stock,

•	grant any option, right or warrant for the sale of any common stock,

•	lend or otherwise dispose of or transfer any common stock,

•	request or demand that we file a registration statement related to the common stock, or

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. In the event that either (x) during the last 17 days of the applicable lock-up period referred to above, we issue an earnings release or material news or a material event relating to us occurs or (y) prior to the expiration of the lock-up period, we announce that we will release earnings results or become aware that material news or a material event will occur during the 16-day period beginning on the last day of the lock-up period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

We expect the shares to be approved for listing on the Nasdaq Global Select Market under the symbol “CZR.” In order to meet the requirements for listing on the Nasdaq Global Select Market, the underwriters will have to undertake to sell a minimum number of shares to a minimum number of beneficial owners as required by that exchange.

Before this offering, there has been no public market for our common stock. The initial public offering price will be determined through negotiations between us and the representatives. In addition to prevailing market conditions, the factors to be considered in determining the initial public offering price are

•	the valuation multiples of publicly traded companies that the representatives believe to be comparable to us,

•	our financial information,

•	the history of, and the prospects for, our company and the industry in which we compete,

•	an assessment of our management, its past and present operations, and the prospects for, and timing of, our future revenues,

•	the present state of our development, and

•	the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to ours.

An active trading market for the shares may not develop. It is also possible that after the offering the shares will not trade in the public market at or above the initial public offering price.

The underwriters do not expect to sell more than 5% of the shares in the aggregate to accounts over which they exercise discretionary authority.

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ overallotment option described above. The underwriters may close out any covered short position by either exercising their overallotment option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the overallotment option. “Naked” short sales are sales in excess of the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and their affiliates have engaged in, and may in the future engage in, financial advisory and investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Affiliates of the underwriters have acted as initial purchasers and/or agents or lenders under our prior notes offerings and our secured credit facilities and other financings. Certain affiliates of the underwriters have acted in the past as initial purchasers of offerings of our debt securities. In addition, certain affiliates of the underwriters are lenders and/or agents under our revolving credit facility, including: Bank of America, N.A., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated; Deutsche Bank AG New York Branch, an affiliate of Deutsche Bank Securities Inc.; Citibank, N.A., an affiliate of Citigroup Global Markets Inc.; Credit Suisse, Cayman Islands Branch, an affiliate of Credit Suisse Securities (USA) LLC; Goldman Sachs Credit Partners, L.P., an affiliate of Goldman, Sachs & Co.; and Morgan Stanley Senior Funding, Inc., an affiliate of Morgan Stanley & Co. Incorporated. Certain affiliates of the underwriters may also own our debt securities from time to time and de minimis amounts of our equity.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of shares described in this offering memorandum may not be made to the public in that relevant member state prior to the publication of a prospectus in relation to the shares that has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that, with effect from and including the relevant implementation date, an offer of securities may be offered to the public in that relevant member state at any time:

•	to any legal entity that is authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	to fewer than 100 natural or legal persons (other than qualified investors as defined below) subject to obtaining the prior consent of the representatives for any such offer; or

•	in any other circumstances that do not require the publication of a prospectus pursuant to Article 3 of the Prospectus Directive.

Each purchaser of shares described in this offering memorandum located within a relevant member state will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of Article 2(1)(e) of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

The sellers of the shares have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the initial purchasers with a view to the final placement of the shares as contemplated in this offering memorandum. Accordingly, no purchaser of the shares, other than the initial purchasers, is authorized to make any further offer of the shares on behalf of the sellers or the initial purchasers.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in Switzerland

This document, as well as any other material relating to the shares which are the subject of the offering contemplated by this prospectus, do not constitute an issue prospectus pursuant to Article 652a and/or 1156 of the Swiss Code of Obligations. The shares will not be listed on the SIX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange. The shares are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the shares with the intention to distribute them to the public. The investors will be individually approached by the issuer from time to time. This document, as well as any other material relating to the shares, is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the issuer. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares which are the subject of the offering contemplated by this prospectus may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this document you should consult an authorised financial adviser.

Notice to Prospective Investors in France

Neither this document nor any other offering material relating to the shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the shares has been or will be:

released, issued, distributed or caused to be released, issued or distributed to the public in France; or

used in connection with any offer for subscription or sale of the shares to the public in France.

Such offers, sales and distributions will be made in France only:

•

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•

in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The shares offered in this prospectus have not been registered under the Securities and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This document has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•

to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

•	where no consideration is or will be given for the transfer; or

•	where the transfer is by operation of law.

LEGAL MATTERS

The validity of the shares of common stock being offered hereby will be passed upon for us by O’Melveny & Myers LLP, New York, New York. Cahill Gordon & Reindel LLP, New York, New York will pass upon legal matters relating to this offering for the underwriters.

EXPERTS

The consolidated financial statements as of December 31, 2009 (Successor Company) and December 31, 2008 (Successor Company), and for the year ended December 31, 2009 (Successor Company), the period January 28, 2008 through December 31, 2008 (Successor Company), the period January 1, 2008 through January 27, 2008 (Predecessor Company), and the year ended December 31, 2007 (Predecessor Company), included in this prospectus, and the related consolidated financial statement schedule included elsewhere in the Registration Statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the Registration Statement. Such consolidated financial statements and consolidated financial statement schedule have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are required to file annual and quarterly reports and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Our reports and other information that we have filed, or may in the future file, with the SEC are not incorporated by reference into and do not constitute part of this prospectus.

We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, referred to as the Securities Act, with respect to the shares of our common stock offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information about us and our common stock, you should refer to the registration statement. This prospectus summarizes provisions that we consider material of certain contracts and other documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents.

We have not authorized anyone to give you any information or to make any representations about us or the transactions we discuss in this prospectus other than those contained in this prospectus. If you are given any information or representations about these matters that is not discussed in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer or sell securities under applicable law.

HARRAH’S ENTERTAINMENT, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Reports of Independent Registered Public Accounting Firm	F-2
Audited Consolidated Financial Statements
Consolidated Balance Sheets as of December 31, 2009 and 2008	F-4

Consolidated Statements of Operations for the year ended December 31, 2009, the periods from January 1, 2008 through January 27, 2008, from January 28, 2008 through December 31, 2008, and for the year ended December 31, 2007

F-5
Consolidated Statements of Stockholders’ Equity/(Deficit) and Comprehensive Income/(Loss)	F-6

Consolidated Statements of Cash Flows for the year ended December 31, 2009, the periods from January 1, 2008 and through January 27, 2008, and from January 28, 2008 through December 31, 2008, and for the year ended December 31, 2007

F-9
Notes to Consolidated Financial Statements	F-10
Consolidated Valuation and Qualifying Accounts	F-66
Unaudited Consolidated Condensed Financial Statements
Consolidated Condensed Balance Sheet as of September 30, 2010 and December 31, 2009	F-68
Consolidated Condensed Statements of Operations for the quarters and nine months ended September 30, 2010 and 2009	F-69
Consolidated Condensed Statements of Cash Flows for the nine months ended September 30, 2010 and 2009	F-70
Consolidated Condensed Statements of Stockholders’ Equity/(Deficit) and Comprehensive Income as of and for the nine month period ended September 30, 2010	F-71
Notes to Consolidated Condensed Financial Statements	F-72

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Harrah’s Entertainment, Inc.

Las Vegas, Nevada

We have audited the accompanying consolidated balance sheets of Harrah’s Entertainment, Inc. and subsidiaries (the “Company”) as of December 31, 2009 (Successor Company) and December 31, 2008 (Successor Company), and the related consolidated statements of operations, stockholders’ (deficit)/equity and comprehensive (loss)/income, and cash flows for the year ended December 31, 2009 (Successor Company), the period January 28, 2008 through December 31, 2008 (Successor Company), the period January 1, 2008 through January 27, 2008 (Predecessor Company), and the year ended December 31, 2007 (Predecessor Company). Our audits also included the consolidated financial statement schedule listed at Item 16(b). These consolidated financial statements and consolidated financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statements and consolidated financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Harrah’s Entertainment, Inc. and subsidiaries as of December 31, 2009 (Successor Company) and December 31, 2008 (Successor Company), and the results of their operations and their cash flows for the year ended December 31, 2009 (Successor Company), the period January 28, 2008 through December 31, 2008 (Successor Company), the period January 1, 2008 through January 27, 2008 (Predecessor Company), and the year ended December 31, 2007 (Predecessor Company), in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2009, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, and our report dated March 9, 2010 expressed an unqualified opinion on the Company’s internal control over financial reporting.

As discussed in Note 24 to the consolidated financial statements, the accompanying consolidated financial statements have been retrospectively updated to disclose earnings per share information for all periods presented pursuant to Accounting Standards Codification 260, Earnings per Share.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

March 9, 2010

(November 5, 2010 as to

earnings per share information

discussed in Note 24)

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Harrah’s Entertainment, Inc.

Las Vegas, Nevada

We have audited the internal control over financial reporting of Harrah’s Entertainment, Inc. and subsidiaries (the “Company”) as of December 31, 2009, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Annual Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2009, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements and consolidated financial statement schedule as of and for the year ended December 31, 2009. Our report dated March 9, 2010 (November 5, 2010 as to the earnings per share information discussed in Note 24 to the consolidated financial statements) expressed an unqualified opinion on those consolidated financial statements and consolidated financial statement schedule.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada

March 9, 2010

F-3

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

	December 31, 2009	December 31, 2008
Assets
Current assets
Cash and cash equivalents	$918.1	$650.5
Receivables, less allowance for doubtful accounts of $207.1 and $201.4	323.5	394.0
Deferred income taxes	148.2	157.6
Prepayments and other	156.4	199.4
Inventories	52.7	62.7

Total current assets	1,598.9	1,464.2

Land, buildings, riverboats and equipment
Land and land improvements	7,291.9	7,310.8
Buildings, riverboats and improvements	8,896.2	8,860.8
Furniture, fixtures and equipment	2,029.1	1,888.1
Construction in progress	988.8	821.7

	19,206.0	18,881.4
Less: accumulated depreciation	(1,281.2)	(614.3)

	17,924.8	18,267.1
Assets held for sale	16.7	49.3
Goodwill	3,456.9	4,902.2
Intangible assets other than goodwill	4,951.3	5,307.9
Investments in and advances to non-consolidated affiliates	94.0	30.4
Deferred charges and other	936.6	1,027.5

	$28,979.2	$31,048.6

Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$260.8	$382.3
Interest payable	195.6	417.7
Accrued expenses	1,074.8	1,115.0
Current portion of long-term debt	74.3	85.6

Total current liabilities	1,605.5	2,000.6
Long-term debt	18,868.8	23,123.3
Deferred credits and other	872.5	669.1
Deferred income taxes	5,856.9	4,327.0

	27,203.7	30,120.0

Preferred stock; $0.01 par value; 40,000,000 shares authorized, 19,893,515 and 19,912,447 shares issued and outstanding (net of 42,020 and 23,088 shares held in treasury) as of December 31, 2009 and 2008, respectively	2,642.5	2,289.4

Stockholders’ deficit
Common stock, non-voting and voting; $0.01 par value; 80,000,020 shares authorized; 40,672,302 and 40,711,008 shares issued and outstanding (net of 85,907 and 47,201 shares held in treasury) as of December 31, 2009 and 2008, respectively	0.4	0.4
Additional paid-in capital	3,480.0	3,825.1
Accumulated deficit	(4,269.3)	(5,096.3)
Accumulated other comprehensive loss	(134.0)	(139.6)

Total Harrah’s Entertainment, Inc. Stockholders’ deficit	(922.9)	(1,410.4)
Non-controlling interests	55.9	49.6

Total stockholders’ deficit	(867.0)	(1,360.8)

	$28,979.2	$31,048.6

The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated statements.

F-4

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

	Successor		Predecessor
	Year Ended Dec. 31, 2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Year Ended Dec. 31, 2007
Revenues
Casino	$7,124.3	$7,476.9	$614.6	$8,831.0
Food and beverage	1,479.3	1,530.2	118.4	1,698.8
Rooms	1,068.9	1,174.5	96.4	1,353.6
Management fees	56.6	59.1	5.0	81.5
Other	592.4	624.8	42.7	695.9
Less: casino promotional allowances	(1,414.1)	(1,498.6)	(117.0)	(1,835.6)

Net revenues	8,907.4	9,366.9	760.1	10,825.2

Operating expenses
Direct
Casino	3,925.5	4,102.8	340.6	4,595.2
Food and beverage	596.0	639.5	50.5	716.5
Rooms	213.5	236.7	19.6	266.3
Property, general, administrative and other	2,018.8	2,143.0	178.2	2,421.7
Depreciation and amortization	683.9	626.9	63.5	817.2
Project opening costs	3.6	28.9	0.7	25.5
Write-downs, reserves and recoveries	107.9	16.2	4.7	(59.9)
Impairment of goodwill and other non-amortizing intangible assets	1,638.0	5,489.6	—	169.6
Loss/(income) on interests in non-consolidated affiliates	2.2	2.1	(0.5)	(3.9)
Corporate expense	150.7	131.8	8.5	138.1
Acquisition and integration costs	0.3	24.0	125.6	13.4
Amortization of intangible assets	174.8	162.9	5.5	73.5

Total operating expenses	9,515.2	13,604.4	796.9	9,173.2

(Loss)/income from operations	(607.8)	(4,237.5)	(36.8)	1,652.0
Interest expense, net of capitalized interest	(1,892.5)	(2,074.9)	(89.7)	(800.8)
Gains/(losses) on early extinguishments of debt	4,965.5	742.1	—	(2.0)
Other income, including interest income	33.0	35.2	1.1	43.3

Income/(loss) from continuing operations before income taxes	2,498.2	(5,535.1)	(125.4)	892.5
(Provision)/benefit for income tax	(1,651.8)	360.4	26.0	(350.1)

Income/(loss) from continuing operations, net of tax	846.4	(5,174.7)	(99.4)	542.4

Discontinued operations
Income from discontinued operations	—	141.5	0.1	145.4
Provision for income taxes	—	(51.1)	—	(53.2)

Income from discontinued operations, net	—	90.4	0.1	92.2

Net income/(loss)	846.4	(5,084.3)	(99.3)	634.6
Less: net income attributable to non-controlling interests	(18.8)	(12.0)	(1.6)	(15.2)

Net income/(loss) attributable to Harrah’s Entertainment, Inc	827.6	(5,096.3)	(100.9)	619.4
Preferred stock dividends	(354.8)	(297.8)	—	—

Net income/(loss) attributable to common stockholders	$472.8	$(5,394.1)	$(100.9)	$619.4

Earnings per share—basic
Income/(loss) from continuing operations	$11.62	$(134.59)	$(0.54)	$2.83
Discontinued operations, net	—	2.22	—	0.50

Net income/(loss)	$11.62	$132.37)	$(0.54)	$3.33

Earnings per share—diluted
Income/(loss) from continuing operations	$6.88	$(134.59)	$(0.54)	$2.77
Discontinued operations, net	—	2.22	—	0.48

Net income/(loss)	$6.88	(132.37)	$(0.54)	$3.25

Dividends declared per common share	$—	$—	$—	$1.60

Basic weighted-average common shares outstanding	40,684,515	40,749,898	188,122,643	186,274,374

Diluted weighted-average common shares outstanding	120,225,295	40,749,898	188,122,643	190,557,097

The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated statements.

F-5

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT)/EQUITY AND COMPREHENSIVE (LOSS)/INCOME

(In millions)

	Common Stock		Additional Paid-in- Capital	Retained Earnings/ (Accumulated Deficit)	Accumulated Other Comprehensive Income/(Loss)	Non-controlling Interests	Total	Comprehensive Income/(Loss)
	Shares Outstanding	Amount
Balance at January 1, 2007, Predecessor	186.1	$18.6	$5,148.2	$907.1	$(2.8)	$52.4	$6,123.5
Net income				619.4		15.2	634.6	$634.6
Pension adjustment related to London Clubs International, net of tax benefit of $0.8					(1.8)		(1.8)	(1.8)
Reclassification of loss on derivative instrument from other comprehensive income to net income, net of tax provision of $0.3					0.6		0.6	0.6
Foreign currency translation adjustments, net of tax provision of $15.5					19.4		19.4	19.4
Cash dividends				(299.2)			(299.2)
Adjustment for initial adoption of ASC 740				(12.3)			(12.3)
Non-controlling distributions, net of contributions						(15.4)	(15.4)
Net shares issued under incentive compensation plans, including share-based compensation expense of $53.0 and income tax benefit of $47.7	2.7	0.3	247.2	(17.8)			229.7

2007 Comprehensive Income, Predecessor								$652.8

Balance at December 31, 2007, Predecessor	188.8	18.9	5,395.4	1,197.2	15.4	52.2	6,679.1
Net loss				(100.9)		1.6	(99.3)	$(99.3)
Foreign currency translation adjustments, net of tax benefit of $3.1					(1.8)		(1.8)	(1.8)
Non-controlling distributions, net of contributions						(0.6)	(0.6)
Acceleration of predecessor incentive compensation plans, including share-based compensation expense of $2.9 and income tax benefit of $65.8			156.0				156.0

2008 Comprehensive Loss, Predecessor								$(101.1)

Balance at January 27, 2008, Predecessor	188.8	18.9	5,551.4	1,096.3	13.6	53.2	6,733.4
Redemption of Predecessor equity	(188.8)	(18.9)	(5,551.4)	(1,096.3)	(13.6)		(6,680.2)
Issuance of Successor common stock	40.7	0.4	4,085.0				4,085.4

Balance at January 28, 2008, Successor	40.7	0.4	4,085.0	—	—	53.2	4,138.6
Net loss				(5,096.3)		12.0	(5,084.3)	$(5,084.3)
Share-based compensation			14.0				14.0

F-6

	Common Stock		Additional Paid-in- Capital	Retained Earnings/ (Accumulated Deficit)	Accumulated Other Comprehensive Income/(Loss)	Non-controlling Interests	Total	Comprehensive Income/(Loss)
	Shares Outstanding	Amount
Debt exchange transaction, net of tax provision of $13.9			25.7				25.7
Repurchase of treasury shares			(2.1)				(2.1)
Cumulative preferred stock dividends			(297.8)				(297.8)
Pension adjustment related to acquisition of London Clubs International, net of tax benefit of $3.0					(6.9)		(6.9)	(6.9)
Reclassification of loss on derivative instrument from other comprehensive income to net income, net of tax provision of $0.3					0.6		0.6	0.6
Foreign currency translation adjustments, net of tax benefit of $14.7					(31.2)	1.3	(29.9)	(29.9)
Fair market value of swap agreements, net of tax benefit of $28.2					(51.9)		(51.9)	(51.9)
Adjustment for ASC 740 tax implications			0.3				0.3
Non-controlling distributions, net of contributions						(16.9)	(16.9)
Fair market value of interest rate cap agreement on commercial mortgage-backed securities, net of tax benefit of $28.4					(50.2)		(50.2)	(50.2)

2008 Comprehensive Loss, Successor								$(5,222.6)

Balance at December 31, 2008, Successor	40.7	0.4	3,825.1	(5,096.3)	(139.6)	49.6	(1,360.8)
Net income				827.6		18.8	846.4	$846.4
Share-based compensation			16.4				16.4
Repurchase of treasury shares	*	*	(1.3)				(1.3)
Cumulative preferred stock dividends			(354.8)				(354.8)
Related party debt exchange transaction, net of tax provision of $52.3			80.1				80.1
Pension adjustment, net of tax benefit of $7.1					(14.1)		(14.1)	(14.1)
Foreign currency translation adjustments, net of tax provision of $9.4					19.0	4.8	23.8	23.8
Fair market value of swap agreements, net of tax benefit of $14.6					(27.7)		(27.7)	(27.7)

F-7

	Common Stock		Additional Paid-in- Capital	Retained Earnings/ (Accumulated Deficit)	Accumulated Other Comprehensive Income/(Loss)	Non-controlling Interests	Total	Comprehensive Income/(Loss)
	Shares Outstanding	Amount
Adjustment for ASC 740 tax implications			(2.4)				(2.4)
Purchase of additional interest in subsidiary			(83.7)			(3.3)	(87.0)
Non-controlling distributions, net of contributions						(14.0)	(14.0)
Fair market value of interest rate cap agreements on commercial mortgage backed securities, net of tax provision of $8.8					15.7		15.7	15.7
Reclassification of loss on interest rate cap agreement from other comprehensive income to interest expense					12.1		12.1	12.1
Reclassification of loss on interest rate locks from other comprehensive loss to interest expense, net of tax provision of $0.2					0.6		0.6	0.6
Other			0.6	(0.6)			—

2009 Comprehensive Income, Successor								$856.8

Balance at December 31, 2009, Successor	40.7	$0.4	$3,480.0	$(4,269.3)	$(134.0)	$55.9	$(867.0)

*	Amounts round to zero and do not change rounded totals.

The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated statements.

F-8

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Successor		Predecessor
	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	2007
Cash flows provided by/(used in) operating activities
Net income/(loss).	$846.4	$(5,084.3)	$(99.3)	$634.6
Adjustments to reconcile net income/(loss) to cash flows provided by operating activities:
Loss/(income) from discontinued operations, before income taxes	—	(141.5)	(0.1)	(145.4)
Gain on liquidation of LCI – Fifty	(9.0)	—	—	—
Income from insurance claims for hurricane damage	—	(185.4)	—	(130.3)
(Gains)/losses on early extinguishments of debt	(4,965.5)	(742.1)	—	2.0
Depreciation and amortization	1,145.2	1,027.3	104.9	905.8
Non-cash write-downs, reserves and recoveries, net	32.0	51.7	(0.1)	26.2
Impairment of intangible assets	1,638.0	5,489.6	—	169.6
Share-based compensation expense	16.4	15.8	50.9	53.0
Deferred income taxes	1,541.2	(466.7)	(19.0)	(35.0)
Tax benefit from stock equity plans	—	—	42.6	1.8
Insurance proceeds for business interruption from hurricane losses	—	97.9	—	119.1
Net change in long-term accounts	74.7	(80.1)	68.3	(45.1)
Net change in working capital accounts	(117.4)	403.4	(167.6)	(171.3)
Other	18.2	136.5	26.6	123.8

Cash flows provided by operating activities	220.2	522.1	7.2	1,508.8

Cash flows provided by/(used in) investing activities
Land, buildings, riverboats and equipment additions, net of change in construction payables	(464.5)	(1,181.4)	(125.6)	(1,376.7)
Insurance proceeds for hurricane losses for discontinued operations	—	83.3	—	13.4
Insurance proceeds for hurricane losses for continuing operations	—	98.1	—	15.7
Payment for Acquisition	—	(17,490.2)	—	—
Payments for businesses acquired, net of cash acquired	—	—	0.1	(584.3)
Purchase of non-controlling interest in subsidiary	—	—	—	(8.5)
Investments in and advances to non-consolidated affiliates	(66.9)	(5.9)	—	(1.8)
Proceeds from other asset sales	20.0	5.1	3.1	99.6
Other	(11.9)	(23.2)	(1.7)	(81.0)

Cash flows used in investing activities	(523.3)	(18,514.2)	(124.1)	(1,923.6)

Cash flows provided by/(used in) financing activities
Proceeds from issuance of long-term debt	2,259.6	21,524.9	—	—
Debt issuance costs	(76.4)	(644.5)	—	(6.4)
Borrowings under lending agreements	3,076.6	433.0	11,316.3	39,130.8
Repayments under lending agreements	(3,535.1)	(6,760.5)	(11,288.8)	(37,619.5)
Cash paid in connection with early extinguishments of debt	(1,003.5)	(2,167.4)	(87.7)	(120.1)
Scheduled debt retirements	(45.5)	(6.5)	—	(1,001.7)
Payment to bondholders for debt exchange	—	(289.0)	—	—
Dividends paid	—	—	—	(299.2)
Equity contribution from buyout		6,007.0	—	—
Purchase of additional interest in subsidiary	(83.7)	—	—	—
Non-controlling interests’ distributions, net of contributions	(17.2)	(14.6)	(1.6)	(20.0)
Proceeds from exercises of stock options	—	—	2.4	126.2
Excess tax (provision)/benefit from stock equity plans	—	(50.5)	77.5	51.7
Repurchase of treasury shares	(3.0)	(3.6)	—	—
Other	(1.1)	(1.3)	(0.8)	(5.3)

Cash flows provided by financing activities	570.7	18,027.0	17.3	236.5

Cash flows from discontinued operations
Cash flows from operating activities	—	4.7	0.5	88.9
Cash flows from investing activities	—	—	—	(0.2)

Cash flows provided by discontinued operations	—	4.7	0.5	88.7

Net increase/(decrease) in cash and cash equivalents	267.6	39.6	(99.1)	(89.6)
Cash and cash equivalents, beginning of period	650.5	610.9	710.0	799.6

Cash and cash equivalents, end of period	$918.1	$650.5	$610.9	$710.0

The accompanying Notes to Consolidated Financial Statements are an integral part of these consolidated statements.

F-9

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In these footnotes, the words “Company,” “Harrah’s Entertainment,” “we,” “our” and “us” refer to Harrah’s Entertainment, Inc., a Delaware corporation, and its wholly-owned subsidiaries, unless otherwise stated or the context requires otherwise.

Note 1—Summary of Significant Accounting Policies

BASIS OF PRESENTATION AND ORGANIZATION. As of December 31, 2009, we owned, operated or managed 52 casinos, primarily under the Harrah’s, Caesars and Horseshoe brand names in the United States. Our casino entertainment facilities include 33 land-based casinos, 12 riverboat or dockside casinos, three managed casinos on Indian lands in the United States, one managed casino in Canada, one combination thoroughbred racetrack and casino, one combination greyhound racetrack and casino, and one combination harness racetrack and casino. Our 33 land-based casinos include one in Uruguay, nine in England, one in Scotland, two in Egypt and one in South Africa. We view each property as an operating segment and aggregate all operating segments into one reporting segment.

On January 28, 2008, Harrah’s Entertainment was acquired by affiliates of Apollo Global Management, LLC (“Apollo”) and TPG Capital, LP (“TPG”) in an all cash transaction, hereinafter referred to as the “Acquisition.” Although Harrah’s Entertainment continued as the same legal entity after the Acquisition, the accompanying Consolidated Statement of Operations, the Consolidated Statement of Cash Flows and the Consolidated Statements of Stockholders’ (Deficit)/Equity and Comprehensive (Loss)/Income for the year ended December 31, 2008 are presented as the Predecessor period for the period prior to the Acquisition and as the Successor period for the period subsequent to the Acquisition. As a result of the application of purchase accounting as of the Acquisition date, the consolidated financial statements for the Successor periods and the Predecessor periods are presented on different bases and are, therefore, not comparable.

PRINCIPLES OF CONSOLIDATION. Our Consolidated Financial Statements include the accounts of Harrah’s Entertainment and its subsidiaries after elimination of all significant intercompany accounts and transactions.

We consolidate into our financial statements the accounts of all wholly-owned subsidiaries, and any partially-owned subsidiary that we have the ability to control. Control generally equates to ownership percentage, whereby investments that are more than 50% owned are consolidated, investments in affiliates of 50% or less but greater than 20% are generally accounted for using the equity method, and investments in affiliates of 20% or less are accounted for using the cost method.

We also consolidate into our financial statements the accounts of any variable interest entity for which we are determined to be the primary beneficiary. Up through and including December 31, 2009, we analyzed our variable interests to determine if the entity that is party to the variable interest is a variable interest entity in accordance with Accounting Standards Codification (“ASC”) 810, “Consolidation.” Our analysis included both quantitative and qualitative reviews. Quantitative analysis is based on the forecasted cash flows of the entity. Qualitative analysis is based on our review of the design of the entity, its organizational structure including decision-making ability, and financial agreements. Based on these analyses, there were no consolidated variable interest entities that were material to our consolidated financial statements.

As discussed in Note 2, “Recently Issued Accounting Pronouncements,” we adopted the provisions of Accounting Standards Update (“ASU”) 2009-17 (Topic 810) effective January 1, 2010.

CASH AND CASH EQUIVALENTS. Cash includes the minimum cash balances required to be maintained by state gaming commissions or local and state governments, which totaled approximately

F-10

$25.0 million and $27.4 million at December 31, 2009 and 2008, respectively. Cash equivalents are highly liquid investments with an original maturity of less than three months and are stated at the lower of cost or market value.

ALLOWANCE FOR DOUBTFUL ACCOUNTS. We reserve an estimated amount for receivables that may not be collected. Methodologies for estimating the allowance for doubtful accounts range from specific reserves to various percentages applied to aged receivables. Historical collection rates are considered, as are customer relationships, in determining specific reserves.

INVENTORIES. Inventories, which consist primarily of food, beverage, retail merchandise and operating supplies, are stated at average cost.

LAND, BUILDINGS, RIVERBOATS AND EQUIPMENT. As a result of the application of purchase accounting, land, buildings, riverboats and equipment were recorded at their estimated fair value and useful lives as of the Acquisition date. Additions to land, buildings, riverboats and equipment subsequent to the Acquisition are stated at cost. We capitalize the costs of improvements that extend the life of the asset. We expense maintenance and repair costs as incurred. Gains or losses on the dispositions of land, buildings, riverboats or equipment are included in the determination of income. Interest expense is capitalized on internally constructed assets at our overall weighted-average borrowing rate of interest. Capitalized interest amounted to $32.4 million for the year ended December 31, 2009, $53.3 million for the period from January 28, 2008 through December 31, 2008, $2.7 million for the period from January 1, 2008 through January 27, 2008 and $20.4 million for the year ended December 31, 2007, respectively.

We depreciate our buildings, riverboats and equipment for book purposes using the straight-line method over the shorter of the estimated useful life of the asset or the related lease term, as follows:

Buildings and improvements	5 to 40 years
Riverboats and barges	30 years
Furniture, fixtures and equipment	2 1/2 to 20 years

We review the carrying value of land, buildings, riverboats and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the estimated fair value of the asset. The factors considered by management in performing this assessment include current operating results, trends and prospects, and the effect of obsolescence, demand, competition and other economic factors. In estimating expected future cash flows for determining whether an asset is impaired, assets are grouped at the operating unit level, which for most of our assets is the individual property.

Assets held for sale at December 31, 2009 primarily consisted of the building in Memphis, Tennessee which previously housed a majority of the corporate functions. The sale of this building closed in January 2010. Also in January 2010, we closed Bill’s Lake Tahoe and later sold the property in February 2010. Neither the financial position of Bill’s Lake Tahoe as of December 31, 2009, nor the results of operations for the three years then ended are material to the consolidated financial statements. As a result, Bill’s Lake Tahoe has not been included in either assets held for sale or discontinued operations.

GOODWILL AND OTHER INTANGIBLE ASSETS. The purchase price of an acquisition is allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. We determine the estimated fair values after review and consideration of relevant information including discounted cash flows, quoted market prices and estimates made by management. To the extent the purchase price exceeds the fair value of the net identifiable tangible and intangible assets acquired and liabilities assumed, such excess is recorded as goodwill.

F-11

We determine the estimated fair value of each reporting unit as a function, or multiple, of earnings before interest, taxes, depreciation and amortization (“EBITDA”), combined with estimated future cash flows discounted at rates commensurate with the Company’s capital structure and the prevailing borrowing rates within the casino industry in general. Both EBITDA multiples and discounted cash flows are common measures used to value and buy or sell cash-intensive businesses such as casinos. We determine the estimated fair values of our non-amortizing intangible assets other than goodwill by using the relief from royalty method under the income approach. In estimating expected future cash flows for determining whether an asset is impaired, assets are grouped at the operating unit level, which for most of our assets is the individual casino.

During the fourth quarter of each year, we perform annual assessments for impairment of goodwill and other intangible assets that are not subject to amortization as of September 30. We perform assessments for impairment of goodwill and other intangible assets more frequently if impairment indicators exist. The annual evaluation of goodwill and other non-amortizing intangible assets requires the use of estimates about future operating results, valuation multiples and discount rates of each reporting unit, to determine their estimated fair value. Changes in these assumptions can materially affect these estimates. Once an impairment of goodwill or other intangible assets has been recorded, it cannot be reversed.

See Note 4, “Goodwill and Other Intangible Assets,” for additional discussion of goodwill and other intangible assets.

UNAMORTIZED DEBT ISSUE COSTS. Debt discounts or premiums incurred in connection with the issuance of debt are capitalized and amortized to interest expense using the effective interest method. Debt issue costs are amortized to interest expense based on the related debt agreements using the straight-line method, which approximates the effective interest method. Unamortized discounts or premiums are written off and included in our gain or loss calculations to the extent we retire debt prior to its original maturity date. Unamortized deferred financing charges are included in Deferred charges and other in our Consolidated Balance Sheets.

DERIVATIVE INSTRUMENTS. We account for derivative instruments in accordance with ASC 815, “Derivatives and Hedging),” which requires that all derivative instruments be recognized in the financial statements at fair value. Any changes in fair value are recorded in the statements of operations or in other comprehensive income/(loss) within the equity section of the balance sheets, depending upon whether or not the derivative is designated and qualifies for hedge accounting, the type of hedge transaction and the effectiveness of the hedge. The estimated fair values of our derivative instruments are based on market prices obtained from dealer quotes. Such quotes represent the estimated amounts we would receive or pay to terminate the contracts.

Our derivative instruments contain a credit risk that the counterparties may be unable to meet the terms of the agreements. We minimize that risk by evaluating the creditworthiness of our counterparties, which are limited to major banks and financial institutions. Our derivatives are recorded at their fair values, adjusted for the credit rating of the counterparty if the derivative is an asset, or adjusted for the credit rating of the Company if the derivative is a liability. See Note 6, “Debt,” for additional discussion of our derivative instruments.

TOTAL REWARDS POINT LIABILITY PROGRAM. Our customer loyalty program, Total Rewards, offers incentives to customers who gamble at certain of our casinos throughout the United States. Under the program, customers are able to accumulate, or bank, reward credits over time that they may redeem at their discretion under the terms of the program. The reward credit balance will be forfeited if the customer does not earn a reward credit over the prior six-month period. As a result of the ability of the customer to bank the reward credits, we accrue the expense of reward credits, after consideration of estimated forfeitures (referred to as “breakage”), as they are earned. The value of the cost to provide reward credits is expensed as the reward credits are earned and is included in direct Casino expense in our Consolidated Statements of Operations. To arrive at the estimated cost associated with reward credits, estimates and assumptions are made regarding incremental marginal costs of the benefits, breakage rates and the mix of goods and services for which reward credits will be

F-12

redeemed. We use historical data to assist in the determination of estimated accruals. At December 31, 2009 and 2008, in Accrued expenses, we had accrual balances of $53.2 million and $64.7 million, respectively, for the estimated cost of Total Rewards credit redemptions.

In addition to reward credits, customers at certain of our properties can earn points based on play that are redeemable in cash (“cash-back points”). In 2007, certain of our properties introduced a modification to the cash-back program whereby points are redeemable in playable credits at slot machines where, after one play-through, the credits can be cashed out. We accrue the cost of cash-back points and the modified program, after consideration of estimated breakage, as they are earned. The cost is recorded as contra-revenue and included in Casino promotional allowance in our Consolidated Statements of Operations. At December 31, 2009 and 2008, the liability related to outstanding cash-back points, which is based on historical redemption activity, was $2.8 million and $9.3 million, respectively.

SELF-INSURANCE ACCRUALS. We are self-insured up to certain limits for costs associated with general liability, workers’ compensation and employee health coverage. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of actuarial estimates of incurred but not reported claims. In estimating our liabilities, we consider historical loss experience and make judgments about the expected levels of costs per claim. We also rely on actuarial consultants to assist in the determination of such accruals. Our accruals are estimated based upon actuarial estimates of undiscounted claims, including those claims incurred but not reported. We believe the use of actuarial methods to account for these liabilities provides a consistent and effective way to measure these highly judgmental accruals; however, changes in health care costs, accident frequency and severity and other factors can materially affect the estimate for these liabilities.

REVENUE RECOGNITION. Casino revenues are measured by the aggregate net difference between gaming wins and losses, with liabilities recognized for funds deposited by customers before gaming play occurs and for chips in the customers’ possession. Food and beverage, rooms, and other operating revenues are recognized when services are performed. Advance deposits on rooms and advance ticket sales are recorded as customer deposits until services are provided to the customer.

The retail value of accommodations, food and beverage, and other services furnished to guests without charge is included in gross revenues and then deducted as promotional allowances. The estimated cost of providing such promotional allowances is included in casino expenses as follows:

	Successor		Predecessor
(In millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	2007
Food and beverage	$473.4	$500.6	$42.4	$582.9
Rooms	190.4	168.7	12.7	192.3
Other	70.6	88.6	5.5	95.6

	$734.4	$757.9	$60.6	$870.8

ADVERTISING. The Company expenses the production costs of advertising the first time the advertising takes place. Advertising expense was $188.2 million for the year ended December 31, 2009, $253.7 million for the period from January 28, 2008 through December 31, 2008, $20.9 million for the period from January 1, 2008 through January 27, 2008, and $294.9 million for the year ended December 31, 2007, respectively.

INCOME TAXES. We are subject to income taxes in the United States (including federal and state) and numerous foreign jurisdictions in which we operate. We record income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the expected future tax consequences of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carryforwards. ASC 740, “Income

F-13

Taxes,” requires a reduction of the carrying amounts of deferred tax assets by a valuation allowance if, based on the available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed periodically based on the ASC 740 more likely than not realization threshold. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carryforward periods, our experience with operating loss and tax credit carryforwards not expiring unused, and tax planning alternatives.

The effect on the income tax provision and deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. We have previously provided a valuation allowance on foreign tax credits, certain foreign and state net operating losses (“NOLs”), and other deferred foreign and state tax assets. U.S. tax rules require us to allocate a portion of our total interest expense to our foreign operations for purposes of determining allowable foreign tax credits. Consequently, this decrease to taxable income from foreign operations results in a diminution of the foreign taxes available as a tax credit. Although we have consistently generated taxable income on a consolidated basis, certain foreign and state NOLs and other deferred foreign and state tax assets were not deemed realizable because they are attributable to subsidiaries that are not expected to produce future earnings. Other than these exceptions, we are unaware of any circumstances that would cause the remaining deferred tax assets to not be realizable. Further, a portion of the valuation allowance against state NOLs was removed as a result of operations and debt activity in the year ended December 31, 2009.

We adopted the directives of ASC 740 regarding uncertain income tax positions on January 1, 2007. We classify reserves for tax uncertainties within “Accrued expenses” and “Deferred credits and other” in our Consolidated Condensed Balance Sheets, separate from any related income tax payable or deferred income taxes. In accordance with ASC 740’s directives regarding uncertain tax positions, reserve amounts relate to any potential income tax liabilities resulting from uncertain tax positions, as well as potential interest or penalties associated with those liabilities.

We file income tax returns, including returns for our subsidiaries, with federal, state, and foreign jurisdictions. We are under regular and recurring audit by the Internal Revenue Service (“IRS”) on open tax positions, and it is possible that the amount of the liability for unrecognized tax benefits could change during the next twelve months. As a result of the expiration of the statue of limitations and closure of IRS audits, our 2004 and 2005 federal income tax years were closed during the year ended December 31, 2009. The IRS audit of our 2006 federal income tax year also concluded during the year ended December 31, 2009. We participated in the IRS’s Compliance Assurance Program (“CAP”) for the 2007 and 2008 tax years. Our 2007 federal income tax year has reached the IRS appeals stage of the audit process and we expect this appeal to close before March 31, 2010. Our 2008 federal income tax year is currently under post-CAP review by the IRS. We did not participate in the IRS’s CAP program for our 2009 income tax year and we will not participate in the CAP program for the 2010 income tax year.

We are also subject to exam by various state and foreign tax authorities. Tax years prior to 2005 are generally closed for foreign and state income tax purposes as the statutes of limitations have lapsed. However, various subsidiaries are still capable of being examined by the New Jersey Division of Taxation for tax years beginning with 1999 due to our execution of New Jersey statute of limitation extensions.

RECLASSIFICATION. We have recast certain amounts for prior periods to conform to our 2009 presentation. We have also corrected the classification of $22.5 million in investments from short-term assets to long-term assets in our December 31, 2008 Consolidated Balance Sheet. We have concluded that this change is not material.

USE OF ESTIMATES. The preparation of financial statements in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) requires that we make estimates and assumptions that

F-14

affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the amounts of revenues and expenses during the reporting periods. Our actual results could differ from those estimates.

Note 2—Recently Issued Accounting Pronouncements

On July 1, 2009 the Financial Accounting Standards Board (“FASB”) launched the ASC a structural overhaul to U.S. GAAP that changes from a standards-based model (with thousands of individual standards) to a topical based model. For final consensuses that have been ratified by the FASB, the ASC will be updated with an Accounting Standards Update (“ASU”), which is assigned a number that corresponds to the year and that ASU’s spot in the progression (e.g., 2010—1 will be the first ASU issued in 2010). ASUs will replace accounting changes that historically were issued as Statement of Financial Accounting Standards (“SFAS”), FASB Interpretations (“FIN,”) FASB Staff Positions (“FSPs,”) or other types of FASB Standards.

The following are accounting standards adopted or issued during 2009 that could have an impact on our Company.

We adopted the provisions of ASC 805, “Business Combinations,” on January 1, 2009. This standard establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and non-controlling interest in the acquiree and the goodwill acquired. The revision is intended to simplify existing guidance and converge rulemaking under U.S. GAAP with international accounting rules. The primary impact to our financial results will be possible charges to income tax expense for changes in deferred tax valuation allowances and income tax uncertainties related to the Acquisition.

We adopted the provision of ASC 810-10-65-1, “Non-controlling Interests,” on January 1, 2009. This statement requires an entity to classify non-controlling interests in subsidiaries as a separate component of equity. Additionally, transactions between an entity and non-controlling interests are required to be treated as equity transactions. As a result of the adoption of this standard, we have recast certain amounts within our 2008 and 2007 financial statements to conform to the 2009 presentation.

On January 1, 2009, we adopted the provisions of ASC 815, “Derivatives and Hedging,” which requires disclosures that allow financial statement users to understand (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under ASC 815 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. Because ASC 815 applies only to financial statement disclosures, it did not have a material impact on our consolidated financial position, results of operations and cash flows.

In April 2009, the FASB issued ASC 320, “Investments in Debt and Equity Securities,” which amends the other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. This statement did not affect our consolidated financial statements upon adoption.

In April 2009, the FASB issued ASC 825, “Financial Instruments,” which requires disclosures about fair value of financial instruments, whether recognized or not recognized in the statement of financial position, for interim reporting periods of publicly traded companies as well as in annual financial statements. We first adopted the required disclosure in our interim financial statements filed on Form 10-Q for the quarter and six months ended June 30, 2009.

In second quarter 2009, we adopted the provisions of ASC 855, “Subsequent Events.” ASC 855 establishes general standards for accounting for and disclosing events that occur after the balance sheet date, but before the

F-15

financial statements are issued or are available to be issued. We have evaluated subsequent events through March 9, 2010, which represents the date these financial statements are issued. The results of our evaluation are described further in Note 21, “Subsequent Events.”

In June 2009, the FASB issued ASU 2009-17 (ASC Topic 810), “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” which is effective as of January 1, 2010. The new standard amends existing consolidation guidance for variable interest entities and requires a company to perform a qualitative analysis when determining whether it must consolidate a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the company that has both the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and either the obligation to absorb losses or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. As a result of the adoption of ASU 2009-17, we have two joint ventures which were consolidated within our financial statements for all periods presented within the financial statements included within this Form 10-K that will no longer be consolidated beginning in January 2010. Net revenues and operating income for the year ended December 31, 2009 for these two joint ventures were approximately $40.3 million and $1.7 million, respectively. As a result, we believe the adoption of ASU 2009-17 is not material to our financial statements.

In August 2009, the FASB issued ASU 2009-05, “Measuring Liabilities at Fair Value,” to provide guidance on measuring the fair value of liabilities under ASC 820, “Fair Value Measurements and Disclosures.” The ASU clarifies that the quoted price for the identical liability, when traded as an asset in an active market, is also a Level 1 measurement for that liability when no adjustment to the quoted price is required. In the absence of a Level 1 measurement, an entity must use a valuation technique that uses a quoted price or another valuation technique consistent with the principles of Topic 820 (e.g., a market approach or an income approach). The ASU is effective for the first interim or annual reporting period beginning after ASU’s issuance. The adoption of ASU 2009-05 is not material to our financial statements.

Note 3—The Acquisition

The Acquisition was completed on January 28, 2008, and was financed by a combination of borrowings under the Company’s new term loan facility due 2015, the issuance of Senior Notes due 2016 and Senior PIK Toggle Notes due 2018, certain secured financing, and equity investments by Apollo and TPG, co-investors and members of management. See Note 6, “Debt,” for a discussion of our debt.

The purchase price was approximately $30.7 billion, including the assumption of $12.4 billion of debt and the incurrence of approximately $1.0 billion of transaction costs. All of the outstanding shares of Harrah’s Entertainment stock were acquired, with shareholders receiving $90.00 in cash for each outstanding share of common stock.

As a result of the Acquisition, the issued and outstanding shares of non-voting common stock and the non-voting preferred stock of Harrah’s Entertainment are owned by entities affiliated with Apollo and TPG and certain co-investors and members of management, and the issued and outstanding shares of voting common stock of Harrah’s Entertainment are owned by Hamlet Holdings LLC, which is owned by certain individuals affiliated with Apollo and TPG. As a result of the Acquisition, our stock is no longer publicly traded.

The purchase price was allocated to the underlying assets acquired and liabilities assumed based upon their estimated fair values at the date of the Acquisition. We determined the estimated fair values after review and consideration of relevant information including discounted cash flow analyses, quoted market prices and our own estimates. To the extent that the purchase price exceeded the fair value of the net identifiable tangible and intangible assets, such excess was recorded as goodwill. Goodwill and intangible assets that are determined to have an indefinite life are not amortized.

F-16

The following table reconciles the purchase price and financing adjustments in connection with the Acquisition and summarizes the estimated fair values of the assets and liabilities assumed at the date of the Acquisition.

	Predecessor		Successor
(In millions)	January 27, 2008	Acquisition Adjustments	January 28, 2008
Assets
Current assets	$1,658.6	$696.8	$2,355.4
Land, buildings, riverboats and equipment	15,621.3	2,165.7	17,787.0
Long-term assets	511.5	812.9	1,324.4
Intangible assets	2,030.2	4,385.7	6,415.9
Goodwill	3,549.7	5,888.2	9,437.9

Total assets	$23,371.3	$13,949.3	$37,320.6

Liabilities and Stockholders’ Equity
Current liabilities, including current portion of long-term debt	$1,797.9	$321.7	$2,119.6
Deferred income taxes	1,974.1	2,914.4	4,888.5
Long-term debt	12,367.5	11,535.0	23,902.5
Other long-term liabilities	498.4	0.6	499.0

Total liabilities	16,637.9	14,771.7	31,409.6

Minority interests	53.2	—	53.2

Stockholders’ equity, including preferred stock	6,680.2	(822.4)	5,857.8

Total liabilities and stockholders’ equity	$23,371.3	$13,949.3	$37,320.6

Of the estimated $6,415.9 million of intangible assets, $2,732.0 million was assigned to trademarks that are not subject to amortization and $1,951.0 million was assigned to gaming rights that are not subject to amortization. The remaining intangible assets include customer relationships of $1,454.5 million, contract rights estimated at $134.3 million, gaming rights estimated at $42.8 million, trademarks subject to amortization estimated at $7.8 million and internally developed information technology systems estimated at $93.5 million.

Patented technology was assigned lives ranging from 1 to 10 years based on the estimated remaining usefulness of that technology for Harrah’s Entertainment. Amortizing contract rights were assigned lives based on the remaining life of the contract, including any extensions that management is probable to exercise, ranging from 11 months to 11 years. Amortizing customer relationships were given lives of 10 to 14 years based upon attrition rates and computations of incremental value derived from existing relationships.

The following unaudited pro forma consolidated financial information assumes that the Acquisition was completed at the beginning of 2008 and 2007.

	December 31,
(In millions)	2008	2007
Net revenues	$10,127.0	$10,825.2

Loss from continuing operations, net of tax	$(5,349.7)	$(409.1)

Net loss attributable to Harrah’s Entertainment, Inc.	$(5,272.8)	$(332.1)

Pro forma results for the year ended December 31, 2008, include non-recurring charges of $82.8 million related to the accelerated vesting of stock options, stock appreciation rights (SARs) and restricted stock and $66.8 million of legal and other professional charges related to the Acquisition. Pro forma results for the year ended December 31, 2007 included $13.4 million for costs related to the Acquisition.

F-17

The unaudited pro forma results are presented for comparative purposes only. The pro forma results are not necessarily indicative of what our actual results would have been had the Acquisition been completed at the beginning of the periods, or of future results.

Note 4—Goodwill and Other Intangible Assets

We account for our goodwill and other intangible assets in accordance with ASC 350, “Intangible Assets—Goodwill and Other,” which provides guidance regarding the recognition and measurement of intangible assets and requires assessments for impairment of intangible assets that are not subject to amortization at least annually.

The following table sets forth changes in our goodwill:

(In millions)
Balance at December 31, 2007 (Predecessor)	$3,553.6
Additions or adjustments	(3.9)

Balance at January 27, 2008 (Predecessor)	3,549.7
Elimination of Predecessor goodwill	(3,549.7)
Goodwill assigned in purchase price allocation	9,437.9

Balance at January 28, 2008 (Successor)	9,437.9
Adjustments for taxes	16.3
Foreign currency translation	(14.1)
Impairments of goodwill	(4,537.9)

Balance at December 31, 2008 (Successor)	4,902.2
Additions or adjustments	—
Impairments of goodwill	(1,445.3)

Balance at December 31, 2009	$3,456.9

During the fourth quarter of each year, we perform annual assessments for impairment of goodwill and other intangible assets that are not subject to amortization as of September 30. We perform assessments for impairment of goodwill and other intangible assets more frequently if impairment indicators exist. For our assessment, we determine the estimated fair value of each reporting unit as a function, or multiple, of EBITDA, combined with estimated future cash flows discounted at rates commensurate with the Company’s capital structure and the prevailing borrowing rates within the casino industry in general. Both EBITDA multiples and discounted cash flows are common measures used to value and buy or sell cash-intensive businesses such as casinos. We determine the estimated fair values of our non-amortizing intangible assets by using the relief from royalty method under the income approach.

Due to the relative impact of weak economic conditions on certain properties in the Las Vegas market, we performed an interim assessment of goodwill and certain intangible assets for impairment during the second quarter of 2009 which resulted in an impairment charge of $297.1 million. During the third quarter of 2009, we completed a preliminary annual assessment of goodwill and other non-amortizing intangible assets as of September 30, 2009 which resulted in an impairment charge of $1,328.6 million. We finalized our annual assessment during the fourth quarter, and as a result of the final assessment, we recorded a charge of approximately $12.3 million, which brought the aggregate charges recorded for the year ended December 31, 2009 to approximately $1,638.0 million. These impairment charges were primarily a result of adjustments to our long-term operating plan as a result of the current economic climate.

Our 2008 analysis of goodwill and non-amortizing intangible assets reflected factors impacted by then-current market conditions, including lower valuation multiples for gaming assets, higher discount rates resulting from turmoil in the credit markets and the completion of our 2009 budget and forecasting process. This analysis

F-18

indicated that our goodwill and other non-amortizing intangible assets were impaired. Therefore, a charge of $5,489.6 million was recorded to our consolidated condensed statement of operations in fourth quarter 2008.

Since the date of the Acquisition, we have recorded aggregate impairment charges to Goodwill of $5,983.2 million.

The table below summarizes our impairment charges for goodwill and other non-amortizing intangible assets:

	Successor		Predecessor
(In millions)	Year Ended Dec. 31, 2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Year Ended Dec. 31, 2007
Goodwill	$1,445.3	$4,537.9	$—	$—
Trademarks	106.7	687.0	—	—
Gaming rights and other	86.0	264.7	—	169.6

Total impairment of goodwill and other non-amortizing intangible assets	$1,638.0	$5,489.6	$—	$169.6

The following table provides the gross carrying value and accumulated amortization for each major class of intangible assets other than goodwill:

	December 31, 2009				December 31, 2008
(In millions)	Weighted Average Useful Life (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizing intangible assets
Customer relationships	11.7	$1,454.5	$(240.8)	$1,213.7	$1,454.5	$(115.2)	$1,339.3
Contract rights	5.5	130.1	(66.5)	63.6	128.8	(33.2)	95.6
Patented technology	8.0	93.5	(22.4)	71.1	93.5	(10.7)	82.8
Gaming rights	16.4	42.8	(5.0)	37.8	42.8	(2.4)	40.4
Trademarks	5.0	7.8	(3.0)	4.8	7.8	(1.4)	6.4

		$1,728.7	$(337.7)	1,391.0	$1,727.4	$(162.9)	1,564.5

Non-amortizing intangible assets
Trademarks				1,937.0			2,043.1
Gaming rights				1,623.3			1,700.3

				3,560.3			3,743.4

Total intangible assets other than goodwill				$4,951.3			$5,307.9

The aggregate amortization expense for those intangible assets that continue to be amortized was $174.8 million for the year ended December 31, 2009, $162.9 million for the period from January 28, 2008 through December 31, 2008, $5.5 million for the period from January 1, 2008 through January 27, 2008 and $73.5 million for the year ended December 31, 2007. Estimated annual amortization expense for the years ending December 31, 2010, 2011, 2012, 2013, 2014 and thereafter is $159.2 million, $155.8 million, $154.4 million, $152.1 million, $141.9 million and $658.5 million, respectively.

F-19

Note 5—Detail of Accrued Expenses

Accrued expenses consisted of the following as of December 31:

(In millions)	2009	2008
Payroll and other compensation	$226.0	$193.1
Insurance claims and reserves	209.6	213.0
Accrued taxes	149.3	158.9
Total Rewards liability	53.2	64.7
Other accruals	436.7	485.3

	$1,074.8	$1,115.0

Note 6—Debt

In connection with the Acquisition, eight of our properties (the “CMBS properties”) and their related assets were spun out of HOC to Harrah’s Entertainment. As of the Acquisition date, the CMBS properties were Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Showboat Atlantic City, Harrah’s Lake Tahoe, Harveys Lake Tahoe and Bill’s Lake Tahoe. The CMBS properties borrowed $6,500 million of real estate loans (the “CMBS Financing”). The CMBS Financing is secured by the assets of the CMBS properties and certain aspects of the financing are guaranteed by Harrah’s Entertainment. On May 22, 2008, Paris Las Vegas and Harrah’s Laughlin and their related operating assets were spun out of HOC to Harrah’s Entertainment and became property secured under the CMBS loans, and Harrah’s Lake Tahoe, Harveys Lake Tahoe, Bill’s Lake Tahoe and Showboat Atlantic City were transferred to HOC from Harrah’s Entertainment as contemplated under the debt agreements effective pursuant to the Acquisition.

In connection with the Acquisition, the following debt was issued on or about January 28, 2008:

Debt Issued	Face Value
(in millions)
Term loan facility, maturity 2015	$7,250.0
10.75% Senior Notes due 2016	5,275.0
10.75%/11.5% Senior PIK Toggle Notes due 2018	1,500.0
CMBS financing	6,500.0

In connection with the Acquisition, the following debt was retired on or about January 28, 2008:

Debt Extinguished	Face Value
(in millions)
Credit Facilities due 2011	$5,795.8
7.5% Senior Notes due 2009	131.2
8.875% Senior Subordinated Notes due 2008	394.3
7.5% Senior Notes due 2009	424.2
7.0% Senior Notes due 2013	299.4
Floating Rate Notes due 2008	250.0
Floating Rate Contingent Convertible Senior Notes due 2024	374.7

F-20

Subsequent to the Acquisition, the following debt was retired through purchase or exchange during 2008:

Debt Extinguished	Face Value
(in millions)
5.5% Senior Notes due 2010	$32.3
7.875% Senior Subordinated Notes due 2010	12.1
8.125% Senior Subordinated Notes due 2011	21.7
10.75% Senior PIK Toggle Notes due 2018	350.0
10.75% Senior Notes due 2016	732.0
5.5% Senior Notes due 2010	371.3
8.0% Senior Notes due 2011	19.7
5.375% Senior Notes due 2013	221.4
5.75% Senior Notes due 2017	140.2
5.625% Senior Notes due 2015	136.0
6.5% Senior Notes due 2016	98.8
7.875% Senior Subordinated Notes due 2010	63.8
8.125% Senior Subordinated Notes due 2011	91.1

Included in the table above is approximately $2,224 million, face amount, of HOC’s debt that was retired in connection with private exchange offers in December 2008. Retired notes, maturing between 2010 and 2018, were exchanged for new 10.0% Second-Priority Senior Secured Notes due 2015 and new 10.0% Second-Priority Senior Secured Notes due 2018, as reflected in the table below. Approximately $448 million, face amount, of the $2,224 million retired notes, maturing between 2010 and 2011 and participating in the exchange offers, elected to receive cash of approximately $289 million in lieu of new notes.

The following debt was issued in connection with our debt exchange in December 2008:

Debt Issued	Face Value
(in millions)
10.0% Second-Priority Senior Secured Notes due 2015	$214.8
10.0% Second-Priority Senior Secured Notes due 2018	847.6

F-21

The following table presents our outstanding debt as of December 31, 2009 and 2008:

Detail of Debt (dollars in millions)	Final Maturity	Rate(s) at Dec. 31, 2009	Face Value at Dec. 31, 2009	Book Value at Dec. 31, 2009	Book Value at Dec. 31, 2008
Credit Facilities and Secured Debt
Term Loans	2015	3.28%-9.50%	$6,835.1	$6,810.6	$7,195.6
Revolving Credit Facility	2014	3.23%-3.75%	427.0	427.0	533.0
Senior Secured Notes	2017	11.25%	2,095.0	2,045.2	—
CMBS financing	2013	3.23%	5,551.2	5,551.2	6,500.0
Second-Priority Senior Secured Notes	2018	10.0%	4,553.1	1,959.1	542.7
Second-Priority Senior Secured Notes	2015	10.0%	214.8	150.7	144.0
Secured debt	2010	6.0%	25.0	25.0	25.0
Chester Downs term loan	2016	12.375%	230.0	217.2	—
Other	Various	Various	—	—	1.1
Subsidiary-guaranteed debt
Senior Notes, including senior interim loans	2016	10.75%	478.6	478.6	4,542.7
Senior PIK Toggle Notes, including senior interim loans	2018	10.75%/11.5%	9.4	9.4	1,150.0
Unsecured Senior Debt
7.5%	2009	7.5%	—	—	6.0
5.5%	2010	5.5%	191.6	186.9	321.5
8.0%	2011	8.0%	13.2	12.5	47.4
5.375%	2013	5.375%	125.2	95.5	200.6
7.0%	2013	7.0%	0.6	0.7	0.7
5.625%	2015	5.625%	451.8	319.5	578.1
6.5%	2016	6.5%	360.1	251.9	436.7
5.75%	2017	5.75%	237.9	151.3	372.7
Floating Rate Contingent Convertible Senior Notes	2024	0.5%	0.2	0.2	0.2
Unsecured Senior Subordinated Notes
7.%	2010	7.875%	143.4	142.5	287.0
8.125%	2011	8.125%	12.0	11.4	216.8
Other Unsecured Borrowings
5.3% special improvement district bonds	2035	5.3%	68.4	68.4	69.7
Other	Various	Various	18.1	18.1	24.9
Capitalized Lease Obligations
6.42%-9.8%	to 2011	6.42%-9.8%	10.2	10.2	12.5

Total debt			22,051.9	18,943.1	23,208.9
Current portion of long-term debt			(74.3)	(74.3)	(85.6)

Long-term debt			$21,977.6	$18,868.8	$23,123.3

Book values of debt as of December 31, 2009 are presented net of unamortized discounts of $3,108.9 million and unamortized premiums of $0.1 million. As of December 31, 2008, book values are presented net of unamortized discounts of $1,253.4 million and unamortized premiums of $77.4 million.

At December 31, 2009, $143.4 million, face amount, of our 7.875% Senior Subordinated Notes due March 15, 2010, $191.6 million, face amount, of our 5.5% Senior Notes due July 1, 2010, and $25.0 million, face amount, of our 6.0% Secured Debt due July 15, 2010, are classified as long-term in our consolidated condensed

F-22

balance sheet because the Company has both the intent and the ability to refinance these notes under our revolving credit facility. Our current maturities of debt include required interim principal payments on our Term Loan, our Chester Downs term loan, and the special improvement district bonds.

As of December 31, 2009, aggregate annual principal maturities for the four years subsequent to 2010 were: 2011, $78.5 million; 2012, $48.8 million; 2013, $5,725.9 million; and 2014, $475.9 million.

Credit Agreement and Incremental Facility Amendment In connection with the Acquisition, Harrah’s Operating Company, Inc. (“HOC”), a wholly-owned subsidiary of Harrah’s Entertainment, entered into the senior secured credit facilities (the “Credit Facilities”.) This financing is neither secured nor guaranteed by Harrah’s Entertainment’s other direct, wholly-owned subsidiaries, including the subsidiaries that own properties that are security for the CMBS Financing.

On June 3, 2009, HOC entered into an amendment and waiver to its Credit Facilities to, among other things: (i) allow for one or more future issuances of additional secured notes or loans, including the $1,375.0 million and $720.0 million of first lien notes both of which are discussed below; (ii) exclude from the maintenance covenant under its senior secured credit facilities (a) notes secured with a first priority lien on the assets of HOC and its subsidiaries that secure the senior secured credit facilities that collectively result in up to $2,000.0 million of net proceeds (provided that the aggregate face amount of all such notes shall not collectively exceed $2,200.0 million) and (b) up to $250.0 million aggregate principal amount of consolidated debt of subsidiaries that are not wholly owned subsidiaries; (iii) subject to specified procedures, allow HOC to buy back loans from individual lenders at negotiated prices, which may be less than par and (iv) subject to the requirement to make such offers on a pro rata basis to all lenders, allow HOC to agree with certain lenders to extend the maturity of their term loans or revolving commitments, and for HOC to pay increased interest rates or otherwise modify the terms of their loans or revolving commitments in connection with such an extension.

On June 15, 2009, HOC issued $1,375.0 million principal amount of 11.25% senior secured notes due 2017. These notes are secured with a first priority lien on the assets of HOC and the subsidiaries that secure the senior secured credit facilities. Proceeds from this issuance were used to pay a portion of HOC’s outstanding term loans and revolving loans under its senior secured credit facilities, of which approximately $231.9 million was used to permanently reduce commitments under the revolving credit facility and approximately $832.1 million was used to reduce amounts due on the term loan.

On September 11, 2009, HOC issued $720.0 million principal amount of additional first lien notes. Proceeds from this issuance were used to pay a portion of HOC’s outstanding terms loan and revolving loans under its senior secured credit facilities, of which approximately $138.1 million was used to permanently reduce commitments under the revolving credit facility and approximately $495.3 million was used to reduce amounts due on the term loan.

On October 22, 2009, HOC completed cash tender offers for certain of its outstanding debt securities with maturities in 2010 and 2011 (as more fully discussed below). In connection with the cash tender offers, HOC borrowed $1,000 million of new term loans under its senior secured credit facilities pursuant to an incremental amendment (the “Incremental Loans”). A portion of the net proceeds of the Incremental Loans were used to purchase the notes validly tendered and not validly withdrawn pursuant to the 2010/2011 Tender Offers.

As of December 31, 2009, after consideration of the 2009 activity discussed above, our Credit Facilities provide for senior secured financing of up to $8,465.1 million, consisting of (i) senior secured term loan facilities in an aggregate principal amount of up to $6,835.1 million with $5,835.1 million maturing on January 20, 2015 and $1,000.0 million maturing on October 31, 2016, and (ii) a senior secured revolving credit facility in an aggregate principal amount of $1,630.0 million, maturing January 28, 2014, including both a letter of credit sub-facility and a swingline loan sub-facility. The credit facilities require scheduled quarterly payments of $5.0 million, with the balance due at maturity. Effective March 31, 2010, the required quarterly payments will

F-23

increase to $7.5 million. A total of $7,262.1 million face amount of borrowings were outstanding under the Credit Facilities as of December 31, 2009, with an additional $162.2 million committed to letters of credit that were issued under the Credit Facilities. After consideration of these borrowings and letters of credit, $1,040.8 million of additional borrowing capacity was available to the Company under the Credit Facilities as of December 31, 2009.

Interest and Fees Borrowings under the Credit Facilities, other than borrowings under the Incremental Loans, bear interest at a rate equal to the then-current LIBOR rate or at a rate equal to the alternate base rate, in each case plus an applicable margin. As of December 31, 2009, the Credit Facilities, other than borrowings under the Incremental Loans, bore interest at LIBOR plus 300 basis points for the term loans and a portion of the revolver loan and 150 basis points over LIBOR for the swingline loan and at the alternate base rate plus 200 basis points for the remainder of the revolver loan.

Borrowings under the Incremental Loans bear interest at a rate equal to either the alternate base rate or the greater of i) the then-current LIBOR rate or ii) 2.0%; in each case plus an applicable margin. At December 31, 2009, borrowings under the Incremental Loans bore interest at the minimum base rate of 2.0%, plus 750 basis points.

In addition, on a quarterly basis, we are required to pay each lender (i) a commitment fee in respect of any unborrowed amounts under the revolving credit facility and (ii) a letter of credit fee in respect of the aggregate face amount of outstanding letters of credit under the revolving credit facility. As of December 31, 2009, the Credit Facilities bore a commitment fee for unborrowed amounts of 50 basis points.

We make monthly interest payments on our CMBS financing. Our Senior Secured Notes, including the Second-Priority Senior Secured Notes, and our unsecured debt have semi-annual interest payments, with the majority of those payments on June 15 and December 15. Our previously outstanding senior secured notes that were retired as part of the exchange offers below had semi-annual interest payments on February 1 and August 1 of every year.

In July 2008, HOC made the permitted election under the Indenture governing its 10.75%/11.5% Senior Toggle Notes due 2018 and the Interim Loan Agreement dated January 28, 2008, to pay all interest due on January 28, and February 1, 2009, for the loan in-kind. A similar election was made in January 2009 to pay the interest due August 1, 2009, for the 10.75%/11.5% Senior Toggle Notes due 2018 in-kind, and in March 2009, the election was made to pay the interest due April 28, 2009, on the Interim Loan Agreement in-kind. In connection with the debt exchange detailed below, the Interim Toggle Notes were no longer outstanding. The Company used the cash savings generated by this election for general corporate purposes, including the early retirement of other debt.

Exchange Offers, Debt Repurchases and Open Market Purchases From time to time, we may retire portions of our outstanding debt in open market purchases, privately negotiated transactions or otherwise. These repurchases will be funded through available cash from operations and from our established debt programs. Such repurchases are dependent on prevailing market conditions, the Company’s liquidity requirements, contractual restrictions and other factors.

In December 2008, HOC completed private exchange offers whereby approximately $2,224 million, face amount, of HOC’s debt maturing between 2010 and 2018, was exchanged for new 10.0% Second-Priority Senior Secured Notes with a face value of $214.8 million due 2015 and new 10.0% Second-Priority Senior Secured Notes with a face value of $847.6 million due 2018. Interest on the new notes is payable in cash each June 15 and December 15 until maturity. The Second-Priority Senior Secured Notes are secured by a second priority security interest in substantially all of HOC’s and its subsidiary’s property and assets that secure the senior secured credit facilities. These liens are junior in priority to the liens on substantially the same collateral securing the senior secured credit facilities.

F-24

On April 15, 2009, HOC completed private exchange offers to exchange approximately $3,648.8 million aggregate principal amount of new 10.0% Second-Priority Senior Secured Notes due 2018 for approximately $5,470.1 million principal amount of its outstanding debt due between 2010 and 2018. The new notes are guaranteed by Harrah’s Entertainment and are secured on a second-priority lien basis by substantially all of HOC’s and its subsidiaries’ assets that secure the senior secured credit facilities. In addition to the exchange offers, a subsidiary of Harrah’s Entertainment paid approximately $96.7 million to purchase for cash certain notes of HOC with an aggregate principal amount of approximately $522.9 million maturing between 2015 and 2017. The notes purchased pursuant to this tender offer remained outstanding for HOC but reduce Harrah’s Entertainment’s outstanding debt on a consolidated basis. Additionally, HOC paid approximately $4.8 million in cash to purchase notes of approximately $24.0 million aggregate principal amount from retail holders that were not eligible to participate in the exchange offers. As a result of the exchange and tender offers, we recorded a pretax gain in the second quarter 2009 of approximately $4,023.0 million.

On October 22, 2009, HOC completed cash tender offers (the “2010/2011 Tender Offers”) for certain of its outstanding debt securities with maturities in 2010 and 2011. HOC purchased $4.5 million principal amount of its 5.500% senior notes due 2010, $17.2 million principal amount of its 7.875% senior subordinated notes due 2010, $19.6 million principal amount of its 8.000% senior notes due 2011 and $4.2 million principal amount of its 8.125% senior subordinated notes due 2011 for an aggregate consideration of approximately $44.5 million.

During the 2009 fourth quarter, we entered into and completed purchase and sale agreements with certain lenders to acquire mezzanine loans (“CMBS Loans”) under our CMBS financing. We purchased approximately $948.8 million face value of our outstanding CMBS Loans for approximately $237.2 million, recognizing a pre-tax gain on the transaction of approximately $688.1 million. As a result of the recent debt repurchase, the total outstanding debt related to CMBS Financing is now approximately $5,551.5 million.

As a result of the receipt of the requisite consent of lenders having loans made under the Senior Unsecured Interim Loan Agreement (“Interim Loan Agreement”) representing more than 50% of the sum of all loans outstanding under the Interim Loan Agreement, waivers or amendments of certain provisions of the Interim Loan Agreement to permit HOC, from time to time, to buy back loans at prices below par from specific lenders in the form of voluntary prepayments of the loans by HOC on a non-pro rata basis are now operative. Included in the exchanged debt discussed above are approximately $297 million of 10.0% Second-Priority Senior Secured Notes that were exchanged for approximately $442 million principal amount of loans surrendered in the exchange offer for loans outstanding under the Interim Loan Agreement. As a result of these transactions, all loans outstanding under the Interim Loan Agreement have been retired.

F-25

As a result of the 2009 exchange and tender offers, the CMBS Financing repurchases, and purchases of our debt on the open market, we recorded a pre-tax gain in 2009 of $4,965.5 million arising from early extinguishment of debt, comprised as follows:

(In millions)	Year Ended Dec 31, 2009

Face value of HOC Open Market Purchases:
5.50% due 7/01/2010	$68.0
7.875% due 3/15/2010	111.5
8.00% due 02/01/2011	37.7
8.125% due 05/15/2011	178.2
5.375% due 12/15/2013	87.2
10.75% due 1/28/2016	265.0

Face value of other HET Subsidiary Open Market Purchases:
5.625% due 06/01/2015	$138.0
5.750% due 06/01/2017	169.0
6.50% due 06/01/2016	24.0

Total Face Value of open market purchases	1,078.6

Cash paid for open market purchases	(657.0)

Net cash gain on purchases	421.6
Write-off of unamortized discounts and debt fees	(167.2)
Gain on CMBS repurchases	688.1
Gain on debt exchanges	4,023.0

Aggregate gains on early extinguishments of debt	$4,965.5

Under the American Recovery and Reinvestment Act of 2009 (the “Act”), the Company will receive temporary tax relief under the Delayed Recognition of Cancellation of Debt Income (“CODI”) rules. The Act contains a provision that allows for a five-year deferral for tax purposes of CODI for debt reacquired in 2009 and 2010, followed by recognition of CODI ratably over the succeeding five years. The provision applies for specified types of repurchases including the acquisition of a debt instrument for cash and the exchange of one debt instrument for another. For state income tax purposes, certain states have conformed to the Act and others have not.

F-26

Collateral and Guarantors HOC’s Credit Facilities are guaranteed by Harrah’s Entertainment, and are secured by a pledge of HOC’s capital stock, and by substantially all of the existing and future property and assets of HOC and its material, wholly-owned domestic subsidiaries, including a pledge of the capital stock of HOC’s material, wholly-owned domestic subsidiaries and 65% of the capital stock of the first-tier foreign subsidiaries, in each case subject to exceptions. The following casino properties have mortgages under the Credit Facilities:

Las Vegas	Atlantic City	Louisiana/Mississippi	Iowa/Missouri
Caesars Palace	Bally’s Atlantic City	Harrah’s New Orleans	Harrah’s St. Louis
Bally’s Las Vegas	Caesars Atlantic City	(Hotel only)	Harrah’s Council Bluffs
Imperial Palace	Showboat Atlantic City	Harrah’s Louisiana Downs	Horseshoe Council Bluffs/
Bill’s Gamblin’ Hall &		Horseshoe Bossier City	Bluffs Run
Saloon		Harrah’s Tunica
Horseshoe Tunica
Tunica Roadhouse Hotel
& Casino

Illinois/Indiana	Other Nevada
Horseshoe Southern	Harrah’s Reno
Indiana	Harrah’s Lake Tahoe
Harrah’s Metropolis	Harveys Lake Tahoe
Horseshoe Hammond	Bill’s Lake Tahoe (a)

(a)	In December 2009, we announced the closure of this property effective January 2010 and we sold the property in February 2010.

Additionally, certain undeveloped land in Las Vegas also is mortgaged.

Restrictive Covenants and Other Matters The Credit Facilities require compliance on a quarterly basis with a maximum net senior secured first lien debt leverage test. In addition, the Credit Facilities include negative covenants, subject to certain exceptions, restricting or limiting HOC’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional debt; (ii) create liens on certain assets; (iii) enter into sale and lease-back transactions; (iv) make certain investments, loans and advances; (v) consolidate, merge, sell or otherwise dispose of all or any part of its assets or to purchase, lease or otherwise acquire all or any substantial part of assets of any other person; (vi) pay dividends or make distributions or make other restricted payments; (vii) enter into certain transactions with its affiliates; (viii) engage in any business other than the business activity conducted at the closing date of the loan or business activities incidental or related thereto; (ix) amend or modify the articles or certificate of incorporation, by-laws and certain agreements or make certain payments or modifications of indebtedness; and (x) designate or permit the designation of any indebtedness as “Designated Senior Debt.”

Harrah’s Entertainment is not bound by any financial or negative covenants contained in HOC’s credit agreement, other than with respect to the incurrence of liens on and the pledge of its stock of HOC.

All borrowings under the senior secured revolving credit facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, and the requirement that such borrowing does not reduce the amount of obligations otherwise permitted to be secured under our new senior secured credit facilities without ratably securing the retained notes.

Certain covenants contained in HOC’s credit agreement require the maintenance of a senior first priority secured debt to last twelve months Adjusted EBITDA (“Earnings Before Interest, Taxes, Depreciation and Amortization”), as defined in the agreements, ratio (“Senior Secured Leverage Ratio”). The June 3, 2009 amendment and waiver to our credit agreement excludes from the Senior Secured Leverage Ratio (a) the

F-27

$1,375.0 million Original First Lien Notes issued June 15, 2009 and the $720 million Additional First Lien Notes issued on September 11, 2009 and (b) up to $250.0 million aggregate principal amount of consolidated debt of subsidiaries that are not wholly owned subsidiaries. Certain covenants contained in HOC’s credit agreement governing its senior secured credit facilities, the indenture and other agreements governing HOC’s 10.0% Second-Priority Senior Secured Notes due 2015 and 2018, and our first lien notes restrict our ability to take certain actions such as incurring additional debt or making acquisitions if we are unable to meet last twelve months Adjusted EBITDA to Fixed Charges, senior secured debt to last twelve months Adjusted EBITDA and consolidated debt to last twelve months Adjusted EBITDA ratios (in each case as calculated pursuant to the applicable agreements). The covenants that restrict additional indebtedness and the ability to make future acquisitions require a last twelve months Adjusted EBITDA to Fixed Charges ratio (measured on a trailing four-quarter basis) of 2.0:1.0. Failure to comply with these covenants can result in limiting our long-term growth prospects by hindering our ability to incur future indebtedness or grow through acquisitions.

The indenture governing the 10.75% Senior Notes, 10.75%/11.5% Senior Toggle Notes and the agreements governing the other cash pay debt and PIK toggle debt limit HOC’s (and most of its subsidiaries’) ability to among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends or make distributions in respect of our capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) with respect to HOC only, engage in any business or own any material asset other than all of the equity interest of HOC so long as certain investors hold a majority of the notes; (vi) create or permit to exist dividend and/or payment restrictions affecting its restricted subsidiaries; (vii) create liens on certain assets to secure debt; (viii) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; (ix) enter into certain transactions with its affiliates; and (x) designate its subsidiaries as unrestricted subsidiaries. Subject to certain exceptions, the indenture governing the notes and the agreements governing the other cash pay debt and PIK toggle debt will permit us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

Other Financing Transactions During 2009, Chester Downs and Marina LLC (“Chester Downs”), a majority-owned subsidiary of HOC and owner of Harrah’s Chester, entered into an agreement to borrow under a senior secured term loan with a principal amount of $230 million and borrowed such amount, net of original issue discount. The proceeds of the term loan were used to pay off intercompany debt due to HOC and to repurchase equity interests from certain minority partners of Chester Downs. As a result of the purchase of these equity interests, HOC currently owns 95.0% of Chester Downs.

Derivative Instruments

We use interest rate swaps to manage the mix of our debt between fixed and variable rate instruments. As of December 31, 2009 we have entered into 10 interest rate swap agreements for notional amounts totaling $6,500 million. The difference to be paid or received under the terms of the interest rate swap agreements is accrued as interest rates change and recognized as an adjustment to interest expense for the related debt. Changes in the variable interest rates to be paid or received pursuant to the terms of the interest rate swap agreements will have a corresponding effect on future cash flows. The major terms of the interest rate swap agreements as of December 31, 2009 are as follows:

Effective Date	Notional Amount	Fixed Rate Paid	Variable Rate Received as of Dec. 31, 2009	Next Reset Date	Maturity Date
	(In millions)
April 25, 2007	$200	4.898%	0.28219%	January 26, 2010	April 25, 2011
April 25, 2007	200	4.896%	0.28219%	January 26, 2010	April 25, 2011
April 25, 2007	200	4.925%	0.28219%	January 26, 2010	April 25, 2011
April 25, 2007	200	4.917%	0.28219%	January 26, 2010	April 25, 2011
April 25, 2007	200	4.907%	0.28219%	January 26, 2010	April 25, 2011
September 26, 2007	250	4.809%	0.28219%	January 26, 2010	April 25, 2011
September 26, 2007	250	4.775%	0.28219%	January 26, 2010	April 25, 2011
April 25, 2008	2,000	4.276%	0.28219%	January 26, 2010	April 25, 2013
April 25, 2008	2,000	4.263%	0.28219%	January 26, 2010	April 25, 2013
April 25, 2008	1,000	4.172%	0.28219%	January 26, 2010	April 25, 2012

F-28

The variable rate on our interest rate swap agreements did not materially change as a result of the January 26, 2010 reset.

Prior to February 15, 2008, our interest rate swap agreements were not designated as hedging instruments; therefore, gains or losses resulting from changes in the fair value of the swaps were recognized in Interest expense in the period of the change. On February 15, 2008, eight of our interest rate swap agreements for notional amounts totaling $3,500 million were designated as cash flow hedging instruments for accounting purposes and on April 1, 2008, the remaining swap agreements were designated as cash flow hedging instruments for accounting purposes.

During October 2009, we borrowed $1,000 million under the Incremental Loans and used a majority of the net proceeds to temporarily repay most of our revolving debt under the Credit Facility. As a result, we no longer had a sufficient amount of outstanding debt under the same terms as our interest rate swap agreements to support hedge accounting treatment for the full $6,500 million in interest rate swaps. Thus, as of September 30, 2009, we removed the cash flow hedge designation for the $1,000 million swap agreement, freezing the amount of deferred losses recorded in Other Comprehensive Income associated with this swap agreement, and reducing the total notional amount on interest rate swaps designated as cash flow hedging instruments to $5,500 million. Beginning October 1, 2009, we began amortizing deferred losses frozen in Other Comprehensive Income into income over the original remaining term of the hedged forecasted transactions that are still considered to be probable of occurring.

During the fourth quarter of 2009, we re-designated approximately $310 million of the $1,000 million swap as a cash flow hedging instrument. As a result, at December 31, 2009, $5,810 million of our total interest rate swap notional amount of $6,500 million remained designated as hedging instruments for accounting purposes. Any future changes in fair value of the portion of the interest rate swap not designated as a hedging instrument will be recognized in Interest expense during the period in which the changes in value occur.

On January 28, 2008, we entered into an interest rate cap agreement to partially hedge the risk of future increases in the variable rate of the CMBS Financing. The interest rate cap agreement, which was effective January 28, 2008 and terminates February 13, 2013, is for a notional amount of $6,500 million at a LIBOR cap rate of 4.5%. The interest rate cap was designated as a cash flow hedging instrument for accounting purposes on May 1, 2008.

On November 30, 2009, we purchased and extinguished approximately $948.8 million of the CMBS Financing. The hedging relationship between the CMBS Financing and the interest rate cap has remained effective subsequent to the debt extinguishment. As a result of the extinguishment, we reclassified approximately $12.1 million of deferred losses out of accumulated other comprehensive income and into interest expense associated with hedges for which the forecasted future transactions are no longer probable of occurring. The change in the fair value for the ineffective portion of the cap will be recorded to interest expense starting December 1, 2009.

F-29

The following table represents the fair values of derivative instruments in the Consolidated Balance Sheets as of December 31, 2009 and 2008:

	Asset Derivatives				Liability Derivatives
As of December 31,	2009		2008		2009		2008
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value

Derivatives designated as hedging instruments
Interest Rate Swaps		$—		$—	Deferred Credits and Other	$(337.6)	Deferred Credits and Other	$(335.3)
Interest Rate Cap	Deferred Charges and Other	56.8	Deferred Charges and Other	32.4		—		—

Subtotal		56.8		32.4		(337.6)		(335.3)

Derivatives not designated as hedging instruments
Interest Rate Swaps		—		—	Deferred Credits and Other	(37.6)		—
Interest Rate Cap	Deferred Charges and Other	—	Deferred Charges and Other	—		—		—

Subtotal		—		—		(37.6)		—

Total Derivatives		$56.8		$32.4		$(375.2)		$(335.3)

The following table represents the effect of derivative instruments in the Consolidated Statements of Operations as for the year ended December 31, 2009 and the period from January 28, 2008 through December 31, 2008:

	Amount of (Gain) or Loss on Derivatives Recognized in OCI (Effective Portion)		Location of (Gain) or Loss Reclassified From Accumulated OCI Into Income (Effective Portion)	Amount of (Gain) or Loss Reclassified from Accumulated OCI into Income (Effective Portion)		Location of (Gains) or Loss Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of (Gains) or Loss Recognized in Income on Derivative (Ineffective Portion and Amount Excluded from Effectiveness Testing)

Cash Flow Hedging Relationships	2009	Jan. 28 through Dec. 31, 2008		2009	Jan. 28 through Dec. 31, 2008		2009	Jan. 28 through Dec. 31, 2008
Interest rate contracts	$20.9	$158.8	Interest Expense	$15.1	$0.8	Interest Expense	$(7.6)	$104.3

		Amount of (Gain) or Loss Recognized in Income on Derivatives
Derivatives Not Designated as Hedging Instruments	Location of (Gain) or Loss Recognized in Income on Derivative	2009	Jan. 28 through Dec. 31, 2008
Interest Rate Contracts	Interest Expense	(7.6)	116.0

A change in interest rates on variable-rate debt will impact our financial results. For example, assuming a constant outstanding balance for our variable-rate debt, excluding the $5,810 million of variable-rate debt for which our interest rate swap agreements are designated as hedging instruments for accounting purposes, for the next twelve months, a hypothetical 1% increase in corresponding interest rates would change interest expense for the twelve months following December 31, 2009 by approximately $60.2 million. At December 31, 2009, the three-month USD LIBOR rate was 0.253%. A hypothetical reduction of this rate to 0% would decrease interest expense for the next twelve months by approximately $15.2 million. At December 31, 2009, our variable-rate debt, excluding the aforementioned $5,810 million of variable-rate debt hedged against interest rate swap agreements, represents approximately 37% of our total debt, while our fixed-rate debt is approximately 63% of our total debt.

F-30

Note 7—Preferred and Common Stock

Preferred Stock

As of both December 31, 2009 and 2008, the authorized preferred stock shares are 40,000,000, par value $0.01 per share, stated value $100.00 per share.

On January 28, 2008, our Board of Directors adopted a resolution authorizing the creation and issuance of a series of preferred stock known as the Non-Voting Perpetual Preferred Stock. The number of shares constituting such series shall be 20,000,000.

On a quarterly basis, each share of non-voting preferred stock accrues dividends at a rate of 15.0% per annum, compounded quarterly. Dividends will be paid in cash, when, if, and as declared by the Board of Directors, subject to approval by the appropriate regulators. We currently do not expect to pay cash dividends. Dividends on the non-voting perpetual preferred stock are cumulative. As of December 31, 2009, such dividends in arrears are $652.6 million. Shares of the non-voting preferred stock rank prior in right of payment to the non-voting and voting common stock and are entitled to a liquidation preference.

Upon the occurrence of any liquidating event, each holder of non-voting preferred stock shall have the right to require the Company to repurchase each outstanding share of non-voting preferred stock before any payment or distribution shall be made to the holders of non-voting common stock, voting common stock or any other junior stock. After the payment to the holders of non-voting preferred stock of the full preferential amounts, the holders of non-voting preferred stock shall have no right or claim to any of the remaining assets of the Company. Non-voting preferred stock may be converted into non-voting common stock on a pro rata basis with the consent of the holders of a majority of the non-voting preferred stock. Neither the non-voting preferred stock nor the non-voting common stock has any voting rights.

Upon written notice from the holders of the majority of the outstanding non-voting preferred stock, the Company shall convert each share of non-voting preferred stock into the number of shares of non-voting common stock equal to the stated value plus accumulated dividends, divided by the fair market value of the non-voting common stock as determined by the Board. At December 31, 2009, the conversion rate was equal to 3.99 non-voting common shares per non-voting preferred share.

The amount that the Company could be required to pay or the number of shares that the Company could be required to issue is not limited by any contract.

In February 2010, the Board of Directors approved revisions to the Certificate of Designation for the non-voting preferred stock to eliminate dividends (including all existing accrued but unpaid dividends) and to specify that the conversion right of the non-voting preferred stock be at the original value of the Company’s non-voting common stock. In March 2010, Hamlet Holdings LLC (the holder of all of the Company’s voting common stock) and holders of a majority of our non-voting preferred stock approved the revisions to the Certificate of Designation. Also in March 2010, the holders of a majority of our non-voting preferred stock voted to convert all of the non-voting preferred stock to non-voting common stock.

During 2009, we paid approximately $1.7 million to purchase 18,932 shares of our outstanding preferred stock. Such shares are recorded as treasury shares as of December 31, 2009.

Common Stock

As of December 31, 2009, the authorized common stock of the Company totaled 80,000,020 shares, consisting of 20 shares of voting common stock, par value $0.01 per share and 80,000,000 shares of non-voting common stock, par value $0.01 per share.

The voting common stock has no economic rights or privileges, including rights in liquidation. The holders of voting common stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Company.

F-31

Subject to the rights of holders of preferred stock, when, if, and as dividends are declared on the common stock, the holders of non-voting common stock shall be entitled to share in dividends equally, share for share.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of non-voting common stock will receive a pro rata distribution of any remaining assets after payment of or provision for liabilities and the liquidation preference on preferred stock, including the non-voting preferred stock, if any.

During 2009, we paid approximately $1.3 million to purchase 38,706 shares of our outstanding common stock. Such shares are recorded as treasury shares as of December 31, 2009.

Note 8—Accumulated Other Comprehensive Loss

Accumulated Other Comprehensive Loss consists of the following:

	As of December 31,
(In millions)	2009	2008
Net unrealized losses on derivative instruments, net of tax	$(100.8)	$(101.5)
Foreign currency translation, net of tax	(12.2)	(31.2)
Minimum pension liability adjustment, net of tax	(21.0)	(6.9)

	$(134.0)	$(139.6)

Note 9—Acquisition of Non-Controlling Interest

During 2009, Chester Downs entered into an agreement to borrow under a senior secured term loan in the principal amount of approximately $230.0 million. The proceeds, net of original issue discount, were used to pay off intercompany debt due to HOC and to purchase interests from other owners of Chester Downs. As a result of this acquisition, HOC increased its ownership interest to approximately 95.0% of Chester Downs. The purchase was accounted for as an equity transaction and, as a result, is included in the financing section within our Statement of Cash Flows.

Note 10—Write-downs, Reserves and Recoveries

Write-downs, reserves and recoveries include various pretax charges to record long-lived tangible asset impairments, contingent liability reserves, project write-offs, demolition costs, recoveries of previously recorded reserves and other non-routine transactions. The components of write-downs, reserves and recoveries for continuing operations were as follows:

	Successor		Predecessor
(In millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	2007
Impairment of long-lived tangible assets	$59.3	$39.6	$—	$—
Remediation costs	39.3	60.5	4.4	—
Efficiency projects	34.8	29.4	0.6	21.5
Demolition costs	2.5	9.2	0.2	7.3
(Gain)/loss on divested or abandoned assets	(4.0)	34.3	—	21.0
Litigation reserves, awards and settlements	(23.5)	10.1	—	8.5
Termination of contracts	—	14.4	—	—
Insurance proceeds in excess of deferred costs	—	(185.4)	—	(130.3)
Other	(0.5)	4.1	(0.5)	12.1

	$107.9	$16.2	$4.7	$(59.9)

F-32

For the year ended December 31, 2009, we recorded impairment charges related to long-lived tangible assets of $59.3 million. The majority of the charge was related to the Company’s office building in Memphis, Tennessee due to the relocation to Las Vegas, Nevada of those corporate functions formerly performed at that location. The impairment recorded in 2008 represents declines in the market value of certain assets that were held for sale and reserves for amounts that were not expected to be recovered for other non-operating assets.

Remediation costs relate to room remediation projects at certain of our Las Vegas properties.

Efficiency program expenses in 2009 and 2008 represent costs incurred to identify and implement efficiency projects aimed at stream-lining corporate and operating functions to achieve cost savings and efficiencies. In 2009, the majority of the costs incurred related to the closing of the office in Memphis, Tennessee, which previously housed certain corporate functions.

(Gain)/loss on divested or abandoned assets represents credits or costs associated with various projects that are determined to no longer be viable. During the year ended December 31, 2009, associated with its closure and pending liquidation, we wrote off the assets and liabilities on one of our London Club properties. Because the assets and liabilities were in a net liability position, a pre-tax gain of $9.0 million was recognized in the fourth quarter of 2009. The recognized gain was partially offset by charges related to other projects.

Litigation reserves, awards and settlements include costs incurred or reversed as a result of the Company’s involvement in various litigation matters. During 2009, an approximate $30 million legal judgment against the Company was vacated by court action. This amount was previously charged to write-downs, reserves and recoveries in 2006 and was reversed accordingly upon the vacated judgment. The reversal was partially offset by expenses incurred during 2009 related to other ongoing litigation matters.

Termination of contracts in 2008 represents amounts recognized in connection with concluding long-term lease arrangements.

In first quarter 2008, we entered into a settlement agreement with our insurance carriers related to the remaining unsettled claims associated with damages incurred in Mississippi from Hurricane Katrina in 2005, and the final payment of $338.1 million was received. Insurance proceeds exceeded the net book value of the impacted assets and costs and expenses that were reimbursable under our business interruption policy, and the excess is recorded as income. The income portion included in write-downs, reserves and recoveries are for those properties that we still own and operate. Income related to properties that were subsequently sold is included in Discontinued operations in our consolidated statements of operations.

F-33

Note 11—Income Taxes

The components of income/(loss) from continuing operations before income taxes and the related (provision)/benefit for U.S. and other income taxes were as follows:

	Successor		Predecessor
Income/(Loss) from Continuing Operations, before Income Taxes (In millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	2007

United States	$2,533.0	$(5,254.5)	$(102.1)	$1,081.0
Outside of the U.S.	(34.8)	(280.6)	(23.3)	(188.5)

	$2,498.2	$(5,535.1)	$(125.4)	$892.5

Income Tax (Provision)/Benefit	Successor		Predecessor
(In millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	2007
United States
Current
Federal	$—	$(113.3)	$11.1	$(341.2)
State	(24.4)	(9.5)	1.2	(24.9)
Deferred
Federal	(1,461.4)	476.4	16.3	(18.9)
State	(257.7)	(4.7)	(0.4)	(0.2)
Valuation Allowance	109.9	—	—	—
Outside of the U.S.
Current	(11.6)	(10.0)	(2.2)	(11.0)
Deferred	(6.6)	21.5	—	46.1

	$(1,651.8)	$360.4	$26.0	$(350.1)

The differences between the statutory federal income tax rate and the effective tax rate expressed as a percentage of income/(loss) from continuing operations before taxes were as follows:

	Successor		Predecessor
	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	2007

Statutory tax rate	35.0%	35.0%	35.0%	35.0%
Increases/(decreases) in tax resulting from:
State taxes, net of federal tax benefit (excludes state taxes recorded in Reserves for uncertain tax positions)	7.2	(0.4)	0.6	(2.5)
Valuation Allowance	(3.9)	0.4	—	3.8
Foreign income taxes, net of credit	0.9	(1.1)	(1.4)	3.1
Goodwill	19.8	(27.2)	0.1	—
Officers’ life insurance/insurance proceeds	(0.3)	0.1	(1.7)	(0.5)
Acquisition and integration costs	2.6	(0.1)	(12.0)	0.5
Reserves for uncertain tax positions	4.5	(0.3)	(0.2)	0.4
Other	0.3	0.1	0.4	(0.6)

Effective tax rate	66.1%	6.5%	20.8%	39.2%

F-34

Our 2009 effective tax rate varied from the U.S. statutory rate of 35.0 percent primarily as a result of non-deductible impairments of goodwill (described in Note 4, “Goodwill and Other Intangible Assets”), acquisition costs, state income tax expense and other adjustments.

The major components of the deferred tax assets and liabilities in our Consolidated Balance Sheets as of December 31 were as follows:

(In millions)	Successor 2009	Successor 2008
Deferred tax assets
State net operating losses	$92.5	$122.3
Foreign net operating losses	30.0	29.1
Valuation allowance on net operating losses and other deferred foreign and state tax assets	(54.5)	(151.4)
Federal net operating loss	169.9	—
Compensation programs	91.3	73.6
Allowance for doubtful accounts	82.9	72.1
Self-insurance reserves	25.2	29.7
Investments in non-consolidated affiliates	—	7.6
Project opening costs and prepaid expenses	5.3	15.3
Foreign tax credit	24.1	18.9
Valuation allowance on foreign tax credit	(24.1)	(18.9)
Other	139.5	141.8

	582.1	340.1

Deferred tax liabilities
Depreciation and other property-related items	2,360.8	2,440.6
Deferred cancellation of debt income and other debt-related items	2,200.1	267.7
Management and other contracts	20.7	31.2
Intangibles	1,701.6	1,770.0
Investments in non-consolidated affiliates	7.6	—

	6,290.8	4,509.5

Net deferred tax liability	$5,708.7	$4,169.4

Deferred tax assets and liabilities are presented in our Consolidated Balance Sheets as follows:

(In millions)	Successor 2009	Successor 2008
Assets:
Deferred income taxes (current)	$148.2	$157.6

Liabilities:
Deferred income taxes (non-current)	$5,856.9	$4,327.0

Net deferred tax liability	$5,708.7	$4,169.4

Net operating loss (“NOL”) carryforwards of the Company’s foreign subsidiaries were $107.1 million and $104.3 million for the years ended December 31, 2009 and 2008, respectively. The foreign NOLs have an indefinite carryforward period but are subject to a full valuation allowance as the Company believes these assets do not meet the “more likely than not” criteria for recognition under ASC 740.

NOL carryforwards for the Company’s subsidiaries for state income taxes were $2,238.3 million and $2,828.8 million for the years ended December 31, 2009 and 2008, respectively. As of December 31, 2008, the

F-35

state NOLs of $2,828.8 were subject to a full valuation allowance as the Company expected the state NOLs to expire unused. As a result of operations and debt activity during the year, we expect to utilize a portion of the state NOLs. Accordingly the amount of state NOLs subject to a valuation allowance was reduced to $394.0 million at December 31, 2009. We anticipate that state NOLs in the amount of $9.4 million will expire in 2010. The remainder of the state NOLs will expire between 2011 and 2029.

As of December 31, 2009, the Company had federal NOL carryforward of $485.4 million. This NOL will expire in 2029. As of December 31, 2009, no valuation allowance has been established for the Company’s federal NOL deferred tax assets because the Company has sufficient future tax liabilities arising within the federal NOL carryforward period. However, the Company will continue to assess the need for an allowance in future periods.

As a result of debt exchange and debt repurchase activity, the Company recognized cancellation of indebtedness income of $4,965.5 million in 2009. The Company expects to defer the income from cancellation of indebtedness for federal tax purposes in accordance with the American Recovery and Reinvestment Act of 2009 (the “Act”), which was signed into law in February 2009. The deferral provisions permit the Company to defer recognition of the cancellation of indebtedness income for federal income tax purposes until 2014, when the deferred gain will begin to be recognized pro rata over a five-year period. For state income tax purposes, certain states have conformed to the Act and others have not. In December 2008, the Company recognized cancellation of indebtedness income of $983 million which was not subject to the deferral.

We entered into an agreement with the IRS to defer settlement of our 2008 income tax liability until the end of the month in which we file our 2009 income tax return, as we will be able to settle the liability at that time through application of our expected net operating loss for 2009. We will be subject to payment of interest to the IRS during the deferral period.

Unremitted earnings of our foreign subsidiaries amounted to $116.1 million in 2009 and $71.9 million in 2008. We have not recognized deferred taxes for U.S. federal income tax purposes on the unremitted earnings of our foreign subsidiaries that are deemed to be permanently reinvested. Upon distribution, in the form of dividends or otherwise, these unremitted earnings would be subject to U.S. federal income tax. Unrecognized foreign tax credits would be available to reduce a portion of the U.S. tax liability. Determination of the amount of unrecognized deferred U.S. income tax liability related to our foreign operations is not practicable.

F-36

As discussed in Note 1, “Summary of Significant Accounting Policies,” we adopted the provisions of ASC 740 regarding uncertain income tax positions, on January 1, 2007. As a result of the implementation of ASC 740, we recognized an approximate $12 million reduction to the January 1, 2007 balance of retained earnings. A reconciliation of the beginning and ending amounts of unrecognized tax benefits are as follows:

(in millions)
Balance at January 1, 2007	$183.0
Additions based on tax positions related to the current year	11.0
Additions for tax positions of prior years	12.0
Reductions for tax positions for prior years	(27.0)
Settlements	(37.0)
Expiration of statutes	—

Balance at December 31, 2007	142.0
Additions based on tax positions related to the current year	2.0
Additions for tax positions of prior years	16.0
Reductions for tax positions for prior years	(12.0)
Settlements	(12.0)
Expiration of statutes	—

Balance at December 31, 2008	$136.0
Additions based on tax positions related to the current year	123.0
Additions for tax positions of prior years	139.0
Reductions for tax positions for prior years	(3.0)
Settlements	(13.0)
Expiration of statutes	(20.0)

Balance at December 31, 2009	$362.0

We classify reserves for tax uncertainties within “Accrued expenses” and “Deferred credits and other” in our Consolidated Balance Sheets, separate from any related income tax payable or deferred income taxes. In accordance with ASC 740, reserve amounts relate to any potential income tax liabilities resulting from uncertain tax positions as well as potential interest or penalties associated with those liabilities. The increases in the year ended December 31, 2009 related to costs associated with the acquisition, cancellation of indebtedness income, and other identified uncertain tax positions.

We recognize interest and penalties accrued related to unrecognized tax benefits in income tax expense. We accrued approximately $9 million, $7 million, and $9 million during 2009, 2008 and 2007, respectively; additionally, we had accrued, in total, approximately $54 million, $45 million, and $38 million for the payment of interest and penalties at December 31, 2009, 2008, and 2007, respectively. Included in the balance of unrecognized tax benefits at December 31, 2009, 2008, and 2007 are $255 million, $108 million, and $49 million, respectively, of unrecognized tax benefits that, if recognized, would impact the effective tax rate.

We file income tax returns, including returns for our subsidiaries, with federal, state, and foreign jurisdictions. We are under regular and recurring audit by the Internal Revenue Service (“IRS”) on open tax positions, and it is possible that the amount of the liability for unrecognized tax benefits could change during the next twelve months. As a result of the expiration of the statute of limitations and closure of IRS audits, our 2004 and 2005 federal income tax years were closed during the year ended December 31, 2009. The IRS audit of our 2006 federal income tax year also concluded during the year ended December 31, 2009. We participated in the IRS’s Compliance Assurance Program (“CAP”) for the 2007 and 2008 tax years. Our 2007 federal income tax year has reached the IRS appeals stage of the audit process and we expect this appeal to close before March 31, 2010. Our 2008 federal income tax year is currently under post-CAP review by the IRS. We did not participate in the IRS’s CAP program for our 2009 income tax year and we will not participate in the CAP program for the 2010 income tax year.

F-37

We are also subject to exam by various state and foreign tax authorities. Tax years prior to 2005 are generally closed for foreign and state income tax purposes as the statutes of limitations have lapsed. However, various subsidiaries are still capable of being examined by the New Jersey Division of Taxation for tax years beginning with 1999 due to our execution of New Jersey statute of limitation extensions.

It is reasonably possible that our unrecognized tax benefits will increase or decrease within the next twelve months. These changes may be the result of ongoing audits or settlements. Audit adjustments and settlements could range from $0 to $27 million based on current estimates. Audit outcomes and the timing of audit settlements are subject to significant uncertainty. Although the Company believes that adequate provision has been made for such issues, there is the possibility that the ultimate resolution of such issues could have an adverse effect on our earnings. Conversely, if these issues are resolved favorably in the future, the related provision would be reduced, thus having a favorable impact on earnings.

Note 12—Fair Value Measurements

We adopted the required provisions of ASC 820, “Fair Value Measurements and Disclosures,” on January 1, 2008. ASC 820 outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based upon assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:	Observable inputs such as quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date;

Level 2:	Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3:	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The FASB deferred the effective date of ASC 820 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at estimated fair value in an entity’s financial statements on a recurring basis (at least annually). We adopted the provisions of ASC 820 for non-recurring measurements made for non-financial assets and non-financial liabilities on January 1, 2009. Our assessment of goodwill and other intangible assets for impairment includes an assessment using various Level 2 (EBITDA multiples and discount rate) and Level 3 (forecast cash flows) inputs. See Note 4, “Goodwill and Other Intangible Assets,” for more information on the application of ASC 820 to goodwill and other intangible assets.

Under ASC 825, “Financial Instruments,” entities are permitted to choose to measure many financial instruments and certain other items at fair value. We did not elect the fair value measurement option under ASC 825 for any of our financial assets or financial liabilities.

F-38

Items Measured at Fair Value on a Recurring Basis

The following table shows the fair value of our financial assets and financial liabilities:

(In millions)	Balance	Level 1	Level 2	Level 3
December 31, 2009
Assets:
Cash equivalents	$132.7	$132.7	$—	$—
Investments	88.9	73.4	15.5	—
Derivative instruments	56.8	—	56.8	—
Liabilities:
Derivative instruments	(375.2)	—	(375.2)	—

December 31, 2008
Assets:
Cash equivalents	$77.6	$77.6	$—	$—
Investments	45.6	29.0	16.6	—
Derivative instruments	32.4	—	32.4	—
Liabilities:
Derivative instruments	(335.3)	—	(335.3)	—

The following section describes the valuation methodologies used to measure fair value, key inputs, and significant assumptions:

Cash equivalents – Cash equivalents are investments in money market accounts and utilize level 1 inputs to determine fair value.

Investments – Investments are primarily debt and equity securities, the majority of which are traded in active markets, have readily determined market values and use level 1 inputs. Those debt and equity securities for which there are not active markets or the market values are not readily determinable are valued using Level 2 inputs. All of these investments are included in Prepayments and other and Deferred charges and other in our Consolidated Balance Sheets.

Derivative instruments – The estimated fair values of our derivative instruments are derived from market prices obtained from dealer quotes for similar, but not identical, assets or liabilities. Such quotes represent the estimated amounts we would receive or pay to terminate the contracts. Derivative instruments are included in Deferred charges and other and Deferred credits and other in our Consolidated Condensed Balance Sheets. Our derivatives are recorded at their fair values, adjusted for the credit rating of the counterparty if the derivative is an asset, or adjusted for the credit rating of the Company if the derivative is a liability. See Note 6, “Debt,” for more information on our derivative instruments.

Items Disclosed at Fair Value

Long-Term Debt – The fair value of the Company’s debt has been calculated based on the borrowing rates available as of December 31, 2009, for debt with similar terms and maturities and market quotes of our publicly traded debt. As of December 31, 2009, the Company’s outstanding debt had a fair value of $19,735.5 million and a carrying value of $18,943.1 million. The Company’s interest rate swaps used for hedging purposes had fair values equal to their carrying values, in the aggregate a liability of $375.2 million, and our interest rate cap agreement had a fair value equal to its carrying value as an asset of $56.8 million at December 31, 2009. See additional discussion about derivatives in Note 6, “Debt.”

Note 13—Commitments and Contingencies

CONTRACTUAL COMMITMENTS. We continue to pursue additional casino development opportunities that may require, individually and in the aggregate, significant commitments of capital, up-front payments to third parties and development completion guarantees.

F-39

The agreements pursuant to which we manage casinos on Indian lands contain provisions required by law that provide that a minimum monthly payment be made to the tribe. That obligation has priority over scheduled repayments of borrowings for development costs and over the management fee earned and paid to the manager. In the event that insufficient cash flow is generated by the operations to fund this payment, we must pay the shortfall to the tribe. Subject to certain limitations as to time, such advances, if any, would be repaid to us in future periods in which operations generate cash flow in excess of the required minimum payment. These commitments will terminate upon the occurrence of certain defined events, including termination of the management contract. Our aggregate monthly commitment for the minimum guaranteed payments, pursuant to these contracts for the three managed Indian-owned facilities now open, which extend for periods of up to 60 months from December 31, 2009, is $1.2 million. Each of these casinos currently generates sufficient cash flows to cover all of its obligations, including its debt service.

In February 2008, we entered into an agreement with the State of Louisiana whereby we extended our guarantee of an annual payment obligation of Jazz Casino Company, LLC, our wholly-owned subsidiary and owner of Harrah’s New Orleans, of $60 million owed to the State of Louisiana. The guarantee was extended for one year to end March 31, 2011.

In addition to the guarantees discussed above, we had total aggregate non-cancelable purchase obligations of $1,012.1 million as of December 31, 2009, including construction-related commitments.

The Supreme Court of Nevada decided in early 2008 that food purchased for subsequent use in the provision of complimentary and / or employee meals is exempt from use tax. Previously, such purchases were subject to use tax and the Company has claimed, but not recognized into earnings, a use tax refund totaling $32.2 million, plus interest, as a result of the 2008 decision. In early 2009, the Nevada Department of Taxation audited our refund claim, but has taken the position that those same purchases are now subject to sales tax; therefore, they subsequently issued a sales tax assessment totaling $27.4 million plus interest after application of our refund on use tax. While we have established certain reserves against possible loss on this matter, we believe that the Nevada Department of Taxation’s position has no merit and intend to litigate the issue.

SEVERANCE AND EMPLOYMENT AGREEMENTS.

Severance Agreements. As of December 31, 2009, we have severance agreements with 13 of our executives, which provide for payments to the executives in the event of their termination after a change in control, as defined. These agreements provide, among other things, for a compensation payment of 1.5 to 3.0 times the executive’s average annual compensation, as defined. The estimated amount, computed as of December 31, 2009, that would be payable under the agreements to these executives aggregated approximately $39.0 million. The estimated amount that would be payable to these executives does not include an estimate for the tax gross-up payment, provided for in the agreements, that would be payable to the executive if the executive becomes entitled to severance payments which are subject to federal excise tax imposed on the executive. These severance agreements expired on February 1, 2010.

Employment Agreement. We entered into an employment agreement with one executive that replaced his severance agreement as of January 28, 2008. The employment agreement provides for payments to the executive in the event of his termination after a change in control, as defined, and provides for, among other things, a compensation payment of 3.0 times the executive’s average annual compensation, as defined. The estimated amount, computed as of December 31, 2009, that would be payable under the agreement to the executive based on the compensation payment aggregated approximately $18.0 million. The estimated amount that would be payable to the executive does not include an estimate for the tax gross-up payment, provided for in the agreement, that would be payable to the executive if the executive becomes entitled to severance payments which are subject to federal excise tax.

F-40

SELF-INSURANCE. We are self-insured for various levels of general liability, workers’ compensation, employee medical coverage and other coverage. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of actuarial estimates of incurred but not reported claims. At December 31, 2009 and 2008, we had total self-insurance accruals reflected in our Consolidated Balance Sheets of $209.6 million and $213.0 million, respectively.

Note 14—Leases

We lease both real estate and equipment used in our operations and classify those leases as either operating or capital leases following the provisions of ASC 840, “Leases.” At December 31, 2009, the remaining lives of our operating leases ranged from one to 83 years, with various automatic extensions totaling up to 84 years.

Rental expense, net of income from subleases, is associated with operating leases for continuing operations and is charged to expense in the year incurred. Net rental expense is included within each line of the Statements of Operations dependant upon the nature or use of the assets under lease. Total net rental expense is as follows:

	Successor		Predecessor
(In millions)	For the Year Ended Dec. 31, 2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	For the Year Ended Dec. 31, 2007
Noncancelable
Minimum	$78.7	$81.8	$7.3	$88.9
Contingent	4.1	5.5	0.4	5.2
Sublease	(0.9)	(1.0)	—	(1.2)
Other	55.5	32.9	2.9	33.9

	$137.4	$119.2	$10.6	$126.8

Our future minimum rental commitments as of December 31, 2009 were as follows:

(In millions)	Noncancelable Operating Leases
2010	$81.1
2011	64.4
2012	57.9
2013	54.4
2014	52.6
Thereafter	1,524.0

Total minimum rental commitments	$1,834.4

In addition to these minimum rental commitments, certain of our operating leases provide for contingent rentals based on a percentage of revenues in excess of specified amounts.

Note 15—Litigation

Litigation Related to Employee Benefit Obligations

In December 1998, Hilton Hotels Corporation (“Hilton”) spun-off its gaming operations as Park Place Entertainment Corporation (“Park Place”). In connection with the spin-off, Hilton and Park Place entered an Employee Benefits and Other Employment Allocation Agreement dated December 31, 1998 (the “Allocation Agreement”) whereby Park Place assumed or retained, as applicable, liabilities and excess assets, if any, related to the Hilton Hotels Retirement Plan (the “Hilton Plan”) based on the accrued benefits of Hilton employees and

F-41

Park Place employees. Park Place changed its name to Caesars Entertainment, Inc. (“Caesars”) and the Company acquired Caesars in June 2005. In 1999 and 2005, the United States District Court for the District of Columbia certified two nationwide class action lawsuits against Hilton alleging that the Hilton Plan’s benefit formula was back loaded in violation of ERISA, and that Hilton failed to properly calculate Hilton Plan participants’ service for vesting purposes. In May 2009, the Court issued a decision granting summary judgment to the plaintiffs. The plaintiffs and Hilton are undertaking Court-mandated efforts to determine an appropriate remedy.

The Company received a letter from Hilton in October 2009 alleging potential liability under the above described claims and under the terms of the Allocation Agreement. The Company may be responsible for a portion of the liability resulting from the claims noted above. We are monitoring the status of the lawsuit, remedy determination, and our potential liability, if any.

Litigation Related to Our Operations

In April 2000, the Saint Regis Mohawk Tribe (the “Tribe”) granted Caesars the exclusive rights to develop a casino project in the State of New York. On April 26, 2000, certain individual members of the Tribe purported to commence a class action proceeding in a “Tribal Court” in Hogansburg, New York, against Caesars seeking to nullify Caesars’ agreement with the Tribe. On March 20, 2001, the “Tribal Court” purported to render a default judgment against Caesars in the amount of $1,787 million. Prior to our acquisition of Caesars in June 2005, it was believed that this matter was settled pending execution of final documents and mutual releases. Although fully executed settlement documents were never provided, on March 31, 2003, the United States District Court for the Northern District of New York dismissed litigation concerning the validity of the judgment, without prejudice, while retaining jurisdiction to reopen that litigation, if, within three months thereof, the settlement had not been completed. On June 22, 2007, a lawsuit was filed in the United States District Court for the Northern District of New York against us by certain trustees of the Catskill Litigation Trust alleging the Catskill Litigation Trust had been assigned the “Tribal Court” judgment and seeks to enforce it, with interest. According to a “Tribal Court” order, accrued interest through July 9, 2007, was approximately $1,014 million. On September 28, 2009, the Court entered summary judgment against the Tribe and dismissed the action, ruling that although alternative grounds were presented in the motion, the subject matter of the action was asserted in a prior action and settled by an oral agreement to end that matter with prejudice. On October 27, 2009, the Tribe filed a Notice of Appeal to the United States Court of Appeals for the Second Circuit. We have a settlement in principle with the Tribe that is subject to definitive documentation.

Litigation Related to Development

On March 6, 2008, Caesars Bahamas Investment Corporation (“CBIC”), an indirect subsidiary of HOC, terminated its previously announced agreement to enter into a joint venture in the Bahamas with Baha Mar Joint Venture Holdings Ltd. and Baha Mar JV Holding Ltd. (collectively, “Baha Mar”). To enforce its rights, on March 13, 2008, CBIC filed a complaint against Baha Mar, and the Baha Mar Development Company Ltd., in the Supreme Court of the State of New York, seeking a declaratory judgment with respect to CBIC’s rights under the Subscription and Contribution Agreement (the “Subscription Agreement”), between CBIC and Baha Mar dated January 12, 2007. Pursuant to the Subscription Agreement, CBIC agreed, subject to certain conditions, to subscribe for shares in Baha Mar Joint Venture Holdings Ltd., which was formed to develop and construct a casino, golf course and resort project in the Bahamas. The complaint alleges that (i) the Subscription Agreement grants CBIC the right to terminate the agreement at any time prior to the closing of the transactions contemplated therein, if the closing does not occur on time; (ii) the closing did not occur on time; and, (iii) CBIC exercised its right to terminate the Subscription Agreement, and to abandon the transactions contemplated therein. The complaint seeks a declaratory judgment that the Subscription Agreement has been terminated in accordance with its terms and the transactions contemplated therein have been abandoned.

Baha Mar and Baha Mar Development Company Ltd. (“Baha Mar Development”) filed an Amended Answer and Counterclaims against CBIC and a Third Party Complaint dated June 18, 2008 against HOC in the

F-42

Supreme Court of the State of New York. Baha Mar and Baha Mar Development allege that CBIC wrongfully terminated the Subscription Agreement and that CBIC wrongfully failed to make capital contributions under the Joint Venture Investors Agreement, by and between CBIC and Baha Mar, dated January 12, 2007. In addition, Baha Mar and Baha Mar Development allege that HOC wrongfully failed to perform its purported obligations under the Harrah’s Baha Mar Joint Venture Guaranty, dated January 12, 2007. Baha Mar and Baha Mar Development assert claims for breach of contract, breach of fiduciary duty, promissory estoppel, equitable estoppel and negligent misrepresentation. Baha Mar and Baha Mar Development seek (i) declaratory relief; (ii) specific performance; (iii) the recovery of alleged monetary damages; (iv) the recovery of attorneys fees, costs, and expenses and (v) the dismissal with prejudice of CBIC’s Complaint. CBIC and HOC have each answered, denying all allegations of wrongdoing. During the quarter ended June 30, 2009, both sides filed motions for summary judgment.

At the conclusion of oral argument on October 6, 2009, on cross motions for summary judgment, the Court stated that it was going to grant summary judgment to CBIC and HOC and that Baha Mar Development’s claims are dismissed. The Court entered its written decision on February 1, 2010.

Litigation Related to the December 2008 Exchange Offer

On January 9, 2009, S. Blake Murchison and Willis Shaw filed a purported class action lawsuit in the United Stated District Court for the District of Delaware, Civil Action No. 09-00020-SLR, against Harrah’s Entertainment, Inc. and its board of directors, and Harrah’s Operating Company, Inc. The lawsuit was amended on March 4, 2009, alleging that the bond exchange offer which closed on December 24, 2008 wrongfully impaired the rights of bondholders. The amended complaint alleges, among others, breach of the bond indentures, violation of the Trust Indenture Act of 1939, equitable rescission, and liability claims against the members of the board. The amended complaint seeks, among other relief, class certification of the lawsuit, declaratory relief that the alleged violations occurred, unspecified damages to the class, and attorneys’ fees. On April 30, 2009 the defendants stipulated to the plaintiff’s request to dismiss the lawsuit, without prejudice, which the court entered on June 18, 2009. Plaintiff has requested the court to award it attorneys’ fees. The request has been opposed and is pending with the court.

Other

In addition, the Company is party to ordinary and routine litigation incidental to our business. We do not expect the outcome of any pending litigation to have a material adverse effect on our consolidated financial position or results of operations.

F-43

Note 16—Supplemental Cash Flow Information

The increase/(decrease) in Cash and cash equivalents due to the changes in long-term and working capital accounts were as follows:

	Successor		Predecessor
(In millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	2007
Long-term accounts
Deferred charges and other	$(128.7)	$19.3	$14.0	$(30.4)
Deferred credits and other	203.4	(99.4)	54.3	(14.7)

Net change in long-term accounts	$74.7	$(80.1)	$68.3	$(45.1)

Working capital accounts
Receivables	$52.1	$(55.6)	$33.0	$(145.7)
Inventories	9.7	8.9	(1.4)	(6.8)
Prepayments and other	40.0	48.5	(26.5)	1.6
Accounts payable	(47.8)	(95.8)	56.9	(25.0)
Accrued expenses	(171.4)	497.4	(229.6)	4.6

Net change in working capital accounts	$(117.4)	$403.4	$(167.6)	$(171.3)

SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR INTEREST AND TAXES. The following table reconciles our Interest expense, net of capitalized interest, per the Consolidated Statements of Operations, to cash paid for interest, net of amount capitalized.

	Successor		Predecessor
(In millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	2007
Interest expense, net of capitalized interest	$1,892.5	$2,074.9	$89.7	$800.8
Adjustments to reconcile to cash paid for interest:
Net change in accruals	248.4	(196.4)	8.7	43.3
Amortization of deferred finance charges	(126.8)	(91.8)	(0.8)	(10.1)
Net amortization of discounts and premiums	(128.2)	(129.2)	2.9	40.2
Amortization of other comprehensive income	(18.2)	(0.9)	(0.1)	(0.9)
Rollover of Paid in Kind (“PIK”) interest to principal	(62.8)	—	—	—
Change in accrual (related to PIK interest)	(40.1)	(68.4)	—	—
Change in fair value of derivative instruments	7.6	(65.0)	(39.2)	(45.9)

Cash paid for interest, net of amount capitalized	$1,772.4	$1,523.2	$61.2	$827.4

Cash payments for income taxes, net	$31.0	$11.0	$1.0	$372.6

The company had accrued but not paid dividends on its preferred shares of $354.8 million and $297.8 million for the year ended December 31, 2009 and for the period from January 28, 2008 through December 31, 2008, respectively. Other significant non-cash transactions include the impairment of goodwill and other non-amortizing intangible assets discussed in Note 4, “Goodwill and other Intangible Assets,” the April 2009 debt exchange transaction discussed in Note 6, “Debt,” and the impairment of long-lived tangible assets and the litigation reserve adjustment, both of which are discussed in Note 10, “Write-downs, Reserves and Recoveries.”

Note 17—Employee Benefit Plans

We have established a number of employee benefit programs for purposes of attracting, retaining and motivating our employees. The following is a description of the basic components of these programs as of December 31, 2009.

F-44

EQUITY INCENTIVE AWARDS. Prior to the completion of the Acquisition, the Company granted stock options, SARs and restricted stock for a fixed number of shares to employees and directors under share-based compensation plans. The exercise prices of the stock options and SARs were equal to the fair market value of the underlying shares at the dates of grant. Compensation expense for restricted stock awards was measured at fair value on the dates of grant based on the number of shares granted and the quoted market price of the Company’s common stock. Such value was recognized as expense over the vesting period of the award adjusted for actual forfeitures.

In connection with the Acquisition, on January 28, 2008, outstanding and unexercised stock options and SARs, whether vested or unvested, were cancelled and converted into the right to receive a cash payment equal to the product of (a) the number of shares of common stock underlying the options and (b) the excess, if any, of the Acquisition consideration over the exercise price per share of common stock previously subject to such options, less any required withholding taxes. In addition, outstanding restricted shares vested and became free of restrictions, and each holder received $90 in cash for each outstanding share.

The following is a summary of activity under the equity incentive plans that were in effect through the effective date of the Acquisition, when all of the stock options and SARs were cancelled and restricted shares were vested:

	Predecessor
Plan	Outstanding at Jan. 1, 2008	Cancelled	Outstanding at Jan. 27, 2008
Stock options
2004 Equity Incentive Award Plan	7,303,293	7,303,293	—
2001 Broad-Based Stock Incentive Plan	50,097	50,097	—
2004 Long Term Incentive Plan	537,387	537,387	—
1998 Caesars Plans	102,251	102,251	—

Total options outstanding	7,993,028	7,993,028	—

Weighted average exercise price per option	$57.51	$57.51	—
Weighted average remaining contractual term per option	3.5 years	—	—
Options exercisable at January 27, 2008:
Number of options			—
Weighted average exercise price			—
Weighted average remaining contractual term			—
SARs
2004 Equity Incentive Award Plan	3,229,487	3,229,487	—
2004 Long Term Incentive Plan	27,695	27,695	—

Total SARs outstanding	3,257,182	3,257,182	—

Weighted average exercise price per SAR	$69.26	$69.26	—
Weighted average remaining contractual term per SAR	5.7 years	—	—
SARs exercisable at January 27, 2008:
Number of SARs			—
Weighted average exercise price			—
Weighted average remaining contractual term			—

		Vested
Restricted shares
2004 Equity Incentive Award Plan	687,624	687,624	—
2004 Long Term Incentive Plan	36,691	36,691	—

Total restricted shares outstanding	724,315	724,315	—

Weighted Average Grant date fair value per restricted share	$70.71	$70.71	—

F-45

Prior to the Acquisition, our employees were also granted restricted stock or options to purchase shares of common stock under the Harrah’s Entertainment, Inc. 2001 Broad-based Stock Incentive Plan (the “2001 Plan”). Two hundred thousand shares were authorized for issuance under the 2001 Plan, which was an equity compensation plan not approved by stockholders.

There were no share-based grants during the period January 1, 2008 through January 27, 2008.

The total intrinsic value of stock options cancelled, SARs cancelled and restricted shares vested at the date of the Acquisition was approximately $456.9 million, $225.3 million and $46.9 million, respectively.

The following is a summary of the activity for nonvested stock option and SAR grants and restricted share awards as of January 27, 2008 and the changes for the period January 1, 2008 to January 27, 2008:

	Predecessor
	Stock Options		SARs		Restricted Shares
	Options	Fair Value (1)	SARs	Fair Value (1)	Shares	Fair Value (1)
Nonvested at January 1, 2008	2,157,766	$19.87	2,492,883	$19.51	724,315	$70.71
Grants	—	—	—	—	—	—
Vested	(1,505,939)	19.82	(16,484)	23.71	(724,315)	70.71
Cancelled	(651,827)	20.00	(2,476,399)	19.48	—	—

Nonvested at January 27, 2008	—	$—	—	$—	—	$—

(1)

Represents the weighted-average grant date fair value per share-based unit, using the Black-Scholes option-pricing model for stock options and SARs and the average high/low market price of the Company’s common stock for restricted shares.

The total fair value of stock options and SARs cancelled and restricted shares vested during the period from January 1, 2008, through January 27, 2008, was approximately $42.9 million, $48.6 million and $51.2 million, respectively.

As of December 31, 2007, there was approximately $12.7 million, $38.2 million and $36.6 million of total unrecognized compensation cost related to stock option grants, SARs and restricted share awards, respectively, under the stock-based compensation plans. The consummation of the Acquisition accelerated the recognition of compensation cost of $82.8 million, which was included in Acquisition and integration costs in the Consolidated Statements of Operations in the period from January 1, 2008 through January 27, 2008.

Share-based Compensation Plans—Successor Entity

In February 2008, the Board of Directors approved and adopted the Harrah’s Entertainment, Inc. Management Equity Incentive Plan (the “Equity Plan”). The Board of Directors approved the grant of options to purchase up to 3,733,835 shares of our non-voting common stock in February 2008. The Equity Plan authorizes equity award options to be granted to management and other personnel and key service providers. Grants may be either shares of time-based options or shares of performance-based options, or a combination thereof. Time-based options generally vest in equal increments of 20% on each of the first five anniversaries of the grant date. The performance-based options vest based on the investment returns of our stockholders. One-half of the performance-based options become eligible to vest upon the stockholders receiving cash proceeds equal to two times their amount vested, and one-half of the performance-based options become eligible to vest upon the stockholders receiving cash proceeds equal to three times their amount vested subject to certain conditions and limitations. In addition, the performance-based options may vest earlier at lower thresholds upon liquidity events prior to December 31, 2011, as well as pro rata, in certain circumstances. The Equity Plan was amended in December 2008 to allow grants at a price above fair market value, as defined in the Equity Plan.

F-46

On February 23, 2010, the Human Resources Committee of the Board of Directors of the Company adopted an amendment to the Harrah’s Entertainment, Inc. Management Equity Incentive Plan (the “Plan”). The amendment provides for an increase in the available number shares of the Registrant’s non-voting common stock for which options may be granted to 4,566,919 shares.

The amendment also revised the vesting hurdles for performance-based options under the Plan. The performance options vest if the return on investment in the Company of TPG, Apollo, and their respective affiliates (the “Majority Stockholders”) achieve a specified return. Previously, 50% of the performance-based options vested upon a 2x return and 50% vested upon a 3x return. The triggers have been revised to 1.5x and 2.5x, respectively. In addition, a pro-rata portion of the 2.5x options will vest if the Majority Stockholders achieve a return on their investment that is greater than 2.0x, but less than 2.5x. The pro rata portion will increase on a straight line basis from zero to a participant’s total number of 2.5x options depending upon the level of returns that the Majority Stockholders realize between 2.0x and 2.5x.

The following is a summary of share-based option activity for the period from January 28, 2008 through December 31, 2008 and for the year ended December 31, 2009:

	Successor Entity
Options	Shares	Weighted Average Exercise Price	Fair Value(1)	Weighted Average Remaining Contractual Term (years)
Outstanding at January 28, 2008	133,133	$25.00	$20.82
Options granted	3,417,770	99.13	35.81
Exercised	—	—	—
Cancelled	(379,303)	100.00	36.68

Outstanding at December 31, 2008	3,171,600	$95.91	$35.07	8.9

Exercisable at December 31, 2008(2)	133,133	$25.00	$20.82	3.5

Outstanding at December 31, 2008	3,171,600	$95.91	$35.07
Options granted	302,496	51.79	17.89
Exercised	—	—	—
Cancelled	(279,921)	97.99	33.98

Outstanding at December 31, 2009	3,194,175	$91.53	$33.45	8.0

Exercisable at December 31, 2009	482,528	$78.49	$31.70	6.4

(1)

Represents the weighted-average grant date fair value per option, using the Monte Carlo simulation option-pricing model for performance-based options, and the Black-Scholes option-pricing model for time-based options.

(2)

On January 27, 2008, an executive and the Company entered into a stock option rollover agreement that provides for the conversion of options to purchase shares of the Company prior to the Acquisition into options to purchase shares of the Company following the Acquisition with such conversion preserving the intrinsic “spread value” of the converted option. The rollover option is immediately exercisable with respect to 133,133 shares of non-voting common stock of the Company at an exercise price of $25.00 per share. The rollover options expire on June 17, 2012.

There are no provisions in the Equity Plan for the issuance of SARs or restricted shares.

The weighted-average grant date fair value of options granted during 2009 was $17.89. There were no stock option exercises during the year ended December 31, 2009.

The Company utilized historical optionee behavioral data to estimate the option exercise and termination rates used in the option-pricing models. The expected term of the options represents the period of time the

F-47

options were expected to be outstanding based on historical trends. Expected volatility was based on the historical volatility of the common stock of Harrah’s Entertainment and its competitor peer group for a period approximating the expected life. The Company does not expect to pay dividends on common stock. The risk-free interest rate within the expected term was based on the U.S. Treasury yield curve in effect at the time of grant.

As of December 31, 2009, there was approximately $49.0 million of total unrecognized compensation cost related to stock option grants. This cost is expected to be recognized over a remaining weighted-average period of 3.2 years. For the year ended December 31, 2009 and for the Successor period from January 28, 2008 through December 31, 2008, the compensation cost that has been charged against income for stock option grants was approximately $16.4 million and $15.8 million, respectively of which, for the year ended through December 31, 2009, $7.6 million was included in Corporate expense and $8.8 million was included in Property general, administrative and other in the Consolidated Statements of Operations.

Presented below is a comparative summary of valuation assumptions for the indicated periods:

	2009 Successor	2008 Successor	2007 Predecessor
Expected volatility	65.9%	35.4%	25.1%
Expected dividend yield	—	—	1.9%
Expected term (in years)	6.8	6.0	4.8
Risk-free interest rate	2.5%	3.3%	4.6%
Weighted average fair value per share of options granted	$17.89	$35.81	$21.06

SAVINGS AND RETIREMENT PLAN. We maintain a defined contribution savings and retirement plan, which, among other things, allows pretax and after-tax contributions to be made by employees to the plan. Under the plan, participating employees may elect to contribute up to 50% of their eligible earnings. Prior to February 2009, the Company matched 50% of the first six percent of employees’ contributions. In February 2009, Harrah’s Entertainment announced the suspension of the employer match for all participating employees, where allowed by law or not in violation of an existing agreement. The Acquisition was a change in control under the savings and retirement plan, and therefore, all unvested Company match as of the Acquisition became vested. Amounts contributed to the plan are invested, at the participant’s direction, in up to 19 separate funds. Participants become vested in the matching contribution over five years of credited service. Our contribution expense for this plan was $3.2 million for the year ended December 31, 2009, $28.5 million for the period from January 28, 2008 to December 31, 2008, $2.4 million for the period from January 1, 2008 to January 27, 2008 and $33.1 million for the year ended December 31, 2007.

DEFERRED COMPENSATION PLANS. The Company has one currently active deferred compensation plan, the Executive Supplemental Savings Plan II (“ESSP II”), although there are five other plans that contain deferred compensation assets: Harrah’s Executive Deferred Compensation Plan (“EDCP”), the Harrah’s Executive Supplemental Savings Plan (“ESSP”), Harrah’s Deferred Compensation Plan (“HDCP”), the Restated Park Place Entertainment Corporation Executive Deferred Compensation Plan, and the Caesars World, Inc. Executive Security Plan. The deferred compensation plans are collectively referred to as “DCP.”

Amounts deposited into DCP are unsecured liabilities of the Company, the EDCP and HDCP earn interest at rates approved by the Human Resources Committee of the Board of Directors. The other plans, including the ESSP II are variable investment plans, which allow employees to direct their investments by choosing from several investment alternatives. In connection with the acquisition of Caesars, we assumed the outstanding liability for Caesars’ deferred compensation plan; however, the balance was frozen and former Caesars employees may no longer contribute to that plan. The total liability included in Deferred credits and other for DCP at December 31, 2009 and 2008 was $98.6 million and $100.3 million, respectively. In connection with the administration of one of these plans, we have purchased company-owned life insurance policies insuring the lives of certain directors, officers and key employees.

F-48

Beginning in 2005, we implemented the ESSP II for certain executive officers, directors and other key employees of the Company to replace the ESSP. Eligible employees may elect to defer a percentage of their salary and/or bonus under ESSP II. Prior to February 2009, the Company had the option to make matching contributions with respect to deferrals of salary to those participants who are eligible to receive matching contributions under the Company’s 40l(k) plan. In February 2009, the Company eliminated matching contributions with respect to deferrals of salary. Employees immediately vest in their own deferrals of salary and bonus, and vest in Company funded matching and discretionary contributions over five years.

The Acquisition was a change in control under our deferred compensation plans, and therefore, all unvested Company match as of the Acquisition became vested. The change in control also required that the pre-existing trust and escrow funds related to our deferred compensation plans be fully funded.

Subsequent to the Acquisition, contributions by the Company have been segregated in order to differentiate between the fully-funded trusts and escrows prior to the Acquisition and the post-acquisition contributions. In January 2010, the Company funded $5.6 million into the trust in order to increase the security of the participants’ deferred compensation plan benefits because the Company is prevented from withdrawing or accessing trust assets for corporate needs.

MULTI-EMPLOYER PENSION PLAN. We have approximately 25,000 employees covered under collective bargaining agreements, and the majority of those employees are covered by union sponsored, collectively bargained multi-employer pension plans. We contributed and charged to expense $35.9 million for the year ended December 31, 2009, $34.7 million for the period from January 28, 2008 to December 31, 2008, $3.0 million for the period from January 1, 2008 to January 27, 2008 and $35.9 million for the year ended December 31, 2007, for such plans. The plans’ administrators do not provide sufficient information to enable us to determine our share, if any, of unfunded vested benefits.

PENSION COMMITMENTS. With the acquisition of London Clubs in December 2006, we assumed a defined benefit plan, which provides benefits based on final pensionable salary. The assets of the plan are held in a separate trustee-administered fund, and death-in-service benefits, professional fees and other expenses are paid by the pension plan. The most recent actuarial valuation of the plan showed a deficit of approximately $38.2 million, which is recognized as a liability in our Consolidated Balance Sheet at December 31, 2009. The London Clubs pension plan is not material to our Company.

As discussed within Note 15, “Litigation”, with our acquisition of Caesars, we assumed certain obligations related to the Employee Benefits and Other Employment Matters Allocation Agreement by and between Hilton Worldwide, Inc. (formerly Hilton Hotels Corporation) and Caesars dated December 31, 1998, pursuant to which we shall retain or assume, as applicable, liabilities and excess, if any, related to the Hilton Hotels Retirement Plan based on the ratio of accrued benefits of Hilton employees and the Company’s employees covered under the plan. Based on this ratio, our share of any benefit or obligation would be approximately 30 percent of the total. The Hilton Hotels Retirement Plan is a defined benefit plan that provides benefits based on years of service and compensation, as defined. Since December 31, 1996, employees have not accrued additional benefits under this plan. The plan is administered by Hilton Worldwide, Inc. Hilton Worldwide, Inc. has informed the Company that as of December 31, 2009, the plan benefit obligations exceeded the fair value of the plan assets by $74.2 million, of which $23.6 million is our share; however, no contributions to the plan were required during 2009. Hilton is unable to determine the contribution requirements for 2010.

Note 18—Discontinued Operations

During 2006, we sold four properties – Harrah’s Lake Charles, Reno Hilton, Flamingo Laughlin and Grand Casino Gulfport – and classified these operations as discontinued operations. Discontinued operations for the period from January 1, 2008 through January 27, 2008 included insurance proceeds of $87.3 million, after taxes, representing the final funds received that were in excess of the net book value of the impacted assets and costs

F-49

and expenses reimbursed under our business interruption claims for Grand Casino Gulfport. Discontinued operations for 2007 included insurance proceeds of $89.6 million, after taxes, for reimbursements under our business interruption claims related to Harrah’s Lake Charles and Grand Casino Gulfport, both of which were sold in 2006. Pursuant to the terms of the sales agreements, we retained all insurance proceeds related to those properties.

Summary operating results for discontinued operations is as follows:

	Successor		Predecessor
(In millions)	2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	2007
Net revenues	$—	$—	$—	$0.2

Pretax income from discontinued operations	$—	$0.1	$141.5	$145.4

Discontinued operations, net of tax	$—	$0.1	$90.4	$92.2

Note 19—Non-consolidated Affiliates

During late 2009, we invested approximately $66.9 million to purchase outstanding debt of the Planet Hollywood Resort and Casino (“Planet Hollywood”), located on the Las Vegas strip. This investment was accounted for as a long-term investment recorded at historical cost as of December 31, 2009. The Company converted this investment into equity ownership interests of Planet Hollywood in February 2010 as more fully discussed in Note 21, “Subsequent Events.”

As of December 31, 2009, our investments in and advances to non-consolidated affiliates consisted of interests in a company that provides management services to a casino in Windsor, Canada, a casino club in South Africa, a horse-racing facility in Florence, Kentucky, a hotel in Metropolis, Illinois, a joint venture to construct a hotel at our combination thoroughbred racetrack and casino in Bossier City, Louisiana, and our investment in debt securities of Planet Hollywood.

	As of December 31,
(In millions)	2009	2008
Investments in and advances to non-consolidated affiliates
Accounted for under the equity method	$20.8	$25.3
Accounted for at historical cost	73.2	5.1

	$94.0	$30.4

Note 20—Related Party Transactions

In connection with the Acquisition, Apollo, TPG and their affiliates entered into a services agreement with Harrah’s Entertainment relating to the provision of financial and strategic advisory services and consulting services. We paid Apollo and TPG a one-time transaction fee of $200 million for structuring the Acquisition and for assisting with debt financing negotiations. This amount was included in the overall purchase price of the Acquisition. In addition, we pay a monitoring fee for management services and advice. Fees for the year ended December 31, 2009 and for the period from January 28, 2008 through December 31, 2008 were $28.7 million and $27.9 million, respectively. Such fees are included in Corporate expense in our Consolidated Statements of Operations for the applicable Successor periods. We also reimburse Apollo and TPG for expenses that they incur related to their management services.

F-50

In connection with our debt exchange in April 2009, certain debt held by Apollo and TPG was exchanged for new debt and the related party gain on that exchange totaling $80.1 million, net of deferred tax of $52.3 million, has been recorded to stockholders’ equity.

During the quarter ended June 30, 2009, Apollo and TPG completed their own tender offer and purchased some of our Second Lien Notes.

Note 21—Subsequent Events

Amendment to Stock Compensation Plan

On February 23, 2010, the Human Resources Committee of the Board of Directors of the Company adopted an amendment to the Harrah’s Entertainment, Inc. Management Equity Incentive Plan (the “Plan”). The amendment provides for an increase in the available number shares of the Registrant’s non-voting common stock for which options may be granted to 4,566,919 shares.

The amendment also revised the vesting hurdles for performance-based options under the Plan. The performance options vest if the return on investment in the Company of TPG, Apollo, and their respective affiliates (the “Majority Stockholders”) achieve a specified return. Previously, 50% of the performance-based options vested upon a 2x return and 50% vested upon a 3x return. The triggers have been revised to 1.5x and 2.5x, respectively. In addition, a pro-rata portion of the 2.5x options will vest if the Majority Stockholders achieve a return on their investment that is greater than 2.0x, but less than 2.5x. The pro rata portion will increase on a straight line basis from zero to a participant’s total number of 2.5x options depending upon the level of returns that the Majority Stockholders realize between 2.0x and 2.5x.

Acquisition of Planet Hollywood

On February 19, 2010, Harrah’s Operating Company, Inc. (“Harrah’s Operating”), a wholly owned subsidiary of Harrah’s Entertainment, Inc. (the “Registrant”), acquired 100% of the equity interests of PHW Las Vegas, LLC (“PHW Las Vegas”), which owns and operates the Planet Hollywood Resort and Casino located in Las Vegas, Nevada. In connection with this transaction, PHW Las Vegas assumed a $554.3 million senior secured term loan, and a subsidiary of Harrah’s Operating cancelled certain debt issued by PHW Las Vegas’ predecessor entities. In connection with the transaction and the assumption of debt, PHW Las Vegas entered into an amended and restated loan agreement (the “Amended and Restated Loan Agreement”) with Wells Fargo Bank, N.A., as trustee for The Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-TFL2 (“Lender”). The $554.3 million outstanding under the Amended and Restated Loan Agreement bears interest at a rate per annum equal to LIBOR plus 2.859% (the “Applicable Interest Rate”) and is secured by the assets of PHW Las Vegas, and non-recourse to other subsidiaries of the Company. PHW Las Vegas is an unrestricted subsidiary of HOC and therefore not a borrower under HOC’s credit facilities. A subsidiary of HOC manages the property for PHW Las Vegas for a fee. The maturity date for this loan is December 2011, with two extension options, which, if exercised, would delay maturity until April 2015.

Guaranty

In connection with the Amended and Restated Loan Agreement referred to above, the Registrant entered into a Guaranty Agreement (the “Guaranty”) for the benefit of Lender pursuant to which the Registrant guaranteed to Lender certain recourse liabilities of PHW Las Vegas pursuant to the Amended and Restated Loan Agreement. The Registrant’s maximum aggregate liability for such recourse liabilities of PHW Las Vegas is limited to an amount not to exceed $30.0 million provided that such recourse liabilities of PHW Las Vegas do not arise from (i) events, acts, or circumstances that are actually committed by, or voluntarily or willfully brought about by the Registrant or (ii) event, acts, or circumstances (regardless of the cause of the same) that provide

F-51

actual benefit (in cash, cash equivalent, or other quantifiable amount) to the Registrant, to the full extent of the actual benefit received by the Registrant. Pursuant to the Guaranty, the Registrant is required to maintain a net worth or liquid assets of at least $100.0 million.

Prepayments

PHW Las Vegas may, at its option, voluntarily prepay the loan in whole or in part upon twenty (20) days prior written notice to Lender.

PHW Las Vegas is required to prepay the loan in (i) the amount of any insurance proceeds received by Lender for which Lender is not obligated to make available to PHW Las Vegas for restoration in accordance with the terms of the Amended and Restated Loan Agreement, (ii) the amount of any proceeds received from the operator of the timeshare property adjacent to the Planet Hollywood Resort and Casino, subject to the limitations set forth in the Amended and Restated Loan Agreement and (iii) the amount of any excess cash remaining after application of the cash management provisions of the Amended and Restated Loan Agreement.

Amortization

On each scheduled monthly payment date prior to the maturity date, PHW Las Vegas pays to Lender interest only accruing at the Applicable Interest Rate.

Amendment to CMBS Financing

On March 5, 2010, we received the consent of our lenders under our CMBS financing to amend the terms of the CMBS financing to, among other things, (i) provide our subsidiaries that are borrowers under the CMBS mortgage loan and/or related mezzanine loans (“CMBS Loans”) the right to extend the maturity of the CMBS Loans, subject to certain conditions, by up to 2 years until February 2015, (ii) amend certain terms of the CMBS Loans with respect to reserve requirements, collateral rights, property release prices and the payment of management fees, (iii) provide for ongoing mandatory offers to repurchase CMBS Loans using excess cash flow from the CMBS entities at discounted prices, (iv) provide for the amortization of the mortgage loan in certain minimum amounts upon the occurrence of certain conditions and (v) provide for certain limitations with respect to the amount of excess cash flow from the CMBS entities that may be distributed to us. Any CMBS Loan purchased pursuant to the amendments will be cancelled. The amendment to the terms of the CMBS Loans will become effective upon execution of definitive documentation.

In addition, we have agreed to purchase approximately $124 million of face value of CMBS Loans for $37 million, subject to the execution of definitive documentation for the amendments. In the fourth quarter of 2009, we purchased approximately $950 million of face value of CMBS Loans for approximately $237 million. Pursuant to the terms of the amendments, the borrowers have agreed to pay lenders selling CMBS Loans an additional $48 million for loans previously sold, subject to the execution of definitive documentation for the amendments.

Note 22—Consolidating Financial Information of Guarantors and Issuers

As of December 31, 2009, HOC is the issuer of certain debt securities that have been guaranteed by Harrah’s Entertainment and certain subsidiaries of HOC. The following consolidating schedules present condensed financial information for Harrah’s Entertainment, the parent and guarantor; HOC, the subsidiary issuer; guarantor subsidiaries of HOC; and non-guarantor subsidiaries of Harrah’s Entertainment and HOC, which includes the CMBS properties, as of December 31, 2009, and December 31, 2008, and for the Successor companies for the year ended December 31, 2009 and the period from January 28, 2008, through December 31, 2008, and for the Predecessor companies for the period from January 1, 2008, through January 27, 2008.

F-52

In connection with the CMBS financing for the Acquisition, HOC spun off to Harrah’s Entertainment the following casino properties and related operating assets: Harrah’s Las Vegas, Rio, Flamingo Las Vegas, Harrah’s Atlantic City, Showboat Atlantic City, Harrah’s Lake Tahoe, Harvey’s Lake Tahoe and Bill’s Lake Tahoe. Upon receipt of regulatory approvals that were requested prior to the closing of the Acquisition, in May 2008, Paris Las Vegas and Harrah’s Laughlin and their related operating assets were spun out of HOC to Harrah’s Entertainment and Harrah’s Lake Tahoe, Harvey’s Lake Tahoe, Bill’s Lake Tahoe and Showboat Atlantic City and their related operating assets were transferred to HOC from Harrah’s Entertainment. We refer to the May spin-off and transfer as the “Post-Closing CMBS Transaction.” The financial information included in this section reflects ownership of the CMBS properties pursuant to the spin-off and transfer of the Post-Closing CMBS Transaction.

In lieu of providing separate unaudited financial statements for the guarantor subsidiaries, we have included the accompanying consolidating condensed financial statements based on the Securities and Exchange Commission’s interpretation and application of ASC 470-10-S99, (Rule 3-10 of the Securities and Exchange Commission’s Regulation S-X). Management does not believe that separate financial statements of the guarantor subsidiaries are material to our investors. Therefore, separate financial statements and other disclosures concerning the guarantor subsidiaries are not presented.

F-53

HARRAH’S ENTERTAINMENT, INC.

(SUCCESSOR ENTITY)

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2009

(In millions)

	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Assets
Current assets
Cash and cash equivalents	$122.7	$(15.6)	$445.2	$365.8	$—	$918.1
Receivables, net of allowance for doubtful accounts	—	10.2	237.5	75.8	—	323.5
Deferred income taxes	—	60.0	68.4	19.8	—	148.2
Prepayments and other	—	12.5	79.8	64.1	—	156.4
Inventories	—	0.6	33.5	18.6	—	52.7
Intercompany receivables	0.2	478.4	261.3	232.5	(972.4)	—

Total current assets	122.9	546.1	1,125.7	776.6	(972.4)	1,598.9
Land, buildings, riverboats and equipment, net of accumulated depreciation	—	240.3	10,500.2	7,184.3	—	17,924.8
Assets held for sale	—	—	16.7	—	—	16.7
Goodwill	—	—	1,753.0	1,703.9	—	3,456.9
Intangible assets other than goodwill	—	6.3	4,230.2	714.8	—	4,951.3
Investments in and advances to nonconsolidated affiliates	1,846.1	15,056.8	70.2	627.3	(17,506.4)	94.0
Deferred charges and other	—	399.0	246.4	291.2	—	936.6
Intercompany receivables	—	1,348.7	1,687.8	706.9	(3,743.4)	—

	$1,969.0	$17,597.2	$19,630.2	$12,005.0	$(22,222.2)	$28,979.2

Liabilities and Stockholders’ (Deficit)/Equity
Current liabilities
Accounts payable	$—	$97.7	$104.6	$58.5	$—	$260.8
Interest payable	—	184.8	1.9	8.9	—	195.6
Accrued expenses	8.6	205.2	449.7	411.3	—	1,074.8
Current portion of long-term debt	—	30.0	6.3	38.0	—	74.3
Intercompany payables	1.8	34.1	412.0	524.5	(972.4)	—

Total current liabilities	10.4	551.8	974.5	1,041.2	(972.4)	1,605.5
Long-term debt	—	13,601.0	98.1	5,747.8	(578.1)	18,868.8
Deferred credits and other	—	642.9	147.8	81.8	—	872.5
Deferred income taxes	—	1,520.1	2,446.5	1,890.3	—	5,856.9
Intercompany notes	239.0	98.1	1,973.5	1,432.8	(3,743.4)	—

	249.4	16,413.9	5,640.4	10,193.9	(5,293.9)	27,203.7

Preferred stock	2,642.5	—	—	—	—	2,642.5

Harrah’s Entertainment, Inc. stockholders’ (deficit)/equity	(922.9)	1,183.3	13,989.8	1,755.2	(16,928.3)	(922.9)
Non-controlling interests	—	—	—	55.9	—	55.9

Total Stockholders’ (deficit)/equity	(922.9)	1,183.3	13,989.8	1,811.1	(16,928.3)	(867.0)

	$1,969.0	$17,597.2	$19,630.2	$12,005.0	$(22,222.2)	$28,979.2

F-54

HARRAH’S ENTERTAINMENT, INC.

(SUCCESSOR ENTITY)

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2008

(In millions)

	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Assets
Current assets
Cash and cash equivalents	$0.1	$7.1	$318.3	$325.0	$—	$650.5
Receivables, net of allowance for doubtful accounts	0.1	8.1	271.5	114.3	—	394.0
Deferred income taxes	—	56.5	79.4	21.7	—	157.6
Prepayments and other	—	12.9	101.6	84.9	—	199.4
Inventories	—	1.2	42.0	19.5	—	62.7
Intercompany receivables	0.2	261.6	161.5	168.0	(591.3)	—

Total current assets	0.4	347.4	974.3	733.4	(591.3)	1,464.2
Land, buildings, riverboats and equipment, net of accumulated depreciation	—	252.0	10,992.0	6,996.4	26.7	18,267.1
Assets held for sale	—	35.0	14.3	—	—	49.3
Goodwill	—	—	2,737.2	2,165.0	—	4,902.2
Intangible assets other than goodwill	—	7.0	4,506.2	794.7	—	5,307.9
Investments in and advances to nonconsolidated affiliates	728.2	15,879.1	4.1	26.3	(16,607.3)	30.4
Deferred charges and other	—	524.1	249.4	254.0	—	1,027.5
Intercompany receivables	160.6	1,256.9	1,687.7	1,202.4	(4,307.6)	—

	$889.2	$18,301.5	$21,165.2	$12,172.2	$(21,479.5)	$31,048.6

Liabilities and Stockholders’ (Deficit)/Equity
Current liabilities
Accounts payable	$0.5	$156.8	$153.6	$71.4	$—	$382.3
Interest payable	—	400.0	1.9	15.8	—	417.7
Accrued expenses	7.7	224.4	508.7	374.2	—	1,115.0
Current portion of long-term debt	—	72.5	6.3	6.8	—	85.6
Intercompany payables	—	18.9	298.2	274.2	(591.3)	—

Total current liabilities	8.2	872.6	968.7	742.4	(591.3)	2,000.6
Long-term debt	—	16,503.2	102.6	6,517.5	—	23,123.3
Deferred credits and other	—	480.6	131.5	57.0	—	669.1
Deferred income taxes	—	358.5	2,551.8	1,416.7	—	4,327.0
Intercompany notes	2.0	258.7	1,973.4	2,073.5	(4,307.6)	—

	10.2	18,473.6	5,728.0	10,807.1	(4,898.9)	30,120.0

Preferred stock	2,289.4	—	—	—	—	2,289.4

Harrah’s Entertainment, Inc. Stockholders’ (deficit)/equity	(1,410.4)	(172.1)	15,437.2	1,315.5	(16,580.6)	(1,410.4)
Non-controlling interests	—	—	—	49.6	—	49.6

Total Stockholders’ (deficit)/equity	(1,410.4)	(172.1)	15,437.2	1,365.1	(16,580.6)	(1,360.8)

	$889.2	$18,301.5	$21,165.2	$12,172.2	$(21,479.5)	$31,048.6

F-55

HARRAH’S ENTERTAINMENT, INC.

(SUCCESSOR ENTITY)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

(In millions)

	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Revenues
Casino	$—	$76.1	$4,724.9	$2,323.3	$—	$7,124.3
Food and beverage	—	17.3	842.3	619.7	—	1,479.3
Rooms	—	17.2	601.5	450.2	—	1,068.9
Management fees	—	8.5	60.2	1.2	(13.3)	56.6
Other	—	42.6	373.2	317.8	(141.2)	592.4
Less: casino promotional allowances	—	(22.6)	(891.6)	(499.9)	—	(1,414.1)

Net revenues	—	139.1	5,710.5	3,212.3	(154.5)	8,907.4

Operating expenses
Direct
Casino	—	45.9	2,575.6	1,304.0	—	3,925.5
Food and beverage	—	9.5	314.8	271.7	—	596.0
Rooms	—	1.8	111.6	100.1	—	213.5
Property general, administrative and other	—	40.3	1,326.8	770.0	(118.3)	2,018.8
Depreciation and amortization	—	8.3	449.5	226.1	—	683.9
Project opening costs	—	—	2.4	1.2	—	3.6
Write-downs, reserves and recoveries	—	(18.8)	96.7	30.0	—	107.9
Impairment of intangible assets	—	—	1,147.9	490.1	—	1,638.0
(Income)/losses on interests in non-consolidated affiliates	(854.4)	598.1	(49.0)	3.9	303.6	2.2
Corporate expense	40.1	91.5	19.1	36.2	(36.2)	150.7
Acquisition and integration costs	—	0.3	—	—	—	0.3
Amortization of intangible assets	—	0.7	112.4	61.7	—	174.8

Total operating expenses	(814.3)	777.6	6,107.8	3,295.0	149.1	9,515.2

Income/(loss) from operations	814.3	(638.5)	(397.3)	(82.7)	(303.6)	(607.8)
Interest expense, net of interest capitalized	(1.8)	(1,660.4)	(152.3)	(363.2)	285.2	(1,892.5)
Gain on early extinguishment of debt	—	3,929.6	—	1,035.9	—	4,965.5
Other income, including interest income	0.5	96.5	109.8	111.4	(285.2)	33.0

Income/(loss) from continuing operations before income taxes	813.0	1,727.2	(439.8)	701.4	(303.6)	2,498.2
Benefit/(provision) for income taxes	14.6	(1,052.5)	(203.7)	(410.2)	—	(1,651.8)

Net income/(loss)	827.6	674.7	(643.5)	291.2	(303.6)	846.4
Less: net income attributable to non-controlling interest	—	—	—	(18.8)	—	(18.8)

Net income/(loss) attributable to Harrah’s Entertainment, Inc.	$827.6	$674.7	$(643.5)	$272.4	$(303.6)	$827.6

F-56

HARRAH’S ENTERTAINMENT, INC.

(SUCCESSOR ENTITY)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE PERIOD

JANUARY 28, 2008 THROUGH DECEMBER 31, 2008

(In millions)

	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Revenues
Casino	$—	$87.7	$4,963.3	$2,425.9	$—	$7,476.9
Food and beverage	—	20.2	868.8	641.2	—	1,530.2
Rooms	—	18.4	648.6	507.5	—	1,174.5
Management fees	—	8.0	62.1	(0.1)	(10.9)	59.1
Other	—	41.1	415.7	288.5	(120.5)	624.8
Less: casino promotional allowances	—	(24.9)	(973.6)	(500.1)	—	(1,498.6)

Net revenues	—	150.5	5,984.9	3,362.9	(131.4)	9,366.9

Operating expenses
Direct
Casino	—	54.1	2,696.7	1,352.0	—	4,102.8
Food and beverage	—	10.7	334.4	294.4	—	639.5
Rooms	—	1.9	122.3	112.5	—	236.7
Property general, administrative and other	—	57.0	1,410.3	775.1	(99.4)	2,143.0
Depreciation and amortization	—	7.2	432.4	187.3	—	626.9
Project opening costs	—	—	22.5	6.4	—	28.9
Write-downs, reserves and recoveries	9.0	42.4	3,399.0	2,055.3	0.1	5,505.8
Losses/(income) on interests in non-consolidated affiliates	5,072.1	3,006.3	(107.5)	1.2	(7,970.0)	2.1
Corporate expense	31.0	80.6	23.1	29.2	(32.1)	131.8
Acquisition and integration costs	—	24.0	—	—	—	24.0
Amortization of intangible assets	—	0.6	105.2	57.1	—	162.9

Total operating expenses	5,112.1	3,284.8	8,438.4	4,870.5	(8,101.4)	13,604.4

(Loss)/income from operations	(5,112.1)	(3,134.3)	(2,453.5)	(1,507.6)	7,970.0	(4,237.5)
Interest expense, net of interest capitalized	—	(1,673.7)	(187.5)	(520.7)	307.0	(2,074.9)
Gain on early extinguishment of debt	—	742.1	—	—	—	742.1
Other income, including interest income	4.9	117.5	119.0	100.8	(307.0)	35.2

(Loss)/income from continuing operations before income taxes	(5,107.2)	(3,948.4)	(2,522.0)	(1,927.5)	7,970.0	(5,535.1)
Benefit/(provision) for income taxes	10.9	315.0	40.1	(5.6)	—	360.4

(Loss)/income from continuing operations, net of tax	(5,096.3)	(3,633.4)	(2,481.9)	(1,933.1)	7,970.0	(5,174.7)

Discontinued operations
Income from discontinued operations	—	—	141.5	—	—	141.5
Provision for income taxes	—	—	(51.1)	—	—	(51.1)

Income from discontinued operations, net	—	—	90.4	—	—	90.4

Net (loss)/income	(5,096.3)	(3,633.4)	(2,391.5)	(1,933.1)	7,970.0	(5,084.3)
Less: net income attributable to non-controlling interest	—	—	—	(12.0)	—	(12.0)

Net (loss)/income attributable to Harrah’s Entertainment, Inc.	$(5,096.3)	$(3,633.4)	$(2,391.5)	$(1,945.1)	$7,970.0	$(5,096.3)

F-57

HARRAH’S ENTERTAINMENT, INC.

(PREDECESSOR ENTITY)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE PERIOD

JANUARY 1, 2008 THROUGH JANUARY 27, 2008

(In millions)

	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Revenues
Casino	$—	$5.7	$400.5	$208.4	$—	$614.6
Food and beverage	—	1.5	65.7	51.2	—	118.4
Rooms	—	1.3	52.7	42.4	—	96.4
Management fees	—	0.7	6.0	0.1	(1.8)	5.0
Other	—	0.7	26.3	22.0	(6.3)	42.7
Less: casino promotional allowances	—	(1.5)	(76.9)	(38.6)	—	(117.0)

Net revenues	—	8.4	474.3	285.5	(8.1)	760.1

Operating expenses
Direct
Casino	—	4.1	217.8	118.7	—	340.6
Food and beverage	—	1.0	26.0	23.5	—	50.5
Rooms	—	0.2	10.0	9.4	—	19.6
Property general, administrative and other	—	5.6	112.7	68.0	(8.1)	178.2
Depreciation and amortization	—	1.1	41.9	20.5	—	63.5
Project opening costs	—	—	(0.2)	0.9	—	0.7
Write-downs, reserves and recoveries	—	0.6	(0.4)	4.5	—	4.7
Losses/(income) on interests in non-consolidated affiliates	102.3	(1.3)	1.6	(0.2)	(102.9)	(0.5)
Corporate expense	—	7.9	0.6	—	—	8.5
Acquisition and integration costs	—	125.6	—	—	—	125.6
Amortization of intangible assets	—	—	5.2	0.3	—	5.5

Total operating expenses	102.3	144.8	415.2	245.6	(111.0)	796.9

(Loss)/income from operations	(102.3)	(136.4)	59.1	39.9	102.9	(36.8)
Interest expense, net of interest capitalized	—	(89.3)	(7.1)	(27.3)	34.0	(89.7)
Other income, including interest income	—	12.6	9.8	12.7	(34.0)	1.1

(Loss)/income from continuing operations before income taxes	(102.3)	(213.1)	61.8	25.3	102.9	(125.4)
Benefit/(provision) for income taxes	1.4	56.3	(18.9)	(12.8)	—	26.0

(Loss)/income from continuing operations, net of tax	(100.9)	(156.8)	42.9	12.5	102.9	(99.4)

Discontinued operations
Income from discontinued operations	—	—	0.1	—	—	0.1
Provision for income taxes	—	—	—	—	—	—

Income from discontinued operations, net	—	—	0.1	—	—	0.1

Net (loss)/income	(100.9)	(156.8)	43.0	12.5	102.9	(99.3)
Less: net income attributable to non-controlling interests	—	—	—	(1.6)	—	(1.6)

Net (loss)/income attributable to Harrah’s Entertainment, Inc.	$(100.9)	$(156.8)	$43.0	$10.9	$102.9	$(100.9)

F-58

HARRAH’S ENTERTAINMENT, INC.

(PREDECESSOR ENTITY)
CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007

(In millions)

	HET (Parent)	Subsidiary Issuer	Other Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Revenues
Casino	$—	$109.1	$5,953.1	$2,768.8	$—	$8,831.0
Food and beverage	—	24.0	963.0	711.8	—	1,698.8
Rooms	—	22.2	752.2	579.2	—	1,353.6
Management fees	—	8.1	87.2	—	(13.8)	81.5
Other	—	5.1	398.1	364.1	(71.4)	695.9
Less: casino promotional allowances	—	(26.8)	(1,217.0)	(591.8)	—	(1,835.6)

Net revenues	—	141.7	6,936.6	3,832.1	(85.2)	10,825.2

Operating expenses
Direct
Casino	—	59.2	3,015.5	1,520.5	—	4,595.2
Food and beverage	—	12.8	374.1	329.6	—	716.5
Rooms	—	3.3	138.1	124.9	—	266.3
Property general, administrative and other	—	104.8	1,569.6	832.3	(85.0)	2,421.7
Depreciation and amortization	—	14.3	545.0	258.1	(0.2)	817.2
Project opening costs	—	—	3.1	22.4	—	25.5
Write-downs, reserves and recoveries	—	25.5	16.1	68.1	—	109.7
Income on interests in non-consolidated affiliates	(621.1)	(1,306.9)	40.9	(113.1)	1,996.3	(3.9)
Corporate expense	0.2	122.0	15.8	0.1	—	138.1
Acquisition and integration costs	—	13.4	—	—	—	13.4
Amortization of intangible assets	—	—	69.8	3.7	—	73.5

Total operating expenses	(620.9)	(951.6)	5,788.0	3,046.6	1,911.1	9,173.2

Income from operations	620.9	1,093.3	1,148.6	785.5	(1,996.3)	1,652.0
Interest expense, net of interest capitalized	—	(818.3)	(245.1)	(328.3)	590.9	(800.8)
Losses on early extinguishments of debt	—	—	—	(2.0)	—	(2.0)
Other income, including interest income	(0.1)	136.0	284.2	214.1	(590.9)	43.3

Income from continuing operations before income taxes	620.8	411.0	1,187.7	669.3	(1,996.3)	892.5
(Provision)/benefit for income taxes	(1.4)	308.3	(471.0)	(186.0)	—	(350.1)

Income from continuing operations, net of tax	619.4	719.3	716.7	483.3	(1,996.3)	542.4

Discontinued operations
Income from discontinued operations	—	—	145.4	—	—	145.4
Provision for income taxes	—	—	(53.2)	—	—	(53.2)

Income/(loss) from discontinued operations, net	—	—	92.2	—	—	92.2

Net income	619.4	719.3	808.9	483.3	(1,996.3)	634.6
Less: net income attributable to non-controlling interests	—	—	—	(15.2)	—	(15.2)

Net income attributable to Harrah’s Entertainment, Inc.	$619.4	$719.3	$808.9	$468.1	$(1,996.3)	$619.4

F-59

HARRAH’S ENTERTAINMENT, INC.

(SUCCESSOR ENTITY)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2009

(In millions)

	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Cash flows provided by/(used in) operating activities	$(36.8)	$(1,015.0)	$303.5	$465.4	$503.1	$220.2

Cash flows provided by/(used in) investing activities
Land, buildings, riverboats and equipment additions, net of change in construction payables	—	8.6	(431.0)	(42.1)	—	(464.5)
Investments in and advances to non-consolidated affiliates	—	(66.9)	—	(213.7)	213.7	(66.9)
Proceeds from other asset sales	—	20.0	—	—	—	20.0
Other	—	—	—	(11.9)	—	(11.9)

Cash flows used in investing activities	—	(38.3)	(431.0)	(267.7)	213.7	(523.3)

Cash flows provided by/(used in) financing activities
Proceeds from issuance of long-term debt	—	2,043.5	—	216.1	—	2,259.6
Debt issuance costs	—	(70.5)	—	(5.9)	—	(76.4)
Borrowings under lending agreements	—	3,076.6	—	—	—	3,076.6
Repayments under lending agreements	—	(3,535.1)	—	—	—	(3,535.1)
Cash paid in connection with early extinguishments of debt	—	(544.9)	—	(244.9)	(213.7)	(1,003.5)
Scheduled debt retirement	—	(39.0)	—	(6.5)	—	(45.5)
Purchase of additional interest in subsidiary	—	—	(83.7)	—	—	(83.7)
Non-controlling interests’ distributions, net of contributions	—	—	—	(17.2)	—	(17.2)
Repurchase of treasury shares	(3.0)	—	—	—	—	(3.0)
Other	—	—	(1.1)	—	—	(1.1)
Transfers from/(to) affiliates	162.4	100.0	339.2	(98.5)	(503.1)	—

Cash flows provided by/(used in) financing activities	159.4	1,030.6	254.4	(156.9)	(716.8)	570.7

Net (decrease)/increase in cash and cash equivalents	122.6	(22.7)	126.9	40.8	—	267.6
Cash and cash equivalents, beginning of period	0.1	7.1	318.3	325.0	—	650.5

Cash and cash equivalents, end of period	$122.7	$(15.6)	$445.2	$365.8	$—	$918.1

F-60

HARRAH’S ENTERTAINMENT, INC.

(SUCCESSOR ENTITY)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD

JANUARY 28, 2008 THROUGH DECEMBER 31, 2008

(In millions)

	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Cash flows provided by/(used in) operating activities	$106.6	$(911.5)	$1,757.7	$(430.7)	$—	$522.1

Cash flows provided by/(used in) investing activities
Land, buildings, riverboats and equipment additions, net of change in construction payables	—	(27.8)	(945.5)	(208.1)	—	(1,181.4)
Insurance proceeds for hurricane losses from asset recovery	—	—	181.4	—	—	181.4
Payment for Acquisition	(17,490.2)	—	—	—	—	(17,490.2)
Investments in and advances to non-consolidated affiliates	—	—	—	(5.9)	—	(5.9)
Proceeds from other asset sales	—	0.1	4.7	0.3	—	5.1
Other	—	—	(17.4)	(5.8)	—	(23.2)

Cash flows used in investing activities	(17,490.2)	(27.7)	(776.8)	(219.5)	—	(18,514.2)

Cash flows provided by/(used in) financing activities
Proceeds from issuance of long-term debt	—	15,024.9	—	6,500.0	—	21,524.9
Debt issuance costs	—	(474.4)	—	(170.1)	—	(644.5)
Borrowings under lending agreements	—	433.0	—	—	—	433.0
Repayments under lending agreements	—	(6,750.2)	—	(10.3)	—	(6,760.5)
Cash paid in connection with early extinguishments of debt	—	(2,167.4)	—	—	—	(2,167.4)
Scheduled debt retirement	—	—	—	(6.5)	—	(6.5)
Equity contribution from buyout	6,007.0	—	—	—	—	6,007.0
Payment to bondholders for debt exchange	—	(289.0)	—	—	—	(289.0)
Non-controlling interests’ distributions, net of contributions	—	—	—	(14.6)	—	(14.6)
Excess tax provision from stock equity plans	(50.5)	—	—	—	—	(50.5)
Repurchase of treasury shares	(3.6)	—	—	—	—	(3.6)
Other	3.6	(3.4)	(1.3)	(0.2)	—	(1.3)
Transfers from/(to) affiliates	11,424.9	(4,837.7)	(929.0)	(5,658.2)	—	—

Cash flows provided by/(used in) financing activities	17,381.4	935.8	(930.3)	640.1	—	18,027.0

Cash flows provided by discontinued operations
Cash flows provided by operating activities	—	—	4.7	—	—	4.7

Cash flows provided by discontinued operations	—	—	4.7	—	—	4.7

Net (decrease)/increase in cash and cash equivalents	(2.2)	(3.4)	55.3	(10.1)	—	39.6
Cash and cash equivalents, beginning of period	2.3	10.5	263.0	335.1	—	610.9

Cash and cash equivalents, end of period	$0.1	$7.1	$318.3	$325.0	$—	$650.5

F-61

HARRAH’S ENTERTAINMENT, INC.

(PREDECESSOR ENTITY)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE PERIOD

JANUARY 1, 2008 THROUGH JANUARY 27, 2008

(In millions)

	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Cash flows provided by/(used in) operating activities	$43.9	$(106.4)	$(25.3)	$95.0	$—	$7.2

Cash flows provided by/(used in) investing activities
Land, buildings, riverboats and equipment additions, net of change in construction payables	—	(1.4)	(66.3)	(57.9)	—	(125.6)
Payments for businesses acquired, net of cash acquired	—	—	—	0.1	—	0.1
Proceeds from other asset sales	—	—	0.1	3.0	—	3.1
Other	—	—	(1.2)	(0.5)	—	(1.7)

Cash flows used in investing activities	—	(1.4)	(67.4)	(55.3)	—	(124.1)

Cash flows provided by/(used in) financing activities
Proceeds from issuance of long-term debt	—	—	—	—	—	—
Debt issuance costs	—	—	—	—	—	—
Borrowings under lender agreements	—	11,316.3	—	—	—	11,316.3
Repayments under lending agreements	—	(11,288.6)	—	(0.2)	—	(11,288.8)
Cash paid in connection with early extinguishments of debt	—	—	(87.7)	—	—	(87.7)
Non-controlling interests’ distributions, net of contributions	—	—	—	(1.6)	—	(1.6)
Proceeds from exercises of stock options	2.4	—	—	—	—	2.4
Excess tax benefit from stock equity plans	77.5	—	—	—	—	77.5
Other	—	—	(0.7)	(0.1)	—	(0.8)
Transfers (to)/from affiliates	(121.5)	75.4	90.5	(44.4)	—	—

Cash flows (used in)/provided by financing activities	(41.6)	103.1	2.1	(46.3)	—	17.3

Cash flows provided by discontinued operations
Cash flows provided by operating activities	—	—	0.5	—	—	0.5

Cash flows provided by discontinued operations	—	—	0.5	—	—	0.5

Net increase/(decrease) in cash and cash equivalents	2.3	(4.7)	(90.1)	(6.6)	—	(99.1)
Cash and cash equivalents, beginning of period	—	15.2	353.1	341.7	—	710.0

Cash and cash equivalents, end of period	$2.3	$10.5	$263.0	$335.1	$—	$610.9

F-62

HARRAH’S ENTERTAINMENT, INC.

(PREDECESSOR ENTITY)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2007

(In millions)

	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Cash flows provided by/(used in) operating activities	$65.4	$(450.9)	$639.4	$1,254.9	$—	$1,508.8

Cash flows provided by/(used in) investing activities
Land, buildings, riverboats and equipment additions, net of change in construction payables	—	(61.5)	(777.3)	(537.9)	—	(1,376.7)
Insurance proceeds for hurricane losses from asset recovery	—	—	29.1	—	—	29.1
Payments for businesses acquired, net of cash acquired	—	—	—	(584.3)	—	(584.3)
Purchase of non-controlling interest in subsidiary		—	—	(8.5)	—	(8.5)
Investments in and advances to non-consolidated affiliates	—	—	(1.8)	—	—	(1.8)
Proceeds from other asset sales	—	88.2	7.7	3.7	—	99.6
Other	—	—	(21.3)	(59.7)	—	(81.0)

Cash flows provided by/(used in) investing activities	—	26.7	(763.6)	(1,186.7)	—	(1,923.6)

Cash flows provided by/(used in) financing activities
Proceeds from issuance of long-term debt	—	—	—	—	—	—
Debt issuance costs	—	(6.4)	—	—	—	(6.4)
Borrowings under lending agreements	—	39,078.7	—	52.1	—	39,130.8
Repayments under lending agreements	—	(37,617.6)	—	(1.9)	—	(37,619.5)
Cash paid on early extinguishments of debt	—	—	—	(120.1)	—	(120.1)
Scheduled debt retirements	—	(996.7)	—	(5.0)	—	(1,001.7)
Dividends paid	(299.2)	—	—	—	—	(299.2)
Non-controlling interests’ distributions, net of contributions	—	—	—	(20.0)	—	(20.0)
Proceeds from exercises of stock options	126.2	—	—	—	—	126.2
Excess tax benefit from stock equity plans	51.7	—	—	—	—	51.7
Other	—	(2.7)	(2.4)	(0.2)	—	(5.3)
Transfers from/(to) affiliates	55.9	(28.5)	(80.4)	53.0	—	—

Cash flows (used in)/provided by financing activities	(65.4)	426.8	(82.8)	(42.1)	—	236.5

Cash flows provided by/(used in) discontinued operations
Cash flows provided by operating activities	—	—	88.9	—	—	88.9
Cash flows used in investing activities	—	—	(0.2)	—	—	(0.2)

Cash flows provided by discontinued operations	—	—	88.7	—	—	88.7

Net increase/(decrease) in cash and cash equivalents	—	2.6	(118.3)	26.1	—	(89.6)
Cash and cash equivalents, beginning of period	—	12.6	471.4	315.6	—	799.6

Cash and cash equivalents, end of period	$—	$15.2	$353.1	$341.7	$—	$710.0

F-63

Note 23—Quarterly Results of Operations (Unaudited)

(In millions)	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
2009
Revenues	$2,254.7	$2,271.4	$2,282.2	$2,099.1	$8,907.4
Income/(loss) from operations(a)	285.4	6.3	(1,050.2)	150.7	(607.8)
(Loss)/income from continuing operations, net of taxes(c)	(127.4)	2,296.8	(1,621.0)	298.3	846.4
Net (loss)/income attributable to Harrah’s Entertainment, Inc.	(132.7)	2,289.0	(1,624.3)	295.6	827.6

	Predecessor	Successor
(In millions)	January 1 through January 27	January 28 through March 31	Second Quarter	Third Quarter	Fourth Quarter	January 28 through December 31(c)
2008
Revenues	$760.1	$1,840.5	$2,602.1	$2,645.9	$2,278.4	$9,366.9
(Loss)/income from operations(b)	(36.8)	437.8	323.1	349.6	(5,348.0)	(4,237.5)
Loss from continuing operations, net of taxes(c)	(99.4)	(175.6)	(97.6)	(123.2)	(4,778.2)	(5,174.7)
Net loss attributable to Harrah’s Entertainment, Inc.	(100.9)	(86.9)	(97.6)	(129.7)	(4,782.1)	(5,096.3)

(a)	2009 includes the following:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
Expense
Pretax charges for
Project opening costs	$2.0	$0.6	$0.3	$0.7	$3.6
Impairment of intangible assets	—	297.1	1,328.6	12.3	1,638.0
Write-downs, reserves and recoveries	27.4	26.9	24.3	29.3	107.9
Acquisition and integration costs	0.2	0.1	—	—	0.3

(b)2008 includes the following:	Predecessor	Successor
	January 1 through January 27	January 28 through March 31	Second Quarter	Third Quarter	Fourth Quarter	January 28 through December 31
Expense/(income)
Pretax charges for
Project opening costs	$0.7	$2.8	$7.2	$16.3	$2.6	$28.9
Impairment of goodwill and other intangible assets	—	—	—	—	5,489.6	5,489.6
Write-downs, reserves and recoveries	4.7	(158.8)	50.1	46.8	78.0	16.2
Acquisition and integration costs	125.6	17.0	5.1	1.0	1.0	24.0

(c)	The sum of the quarterly amounts may not equal the annual amount reported, as quarterly amounts are computed independently for each quarter and for the full year.

F-64

Note 24—Earnings Per Share

The following table reconciles net income/(loss) attributable to Harrah’s Entertainment, Inc. to income/(loss) available to common stockholders used in our calculation of basic earnings per share and to net income/(loss) available to common stockholders used in our calculation of diluted earnings per share. It also reconciles the weighted-average number of common and common equivalent shares used in the calculations of basic and diluted earnings per share.

	Successor		Predecessor
(in millions, except share and per share amounts)	Year ended Dec. 31, 2009	Jan. 28, 2008 through Dec. 31, 2008	Jan. 1, 2008 through Jan. 27, 2008	Year ended Dec. 31, 2007
Net income/(loss) attributable to Harrah’s Entertainment, Inc.	$827.6	$(5,096.3)	$(100.9)	$619.4
Preferred stock dividends	(354.8)	(297.8)	—	—

Net income/(loss) available to common stockholders used to calculate basic earnings per share	472.79	(5,394.1)	(100.9)	619.4
Effect of dilutive securities on income/(loss) available to common stockholders	354.8	—	—	—

Net income/(loss) available to common stockholders used to calculate diluted earnings per share	$827.6	$(5,394.1)	$(100.9)	$619.4

Weighted-average common shares outstanding used in the calculation of basic earnings per share	40,684,515	40,749,898	188,122,643	186,274,374
Potential dilution from stock options and warrants	33,063	—	—	2,358,826
Potential dilution from restricted stock	—	—	—	190,771
Potential dilution from SARs	—	—	—	230,592
Potential dilution from convertible debt	—	—	—	1,502,534
Potential dilution from convertible preferred shares	79,507,717	—	—	—

Weighted-average common and common equivalent shares used in the calculation of diluted earnings per share	120,225,295	40,749,898	188,122,643	190,557,097

Antidilutive stock options, warrants, restricted stock, SARs, convertible debt and convertible preferred shares excluded from the calculation of diluted earnings per share	3,008,504	33,605,549	4,469,335	—

Earnings per share on net income/(loss)—basic	$11.62	$(132.37)	$(0.54)	$3.33

Earnings per share on net income/(loss) —diluted	$6.88	$(132.37)	$(0.54)	$3.25

F-65

Schedule II

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS

(In millions)

Column A	Column B	Column C (Additions)		Column D		Column E
	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts	Deductions from Reserves		Balance at End of Period
YEAR ENDED DECEMBER 31, 2009
Allowance for doubtful accounts
Current	$201.4	$72.1	$13.1	$(79.5	)(a)	$207.1

Long-term	$0.3	$—	$—	$—		$0.3

Liability to sellers under acquisition (b)	$1.6	$—	$—	$(0.2)		$1.4

YEAR ENDED DECEMBER 31, 2008
Allowance for doubtful accounts
Current	$126.2	$85.9	$45.3	$(56.0	)(a)	$201.4

Long-term	$0.3	$—	$—	$—		$0.3

Liability to sellers under acquisition (b)	$1.8	$—	$—	$(0.2)		$1.6

YEAR ENDED DECEMBER 31, 2007
Allowance for doubtful accounts
Current	$94.7	$135.3	$—	$(103.8	)(a)	$126.2

Long-term	$0.3	$—	$—	$—		$0.3

Liability to sellers under acquisition (b)	$2.0	$—	$—	$(0.2)		$1.8

(a)	Uncollectible accounts written off, net of amounts recovered.

(b)	We acquired Players International, Inc., (“Players”) in March 2000. In 1995, Players acquired a hotel and land adjacent to its riverboat gaming facility in Lake Charles, Louisiana, for cash plus future payments to the seller based on the number of passengers boarding the riverboat casinos during a defined term. In accordance with the guidance provided by ASC 805 regarding the recognition of liabilities assumed in a business combination accounted for as a purchase, Players estimated the net present value of the future payments to be made to the sellers and recorded that amount as a component of the total consideration paid to acquire these assets. Our recording of this liability in connection with the purchase price allocation process following the Players acquisition was originally reported in 2000. Our casino operations in Lake Charles sustained significant damage in late third quarter 2005 as a result of Hurricane Rita. As a result of hurricane damage, and upon the Company’s subsequent decision to scale back operations in Lake Charles and ultimately sell the property, the current and long-term portions of this obligation were written down in fourth quarter 2005; the credit was included in Discontinued operations on our Consolidated Statements of Operations. We sold Harrah’s Lake Charles in fourth quarter 2006. Prior to the sale, the current and long-term portions of this obligation were included in Liabilities held for sale on our Consolidated Balance Sheets. The remaining long-term portion of this liability is included in Deferred credits and other on our Consolidated Balance Sheets; the current portion of this obligation is included in Accrued expenses on our Consolidated Balance Sheets.

F-66

[THIS PAGE INTENTIONALLY LEFT BLANK]

F-67

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED CONDENSED BALANCE SHEETS

(UNAUDITED)

(in millions, except share amounts)	September 30, 2010	December 31, 2009
Assets
Current assets
Cash and cash equivalents	$1,323.7	$918.1
Receivables, less allowance for doubtful accounts of $215.6 and $207.1	334.4	323.5
Deferred income taxes	154.2	148.2
Prepayments and other	172.3	156.4
Federal income tax receivable	233.3	—
Inventories	48.5	52.7

Total current assets	2,266.4	1,598.9

Land, buildings, riverboats and equipment	19,732.3	19,206.0
Less: accumulated depreciation	(1,815.4)	(1,281.2)

	17,916.9	17,924.8
Assets held for sale	2.9	16.7
Goodwill	3,413.7	3,456.9
Intangible assets other than goodwill	4,799.2	4,951.3
Investments in and advances to non-consolidated affiliates	36.2	94.0
Deferred charges and other	852.6	936.6

	$29,287.9	$28,979.2

Liabilities and Stockholders’ Equity/(Deficit)
Current liabilities
Accounts payable	$261.5	$260.8
Interest payable	429.7	195.6
Accrued expenses and other current liabilities	1,198.4	1,074.8
Current portion of long-term debt	255.1	74.3

Total current liabilities	2,144.7	1,605.5
Long-term debt	19,462.0	18,868.8
Deferred credits and other	970.9	872.5
Deferred income taxes	5,647.7	5,856.9

	28,225.3	27,203.7

Commitments and contingencies
Preferred stock; $0.01 par value; 40,000,000 shares authorized, zero and 19,893,515 shares issued and outstanding (net of zero and 42,020 shares held in treasury) as of September 30, 2010 and December 31, 2009, respectively	—	2,642.5

Stockholders’ equity/(deficit)
Common stock, non-voting and voting; $0.01 par value; 80,000,020 shares authorized; 60,543,317 and 40,672,302 shares issued and outstanding (net of 150,427 and 85,907 shares held in treasury) as of September 30, 2010 and December 31, 2009, respectively	0.6	0.4
Additional paid-in capital	6,137.2	3,480.0
Accumulated deficit	(4,903.7)	(4,269.3)
Accumulated other comprehensive loss	(215.7)	(134.0)

Total Harrah’s Entertainment, Inc. Stockholders’ equity/(deficit)	1,018.4	(922.9)
Non-controlling interests	44.2	55.9

Total stockholders’ equity/(deficit)	1,062.6	(867.0)

	$29,287.9	$28,979.2

See accompanying Notes to Consolidated Condensed Financial Statements.

F-68

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions, except share and per share data)	2010	2009	2010	2009
Revenues
Casino	$1,784.3	$1,822.0	$5,251.3	$5,444.8
Food and beverage	395.0	381.5	1,157.8	1,129.3
Rooms	296.0	271.5	858.5	817.8
Management fees	9.1	14.9	31.2	43.5
Other	155.5	159.5	439.9	447.9
Less: casino promotional allowances	(351.4)	(367.2)	(1,041.1)	(1,075.0)

Net revenues	2,288.5	2,282.2	6,697.6	6,808.3

Operating expenses
Direct
Casino	1,010.9	997.6	2,982.9	2,968.0
Food and beverage	164.0	152.9	469.7	451.1
Rooms	67.2	54.3	195.5	160.4
Property general, administrative and other	540.8	513.7	1,580.0	1,518.3
Depreciation and amortization	181.4	175.6	548.1	516.8
Project opening costs	1.7	0.3	4.0	2.9
Write-downs, reserves and recoveries	28.7	24.3	136.3	78.6
Impairment of intangible assets	44.0	1,328.6	144.0	1,625.7
Loss on interests in nonconsolidated affiliates	1.7	1.2	2.1	1.3
Corporate expense	32.4	39.7	103.8	111.7
Acquisition and integration costs	0.7	—	8.3	0.3
Amortization of intangible assets	39.3	44.2	121.7	131.7

Total operating expenses	2,112.8	3,332.4	6,296.4	7,566.8

Income/(loss) from continuing operations	175.7	(1,050.2)	401.2	(758.5)
Interest expense, net of interest capitalized	(523.6)	(444.5)	(1,471.9)	(1,404.7)
Gains/(losses) on early extinguishments of debt	77.4	(1.5)	48.7	4,279.2
Other income, including interest income	9.8	4.1	28.2	23.2

(Loss)/income from continuing operations before income taxes	(260.7)	(1,492.1)	(993.8)	2,139.2
Benefit/(provision) for income taxes	97.5	(128.9)	364.5	(1,590.8)

(Loss)/income from continuing operations, net of tax	(163.2)	(1,621.0)	(629.3)	548.4

Discontinued operations
Loss from discontinued operations	—	(0.1)	—	(0.4)
Benefit for income taxes	—	—	—	0.1

Loss from discontinued operations, net of tax	—	(0.1)	—	(0.3)

Net (loss)/income	(163.2)	(1,621.1)	(629.3)	548.1
Less: net income attributable to non-controlling interests	(1.6)	(3.2)	(5.1)	(16.1)

Net (loss)/income attributable to Harrah’s Entertainment, Inc.	(164.8)	(1,624.3)	(634.4)	532.0
Preferred stock dividends	—	(82.0)	—	(259.3)

Net (loss)/income attributable to common stockholders	$(164.8)	$(1,706.3)	$(634.4)	$272.7

Earnings per share - basic
(Loss)/income from continuing operations	$(2.72)	$(41.95)	$(11.70)	$6.71
Discontinued operations, net	—	—	—	(0.01)

Net (loss)/income	$(2.72)	$(41.95)	$(11.70)	$6.70

Earnings per share - diluted
(Loss)/income from continuing operations	$(2.72)	$(41.95)	$(11.70)	$4.53
Discontinued operations, net	—	—	—	—

Net (loss)/income	$(2.72)	$(41.95)	$(11.70)	$4.53

Basic weighted-average common shares outstanding	60,551,645	40,678,117	54,218,369	40,687,765

Diluted weighted-average common shares outstanding	60,551,645	40,678,117	54,218,369	117,351,685

See accompanying Notes to Consolidated Condensed Financial Statements.

F-69

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended September 30,
(in millions)	2010	2009
Cash flows provided by/(used in) operating activities
Net (loss)/income	$(629.3)	$548.1
Adjustments to reconcile net (loss)/income to cash flows provided by operating activities:
Loss from discontinued operations, before income taxes	—	0.4
Gains on early extinguishments of debt	(48.7)	(4,279.2)
Depreciation and amortization	889.9	873.4
Non-cash write-downs, reserves and recoveries, net	102.0	17.6
Impairment of intangible assets	144.0	1,625.7
Share-based compensation expense	16.5	12.4
Deferred income taxes	(176.7)	1,490.6
Gain on adjustment of investment	(7.1)	—
Change in federal income tax receivable	(233.3)	—
Net change in long-term accounts	(38.1)	142.4
Net change in working capital accounts	263.9	(5.6)
Other	25.3	(28.2)

Cash flows provided by operating activities	308.4	397.6

Cash flows provided by/(used in) investing activities
Land, buildings, riverboats and equipment additions, net of change in construction payables	(124.6)	(411.9)
Investments in subsidiaries	(63.2)	—
Payment made for partnership interest	(19.5)	—
Payment made for Pennsylvania gaming rights	(16.5)	—
Cash acquired in business acquisition	33.0	—
Investments in and advances to non-consolidated affiliates	(5.0)	(12.8)
Proceeds from asset sales	14.3	20.0
Other	(14.4)	(12.3)

Cash flows used in investing activities	(195.9)	(417.0)

Cash flows provided by/(used in) financing activities
Proceeds from the issuance of long-term debt	1,292.2	2,259.6
Debt issuance costs	(20.1)	(54.1)
Discount on debt	(38.8)	—
Borrowings under lending agreements	1,175.0	1,651.6
Repayments under lending agreements	(1,605.0)	(2,707.1)
Cash paid in connection with early extinguishments of debt	(273.5)	(680.8)
Scheduled debt retirements	(214.7)	(40.5)
Purchase of additional interest in subsidiary	—	(83.7)
Non-controlling interests’ distributions, net of contributions	(5.8)	(13.0)
Other	(8.3)	(14.5)

Cash flows provided by financing activities	301.0	317.5

Cash flows from discontinued operations
Cash flows from operating activities	—	(0.4)
Effect of deconsolidation of variable interest entities	(7.9)	—

Net increase in cash and cash equivalents	405.6	297.7
Cash and cash equivalents, beginning of period	918.1	650.5

Cash and cash equivalents, end of period	$1,323.7	$948.2

See accompanying notes to Consolidated Condensed Financial Statements.

F-70

HARRAH’S ENTERTAINMENT, INC.

CONSOLIDATED CONDENSED STATEMENT OF STOCKHOLDERS’ EQUITY/(DEFICIT) AND COMPREHENSIVE INCOME

(UNAUDITED)

	Common Stock			Additional Paid-in- Capital	Retained Earnings/ (Accumulated Deficit)	Accumulated Other Comprehensive Income/(Loss)	Non-controlling Interests	Total	Comprehensive (Loss)/Income
(in millions)	Shares Outstanding	Amount
Balance at December 31, 2009	40.7	$0.4		$3,480.0	$(4,269.3)	$(134.0)	$55.9	$(867.0)
Net (loss)/income					(634.4)		5.1	(629.3)	(629.3)
Share-based compensation				16.3			0.2	16.5
Repurchase of treasury shares	*	*	*	(1.3)				(1.3)
Cumulative preferred stock dividends				(64.6)				(64.6)
Cancellation of cumulative preferred stock dividends in connection with conversion of preferred stock to common stock				717.2				717.2
Conversion of non-voting perpetual preferred stock to non-voting common stock	19.9	0.2		1,989.6				1,989.8
Pension adjustment, net of tax benefit of $0.0						(0.7)		(0.7)	(0.7)
Foreign currency translation adjustments, net of tax benefit of $0.0						9.0	(1.4)	7.6	7.6
Fair market value of swap agreements, net of tax benefit of $29.9						(73.1)		(73.1)	(73.1)
Fair market value of interest rate cap agreements, net of tax benefit of $0.1						(0.1)		(0.1)	(0.1)
Fair market value of interest rate cap agreements on commercial mortgage backed securities, net of tax benefit of $1.7						(17.2)		(17.2)	(17.2)
Reclassification of loss on interest rate locks from other comprehensive loss to interest expense, net of tax provision of $0.2						0.4		0.4	0.4
Non-controlling distributions, net of contributions							(5.8)	(5.8)
Effect of deconsolidation of variable interest entities							(9.8)	(9.8)

Comprehensive Loss, nine months ended September 30, 2010									$(712.4)

Balance at September 30, 2010	60.5	$0.6		$6,137.2	$(4,903.7)	$(215.7)	$44.2	$1,062.6

*	Amount rounds to zero but results in a reduction of 0.1 to the rounded total
**	Amount rounds to zero and does not change rounded total.

See accompanying Notes to Consolidated Condensed Financial Statements.

F-71

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

SEPTEMBER 30, 2010

(UNAUDITED)

Note 1—Basis of Presentation and Organization

Harrah’s Entertainment, Inc. (“Harrah’s Entertainment,” the “Company,” “we,” “our” or “us,” and including our subsidiaries where the context requires) is a Delaware corporation. As of September 30, 2010, we owned, operated or managed 52 casinos, in seven countries, but primarily in the United States and England. Our casino entertainment facilities operate primarily under the Harrah’s, Caesars and Horseshoe brand names in the United States. Our casino entertainment facilities include 33 land-based casinos, 12 riverboat or dockside casinos, three managed casinos on Indian lands in the United States, one managed casino in Canada, one combination thoroughbred racetrack and casino, one combination greyhound racetrack and casino, and one combination harness racetrack and casino. Our 33 land-based casinos include one in Uruguay, nine in England, one in Scotland, two in Egypt and one in South Africa. We view each property as an operating segment and aggregate all operating segments into one reporting segment.

On January 28, 2008, Harrah’s Entertainment was acquired by affiliates of Apollo Global Management, LLC (“Apollo”) and TPG Capital, LP (“TPG”) in an all cash transaction, hereinafter referred to as the “Acquisition.” Harrah’s Entertainment continued as the same legal entity after the Acquisition. As a result of the Acquisition, the issued and outstanding shares of non-voting common stock and non-voting preferred stock of Harrah’s Entertainment are owned by entities affiliated with Apollo, TPG, certain co-investors and members of management, and the issued and outstanding shares of voting common stock of Harrah’s Entertainment are owned by Hamlet Holdings LLC, which is owned by certain individuals affiliated with Apollo and TPG. As a result of the Acquisition, our stock is no longer publicly traded.

We have recast certain amounts for prior periods to conform to our 2010 presentation.

Note 2—Recently Issued Accounting Pronouncements

The following are accounting standards adopted or issued during 2010 that could have an impact on our Company.

On July 21, 2010, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Updates (“ASU”) 2010-20, “Disclosures About the Credit Quality of Financing receivables and the Allowance for Credit Losses,” (ASC Topic 310, “Receivables”). The amendments in the update require more robust and disaggregated disclosures about the credit quality of an entity’s financing receivables and its allowance for credit losses. The objective of enhancing these disclosures is to improve financial statement users’ understanding of the nature of an entity’s credit risk associated with its financing receivables and the entity’s assessment of that risk in estimating its allowance for credit losses as well as changes in the allowance and the reasons for those changes. The amendments in the update are effective for the first interim or annual reporting period ending on or after December 15, 2010. We are currently assessing what impact the adoption of this update will have on our consolidated financial position, results of operations and cash flows.

In September 2010, the FASB ratified the final consensus of Emerging Issues Task Force (“EITF”) Issue 10-C (ASU 2010-25, “Plan Accounting—Defined Contribution Pension Plans (Topic 962): Reporting Loans to Participants by Defined Contribution Pension Plans (a consensus of the FASB Emerging Issues Task Force)”). The Task Force concluded that participant loans should be classified as notes receivables and measured at the unpaid principal balance plus any accrued by unpaid interest. The update also excludes participant loans from the credit quality disclosure requirements in ASU 2010-20, “Disclosures About the Credit Quality of Financing Receivables and the Allowance for Credit Losses.” The update is effective for fiscal years ending after

F-72

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

December 15, 2010, and should be applied retrospectively to all prior periods presented. We are currently assessing what impact the adoption of the update will have on our consolidated financial position, results of operations and cash flows

In April 2010, the FASB issued ASU 2010-16, “Accruals for Casino Jackpot Liabilities,” (ASC Topic 924, “Entertainment—Casinos”). The amendments in this update clarify that an entity should not accrue jackpot liabilities (or portions thereof) before a jackpot is won if the entity can avoid paying that jackpot. Instead, jackpots should be accrued and charged to revenue when an entity has the obligation to pay the jackpot. This update applies to both base and progressive jackpots. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2010. We have elected not to adopt early application. Upon adoption of this standard on January 1, 2011, we will adjust our recorded accrual with a corresponding cumulative effect adjustment to Retained Earnings, neither of which are expected to be material to our consolidated balance sheet.

We adopted the provision of ASU No. 2010-06, “Improving Disclosures About Fair Value Measurements,” on February 1, 2010. This update adds new requirements for disclosure about transfers into and out of Level 1 and Level 2 measurements, and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. The ASU also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. Further, the ASU amends guidance on employers’ disclosures about postretirement benefit plan assets under ASC 715, “Compensation—Retirement Benefits,” to require that disclosures be provided by classes of assets instead of by major categories of assets. Because ASU No. 2010-06 applies only to financial statement disclosures, it did not have a material impact on our consolidated financial position, results of operations and cash flows.

In June 2009, the FASB issued ASU 2009-17 (ASC Topic 810), “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” which is effective as of January 1, 2010. The new standard amends existing consolidation guidance for variable interest entities and requires a company to perform a qualitative analysis when determining whether it must consolidate a variable interest entity. This analysis identifies the primary beneficiary of a variable interest entity as the company that has both the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and either the obligation to absorb losses or the right to receive benefits from the entity that could potentially be significant to the variable interest entity. As a result of the adoption of ASU 2009-17, we have two joint ventures which were consolidated within our financial statements for all periods prior to December 31, 2009, and are no longer consolidated beginning in January 2010.

Selected financial information for 2009 related to the two joint ventures that were deconsolidated is as follows:

(In millions)	Quarter Ended September 30, 2009	Nine Months Ended September 30, 2009
Net Revenues	$10.3	$31.9
(Loss)/income from operations	(0.1)	1.9

Note 3—Acquisitions

Planet Hollywood

On February 19, 2010, Harrah’s Operating Company, Inc. (“HOC”), a wholly-owned subsidiary of Harrah’s Entertainment, Inc., acquired 100% of the equity interests of PHW Las Vegas, LLC (“PHW Las Vegas”), which

F-73

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

owns and operates the Planet Hollywood Resort and Casino (“Planet Hollywood”) located in Las Vegas, Nevada. PHW Las Vegas is an unrestricted subsidiary of HOC and therefore not a borrower under HOC’s credit facilities.

The Company paid approximately $67.2 million during the second half of 2009 for the combination of i) the Company’s initial debt investment in certain predecessor entities of PHW Las Vegas; and ii) certain interest only participations associated with the debt of certain predecessor entities of PHW Las Vegas. In connection with the cancellation of our debt investment in such predecessor entities of PHW Las Vegas in exchange for the equity of PHW Las Vegas, the Company recognized a gain of $7.1 million to adjust our investments to reflect the estimated fair value of consideration paid for the acquisition. This gain is reflected in Other income, including interest income, in our Statement of Operations for the nine months ended September 30, 2010. Also, as a result of the acquisition, the Company acquired the net cash balance of PHW Las Vegas, resulting in a net positive cash flow of $12.7 million for the nine months ended September 30, 2010.

In connection with this transaction, PHW Las Vegas assumed a $554.3 million, face value, senior secured loan, and a subsidiary of HOC canceled certain debt issued by PHW Las Vegas’ predecessor entities. In connection with the transaction and the assumption of debt, PHW Las Vegas entered into an amended and restated loan agreement (the “Amended and Restated Loan Agreement”) as discussed in Note 5, Debt, below.

Selected financial information related to Planet Hollywood for periods subsequent to our date of acquisition is as follows:

(In millions)	Quarter ended September 30, 2010	Acquisition through September 30, 2010
Net Revenues	$67.7	$159.2
Income from operations	7.9	23.4

PHW Las Vegas is not a significant subsidiary of the Company and, as a result, pro forma information for periods prior to the acquisition of PHW Las Vegas is not provided.

F-74

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Purchase Accounting

The Company accounted for the acquisition of PHW Las Vegas in accordance with ASC 805, “Business Combinations,” under which the purchase price of the acquisition has been allocated based upon preliminary estimated fair values of the assets acquired and liabilities assumed, with the excess of estimated fair value over net tangible and intangible assets acquired recorded as goodwill. The preliminary purchase price allocation includes assets and liabilities of PHW Las Vegas as follows:

(In millions)	February 19, 2010
Assets
Current assets
Cash and cash equivalents	$31.5
Accounts receivable	14.6
Prepayments and other	6.1
Inventories	1.8

Total current assets	54.0
Land, buildings, riverboats and equipment	461.0
Goodwill	9.2
Intangible assets other than goodwill	5.4
Deferred charges and other	13.2

542.8

Liabilities
Current liabilities
Accounts payable	(1.9)
Interest payable	(1.1)
Accrued expenses	(28.3)
Current portion of long-term debt	(4.5)

Total current liabilities	(35.8)

Long-term debt, net of discount	(433.3)
Deferred credits and other	(12.6)

Total liabilities	(481.7)

Net assets acquired	$61.1

During the quarter ended September 30, 2010, the Company continued to review its preliminary purchase price allocation and the supporting valuations and related assumptions. Based upon these reviews, the Company made adjustments to its preliminary purchase price allocation (included in the table above) that resulted in an increase to the recorded goodwill of $0.3 million. The Company has not finalized its review of the purchase price allocation.

Thistledown Racetrack

On September 15, 2009, we announced that the United States Bankruptcy Court for the District of Delaware had approved an agreement for the sale of Thistledown Racetrack in Cleveland, Ohio from Magna Entertainment Corporation to HOC. The closing of the sale was subject to the satisfaction of certain conditions and receipt of all

F-75

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

required regulatory approvals. The conditions to closing were never satisfied, and the agreement was never consummated. As a result the agreement was terminated by the seller on May 17, 2010.

On May 25, 2010, HOC entered into a new agreement to purchase the assets of Thistledown Racetrack. The acquisition was completed on July 28, 2010. The results of Thistledown Racetrack for periods subsequent to July 28, 2010 were consolidated with our results. In connection with this acquisition, we paid approximately $42.5 million during July 2010 to acquire the assets of Thistledown Racetrack.

The Company accounted for the acquisition of Thistledown Racetrack in accordance with ASC 805, “Business Combinations,” under which the purchase price of the acquisition has been allocated based upon preliminary estimated fair values of the assets acquired and liabilities assumed, with the excess of estimated fair value over net tangible and intangible assets acquired recorded as goodwill. The preliminary purchase price allocation includes assets, liabilities and net assets acquired of Thistledown Racetrack of $46.8 million, $4.3 million and $42.5 million, respectively.

The Company has not finalized its purchase price allocation. The most significant of the items not finalized is the determination of deferred tax balances associated with differences between the estimated fair values and the tax bases of assets acquired and liabilities assumed.

Thistledown Racetrack is not a significant subsidiary of the Company and, as a result, pro forma information for periods prior to the acquisition of Thistledown Racetrack is not provided.

Note 4—Goodwill and Other Intangible Assets

We account for our goodwill and other intangible assets in accordance with ASC 350, “Intangible Assets—Goodwill and Other,” which provides guidance regarding the recognition and measurement of intangible assets, eliminates the amortization of indefinite-lived intangible assets and requires assessments for impairment of intangible assets that are not subject to amortization at least annually.

The following table sets forth changes in our goodwill and other intangible assets for the nine months ended September 30, 2010:

(In millions)	Amortizing Intangible Assets	Non-Amortizing Intangible Assets
		Goodwill	Other
Balance at December 31, 2009	$1,391.0	$3,456.9	$3,560.3
Impairment charges	—	(92.0)	(52.0)
Acquisitions	5.4	29.3	—
Amortization Expense	(121.7)	—	—
Other	(0.2)	19.5	16.4

Balance at September 30, 2010	$1,274.5	$3,413.7	$3,524.7

In March 2010, the Company paid $19.5 million to a former owner of Chester Downs for resolution of the final contingency associated with the Company’s purchase of additional interest in this property. This payment was recorded as goodwill. In June 2010, the Company paid $16.5 million to the State of Pennsylvania for the right to operate table games at Harrah’s Chester. This payment was recorded as a non-amortizing intangible asset.

F-76

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

The following table provides the gross carrying value and accumulated amortization for each major class of intangible assets other than goodwill:

	September 30, 2010				December 31, 2009
(In millions)	Weighted Average Remaining Useful Life (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Amortizing intangible assets
Customer relationships	9.2	$1,457.0	$(335.2)	$1,121.8	$1,454.5	$(240.8)	$1,213.7
Contract rights	4.1	132.8	(81.8)	51.0	130.1	(66.5)	63.6
Patented technology	5.3	93.5	(31.2)	62.3	93.5	(22.4)	71.1
Gaming rights	13.8	42.8	(7.0)	35.8	42.8	(5.0)	37.8
Trademarks	2.3	7.8	(4.2)	3.6	7.8	(3.0)	4.8

		$1,733.9	$(459.4)	1,274.5	$1,728.7	$(337.7)	1,391.0

Non-amortizing intangible assets
Trademarks				1,927.8			1,937.0
Gaming rights				1,596.9			1,623.3

				3,524.7			3,560.3

Total intangible assets other than goodwill				$4,799.2			$4,951.3

The aggregate amortization of intangible assets for the quarter and nine months ended September 30, 2010 was $39.3 million and $121.7 million, respectively. Estimated annual amortization expense for the years ending December 31, 2010, 2011, 2012, 2013 and 2014 is $160.8 million, $156.2 million, $154.9 million, $152.5 million and $142.3 million, respectively.

Patented technology was assigned lives ranging from 1 to 10 years based on the estimated remaining usefulness of that technology for Harrah’s Entertainment. Amortizing contract rights were assigned lives based on the remaining life of the contract, ranging from 3 months to 4 years. Amortizing customer relationships were given lives of 10 to 14 years based upon attrition rates and computations of incremental value derived from existing relationships.

We have completed a preliminary assessment of goodwill and other non-amortizing intangible assets as of September 30, 2010, and as a result of this assessment, recorded a charge of $44.0 million within our Consolidated Statement of Operations in the third quarter which brings the charge recorded for the nine months ended September 30, 2010 to $144.0 million. This impairment charge is largely a result of adjustments to our long-term operating plan as a result of the current economic climate. We are not able to finalize our impairment charge until such time as we finalize our 2011 operating plan and certain other assumptions, which we expect to complete during fourth quarter 2010 in conjunction with our annual assessment for impairment as of September 30, 2010. Changes to the preliminary 2011 operating plan or other assumptions could require us to update our assessment of impairment, which could increase the required impairment charge.

F-77

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

For our preliminary assessment, we determined the estimated fair value of each reporting unit as a function, or multiple, of earnings before interest, taxes, depreciation and amortization (“EBITDA”), combined with estimated future cash flows discounted at rates commensurate with the Company’s capital structure and the prevailing borrowing rates within the casino industry in general. Both EBITDA multiples and discounted cash flows are common measures used to value and buy or sell cash-intensive businesses such as casinos. A break- down of the impairment charge is highlighted below. We determine the estimated fair values of our non-amortizing intangible assets by using the Relief From Royalty Method under the income approach.

The table below summarizes the 2010 impairments of goodwill and other non-amortizing intangible assets:

(in millions)	Quarter ended September 30, 2010	Nine months ended September 30, 2010
Goodwill	$—	$92.0
Trademarks	9.0	9.0
Gaming rights and other	35.0	43.0

Total impairment of goodwill and other non-amortizing intangible assets	$44.0	$144.0

F-78

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Note 5—Debt

The following table presents our debt as of September 30, 2010 and December 31, 2009:

Detail of Debt (dollars in millions)	Maturity		Rate(s) at Sept. 30, 2010	Face Value at Sept. 30, 2010	Book Value at Sept. 30, 2010	Book Value at Dec. 31, 2009
Credit Facilities and Secured Debt
Term Loans
Term Loans B1-B3	2015		3.50%-3.53%	$5,820.1	$5,820.1	$5,835.3
Term Loan B4	2016		9.5%	992.5	970.1	975.3
Revolving Credit Facility	2014		3.23%-3.75%	—	—	427.0
Senior Secured Notes	2017		11.25%	2,095.0	2,048.4	2,045.2
CMBS financing	2015	*	3.26%	5,380.9	5,342.9	5,551.2
Second-Priority Senior Secured Notes	2018		12.75%	750.0	741.1	—
Second-Priority Senior Secured Notes	2018		10.0%	4,553.1	2,012.5	1,959.1
Second-Priority Senior Secured Notes	2015		10.0%	214.8	155.6	150.7
Secured debt	2010		6.0%	—	—	25.0
Chester Downs term loan	2016		12.375%	212.8	201.3	217.2
PHW Las Vegas senior secured loan	2015	**	3.12%	551.4	441.0	—
Other, various maturities	Various		4.25%-6.0%	0.9	0.9	—
Subsidiary-guaranteed debt
Senior Notes	2016		10.75%	478.6	478.6	478.6
Senior PIK Toggle Notes	2018		10.75%/11.5%	10.5	10.5	9.4
Unsecured Senior Debt
5.5%	2010		5.5%	—	—	186.9
8.0%	2011		8.0%	—	—	12.5
5.375%	2013		5.375%	125.2	100.0	95.5
7.0%	2013		7.0%	0.6	0.7	0.7
5.625%	2015		5.625%	784.3	564.4	319.5
6.5%	2016		6.5%	568.5	403.6	251.9
5.75%	2017		5.75%	532.2	340.9	151.3
Floating Rate Contingent Convertible Senior Notes	2024		0.51%	0.2	0.2	0.2
Unsecured Senior Subordinated Notes
7.875%	2010		7.875%	—	—	142.5
8.125%	2011		8.125%	—	—	11.4
Other Unsecured Borrowings
5.3% special improvement district bonds	2035		5.3%	67.1	67.1	68.4
Other	Various		Various	11.6	11.6	18.1
Capitalized Lease Obligations
6.42%-9.8%	to 2020		6.42%-9.8%	5.6	5.6	10.2

Total debt				23,155.9	19,717.1	18,943.1
Current portion of long-term debt				(255.1)	(255.1)	(74.3)

Long-term debt				$22,900.8	$19,462.0	$18,868.8

*	We are permitted to extend the maturity of the CMBS Loans from 2013 to 2015, subject to satisfying certain conditions, in connection with the amendment to the CMBS Facilities
**	The Planet Hollywood Las Vegas senior secured loan is subject to extension options moving its maturity from 2011 to 2015, subject to certain conditions

Book values of debt as of September 30, 2010 are presented net of unamortized discounts of $3,438.9 million and unamortized premiums of $0.1 million. As of December 31, 2009, book values are presented net of unamortized discounts of $3,108.9 million and unamortized premiums of $0.1 million.

F-79

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Our current maturities of debt include required interim principal payments on each of our Term Loans, our Chester Downs term loan, and the special improvement district bonds.

Amendment to CMBS Financing

On August 31, 2010, we executed an agreement with the lenders under our commercial mortgage-backed securities (“CMBS”) financing to amend the terms of our CMBS financing to, among other things, (i) provide our subsidiaries that are borrowers under the CMBS mortgage loan and/or related mezzanine loans (“CMBS Loans”) the right to extend the maturity of the CMBS Loans, subject to certain conditions, by up to 2 years until February 2015, (ii) amend certain terms of the CMBS Loans with respect to reserve requirements, collateral rights, property release prices and the payment of management fees, (iii) provide for ongoing mandatory offers to repurchase CMBS Loans using excess cash flow from the CMBS entities at discounted prices, (iv) provide for the amortization of the mortgage loan in certain minimum amounts upon the occurrence of certain conditions and (v) provide for certain limitations with respect to the amount of excess cash flow from the CMBS entities that may be distributed to us. Any CMBS Loan purchased pursuant to the amendments will be canceled.

In the fourth quarter of 2009, we purchased $948.8 million of face value of CMBS Loans for $237.2 million. Pursuant to the terms of the amendment as initially agreed to on March 5, 2010, we have agreed to pay lenders selling CMBS Loans during the fourth quarter 2009 an additional $48.0 million for their loans previously sold, to be paid no later than December 31, 2010. This additional liability was recorded as a loss on early extinguishment of debt during the first quarter of 2010.

In June 2010, we purchased $46.6 million face value of CMBS Loans for $22.6 million, recognizing a net gain on the transaction of approximately $23.3 million during the second quarter of 2010. In September 2010, in connection with the amendment, we purchased $123.8 million face value of CMBS Loans for $37.1 million, of which $31.0 million was paid at the closing of the CMBS amendment, and the remainder of which will be paid prior to December 31, 2010. We recognized a pre-tax gain on the transaction of approximately $77.4 million, net of deferred finance charges.

As part of the CMBS Amendment, in order to extend the maturity of the CMBS Loans under the extension option, we will be required to extend our interest rate cap agreement to cover the two years of extended maturity of the CMBS Loans, with a maximum aggregate purchase price for such extended interest rate cap for $5.0 million. We have funded the $5.0 million obligation in connection with the closing of the CMBS Amendment on September 1, 2010. As part of the amendment, we have also agreed to purchase $191.3 million of face value of CMBS Loans for $95.7 million during fourth quarter 2010.

Issuances and Redemptions

During the second quarter of 2010, HOC completed the offering of $750.0 million aggregate principal amount of 12.75% second-priority senior secured notes due 2018 and used the proceeds of this offering to redeem or repay the following outstanding debt:

Debt (dollars in millions)	Maturity	Interest Rate	Face Value
5.5% Senior Notes	2010	5.5%	$191.6
8.0% Senior Notes	2011	8.0%	13.2
8.125% Senior Subordinated Notes	2011	8.125%	12.0
Revolving Credit Facility	2014	3.23%-3.25%	525.0

In connection with the retirement of the outstanding senior and senior subordinated notes above, HOC recorded a pre-tax loss of $4.5 million during the second quarter of 2010.

F-80

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

On June 3, 2010, Harrah’s announced an agreement under which affiliates of each of Apollo, TPG and Paulson & Co. Inc. (“Paulson”) will exchange approximately $1,118.3 million face amount of debt for approximately 15.6% of the common equity of Harrah’s Entertainment, subject to regulatory approvals and certain other conditions. In connection with the transaction, Apollo, TPG, and Paulson purchased approximately $835.4 million, face amount, of HOC notes that were held by another subsidiary of Harrah’s Entertainment for aggregate consideration of approximately $557.0 million, including accrued interest. The exchange of the debt for equity is expected to be completed in the fourth quarter of 2010 or first quarter of 2011. Any notes exchanged for equity will be held by a subsidiary of Harrah’s Entertainment and will remain outstanding for purposes of HOC.

In connection with this debt sale, HOC recorded additional discount reducing the net book value of HOC’s outstanding debt by approximately $27.4 million at the date of the transaction.

Credit Agreement and Incremental Facility Amendment

HOC is party to the senior secured credit facilities (the “Credit Facilities”). This financing is neither secured nor guaranteed by Harrah’s Entertainment’s other direct, wholly-owned subsidiaries, including the subsidiaries that own properties that are security for certain real estate loans (the “CMBS Financing”) and certain of HOC’s subsidiaries that are unrestricted subsidiaries. In late 2009, HOC completed cash tender offers for certain of its outstanding debt, and in connection with these tender offers, HOC borrowed $1,000.0 million of new term loans under its Credit Facilities pursuant to an incremental amendment (the “Incremental Loans”).

As of September 30, 2010, our Credit Facilities provide for senior secured financing of up to $8,442.6 million, consisting of (i) senior secured term loan facilities in an aggregate principal amount of $6,812.6 million with $5,820.1 million maturing on January 20, 2015 and $992.5 million maturing on October 31, 2016, and (ii) a senior secured revolving credit facility in an aggregate principal amount of up to $1,630.0 million, maturing January 28, 2014, including both a letter of credit sub-facility and a swingline loan sub-facility. The term loans under the Credit Facilities require scheduled quarterly payments of $7.5 million, with the balance due at maturity. A total of $6,812.6 million face amount of borrowings were outstanding under the Credit Facilities as of September 30, 2010, with $120.0 million of the revolving credit facility committed to outstanding letters of credit. After consideration of these borrowings and letters of credit, $1,510.0 million of additional borrowing capacity was available to the Company under its revolving credit facility as of September 30, 2010.

Interest and Fees

Borrowings under the Credit Facilities, other than borrowings under the Incremental Loans, bear interest at a rate equal to the then-current LIBOR rate or at a rate equal to the alternate base rate, in each case plus an applicable margin. As of September 30, 2010, the Credit Facilities, other than borrowings under the Incremental Loans, bore interest at LIBOR plus 300 basis points for the term loans and a portion of the revolver loan, 150 basis points over the alternate base rate for the swingline loan and at the alternate base rate plus 200 basis points for the remainder of the revolver loan.

Borrowings under the Incremental Loans bear interest at a rate equal to either the alternate base rate or the greater of (i) the then-current LIBOR rate or (ii) 2.0%; in each case plus an applicable margin. At September 30, 2010, borrowings under the Incremental Loans bore interest at the minimum base rate of 2.0%, plus 750 basis points.

F-81

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

In addition, on a quarterly basis, we are required to pay each lender (i) a commitment fee in respect of any unborrowed amounts under the revolving credit facility and (ii) a letter of credit fee in respect of the aggregate face amount of outstanding letters of credit under the revolving credit facility. As of September 30, 2010, the Credit Facilities bore a commitment fee for unborrowed amounts of 50 basis points.

We make monthly interest payments on our CMBS Financing. Our outstanding notes (secured and unsecured) have semi-annual interest payments, with the majority of those payments on June 15 and December 15.

A change in interest rates on variable-rate debt will impact our financial results. For example, assuming a constant outstanding balance for our variable-rate debt, for the next twelve months, a hypothetical 1% increase in corresponding interest rates would change interest expense for the twelve months following September 30, 2010 by approximately $62.8 million. At September 30, 2010, the three-month USD LIBOR rate was 0.2914%. A hypothetical reduction of this rate to 0% would decrease interest expense for the next twelve months by approximately $18.3 million. These hypothetical interest amounts exclude interest on the $5,810.1 million of variable-rate debt for which our effective interest rate swap agreements are designated as hedging instruments for accounting purposes, through the earlier of the expiration of such swap agreements or twelve months. At September 30, 2010, our variable-rate debt, excluding the aforementioned $5,810.1 million of variable-rate debt hedged against effective interest rate swap agreements, represents approximately 35.2% of our total debt, while our fixed-rate debt is approximately 64.8% of our total debt.

Collateral and Guarantors

HOC’s Credit Facilities are guaranteed by Harrah’s Entertainment, and are secured by a pledge of HOC’s capital stock and by substantially all of the existing and future property and assets of HOC and its material, wholly-owned domestic subsidiaries other than certain unrestricted subsidiaries, including a pledge of the capital stock of HOC’s material, wholly-owned domestic subsidiaries and 65% of the capital stock of the first-tier foreign subsidiaries, in each case subject to exceptions. The following casino properties have mortgages under the Credit Facilities:

Las Vegas	Atlantic City	Louisiana/Mississippi	Iowa/Missouri
Caesars Palace	Bally’s Atlantic City	Harrah’s New Orleans	Harrah’s St. Louis
Bally’s Las Vegas	Caesars Atlantic City	Hotel (only)	Harrah’s Council Bluffs
Imperial Palace	Showboat Atlantic City	Harrah’s Louisiana Downs	Horseshoe Council Bluffs/
Bill’s Gamblin’ Hall &		Horseshoe Bossier City	Bluffs Run
Saloon		Harrah’s Tunica
Horseshoe Tunica
Tunica Roadhouse Hotel
& Casino

Illinois/Indiana	Other Nevada
Horseshoe Southern Indiana	Harrah’s Reno
Harrah’s Metropolis	Harrah’s Lake Tahoe
Horseshoe Hammond	Harveys Lake Tahoe

Additionally, certain undeveloped land in Las Vegas also is mortgaged.

F-82

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Restrictive Covenants and Other Matters

The Credit Facilities require compliance on a quarterly basis with a maximum net senior secured first lien debt leverage test. In addition, the Credit Facilities include negative covenants, subject to certain exceptions, restricting or limiting HOC’s ability and the ability of its restricted subsidiaries to, among other things: (i) incur additional debt; (ii) create liens on certain assets; (iii) enter into sale and lease-back transactions (iv) make certain investments, loans and advances; (v) consolidate, merge, sell or otherwise dispose of all or any part of its assets or to purchase, lease or otherwise acquire all or any substantial part of assets of any other person; (vi) pay dividends or make distributions or make other restricted payments; (vii) enter into certain transactions with its affiliates; (viii) engage in any business other than the business activity conducted at the closing date of the loan or business activities incidental or related thereto; (ix) amend or modify the articles or certificate of incorporation, by-laws and certain agreements or make certain payments or modifications of indebtedness; and (x) designate or permit the designation of any indebtedness as “Designated Senior Debt”.

Harrah’s Entertainment is not bound by any financial or negative covenants contained in HOC’s credit agreement, other than with respect to the incurrence of liens on and the pledge of its stock of HOC.

All borrowings under the senior secured revolving credit facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties, and the requirement that such borrowing does not reduce the amount of obligations otherwise permitted to be secured under our new senior secured credit facilities without ratably securing the retained notes.

Certain covenants contained in HOC’s credit agreement require the maintenance of a senior first priority secured debt to last twelve months Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) ratio, as defined in the agreement, (“Senior Secured Leverage Ratio”). The June 3, 2009 amendment and waiver to our credit agreement excludes from the Senior Secured Leverage Ratio (a) the $1,375.0 million first lien notes issued June 15, 2009 and the $720.0 million first lien notes issued on September 11, 2009 and (b) up to $250.0 million aggregate principal amount of consolidated debt of subsidiaries that are not wholly-owned subsidiaries. Certain covenants contained in HOC’s credit agreement governing its senior secured credit facilities, the indenture and other agreements governing HOC’s 10.0% Second-Priority Senior Secured Notes due 2015 and 2018, and our first lien notes restrict our ability to take certain actions such as incurring additional debt or making acquisitions if we are unable to meet last twelve months Adjusted EBITDA to Fixed Charges, senior secured debt to last twelve months Adjusted EBITDA and consolidated debt to last twelve months Adjusted EBITDA ratios (in each case as calculated pursuant to the applicable agreements). The covenants that restrict additional indebtedness and the ability to make future acquisitions require an last twelve months Adjusted EBITDA to Fixed Charges ratio (measured on a trailing four-quarter basis) of 2.0:1.0. Failure to comply with these covenants can result in limiting our long-term growth prospects by hindering our ability to incur future indebtedness or grow through acquisitions.

The indenture governing the 10.75% Senior Notes, 10.75%/11.5% Senior Toggle Notes and the agreements governing the other cash pay debt and PIK toggle debt limit HOC’s (and most of its subsidiaries’) ability to among other things: (i) incur additional debt or issue certain preferred shares; (ii) pay dividends or make distributions in respect of our capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) with respect to HOC only, engage in any business or own any material asset other than all of the equity interest of HOC so long as certain investors hold a majority of the notes; (vi) create or permit to exist dividend and/or payment restrictions affecting its restricted subsidiaries; (vii) create liens on certain assets to secure debt; (viii) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; (ix) enter into certain transactions with its affiliates; and (x) designate its subsidiaries as unrestricted subsidiaries. Subject

F-83

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

to certain exceptions, the indenture governing the notes and the agreements governing the other cash pay debt and PIK toggle debt will permit us and our restricted subsidiaries to incur additional indebtedness, including secured indebtedness.

The CMBS Financing includes negative covenants, subject to certain exceptions, restricting or limiting the ability of the borrowers and operating companies under the CMBS Financing (collectively, the “CMBS entities”) to, among other things: (i) incur additional debt; (ii) create liens on assets; (iii) make certain investments, loans and advances; (iv) consolidate, merge, sell or otherwise dispose of all or any part of its assets or to purchase, lease or otherwise acquire all or any substantial part of assets of any other person; (v) enter into certain transactions with its affiliates; (vi) engage in any business other than the ownership of the properties and business activities ancillary thereto; and (vi) amend or modify the articles or certificate of incorporation, by-laws and certain agreements. The CMBS Financing also includes affirmative covenants that require the CMBS entities to, among other things, maintain the borrowers as “special purpose entities”, maintain certain reserve funds in respect of FF&E, taxes, and insurance, and comply with other customary obligations for CMBS real estate financings. In addition, the CMBS Financing obligates the CMBS entities to apply excess cash flow from the CMBS properties in certain specified manners, depending on the outstanding principal amount of various tranches of the CMBS loans and other factors. These obligations will limit the amount of excess cash flow from the CMBS entities that may be distributed to Harrah’s Entertainment. For example, the CMBS entities are required to use 100% of excess cash flow to make ongoing mandatory offers on a quarterly basis to purchase CMBS mezzanine loans at discounted prices from the holders thereof. To the extent such offers are accepted, such excess cash flow will need to be so utilized and will not be available for distribution to Harrah’s Entertainment. To the extent such offers are not accepted with respect to any fiscal quarter, the amount of excess cash flow that may be distributed to Harrah’s Entertainment. is limited to 85% of excess cash flow with respect to such quarter. In addition, the CMBS Financing provides that once the aggregate principal amount of the CMBS mezzanine loans is less than or equal to $625.0 million, the mortgage loan will begin to amortize on a quarterly basis in an amount equal to the greater of 100% of excess cash flow for such quarter and $31.25 million. If the CMBS mortgage loan begins to amortize, the excess cash flow from the CMBS entities will need to be utilized in connection with such amortization and will not be available for distribution to Harrah’s Entertainment.

Acquisition of Planet Hollywood

On February 19, 2010, HOC acquired 100% of the equity interests of PHW Las Vegas, which owns and operates the Planet Hollywood Resort and Casino located in Las Vegas, Nevada. In connection with this transaction, PHW Las Vegas assumed a $554.3 million, face value, senior secured loan, and a subsidiary of HOC cancelled certain debt issued by PHW Las Vegas’ predecessor entities. The outstanding amount is secured by the assets of PHW Las Vegas, and is non-recourse to other subsidiaries of the Company.

In connection with the transaction and the assumption of debt, PHW Las Vegas entered into the Amended and Restated Loan Agreement with Wells Fargo Bank, N.A., as trustee for The Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 2007-TFL2 (“Lender”). PHW Las Vegas is an unrestricted subsidiary of HOC and therefore not a borrower under HOC’s Credit Facilities. A subsidiary of HOC manages the property for PHW Las Vegas for a fee. The maturity date for this loan is December 2011, with two extension options, which, if exercised, would extend maturity until April 2015.

F-84

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Guaranty

In connection with PHW Las Vegas’ Amended and Restated Loan Agreement, Harrah’s Entertainment entered into a Guaranty Agreement (the “Guaranty”) for the benefit of Lender pursuant to which Harrah’s Entertainment guaranteed to Lender certain recourse liabilities of PHW Las Vegas. Harrah’s Entertainment’s maximum aggregate liability for such recourse liabilities is limited to $30.0 million provided that such recourse liabilities of PHW Las Vegas do not arise from (i) events, acts, or circumstances that are actually committed by, or voluntarily or willfully brought about by Harrah’s Entertainment or (ii) event, acts, or circumstances (regardless of the cause of the same) that provide actual benefit (in cash, cash equivalent, or other quantifiable amount) to the Registrant, to the full extent of the actual benefit received by the Registrant. Pursuant to the Guaranty, Harrah’s Entertainment is required to maintain a net worth or liquid assets of at least $100.0 million.

Prepayments

PHW Las Vegas may, at its option, voluntarily prepay the loan in whole or in part upon twenty (20) days prior written notice to Lender.

PHW Las Vegas is required to prepay the loan in (i) the amount of any insurance proceeds received by Lender for which Lender is not obligated to make available to PHW Las Vegas for restoration in accordance with the terms of the Amended and Restated Loan Agreement, (ii) the amount of any proceeds received from the operator of the timeshare property adjacent to the Planet Hollywood Resort and Casino, subject to the limitations set forth in the Amended and Restated Loan Agreement and (iii) the amount of any excess cash remaining after application of the cash management provisions of the Amended and Restated Loan Agreement.

Interest Payments

The amount outstanding under the Amended and Restated Loan Agreement bears interest, payable to third party lenders on a monthly basis, at a rate per annum equal to LIBOR plus 1.533%. Interest only participations of PHW Las Vegas bear interest at a fixed rate equal to $7.3 million per year, payable to a subsidiary of Harrah’s Operating Company, Inc. that owns such participations.

F-85

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Derivative Instruments—Interest Rate Swap Agreements

We use interest rate swaps to manage the mix of our debt between fixed and variable rate instruments. As of September 30, 2010 we have entered into 13 interest rate swap agreements, three of which have effective dates starting in 2011, subsequent to the expiration of seven of our other swap agreements. As a result of staggering the effective dates, we have a notional amount of $6,500.0 million outstanding through April 25, 2011, and a notional amount of $5,750.0 million outstanding beginning after April 25, 2011. The difference to be paid or received under the terms of the interest rate swap agreements is accrued as interest rates change and recognized as an adjustment to interest expense for the related debt. Changes in the variable interest rates to be paid or received pursuant to the terms of the interest rate swap agreements will have a corresponding effect on future cash flows. The major terms of the interest rate swap agreements as of September 30, 2010 are as follows:

Effective Date	Notional Amount	Fixed Rate Paid	Variable Rate Received as of Sept 30, 2010	Next Reset Date	Maturity Date
	(in millions)
April 25, 2007	$200	4.898%	0.498%	October 26, 2010	April 25, 2011
April 25, 2007	200	4.896%	0.498%	October 26, 2010	April 25, 2011
April 25, 2007	200	4.925%	0.498%	October 26, 2010	April 25, 2011
April 25, 2007	200	4.917%	0.498%	October 26, 2010	April 25, 2011
April 25, 2007	200	4.907%	0.498%	October 26, 2010	April 25, 2011
September 26, 2007	250	4.809%	0.498%	October 26, 2010	April 25, 2011
September 26, 2007	250	4.775%	0.498%	October 26, 2010	April 25, 2011
April 25, 2008	2,000	4.276%	0.498%	October 26, 2010	April 25, 2013
April 25, 2008	2,000	4.263%	0.498%	October 26, 2010	April 25, 2013
April 25, 2008	1,000	4.172%	0.498%	October 26, 2010	April 25, 2012
April 26, 2011	250	1.351%	—	April 26, 2011	January 25, 2015
April 26, 2011	250	1.347%	—	April 26, 2011	January 25, 2015
April 26, 2011	250	1.350%	—	April 26, 2011	January 25, 2015

The variable rate on our interest rate swap agreements did not materially change as a result of the October 26, 2010 reset.

Until October 2009, our effective interest rate swap agreements were designated as cash flow hedging instruments for accounting purposes. During October 2009, we borrowed $1,000.0 million under the Incremental Loans and used a majority of the net proceeds to temporarily repay most of our revolving debt under the Credit Facilities. As a result, we no longer had a sufficient amount of outstanding debt under the same terms as our interest rate swap agreements to support hedge accounting treatment for the full $6,500.0 million in interest rate swaps. Thus, as of September 30, 2009, we removed the cash flow hedge designation for the $1,000.0 million swap agreement, freezing the amount of deferred losses recorded in Accumulated Other Comprehensive Loss associated with this swap agreement, and reducing the total notional amount on interest rate swaps designated as cash flow hedging instruments to $5,500.0 million. Beginning October 1, 2009, we began amortizing deferred losses frozen in Accumulated Other Comprehensive Loss into income over the original remaining term of the hedged forecasted transactions that are still considered to be probable of occurring. For the quarter and nine months ended September 30, 2010, we recorded $2.2 million and $6.5 million, respectively, as an increase to interest expense, and we will record an additional $8.7 million as an increase to interest expense and other comprehensive income over the next twelve months, all related to deferred losses on the $1,000.0 million interest rate swap.

F-86

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

During the fourth quarter of 2009, we re-designated approximately $310.1 million of the $1,000.0 million swap as a cash flow hedging instrument. Also, on September 29, 2010, we entered into three forward interest rate swap agreements for notional amounts totaling $750.0 million that have been designated as cash flow hedging instruments. As a result, at September 30, 2010, $6,560.0 million of our total interest rate swap agreements notional amount of $7,250.0 million remained designated as hedging instruments for accounting purposes. Any future changes in fair value of the portion of the interest rate swap agreement not designated as a hedging instrument will be recognized in interest expense during the period in which the changes in value occur.

Derivative Instruments—Interest Rate Cap Agreements

On January 28, 2008, we entered into an interest rate cap agreement to partially hedge the risk of future increases in the variable rate of the CMBS Financing. The interest rate cap agreement, which was effective January 28, 2008 and terminates February 13, 2013, is for a notional amount of $6,500.0 million at a LIBOR cap rate of 4.5%. The interest rate cap was designated as a cash flow hedging instrument for accounting purposes on May 1, 2008.

On November 30, 2009, June 7, 2010, and September 1, 2010, we purchased and extinguished approximately $948.8 million, $46.6 million, and $123.8 million, respectively, of the CMBS Financing. The hedging relationship between the CMBS Financing and the interest rate cap remained effective subsequent each debt extinguishment. As a result of the extinguishments, in the fourth quarter 2009, second quarter 2010, and third quarter 2010, we reclassified approximately $12.1 million, $0.6 million, and $1.5 million, respectively, of deferred losses out of Accumulated Other Comprehensive Loss and into interest expense associated with hedges for which the forecasted future transactions are no longer probable of occurring.

On January 31, 2010, we removed the cash flow hedge designation for the $6,500.0 million interest rate cap, freezing the amount of deferred losses recorded in Accumulated Other Comprehensive Loss associated with the interest rate cap. Beginning February 1, 2010, we began amortizing deferred losses frozen in Accumulated Other Comprehensive Loss into income over the original remaining term of the hedge forecasted transactions that are still probable of occurring. For the quarter and nine months ended September 30, 2010, we recorded $6.7 million and $16.2 million, respectively, as an increase to interest expense, and we will record an additional $20.9 million as an increase to interest expense and Accumulated Other Comprehensive Loss over the next twelve months, all related to deferred losses on the interest rate cap. In connection with the extinguishment of $46.6 million of the CMBS Financing, on June 7, 2010, we reclassified approximately $1.0 million of deferred losses recorded in Accumulated Other Comprehensive Loss associated with the interest rate cap into interest expense associated with hedges for which the forecasted transactions are no longer probable of occurring.

On January 31, 2010, we re-designated $4,650.2 million of the interest rate cap as a cash flow hedging instrument for accounting purposes. Any future changes in fair value of the portion of the interest rate cap not designated as a hedging instrument will be recognized in interest expense during the period in which the changes in value occur.

On April 5, 2010, as required under the amended and restated loan agreement, we entered into an interest rate cap agreement to partially hedge the risk of future increases in the variable rate of the PHW Las Vegas senior secured loan. The interest rate cap agreement is for a notional amount of $554.3 million at a LIBOR cap rate of 5.0%, and matures on December 9, 2011. To give proper consideration to the prepayment requirements of the PHW Las Vegas senior secured loan, we have designated $525.0 million of the $554.3 million notional amount of the interest rate cap as a cash flow hedging instrument for accounting purposes.

F-87

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Derivative Instruments—Impact on Financial Statements

The following table represents the fair values of derivative instruments in the Consolidated Condensed Balance Sheets as of September 30, 2010 and December 31, 2009:

	Asset Derivatives				Liability Derivatives
	September 30, 2010		December 31, 2009		September 30, 2010		December 31, 2009
	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value	Balance Sheet Location	Fair Value
Derivatives designated as hedging instruments
Interest rate swaps					Accrued expenses	$(37.9)	Accrued expenses	$—
Interest rate swaps		$—		$—	Deferred credits and other	(342.7)	Deferred credits and other	(337.6)
Interest rate cap	Deferred charges and other	1.0	Deferred charges and other	56.8		—		—

Subtotal		1.0		56.8		(380.6)		(337.6)

Derivatives not designated as hedging instruments
Interest rate swaps		—		—	Deferred credits and other	(37.5)	Deferred credits and other	(37.6)
Interest rate cap	Deferred charges and other	0.3	Deferred charges and other	—		—		—

Subtotal		0.3		—		(37.5)		(37.6)

Total Derivatives		$1.3		$56.8		$(418.1)		$(375.2)

The following table represents the effect of derivative instruments in the Consolidated Condensed Statements of Operations for the quarters ended September 30, 2010 and 2009 for amounts transferred into or out of Accumulated Other Comprehensive Loss:

	Amount of (Gain) or Loss Recognized in OCI (Effective Portion)		Location of (Gain) or Loss Reclassified From Accumulated OCI Into Income (Effective Portion)	Amount of (Gain) or Loss Reclassified from Accumulated OCI into Income (Effective Portion)		Location of (Gain) or Loss Recognized in Income (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of (Gain) or Loss Recognized in Income (Ineffective Portion and Amount Excluded from Effectiveness Testing)
Derivatives designated as hedging instruments	Quarter Ended Sept 30, 2010	Quarter Ended Sept 30, 2009		Quarter Ended Sept 30, 2010	Quarter Ended Sept 30, 2009		Quarter Ended Sept 30, 2010	Quarter Ended Sept 30, 2009
Interest rate contracts	$19.1	$94.7	Interest expense	$9.1	$0.2	Interest expense	$(6.4)	$—

		Amount of (Gain) or Loss Recognized in Income
Derivatives not designated as hedging instruments	Location of (Gain) or Loss Recognized in Income	Quarter Ended Sept 30, 2010	Quarter Ended Sept 30, 2009
Interest rate contracts	Interest expense	$1.0	$—

F-88

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

The following table represents the effect of derivative instruments in the Consolidated Condensed Statements of Operations for the nine months ended September 30, 2010 and 2009 for amounts transferred into or out of accumulated other comprehensive loss:

	Amount of (Gain) or Loss Recognized in OCI (Effective Portion)		Location of (Gain) or Loss Reclassified From Accumulated OCI Into Income (Effective Portion)	Amount of (Gain) or Loss Reclassified from Accumulated OCI into Income (Effective Portion)		Location of (Gain) or Loss Recognized in Income (Ineffective Portion and Amount Excluded from Effectiveness Testing)	Amount of (Gain) or Loss Recognized in Income (Ineffective Portion and Amount Excluded from Effectiveness Testing)
Derivatives designated as hedging instruments	Nine Months Ended Sept 30, 2010	Nine Months Ended Sept 30, 2009		Nine Months Ended Sept 30, 2010	Nine Months Ended Sept 30, 2009		Nine Months Ended Sept 30, 2010	Nine Months Ended Sept 30, 2009
Interest rate contracts	$143.0	$54.7	Interest expense	$23.4	$0.6	Interest expense	$(55.1)	$—

		Amount of (Gain) or Loss Recognized in Income
Derivatives not designated as hedging instruments	Location of (Gain) or Loss Recognized in Income	Nine Months Ended Sept 30, 2010	Nine Months Ended Sept 30, 2009
Interest rate contracts	Interest expense	$10.8	$—

In addition to the impact on interest expense from amounts reclassified from accumulated other comprehensive loss, the difference to be paid or received under the terms of the interest rate swap agreements is recognized as interest expense and is paid quarterly. This cash settlement portion of the interest rate swap agreements increased interest expense for the quarters ended September 30, 2010 and 2009 by approximately $64.8 million and $50.0 million, respectively. This cash settlement portion of the interest rate swap agreements increased interest expense for the nine months ended September 30, 2010 and 2009 by approximately $199.3 million and $147.6 million, respectively.

Note 6—Stock-Based Employee Compensation

Our share-based compensation expense consists primarily of time-based and performance-based options that have been granted to management, other personnel and key service providers. As of September 30, 2010, there was approximately $58.8 million of total unrecognized compensation cost related to stock option grants. The Company has recognized compensation expense associated with its stock-based employee compensation programs as follows:

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2010	2009	2010	2009
Amounts included in:
Corporate expense	$1.6	$2.6	$9.2	$5.8
Property general, administrative and other	2.3	1.4	7.3	6.6

Total stock-based compensation expense	$3.9	$4.0	$16.5	$12.4

F-89

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

On February 23, 2010, the Human Resources Committee of the Board of Directors of the Company adopted an amendment to the Harrah’s Entertainment, Inc. Management Equity Incentive Plan (the “Plan”). The amendment provides for an increase in the available number shares of the Registrant’s non-voting common stock for which options may be granted to 4,566,919 shares.

The amendment also revised the vesting hurdles for performance-based options under the Plan. The performance options vest if the return on investment in the Company of TPG, Apollo, and their respective affiliates and co-investors (the “Majority Stockholders”) achieve a specified return. Previously, 50% of the performance-based options vested upon a 2x return and 50% vested upon a 3x return. The triggers have been revised to 1.5x and 2.5x, respectively. In addition, a pro-rata portion of the 2.5x options will vest if the Majority Stockholders achieve a return on their investment that is greater than 2.0x, but less than 2.5x. The pro rata portion will increase on a straight line basis from zero to a participant’s total number of 2.5x options depending upon the level of returns that the Majority Stockholders realize between 2.0x and 2.5x.

The following is a summary of share-based option activity for the nine months ended September 30, 2010:

Options	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)
Outstanding at December 31, 2009	3,194,175	$91.53	8.0
Options granted	1,277,895	57.19
Canceled	(109,968)

Outstanding at September 30, 2010	4,362,102	81.48	7.9

Exercisable at September 30, 2010	811,828	86.14	6.3

The assumptions used to estimate fair value and the resulting estimated fair value of options granted during the nine months ended September 30, 2010 are as follows:

Nine months ended September 30, 2010
Expected volatility	71.4%
Expected dividend yield	—
Expected term (in years)	6.63
Risk-free interest rate	2.36%
Weighted-average fair value per share of options granted	$26.83

Note 7—Preferred and Common Stock

Preferred Stock

At September 30, 2010 and December 31, 2009, the authorized shares of preferred stock were 40,000,000, par value $0.01 per share, stated value $100.00 per share.

On January 28, 2008, our Board of Directors adopted a resolution authorizing the creation and issuance of a series of preferred stock known as the Non-Voting Perpetual Preferred Stock. The number of shares constituting such series was 20,000,000. Each share of non-voting preferred stock accrued dividends at a rate of 15.0% per annum, compounded quarterly, and such dividends were cumulative. As of December 31, 2009, dividends in arrears were $652.6 million.

F-90

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

In February 2010, the Board of Directors approved revisions to the Certificate of Designation for the non-voting perpetual preferred stock to eliminate dividends (including all existing accrued but unpaid dividends totaling $717.2 million at the revision approval date) and to specify that the conversion right of the non-voting perpetual preferred stock be at the original value of the Company’s non-voting common stock. In March 2010, Hamlet Holdings LLC (the holder of all of the Company’s voting common stock) and holders of a majority of our non-voting perpetual preferred stock approved the revisions to the Certificate of Designation. Also in March 2010, the holders of a majority of our non-voting perpetual preferred stock voted to convert all of the non-voting perpetual preferred stock to non-voting common stock.

As a result of the conversion of preferred stock into common stock, the Company has no shares of preferred stock outstanding as of September 30, 2010.

Common Stock

As of December 31, 2009, the authorized common stock of the Company totaled 80,000,020 shares, consisting of 20 shares of voting common stock, par value $0.01 per share and 80,000,000 shares of non-voting common stock, par value $0.01 per share.

As disclosed above, in March 2010, the holders of our voting common stock and of a majority of our non-voting preferred stock voted to convert all of the non-voting perpetual preferred stock to non-voting common stock. As a result of this conversion, the Company issued 19,935,534 additional shares of non-voting common stock.

The voting common stock has no economic rights or privileges, including rights in liquidation. The holders of voting common stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Company.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of non-voting common stock will receive a pro rata distribution of any remaining assets after payment of or provision for liabilities and the liquidation preference on preferred stock, if any.

In connection with the debt for equity exchange described earlier and upon receipt of the requisite regulatory approvals, we intend to (i) reclassify Harrah’s Entertainment’s existing non-voting common stock into a new class of voting common stock, which will be the class of stock that Apollo, TPG and Paulson will receive in the debt for equity exchange, and (ii) cancel the existing class of non-voting common stock that is currently held by Hamlet Holdings, LLC. Concurrently with this reclassification, we intend to effect a 4.258 for 1 split of Harrah’s Entertainment’s new voting common stock such that Apollo, TPG and Paulson will each receive 42.58 shares of common stock for each $1,000 principal amount of Notes exchanged rather than 10 shares, and Harrah’s Entertainment’s then existing stockholders, including entities affiliated with Apollo and TPG, their co-investors and members of management, will each receive 4.258 shares of the new voting common stock described above in clause (i) above for each share of non-voting common stock they hold at that time.

F-91

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Note 8—Write-downs, Reserves and Recoveries

Write-downs, reserves and recoveries include various pretax charges to record long-lived tangible asset impairments, contingent liability reserves, project write-offs, demolition costs, recoveries of previously recorded non-routine reserves and other non-routine transactions. The components of write-downs, reserves and recoveries were as follows:

	Quarter ended September 30,		Nine months ended September 30,
(In millions)	2010	2009	2010	2009
Remediation costs	$6.9	$8.4	$38.7	$28.2
Write-down of long-term note receivable	—	—	52.2	—
Litigation reserves, awards and settlements	(6.0)	(29.3)	21.0	(29.2)
Efficiency projects	0.3	6.0	0.9	27.9
Impairment of long-lived tangible assets	—	35.7	—	43.7
Loss on divested or abandoned assets	26.9	3.3	27.1	4.8
Other	0.6	0.2	(3.6)	3.2

Total write-downs, reserves and recoveries	$28.7	$24.3	$136.3	$78.6

Remediation costs related to room remediation projects at certain of our Las Vegas properties.

The $52.2 million write-down of long-term note receivable related to land and pre-development costs contributed to a venture for development of a casino project in Philadelphia with which we were involved prior to December 2005. In April 2010, the proposed operator for the project withdrew from the project and the Pennsylvania Gaming Control Board commenced proceedings to revoke the license for the project. As a result, we fully reserved the note during the second quarter 2010. Subsequently, In October 2010, the Company executed a term sheet pursuant to which, upon the occurrence of certain conditions, we intend to convert the note receivable and make an additional equity investment in the holder of the license, assume primary responsibility for design and development of the casino project, and manage the casino upon completion, as more fully discussed in Note 17, “Subsequent Events.”

Litigation reserves, awards and settlements for the quarter ended September 30, 2010 included a $9.0 million settlement received by the Company to settle an outstanding litigation matter. Litigation reserves, awards and settlements for the nine months ended September 30, 2010 also included a $25.0 million charge related to the Hilton matter, which is more fully discussed in Note 11, “Commitments and Contingent Liabilities.”

Efficiency program expenses in 2010 and 2009 represent costs incurred to identify and implement efficiency projects aimed at stream-lining corporate and operating functions to achieve cost savings and efficiencies. In 2009, the majority of the costs incurred related to the closing of the office in Memphis, Tennessee, which previously housed certain corporate functions.

We account for long-lived tangible assets to be held and used by evaluating their carrying value in relation to the operating performance and estimated future undiscounted cash flows generated by such assets, when indications of impairment are present. The nine months ended September 30, 2009, included impairment charges of $43.7 million, of which $35.7 million was recorded during the third quarter 2009 related to the closing of the office in Memphis, Tennessee.

F-92

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Loss on divested or abandoned assets for the quarter and nine months ended September 30, 2010 includes charges of $21.2 million to write-off specific assets as a result of the indefinite deferral of certain capital projects in the Las Vegas and Atlantic City regions.

Other write-downs, reserves and recoveries for the nine months ended September 30, 2010 included the first quarter 2010 release of a $4.8 million reserve for excise tax for which the statute of limitations expired.

Note 9—Income Taxes

We are subject to income taxes in the United States as well as various states and foreign jurisdictions in which we operate. We account for income taxes under ASC 740 “Accounting for Income Taxes,” whereby deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Deferred tax assets and liabilities are determined based on differences between financial statement carrying amounts of existing assets and their respective tax bases using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We reduce deferred tax assets by a valuation allowance when it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company’s income tax benefit/(provision) and effective tax rate were as follows:

(In millions, except effective tax rate)	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
(Loss)/income from continuing operations before income tax	$(260.7)	$(1,492.1)	$(993.8)	$2,139.2
Benefit/(provision) for income taxes	$97.5	$(128.9)	$364.5	$(1,590.8)
Effective tax rate	37.4%	N/M	36.7%	74.4%

Our effective tax rate for the quarter was favorably impacted by the effects of state tax benefits and discrete items. Our effective tax rate for the nine months ending September 30, 2010 was favorably impacted by the tax effects of state tax benefits, the reversal of previously accrued taxes and interest related to a state income tax settlement, a state effective rate change on our deferred tax balances, and other discrete items, partially offset by the impact of the goodwill impairment for which we did not receive tax benefit.

We classify reserves for tax uncertainties within “Accrued expenses” and “Deferred credits and other” in our Consolidated Balance Sheets, separate from any related income tax payable or deferred income taxes. In accordance with ASC 740, reserve amounts relate to any potential income tax liabilities (uncertain tax benefits (“UTB”)) resulting from uncertain tax positions as well as potential interest or penalties associated with those liabilities. During the quarter ended September 30, 2010, our UTB, excluding related interest and penalties, increased by $61.1 million as a result of tax positions taken in a prior year related to cancellation of indebtedness income and several accounting method changes for tax purposes. During the nine months ended September 30, 2010, our UTB, excluding related interest and penalties, increased by $120.5 million as a result of tax positions taken during a prior year related to cancellation of indebtedness income and several accounting method changes for tax purposes, partially offset by a state income tax settlement. The change in gross UTB, excluding related interest and penalties, during the quarter and nine months ended September 30, 2010 benefited the effective rate by $0.0 million and $17.6 million, respectively.

We file income tax returns, including returns for our subsidiaries, with federal, state, and foreign jurisdictions. We are under regular and recurring audit by the Internal Revenue Service (“IRS”) on open tax

F-93

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

positions, and it is possible that the amount of the liability for unrecognized tax benefits could change during the next twelve months. As a result of the expiration of the statute of limitations and closure of IRS audits, our 2004 and 2005 federal income tax years were closed during the year ended December 31, 2009. The IRS audit of our 2006 federal income tax year also concluded during the year ended December 31, 2009. The IRS audit of our 2007 federal income tax year concluded during the quarter ended March 31, 2010. The IRS audit of our 2008 federal income tax year concluded during the quarter ended June 30, 2010. During the quarter ended June 30, 2010, we submitted a protest to the IRS Appeals office regarding several issues from the 2008 IRS audit. We do not believe that it is reasonably possible that these issues will be settled in the next twelve months.

We are also subject to exam by various state and foreign tax authorities. Tax years prior to 2005 are generally closed for foreign and state income tax purposes as the statutes of limitations have lapsed. However, various subsidiaries could be examined by the New Jersey Division of Taxation for tax years beginning with 1999 due to our execution of New Jersey statute of limitation extensions.

Federal Income Tax Receivable

During 2010, in conjunction with filing our 2009 tax return, we implemented several accounting method changes for tax purposes including a method change to deduct currently certain repairs and maintenance expenditures which had been previously capitalized. As a result of the combination of the tax accounting method changes with our net operating loss, we reported a taxable loss for 2009 of $1,248.9 million. Approximately $170.9 million of this loss was carried back to the 2008 tax year to offset federal taxable income recognized and tax payable from that year.

On November 6, 2009, the Worker, Homeownership, and Business Act of 2009 was signed into law which provides an election to carryback a loss to the third, fourth or fifth year that precedes the year of loss. Because of this change in tax law, we elected to extend our U.S. federal 2009 net operating loss carryback period. Approximately $630.3 million of the 2009 taxable loss was carried back to the extended carryback period, resulting in an income tax refund receivable which is recorded in “Federal income tax receivable” as of September 30, 2010. We expect to receive the income tax refund of approximately $220.0 million, net of interest due on the 2008 tax payable, in the fourth quarter 2010. Our remaining 2009 federal net operating loss of approximately $447.7 million is available for carryover to future tax years.

Note 10—Fair Value Measurements

ASC 820 “Fair Value Measurements and Disclosures,” outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. ASC 820 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based upon assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:	Observable inputs such as quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date;

Level 2:	Inputs, other than quoted prices in active markets, that are observable either directly or indirectly; and

Level 3:	Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

F-94

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Under ASC 825, “Financial Instruments,” entities are permitted to choose to measure many financial instruments and certain other items at fair value. We did not elect the fair value measurement option under ASC 825 for any of our financial assets or financial liabilities. See Note 4, “Goodwill and Other Intangible Assets”, for the application of ASC 820 to goodwill and other intangible assets.

Items Measured at Fair Value on a Recurring Basis

The following table shows the fair value of our financial assets and financial liabilities that are required to be measured at fair value as of September 30, 2010 and December 31, 2009.

(In millions)	Balance	Level 1	Level 2	Level 3
September 30, 2010
Assets:
Cash equivalents	$685.0	$685.0	$—	$—
Investments	94.9	92.2	2.7	—
Derivative instruments	1.3	—	1.3	—
Liabilities:
Derivative instruments	(418.1)	—	(418.1)	—

December 31, 2009
Assets:
Cash equivalents	$132.7	$132.7	$—	$—
Investments	88.9	73.4	15.5	—
Derivative instruments	56.8	—	56.8	—
Liabilities:
Derivative instruments	(375.2)	—	(375.2)	—

The following section describes the valuation methodologies used to estimate or measure fair value, key inputs, and significant assumptions:

Cash equivalents – Cash equivalents are investments in money market accounts and utilize Level 1 inputs to determine fair value.

Derivative instruments – The estimated fair values of our derivative instruments are derived from market prices obtained from dealer quotes for similar, but not identical, assets or liabilities. Such quotes represent the estimated amounts we would receive or pay to terminate the contracts. Derivative instruments are included in either Deferred charges and other, or Deferred credits and other, in our Consolidated Condensed Balance Sheets. Our derivatives are recorded at their fair values, adjusted for the credit rating of the counterparty if the derivative is an asset, or adjusted for the credit rating of the Company if the derivative is a liability. See Note 5, “Debt,” for more information on our derivative instruments.

Investments – Investments are primarily debt and equity securities, the majority of which are traded in active markets, have readily determined market values and use level 1 inputs. Those debt and equity securities for which there are not active markets or the market values are not readily determinable are valued using Level 2 inputs. All of these investments are included in either Prepayments and other, or Deferred charges and other, in our Consolidated Balance Sheets.

F-95

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Items to be Disclosed at Fair Value

Long-Term Debt – The fair value of the Company’s debt has been calculated based on the borrowing rates available as of September 30, 2010, for debt with similar terms and maturities and market quotes of our publicly traded debt. As of September 30, 2010, the Company’s outstanding debt had a fair value of $19,870.9 million and a carrying value of $19,717.1 million. The Company’s interest rate swaps used for hedging purposes had fair values equal to their carrying values, in the aggregate a liability of $418.1 million, and our interest rate cap agreements had a fair value equal to their carrying value as an asset of $1.3 million at September 30, 2010. See additional discussion about derivatives in Note 5, “Debt”.

Interest-only Participations – Late in 2009, a subsidiary of HOC acquired certain interest only participations payable by certain predecessor entities of PHW Las Vegas. When the Company assumed the debt in connection with the acquisition of Planet Hollywood, these interest only participations survived the transaction and remain outstanding as an asset of a subsidiary of HOC as of September 30, 2010. In connection with both the initial acquisition of the interest only participations and the acquisition of Planet Hollywood, the fair value of these participations was determined based upon valuations as of each date. As the Company owns 100% of the outstanding participations, there is no active market available to determine a trading fair value at any point in time. As a result, the Company does not have the ability to update the fair value of the interest only participations subsequent to their acquisition and valuation, other than by estimating fair value based upon discounted future cash flows. Since discounted cash flows were used as the primary basis for valuation upon their acquisition, and are also being used as the method to determine the amortization of the value of such participations into earnings, the Company believes that the book value of the interest only participations at September 30, 2010 approximates their fair value.

Note 11—Commitments and Contingent Liabilities

Contractual Commitments

We continue to pursue additional casino development opportunities that may require, individually and in the aggregate, significant commitments of capital, up-front payments to third parties and development completion guarantees.

The agreements pursuant to which we manage casinos on Indian lands contain provisions required by law that provide that a minimum monthly payment be made to the tribe. That obligation has priority over scheduled repayments of borrowings for development costs and over the management fee earned and paid to the manager. In the event that insufficient cash flow is generated by the operations to fund this payment, we must pay the shortfall to the tribe. Subject to certain limitations as to time, such advances, if any, would be repaid to us in future periods in which operations generate cash flow in excess of the required minimum payment. These commitments will terminate upon the occurrence of certain defined events, including termination of the management contract. Our aggregate monthly commitment for the minimum guaranteed payments, pursuant to these contracts for the three managed Indian-owned facilities now open, which extend for periods of up to 51 months from September 30, 2010, is $1.2 million. Each of these casinos currently generates sufficient cash flows to cover all of its obligations, including its debt service.

In February 2008, we entered into an agreement with the State of Louisiana whereby we extended our guarantee of an annual payment obligation of $60.0 million of Jazz Casino Company, LLC, our wholly-owned subsidiary and owner of Harrah’s New Orleans, owed to the State of Louisiana. The guarantee currently expires on March 31, 2011.

F-96

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

In addition to the guarantees discussed above, we had total aggregate non-cancelable purchase obligations of $932.5 million as of September 30, 2010, including construction-related commitments.

Contingent Liability—Nevada Sales and Use Tax

The Supreme Court of Nevada decided in early 2008 that food purchased for subsequent use in the provision of complimentary and/or employee meals is exempt from use tax. Previously, such purchases were subject to use tax and the Company has claimed, but not recognized into earnings, a use tax refund totaling $32.2 million, plus interest, as a result of the 2008 decision. In early 2009, the Nevada Department of Taxation audited our refund claim, but has taken the position that those same purchases are now subject to sales tax; therefore, they subsequently issued a sales tax assessment totaling $27.4 million plus interest after application of our refund on use tax. While we have established certain reserves against possible loss on this matter, we believe that the Nevada Department of Taxation’s position has no merit and we moved the matter to a procedural, administrative hearing before a Nevada Department of Taxation administrative law judge.

On October 21, 2010, the administrative law judge issued a decision and ruled in our favor on a number of key issues. Each party may file an appeal with the Nevada Tax Commission and we are contemplating whether to appeal certain rulings.

Contingent Liability—Employee Benefit Obligations

In December 1998, Hilton Hotels Corporation (Hilton) spun-off its gaming operations as Park Place Entertainment Corporation (Park Place). In connection with the spin-off, Hilton and Park Place entered into various agreements, including an Employee Benefits and Other Employment Allocation Agreement dated December 31, 1998 (the Allocation Agreement) whereby Park Place assumed or retained, as applicable, certain liabilities and excess assets, if any, related to the Hilton Hotels Retirement Plan (the Hilton Plan) based on the accrued benefits of Hilton employees and Park Place employees. Park Place changed its name to Caesars Entertainment, Inc. (Caesars) and the Company acquired Caesars in June 2005. In 1999 and 2005, the United States District Court for the District of Columbia certified two nationwide classes in the lawsuit against Hilton and others alleging that the Hilton Plan’s benefit formula was backloaded in violation of ERISA, and that Hilton and the other defendants failed to properly calculate Hilton Plan participants’ service for vesting purposes. In May 2009, the Court issued a decision granting summary judgment to the plaintiffs. Thereafter, the Court required the parties to attempt to agree on a remedies determination and further required the parties to submit briefs to the Court in support of their positions. On September 7, 2010, the Court issued an opinion resolving certain of Hilton’s and the plaintiffs’ issues regarding a remedies determination and requiring the parties to confer and take other actions in an effort to resolve the remaining issues. The Court may require the parties to submit additional briefs and schedules to support their positions and intends to hold another hearing before issuing a final judgment. Prior to the Court’s latest opinion, we were advised by counsel for the defendants that the plaintiffs have estimated that the damages are in the range of $180.0 million to $250.0 million. Counsel for the defendants further advised that approximately $50.0 million of the damages relates to questions regarding the proper size of the class and the amount, if any, of damages to any additional class members due to issues with Hilton’s record keeping.

The Company received a letter from Hilton dated October 7, 2009 notifying the Company for the first time of this lawsuit and alleging that the Company has potential liability for the above described claims under the terms of the Allocation Agreement. Based on the terms of the Allocation Agreement, the Company believes its maximum potential exposure is approximately 30% to 33% of the amount ultimately awarded as damages. The

F-97

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Company is not a party to the proceedings between the plaintiffs and the defendants and has not participated in the defense of the litigation or in any discussions between the plaintiffs and the defendants about potential remedies or damages. Further, the Company does not have access to information sufficient to enable the Company to make an independent judgment about the possible range of loss in connection with this matter. Based on conversations between a representative of the Company and a representative of the defendants, the Company believes it is probable that damages will be at least $80.0 million and, accordingly, the Company recorded a charge of $25.0 million in accordance with ASC 450, Contingencies, during the second quarter 2010 in relation to this matter. The Company has not changed its belief respecting the damages which may be awarded in this lawsuit as a result of the aforementioned recent opinion of the Court. The Company also continues to believe that it may have various defenses if a claim under the Allocation Agreement is asserted against the Company, including defenses as to the amount of damages. Because the Company has not had access to sufficient information regarding this matter, we cannot at this time predict the ultimate outcome of this matter or the possible additional loss, if any.

Employment Agreements

We have an employment agreement with one executive that provides for payments to the executive in the event of his termination after a change in control, as defined, and provides for, among other things, a compensation payment of 3.0 times the executive’s average annual compensation, as defined. The estimated amount, computed as of September 30, 2010, that would be payable under the agreement to the executive based on the compensation payment aggregated approximately $17.3 million. The estimated amount that would be payable to the executive does not include the tax gross-up payment, provided for in the agreement, that would be payable to the executive if the executive becomes entitled to severance payments which are subject to federal excise tax.

Self-Insurance

We are self-insured for various levels of general liability, workers’ compensation, employee medical coverage and other coverage. Insurance claims and reserves include accruals of estimated settlements for known claims, as well as accruals of actuarial estimates of incurred but not reported claims.

Note 12—Litigation

Litigation Related to Development

On March 6, 2008, Caesars Bahamas Investment Corporation (“CBIC”), an indirect subsidiary of HOC, terminated its previously announced agreement to enter into a joint venture in the Bahamas with Baha Mar Joint Venture Holdings Ltd. and Baha Mar JV Holding Ltd. (collectively, “Baha Mar”). To enforce its rights, on March 13, 2008, CBIC filed a complaint against Baha Mar, and the Baha Mar Development Company Ltd., in the Supreme Court of the State of New York, seeking a declaratory judgment with respect to CBIC’s rights under the Subscription and Contribution Agreement (the “Subscription Agreement”), between CBIC and Baha Mar dated January 12, 2007. Pursuant to the Subscription Agreement, CBIC agreed, subject to certain conditions, to subscribe for shares in Baha Mar Joint Venture Holdings Ltd., which was formed to develop and construct a casino, golf course and resort project in the Bahamas. The complaint alleges that (i) the Subscription Agreement grants CBIC the right to terminate the agreement at any time prior to the closing of the transactions contemplated therein, if the closing does not occur on time; (ii) the closing did not occur on time; and, (iii) CBIC exercised its right to terminate the Subscription Agreement, and to abandon the transactions contemplated therein. The complaint seeks a declaratory judgment that the Subscription Agreement has been terminated in accordance with its terms and the transactions contemplated therein have been abandoned.

F-98

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Baha Mar and Baha Mar Development Company Ltd. (“Baha Mar Development”) filed an Amended Answer and Counterclaims against CBIC and a Third Party Complaint dated June 18, 2008 against HOC in the Supreme Court of the State of New York. Baha Mar and Baha Mar Development allege that CBIC wrongfully terminated the Subscription Agreement and that CBIC wrongfully failed to make capital contributions under the Joint Venture Investors Agreement, by and between CBIC and Baha Mar, dated January 12, 2007. In addition, Baha Mar and Baha Mar Development allege that HOC wrongfully failed to perform its purported obligations under the Harrah’s Baha Mar Joint Venture Guaranty, dated January 12, 2007. Baha Mar and Baha Mar Development assert claims for breach of contract, breach of fiduciary duty, promissory estoppel, equitable estoppel and negligent misrepresentation. Baha Mar and Baha Mar Development seek (i) declaratory relief; (ii) specific performance; (iii) the recovery of alleged monetary damages; (iv) the recovery of attorneys fees, costs, and expenses and (v) the dismissal with prejudice of CBIC’s Complaint. CBIC and HOC each answered, denying all allegations of wrongdoing. During the quarter ended June 30, 2009, both sides filed motions for summary judgment.

At the conclusion of oral argument on October 6, 2009, on cross motions for summary judgment, the Court stated that it was going to grant summary judgment to CBIC and HOC and that Baha Mar Development’s claims are dismissed. The Court entered its written decision on February 1, 2010. On February 18, 2010, Baha Mar Development filed an appeal. CBIC and HOC filed an appellate brief on April 21, 2010. Additionally, in January 2010 CBIC and HOC filed a motion to recover attorney’s fees and in March 2010 Baha Mar Development filed a motion for a stay of fee hearing pending appeal. On April 1, 2010, the state appeals court refused to grant Baha Mar Development’s motion for a stay of the fee hearing.

The fee hearing was heard on June 23, 2010 and was continued until July 2, 2010. On July 1, 2010, in a unanimous opinion, the appeals court affirmed the trial court’s grant of summary judgment in HOC’s favor dismissing Baha Mar’s tort, fraud and breach of contract claims and declaring that HOC properly exercised a valid right to terminate the joint venture. The appeals court also held that HOC was entitled to recover its attorney’s fees and costs incurred in the litigation with the amount to be determined per the trial court fee hearing process. Because the appeals court decision is unanimous, Baha Mar has no right to appeal to the New York Court of Appeals. On July 2, 2010, HOC and Baha Mar had an evidentiary hearing on HOC’s fee claim. On August 10, 2010, a special referee appointed by the court to recommend a fee judgment amount against the plaintiff recommended that the court enter an order awarding the Company nearly $12.2 million in fees. We await the court’s decision.

Litigation Related to the December 2008 Exchange Offer

On January 9, 2009, S. Blake Murchison and Willis Shaw filed a purported class action lawsuit in the United Stated District Court for the District of Delaware, Civil Action No. 09-00020-SLR, against Harrah’s Entertainment, Inc. and its board of directors, and Harrah’s Operating Company, Inc. The lawsuit was amended on March 4, 2009, alleging that the bond exchange offer which closed on December 24, 2008 wrongfully impaired the rights of bondholders. The amended complaint alleges, among others, breach of the bond indentures, violation of the Trust Indenture Act of 1939, equitable rescission, and liability claims against the members of the board. The amended complaint seeks, among other relief, class certification of the lawsuit, declaratory relief that the alleged violations occurred, unspecified damages to the class, and attorneys’ fees. On April 30, 2009 the defendants stipulated to the plaintiff’s request to dismiss the lawsuit, without prejudice, which the court entered on June 18, 2009. Plaintiff requested the court to award it attorneys’ fees. On March 31, 2010, the court denied plaintiff’s request for fees and plaintiff filed a notice of appeal with the Third Circuit United States Courts of Appeal.

F-99

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Note 13—Comprehensive Loss

The following activity affected comprehensive loss:

	Quarter Ended September 30,		Nine Months Ended September 30,
(In millions)	2010	2009	2010	2009
Net (loss)/income	$(163.2)	$(1,621.1)	$(629.3)	$548.1
Pension adjustments	(1.1)	(1.0)	(0.7)	(0.7)
Reclassification of loss on derivative instruments from other comprehensive loss to net loss, net of tax	0.1	0.1	0.4	0.4
Foreign current translation adjustment, net of tax	9.0	11.2	7.6	33.5
Fair market value of swap agreements, net of tax	(9.9)	(54.9)	(73.1)	(50.2)
Fair market value of interest rate cap agreements, net of tax	—	—	(0.1)	—
Fair market value of interest rate cap agreements on commercial mortgage-backed securities, net of tax	4.6	(5.8)	(17.2)	15.5

Total comprehensive (loss)/income	$(160.5)	$(1,671.5)	$(712.4)	$546.6

Note 14—Earnings Per Share

The following table reconciles net (loss)/income attributable to Harrah’s Entertainment, Inc. to net (loss)/income available to common stockholders used in our calculation of basic earnings per share and to net (loss)/income available to common stockholders used in our calculation of diluted earnings per share. It also reconciles the weighted-average number of common and common equivalent shares used in the calculations of basic and diluted earnings per share.

	Quarter ended September 30,		Nine months ended September 30,
(in millions, except share and per share amounts)	2010	2009	2010	2009
Net (loss)/income attributable to Harrah’s Entertainment, Inc.	$(164.8)	$(1,624.3)	$(634.4)	$532.0
Preferred stock dividends	—	(82.0)	—	(259.3)

Net (loss)/income available to common stockholders used to calculate basic earnings per share	(164.8)	(1,706.3)	(634.4)	272.7
Effect of dilutive securities on net (loss)/income available to common stockholders	—	—	—	259.3

Net (loss)/income available to common stockholders used to calculate diluted earnings per share	$(164.8)	$(1,706.3)	$(634.4)	$532.0

Weighted-average common shares outstanding used in the calculation of basic earnings per share	60,551,645	40,678,117	54,218,369	40,687,765
Potential dilution from stock options and warrants	—	—	—	33,063
Potential dilution from convertible preferred shares	—	—	—	76,630,857

Weighted-average common and common equivalent shares used in the calculation of diluted earnings per share	60,551,645	40,678,117	54,218,369	117,351,685

Antidilutive stock options, warrants, and convertible preferred shares excluded from the calculation of diluted earnings per share	4,364,199	79,579,564	22,899,789	2,998,941

Earnings per share on net (loss)/income—basic	$(2.72)	$(41.95)	$(11.70)	$6.70

Earnings per share on net (loss)/income—diluted	$(2.72)	$(41.95)	$(11.70)	$4.53

F-100

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

Note 15—Supplemental Cash Flow Disclosures

Cash Paid for Interest and Taxes

The following table reconciles our interest expense, net of capitalized interest, per the Consolidated Condensed Statements of Operations, to cash paid for interest, net of amount capitalized:

	Nine months ended September 30,
(In millions)	2010	2009
Interest expense, net of interest capitalized	$1,471.9	$1,404.7
Adjustments to reconcile to cash paid for interest:
Net change in accruals	(237.8)	104.1
Amortization of deferred finance charges	(59.9)	(106.7)
Net amortization of discounts and premiums	(120.2)	(105.7)
Amortization of other comprehensive income	(31.4)	(2.2)
Rollover of Paid-in-Kind (“PIK”) interest into principal	(1.1)	(79.1)
Change in accrual (related to PIK interest)	—	(40.1)
Change in fair value of derivative instruments	54.1	—

Cash paid for interest, net of amount capitalized	$1,075.6	$1,175.0

Cash payments of income taxes, net	$25.9	$29.2

Significant 2010 non-cash transactions include the acquisition of Planet Hollywood discussed in Note 3, “Acquisitions,” the impairment of goodwill and other non-amortizing intangible assets discussed in Note 4, “Goodwill and Other Intangible Assets,” the first quarter 2010 conversion of preferred shares into common shares and the elimination of cumulative dividends on such preferred shares discussed in Note 7, “Preferred and Common Stock,” the second quarter 2010 write-down of long-term note receivable and litigation charge discussed in Note 8, “Write-downs, Reserves and Recoveries,” and the recording of a federal income tax receivable discussed in Note 9, “Income Taxes.”

Note 16—Related Party Transactions

In connection with the Acquisition, Apollo, TPG and their affiliates entered into a services agreement with Harrah’s Entertainment relating to the provision of financial and strategic advisory services and consulting services. In addition, we pay a monitoring fee for management services and advice. Fees, which are included in Corporate expense in our Consolidated Statements of Operations, for the quarter and nine months ended September 30, 2010, were $7.1 million and $21.4 million, respectively. For the quarter and nine months ended September 30, 2009, fees paid to Apollo and TPG totaled approximately $7.2 million and $21.5 million, respectively. We also reimburse Apollo and TPG for expenses that they incur related to their management services.

Note 17—Subsequent Events

On October 15, 2010, Harrah’s Entertainment filed a registration statement with the Securities and Exchange Commission relating to an initial public offering of its common stock as an amendment to a previously filed registration statement. Harrah’s Entertainment intends to sell up to $575.0 million of its common stock in this offering and anticipates using the net proceeds from this offering to fund growth projects and for general corporate purposes.

F-101

HARRAH’S ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS—(Continued)

SEPTEMBER 30, 2010

(UNAUDITED)

On October 28, 2010, Chester Downs and Marina, LLC, a majority-owned subsidiary of HOC and owner of Harrah’s Chester, amended its existing senior secured term loan facility to obtain an additional $40.0 million of term loans. The additional loans have substantially the same terms as the existing term loans including with respect to interest rate, maturity and security. The proceeds of the additional loans will be used for general corporate purposes, including the repayment of indebtedness and capital expenditures.

Also in October 2010, the Company executed a term sheet pursuant to which it may acquire a minority interest in Philadelphia Entertainment and Development Partners, L.P., the holder of a license to develop and operate a casino project in Philadelphia, Pennsylvania. In addition to acquiring a minority interest, the Company would be primarily responsible for design and development of the project and enter into a management agreement to manage the project upon opening. The casino project is expected to open during 2012. Completion of the transaction is subject to a number of conditions, including without limitation the negotiation of definitive documentation, receipt of required regulatory approvals, receipt of acceptable financing, and other terms and conditions.

Note 18—Consolidating Financial Information of Guarantors and Issuers

As of September 30, 2010, HOC is the issuer of certain debt securities that have been guaranteed by Harrah’s Entertainment and certain subsidiaries of HOC. The following consolidating schedules present condensed financial information for Harrah’s Entertainment, the parent and guarantor; HOC, the subsidiary issuer; guarantor subsidiaries of HOC; and non-guarantor subsidiaries of Harrah’s Entertainment and HOC, which include PHW Las Vegas and the CMBS properties, as of September 30, 2010, and December 31, 2009, and for the quarters and nine months ended September 30, 2010 and 2009.

In lieu of providing separate unaudited financial statements for the guarantor subsidiaries, we have included the accompanying consolidating condensed financial statements based on the Securities and Exchange Commission’s interpretation and application of ASC 470-10-S99, (Rule 3-10 of the Securities and Exchange Commission’s Regulation S-X). Management does not believe that separate financial statements of the guarantor subsidiaries are material to our investors. Therefore, separate financial statements and other disclosures concerning the guarantor subsidiaries are not presented.

F-102

HARRAH’S ENTERTAINMENT, INC.

CONDENSED CONSOLIDATING BALANCE SHEET

SEPTEMBER 30, 2010

(in millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Assets
Current assets
Cash and cash equivalents	$316.7	$380.5	$262.1	$364.4	$—	$1,323.7
Receivables, net of allowance for doubtful accounts	—	9.7	225.5	99.2	—	334.4
Deferred income taxes	—	71.6	64.5	18.1	—	154.2
Prepayments and other	—	15.4	86.0	70.9	—	172.3
Federal income tax receivable	—	233.3	—	—	—	233.3
Inventories	—	0.4	32.5	15.6	—	48.5
Intercompany receivables	2.2	266.5	324.7	295.1	(888.5)	—

Total current assets	318.9	977.4	995.3	863.3	(888.5)	2,266.4
Land, buildings, riverboats and equipment, net of accumulated depreciation	—	227.6	10,557.3	7,132.0	—	17,916.9
Assets held for sale	—	—	2.9	—	—	2.9
Goodwill	—	—	1,646.1	1,767.6	—	3,413.7
Intangible assets other than goodwill	—	5.8	4,124.5	668.9	—	4,799.2
Investments in and advances to nonconsolidated affiliates	501.1	13,784.2	7.6	62.1	(14,318.8)	36.2
Deferred charges and other	—	414.2	195.0	243.4	—	852.6
Intercompany receivables	210.0	1,108.3	1,187.7	706.6	(3,212.6)	—

	$1,030.0	$16,517.5	$18,716.4	$11,443.9	$(18,419.9)	$29,287.9

Liabilities and Stockholders’ Equity/ (Deficit)
Current liabilities
Accounts payable	$4.2	$105.2	$86.5	$65.6	$—	$261.5
Interest payable	—	418.0	1.9	9.8	—	429.7
Accrued expenses and other current liabilities	3.6	234.8	459.4	500.6	—	1,198.4
Current portion of long-term debt	—	30.0	5.7	219.4	—	255.1
Intercompany payables	—	37.7	477.4	373.4	(888.5)	—

Total current liabilities	7.8	825.7	1,030.9	1,168.8	(888.5)	2,144.7
Long-term debt	—	13,629.8	68.6	5,776.7	(13.1)	19,462.0
Deferred credits and other	—	737.8	134.1	99.0	—	970.9
Deferred income taxes	(0.2)	1,226.0	2,536.9	1,885.0	—	5,647.7
Intercompany notes	4.0	298.1	1,473.4	1,437.1	(3,212.6)	—

	11.6	16,717.4	5,243.9	10,366.6	(4,114.2)	28,225.3

Harrah’s Entertainment, Inc. stockholders’ equity/(deficit)	1,018.4	(199.9)	13,472.5	1,033.1	(14,305.7)	1,018.4
Non-controlling interests	—	—	—	44.2	—	44.2

Total Stockholders’ equity/(deficit)	1,018.4	(199.9)	13,472.5	1,077.3	(14,305.7)	1,062.6

	$1,030.0	$16,517.5	$18,716.4	$11,443.9	$(18,419.9)	$29,287.9

F-103

HARRAH’S ENTERTAINMENT, INC.

CONDENSED CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2009

(in millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Assets
Current assets
Cash and cash equivalents	$122.7	$(15.6)	$445.2	$365.8	$—	$918.1
Receivables, net of allowance for doubtful accounts	—	10.2	237.5	75.8	—	323.5
Deferred income taxes	—	60.0	68.4	19.8	—	148.2
Prepayments and other	—	12.5	79.8	64.1	—	156.4
Inventories	—	0.6	33.5	18.6	—	52.7
Intercompany receivables	0.2	478.4	261.3	232.5	(972.4)	—

Total current assets	122.9	546.1	1,125.7	776.6	(972.4)	1,598.9
Land, buildings, riverboats and equipment, net of accumulated depreciation	—	240.3	10,500.2	7,184.3	—	17,924.8
Assets held for sale	—	—	16.7	—	—	16.7
Goodwill	—	—	1,753.0	1,703.9	—	3,456.9
Intangible assets other than goodwill	—	6.3	4,230.2	714.8	—	4,951.3
Investments in and advances to nonconsolidated affiliates	1,846.1	15,056.8	70.2	627.3	(17,506.4)	94.0
Deferred charges and other	—	399.0	246.4	291.2	—	936.6
Intercompany receivables	—	1,348.7	1,687.8	706.9	(3,743.4)	—

	$1,969.0	$17,597.2	$19,630.2	$12,005.0	$(22,222.2)	$28,979.2

Liabilities and Stockholders’ (Deficit)/Equity
Current liabilities
Accounts payable	$—	$97.7	$104.6	$58.5	$—	$260.8
Interest payable	—	184.8	1.9	8.9	—	195.6
Accrued expenses and other current liabilities	8.6	205.2	449.7	411.3	—	1,074.8
Current portion of long-term debt	—	30.0	6.3	38.0	—	74.3
Intercompany payables	1.8	34.1	412.0	524.5	(972.4)	—

Total current liabilities	10.4	551.8	974.5	1,041.2	(972.4)	1,605.5
Long-term debt	—	13,601.0	98.1	5,747.8	(578.1)	18,868.8
Deferred credits and other	—	642.9	147.8	81.8	—	872.5
Deferred income taxes	—	1,520.1	2,446.5	1,890.3	—	5,856.9
Intercompany notes	239.0	98.1	1,973.5	1,432.8	(3,743.4)	—

	249.4	16,413.9	5,640.4	10,193.9	(5,293.9)	27,203.7

Preferred stock	2,642.5	—	—	—	—	2,642.5

Harrah’s Entertainment, Inc. stockholders’ (deficit)/equity	(922.9)	1,183.3	13,989.8	1,755.2	(16,928.3)	(922.9)
Non-controlling interests	—	—	—	55.9	—	55.9

Total Stockholders’ (deficit)/equity	(922.9)	1,183.3	13,989.8	1,811.1	(16,928.3)	(867.0)

	$1,969.0	$17,597.2	$19,630.2	$12,005.0	$(22,222.2)	$28,979.2

F-104

HARRAH’S ENTERTAINMENT, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

QUARTER ENDED SEPTEMBER 30, 2010

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Revenues
Casino	$—	$19.9	$1,161.9	$602.5	$—	$1,784.3
Food and beverage	—	5.1	223.3	166.6	—	395.0
Rooms	—	5.4	155.4	135.2	—	296.0
Management fees	—	—	14.5	0.5	(5.9)	9.1
Other	—	18.5	95.3	82.9	(41.2)	155.5
Less: casino promotional allowances	—	(7.0)	(217.8)	(126.6)	—	(351.4)

Net revenues	—	41.9	1,432.6	861.1	(47.1)	2,288.5

Operating expenses
Direct
Casino	—	12.8	644.8	353.3	—	1,010.9
Food and beverage	—	2.0	85.0	77.0	—	164.0
Rooms	—	0.5	31.5	35.2	—	67.2
Property general, administrative and other	—	16.0	335.2	221.0	(31.4)	540.8
Depreciation and amortization	—	1.8	116.1	63.5	—	181.4
Project opening costs	—	—	0.7	1.0	—	1.7
Write-downs, reserves and recoveries	—	6.6	16.2	5.9	—	28.7
Impairment of intangible assets	—	—	38.0	6.0	—	44.0
Losses/(income) on interests in non-consolidated affiliates	160.0	(94.9)	(6.7)	(0.6)	(56.1)	1.7
Corporate expense	6.2	19.0	5.0	17.9	(15.7)	32.4
Acquisition and integration costs	—	0.5	—	0.2	—	0.7
Amortization of intangible assets	—	0.2	23.3	15.8	—	39.3

Total operating expenses	166.2	(35.5)	1,289.1	796.2	(103.2)	2,112.8

(Loss)/income from operations	(166.2)	77.4	143.5	64.9	56.1	175.7
Interest expense, net of interest capitalized	(3.1)	(446.5)	(20.7)	(100.9)	47.6	(523.6)
Gains on early extinguishments of debt	—	—	—	77.4	—	77.4
Other income, including interest income	1.7	21.1	18.5	16.1	(47.6)	9.8

(Loss)/income from continuing operations before income taxes	(167.6)	(348.0)	141.3	57.5	56.1	(260.7)
Benefit/(provision) for income taxes	2.8	160.7	(39.1)	(26.9)	—	97.5

Net (loss)/income	(164.8)	(187.3)	102.2	30.6	56.1	(163.2)
Less: net income attributable to non-controlling interests	—	—	—	(1.6)	—	(1.6)

Net (loss)/income attributable to Harrah’s Entertainment, Inc.	$(164.8)	$(187.3)	$102.2	$29.0	$56.1	$(164.8)

F-105

HARRAH’S ENTERTAINMENT, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

QUARTER ENDED SEPTEMBER 30, 2009

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Revenues
Casino	$—	$22.1	$1,218.2	$581.7	$—	$1,822.0
Food and beverage	—	4.8	219.3	157.4	—	381.5
Rooms	—	5.1	154.3	112.1	—	271.5
Management fees	—	2.1	23.2	0.4	(10.8)	14.9
Other	—	11.0	90.3	85.8	(27.6)	159.5
Less: casino promotional allowances	—	(6.8)	(230.9)	(129.5)	—	(367.2)

Net revenues	—	38.3	1,474.4	807.9	(38.4)	2,282.2

Operating expenses
Direct
Casino	—	11.7	652.1	333.8	—	997.6
Food and beverage	—	2.4	82.5	68.0	—	152.9
Rooms	—	0.5	28.9	24.9	—	54.3
Property general, administrative and other	—	7.2	340.7	195.1	(29.3)	513.7
Depreciation and amortization	—	1.8	122.8	51.0	—	175.6
Project opening costs	—	—	0.1	0.2	—	0.3
Write-downs, reserves and recoveries	—	(28.4)	44.1	8.6	—	24.3
Impairment of intangible assets	—	—	1,090.2	238.4	—	1,328.6
Losses/(income) on interests in non-consolidated affiliates	1,619.1	1,039.2	(6.4)	0.5	(2,651.2)	1.2
Corporate expense	8.0	27.3	4.3	9.2	(9.1)	39.7
Acquisition and integration costs	—	—	—	—	—	—
Amortization of intangible assets	—	0.2	28.3	15.7	—	44.2

Total operating expenses	1,627.1	1,061.9	2,387.6	945.4	(2,689.6)	3,332.4

(Loss)/income from operations	(1,627.1)	(1,023.6)	(913.2)	(137.5)	2,651.2	(1,050.2)
Interest expense, net of interest capitalized	—	(398.6)	(37.1)	(99.9)	91.1	(444.5)
Gains on early extinguishments of debt	—	(1.5)	—	—	—	(1.5)
Other income, including interest income	—	23.2	27.1	44.9	(91.1)	4.1

(Loss)/income from continuing operations before income taxes	(1,627.1)	(1,400.5)	(923.2)	(192.5)	2,651.2	(1,492.1)
Benefit/(provision) for income taxes	2.8	(6.9)	(128.3)	3.5	—	(128.9)

(Loss)/income from continuing operations, net of tax	(1,624.3)	(1,407.4)	(1,051.5)	(189.0)	2,651.2	(1,621.0)

Discontinued operations
Loss from discontinued operations	—	—	(0.1)	—	—	(0.1)
Benefit for income taxes	—	—	—	—	—	—

Loss from discontinued operations, net	—	—	(0.1)	—	—	(0.1)

Net (loss)/income	(1,624.3)	(1,407.4)	(1,051.6)	(189.0)	2,651.2	(1,621.1)
Less: net income attributable to non-controlling interests	—	—	—	(3.2)	—	(3.2)

Net (loss)/income attributable to Harrah’s Entertainment, Inc.	$(1,624.3)	$(1,407.4)	$(1,051.6)	$(192.2)	$2,651.2	$(1,624.3)

F-106

HARRAH’S ENTERTAINMENT, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2010

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Revenues
Casino	$—	$55.1	$3,421.9	$1,774.3	$—	$5,251.3
Food and beverage	—	14.6	659.1	484.1	—	1,157.8
Rooms	—	14.4	450.7	393.4	—	858.5
Management fees	—	2.6	46.0	1.1	(18.5)	31.2
Other	—	37.1	273.6	236.7	(107.5)	439.9
Less: casino promotional allowances	—	(19.0)	(646.9)	(375.2)	—	(1,041.1)

Net revenues	—	104.8	4,204.4	2,514.4	(126.0)	6,697.6

Operating expenses
Direct
Casino	—	35.3	1,923.7	1,023.9	—	2,982.9
Food and beverage	—	6.0	246.2	217.5	—	469.7
Rooms	—	1.6	92.8	101.1	—	195.5
Property general, administrative and other	—	33.6	1,003.0	638.8	(95.4)	1,580.0
Depreciation and amortization	—	5.5	357.8	184.8	—	548.1
Project opening costs	—	—	2.0	2.0	—	4.0
Write-downs, reserves and recoveries	—	27.8	85.8	22.7	—	136.3
Impairment of intangible assets	—	—	138.0	6.0	—	144.0
Losses/(income) on interests in non-consolidated affiliates	622.6	(193.1)	(22.4)	0.3	(405.3)	2.1
Corporate expense	17.0	63.4	16.7	37.3	(30.6)	103.8
Acquisition and integration costs	—	0.9	0.9	6.5	—	8.3
Amortization of intangible assets	—	0.5	74.6	46.6	—	121.7

Total operating expenses	639.6	(18.5)	3,919.1	2,287.5	(531.3)	6,296.4

(Loss)/income from operations	(639.6)	123.3	285.3	226.9	405.3	401.2
Interest expense, net of interest capitalized	(3.1)	(1,274.0)	(62.6)	(296.2)	164.0	(1,471.9)
(Losses)/gains on early extinguishments of debt	—	(4.5)	—	53.2	—	48.7
Other income, including interest income	1.8	55.7	50.1	84.6	(164.0)	28.2

(Loss)/income from continuing operations before income taxes	(640.9)	(1,099.5)	272.8	68.5	405.3	(993.8)
Benefit/(provision) for income taxes	6.5	491.2	(106.6)	(26.6)	—	364.5

Net (loss)/income	(634.4)	(608.3)	166.2	41.9	405.3	(629.3)
Less: net income attributable to non-controlling interests	—	—	—	(5.1)	—	(5.1)

Net (loss)/income attributable to Harrah’s Entertainment, Inc.	$(634.4)	$(608.3)	$166.2	$36.8	$405.3	$(634.4)

F-107

HARRAH’S ENTERTAINMENT, INC.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2009

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Revenues
Casino	$—	$60.0	$3,609.3	$1,775.5	$—	$5,444.8
Food and beverage	—	13.4	639.6	476.3	—	1,129.3
Rooms	—	13.7	459.0	345.1	—	817.8
Management fees	—	6.2	71.7	1.0	(35.4)	43.5
Other	—	29.6	259.2	238.8	(79.7)	447.9
Less: casino promotional allowances	—	(17.7)	(676.5)	(380.8)	—	(1,075.0)

Net revenues	—	105.2	4,362.3	2,455.9	(115.1)	6,808.3

Operating expenses
Direct
Casino	—	34.8	1,941.3	991.9	—	2,968.0
Food and beverage	—	7.2	237.2	206.7	—	451.1
Rooms	—	1.4	83.6	75.4	—	160.4
Property general, administrative and other	—	24.3	1,008.9	575.6	(90.5)	1,518.3
Depreciation and amortization	—	6.4	360.3	150.1	—	516.8
Project opening costs	—	—	1.7	1.2	—	2.9
Write-downs, reserves and recoveries	—	(26.3)	74.3	30.6	—	78.6
Impairment of intangible assets	—	—	1,132.2	493.5	—	1,625.7
(Income)/loss on interests in non-consolidated affiliates	(551.8)	734.7	(37.6)	0.9	(144.9)	1.3
Corporate expense	30.8	68.7	12.2	24.6	(24.6)	111.7
Acquisition and integration costs	—	0.3	—	—	—	0.3
Amortization of intangible assets	—	0.5	85.2	46.0	—	131.7

Total operating expenses	(521.0)	852.0	4,899.3	2,596.5	(260.0)	7,566.8

Income/(loss) from operations	521.0	(746.8)	(537.0)	(140.6)	144.9	(758.5)
Interest expense, net of interest capitalized	—	(1,241.7)	(115.3)	(298.9)	251.2	(1,404.7)
Gains on early extinguishments of debt	—	3,931.4	—	347.8	—	4,279.2
Other income, including interest income	0.3	78.2	83.1	112.8	(251.2)	23.2

Income/(loss) from continuing operations before income taxes	521.3	2,021.1	(569.2)	21.1	144.9	2,139.2
Benefit/(provision) for income taxes	10.7	(1,205.7)	(249.4)	(146.4)	—	(1,590.8)

Income/(loss) from continuing operations, net of tax	532.0	815.4	(818.6)	(125.3)	144.9	548.4

Discontinued operations
Loss from discontinued operations	—	—	(0.4)	—	—	(0.4)
Benefit for income taxes	—	—	0.1	—	—	0.1

Loss from discontinued operations, net	—	—	(0.3)	—	—	(0.3)

Net (loss)/income	532.0	815.4	(818.9)	(125.3)	144.9	548.1
Less: net income attributable to non-controlling interests	—	—	—	(16.1)	—	(16.1)

Net income/(loss) attributable to Harrah’s Entertainment, Inc.	$532.0	$815.4	$(818.9)	$(141.4)	$144.9	$532.0

F-108

HARRAH’S ENTERTAINMENT, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2010

(in millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Cash flows provided by/(used in) operating activities	$644.1	$(117.6)	$(122.5)	$(95.6)	$—	$308.4

Cash flows (used in)/provided by investing activities
Land, buildings, riverboats and equipment additions, net of change in construction payables	—	(3.1)	(78.6)	(42.9)	—	(124.6)
Additional investment in subsidiaries	—	(18.8)	(0.9)	(43.5)	—	(63.2)
Payment made for partnership interest	—	—	—	(19.5)	—	(19.5)
Payment made for Pennsylvania gaming rights	—	—	—	(16.5)	—	(16.5)
Cash acquired in business acquisitions	—	—	—	33.0	—	33.0
Investments in and advances to non-consolidated affiliates	—	—	(5.0)	—	—	(5.0)
Proceeds from other asset sales	—	—	14.3	—	—	14.3
Other	—	—	(10.6)	(3.8)	—	(14.4)

Cash flows used in investing activities	—	(21.9)	(80.8)	(93.2)	—	(195.9)

Cash flows (used in)/provided by financing activities
Proceeds from the issuance of long-term debt	—	740.8	—	551.4	—	1,292.2
Debt issuance costs	—	(17.8)	—	(2.3)	—	(20.1)
Discount on debt	—	—	—	(38.8)	—	(38.8)
Borrowings under lending agreements	—	1,175.0	—	—	—	1,175.0
Repayments under lending agreements	—	(1,602.0)	—	(3.0)	—	(1,605.0)
Cash paid in connection with early extinguishment of debt	—	(219.9)	—	(53.6)	—	(273.5)
Scheduled debt retirements	—	(191.0)	—	(23.7)	—	(214.7)
Non-controlling interests’ distributions, net of contributions	—	—	—	(5.8)	—	(5.8)
Other	(1.3)	—	(6.6)	(0.4)	—	(8.3)
Transfers (to)/from affiliates	(448.8)	650.5	26.7	(228.4)	—	—

Cash flows (used in)/provided by financing activities	(450.1)	535.6	20.1	195.4	—	301.0

Effect of deconsolidation of variable interest entities	—	—	—	(7.9)	—	(7.9)

Net increase/(decrease) in cash and cash equivalents	194.0	396.1	(183.2)	(1.3)	—	405.6
Cash and cash equivalents, beginning of period	122.7	(15.6)	445.2	365.8	—	918.1

Cash and cash equivalents, end of period	$316.7	$380.5	$262.0	$364.5	$—	$1,323.7

F-109

HARRAH’S ENTERTAINMENT, INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2009

(In millions)	HET (Parent)	Subsidiary Issuer	Guarantors	Non- Guarantors	Consolidating/ Eliminating Adjustments	Total
Cash flows (used in)/provided by operating activities	$15.3	$(368.8)	$258.2	$492.9	$—	$397.6

Cash flows (used in)/provided by investing activities
Land, buildings, riverboats and equipment additions, net of change in construction payables	—	(5.8)	(375.6)	(30.5)	—	(411.9)
Investments in and advances to nonconsolidated affiliates	—	(12.8)	—	—	—	(12.8)
Proceeds from other asset sales	—	20.0	—	—	—	20.0
Other	—	—	—	(12.3)	—	(12.3)

Cash flows provided by/(used in) investing activities	—	1.4	(375.6)	(42.8)	—	(417.0)

Cash flows provided by/(used in) financing activities
Proceeds from issuance of long-term debt	—	2,259.6	—	—	—	2,259.6
Debt issuance costs	—	(54.1)	—	—	—	(54.1)
Borrowings under lending agreements	—	1,651.6	—	—	—	1,651.6
Repayments under lending agreements	—	(2,707.1)	—	—	—	(2,707.1)
Cash paid in connection with early extinguishments of debt	—	(467.1)	—	(213.7)	—	(680.8)
Scheduled debt retirements	—	(34.0)	—	(6.5)	—	(40.5)
Purchase of additional interest in subsidiary	—	—	—	(83.7)	—	(83.7)
Non-controlling interests’ distributions, net of contributions	—	—	—	(13.0)	—	(13.0)
Other	(2.6)	(7.9)	(4.0)	—	—	(14.5)
Transfers from/(to) affiliates	162.5	(120.4)	104.9	(147.0)	—	—

Cash flows provided by/(used in) financing activities	159.9	520.6	100.9	(463.9)	—	317.5

Cash flows from discontinued operations
Cash flows from operating activities	—	—	(0.4)	—	—	(0.4)

Cash flows used in discontinued operations	—	—	(0.4)	—	—	(0.4)

Net increase/(decrease) in cash and cash equivalents	175.2	153.2	(16.9)	(13.8)	—	297.7
Cash and cash equivalents, beginning of period	0.1	7.1	318.3	325.0	—	650.5

Cash and cash equivalents, end of period	$175.3	$160.3	$301.4	$311.2	$—	$948.2

F-110

31,250,000 Shares

Caesars Entertainment Corporation

Common Stock

PROSPECTUS

                    , 2010

Citi

Credit Suisse

BofA Merrill Lynch

Deutsche Bank Securities

Goldman, Sachs & Co.

Morgan Stanley

Sanford C. Bernstein

KeyBanc Capital Markets

Nomura

Cantor Fitzgerald & Co.

Ramirez & Co., Inc.

Through and including                     , 2010 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

Set forth below is a table of the registration fee for the Securities and Exchange Commission and estimates of all other expenses to be paid by the registrant in connection with the issuance and distribution of the securities described in the registration statement:

SEC registration fee	$94,202
National securities exchange listing fee	175,000
Financial Industry Regulatory Authority filing fee	75,500
Printing expenses	300,000
Legal fees and expenses	1,000,000
Accounting fees and expenses	200,000
Blue Sky fees and expenses	10,000
Transfer agent and registrar fees	15,000
Miscellaneous	—

Total	$1,869,702

Item 14.	Indemnification of Directors and Officers.

Harrah’s Entertainment, Inc. is incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

The bylaws of the registrant indemnifies to the fullest extent of the law every director and officer against expenses incurred by him if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation.

In addition, several directors and executive officers have entered or intend to enter into separate contractual indemnity arrangements with Harrah’s Entertainment, Inc. These arrangements provide for indemnification and the advancement of expenses to these directors and executive officers in circumstances and subject to limitations substantially similar to those described above.

Item 15.	Recent Sales of Unregistered Securities

During the past three years Harrah’s Entertainment, Inc. (the “Company”) has sold the following securities without registration under the Securities Act of 1933, as amended (the “Securities Act”).

Guarantee of 10.75% Senior Cash Pay Notes due 2016

On February 1, 2008, Harrah’s Operating Company, Inc., a wholly owned subsidiary of the Company (“HOC”) sold $4,932,417,000 aggregate principal amount of 10.5% senior cash pay notes due 2016 (the “senior cash pay notes”). The Company is a guarantor of the senior cash pay notes. Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA), LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Merrill Lynch Pierce, Fenner & Smith Incorporated acted as representatives of the initial purchasers of the sale. The senior cash pay notes were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S.

Guarantee of 10.75%/11.5% Senior Toggle Notes due 2018

On February 1, 2008, HOC sold $1,402,583,000 aggregate principal amount of 10.5%/11.5% senior toggle notes due 2018 (the “senior toggle notes”). The Company is a guarantor of the senior toggle notes. Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA), LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Merrill Lynch Pierce, Fenner & Smith Incorporated acted as representatives of the initial purchasers of the sale. The senior toggle notes were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S.

Guarantee of 10.0% Second-Priority Senior Secured Notes due 2015 and Guarantee of 10.0% Second-Priority Senior Secured Notes due 2018

On December 24 2008, HOC issued $214,800,000 aggregate principal amount of 10.0% Senior Secured Notes due 2015 (the “2015 notes”) and $847,621,000 aggregate principal amount of 10.0% Senior Secured Notes due 2018 (the “December 2018 notes”) in connection with a private exchange offer. The Company is a guarantor of the 2015 notes and the December 2018 notes. In the exchange offer, HOC exchanged the 2015 notes for the following outstanding securities:

•	$62,732,000 5.50% Senior Notes due 2010

•	$7,356,000 7.875% Senior Subordinated Notes due 2010

•	$10,172,000 8.0% Senior Notes due 2011

•	$16,447,000 8.125% Senior Subordinated Notes due 2011

•	$221,388,0000 5.375% Senior Notes due 2013

In the exchange offer, HOC exchanged the December 2018 notes for the following outstanding securities:

•	$405,167,000 5.625% Senior Notes due 2015

•	$294,369,000 6.5% Senior Notes due 2016

•	$417,550,000 5.75% Senior Notes due 2017

•	$1,160,732,000 10.75%/11.5% Senior Toggle Notes due 2018

•	$2,965,925,000 10.75% Senior Notes due 2016.

The exchange offer was made and the 2015 notes and December 2018 notes were offered and issued only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S.

Guarantee of 10.00% Second-Priority Senior Secured Notes due 2018

On April 15, 2009, HOC sold $3,705,498,000 aggregate principal amount of 10.00% Second-Priority Senior Secured Notes due 2018 (the “April 2018 notes”) in connection with a private exchange offer. The Company is a guarantor of the April 2018 notes. In the exchange offer, HOC exchanged the April 2018 notes for the following outstanding securities:

•	$85,576,000 5.50% Senior Notes due 2010

•	$44,003,000 7.875% Senior Subordinated Notes due 2010

•	$1,354,000 8.0% Senior Notes due 2011

•	$46,642,000 8.125% Senior Subordinated Notes due 2011

•	$65,689,000 5.375% Senior Notes due 2013

•	$57,317,000 5.625% Senior Notes due 2015

•	$74,496,000 6.5% Senior Notes due 2016

•	$68,884,000 5.75% Senior Notes due 2017

•	$1,104,203,324 10.75%/11.5% Senior Toggle Notes due 2018

•	$3,455,721,000 10.75% Senior Notes due 2016

•	$99,673,036 10.75%/11.5% Senior Notes due 2018

•	$342,582,493 10.75% Senior Notes due 2016

The April 2018 notes were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S.

Guarantee of 11.25% Senior Secured Notes due 2017

On June 10, 2009, Harrah’s Operating Escrow LLC and Harrah’s Escrow Corporation (the “Escrow Issuers”), wholly-owned subsidiaries of HOC, sold $1,375,000,000 aggregate principal amount of 11.25% Senior Secured Notes due 2017 (the “June 2017 notes”). HOC assumed the obligations of the Escrow Issuers under the June 2017 notes on June 10, 2009. The Company is a guarantor of the June 2017 notes. Banc of America Securities LLC acted as the representative of the initial purchasers of the sale. The aggregate offering price of the June 2017 notes was $1,323,093,750 and the aggregate discount provided to the initial purchasers was $51,906,250. The June 2017 notes were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S.

Guarantee of 11.25% Senior Secured Notes due 2017

On September 11, 2009, HOC, sold $720,000,000 aggregate principal amount of 11.25% Senior Secured Notes due 2017 (the “2017 notes”). The Company is a guarantor of the 2017 notes. J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., acted as the representatives of the initial purchasers of the sale. The aggregate offering price of the 2017 notes was $703,800,000 and the aggregate discount provided to the initial purchasers was $1,620,000. The 2017 notes were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S.

Guarantee of 12.75% Second-Priority Senior Secured Notes due 2018

On April 16, 2010, the Escrow Issuers, wholly-owned subsidiaries of HOC, sold $750,000,000 aggregate principal amount of 12.75% Second-Priority Senior Secured Notes due 2018 (the “2018 notes”). HOC assumed the obligations of the Escrow Issuers under the 2018 notes on May 20, 2010. The Company is a guarantor of the 2018 notes. Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., acted as the representatives of the initial purchasers of the sale. The aggregate offering price of the 2018 notes was $748,335,000 and the aggregate discount provided to the initial purchasers was $1,665,000. The 2018 notes were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act, and outside the United States, only to non-U.S. investors pursuant to Regulation S.

Item 16.	Exhibits and Financial Statement Schedules.

(a)	Exhibits

See the Exhibit Index immediately following the signature pages included in this Registration Statement.

(b)	Financial Statement Schedules

Schedules for the years ended December 31, 2009, 2008 and 2007, are as follows:

Schedule II—Consolidated valuation and qualifying accounts.

Schedule I, III, IV, and V are not applicable and have therefore been omitted.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Harrah’s Entertainment Inc. has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 5th day of November 2010.

HARRAH’S ENTERTAINMENT, INC.

By:	/s/ GARY W. LOVEMAN
Gary W. Loveman
Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ GARY W. LOVEMAN Gary W. Loveman	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	November 5, 2010

/s/ JONATHAN S. HALKYARD Jonathan S. Halkyard	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 5, 2010

* Diane E. Wilfong	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	November 5, 2010

* Jeffrey Benjamin	Director	November 5, 2010

* David Bonderman	Director	November 5, 2010

* Anthony Civale	Director	November 5, 2010

* Karl Peterson	Director	November 5, 2010

* Eric Press	Director	November 5, 2010

* Marc Rowan	Director	November 5, 2010

* Lynn C. Swann	Director	November 5, 2010

* Christopher J. Williams	Director	November 5, 2010

*By:	/s/ JONATHAN S. HALKYARD
Jonathan S. Halkyard Attorney-in-Fact

POWER OF ATTORNEY

Each person whose signature appears below authorizes Jonathan S. Halkyard, Timothy R. Donovan and Michael D. Cohen, or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to execute in his name and on his behalf, in any and all capacities, this Registrant’s registration statement on Form S-1 relating to the common stock and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments thereto)), necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/S/ JONATHAN COSLET Jonathan Coslet	Director	November 5, 2010

/S/ KELVIN DAVIS Kelvin Davis	Director	November 5, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement (to be filed by amendment)

*3.1	Form of Second Amended Certificate of Incorporation of Caesars Entertainment Corporation.

*3.2	Form of Amended and Restated Bylaws of Caesars Entertainment Corporation.

4.1	Indenture, dated as of January 29, 2001, between Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and Bank One Trust Company, N.A., as Trustee, relating to the 8.0% Senior Notes Due 2011. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000.)

4.2	Indenture, dated as of May 14, 2001, between Park Place Entertainment Corp., as Issuer, and Wells Fargo Bank Minnesota, National Association, as Trustee, with respect to the 8 1/8% Senior Subordinated Notes due 2011. (Incorporated by reference to the exhibit to the Registration Statement on Form S-4 of Park Place Entertainment Corporation, File No. 333-62508, filed June 7, 2001.)

4.3	First Supplemental Indenture, dated as of June 13, 2005, to Indenture, dated as of May 14, 2001, between Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc., Caesars Entertainment, Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee, with respect to the 8 1/8% Senior Subordinated Notes due 2011. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.)

4.4	Second Supplemental Indenture, dated as of July 28, 2005, among Harrah’s Entertainment, Inc., as Guarantor, Harrah’s Operating Company, Inc., as Issuer, and Wells Fargo Bank, National Association, as Trustee, to the Indenture, dated as of May 14, 2001, as amended and supplemented by a First Supplemental Indenture, dated as of June 13, 2005, with respect to the 8 1/8% Senior Subordinated Notes due 2011. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed August 2, 2005.)

4.5	Indenture, dated as of March 14, 2002, between Park Place Entertainment Corp., as Issuer, and Wells Fargo Bank Minnesota, National Association, as Trustee, with respect to the 7 7/8% Senior Subordinated Notes due 2010. (Incorporated by reference to the exhibit to the Registration Statement on Form S-4 of Park Place Entertainment Corporation, File No. 333-86142, filed April 12, 2002.)

4.6	First Supplemental Indenture, dated as of June 13, 2005, to Indenture, dated as of March 14, 2002, between Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc., Caesars Entertainment, Inc. and Wells Fargo Bank Minnesota, National Association, as Trustee, with respect to the 7 7/8% Senior Subordinated Notes due 2010. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.)

4.7	Second Supplemental Indenture, dated as of July 28, 2005, among Harrah’s Entertainment, Inc., as Guarantor, Harrah’s Operating Company, Inc., as Issuer, and Wells Fargo Bank, National Association, as Trustee, to the Indenture, dated as of March 14, 2002, as amended and supplemented by a First Supplemental Indenture, dated as of June 13, 2005, with respect to the 7 7/8% Senior Subordinated Notes due 2010. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed August 2, 2005.)

4.8	Indenture, dated as of April 11, 2003, between Park Place Entertainment Corp., as Issuer, and U.S. Bank National Association, as Trustee, with respect to the 7% Senior Notes due 2013. (Incorporated by reference to the exhibit to the Registration Statement on Form S-4 of Park Place Entertainment Corporation, File No. 333-104829, filed April 29, 2003.)

Exhibit Number	Exhibit Description

4.9	First Supplemental Indenture, dated as of June 13, 2005, to Indenture, dated as of April 11, 2003, between Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc., Caesars Entertainment, Inc. and U.S. Bank National Association, as Trustee, with respect to the 7% Senior Notes due 2013. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.)

4.10	Second Supplemental Indenture, dated as of July 28, 2005, among Harrah’s Entertainment, Inc., as Guarantor, Harrah’s Operating Company, Inc., as Issuer, and U.S. Bank National Association, as Trustee, to the Indenture, dated as of April 11, 2003, as amended and supplemented by a First Supplemental Indenture, dated as of June 13, 2005, with respect to the 7% Senior Notes due 2013. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed August 2, 2005.)

4.11	Indenture, dated as of December 11, 2003, between Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.375% Senior Notes due 2013. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.)

4.12	Indenture, dated as of June 25, 2004, between Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.50% Senior Notes due 2010. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004.)

4.13	Amended and Restated Indenture, dated as of July 28, 2005, among Harrah’s Entertainment, Inc., as Guarantor, Harrah’s Operating Company, Inc., as Issuer, and U.S. Bank National Association, as Trustee, relating to the Floating Rate Contingent Convertible Senior Notes due 2024. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed August 2, 2005.)

4.14	First Supplemental Indenture, dated as of September 9, 2005, to Amended and Restated Indenture, dated as of July 28, 2005, among Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc. as Guarantor, and U.S. Bank National Association, as Trustee, relating to the Floating Rate Contingent Convertible Senior Notes due 2024. (Incorporated by reference to the exhibit to the Registration Statement on Form S-3/A of Harrah’s Entertainment, Inc., File No. 333-127210, filed September 19, 2005.)

4.15	Second Supplemental Indenture, dated as of January 8, 2008, to Amended and Restated Indenture, dated as of July 28, 2005, among Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc. as Guarantor, and U.S. Bank National Association, as Trustee, relating to the Floating Rate Contingent Convertible Senior Notes due 2024. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007)

4.16	Third Supplemental Indenture, dated as of January 28, 2008, to Amended and Restated Indenture, dated as of July 28, 2005, among Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc. as Guarantor, and U.S. Bank National Association, as Trustee, relating to the Floating Rate Contingent Convertible Senior Notes due 2024. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed January 28, 2008)

4.17	Indenture, dated as of May 27, 2005, between Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.625% Senior Notes due 2015. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed June 3, 2005.)

Exhibit Number	Exhibit Description

4.18	First Supplemental Indenture, dated as of August 19, 2005, to Indenture, dated as of May 27, 2005, between Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.625% Senior Notes due 2015. (Incorporated by reference to the exhibit to the Registration Statement on Form S-4 of Harrah’s Entertainment, Inc., File No. 333-127840, filed August 25, 2005.)

4.19	Second Supplemental Indenture, dated as of September 28, 2005, to Indenture, dated as of May 27, 2005, between Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.625% Senior Notes due 2015. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K, filed October 3, 2005.)

4.20	Indenture dated as of September 28, 2005, among Harrah’s Operating Company, Inc., as Issuer, Harrah’s Entertainment, Inc., as Guarantor, and U.S. Bank National Association, as Trustee, relating to the 5.75% Senior Notes due 2017. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed October 3, 2005.)

4.21	Indenture, dated as of June 9, 2006, between Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. National Bank Association, as Trustee, relating to the 6.50% Senior Notes due 2016. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed June 14, 2006.)

4.22	Officers’ Certificate, dated as of June 9, 2006, pursuant to Sections 301 and 303 of the Indenture dated as of June 9, 2006 between Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. National Bank Association, as Trustee, relating to the 6.50% Senior Notes due 2016. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed June 14, 2006.)

4.23	Indenture, dated as of February 1, 2008, by and among Harrah’s Operating Company, Inc., the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee, relating to the 10.75% Senior Cash Pay Notes due 2016 and 10.75%/11.5% Senior Toggle Notes due 2018. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed February 4, 2008.)

4.24	First Supplemental Indenture, dated as of June 12, 2008, by and among Harrah’s Operating Company, Inc., the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee, relating to the 10.75% Senior Cash Pay Notes due 2016 and 10.75%/11.5% Senior Toggle Notes due 2018. (Incorporated by reference to the exhibit filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.)

4.25	Second Supplemental Indenture, dated as of January 9, 2009, by and among Harrah’s Operating Company, Inc., the Guarantors (as defined therein) and U.S. Bank National Association, as Trustee relating to the 10.75% Senior Notes due 2016 and 10.75%/11.5% Senior Toggle Notes due 2018. (Incorporated by reference to the exhibit filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.)

4.26	Third Supplemental Indenture, dated as of March 26, 2009, by and among Harrah’s Operating Company, Inc., the Note Guarantors (as defined therein) and U.S. Bank National Association, as Trustee relating to the 10.75% Senior Notes due 2016 and 10.75%/11.5% Senior Toggle Notes due 2018. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed June 30, 2009.)

Exhibit Number	Exhibit Description

4.27	Indenture, dated as of December 24, 2008, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. Bank National Association, as Trustee, relating to the 10.00% Second-Priority Senior Secured Notes due 2018 and 10.00% Second-Priority Senior Secured Notes due 2015. (Incorporated by reference to the exhibit filed with Company’s Registration Statement on Form S-4/A, filed December 24, 2008.)

4.28	First Supplemental Indenture, dated as of July 22, 2009, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. Bank National Association, as Trustee, relating to the 10.00% Second-Priority Senior Secured Notes due 2018 and 10.00% Second-Priority Senior Secured Notes due 2015. (Incorporated by reference to the exhibit filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.)

4.29	Collateral Agreement, dated as of December 24, 2008, by and among Harrah’s Operating Company, Inc. as Issuer, each Subsidiary of the Issuer identified therein, and U.S. Bank National Association, as Collateral Agent. (Incorporated by reference to the exhibit filed with the Company’s Registration Statement on Form S-4/A, filed December 24, 2008.)

4.30	Indenture, dated as of April 15, 2009, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. Bank National Association, as trustee and collateral agent. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed April 20, 2009.)

4.31	First Supplemental Indenture, dated May 18, 2009, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. Bank National Association, as trustee relating to the 10.00% Second-Priority Senior Secured Notes due 2018. (Incorporated by reference to the exhibit filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.)

4.32	Registration Rights Agreement, dated as of December 24, 2008, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc., Citigroup Global Markets Inc., as lead dealer manager, and Banc of America Securities LLC, as joint dealer manager. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed December 30, 2008.)

4.33	Registration Rights Agreement, dated as of April 15, 2009, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as dealer managers. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed April 20, 2009.)

4.34	Indenture, dated as of June 10, 2009, by and among Harrah’s Operating Escrow LLC, Harrah’s Escrow Corporation, Harrah’s Entertainment, Inc. and U.S. Bank National Association, as trustee, relating to the 11.25% Senior Secured Notes due 2017. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed June 15, 2009.)

4.35	Supplemental Indenture, dated as of June 10, 2009, by and among Harrah’s Operating Company, Inc. and U.S. Bank National Association, as trustee, relating to the 11.25% Senior Secured Notes due 2017. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed June 15, 2009.)

4.36	Second Supplemental Indenture, dated as of September 11, 2009, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and U.S. Bank National Association, as trustee, relating to the 11.25% Senior Secured Notes due 2017. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed September 17, 2009.)

4.37	Registration Rights Agreement, dated as of June 10, 2009, by and among Harrah’s Operating Escrow LLC, Harrah’s Escrow Corporation, Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and Banc of America Securities LLC, as representative of the initial purchasers. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed June 15, 2009.)

Exhibit Number	Exhibit Description

4.38	Registration Rights Agreement, dated as of September 11, 2009, by and among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc. and J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of the initial purchasers. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed September 17, 2009.)

4.39	Indenture, dated as of April 16, 2010, among Harrah’s Operating Escrow LLC, Harrah’s Escrow Corporation, Harrah’s Entertainment, Inc. and U.S. Bank National Association, as trustee, relating to the 12.75 Second-Priority Senior Secured Notes due 2018 (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed on April 22, 2010.)

4.40	Registration Rights Agreement, dated as of April 16, 2010, by and among Harrah’s Operating Escrow LLC, Harrah’s Escrow Corporation, Harrah’s Entertainment, Inc., Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the initial purchasers (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed on April 22, 2010.)

4.41	Stockholders’ Agreement, dated as of January 28, 2008, by and among Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC, TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC, Co-Invest Hamlet Holdings, Series LLC, Co-Invest Hamlet Holdings B, LLC, Hamlet Holdings LLC and Harrah’s Entertainment, Inc., and, solely with respect to Sections 3.01 and 6.07, Apollo Investment Fund VI, L.P. and TPG V Hamlet AIV, L.P. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K/A filed February 7, 2008.)

4.42	Services Agreement, dated as of January 28, 2008, by and among Harrah’s Entertainment, Inc., Apollo Management VI, L.P., Apollo Alternative Assets, L.P. and TPG Capital, L.P. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K/A filed February 7, 2008.)

4.43	Management Investor Rights Agreement, dated as of January 28, 2008, by and among Harrah’s Entertainment, Inc., Apollo Hamlet Holdings, LLC, Apollo Hamlet Holdings B, LLC, TPG Hamlet Holdings, LLC, TPG Hamlet Holdings B, LLC, Hamlet Holdings LLC and the stockholders that are parties thereto (Incorporated by reference to Exhibit 4.2 to Harrah’s Entertainment, Inc.’s Registration Statement on Form S-8 filed January 31, 2008.)

4.44	Supplemental Indenture, dated as of May 20, 2010, by and among Harrah’s Operating Company, Inc. and U.S. Bank National Association, as trustee. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed May 24, 2010.)

4.45	Joinder to Registration Rights Agreement, dated as of May 20, 2010, by and among Harrah’s Operating Company, Inc. and Citigroup Global Markets Inc., Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as representatives of the initial purchasers. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed May 24, 2010.)

4.46	Amended Services Agreement, by and among Caesars Entertainment Corporation, Apollo Management VI, L.P., Apollo Alternative Assets, L.P. and TPG Capital, L.P. (to be filed by amendment)

5.1	Opinion of O’Melveny & Myers LLP (to be filed by amendment)

Exhibit Number	Exhibit Description

10.1	Credit Agreement, dated as of January 28, 2008, by and among Hamlet Merger Inc., Harrah’s Operating Company, Inc. as Borrower, the Lenders party thereto from time to time, Bank of America, N.A., as Administrative Agent and Collateral Agent, Deutsche Bank AG New York Branch, as Syndication Agent, and Citibank, N.A., Credit Suisse, Cayman Islands Branch, JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding, Inc., and Bear Sterns Corporate Lending, Inc., as Co-Documentation Agents. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K/A filed February 7, 2008.)

10.2	Amendment and Waiver to Credit Agreement, dated as of June 3, 2009, among Harrah’s Operating Company, Inc., Harrah’s Entertainment, Inc., the lenders from time to time party thereto (the “Lenders”), Bank of America, N.A, as administrative agent, and the other parties thereto. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K/A filed June 11, 2009.)

10.3	Incremental Facility Amendment, dated as of September 26, 2009 to the Credit Agreement dated as of January 28, 2008. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed September 29, 2009.)

10.4	Amended and Restated Collateral Agreement dated and effective as of January 28, 2008 (as amended and restated on June 10, 2009), among Harrah’s Operating Company, Inc., each Subsidiary Party that is party thereto and Bank of America, N.A., as Collateral Agent. (Incorporated by reference to the exhibit to the Registrant’s Current Report on Form 8-K/A filed June 11, 2009.)

10.5	Amended and Restated Guaranty and Pledge Agreement dated and effective as of January 28, 2008 (as amended and restated on June 10, 2009), made by Harrah’s Entertainment, Inc. (as successor to Hamlet Merger Inc.) in favor of Bank of America, N.A., as Administrative Agent and Collateral Agent. (Incorporated by reference to the exhibit to the Registrant’s Current Report on Form 8-K/A filed June 11, 2009.)

10.6	Intercreditor Agreement, dated as of January 28, 2008 by and among Bank of America, N.A. as administrative agent and collateral agent under the Credit Agreement, Citibank, N.A. as administrative agent under the Bridge-Loan Agreement and U.S. Bank National Association as Trustee under the Indenture. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.)

10.7	Intercreditor Agreement, dated as of December 24, 2008 among Bank of America, N.A. as Credit Agreement Agent, each Other First Priority Lien Obligations Agent from time to time, U.S. Bank National Association as Trustee and each collateral agent for any Future Second Lien Indebtedness from time to time. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.)

10.8	Joinder and Supplement to the Intercreditor Agreement, dated as of April 15, 2009 by and among U.S. Bank National Association , as new trustee, U.S. Bank National Association, as Trustee under the Intercreditor Agreement, Bank of America, N.A., as Credit Agreement Agent under the Intercreditor Agreement, and any other First Lien Agent and Second Priority Agent from time to time party to the Intercreditor Agreement. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed April 20, 2009.)

10.9	First Lien Intercreditor Agreement, dated as of June 10, 2009, by and among Bank of America, N.A., as collateral agent for the First Lien Secured Parties and as Authorized Representative for the Credit Agreement Secured Parties, U.S. Bank National Association, as Authorized Representative for the Initial Other First Lien Secured Parties, and each additional Authorized Representative from time to time party to the First Lien Intercreditor Agreement. (Incorporated by reference to the exhibit to the Registrant’s Current Report on Form 8-K/A filed June 11, 2009.)

Exhibit Number	Exhibit Description

10.10	Joinder and Supplement to Intercreditor Agreement, by and among U.S. Bank National Association, as new trustee, U.S. Bank National Association, as Trustee under the Intercreditor Agreement, Bank of America, N.A., as Credit Agreement Agent under the Intercreditor Agreement, U.S. Bank National Association as a Second Priority Agent under the Intercreditor Agreement and any other First Lien Agent and Second Priority Agent from time to time party to the Intercreditor Agreement. (Exhibit A thereto incorporated by reference to exhibit 10.4 to the Registrant’s Annual Report on Form 10-K filed March 17, 2009.) (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed June 15, 2009.)

10.11	Joinder and Supplement to the Intercreditor Agreement, dated as of September 11, 2009 by and among U.S. Bank National Association , as new trustee, U.S. Bank National Association, as Trustee under the Intercreditor Agreement, Bank of America, N.A., as Credit Agreement Agent under the Intercreditor Agreement, and any other First Lien Agent and Second Priority Agent from time to time party to the Intercreditor Agreement. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed September 17, 2009.)

10.12	Other First Lien Secured Party Consent, dated as of September 11, 2009, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Amended and Restated Collateral Agreement dated and effective as of January 28, 2008 (as amended and restated on June 10, 2009). (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed September 17, 2009.)

10.13	Other First Lien Secured Party Consent, dated as of September 11, 2009, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Amended and Restated Guaranty and Pledge Agreement dated and effective as of January 28, 2008 (as amended and restated on June 10, 2009). (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K, filed September 17, 2009.)

10.14	Guaranty Agreement, dated February 19, 2010, by and between Harrah’s Entertainment, Inc. and Wells Fargo Bank, N.A., as trustee for The Credit Suisse First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, series 2007-TFL2. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed February 25, 2010.)

10.15	Employment Agreement, made as of January 28, 2008, and amended on March 13, 2009, by and between Harrah’s Entertainment, Inc. and Gary W. Loveman. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.)

10.16	Rollover Option Agreement, dated as of January 28, 2008, by and between Harrah’s Entertainment, Inc. and Gary W. Loveman. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K/A filed February 7, 2008.)

10.17	Form of Employment Agreement between Harrah’s Operating Company, Inc. and Jonathan S. Halkyard, Thomas M. Jenkin and John W. R. Payne. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed April 11, 2008.)

10.18	Employment Agreement made as of October 14, 2009 between Harrah’s Operating Company, Inc. and Peter E. Murphy. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.)

10.19	Form of Indemnification Agreement entered into by Harrah’s Entertainment, Inc. and each of its directors, executive officers and certain other officers. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed October 6, 2008.)

10.20	Financial Counseling Plan of Harrah’s Entertainment, Inc. as amended June 1996. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1995.)

Exhibit Number	Exhibit Description

10.21	Summary Plan Description of Executive Term Life Insurance Plan. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996.)

10.22	Harrah’s Entertainment, Inc. 2009 Senior Executive Incentive Plan, effective January 1, 2009. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed December 15, 2008.)

10.23	Trust Agreement dated June 20, 2001 by and between Harrah’s Entertainment, Inc. and Wells Fargo Bank Minnesota, N.A. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.)

10.24	Escrow Agreement, dated February 6, 1990, by and between The Promus Companies Incorporated, certain subsidiaries thereof, and Sovran Bank, as escrow agent (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 1989.)

10.25	Amendment to Escrow Agreement dated as of October 29, 1993 among The Promus Companies Incorporated, certain subsidiaries thereof, and NationsBank, formerly Sovran Bank. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993.)

10.26	Amendment, dated as of June 7, 1995, to Escrow Agreement among The Promus Companies Incorporated, certain subsidiaries thereof and NationsBank. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed June 15, 1995.)

10.27	Amendment, dated as of July 18, 1996, to Escrow Agreement between Harrah’s Entertainment, Inc. and NationsBank. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.)

10.28	Amendment, dated as of October 30, 1997, to Escrow Agreement between Harrah’s Entertainment, Inc., Harrah’s Operating Company, Inc. and NationsBank. (Incorporated by reference from the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed March 10, 1998, File No. 1-10410.)

10.29	Amendment to Escrow Agreement, dated April 26, 2000, between Harrah’s Entertainment, Inc. and Wells Fargo Bank Minnesota, N.A., Successor to Bank of America, N.A. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.)

10.30	Letter Agreement with Wells Fargo Bank Minnesota, N.A., dated August 31, 2000, concerning appointment as Escrow Agent under Escrow Agreement for deferred compensation plans. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.)

10.31	Harrah’s Entertainment, Inc. Amended and Restated Executive Deferred Compensation Trust Agreement dated January 11, 2006 by and between Harrah’s Entertainment, Inc. and Wells Fargo Bank, N.A. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007)

10.32	Amendment to the Harrah’s Entertainment, Inc. Amended and Restated Executive Deferred Compensation Trust Agreement effective January 28, 2008 by and between Harrah’s Entertainment, Inc. and Wells Fargo Bank, N.A. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007)

Exhibit Number	Exhibit Description

10.33	Amendment and Restatement of Harrah’s Entertainment, Inc. Executive Deferred Compensation Plan, effective August 3, 2007. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.)

10.34	Amendment and Restatement of Harrah’s Entertainment, Inc. Deferred Compensation Plan, effective as of August 3, 2007. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.)

10.35	Amendment and Restatement of Park Place Entertainment Corporation Executive Deferred Compensation Plan, effective as of August 3, 2007. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.)

10.36	Amendment and Restatement of Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan, effective as of August 3, 2007. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.)

10.37	Amendment and Restatement of Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II, effective as of August 3, 2007. (Incorporated by reference to the exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.)

10.38	First Amendment to the Amendment and Restatement of Harrah’s Entertainment, Inc. Amendment and Restatement of Harrah’s Entertainment, Inc. Executive Supplemental Savings Plan II, effective as of February 9, 2009. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed February 13, 2009.)

10.39	Harrah’s Entertainment, Inc. Management Equity Incentive Plan, as amended February 23, 2010. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed March 1, 2010.)

10.40	Stock Option Grant Agreement dated February 27, 2008 between Gary W. Loveman and Harrah’s Entertainment, Inc. (Incorporated by reference to the exhibit filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.)

10.41	Stock Option Grant Agreement dated February 27, 2008 between Jonathan S. Halkyard and Harrah’s Entertainment, Inc. (Incorporated by reference to the exhibit filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.)

10.42	Stock Option Grant Agreement dated February 27, 2008 between Thomas M. Jenkin and Harrah’s Entertainment, Inc. (Incorporated by reference to the exhibit filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.)

10.43	Form of Stock Option Grant Agreement dated July 1, 2008 between Harrah’s Entertainment, Inc. and each of Lynn C. Swann and Christopher J. Williams. (Incorporated by reference to the exhibit filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.)

10.44	Stock Option Grant Agreement dated December 1, 2009 between Peter E. Murphy and Harrah’s Entertainment, Inc. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.)

10.45	Form of Stock Option Grant Agreement dated March 1, 2010 between Harrah’s Entertainment, Inc. and each of Gary W. Loveman, Jonathan S. Halkyard, Thomas M. Jenkin, John W. R. Payne, and Peter E. Murphy. (Incorporated by reference to the exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.)

Exhibit Number	Exhibit Description

10.46	Joinder and Supplement to the Intercreditor Agreement, dated as of May 20, 2010, by and among U.S. Bank National Association, as new trustee, U.S. Bank National Association, as second priority agent, Bank of America, N.A., as credit agreement agent and U.S. Bank National Association, as other first priority lien obligations agent. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed May 24, 2010.)

10.47	Additional Secured Party Consent, dated as of May 20, 2010, by U.S. Bank National Association, as agent or trustee for persons who shall become “Secured Parties” under the Collateral Agreement dated as of December 24, 2008. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K May 24, 2010.)

10.48	Investment and Exchange Agreement, dated as of June 3, 2010, among Harrah’s Entertainment, Inc., Harrah’s BC, Inc. and Paulson & Co. Inc., on behalf of the several investment funds and accounts managed by it. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed June 7, 2010.)

10.49	Investment and Exchange Agreement, dated as of June 3, 2010, among Harrah’s Entertainment, Inc., Harrah’s BC, Inc., Apollo Management VI, L.P., on behalf of certain affiliated investment funds, and TPG Capital, L.P., on behalf of certain affiliated investment funds. (Incorporated by reference to the exhibit to the Company’s Current Report on Form 8-K filed June 7, 2010.)

10.50	Amended and Restated Loan Agreement, dated as of February 19, 2010, between PHW Las Vegas, LLC and Wells Fargo Bank, N.A. as trustee for the Credit Suite First Boston Mortgage Securities Corp. Commercial Pass-Through Certificates, Series 2007-TFL2. (Incorporated by reference to the exhibit filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.)

10.51	Second Amended and Restated Loan Agreement dated as of August 31, 2010, among Harrah’s Las Vegas Propco, LLC, Harrah’s Atlantic City Propco, LLC, Rio Propco, LLC, Flamingo Las Vegas Propco, LLC, Harrah’s Laughlin Propco, LLC, and Paris Las Vegas Propco, LLC, as Borrower, JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Merrill Lynch Mortgage Lending, Inc., Goldman Sachs Mortgage Company, Morgan Stanley Mortgage Capital Holdings LLC, German American Capital Corporation, and Bank of America, N.A., as Collateral Agent. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

10.52	Second Amended and Restated First Mezzanine Loan Agreement dated as of August 31, 2010, among Harrah’s Las Vegas Mezz 1, LLC, Harrah’s Atlantic City Mezz 1, LLC, Rio Mezz 1, LLC, Flamingo Las Vegas Mezz 1, LLC, Harrah’s Laughlin Mezz 1, LLC, and Paris Las Vegas Mezz 1, LLC, as Borrower, JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Merrill Lynch Mortgage Lending, Inc., Goldman Sachs Mortgage Company, Blackstone Special Funding (Ireland), and Bank of America, N.A., as Collateral Agent. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

10.53	Second Amended and Restated Second Mezzanine Loan Agreement dated as of August 31, 2010, among Harrah’s Las Vegas Mezz 2, LLC, Harrah’s Atlantic City Mezz 2, LLC, Rio Mezz 2, LLC, Flamingo Las Vegas Mezz 2, LLC, Harrah’s Laughlin Mezz 2, LLC, and Paris Las Vegas Mezz 2, LLC, as Borrower, JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Merrill Lynch Mortgage Lending, Inc., Goldman Sachs Mortgage Company, Blackstone Special Funding (Ireland), and Bank of America, N.A., as Collateral Agent. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

Exhibit Number	Exhibit Description

10.54	Second Amended and Restated Third Mezzanine Loan Agreement dated as of August 31, 2010, among Harrah’s Las Vegas Mezz 3, LLC, Harrah’s Atlantic City Mezz 3, LLC, Rio Mezz 3, LLC, Flamingo Las Vegas Mezz 3, LLC, Harrah’s Laughlin Mezz 3, LLC, and Paris Las Vegas Mezz 3, LLC, as Borrower, JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Merrill Lynch Mortgage Lending, Inc., Goldman Sachs Mortgage Company, Blackstone Special Funding (Ireland), and Bank of America, N.A., as Collateral Agent. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

10.55	Second Amended and Restated Fourth Mezzanine Loan Agreement dated as of August 31, 2010, among Harrah’s Las Vegas Mezz 4, LLC, Harrah’s Atlantic City Mezz 4, LLC, Rio Mezz 4, LLC, Flamingo Las Vegas Mezz 4, LLC, Harrah’s Laughlin Mezz 4, LLC, and Paris Las Vegas Mezz 4, LLC, as Borrower, JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Merrill Lynch Mortgage Lending, Inc., Goldman Sachs Mortgage Company, Blackstone Special Funding (Ireland), and Bank of America, N.A., as Collateral Agent. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

10.56	Second Amended and Restated Fifth Mezzanine Loan Agreement dated as of August 31, 2010, among Harrah’s Las Vegas Mezz 5, LLC, Harrah’s Atlantic City Mezz 5, LLC, Rio Mezz 5, LLC, Flamingo Las Vegas Mezz 5, LLC, Harrah’s Laughlin Mezz 5, LLC, and Paris Las Vegas Mezz 5, LLC, as Borrower, Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Goldman Sachs Mortgage Company, Blackstone Special Funding (Ireland), German American Capital Corporation, and Bank of America, N.A., as Collateral Agent. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

10.57	Second Amended and Restated Sixth Mezzanine Loan Agreement dated as of August 31, 2010, among Harrah’s Las Vegas Mezz 6, LLC, Harrah’s Atlantic City Mezz 6, LLC, Rio Mezz 6, LLC, Flamingo Las Vegas Mezz 6, LLC, Harrah’s Laughlin Mezz 6, LLC, and Paris Las Vegas Mezz 6, LLC, as Borrower, Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Goldman Sachs Mortgage Company, German American Capital Corporation, and Bank of America, N.A., as Collateral Agent. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

10.58	Second Amended and Restated Seventh Mezzanine Loan Agreement dated as of August 31, 2010, among Harrah’s Las Vegas Mezz 7, LLC, Harrah’s Atlantic City Mezz 7, LLC, Rio Mezz 7, LLC, Flamingo Las Vegas Mezz 7, LLC, Harrah’s Laughlin Mezz 7, LLC, and Paris Las Vegas Mezz 7, LLC, as Borrower, Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Goldman Sachs Mortgage Company, and Bank of America, N.A., as Collateral Agent. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

10.59	Second Amended and Restated Eighth Mezzanine Loan Agreement dated as of August 31, 2010, among Harrah’s Las Vegas Mezz 8, LLC, Harrah’s Atlantic City Mezz 8, LLC, Rio Mezz 8, LLC, Flamingo Las Vegas Mezz 8, LLC, Harrah’s Laughlin Mezz 8, LLC, and Paris Las Vegas Mezz 8, LLC, as Borrower, Goldman Sachs Mortgage Company, and Bank of America, N.A., as Collateral Agent. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

Exhibit Number	Exhibit Description

10.60	Second Amended and Restated Ninth Mezzanine Loan Agreement dated as of August 31, 2010, among Harrah’s Las Vegas Mezz 9, LLC, Harrah’s Atlantic City Mezz 9, LLC, Rio Mezz 9, LLC, Flamingo Las Vegas Mezz 9, LLC, Harrah’s Laughlin Mezz 9, LLC, and Paris Las Vegas Mezz 9, LLC, as Borrower, Goldman Sachs Mortgage Company, and Bank of America, N.A., as Collateral Agent. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

10.61	Note Sales Agreement dated as of August 31, 2010, among each first mezzanine lender, each second mezzanine lender, each third mezzanine lender, fourth mezzanine lender, fifth mezzanine lender, sixth mezzanine lender, seventh mezzanine lender, eighth mezzanine lender and ninth mezzanine lender, and specified mezzanine lender, Harrah’s Entertainment, Inc., each Mortgage Loan Borrower, each Mezzanine Borrower and each Operating Company. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

10.62	Form of Management Agreement entered into between each Mortgage Loan Borrower and its respective Operating Company. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

10.63	Form of Amended and Restated Operating Lease (Hotel Component) entered into between each Mortgage Loan Borrower, its respective Operating Company and its respective Management Company. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

10.64	Form of Amended and Restated Operating Lease (Casino Component) entered into between each Mortgage Loan Borrower, its respective Operating Company and its respective Management Company. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

10.65	Agreement Among Mortgage Noteholders, dated August 31, 2010, among JPMorgan Chase Bank, N.A., as Note A-1 Holder, Bank of America, N.A., as Note A-2 Holder, Citibank, N.A., as Note A-3 Holder, Credit Suisse, Cayman Islands Branch, as Note A-4 Holder, German American Capital Corporation, as Note A-5 Holder, Merrill Lynch Mortgage Lending, Inc., as Note A-6 Holder, JP Morgan Chase Bank, N.A., as Note A-7 Holder, Goldman Sachs Mortgage Company, as Note A-9 Holder, Bank of America, N.A., as Collateral Agent, and Bank of America, N.A. as Servicer. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

10.66	Agreement Among First Mezzanine Noteholders, dated August 31, 2010, among JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Merrill Lynch Mortgage Lending, Inc., Goldman Sachs Mortgage Company, Blackstone Special Funding (Ireland), and Bank of America, N.A., as Collateral Agent. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

10.67	Agreement Among Second Mezzanine Noteholders, dated August 31, 2010, among JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Merrill Lynch Mortgage Lending, Inc., Goldman Sachs Mortgage Company, Blackstone Special Funding (Ireland), and Bank of America, N.A., as Collateral Agent. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

Exhibit Number	Exhibit Description

10.68	Agreement Among Third Mezzanine Noteholders, dated August 31, 2010, among JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Merrill Lynch Mortgage Lending, Inc., Goldman Sachs Mortgage Company, Blackstone Special Funding (Ireland), and Bank of America, N.A., as Collateral Agent. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

10.69	Agreement Among Fourth Mezzanine Noteholders, dated August 31, 2010, among JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Merrill Lynch Mortgage Lending, Inc., Goldman Sachs Mortgage Company, Blackstone Special Funding (Ireland), and Bank of America, N.A., as Collateral Agent. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

10.70	Agreement Among Fifth Mezzanine Noteholders, dated August 31, 2010, among Citibank, N.A., Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Goldman Sachs Mortgage Company, Blackstone Special Funding (Ireland), German American Capital Corporation, and Bank of America, N.A., as Collateral Agent. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

10.71	Agreement Among Sixth Mezzanine Noteholders, dated August 31, 2010, among Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Goldman Sachs Mortgage Company, German American Capital Corporation, and Bank of America, N.A., as Collateral Agent. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

10.72	Agreement Among Seventh Mezzanine Noteholders, dated August 31, 2010, among Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), Goldman Sachs Mortgage Company, and Bank of America, N.A., as Collateral Agent. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

10.73	Intercreditor Agreement, dated August 31, 2010, among the senior lender, first mezzanine lender, second mezzanine lender, third mezzanine lender, fourth mezzanine lender, fifth mezzanine lender, sixth mezzanine lender, seventh mezzanine lender, eighth mezzanine lender, and ninth mezzanine lender. (Incorporated by reference to the exhibit filed with the Company’s Current Report on Form 8-K filed on September 3, 2010.)

*10.74	Caesars Entertainment Corporation 2010 Performance Incentive Plan.

10.75	Form of Indemnification Agreement entered into by Caesars Entertainment Corporation and each of its directors, executive officers and certain other officers (to be filed by amendment).

*21	List of subsidiaries of Harrah’s Entertainment, Inc.

*23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of O’Melveny & Myers LLP (to be filed by amendment).

**24	Powers of Attorney (previously filed and included in this Registration Statement under “Signatures”).

*99.1	Consent of Jinlong Wang.

*99.2	Consent of David B. Sambur.

*	Filed herewith.
**	Previously filed.